As filed with the U.S. Securities and Exchange Commission on September 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERIMETER SOLUTIONS, SA

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	2800	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12E rue Guillaume Kroll, L-1882 Luxembourg

Grand Duchy of Luxembourg

352 2668 62-1

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry Lederman

8000 Maryland Avenue

Suite 350

Clayton, Missouri 63105

(314) 396-7343

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan I. Annex, Esq. Flora R. Perez, Esq. Brian J. Gavsie, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, Florida 33131 (305) 579-0500	Tim Cruickshank, Esq. Jeffrey A. Fine, Esq. Jeremy S. Liss, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company and emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Ordinary Shares (3)(4)	40,832,600	$12.50(5)	$510,407,500 (5)	$55,685.46
Warrants to purchase Ordinary Shares (4)(6)	34,020,000(7)	$0.18(7)	$6,123,600(7)	668.08(7)
Ordinary Shares issuable upon exercise of warrants (4)(8)	8,505,000	$12.00(9)	—	—(9)
Total			$516,531,100	$56,353.54(10)

(1)

All securities being registered will be issued by Perimeter Solutions, SA, a newly-formed public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“Holdco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things, (a) EverArc (BVI) Merger Sub Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands and a wholly-owned subsidiary of Holdco (“Merger Sub”) will merge with and into EverArc Holdings Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands and the parent company of Holdco (“EverArc”), with EverArc surviving such merger as a direct wholly-owned subsidiary of Holdco (the “Merger”); (b) in the context of such Merger, all ordinary shares of EverArc (the “EverArc Ordinary Shares”) outstanding immediately prior to the Merger shall be exchanged for ordinary shares of Holdco (the “Holdco Ordinary Shares”); (c) SK Invictus Holdings, S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg (“SK Holdings”) will (i) contribute a portion of its ordinary shares in SK Invictus Intermediate S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg (“Perimeter”) to Holdco in exchange for preferred shares of Holdco and (ii) sell its remaining ordinary shares in Perimeter to Holdco for cash and (d) all of the outstanding warrants of EverArc (“EverArc Warrants”), in each case, entitling the holder thereof to purchase one-fourth of an EverArc Ordinary Share at an exercise price of $12.00 per whole EverArc Ordinary Share, will be converted into the right to purchase one-fourth of a Holdco Ordinary Share on substantially the same terms as the EverArc Warrants (the “Holdco Warrants”).

(2)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.
(3)

Represents Holdco Ordinary Shares issuable in exchange for all outstanding EverArc Ordinary Shares in connection with the Merger. The EverArc Founder Shares will automatically convert into EverArc Ordinary Shares on a one-for-one basis in connection with the Business Combination.

(4)	Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)

Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying $12.50, which represents the average of the high and low prices of EverArc Ordinary Shares on the London Stock Exchange on August 24, 2021, by 40,832,600, the estimated number of shares of EverArc Ordinary Shares that will be outstanding immediately prior to the closing of the Business Combination.

(6)	EverArc Warrants will automatically convert into Holdco Warrants upon consummation of the Business Combination as described in the prospectus included herein.
(7)

The maximum number of Holdco Warrants and Holdco Ordinary Shares of the registrant issuable upon exercise of the Holdco Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Holdco Warrants has been allocated to the Holdco Ordinary Shares underlying such warrants and those Holdco Ordinary Shares are included in the registration fee as calculated in footnote (8) below.

(8)

Consists of Holdco Ordinary Shares issuable upon exercise of Holdco Warrants. Each Holdco Warrant will entitle the warrant holder to purchase one-fourth of a Holdco Ordinary Share at a price of $12.00 per whole Holdco Ordinary Share (subject to adjustment).

(9)

No separate registration fee is required pursuant to Rule 457(g) under the Securities Act. Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Holdco Ordinary Shares underlying the Holdco Warrants is calculated based on an exercise price of $12.00 per share.

(10)	Paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2021

PRELIMINARY PROSPECTUS

Perimeter Solutions, SA

49,337,600 Ordinary Shares

34,020,000 Warrants

This prospectus relates to the issuance of (i) 40,832,600 ordinary shares of Perimeter Solutions, SA, a newly-formed public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“Holdco”), (ii) 34,020,000 Holdco Warrants (as defined below) to purchase Holdco Ordinary Shares (as defined below) and (iii) 8,505,000 Holdco Ordinary Shares issuable upon exercise of the Holdco Warrants, in each case, in connection with the business combination described in this prospectus (the “Business Combination”).

On June 15, 2021, we entered into a Business Combination Agreement with EverArc Holdings Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands and the parent company of Holdco (“EverArc”), SK Invictus Holdings S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg (“SK Holdings”), SK Invictus Intermediate S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg (“Perimeter”), and EverArc (BVI) Merger Sub Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands and a wholly-owned subsidiary of Holdco (“Merger Sub”) (such agreement, as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement:

•

on the business day prior to the closing of the Business Combination, Merger Sub will merge with and into EverArc, with EverArc surviving such merger as a direct wholly-owned subsidiary of Holdco (the “Merger”);

•

pursuant to the Merger, all ordinary shares of EverArc (the “EverArc Ordinary Shares”) outstanding immediately prior to the Merger shall be exchanged for ordinary shares of Holdco (the “Holdco Ordinary Shares”);

•

SK Holdings will (i) contribute a portion of its ordinary shares in Perimeter to Holdco in exchange for preferred shares of Holdco and (ii) sell its remaining ordinary shares in Perimeter to Holdco for cash; and

•

all of the outstanding warrants of EverArc (“EverArc Warrants”), in each case, entitling the holder thereof to purchase one-fourth of an EverArc Ordinary Share at an exercise price of $12.00 per whole EverArc Ordinary Share, will be converted into the right to purchase Holdco Ordinary Shares on substantially the same terms as the EverArc Warrants (the “Holdco Warrants”).

In connection with the execution of the Business Combination Agreement, EverArc, SK Holdings and Holdco entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of institutional investors, investors affiliated with SK Holdings and individual accredited investors (collectively, the “EverArc Subscribers”), pursuant to which the EverArc Subscribers agreed to purchase an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share which will be converted into Holdco Ordinary Shares in connection with the closing of the Business Combination. In addition, members of management of Perimeter (collectively, the “Management Subscribers” and together with the EverArc Subscribers, the “PIPE Subscribers”) agreed to purchase an aggregate of 1,100,212 Holdco Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination.

In connection with the execution of the Business Combination, EverArc obtained a debt commitment letter from certain financial institutions pursuant to which the banks party to the debt commitment letter have agreed to provide financing for the Business Combination through a senior secured revolving credit facility and a senior secured first lien increasing rate bridge facility as further described in this prospectus.

The EverArc Ordinary Shares and EverArc Warrants are currently listed on the Official List of the UK Financial Conduct Authority and admitted to trading on the main market of the London Stock Exchange (“LSE”) under the symbols “EVRA” and “EVWA,” respectively. Holdco intends to apply to list the Holdco Ordinary Shares and Holdco Warrants on either the New York Stock Exchange or Nasdaq Stock Market.

No action or vote of the EverArc shareholders is required to effect the Business Combination. We are not asking you for a proxy and you are requested not to send us a proxy. See “The Business Combination.”

Investing in our ordinary shares and warrants involves risks. See “Risk Factors” beginning on page 24 of this prospectus. You are encouraged to read this prospectus carefully.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Holdco is an “emerging growth company” as defined under U.S. federal securities laws and, as such, has elected to comply with certain reduced public company reporting requirements with respect to the registration statement.

Prospectus dated             , 2021

i

ABOUT THIS PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Holdco, constitutes a prospectus of Holdco under Section 5 of the Securities Act, with respect to the Holdco Ordinary Shares and Holdco Warrants (to be issued to the EverArc shareholders if the Business Combination described herein is consummated) and the Holdco Ordinary Shares issuable upon exercise of the Holdco Warrants.

This document does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction or to any person to whom it would be unlawful to make such offer.

The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any persons in member states of the European Economic Area which apply Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (this Regulation together with any implementing measures in any member state, the “Prospectus Regulation”), unless they are qualified investors for the purposes of the Prospectus Regulation in such member state or in any other circumstances falling within Article 1(4) of the Prospectus Regulation, and no person in member states of the European Economic Area that is not a relevant person or qualified investor may act or rely on this document or any of its contents.

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us or Perimeter and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we or Perimeter will not assert our or their rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or an endorsement or sponsorship of us by, these other parties.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning Perimeter’s industry and business, as well as data regarding market research, estimates, and forecasts prepared by Perimeter’s management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which Perimeter operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, Perimeter obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, Perimeter does not expressly refer to the sources from which this data is derived. In that regard, when Perimeter refers to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which Perimeter paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While Perimeter has compiled, extracted, and reproduced industry data from these sources, Perimeter has not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to consummate the Business Combination;

•	the benefits from the Business Combination;

•	our ability to initially list, and once listed, maintain the listing of the Holdco Ordinary Shares on the Trading Market following the Business Combination;

•	the Company’s future financial performance following the Business Combination, including any expansion plans and opportunities;

•	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;

•	the ability of EverArc and the Company to consummate the PIPE or raise additional financing concurrently with the consummation of the Business Combination or otherwise in the future;

•	expectations concerning sources of revenue;

•	expectations about demand for fire retardant products, equipment and services;

•	the size of the markets in which we compete and potential opportunities in such markets;

•	our ability to foster highly responsive and collaborative relationships with existing and potential customers and stakeholders;

•	expectations concerning tax consequences of the Business Combination and other tax treatments;

•	expectations concerning certain of our products’ ability to protect life and property as population settlement locations change;

•	expectations concerning the markets in which we will operate in the coming years;

•	our ability to maintain a leadership position in any market following the consummation of the Business Combination;

•	the expected outcome of litigation matters and the effect of such claims on business, financial condition, results of operations or cash flows;

•

our ability to increase the size of our selling, general and administrative functions to support the growth of our business and whether administrative expenses will decrease as a percentage of revenue over time; and

•	expectations about compensation policies following the Business Combination.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause our actual results to differ include:

•	our substantial dependence on sales to the USDA Forest Service and the state of California and the risk of decreased sales to these customers;

•

changes in the regulation of the petrochemical industry, a downturn in the oil additives and/or fire-retardant end markets or our failure to accurately predict the frequency, duration, timing, and severity of changes in demand in such markets;

•	changes in customer relations or service levels;

•	improper conduct of, or use of our products, by employees, agents, government contractors or collaborators;

•	changes in the availability of products from our suppliers on a long-term basis;

•	production interruptions or shutdowns, which could increase our operating or capital expenditures or negatively impact the supply of our products resulting in reduced sales;

•	changes in the availability of third-party logistics suppliers for distribution, storage and transportation;

•	increases in supply and raw material costs, supply shortages, long lead times for components or supply changes;

•	failure to continuously innovate and to provide products that gain market acceptance, which may cause us to be unable to attract new customers or retain existing customers;

•	adverse effects on the demand for our products or services due to the seasonal or cyclical nature of our business or severe weather events;

•	introduction of new products, which are considered preferable, which could cause demand for some of our products to be reduced or eliminated;

•	current ongoing and future litigation, including multi-district litigation and other legal proceedings;

•	heightened liability and reputational risks due to certain of our products being provided to emergency services personnel and their use to protect lives and property;

•

future products liabilities claims where indemnity and insurance coverage could be inadequate or unavailable to cover these claims due to the fact that some of the products we produce may cause adverse health consequences;

•	compliance with export control or economic sanctions laws and regulations; or

•	environmental impacts and side effects of our products, which could have adverse consequences for our business.

FREQUENTLY USED TERMS

In this document:

“1915 Law” means the Luxembourg law of August 10, 1915 on commercial companies, as amended.

“Additional Offering” means EverArc’s placing of 6,800,000 EverArc Ordinary Shares, consummated on January 15, 2020 at a placing price of $10.50 per ordinary share.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 15, 2021 as may be amended, by and among EverArc, Perimeter, Holdco, Merger Sub and SK Holdings.

“Business Day” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in Luxembourg, Grand Duchy of Luxembourg, New York, NY, London, United Kingdom, or the British Virgin Islands.

“BVI Companies Act” means the BVI Business Companies Act, 2004 (as amended).

“Closing” means the consummation of the Business Combination.

“Closing Date” means the date upon which the Closing is to occur.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combined Company” means Holdco and its consolidated subsidiaries after giving effect to the Business Combination.

“Computershare BVI” means Computershare Investor Services (BVI) Limited, EverArc’s transfer agent and warrant agent prior to the Closing.

“Computershare UK” means Computershare Investor Services plc., EverArc’s depositary interest agent prior to the Closing.

“Computershare US” means Computershare Inc., Holdco’s transfer agent and warrant agent following the Closing.

“Contribution and Sale” means (i) the contribution by SK Holdings of part of its Perimeter Ordinary Shares to Holdco in exchange for Holdco Preferred Shares and (ii) the sale by SK Holdings of its remaining Perimeter Ordinary Shares to Holdco for cash.

“EverArc” refers to EverArc Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands.

“EverArc Articles” means the Memorandum and Articles of Association of EverArc.

“EverArc Founder Entity” means EverArc Founders, LLC, a Delaware limited liability company.

“EverArc Founders” means William N. Thorndike, Jr., W. Nicholas Howley, Tracy Britt Cool, Vivek Raj and Haitham Khouri.

“EverArc Founder Shares” means EverArc’s founder shares of no-par value having the rights, privileges and designations set out in the EverArc Articles.

“EverArc Ordinary Shares” means EverArc’s ordinary shares, no par value.

“EverArc Securities” means the EverArc Ordinary Shares and EverArc Warrants, collectively.

“EverArc Shares” means the EverArc Ordinary Shares and the EverArc Founder Shares, collectively.

“EverArc Subscribers” means the institutional investors, investors affiliated with SK Holdings and individual accredited investors that entered into Subscription Agreements with EverArc, SK Holdings and Holdco, to purchase an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share which will be converted into Holdco Ordinary Shares in connection with the closing of the Business Combination.

“EverArc Subscription Agreements” means the subscription agreements entered into with the EverArc Subscribers for the purchase of the PIPE Shares.

“EverArc Subscription Founder Entities” means TVR EverArc, LLC and Llanerch EverArc, LLC.

“EverArc Warrants” means the warrants issued in the IPO, each of which is exercisable for one-fourth of an EverArc Ordinary Share, in accordance with its terms.

“EverArc Warrant Instrument” means the warrant instrument executed by EverArc, dated December 12, 2019, setting for the terms and conditions of the EverArc Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Advisory Agreement” means that certain Founder Advisory Agreement dated as of December 12, 2019, by and between EverArc and the EverArc Founder Entity.

“Founder Advisory Agreement Calculation Number” means such number of Holdco Ordinary Shares outstanding immediately following the Business Combination, including any Holdco Ordinary Shares issued upon the exercise of Holdco Warrants, but excluding any Holdco Ordinary Shares issued to shareholders or other beneficial owners of Perimeter in connection with the Business Combination.

“Holdco” means Perimeter Solutions, SA, a public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 12E, rue Guillaume Kroll, L-1882, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B256.548.

“Holdco Ordinary Shares” means the ordinary shares of Holdco, with a nominal value of $1.00 per share.

“Holdco Preferred Shares” means the redeemable preferred shares of Holdco, with a nominal value of $10.00 per share.

“Holdco Warrant Instrument” means the warrant instrument by and between Holdco and Computershare US, as warrant agent, governing the Holdco Warrants, to be entered into at the Closing.

“Holdco Warrants” means the EverArc Warrants, as amended at the Merger Effective Time such that each EverArc Warrant becomes a right to acquire one-fourth of a Holdco Ordinary Share on substantially the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the Holdco Warrant Instrument.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“IPO” means EverArc’s initial public offering by way of a placing of ordinary shares with matching warrants, consummated on December 17, 2019.

“IRS” means the Internal Revenue Service of the United States of America.

“LSE” means the London Stock Exchange.

“Management Subscribers” means members of management of Perimeter that entered into Subscription Agreements with Holdco to purchase an aggregate of 1,100,212 Holdco Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination.

“Management Subscription Agreements” means the subscription agreements entered into with the Management Subscribers for the purchase of the PIPE Shares.

“Merger” means the merger of Merger Sub with and into EverArc, with EverArc surviving the Merger as a wholly owned subsidiary of Holdco.

“Merger Effective Time” means 12:01 a.m. New York time on the business day immediately following the day of the filing of the Plan and Articles of Merger.

“Merger Sub” means EverArc (BVI) Merger Sub Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands.

“Nasdaq” means The Nasdaq Stock Market LLC.

“NYSE” means the New York Stock Exchange.

“Payment Price” means the Average Price (as defined in the Founder Advisory Agreement) per Holdco Ordinary Share for the last ten consecutive trading days in the relevant payment year, or as otherwise determined in accordance with the terms of the Founder Advisory Agreement in the event that the Founder Advisory Agreement is terminated in certain circumstances, including if there is a Sale of the Company (as defined in the Founder Advisory Agreement).

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“Perimeter” means SK Invictus Intermediate S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 221.545.

“Perimeter Ordinary Shares” means the ordinary shares of Perimeter, with a nominal value of $1.00 per share.

“PIPE” means the private placement or placements of PIPE Shares in connection with the consummation of the Transactions.

“PIPE Shares” means the Holdco Ordinary Shares (1) issuable to the EverArc Subscribers in exchange for the EverArc Ordinary Shares purchased by them pursuant to the EverArc Subscription Agreements and (2) purchased by the Management Subscribers pursuant to the Management Subscription Agreements.

“PIPE Share Price” means $10.00, the price per share at which EverArc Ordinary Shares (and with respect to the Management Subscribers, Holdco Ordinary Shares) are being sold in the PIPE.

“PIPE Subscribers” means, collectively, the EverArc Subscribers and the Management Subscribers.

“Placing Agents” means Morgan Stanley & Co. International plc and UBS AG London Branch.

“Plan and Articles of Merger” means that certain Articles of Merger between EverArc and Merger Sub, a copy of which is attached to the Business Combination Agreement as Exhibit F.

“Prospectus” means the prospectus included in this Registration Statement on Form S-4 (Registration No. 333-                ) filed with the SEC.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SK Holdings” means SK Invictus Holdings S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 221.541.

“Subscription Agreements” means the EverArc Subscription Agreements and the Management Subscription Agreements.

“Trading Market” means the national stock exchange on which the Holdco Ordinary Shares will be listed for trading, which shall be either the NYSE or Nasdaq.

“Transactions” means the transactions contemplated by the Business Combination Agreement, the Plan and Articles of Merger and all other ancillary agreements thereto, including the Merger and the Contribution and Sale.

“U.K. Corporate Governance Code” means the U.K. Corporate Governance Code issued by the Financial Reporting Council in the U.K. from time to time.

“USDA Forest Service” means the United States Department of Agriculture Forest Service.

“U.S. GAAP” means U.S. generally accepted accounting principles.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. To better understand the Business Combination, you should read this entire prospectus carefully, including the annexes. See also the section entitled “Where You Can Find More Information.” Certain figures included in this section have been rounded for ease of presentation and, as a result, percentages may not sum to 100%.

Parties to the Business Combination

EverArc

EverArc was formed in the British Virgin Islands on November 8, 2019 to consummate an acquisition of a target company or business (which may be in the form of a merger, capital stock exchange, asset acquisition, stock purchase, scheme of arrangement, reorganization or similar business combination).

EverArc completed its IPO on December 17, 2019 and its Additional Offering on January 15, 2020. EverArc Ordinary Shares and EverArc Warrants are currently listed for trading on the London Stock Exchange under the symbols “EVRA,” and “EVWA,” respectively.

The mailing address of EverArc’s principal executive office is 55 Water Street, 3rd Floor, Brooklyn, New York 11201.

Perimeter

Perimeter is a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugene Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B221.545.

Perimeter is a leading global solutions provider for the fire safety and oil additives industries.

The Fire Safety business is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers’ firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers’ needs, and a “never-fail” service network. The segment sells products to government agencies and commercial customers around the world. Our wildfire retardant products are the only qualified products for use by the USDA Forest Service.

Perimeter’s Oil Additives business provides high quality P2S5 primarily used in the preparation of ZDDP-based lubricant additives for critical engine anti-wear solutions. P2S5 is also used in pesticide and mining chemicals applications.

The mailing address of Perimeter’s principal executive office is 6, rue Eugene Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg.

For more information about Perimeter, see the sections entitled “Information About Perimeter” and “Perimeter’s Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Holdco

Holdco was incorporated under the laws of the Grand Duchy of Luxembourg on June 21, 2021 as a public company limited by shares (société anonyme) having its registered office at 12E, rue Guillaume Kroll, L-1882, Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies (Registre de Commerce et des Sociétés de Luxembourg) under number B256.548. Holdco was formed solely in contemplation of the Business Combination, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than in connection with the Business Combination.

Holdco expects to apply to list its Holdco Ordinary Shares and Holdco Warrants on the Trading Market.

The address of Holdco’s registered office is 12E, rue Guillaume Kroll, L-1882, Grand Duchy of Luxembourg.

Merger Sub

Merger Sub is a company limited by shares incorporated with limited liability in the British Virgin Islands and is a direct wholly owned subsidiary of Holdco. Merger Sub was formed solely in contemplation of the Business Combination, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than in connection with the Business Combination.

The mailing address of Merger Sub’s principal executive office is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

The Business Combination

The Business Combination Agreement

On June 15, 2021, EverArc, Perimeter, SK Holdings, Holdco and Merger Sub entered into the Business Combination Agreement pursuant to which, following the effectiveness of the transactions contemplated therein, Perimeter and EverArc will become direct, wholly-owned subsidiaries of Holdco. Pursuant to the Business Combination Agreement, each of the following transactions will occur, in the following order:

•

on the Business Day prior to the Closing Date, Merger Sub, a wholly-owned subsidiary of Holdco will merge with and into EverArc, with EverArc surviving such merger as a direct wholly-owned subsidiary of Holdco (the “Merger”);

•

in the context of such Merger, all EverArc Ordinary Shares outstanding immediately prior to the Merger shall be exchanged for the right to receive Holdco Ordinary Shares pursuant to a share capital increase of Holdco, as set forth in the Business Combination Agreement;

•

on the Closing Date, SK Holdings, which holds 100% of the outstanding ordinary shares of Perimeter, will (i) contribute part of its Perimeter Ordinary Shares to Holdco in exchange for Holdco Preferred Shares and (ii) sell its remaining Perimeter Ordinary Shares to Holdco for cash (the “Contribution and Sale”);

•	in connection with the Contribution and Sale, the nominal Holdco Ordinary Share held by EverArc will be cancelled via a share capital reduction without any consideration for EverArc; and

•

all of the outstanding EverArc Warrants, in each case, entitling the holder thereof to purchase one-fourth of an EverArc Ordinary Share at an exercise price of $12.00 per whole EverArc Ordinary Share, will be converted into the right to purchase one-fourth of a Holdco Ordinary Share on substantially the same terms as the EverArc Warrants.

On the business day immediately prior to the Closing Date, EverArc, Holdco and Merger Sub shall execute and file articles of merger and a plan of merger with the Registrar of Corporate Affairs of the British Virgin Islands (the “Registrar”), in accordance with, the relevant provisions of the BVI Companies Act, together with all other filings or recordings required under the BVI Companies Act in connection with the Merger. The Plan and Articles of Merger shall specify that the Merger shall become effective at such time as the Plan and Articles of Merger are duly registered by the Registrar, or at such later time as the Parties agree in writing (subject to the requirements of the BVI Companies Act). The parties will hold the Closing on the date of the Merger Effective Time, following the satisfaction or waiver of the conditions set forth in the Business Combination Agreement.

For more information, see the section entitled “The Business Combination Agreement—The Structure of the Business Combination.”

Consideration to be Received in the Business Combination

At the Merger Effective Time, SK Holdings will receive the cash and Holdco Preferred Stock payable under the Business Combination Agreement. At the Merger Effective Time, each EverArc Ordinary Share issued and outstanding immediately prior to the Merger Effective Time will automatically be converted into and exchanged for the right to receive one Holdco Ordinary Share, which will be valued at $10.00 per share.

The Holdco Preferred Shares are entitled to a preferred annual cumulative right to a dividend equal to 6.5% of its nominal value (the “Preferential Dividend”). The Holdco Preferred Shares are not entitled to vote, except for the matters provided for by the 1915 Law, including any amendment, alteration or change to the rights attached to the Holdco Preferred Shares in a manner adverse to the Holdco Preferred Shares for which the consent of holders owning a majority of the Holdco Preferred Shares is required.

For more information, see the section entitled “The Business Combination Agreement—Consideration to be Received in the Business Combination.”

Conditions to Closing

The obligations of SK Holdings, Perimeter, EverArc, Holdco and Merger Sub to consummate the Business Combination and the transactions contemplated thereby, are subject to customary conditions and waivers. For more information, see the section entitled “The Business Combination Agreement—Conditions to Closing the Business Combination.”

Termination Rights

The Business Combination Agreement includes customary provisions allowing for the termination or abandonment of the Business Combination at any time prior to the Merger Effective Time including, but not limited to:

•	by mutual written consent of EverArc and SK Holdings;

•

by either EverArc or SK Holdings, if the Merger Effective Time shall not have occurred prior to 5:00 p.m. (New York time) on March 31, 2022, provided that the terminating party is not, either directly or indirectly through its affiliates, in breach or violation of any representation, warranty, covenant, agreement or obligation under the Business Combination Agreement and such breach or violation is the principal cause of the failure of a condition set forth in the Business Combination Agreement prior to 5:00 p.m. (New York time) on March 31, 2022;

•	by either EverArc or SK Holdings on January 1, 2022 if the Merger Effective Time shall not have occurred prior to 5:00 p.m. (New York time) on December 31, 2021;

•

by SK Holdings if (A)(i) certain of the conditions to closing set forth in the Business Combination have been satisfied, (ii) SK Holdings confirms to EverArc in writing that all of the conditions to the obligations of EverArc to consummate the Closing have been satisfied or waived by EverArc and that SK Holdings and Perimeter are ready to consummate the Business Combination and (iii) EverArc has not consummated the Business Combination within three business days of such date or (B)(i) EverArc is in material breach of its covenants under the Business Combination Agreement and such breach results in EverArc being incapable of consummating the Business Combination and (iv) SK Holdings notifies EverArc, in writing, of such material breach and EverArc does not cure such breach by the earlier of (x) the date that is thirty (30) days after written notice of such breach is provided by SK Holdings to EverArc and (y) December 31, 2021, if such written notice of such breach is provided prior to December 31, 2021, or March 31, 2022, if such written notice of such breach is provided after December 31, 2021; or

•

by EverArc, on or after December 31, 2021, if as of December 21, 2021, EverArc is unable to consummate the Business Combination solely due to the unavailability of sufficient funds available to EverArc under its financing sources.

In the event that the Business Combination Agreement is validly terminated, subject to certain terms in the Business Combination Agreement, all transaction expenses incurred in connection with the Business Combination will be paid by the party incurring such transaction expenses, except that EverArc shall pay all fees and expenses incurred in connection with any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or other applicable antitrust laws. If the Business Combination is consummated, subject to restrictions, Holdco will bear the reasonable and documented transaction expenses of all of the parties.

In the event that the Business Combination Agreement is validly terminated under certain circumstances, EverArc will be obligated to pay to SK Holdings an amount equal to $50 million less the amount of the PCAOB Financials Expenses (as defined in the Business Combination Agreement) and the Financing Cooperation Expenses (as defined in the Business Combination Agreement) actually reimbursed by EverArc to Perimeter pursuant to the Business Combination Agreement.

For more information, see the section entitled “The Business Combination Agreement—Termination of the Business Combination Agreement.”

Other Agreements Related to the Business Combination Agreement

Debt Commitment

In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, EverArc entered into a debt commitment letter with Morgan Stanley Senior Funding, Inc. (“MSSF”), Barclays Bank PLC (“Barclays”) and Goldman Sachs Bank USA (“GS” and, together with MSSF and Barclays, the “Commitment Parties”), dated June 15, 2021 (the “Debt Commitment Letter”), pursuant to which the Commitment Parties agreed to make available to Holdco (i) a five-year first lien senior secured revolving credit facility in an aggregate committed amount of $100 million (the “Revolving

Facility”) and (ii) a senior secured first lien increasing rate bridge facility in an aggregate principal amount of $600 million less the aggregate principal amount of first lien secured notes or other demand securities issued prior to the Closing (the “Bridge Facility” and together with the Revolving Facility, the “Debt Commitment Facilities”).

Subscription Agreements

In connection with the execution of the Business Combination Agreement, EverArc, SK Holdings and Holdco entered into Subscription Agreements with the EverArc Subscribers pursuant to which the EverArc Subscribers agreed to purchase an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share which will be converted into Holdco Ordinary Shares in connection with the closing of the Business Combination. In addition, the Management Subscribers entered into Subscription Agreements with Holdco pursuant to which they agreed to purchase an aggregate of 1,100,212 Holdco Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination.

The issuance of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent consummation of the Business Combination.

Pursuant to the Subscription Agreements, Holdco agreed that, within 30 calendar days after the Closing Date, it will file with the SEC (at Holdco’s sole cost and expense) a registration statement registering the resale of the PIPE Shares, and Holdco will use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies Holdco that it will “review” the registration statement) following the closing of the sale of the PIPE Shares and (ii) the 5th business day after the date Holdco is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review.

For more information about the Subscription Agreements, see the section entitled “Certain Agreements Related to the Business Combination—Subscription Agreements.”

Non-Compete Agreements

In connection with the execution of the Subscription Agreements entered into with the Management Subscribers, EverArc, Holdco and each Management Subscriber entered into Non-Compete Agreements, which placed restrictive employment covenants on such Management Subscriber for a period of three years.

For more information about the Non-Compete Agreements, see the section entitled “Certain Agreements Related to the Business Combination—Non-Compete Agreements.”

Warrant Amendment

In connection with the Closing, Holdco will enter into the Holdco Warrant Instrument with EverArc and Computershare Inc., as warrant agent (the “Warrant Agent”) to, among other things, assume EverArc’s obligations under the existing EverArc Warrant Instrument.

For more information about the Warrant Amendment, see the section entitled “Certain Agreements Related to the Business Combination— Warrant Amendment.”

Interests of Certain Persons in the Business Combination

EverArc’s shareholders should be aware that, aside from their interests as shareholders, the EverArc Founders indirectly through the EverArc Founder Entity and EverArc’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders and warrant holders generally. EverArc’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination. These interests include, among other things:

•

the amounts payable to the EverArc Founder Entity pursuant to the Founder Advisory Agreement entered into by EverArc and the EverArc Founder Entity which is designed to provide incentives to the EverArc Founders to achieve EverArc’s objectives which includes:

•

a fixed annual advisory amount equal to 1.5% of the Founder Advisory Agreement Calculation Number (in each case, payable in Holdco Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such amounts are paid in Holdco Ordinary Shares). Based on the assumptions described in this prospectus, the fixed annual advisory amount is currently expected to be 2,353,992 Holdco Ordinary Shares which, assuming a stock price of $12.50 per Holdco Ordinary Share, would have a value of $29,424,902. Each additional $1 increase in the stock price of Holdco Ordinary Shares above $12.50 will increase the value of the fixed annual advisory amount payable to the EverArc Founder Entity by $2,353,992; and

•

a variable annual advisory amount based on the appreciation of the market price of Holdco Ordinary Shares if such market price exceeds certain trading price minimums (in each case, payable in Holdco Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such amounts are paid in Holdco Ordinary Shares). Based on assumptions described in this prospectus and assuming a stock price of $12.50 per Holdco Ordinary Share, the variable annual advisory amount payable to the EverArc Founder Entity in year one would have a value of $70,619,765. For each $1 increase in the stock price of Holdco Ordinary Shares above $12.50, or such higher stock price on which a variable annual advisory amount was previously paid to the EverArc Founder Entity, the EverArc Founder Entity will receive a variable annual advisory amount valued at $28,247,906;

the EverArc Founders have advised Holdco that their intention is to elect, via the EverArc Founder Entity, to receive any advisory amounts in Holdco Ordinary Shares and for any cash element to only be such amount as is required to pay any related taxes;

•	the potential continuation of certain of EverArc’s directors as directors of Holdco;

•	the continued indemnification of current directors and officers of EverArc and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•

the beneficial ownership of the EverArc Founders directly and indirectly through the EverArc Founder Entity and certain of EverArc’s directors of an aggregate of (i) 100 EverArc Founder Shares, acquired for an aggregate purchase price of $1,000, which have an aggregate market value of approximately $1,250 based on the closing price of EverArc Ordinary Shares of $12.50 on the LSE on August 24, 2021 and (ii) 1,725,239 EverArc Ordinary Shares, acquired for an aggregate purchase price of $17,300,000, which have an aggregate market value of approximately $21,565,488 based on the closing price of EverArc Ordinary Shares of $12.50 on the LSE on August 24, 2021.

You should also read the section entitled “The Business Combination—Interests of EverArc’s Directors and Officers in the Business Combination.”

Redemption Rights

Pursuant to the EverArc Articles, holders of EverArc Ordinary Shares do not have any right to have EverArc redeem their EverArc Ordinary Shares in connection with the consummation of the Business Combination.

Ownership of Holdco Following the Business Combination

It is anticipated that, upon completion of the Business Combination, (i) EverArc’s existing shareholders will own approximately 26.0% of the issued and outstanding Holdco Ordinary Shares (including 1% owned by the EverArc Founders) and (ii) the PIPE Subscribers will own approximately 74.0% of the issued and outstanding Holdco Ordinary Shares. These relative percentages assume no additional exercise of EverArc Warrants and no additional equity issuances of EverArc are issued at or prior to Closing. If the actual facts are different than these assumptions, the percentage ownership retained by EverArc’s existing shareholders will be different.

The following table illustrates the ownership levels in Holdco (excluding the impact of the shares underlying the Holdco Warrants) immediately after the Closing based on the assumptions described above:

	Number	Percentage
EverArc existing shareholders	40,832,600	26.0%
PIPE Subscribers
Institutional Subscribers	114,240,000	72.8%
SK Subscribers	429,000	0.3%
Individual Subscribers	331,000	0.2%
Management Subscribers	1,100,212	0.7%
Total	156,932,812	100%

For more information, see the section entitled “Summary Pro Forma Condensed Consolidated Combined Financial Information.”

Organizational Structure

Prior to the Business Combination

The following diagram shows the current ownership structure of EverArc (excluding the impact of the shares underlying the EverArc Warrants).

(1)

For more information about the ownership interests of our EverArc Founders and the EverArc Founder Entity, prior to the Business Combination, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

The following diagram shows the current ownership structure of Perimeter.

(1)	The diagram above only shows select subsidiaries of Perimeter.

Following the Business Combination

The following diagram shows the pro forma ownership percentages (excluding the impact of the shares underlying the Holdco Warrants) and structure of Holdco immediately following the consummation of the Business Combination.

Board of Directors of Holdco Following the Business Combination

EverArc and Perimeter anticipate that the current executive officers of Perimeter will become the executive officers of Holdco. Following the Business Combination, Holdco’s board of directors will expand to 9 members and will consist of W. Nicholas Howley, William N. Thorndike, Jr., Haitham Khouri, Edward Goldberg, Vivek Raj, Tracy Britt Cool, Kevin Stein, Sean Hennessy and Robert S. Henderson. We believe a majority of our board of directors will meet the independence standards under the applicable Trading Market rules. Please see the section entitled “Management of Holdco After the Business Combination.”

Material Tax Consequences

For a detailed discussion of certain U.S. federal income tax consequences and Luxembourg tax consequences of the Business Combination, see the sections titled “Material U.S. Federal Income Tax Considerations” and “Material Luxembourg Income Tax Considerations” in this prospectus.

Accounting Treatment

The Merger between Holdco and EverArc will be accounted for as a common control transaction, where substantially all of the net assets of Holdco will be those previously held by EverArc. The acquisition of Perimeter through the Contribution and Sale will be treated as a business acquisition under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations with Holdco determined to be the legal and accounting acquirer.

Appraisal or Dissenters’ Rights

The BVI Companies Act provides that any member of a BVI company is entitled to payment of the fair value of his, her or its shares upon dissenting from a merger, unless the company is the surviving company of the merger and the member continues to hold the same or similar shares.

Following delivery of the required notice from the Company, a dissenter is in most circumstances is required to follows certain procedures in order to properly assert their dissenters’ rights under BVI law including giving the Company a written notice of their decision to elect to dissent

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a shareholder except the right to be paid the fair value of his, her or its shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then fair value shall be determined through a statutory appraisal process.

EverArc caused the required notice to be given to shareholders on July 7, 2021. No member elected to exercise his, her or its right to dissent.

Risk Factor Summary

You should carefully read this prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to EverArc and Perimeter are summarized below:

Risks Related to Perimeter and Our Industry

•	a small number of our customers represent a significant portion of our revenue particularly the USDA Forest Service and the state of California;
•	as a supplier and service provider to the U.S. government and many foreign governments, states, and municipalities, we are subject to certain heightened risks;
•	our profitability could be negatively impacted by price and inventory risk;
•

changes in the regulation of the petrochemical industry, a downturn in the oil additives and/or fire-retardant end markets or our failure to accurately predict the frequency, duration, timing, and severity of changes in demand in such markets could adversely affect our business, financial condition and results of operations;

•	risks from the improper conduct of, or use of our products, by employees, agents, government contractors, or collaborators could adversely affect our reputation;
•

there can be no assurance that we will be able to continue purchasing products from our suppliers on a long-term basis and production interruptions or shutdowns could increase our operating or capital expenditures or negatively impact the supply of our products resulting in reduced sales;

•	we rely on third-party logistics suppliers for distribution, storage, transportation, operating supplies and products;
•	we are susceptible to supply and raw material cost increases, supply shortages, long lead times for components, and supply changes;
•	if we fail to continuously innovate and to provide products that gain market acceptance, we may be unable to attract new customers or retain existing customers;
•	the seasonal or cyclical nature of our business and severe weather events may cause demand for our products and services to be adversely affected;
•	our industry and the markets in which we operate have few large competitors and increased competitive pressures could reduce our share of the markets we serve;
•

our competitive position could be adversely affected if we fail to protect our patents, trade secrets or other intellectual property rights, if our patents expire or if we become subject to infringement claims and our patents may not provide full protection;

•	risks inherent in our global operations;

Risks Related to Regulatory and Legal Matters

•	certain of our products are provided to emergency services personnel and are intended to protect lives and property, so we are subject to heightened liability and reputational risks;
•

some of the products we produce may cause adverse health consequences and we are and may be subject in the future to product liability claims, and indemnity and insurance coverage could be inadequate or unavailable to cover these claims;

•	we are exposed to risks related to litigation, including multi-district litigation and other legal proceedings;
•

a failure to comply with export control or economic sanctions laws and regulations U.S. FCPA and similar anticorruption, anti-bribery and anti-kickback laws, environmental laws and laws related to PFAS substances could have a material adverse impact on our business;

•	our contracts with the federal government subject us to additional oversight and risks;
•	our products are subject to extensive government scrutiny and regulation, including the USDA Forest Service qualification process;
•

increased regulations or limitations of carriers willing to ship materials considered to be hazardous can significantly increase the costs to acquire raw materials or ship finished goods to customers in the oil additives segment;

•	legal and regulatory claims, investigations and proceedings may be initiated against us in the ordinary course of business;

Risks Related to Holdco

•	Holdco will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives;
•

there can be no assurance that the Holdco Ordinary Shares that will be issued in connection with the Business Combination or the Holdco Warrants will be approved for listing on the Trading Market or, if approved, that Holdco will be able to comply with the continued listing standards of the Trading Market;

•

the Combined Company’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could have a material adverse effect on its business, operating results and financial condition;

Risks Related to EverArc and the Proposed Business Combination

•	we may fail to realize the strategic and financial benefits currently anticipated from the Business Combination which could negatively impact the Combined Company’s stock price;

•	the requirements of being a public company may strain the Combined Company’s resources and divert management’s attention;
•	the Combined Company may be required to take write-downs or write-offs, or the Combined Company may be subject to restructuring, impairment or other charges;
•	failure to consummate the Business Combination would result in a termination fee payable by EverArc;
•	EverArc may not be able to complete its initial business combination prior to December 17, 2022;
•	EverArc’s board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination;
•	the EverArc Founders and EverArc’s board of directors have potential conflicts of interest in the Business Combination;
•	EverArc’s shareholders may be held liable for claims by third parties against EverArc to the extent of distributions received by them;
•	EverArc’s and Perimeter’s ability to consummate the Business Combination may be materially adversely affected by the COVID-19 pandemic;

Risks Related to Investment in a Luxembourg Company

•

Holdco is organized under the laws of the Grand Duchy of Luxembourg. It may be difficult for you to obtain or enforce judgments or bring original actions against Holdco or the members of its board of directors in the U.S.;

•

Luxembourg and European insolvency and bankruptcy laws are substantially different from U.S. insolvency and bankruptcy laws and may offer Holdco’s shareholders less protection than they would have under U.S. insolvency and bankruptcy laws;

•

the rights of Holdco’s shareholders may differ from the rights they would have as shareholders of a U.S. corporation, which could adversely impact trading in Holdco’s Ordinary Shares and its ability to conduct equity financings;

General Risk Factors

•	the Combined Company may require additional capital to fund our operations;
•	cybersecurity attack, acts of cyber-terrorism, failure of technology systems and other disruptions to our information technology systems may adversely impact us;
•	the Combined Company results of operations are subject to exchange rate and other currency risks;
•	the Combined Company insurance may not fully cover all of our operational risks;
•	the continuing impacts of the COVID-19 pandemic may have an adverse effect on the Combined Company; and
•	the loss of key personnel or the Combined Company inability to attract and retain new qualified personnel could hurt its business and inhibit our ability to operate and grow successfully.

SELECTED HISTORICAL FINANCIAL DATA OF EVERARC

The summary historical statements of income data of EverArc for the period from November 8, 2019 (inception) to October 31, 2020 and the historical balance sheet data as of October 31, 2020 are derived from EverArc’s audited financial statements included elsewhere in this prospectus. The summary historical statements of income data of EverArc for the six months ended April 30, 2021 and the balance sheet data as of April 30, 2021 are derived from EverArc’s unaudited interim condensed financial statements included elsewhere in this prospectus.

EverArc’s historical results are not necessarily indicative of the results that may be expected in the future. The information below is only a summary and should be read in conjunction with the section entitled “EverArc’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the EverArc financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

	As of and for the six months ended April 30, 2021	As of and for the period from November 8, 2019 (inception) through October 31, 2020
Statement of Income Data:
Operating Expenses	$1,028,961	$2,620,712

Operating Loss	(1,028,961)	(2,620,712)

Other income (expense)
Gain on investments	84,098	1,646,166
Other income	—	6
Total other income	84,098	1,646,172

Net loss	$(944,863)	$(974,540)

Unrealized (loss) gain on investments	(9,381)	26,708
Total Comprehensive Loss	(954,244)	(947,832)

Balance Sheet Data:
Total assets	$399,566,250	$400,463,434
Total liabilities	111,782	87,599
Total equity	399,454,468	400,375,835

SELECTED HISTORICAL FINANCIAL DATA OF PERIMETER

The summary historical statements of income data of Perimeter for the year ended December 31, 2020 and the historical balance sheet data as of December 31, 2020 are derived from Perimeter’s audited financial statements included elsewhere in this prospectus. The summary historical statements of income data of Perimeter for the six months ended June 30, 2021 and the balance sheet data as of June 30, 2021 are derived from Perimeter’s unaudited interim condensed financial statements included elsewhere in this prospectus.

Perimeter’s historical results are not necessarily indicative of the results that may be expected in the future. The information below is only a summary and should be read in conjunction with the section entitled “Perimeter’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Perimeter financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

(in thousands, except per share data)	As of and for the six months ended June 30, 2021	As of and for the year ended December 31, 2020
	(Unaudited)
Statement of Income Data:
Net sales	$121,046	$339,577
Cost of goods sold	73,814	177,532

Gross profit	47,232	162,045
Operating expenses	$54,506	$90,569

Operating (loss) income	(7,274)	71,476

Other (expense) income
Interest expense	(15,886)	(42,017)
Other (expense) income- net	(4,703)	5,273

Total other (expense)	(20,589)	(36,744)

Income (loss) before income taxes	$(27,863)	$34,732

Income tax benefit (expense)	5,486	(10,483)

Net (loss) income	(22,377)	24,249

Foreign translation adjustments	(404)	4,787

Total comprehensive (loss) income	(22,781)	$29,036

Net income (loss) per share
Basic	$(0.42)	$0.46
Diluted	$(0.42)	$0.46

Weighted-average shares used in computing net income (loss) per share
Basic	53,045,510	53,045,510
Diluted	53,045,510	53,045,510

Balance Sheet Data:
Total assets	$1,154,474	$1,138,206
Total liabilities	885,833	846,784
Total equity	268,641	291,422

SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed consolidated combined financial data (the “summary pro forma data”) gives effect to the Business Combination and related transactions described in the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.” The Business Combination will be accounted for as a business acquisition under ASC 805. Under this method of accounting, Holdco will be treated as the legal and accounting acquirer. The Merger will be accounted for as a common control transaction. Accordingly, the net assets of Perimeter will be stated at fair value; and the net assets of EverArc will be stated at historical cost, with no goodwill or other intangible assets recorded. The summary unaudited pro forma condensed consolidated combined balance sheet data as of June 30, 2021 gives pro forma effect to the Business Combination and related transactions as if they had occurred on June 30, 2021. The summary unaudited pro forma condensed consolidated combined statement of operations data for the year ended December 31, 2020 and the six months ended June 30, 2021 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2020.

The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated combined financial information of the combined company appearing elsewhere in this prospectus and the accompanying notes. The unaudited pro forma condensed consolidated combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of Holdco, EverArc, and Perimeter, which are included in this prospectus. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the combined company.

Pro Forma Combined (in thousands, except share and per share data)
Statement of Operations Data for the Six Months Ended June 30, 2021
Net sales	$121,046
Net loss	$(67,763)
Net loss per share attributable to common stockholders - basic and diluted	$(0.43)
Weighted average common shares outstanding - basic and diluted	156,900,000
Statement of Operations Data for the Year Ended December 31, 2020
Net sales	$339,577
Net loss	$(223,218)
Net loss per share attributable to common stockholders - basic and diluted	$(1.42)
Weighted average common shares outstanding - basic and diluted	156,900,000

RISK FACTORS

The value of your investment in EverArc following consummation of the Business Combination will be subject to the significant risks affecting Perimeter and inherent to the industry in which it operates. You should carefully consider the risks and uncertainties described below and other information included in this prospectus. If any of the events described below occur, the post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of its common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to Perimeter unless the context clearly indicates otherwise. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of EverArc and Perimeter.

Risks Related to Perimeter and Our Industry

A small number of customers represent a significant portion of our revenue, and a loss of one or more of these customers could have a material adverse effect on our business, financial condition and results of operations.

A small number of customers represent a significant portion of our revenue. A certain number of contracts with these customers are on an on-demand, as-needed basis, and there are no guaranteed minimums included in such contracts. In other cases, manufacturing disruptions at customer sites can significantly decrease customer demand. Because of the concentrated nature of our customer base and contract terms applicable to such customers, our quarterly revenue and results of operations may fluctuate from quarter to quarter and are difficult to estimate. In addition, any cancellation of orders or any acceleration or delay in anticipated product purchases by our larger customers could materially affect our revenue and results of operations in any quarterly period. We may be unable to sustain or increase our revenue from our larger customers, or offset any discontinuation or decrease of purchases by our larger customers with purchases by new or other existing customers. To the extent one or more of our larger customers experience significant financial difficulty, bankruptcy or insolvency, this could have a material adverse effect on our sales and our ability to collect on receivables, which could harm our business, financial condition and results of operations.

In addition, certain customers, including some of our larger customers, have negotiated, or may in the future negotiate, volume-based discounts or other more favorable terms from us, which can and have had a negative effect on our gross margins or revenue.

We expect that such concentrated purchases will continue to contribute materially to our revenue for the foreseeable future and that our results of operations may fluctuate materially as a result of such larger customers’ buying patterns.

We are substantially dependent on sales to the USDA Forest Service and the state of California, which account for approximately 58% of our revenue related to our fire safety segment.

Sales to the USDA Forest Service and the state of California represent a substantial portion of our revenues and this concentration of our sales makes us substantially dependent on those customers. In fiscal year 2020, sales to the USDA Forest Service and the state of California accounted for approximately 58% of our revenue related to our fire-safety segment. This customer concentration makes us subject to the risk of nonpayment, nonperformance, re-negotiation of terms or non-renewal by these major customers under our commercial agreements. If the USDA Forest Services and/or the state of California reduce their spend on our fire-retardant products, we may experience a reduction in revenue and may not be able to sustain profitability, and our business, financial condition and results of operations would be materially harmed.

As a supplier and service provider to the U.S. government, we are subject to certain heightened risks, such as those associated with the government’s rights to audit and conduct investigations and with its rights to terminate contracts for convenience or default.

As a supplier and service provider to the U.S. government, we are subject to certain heightened risks, such as those associated with the government’s rights to audit and conduct investigations and with its rights to terminate contracts for convenience or default. We may in the future be the subject of U.S. government investigations relating to our U.S. government contracts. Such investigations often take years to complete and could result in administrative, civil or criminal liabilities, including repayments, fines, treble and other damages, forfeitures, restitution or penalties, or could lead to suspension or debarment of U.S. government contracting or of export privileges. For instance, if a business unit were charged with wrongdoing in connection with a U.S. government investigation (including fraud, or violation of certain environmental or export laws), the U.S. government could suspend us from bidding on or receiving awards of new U.S. government contracts or subcontracts. If convicted or found liable, the U.S. government could fine and debar us from receiving new awards for a period generally not to exceed three years and could void any contracts found to be tainted by fraud. We also could suffer reputational harm if allegations of impropriety were made against us, even if such allegations are later determined to be unsubstantiated.

Some of our sales are to foreign buyers, which exposes us to additional risks such as foreign political, foreign exchange, economic and regulatory risks.

We derived approximately 22% of our revenues from customers located in foreign countries in fiscal 2020. The amount of foreign sales we make may increase in the future. The additional risks of foreign sales include:

•	potential adverse fluctuations in foreign currency exchange rates;

•	higher credit risks;

•	restrictive trade policies of the U.S. or foreign governments;

•	currency hyperinflation and weak banking institutions;

•	changing economic conditions in local markets;

•	compliance risk related to local rules and regulations;

•	political and economic instability in foreign markets;

•	changes in leadership of foreign governments; and

•	export restrictions due to local states of emergency for disease or illness.

Some or all of these risks may negatively impact our business, financial condition and results of operations.

Our profitability could be negatively impacted by price and inventory risk related to our business, including commodity price exposure.

Our realized margins depend on the differential of sales prices over our total supply costs. Our profitability is therefore sensitive to changes in product prices caused by changes in supply, transportation and storage capacity or other market conditions.

Generally, we attempt to maintain an inventory position that is substantially balanced between our purchases and sales, including our future delivery obligations. We attempt to obtain a certain margin for our purchases by selling our product to our customers. However, market, weather or other conditions beyond our control may disrupt our expected supply of product, and we may be required to obtain supply at increased prices that cannot be passed through to our customers. For example, some of our supply contracts follow market prices, which may fluctuate through the year, while our product prices may be fixed on a quarterly or annual basis, and therefore, fluctuations in our supply may not be passed through to our customers and can produce an adverse effect on our margins.

Changes in the regulation of the petrochemical industry, a downturn in the oil additives and/or fire-retardant end markets or our failure to accurately predict the frequency, duration, timing, and severity of changes in demand in such markets and the broader necessity for oil additives and/or firefighting related materials could adversely affect our business, financial condition and results of operations.

Our end markets experience constantly changing demand depending on a number of factors that are out of our control. In our oil additives business, we supply phosphorus pentasulfide which is primarily used in the lubricant additives market to produce a critical compound in engine oils. As more electric vehicles emerge on the automobile market, use of the internal combustion engine may decline, thereby lessening demand for our oil additive products. In our fire-retardant business, demand is dependent on the occurrence of fires, which are seasonal and dependent on environmental and other factors. Changes in the occurrence, severity and duration of fires may change demand for our fire-retardant products. For example, in 2019 we experienced the lowest U.S. fire season in 16 years. Seasonality in the fire-retardant end market could periodically result in higher or lower levels of revenue and revenue concentration with a single or small number of customers. See “—The seasonal or cyclical nature of our business and severe weather events may cause demand for our products and services to be adversely affected while certain of our fixed costs remain the same, and prior performance is not necessarily indicative of our future results.” Our inability to offset the volatility of these end markets through diversification into other markets, could materially and adversely affect our business, financial condition and results of operations.

There can be no assurance that we will maintain our relationship with, or serve, our customers at current levels.

There can be no assurance that we will maintain our relationship with, or serve, our customers at current levels. In addition, there is no assurance that any new agreement we enter into to supply or share services or facilities will have terms as favorable as those contained in current arrangements. Less favorable contract terms and conditions under any customer contract or contract for supply, purchase or shared services or facilities, could have a material adverse effect on our business, financial condition and results of operations.

Risks from the improper conduct of, or use of our products by, employees, agents, government contractors, or collaborators could adversely affect our reputation as well as our business, financial condition and results of operations.

Unapproved or improper use of our products, or inadequate disclosure of risks or other information relating to the use of our products can lead to injury or other serious adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or as required by governmental authorities), and could result, in certain cases, in the removal of a product from the market. A recall could result in significant costs and lost sales and customers, enforcement actions and/or investigations by state and federal governments or other enforcement bodies, as well as negative publicity and damage to our reputation that could reduce future demand for our products. Personal injuries relating to the use of our products can also result in significant product liability claims being brought against us. See “—Some of the products we produce may cause adverse health consequences, which exposes us to product liability and other claims, and we may, from time to time, be the subject of indemnity claims. Indemnity and insurance coverage could be inadequate or unavailable to cover such product liability and other claims.”

We cannot ensure that our compliance controls, policies, and procedures will in every instance protect us from acts committed by our employees, agents, contractors, or collaborators that would violate the laws or regulations of the jurisdictions in which we operate, including, without limitation, employment, foreign corrupt practices, trade restrictions and sanctions, environmental, competition, and privacy laws and regulations. Such improper actions could subject us to civil or criminal investigations, and monetary and injunctive penalties, and could adversely impact our reputation as well as our business, financial condition and results of operations.

There can be no assurance that we will be able to continue purchasing products from our suppliers on a long-term basis.

There can be no assurance that we will be able to continue purchasing products from our suppliers on a long-term basis. Although some of these contracts are renewable or renew automatically unless notice of termination is given, there can be no assurance that they will be renewed or that notice of termination will not be given. There are also no assurances that if such contracts are not renewed, that we will be able to find suppliers who can provide products at a similar price and of a similar quality. Finding a new supplier may take a significant amount of time and resources, and once we have identified such new supplier, we would have to ensure that they meet our standards for quality control and have the necessary technical capabilities, responsiveness, high-quality service and financial stability. Further, any changes in our supply could result in changes in the quality of our products and may also require approval by the USDA Forest Service. If we are unable to manage our supply chain effectively and ensure that our products are available to meet consumer demand, our operating costs could increase and our profit margins could decrease. Any of these factors could impact our ability to supply our products to customers and consumers and may adversely affect our business, financial condition and results of operations.

Production interruptions or shutdowns could increase our operating or capital expenditures or negatively impact the supply of products resulting in reduced sales.

Manufacturing of our oil additives and fire-retardant products is concentrated at certain facilities. In the event of a significant manufacturing difficulty, disruption or delay, we may not be able to develop alternate or secondary manufacturing locations without incurring material additional costs and substantial delays. Furthermore, these risks could materially and adversely affect our business if our facilities are impacted by a natural disaster or other interruption at a particular location. Transferring manufacturing to another location may result in significant delays in the availability of our products. As a result, protracted regional crises, issues with manufacturing facilities, or the COVID-19 pandemic, could lead to eventual shortages of necessary components. It could be difficult or impossible, costly and time consuming to obtain alternative sources for these components, or to change products to make use of alternative components. In addition, difficulties in transitioning from an existing supplier to a new supplier could create delays in component availability that would have a significant impact on our ability to fulfill orders for our products.

The operation of manufacturing plants involves many risks, including suspension of operations and increased costs or requirements stemming from new government statutes, regulations, guidelines and policies, including evolving environmental regulations.

The operation of manufacturing plants involves many risks, including suspension of operations and increased costs or requirements stemming from new government statutes, regulations, guidelines and policies, including evolving environmental regulations. We need environmental and operational registrations, licenses, permits, inspections and other approvals to operate. The loss or delay in receiving a significant permit or license or the inability to renew it and any loss or interruption of the operations of our facilities may harm our business, financial condition and results of operations.

We rely on third-party logistics suppliers for the distribution, storage and transportation of raw materials, operating supplies and products.

We rely on third-party logistics suppliers for the distribution, storage and transportation of raw materials, operating supplies and products. Delays or disruptions in the supply chain may adversely impact our ability to manufacture and distribute products thus impacting business financials. Any failure to properly store our products may similarly impact our manufacturing and distribution capabilities, impacting business financials. Although no single third-party logistics supplier and no one country is critical to our production needs, if we were to lose a supplier it could result in interruption of product shipments, cancellation of orders by customers and termination of relationships. This, along with the damage to our reputation, could have a material adverse effect on our revenues and, consequently, our business, financial condition and results of operations.

In addition, actions by a third-party logistics supplier that fail to comply with contract terms or applicable laws and regulations could result in such third-party logistics supplier exposing us to claims for damages, financial penalties and reputational harm, any of which could have a material adverse effect in our business, financial condition and results of operations.

Raw materials necessary for the production of our products and with limited sources of supply are susceptible to supply cost increases which we may not be able to pass onto customers, disruptions to the supply chain, and supply changes, any of which could disrupt our supply chain and could lead to us not meeting our contractual requirements.

All of the raw materials that go into the manufacture of our fire-retardant and oil additive products are sourced from third-party suppliers. Some of the key raw materials used to manufacture our products come from limited or sole sources of supply. We are therefore subject to the risk of shortages and long lead times in the supply of these raw materials and the risk that our suppliers discontinue or modify raw materials used in our products. We have a global supply chain and the COVID-19 pandemic has and may continue to adversely affect our ability to source raw materials in a timely or cost-effective manner from our suppliers. For example, reduction in shipping resources have resulted in longer lead times for key raw materials to be transported to our facilities. In addition, the lead times associated with certain raw materials are lengthy and preclude rapid changes in quantities and delivery schedules. We have in the past experienced and may in the future experience raw materials shortages and price fluctuations of certain key raw materials and materials, and the predictability of the availability and pricing of these raw materials may be limited. Raw materials shortages or pricing fluctuations could be material in the future. In the event of a raw materials shortage, supply interruption or material pricing change from suppliers of these raw materials, we may not be able to develop alternate sources in a timely manner or at all in the case of sole or limited sources. Developing alternate sources of supply for these raw materials is time-consuming, difficult, and costly as they require extensive qualifications and testing, and we may not be able to source these raw materials on terms that are acceptable to us, or at all, which may undermine our ability to meet our requirements or to fill customer orders in a timely manner. Any interruption or delay in the supply of any of these raw materials, or the inability to obtain these raw materials from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect our ability to meet our scheduled product deliveries to our customers. This could adversely affect our relationships with our customers and could cause delays in shipment of our products and adversely affect our business, financial condition and results of operations. In addition, increased raw materials costs could result in lower gross margins. Even where we are able to pass increased raw materials costs along to our customers, there may be a lapse of time before we are able to do so such that we must absorb the increased cost. If we are unable to buy these raw materials in quantities sufficient to meet our requirements on a timely basis, we will not be able to deliver products to our customers, which may result in such customers using competitive products instead of Perimeter’s products.

If the cost of our raw materials fluctuates significantly, this may adversely impact our profit margin and financial position.

Our business uses phosphorus as a key raw material. The price of this raw material may fluctuate in the future. If the price for this raw material increases, our profit margin could decrease for certain business lines.

The industries in which we operate and which we intend to operate in the future are subject to change. If we fail to continuously innovate and to provide products that gain market acceptance, we may be unable to attract new customers or retain existing customers, and hence our business, financial condition and results of operations may be adversely affected.

The industries in which we operate and intend to operate in the future are subject to change, including shifts in customer demands and regulatory requirements and emergence of new industry standards and practices. Thus, our success will depend, in part, on our ability to respond to these changes in a cost-effective and timely manner. We need to anticipate the emergence of new technologies and assess their market acceptance. We also need to invest significant resources in research and development in order to keep our products competitive in the market.

However, research and development activities are inherently uncertain, and we might encounter practical difficulties in commercializing our research and development results, which could result in excessive research and development expenses or delays. If we are unable to keep up with the technological developments and anticipate market trends, or if new technologies render our products obsolete, customers may no longer be attracted to our products. As a result, our business, financial condition and results of operations would be materially and adversely affected.

The seasonal or cyclical nature of our business and severe weather events may cause demand for our products and services to be adversely affected while certain of our fixed costs remain the same, and prior performance is not necessarily indicative of our future results.

Our operating revenues of our fire-retardant business tend to be somewhat higher in summer months primarily due to the hotter/drier weather, which is generally correlated with a higher prevalence of wildfires. This is in part offset by the disbursement of our operations in both the northern and southern hemispheres, so that the summer seasons alternate.

Fires caused by severe storms, extended periods of inclement weather or climate extremes resulting from climate change can significantly affect demand for our fire-retardant products in the areas affected. While weather-related and other event-driven increases in demand can boost revenues through additional demand for our products for a limited time, we may incur increased costs in our efforts to produce enough products and to transport our products to our customers in a timely matter.

For these and other reasons, operating results in any interim period are not necessarily indicative of operating results for an entire year, and operating results for any historical period are not necessarily indicative of operating results for a future period. Our stock price may be negatively or positively impacted by interim variations in our results.

Our industry and the markets in which we operate have few large competitors and increased competitive pressures could reduce our share of the markets we serve and adversely affect our business, financial condition and results of operations.

Increased interest and potential competition in our markets from existing and potential competitors may reduce our market share and could negatively impact our business, financial condition and results of operations. Historically we have had relatively few large competitors. Existing and potential competitors may have more resources and better access to capital markets to facilitate continued expansion. If there are new entrants into our markets, the resulting increase in competition may adversely impact our results of operations.

If new products are introduced into the market that are lower in cost, have enhanced performance characteristics or are considered preferable for environmental or other reasons, demand for some of our products could be reduced or eliminated.

New fire retardants based on different chemistry or raw materials may be introduced by competitors in the future. These products may be lower in cost, or have enhanced performance characteristics compared to our existing products, and our customers may find them preferable. Replacement of one or more of our products in significant volumes could have a material adverse effect on our business, financial condition and results of operations.

Our businesses depend upon many proprietary technologies, including patents, licenses, trademarks and trade secrets. Our competitive position could be adversely affected if we fail to protect our patents, trade secrets or other intellectual property rights, if our patents expire or if we become subject to claims that we are infringing upon the rights of others.

Our intellectual property is of particular importance for a number of the specialty products that we manufacture and sell. The trademarks and patents that we own may be challenged, and because of such challenges, we could eventually lose our exclusive rights to use and enforce such patented technologies and trademarks, which could adversely affect our competitive position, business, financial condition and results of operations. We are licensed to use certain patents and technology owned by other companies to manufacture products complementary to our own products. We pay royalties for these licenses in amounts not considered material, in the aggregate, to our consolidated results.

We also rely on unpatented proprietary know-how and continuing technological innovation and other trade secrets in all regions to develop and maintain our competitive position. Although it is our policy to enter into confidentiality agreements with our employees and third parties to restrict the use and disclosure of trade secrets and proprietary know-how, those confidentiality agreements may be breached. Additionally, adequate remedies may not be available in the event of an unauthorized use or disclosure of such trade secrets and know-how, and others could obtain knowledge of such trade secrets through independent development or other access by legal means. The failure of our patents, trademarks or confidentiality agreements to protect our processes, technology, trade secrets or proprietary know-how and the brands under which we market and sell our products could have a material adverse effect on our business, financial condition and results of operations.

Our patents may not provide full protection against competing manufacturers in the United States, or in countries outside of the United States, including members of the European Union and certain other countries, and patent terms may also be inadequate to protect our products for an adequate amount of time. Weaker protection may adversely impact our sales, business, financial condition and results of operations.

In some of the countries in which we operate, the laws protecting patent holders are significantly weaker than in the United States, countries in the European Union and certain other countries. Weaker protection may assist competing manufacturers in becoming more competitive in markets in which they might not have otherwise been able to introduce competing products for a number of years. As a result, we tend to rely more heavily upon trade secret and know-how protection in these regions, as applicable, rather than patents and this may adversely impact our sales, business, financial condition and results of operations.

Our commercial success will depend in part on our success in obtaining and maintaining issued patents and other intellectual property rights in the United States and elsewhere. If we do not adequately protect our intellectual property, competitors may be able to use our processes and erode or negate any competitive advantage we may have, which could harm our business.

We cannot provide any assurances that any of our patents have, or that any of our pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products, any additional features we develop or any new products. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented. We also cannot provide any assurances that any of our pending patent applications will be approved and a rejection of a patent application could have a materially adverse effect on our ability to protect our intellectual property from competitors.

Furthermore, though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. We may not be able to prevent the unauthorized disclosure or use of our knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these countries. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of our business. In addition, intellectual property litigation or claims could force us to do one or more of the following:

•	cease selling products that contain asserted intellectual property;

•	pay substantial damages for past use of the asserted intellectual property;

•	obtain a license from the holder of the asserted intellectual property, which may not be available on reasonable terms; and

•	redesign or rename, in the case of trademark claims, our products to avoid infringing the rights of third parties.

Such requirements could adversely affect our revenue, increase costs, and harm our business, financial condition and results of operations.

Several of our niche products and services are sold in select markets. There can be no assurance that these markets will not attract additional competitors that could have greater financial, technological, manufacturing and/or marketing resources.

Select markets for some of our niche products and services may attract additional competitors. We cannot assure you that we will have the financial resources to fund capital improvements to more effectively compete with such competitors or that even if financial resources are available to us, that projected operating results will justify such expenditures. Smaller companies may be more innovative, better able to bring new products to market and better able to quickly exploit and serve niche markets.

There are other risks that are inherent in our global operations.

A portion of our revenues and earnings are generated by non-U.S. operations. Risks inherent in our global operations include:

•	the potential for changes in socio-economic conditions, laws and regulations, including antitrust, import, export, labor and environmental laws, and monetary and fiscal policies;

•	unsettled or unstable political conditions;

•	government-imposed plant or other operational shutdowns;

•	corruption;

•	natural and man-made disasters,

•	hazards and losses; and

•	violence, civil and labor unrest, and possible terrorist attacks.

There can be no assurance that any or all of these events will not have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Regulatory and Legal Matters

We are the subject of litigation by customers, suppliers and other third parties and may be the subject of such litigation in the future.

We are the subject of litigation by customers, suppliers and other third parties and may be the subject of such litigation in the future. From time to time, such lawsuits are filed against us and the outcome of any litigation, particularly class or collective action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend any such lawsuits may be significant and may negatively affect our operating results if changes to our business operations are required. There may also be negative publicity associated with litigation that could decrease customer acceptance of our products, regardless of whether the allegations are valid or whether we are ultimately found liable. A significant judgment against us, the loss and/or expiration of a significant permit, license or other approval, or a significant fine, penalty or contractual dispute could have a material adverse effect on our business, financial condition and results of operations.

Certain of our products are provided to emergency services personnel and are intended to protect lives and property, so we are subject to heightened liability and reputational risks if our products fail to provide such protection as intended.

Our fire-retardant products are provided to emergency services personnel and are intended to protect lives and property, so we are subject to heightened liability risks if our products fail to provide such protection. While our products are effective in retarding fires, there is no guarantee such products will be able to stop all fires due to their unpredictability and variation in size and/or speed in which a fire is burning. In addition, fires need to be fought with the cooperation and assistance of local fire authorities as well as the additional tools and resources that they bring. Therefore, while we recognize the importance of the role our products play in these critical efforts, our products are not the only factor in fighting fires and therefore we cannot guarantee that our products will always be able to protect life and property. Any failure to do so could have an adverse effect on our business.

Some of the products we produce may cause adverse health consequences, which exposes us to product liability and other claims, and we may, from time to time, be the subject of indemnity claims. Indemnity and insurance coverage could be inadequate or unavailable to cover such product liability and other claims.

Some of the products we produce may cause adverse health consequences, which exposes us to product liability and other possible claims. A successful class action proceeding or one or a series of claims related to degradation of natural resources, product liability or exposure from usage of a product that exceeds our insurance or indemnity coverage could have a material adverse effect on our business, financial condition and results of operations. Additionally, we are on notice of indemnity claims against us, which we dispute, and may be the subject of such indemnity claims in the future. Such litigation and indemnity claim resolution is expensive, time consuming and may divert management’s attention away from the operation of the business. The outcome of litigation and disputes can never be predicted with certainty and not resolving such matters favorably could have a material adverse effect on our business, financial condition, results of operations and/or reputation, as they may require us to pay substantial damages or make substantial indemnification payments, among other consequences.

We manufacture, among other things, products used to extinguish fires. The products that we manufacture are typically used in applications and situations that involve high levels of risk of personal injury. Failure to use our products for their intended purposes, failure to use our products properly or the malfunction of our products could result in serious bodily injury or death of the user. In such cases, we may be subject to product liability claims arising from the design, manufacture or sale of our products. If these claims are decided against us, and we are found to be liable, we may be required to pay substantial damages, and our insurance costs may increase significantly as a result. We cannot assure you that our indemnity and insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other indemnity or insurance coverage will continue to be available or, if available, that we will be able to obtain insurance at a reasonable cost. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to risks related to litigation, including multi-district litigation and other legal proceedings.

We operate in a highly regulated and litigious environment. We and/or one or more of our subsidiaries are regularly involved in a variety of legal proceedings arising in the ordinary course of our business, including arbitration, litigation (and related settlement discussions), and other claims, and are subject to regulatory proceedings including governmental audits and investigations. Legal proceedings, in general, and class action and multi-district litigation, in particular, can be expensive and disruptive, and may not be insured or exceed any applicable insurance coverage. Additionally, defending against these lawsuits and proceedings may involve significant expense and diversion of management’s attention and resources. Some of these suits may purport or may be determined to be class actions and/or involve parties seeking large and/or indeterminate amounts, including punitive or exemplary damages, and may remain unresolved for several years.

For example, we are a defendant in a multi-district litigation pending in the United States District Court for the District of South Carolina (“MDL”) relating to the manufacture, sale, and distribution of aqueous film forming foam (“AFFF”). The cases allege, among other things, groundwater contamination, drinking water contamination, property damage, damages to natural resources, and bodily injuries from exposure to Per- and polyfluoroalkyl substances (“PFAS”) chemicals in AFFF. There are over 1,300 cases currently pending in the MDL. The plaintiffs include, among others, individual firefighters, municipalities and corporate water providers, and state attorneys general. The lead defendants include 3M Company, Tyco Fire Products LP, and DuPont de Nemours, Inc./The Chemours Company, and approximately 10 to 12 other defendants including, among others, Amerex Corporation (“Amerex”). Amerex was named as a defendant in many of the lawsuits based on its prior ownership of The Solberg Company (“Solberg”), which Perimeter acquired from Amerex on January 1, 2019. Although Amerex retained certain pre-closing liabilities for Solberg, there are litigation matters pending against Perimeter Solutions on the basis of Perimeter Solutions’ ownership of Solberg after the acquisition date. There are also cases pending against Perimeter Solutions on the basis of its manufacturing, distribution, and sale of non-Solberg AFFF products.

We cannot predict with certainty the outcomes of these legal proceedings and other contingencies, and the costs incurred in litigation can be substantial, regardless of the outcome. Proceedings that we believe are insignificant may develop into material proceedings and subject us to unforeseen outcomes or expenses. Additionally, the actions of certain participants in our industry may encourage legal proceedings against us or cause us to reconsider our litigation strategies. As a result, we could from time to time incur judgments, enter into settlements or revise our expectations regarding the outcome of certain matters, and such developments could harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

A failure to comply with export control or economic sanctions laws and regulations could have a material adverse impact on our business, financial condition and results of operations. We may be unable to ensure that our distributors comply with applicable sanctions and export control laws.

We operate on a global basis, with 22% of our revenues in fiscal 2020 made to destinations outside the United States, including Canada, Europe, Australia, Mexico and Israel. We face several risks inherent in conducting business internationally, including compliance with applicable economic sanctions laws and regulations, such as laws and regulations administered by U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce. We must also comply with all applicable export control laws and regulations of the United States and other countries.

Violations of these laws or regulations could result in significant additional sanctions including criminal or civil fines or penalties, more onerous compliance requirements, more extensive debarments from export privileges or loss of authorizations needed to conduct aspects of our international business.

In certain countries, we may engage third party agents or intermediaries, such as customs agents, to act on our behalf and if these third-party agents or intermediaries violate applicable laws, their actions may result in criminal or civil fines or penalties or other sanctions being assessed against us. We take certain measures designed to ensure our compliance with U.S. export and economic sanctions law and we believe that we have never sold our products to Crimea, Cuba, Iran, North Korea or Syria through third party agents or intermediaries or made any effort to attract business from any of these countries. We also take steps to prevent our products from being sold, without the necessary legal authorization, to individuals or entities that are the subject or target of U.S. export and economic sanctions laws. However, it is possible that some of our products were sold or will be sold to distributors or other parties that, without our knowledge or consent, re-exported or will re-export such products to these countries or sanctioned persons. Although none of our non-U.S. distributors are located in, or to our knowledge, conduct business with Crimea, Cuba, Iran, North Korea or Syria, we may not be successful in ensuring compliance with limitations or restrictions on business with these or other countries subject to economic sanctions. There can be no assurance that we will be in compliance with export control or economic sanctions laws and regulations in the future.

Any such violation could result in significant criminal or civil fines, penalties or other sanctions and repercussions, including reputational harm that could have a material adverse impact on our business, financial condition and results of operations.

Because of our international operations, we could be materially adversely affected by violations of the U.S. FCPA and similar anticorruption, anti-bribery and anti-kickback laws.

Our business operations and sales in countries outside the United States are subject to anti-corruption, anti-bribery and anti-kickback laws and regulations, including restrictions imposed by the U.S. Foreign Corrupt Practices Act (the “FCPA”), as well as the United Kingdom Bribery Act of 2010 (the “UK Bribery Act”). The FCPA, UK Bribery Act, and similar anti-corruption, anti-bribery and anti-kickback laws in other jurisdictions generally prohibit companies, their intermediaries and their agents from making improper payments to government officials or any other persons for the purpose of obtaining or retaining business. We operate and sell our products in many parts of the world that have experienced governmental corruption to some degree and, in certain circumstances, strict compliance with anti-corruption, anti-bribery and anti-kickback laws may conflict with local customs and practices. We have policies in place that prohibit employees from making improper payments. We also include anti-corruption, anti-bribery and anti-kickback law compliance provisions in our contracts with our agents. We continue to implement internal controls and procedures designed to ensure that we comply with anti-corruption, anti-bribery and anti-kickback laws, rules and regulations as well as mitigate and protect against corruption risks. We cannot provide assurance that our internal controls and procedures will protect us from reckless, criminal or other acts committed by our employees or third parties with whom we work. If we are found to be liable for violations of the FCPA or similar anti-corruption, anti-bribery and anti-kickback laws in international jurisdictions, either due to our own acts or out of inadvertence, or due to the acts or inadvertence of others, we could suffer criminal or civil fines or penalties or other repercussions, including reputational harm, which could have a material adverse effect on our business, financial condition and results of operations.

Our contracts with the U.S. federal government subject us to additional oversight and risks inherent in the government procurement process.

We provide products and services, directly and indirectly, to a variety of government entities. In fiscal 2020, we derived approximately 41% of our revenue from multiple contracts with agencies of the U.S. federal government. As such, we must comply with and are affected by laws and regulations relating to the award, administration and performance of U.S. government contracts. Government contract laws and regulations affect how we do business with our customers and impose certain risks and costs on our business.

Risks associated with selling products and services to government entities include extended sales and collection cycles, varying governmental budgeting processes, and adherence to complex procurement regulations and other government-specific contractual requirements. We may be subject to audits and investigations relating to our government contracts and any violations could result in civil and criminal penalties and administrative sanctions, including termination of contracts, payment of fines, and suspension or debarment from future government business, as well as harm to our business, financial condition and results of operations.

Our products are subject to extensive government scrutiny and regulation, including the USDA Forest Service qualification process. There can be no assurance that such regulations will not change and that our products will continue to be approved for usage.

We are subject to regulation by federal, state, local and foreign government authorities. In some cases, for example, for our firefighting products, we need pass the USDA Forest Service qualification process, which is a rigorous process that requires the product passing several tests and standards, including toxicity corrosion and stability. The USDA Forest Service also requires a lengthy field evaluation, which adds to the difficulty of meeting USDA Forest Service standards. We are also subject to ongoing reviews of our products, manufacturing processes and facilities by government authorities, and must also produce product data and comply with detailed regulatory requirements.

The Registration, Evaluation and Authorization of Chemicals (“REACH”) legislation may affect our ability to manufacture and sell certain products in the EU: REACH requires chemical manufacturers and importers in the EU to prove the safety of their products. We were required to pre-register certain products and file comprehensive reports, including testing data, on each chemical substance, and perform chemical safety assessments. Additionally, substances of high concern are subject to an authorization process. Authorization may result in restrictions on certain uses of products or even prohibitions on the manufacture or importation of products. The full registration requirements of REACH have been phased in over several years, and we have incurred additional expense to cause the registration of our products under these regulations. REACH may affect our ability to import, manufacture and sell certain products in the EU. In addition, other countries and regions of the world already have or may adopt legislation similar to REACH that affect our business, affect our ability to import, manufacture or sell certain products in these jurisdictions, and have required or will require us to incur increased costs.

The Frank R. Lautenberg Chemical Safety for the 21st Century Act modified the Toxic Control Substances Act (“TSCA”), by requiring the EPA, to prioritize and evaluate the environmental and health risks of existing chemicals and provided the EPA with greater authority to regulate chemicals posing unreasonable risks. According to this statute, the EPA is required to make an affirmative finding that a new chemical will not pose an unreasonable risk before such chemical can go into production. As a result, TSCA now operates in a similar fashion to the REACH legislation in Europe. These laws and regulations, among others, increase the complexity and costs of transporting our products from the country in which they are manufactured to our customers. Further changes to these and similar regulations could restrict our ability to expand, build or acquire new facilities, require us to acquire costly control equipment, cause us to incur expenses associated with remediation of contamination, cause us to modify our manufacturing or shipping processes or otherwise increase our cost of doing business and have a negative impact on our business, financial condition and results of operations. In addition, the adoption of new laws, rules or regulations related to climate change poses risks that could harm our results of operations or affect the way we conduct our businesses. For example, new or modified regulations could require us to make substantial expenditures to enhance our environmental compliance efforts.

New or stricter laws and regulations may be introduced that could result in additional compliance costs and prevent or inhibit the development, manufacture, distribution and sale of our products. For example, perfluorooctanoic acid substances (“PFOAs”) and perfluorooctanesulfonic acid substances (“PFOS”) may become regulated as hazardous substances, phased out or banned. The USDA Forest Service may change its qualification process or determine that our products no longer qualify under existing requirements. Such outcomes could adversely impact our business, financial condition and results of operations.

Environmental laws and regulations may subject us to significant liabilities. Changes to existing Environmental, Health and Safety (“EHS”) requirements or the adoption of new EHS requirements, changes to the enforcement of EHS requirements, and the discovery of additional or unknown conditions at facilities owned, operated or used by us or at or near which our products were, are, or will be used, to the extent not covered by indemnity, insurance or a covenant not to sue, could have a material adverse effect on our business, financial condition and results of operations.

We operate in jurisdictions where legislative initiatives relating to greenhouse gas (“GHG”) emissions are being considered or adopted. There has been no material effect on any of our facilities to date, and we continue to follow developments closely. Although it is difficult to know what final regulations may be passed in the jurisdictions where our manufacturing facilities are located, we could face increased capital and operating costs to comply with GHG emissions regulations and these costs could be material. The potential impact of current and proposed environmental laws and regulations is uncertain. We cannot predict the nature of these requirements and the impact on our business, but proposed regulations or failure to comply with current and proposed regulations could have a material adverse impact on our business, financial condition and results of operations by substantially increasing capital expenditures and compliance costs, affecting our ability to meet our financial obligations. It may also lead to the modification or cancellation of operating licenses and permits, penalties and other corrective actions.

The regulatory environment in which we operate is subject to change, and new regulations and new or existing claims, such as those related to certain PFAS substances, PFOAs, and PFOS could have a material adverse effect on our business, financial condition and results of operations or make aspects of our business as currently conducted no longer possible. In addition, we are and, in the future may be, subject to claims related to substances such PFAS, including for degradation of natural resources from such PFAS and personal injury or product liability claims as a result of human exposure to such PFAS.

Our operations are subject to extensive environmental regulation in each of the countries in which we maintain facilities. For example, U.S. (federal, state and local), and other countries’ environmental laws applicable to the Company include statutes and regulations intended to impose certain obligations with respect to the manufacture, sale and distribution of firefighting foam that contains intentionally added PFAS chemicals. In addition, certain regulations also impose restrictions on the discharge of PFAS chemicals in wastewater, and may require allocating the cost of investigating, monitoring and remedying soil and groundwater contamination to a party operating the site, as well as to prevent future soil and groundwater contamination; imposing air ambient standards and, in some cases, emission standards, for air pollutants which present a risk to public health, welfare or the natural environment; governing the handling, management, treatment, storage and disposal of hazardous wastes and substances; regulating the chemical content of products; and regulating the discharge of pollutants into waterways.

With regards to our oil additives business, our use of hazardous substances in our manufacturing processes and the generation of hazardous wastes not only by us, but by prior occupants of our facilities, suggest that hazardous substances may be present at or near certain of our facilities or may come to be located there in the future. Consequently, we are required to closely monitor our compliance under all the various environmental laws and regulations applicable to us. Under certain environmental laws, we may be responsible for remediation costs or other liabilities as a result of the use, release or disposal of hazardous substances at or from any property currently or formerly owned or operated or to which we sent waste for treatment or disposal. Liability under these laws may be imposed without regard to whether we were aware of, or caused, the contamination and, in some cases, liability may be joint or several.

Our facilities are subject to increasingly more stringent federal, state and local environmental laws and regulations. Some of these laws and regulations relate to what are frequently called “emerging contaminants,” such as PFAS, PFOAs and PFOS. Some of the Company’s products use fluorine as a raw material, which is considered a PFAS chemical. We and some of our competitors have been, are, and in the future may be the target of lawsuits and state enforcement actions because of the alleged discharge of PFAS into the environment, including for degradation of natural resources from such PFAS and personal injury or product liability claims as a result of human exposure to such PFAS. See “—We are exposed to risks related to litigation, including multi-district litigation and other legal proceedings.”

We obtain Phase I or similar environmental site assessments for most of the manufacturing facilities we own or lease at the time we either acquire or lease such facilities. These assessments typically include general inspections. These assessments may not reveal all potential environmental liabilities and current assessments are not available for all facilities. Consequently, there may be material environmental liabilities of which we are not aware. In addition, ongoing cleanup and containment operations may not be adequate for purposes of future laws and regulations. The conditions of our properties could also be affected in the future by neighboring operations or the conditions of the land in the vicinity of our properties. These developments and others, such as increasingly stringent environmental laws and regulations, increasingly strict enforcement of environmental laws and regulations, or claims for damage to property or injury to persons resulting from the environmental, health or safety impact of our operations, may cause us to incur significant costs and liabilities that could have a material adverse effect.

Our facilities are required to maintain numerous environmental permits and governmental approvals for our operations. Some of the environmental permits and governmental approvals that have been issued to us or to our facilities contain conditions and restrictions, including restrictions or limits on emissions and discharges of pollutants and contaminants, or may have limited terms. Maintaining these permits and complying with their terms as well as environmental laws and regulations applicable to our business could require us to incur material costs.

If we fail to satisfy these conditions or to comply with these restrictions or with applicable environmental laws and regulations, we may become subject to enforcement actions and the operation of the relevant facilities could be adversely affected. We may also be subject to fines, penalties, claims for injunctive relief or additional costs. We may not be able to renew, maintain or obtain all environmental permits and governmental approvals required for the continued operation or further development of our facilities, as a result of which the operation of our facilities may be limited or suspended.

Because our oil additives segment manufactures and uses materials that are known to be hazardous, highly combustible and difficult to transport, we are subject to, or affected by, certain product and manufacturing regulations, for which compliance can be costly and time consuming. In addition, we may be subject to personal injury or product liability claims as a result of human exposure to such hazardous materials.

We produce hazardous, highly combustible and difficult to transport chemicals, which subject us to regulation by many U.S. and non-U.S. national, supra-national, state and local governmental authorities. In some circumstances, these authorities must review and, in some cases approve, our products and/or manufacturing processes and facilities before we may manufacture and sell some of these chemicals. To be able to manufacture and sell certain new chemical products, we may be required, among other things, to demonstrate to the relevant authority that the product does not pose an unreasonable risk during its intended uses and/or that we are capable of manufacturing the product in compliance with current regulations. The process of seeking any necessary approvals can be costly, time consuming and subject to unanticipated and significant delays. Approvals may not be granted to us on a timely basis, or at all. Any delay in obtaining, or any failure to obtain or maintain these approvals would adversely affect our ability to introduce new products and to generate revenue from those products. New laws and regulations may be introduced in the future that could result in additional compliance costs, bans on product sales or use, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution or sale of our products and could increase our customers’ efforts to find less hazardous substitutes for our products. We are subject to ongoing reviews of our products and manufacturing processes.

Phosphorus pentasulfide is transported through a combination of ground and sea. These materials are highly combustible and difficult to transport, so they must be handled carefully and in accordance with applicable laws and regulations. An incident in the transportation of our materials or our failure to comply with laws and regulations applicable to the transfer of such products could lead to human injuries or significant property damage, regulatory repercussions or could make it difficult to fulfill our obligations to our customers, any of which could have a material adverse effect on our business, financial condition and results of operations.

Products we have made or used could be the focus of legal claims based upon allegations of harm to human health. We cannot predict the outcome of suits and claims, and an unfavorable outcome in these litigation matters could exceed reserves or have a material adverse effect on our business, financial condition and results of operations and cause our reputation to decline.

Our products or facilities could have environmental impacts and side effects.

If the products we sell do not have the intended effects, our business may suffer and it may be subject to products liability or other legal actions. Our products contain innovative combinations of materials. While there is data available with respect to the environmental impacts of our fire retardant products that are conducted by governmental agencies, this data is limited to certain locations and periods and therefore, may not capture all the possible environmental impacts and side effects of use or repeated use of our fire retardant products. Similarly, there have been toxicological studies conducted on the impact of our products on certain fish and mammalian species, however, this is limited in scope and therefore, does not present all the potential side effects and/or the products’ interaction with animal biochemistry. As a result, our products could have certain impact on the environment or the animal population that is currently unknown by the Company.

Legal and regulatory claims, investigations and proceedings may be initiated against us in the ordinary course of business. The outcomes and the amounts of any damages awarded or fines or penalties assessed, cannot be predicted, and could have a material adverse effect on our reputation as well as our business, financial condition and results of operations.

We may be the subject of litigation by customers, suppliers and other third parties. A significant judgment against us, the loss of a significant permit, license or other approval, or a significant fine, penalty or contractual dispute could have a material adverse effect on our business, financial condition and results of operations. Some of the products we produce may cause adverse health consequences, which exposes us to product liability claims. See “—Some of the products we produce may cause adverse health consequences, which exposes us to product liability and other claims, and we may, from time to time, be the subject of indemnity claims.” Litigation is expensive, time consuming and may divert management’s attention away from the operation of the business. The outcome of litigation can never be predicted with certainty and an adverse outcome in any of these matters could have a material adverse effect on our reputation as well as our business, financial condition and results of operations.

Risks Related to Holdco

Holdco will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives.

If Holdco completes the Business Combination and becomes a public company, it will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after Holdco is no longer an emerging growth company, as defined in Section 2(a) of the Securities

Act. As a public company, Holdco will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the Trading Market. Holdco’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, Holdco expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time consuming and costly. The increased costs will increase Holdco’s net loss. For example, these rules and regulations could make it more difficult and more expensive for Holdco to obtain director and officer liability insurance and as a result, Holdco may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. Holdco cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Holdco to attract and retain qualified persons to serve on its board of directors or as executive officers.

Holdco’s management has limited experience in operating a public company.

Holdco’s executive officers have limited experience in the management of a publicly traded company. Holdco’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Combined Company. Holdco may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for the Combined Company to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that the Combined Company will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

There can be no assurance that the Holdco Ordinary Shares that will be issued in connection with the Business Combination or the Holdco Warrants will be approved for listing on the Trading Market or, if approved, will continue to be so listed following the closing of the Business Combination, or that Holdco will be able to comply with the continued listing standards of the Trading Market.

Holdco intends to apply for the listing of the Holdco Ordinary Shares and Holdco Warrants on the Trading Market. If the Trading Market denies its application for failure to meet the listing standards, Holdco and its shareholders could face significant material adverse consequences including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity for its securities;

•

a determination that Holdco Ordinary Shares are a “penny stock” which will require brokers trading in the Holdco Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for its securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Holdco Ordinary Shares and the Holdco Warrants are listed on the Trading Market, they will be covered securities. Although the states are preempted from regulating the sale of the Combined Company’s securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While Holdco is not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if the Combined Company was not listed on the Trading Market, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities.

Holdco has no operating or financial history and its results of operations and those of the Combined Company may differ significantly from the unaudited pro forma financial data included in this prospectus.

Holdco has no operating history and no revenues. This prospectus includes unaudited pro forma condensed consolidated combined financial statements for the Combined Company. The unaudited pro forma condensed consolidated combined statement of operations of the Combined Company combines the historical audited results of operations of Perimeter for the fiscal year ended December 31, 2020, with the historical audited results of operations of EverArc for the year ended October 31, 2020, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2020. The unaudited pro forma condensed consolidated combined balance sheet of the Combined Company combines the historical balance sheets of EverArc as of October 31, 2020 and of Perimeter as of December 31, 2020 and gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2021.

The unaudited pro forma condensed consolidated combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed consolidated combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the Combined Company. Accordingly, the Combined Company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed consolidated combined financial statements included in this document.

If the Combined Company fails to maintain effective internal controls over financial reporting, the price of Holdco securities may be adversely affected.

The Combined Company will be required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect the Combined Company’s public disclosures regarding its business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in the Combined Company’s internal controls over financial reporting, or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in the Combined Company’s internal controls over financial reporting, or disclosure of management’s assessment of the Combined Company’s internal controls over financial reporting, may have an adverse impact on the price of Holdco securities.

The Combined Company’s failure to timely and effectively implement controls and procedures required by Section 404(a) (“Section 404(a)”) of the Sarbanes-Oxley Act that will be applicable to it after the Business Combination is consummated could have a material adverse effect on its business, operating results and financial condition.

Neither Holdco nor Perimeter is currently subject to Section 404 of the Sarbanes-Oxley Act. However, following the consummation of the Business Combination, the Combined Company will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) are significantly more stringent than those required of Holdco or Perimeter as privately held companies. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If the Combined Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective or may result in a finding that there is a material weakness in the Combined Company’s internal controls over financial reporting, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

A market for Holdco’s securities may not continue, which would adversely affect the liquidity and price of its securities.

Following the Business Combination, the price of Holdco Ordinary Shares and Holdco Warrants may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for Holdco Ordinary Shares and Holdco Warrants following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of Holdco Ordinary Shares and Holdco Warrants after the Business Combination can vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. If its securities are not listed on, or become delisted from, the Trading Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of its securities may be more limited than if it were quoted or listed on the Trading Market or another national securities exchange. You may be unable to sell your Holdco securities unless a market can be established or sustained.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendations regarding Holdco Ordinary Shares adversely, then the price and trading volume of Holdco Ordinary Shares or Holdco Warrants could decline.

The trading market for Holdco Ordinary Shares and Holdco Warrants will be influenced by the research and reports that industry or securities analysts may publish about the Combined Company, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on EverArc or the Combined Company. If no securities or industry analysts commence coverage of the Combined Company, Holdco Ordinary Share and Holdco Warrant price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Combined Company change their recommendation regarding Holdco Ordinary Shares and Holdco Warrants adversely, or provide more favorable relative recommendations about Holdco’s competitors, the price of Holdco Ordinary Shares and Holdco Warrants would likely decline. If any analyst who may cover EverArc were to cease coverage of the Combined Company or fail to regularly publish reports on it, Holdco could lose visibility in the financial markets, which could cause the price or trading volume of Holdco Ordinary Shares or Holdco Warrant to decline.

The JOBS Act permits “emerging growth companies” like Holdco to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

Holdco currently qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, Holdco takes advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. As a result, Holdco shareholders may not have access to certain information they deem important. Holdco expects to remain an emerging growth company until December 31, 2022.

Holdco cannot predict if investors will find Holdco Ordinary Shares and Holdco Warrants less attractive because it relies on these exemptions. If some investors find Holdco Ordinary Shares or Holdco Warrants less attractive as a result, there may be a less active trading market and share price for Holdco Ordinary Shares or Holdco Warrants may be more volatile. Holdco does not expect to qualify as an emerging growth company after the last day of the fiscal year in which the Business Combination is consummated and may incur increased legal, accounting and compliance costs associated with Section 404 of the Sarbanes-Oxley Act.

Risks Related to EverArc and the Proposed Business Combination

We may fail to realize the strategic and financial benefits currently anticipated from the Business Combination.

The future success of the Business Combination, including anticipated benefits, depends, in part, on our ability to optimize our operations as a public company. The optimization of our operations following the Business Combination will be a complex, costly and time-consuming process and if we experience difficulties in this process, the anticipated benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on us for an undetermined period. There can be no assurances that we will realize the potential operating efficiencies, synergies and other benefits currently anticipated from the Business Combination.

Some of the factors involved in this are outside of our control, and any one of them could result in delays, increased costs, decreases in the amount of potential revenues, potential cost savings, and diversion of management’s time and energy, which could materially affect our business, financial condition and results of operations.

Failure to consummate the Business Combination would result in a termination fee payable by EverArc.

If the Business Combination Agreement is terminated under certain circumstances including EverArc’s failure to close when all conditions to closing have been satisfied, EverArc would be required to pay a termination fee of $50 million. The payment of such termination fee could have a materially adverse effect on EverArc’s financial condition and impact its ability to pursue a different acquisition in the future. For more information, see the section entitled “The Business Combination Agreement—Termination Fee.”

The requirements of being a public company may strain the Combined Company’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the proposed business combination may be greater than we anticipate.

As a public company, the Combined Company will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the NYSE or Nasdaq rules. The requirements of these rules and regulations will impact the Combined Company’s legal, accounting and compliance expenses, make some activities more difficult, time-consuming or costly and place strain on its personnel, systems and resources. The Sarbanes-Oxley Act requires, among other things, that the Combined Company maintain effective disclosure controls and procedures and internal control over financial reporting. Ensuring that the Combined Company will have adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently. We do not expect that the Combined Company will initially have an internal audit group, and the Combined Company may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Implementing any appropriate changes to the Combined Company’s internal controls may require specific compliance training for the Combined Company’s directors, officers and employees, entail substantial costs, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of the Combined Company’s internal controls and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase the Combined Company’s operating costs and could materially impair its ability to operate its business. Moreover, effective internal controls are necessary for the Combined Company to produce reliable financial reports and are important to help prevent fraud.

In accordance with the Trading Market rules, unless the Combined Company is eligible for an exemption, it will be required to maintain a majority of independent directors on the board. The various rules and regulations applicable to public companies make it more difficult and more expensive for the Combined Company to maintain directors’ and officers’ liability insurance, and the Combined Company may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If the Combined Company is unable to maintain adequate directors’ and officers’ insurance, its ability to recruit and retain qualified officers and directors will be significantly curtailed.

We expect that the rules and regulations applicable to public companies will result in the Combined Company incurring substantial additional legal and financial compliance costs. These costs will decrease the Combined Company’s net income or increase its net loss and may require it to reduce costs in other areas of its business.

There can be no assurance that the Holdco Ordinary Shares or Holdco Warrants will be approved for listing on the Trading Market or that the Combined Company will be able to comply with the continued listing standards of the Trading Market.

The Combined Company intends to apply to have the Holdco Ordinary Shares and Holdco Warrants listed on the Trading Market, subject to official notice of issuance, and expects that the Holdco Ordinary Shares and Holdco Warrants will begin trading on the Trading Market immediately following the Closing of the Business Combination. Although following the closing of the Business Combination the Combined Company expects to meet the minimum initial listing standards set forth in the Trading Market’s listing standards, it cannot assure you that the Holdco Ordinary Shares or Holdco Warrants will be, or will continue to be, listed on the Trading Market in the future. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. We may not be able to comply with the applicable listing standards and the Trading Market could delist our securities as a result.

The Combined Company cannot assure you that our Holdco Ordinary Shares or Holdco Warrants, if delisted from the Trading Market, will be listed on another national securities exchange. If the Holdco Ordinary Shares or Holdco Warrants are delisted by the Trading Market, the Holdco Ordinary Shares or Holdco Warrants would likely trade on the OTCQB where an investor may find it more difficult to sell the securities or obtain accurate quotations as to the market value of such securities.

Subsequent to the consummation of the Business Combination, the Combined Company may be required to take write-downs or write-offs, or the Combined Company may be subject to restructuring, impairment or other charges that could have a significant negative effect on the Combined Company’s business, financial condition and results of operations as well as the price of our stock, which could cause you to lose some or all of your investment.

Even though we have conducted extensive due diligence on Perimeter, we cannot assure you that this diligence identified all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Perimeter’s and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about our securities or us. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by Perimeter or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities or, following the consummation of the business combination, the Combined Company’s securities, may decline.

The market price of our common stock may decline as a result of our Business Combination if we do not achieve the perceived benefits of our Business Combination as rapidly, or to the extent anticipated by, financial analysts or the effect of our Business Combination on our financial results is not consistent with the expectations of financial analysts. Accordingly, holders of our common stock following the consummation of our Business Combination may experience a loss as a result of a decline in the market price of such common stock. In addition, a decline in the market price of our common stock following the consummation of our Business Combination could adversely affect our ability to issue additional securities and to obtain additional financing in the future.

EverArc may not be able to complete its initial business combination prior to December 17, 2022, in which case EverArc’s directors shall determine whether to recommend to the shareholders if EverArc’s operations should be wound up. EverArc may not be able to complete its initial business combination within this time period.

EverArc’s Articles provide that if EverArc fails to complete its initial business combination by December 17, 2022, EverArc’s directors shall determine whether to recommend to the shareholders if EverArc’s operations should be wound up. EverArc may not be able to complete its initial business combination within such time period. EverArc’s ability to complete its initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If EverArc has not completed its initial business combination within such time period and its directors and shareholders decide to wind up the business, EverArc will be wound up in accordance with the BVI Companies Act. In such case, the holders of EverArc Ordinary Shares may only receive $10.00 per share, and EverArc’s warrants will expire worthless. In certain circumstances, the holders of EverArc Ordinary Shares may receive less than $10.00 per share on the redemption of his, her or its shares.

EverArc’s shareholders cannot be sure of the market value of the Holdco Ordinary Shares to be issued upon completion of the Business Combination.

The holders of EverArc Ordinary Shares issued and outstanding immediately prior to the effective time of the Business Combination will receive one Holdco Ordinary Share in exchange for each EverArc Ordinary Share held by them, rather than a number of shares with a particular fixed market value. The market value of EverArc Ordinary Shares at the time of the Business Combination may vary significantly from its price on the date the Business Combination Agreement was executed or the date of the Registration Statement of which this prospectus is a part. Because the exchange ratio of the shares will not be adjusted to reflect any changes in the market prices of EverArc Ordinary Shares, the market value of the Holdco Ordinary Shares issued in the Business Combination and the EverArc Ordinary Shares surrendered in the Business Combination may be higher or lower than the value of these shares on earlier dates. 100% of the consideration to be received by EverArc’s Shareholders will be Holdco Ordinary Shares. Following consummation of the Business Combination, the market price of Holdco’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

•	changes in financial estimates by analysts;

•	announcements by it or its competitors of significant contracts, productions, acquisitions or capital commitments;

•	fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	general economic conditions;

•	changes in market valuations of similar companies;

•	terrorist acts;

•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•	future sales of Holdco Ordinary Shares;

•	regulatory developments in the U.S., foreign countries or both;

•	litigation involving Holdco, its subsidiaries or its general industry; and

•	additions or departures of key personnel.

EverArc’s board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to the EverArc shareholders.

In analyzing the Business Combination, the EverArc board of directors conducted significant due diligence on Perimeter. For a complete discussion of the factors utilized by EverArc’s board of directors in approving the Business Combination, see the section entitled, “The Business Combination—EverArc’s Board of Directors’ Reasons for the Approval of the Business Combination.” The EverArc board of directors believes because of the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its shareholders. Notwithstanding the foregoing, EverArc’s board of directors did not obtain a fairness opinion to assist it in its determination. Accordingly, EverArc’s board of directors may be incorrect in its assessment of the Business Combination.

The EverArc Founders and EverArc’s board of directors have potential conflicts of interest in the Business Combination.

The EverArc Founders and EverArc’s board of directors have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•

the amounts payable to the EverArc Founder Entity pursuant to the Founder Advisory Agreement entered into by EverArc and the EverArc Founder Entity which is designed to provide incentives to the EverArc Founders to achieve EverArc’s objectives which includes:

•

a fixed annual advisory amount equal to 1.5% of the Founder Advisory Agreement Calculation Number (in each case, payable in Holdco Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such amounts are paid in Holdco Ordinary Shares). Based on the assumptions described in this prospectus, the fixed annual advisory amount is currently expected to be 2,353,992 Holdco Ordinary Shares which, assuming a stock price of $12.50 per Holdco Ordinary Share, would have a value of $29,424,902. Each additional $1 increase in the stock price of Holdco Ordinary Shares above $12.50 will increase the value of the fixed annual advisory amount payable to the EverArc Founder Entity by $2,353,992; and

•

a variable annual advisory amount based on the appreciation of the market price of Holdco Ordinary Shares if such market price exceeds certain trading price minimums (in each case, payable in Holdco Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such amounts are paid in Holdco Ordinary Shares). Based on assumptions described in this prospectus and assuming a stock price of $12.50 per Holdco Ordinary Share, the variable annual advisory amount payable to the EverArc Founder Entity in year one would have a value of $70,619,765. For each $1 increase in the stock price of Holdco Ordinary Shares above $12.50, or such higher stock price on which a variable annual advisory amount was previously paid to the EverArc Founder Entity, the EverArc Founder Entity will receive a variable annual advisory amount valued at $28,247,906;

the EverArc Founders have advised Holdco that their intention is to elect, via the EverArc Founder Entity, to receive any advisory amounts in Holdco Ordinary Shares and for any cash element to only be such amount as is required to pay any related taxes;

•	the potential continuation of certain of EverArc’s directors as directors of Holdco;

•	the continued indemnification of current directors and officers of EverArc and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•

the beneficial ownership of the EverArc Founders indirectly through the EverArc Founder Entity and certain of EverArc’s directors of an aggregate of (i) 100 EverArc Founder Shares, acquired for an aggregate purchase price of $1,000, which have an aggregate market value of approximately $1,250 based on the closing price of EverArc Ordinary Shares of $12.50 on the LSE on August 24, 2021 and (ii) 1,725,239 EverArc Ordinary Shares, acquired for an aggregate purchase price of $17,300,000, which have an aggregate market value of approximately $21,565,488 based on the closing price of EverArc Ordinary Shares of $12.50 on the LSE on August 24, 2021.

EverArc’s shareholders will have a reduced ownership and voting interest after consummation of the Business Combination and will exercise less influence over management.

After the completion of the Business Combination, EverArc’s shareholders will own a smaller percentage of Holdco than they currently own of EverArc. Upon completion of the Business Combination, it is anticipated that EverArc’s shareholders, will own approximately 26.1%, of the Holdco Ordinary Shares issued and outstanding immediately after the consummation of the Business Combination. Consequently, EverArc’s shareholders, as a group, will have reduced ownership and voting power in Holdco compared to their ownership and voting power in EverArc.

EverArc’s shareholders may be held liable for claims by third parties against EverArc to the extent of distributions received by them.

If EverArc is forced to enter into an insolvent liquidation, any distributions received by holders of EverArc Ordinary Shares could be viewed as an unlawful payment if it was proved that immediately after the distribution, EverArc was unable to pay its debts as they fell due or the value of its assets did not exceed its liabilities. As a result, a liquidator could seek to recover all amounts received by the holders of EverArc Ordinary Shares. A distribution made to a member at a time when EverArc did not, immediately after the distribution, satisfy the solvency test may be recovered by EverArc (acting by its liquidator) from the member unless (a) the member received the distribution in good faith and without knowledge of EverArc’s failure to satisfy the solvency test; (b) the member has altered his or her position in reliance on the validity of the distribution; and (c) it would be unfair to require repayment in full or at all. Furthermore, EverArc’s directors may be viewed as having breached their fiduciary duties to EverArc or its creditors and/or may have acted in bad faith, thereby exposing themselves and EverArc to claims, by paying holders of EverArc Ordinary Shares prior to addressing the claims of creditors. EverArc cannot assure you that claims will not be brought against it for these reasons.

EverArc’s and Perimeter’s ability to consummate the Business Combination may be materially adversely affected by the COVID-19 pandemic.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the U.S. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, the U.S. Department of Health and Human Services declared a public health emergency for the U.S. to aid the U.S., and on March 11, 2020, the World Health Organization characterized COVID-19 as a “pandemic.”

The COVID-19 pandemic has resulted, and other infectious diseases could result, in a widespread health crisis that has and could continue to adversely affect the economies and financial markets worldwide, which may delay or prevent the consummation of the Business Combination. The extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted, including new information, which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

The disruptions posed by COVID-19 have continued, and other matters of global concern may continue for an extensive period of time, and EverArc’s and Perimeter’s ability to consummate the Business Combination may be materially adversely affected. Each of EverArc, Perimeter and Holdco may also incur additional costs due to delays caused by COVID-19, which could adversely affect EverArc’s and Perimeter’s ability to consummate the Business Combination.

Risks Related to Investment in a Luxembourg Company

Holdco is organized under the laws of the Grand Duchy of Luxembourg. It may be difficult for you to obtain or enforce judgments or bring original actions against Holdco or the members of its board of directors in the U.S.

Holdco is organized under the laws of the Grand Duchy of Luxembourg. In addition, some of the members of Holdco’s board of directors and officers reside outside the U.S. Investors may not be able to effect service of process within the U.S. upon Holdco or these persons or enforce judgments obtained against Holdco or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it also may be difficult for an investor to enforce in U.S. courts judgments obtained against Holdco or these persons in courts located in jurisdictions outside the U.S., including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Awards of punitive damages in actions brought in the U.S. or elsewhere are generally not enforceable in Luxembourg.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the U.S. and Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. Pursuant to the general provisions of Luxembourg law for the enforcement of foreign judgments and in particular, but not limited to, section 678 of the Luxembourg New Code of Civil Procedure, a party who obtains a final judgment from a court of competent jurisdiction in the U.S. may initiate enforcement proceedings in Luxembourg (exequatur) and the District Court (Tribunal d’Arrondissement) may authorize the enforcement in Luxembourg of the U.S. judgment without re-examination of the merits, if it is satisfied that the following conditions are met (which conditions may change):

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the U.S.;

•

the U.S. court had jurisdiction over the subject matter leading to the judgment according to the Luxembourg conflict of jurisdictions rules (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•

the U.S. court applied to the dispute the substantive law that would have been applied by Luxembourg courts (based on recent case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court);

•

the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but with the procedural rules of the jurisdiction in which the judgment was rendered, in particular, in compliance with the rights of the defendant;

•	the U.S. court acted in accordance with its own procedural laws; and

•

the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi). Awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages), might not be recognized by Luxembourg courts. Ordinarily, an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages, such punitive damages may be considered a penalty.

In addition, actions brought in a Luxembourg court against Holdco, the members of its board of directors, its officers, or the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts generally do not award punitive damages. Litigation in Luxembourg also is subject to rules of procedure that differ from the U.S. rules, including, with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in the Luxembourgish, French or German language, and all documents submitted to the court would, in principle, have to be translated into Luxembourgish, French or German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against Holdco, the members of its board of directors, its officers, or the experts named herein. In addition, even if a judgment against Holdco, the non-U.S. members of its board of directors, its officers, or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or Luxembourg courts.

The directors and officers of Holdco have entered into, or will enter into, indemnification agreements with Holdco. Under such agreements, the directors and officers will be entitled to indemnification from Holdco to the fullest extent permitted by Luxemburg law against liability and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. Luxembourg law permits Holdco to keep directors indemnified against any expenses, judgments, fines and amounts paid in connection with liability of a director towards Holdco or a third party for management errors i.e., for wrongful acts committed during the execution of the mandate (mandat) granted to the director by Holdco, except in connection with criminal offenses, gross negligence or fraud. The rights to and obligations of indemnification among or between Holdco and any of its current or former directors and officers are generally governed by the laws of Luxembourg and subject to the jurisdiction of the Luxembourg courts, unless such rights or obligations do not relate to or arise out of such persons’ capacities listed above. Although there is doubt as to whether U.S. courts would enforce this indemnification provision in an action brought in the U.S. under U.S. federal or state securities laws, this provision could make it more difficult to obtain judgments outside Luxembourg or from non-Luxembourg jurisdictions that would apply Luxembourg law against Holdco’s assets in Luxembourg.

Luxembourg and European insolvency and bankruptcy laws are substantially different from U.S. insolvency and bankruptcy laws and may offer Holdco’s shareholders less protection than they would have under U.S. insolvency and bankruptcy laws.

As a company organized under the laws of the Grand Duchy of Luxembourg and with its registered office in Luxembourg, Holdco is subject to Luxembourg insolvency and bankruptcy laws in the event any insolvency proceedings are initiated against it including, among other things, Council and European Parliament Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast). Should courts in another European country determine that the insolvency and bankruptcy laws of that country apply to Holdco in accordance with and subject to such European Union (“EU”) regulations, the courts in that country could have jurisdiction over the insolvency proceedings initiated against Holdco. Insolvency and bankruptcy laws in Luxembourg or the relevant other European country, if any, may offer Holdco’s shareholders less protection than they would have under U.S. insolvency and bankruptcy laws and make it more difficult for them to recover the amount they could expect to recover in a liquidation under U.S. insolvency and bankruptcy laws.

The rights of Holdco’s shareholders may differ from the rights they would have as shareholders of a U.S. corporation, which could adversely impact trading in Holdco’s Ordinary Shares and its ability to conduct equity financings.

Holdco’s corporate affairs are governed by Holdco’s articles of association and the laws of Luxembourg, including the Luxembourg Company Law (loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée). The rights of Holdco’s shareholders and the responsibilities of its directors and officers under Luxembourg law are different from those applicable to a corporation incorporated in the U.S. For example, under Delaware law, the board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and its shareholders. Luxembourg law imposes, among others, a duty on directors of a Luxembourg company to: (i) act in good faith with a view to the best interests of a company; and (ii) exercise the care, diligence, and skill that a reasonably prudent person would exercise in a similar position and under comparable circumstances. Additionally, under Delaware law, a shareholder may bring a derivative action on behalf of a company to enforce a company’s rights. Under Luxembourg law, the board of directors has sole authority to decide whether to initiate legal action to enforce a company’s rights (other than, in certain circumstances, an action against members of Holdco’s board of directors, which may be initiated by the general meeting of the shareholders, or, subject to certain conditions, by minority shareholders holding together at least 10% of the voting rights in the company). See “Comparison of Shareholder Rights” for an additional explanation of the differences. Further, under Luxembourg law, there may be less publicly available information about Holdco than is regularly published by or about U.S. issuers. In addition, Luxembourg laws governing the securities of Luxembourg companies may not be as extensive as those in effect in the U.S., and Luxembourg laws and regulations in respect of corporate governance matters might not be as protective of minority shareholders as are state corporation laws in the U.S. Therefore, Holdco’s shareholders may have more difficulty in protecting their interests in connection with actions taken by Holdco’s directors, officers or principal shareholders than they would as shareholders of a corporation incorporated in the United States. As a result of these differences, Holdco’s shareholders may have more difficulty protecting their interests than they would as shareholders of a U.S. issuer.

Risks Related to Taxes

If Holdco is or becomes a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. Holders of Holdco Ordinary Shares or Holdco Warrants could be subject to adverse U.S. federal income tax consequences.

If Holdco is or becomes a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for any taxable year during which a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) holds Holdco Ordinary Shares or Holdco Warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. Because the Merger, together with certain related transactions, should qualify as an F Reorganization (see “Material U.S. Federal Income Tax Considerations—Tax Consequences of the Business Combination—The Merger”), Holdco should be treated as the same corporation as EverArc for purposes of the PFIC provisions. Accordingly, Holdco’s PFIC status may depend on whether EverArc has qualified for the PFIC start-up exception (see “Material U.S. Federal Income Tax Considerations—Tax Consequences of Ownership and Disposition of Holdco Ordinary Shares and Holdco Warrants—Passive Foreign Investment Company Rules”). EverArc’s and Holdco’s actual PFIC status for any taxable year will not be determinable until after the end of such year and, in the case of the application of the start-up exception to EverArc for its taxable year that ended on October 31, 2020, until after the end of Holdco’s second succeeding taxable year. Accordingly, there can be no assurance that Holdco will not be treated as a PFIC for any taxable year.

If Holdco were treated as a PFIC, a U.S. Holder of Holdco Ordinary Shares or Holdco Warrants may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. Certain elections (including a “qualified electing fund” or a mark-to-market election) may be available to U.S. Holders of Holdco Ordinary Shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, but U.S. Holders will not be able to make similar elections with respect to Holdco Warrants. See “Material U.S. Federal Income Tax Considerations—Tax Consequences of Ownership and Disposition of Holdco Ordinary Shares and Holdco Warrants—Passive Foreign Investment Company Rules.”

If a United States person is treated as owning at least 10% of Holdco’s shares, such person may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of Holdco’s shares, such person may be treated as a “United States shareholder” with respect to each of Holdco and its direct and indirect subsidiaries (“Holdco Group”) that is a “controlled foreign corporation,” or CFC, for U.S. federal income tax purposes. If the Holdco Group includes one or more U.S. subsidiaries, certain of Holdco’s non-U.S. subsidiaries could be treated as CFCs regardless of whether Holdco is treated as a CFC. Immediately following the Business Combination, the Holdco Group will include a U.S. subsidiary.

A United States shareholder of a CFC may be required to report annually and include in its U.S. taxable income its pro rata share of the CFC’s “subpart F income” and “tested income” (for purposes of computing “global intangible low-taxed income”) and earnings invested in U.S. property by the CFC, regardless of whether such CFC makes any distributions. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due from starting. An individual that is a United States shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Holdco cannot provide any assurances that it will assist holders in determining whether any of its non-U.S. subsidiaries is treated as a CFC or whether any holder is treated as a United States shareholder with respect to any of such CFCs or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations.

Changes in tax laws may materially adversely affect Holdco’s business, prospects, financial condition and operating results.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect Holdco’s business, prospects, financial condition and operating results. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Holdco. For example, U.S. federal tax legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act (the “Tax Act”), enacted many significant changes to the U.S. tax laws. Future guidance from the IRS with respect to the Tax Act may affect Holdco, and certain aspects of the Tax Act could be repealed or modified in future legislation. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), has already modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation.

General Risk Factors

We may require additional capital to fund our operations. If we are unable to raise additional capital on terms acceptable to us or at all or generate cash flows necessary to maintain or expand our operations, we may not be able to compete successfully, which would harm our business, financial condition and results of operations.

We expect to devote substantial financial resources to our ongoing and planned activities. We expect our expenses to continue to increase as our volumes and revenues increase. Furthermore, we expect to incur additional costs associated with operating as a public company. Accordingly, we may need to obtain additional capital to fund our continuing operations.

We believe that our existing cash and other resources will be sufficient to fund our operations and capital expenditure requirements for at least the next 12 months; however, these assumptions are based on estimates that may be wrong. As a result, we could deplete our capital resources sooner than we currently expect.

In the event that we require additional financing, we may not be able to raise such financing on terms acceptable to us or at all. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. If we are unable to raise additional capital on terms acceptable to us or at all or generate cash flows necessary to maintain or expand our operations and invest in our business, we may not be able to compete successfully, which would harm our business, financial condition and results of operations.

Cybersecurity attack, acts of cyber-terrorism, failure of technology systems and other disruptions to our information technology systems could compromise our information, disrupt our operations, and expose us to liability, which may adversely impact our business, financial condition and results of operations.

In the ordinary course of our business, we store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our employees in our information technology systems, including in our data servers and on our networks. The secure processing, maintenance and transmission of this data is critical to our operations. Despite our security measures, our information technology systems may be vulnerable to attacks by hackers or breached or disrupted due to employee error, malfeasance or other disruptions. Any such attack, breach or disruption could compromise our information technology systems and the information stored in them could be accessed, publicly disclosed, lost or stolen and our business operations could be disrupted. Any such access, disclosure or other loss of information or business disruption could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and damage to our reputation, which could adversely impact our business, financial condition and results of operations.

Our results of operations are subject to exchange rate and other currency risks. A significant movement in exchange rates could adversely impact our results of operations.

Although we conduct our business primarily in U.S. dollar we also conduct business in many different currencies. Accordingly, currency exchange rates affect our results of operations. The effects of exchange rate fluctuations on our future operating results are unpredictable because of the number of currencies in which we conduct business and the potential volatility of exchange rates. We are also subject to the risks of currency controls and devaluations. Currency controls may limit our ability to convert currencies into U.S. dollars or other currencies, as needed, or to pay dividends or make other payments from funds held by subsidiaries in the countries imposing such controls, which could adversely affect our liquidity. Currency devaluations could also negatively affect our operating margins and cash flows. For example, if the U.S. dollar were to strengthen against a local currency, our operating margin would be adversely impacted in the country to the extent significant costs are denominated in U.S. dollars while our revenues are denominated in such local currency.

Our insurance may not fully cover all of our operational risks, including, but not limited to, environmental risks, and changes in the cost of insurance or the availability of insurance could materially increase our insurance costs or result in a decrease in our insurance coverage.

We have a significant concentration of our manufacturing facilities. Natural disasters and severe weather events (such as hurricanes, earthquakes, fires, floods, landslides and wind or hailstorms) or other extraordinary events subject us to property loss and business interruption. Illegal or unethical conduct by employees, customers, vendors and unaffiliated third parties can also impact our business. Other potential liabilities arising out of our operations may involve claims by employees, customers or third parties for personal injury, product liability or property damage and potential fines and penalties in connection with alleged violations of regulatory requirements.

In certain instances, our insurance may not fully cover an insured loss depending on the magnitude and nature of the claim. Accordingly, we cannot assure you that we will not be exposed to uninsured or underinsured losses that could have a material adverse effect on our business, financial condition and results of operations. Additionally, changes in the cost of insurance or the availability of insurance in the future could substantially increase our costs to maintain our current level of coverage or could cause us to reduce our insurance coverage.

We are subject to general governmental regulation and other legal obligations, including those related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations could harm our business. Compliance with such laws could also impair our efforts to maintain and expand our customer base, and thereby decrease our revenue.

We receive, store and process personal information and other data from and about customers in addition to our employees and services providers. Our handling of data is subject to a variety of laws and regulations, including regulation by various government agencies, such as the U.S. Federal Trade Commission (the “FTC”) and various state, local and foreign agencies. Our data handling also is subject to contractual obligations and industry standards.

The U.S. federal and various state governments have adopted or proposed limitations on the collection, distribution, use, storage and security of data relating to individuals, including the use of contact information and other data for marketing, advertising and other communications with individuals and businesses. For example, the California Consumer Privacy Act of 2018 (the “CCPA”) became effective January 1, 2020. The CCPA requires covered businesses to, among other things, make new disclosures to consumers about their data collection, use, and sharing practices, and allows consumers to opt out of certain data sharing with third parties. The CCPA also provides a new private cause of action for certain data breaches. The California Privacy Rights Act (the “CPRA”) which will become effective on January 1, 2023, will significantly modify the CCPA, and also create a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. The effects of the CCPA and the CPRA are potentially significant and may require us to incur substantial costs and expenses in an effort to comply and increase our potential exposure to regulatory enforcement and/or litigation. States such as Virginia have enacted and we expect additional states may also enact legislation similar to the CCPA and CPRA. Additionally, the FTC and many state attorneys general are interpreting federal and state consumer protection laws as imposing standards for the online collection, use, dissemination and security of data.

Several foreign countries and governmental bodies, including the European Union, have laws and regulations dealing with the handling and processing of personal information obtained from their residents, which in certain cases are more restrictive than those in the United States, and we expect additional jurisdictions may enact similar regulations. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of various types of data, including data that identifies or may be used to identify an individual, such as names, email addresses and in some jurisdictions, Internet Protocol (“IP”) addresses. Within the European Union, legislators have adopted the General Data Protection Regulation (the “GDPR”) which became effective in May 2018. The GDPR includes more stringent operational requirements for processors and controllers of personal data than previous EU data protection laws and imposes significant penalties for non-compliance.

These domestic and foreign laws and regulations relating to privacy and data security are evolving, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. Interpretation of certain requirements remains unclear and may evolve, in particular for regulations that have recently been enacted. Application of laws may be inconsistent or may conflict among jurisdictions resulting in additional complexity and increased legal risk. In addition, these regulations have increased our compliance costs and may impair our ability to grow our business or offer our service in some locations, may subject us to liability for non-compliance, may require us to modify our data processing and transferring practices and policies and may strain our technical capabilities.

We also handle credit card and other personal information. Due to the sensitive nature of such information, we have implemented procedures in an effort to preserve and protect our data and our customers’ data against loss, misuse, corruption, misappropriation caused by systems failures, unauthorized access or misuse. Notwithstanding these procedures, we could be subject to liability claims by individuals and customers whose data resides in our databases for the misuse of that information. If we fail to meet appropriate compliance levels, this could negatively impact our ability to utilize credit cards as a method of payment, and/or collect and store credit card information, which could disrupt our business.

We may be subject to rules of the FTC, the Federal Communications Commission (the “FCC”) and potentially other federal agencies and state laws related to commercial electronic mail and other messages. Compliance with these provisions may limit our ability to send certain types of messages. If we were found to have violated such rules and regulations, we may face enforcement actions by the FTC or FCC or face civil penalties, either of which could adversely affect our business.

Any failure or perceived failure by us to comply with laws, regulations, policies, legal or contractual obligations, industry standards, or regulatory guidance relating to privacy or data security, may result in governmental investigations and enforcement actions, litigation, fines and penalties or adverse publicity, and could cause our customers and partners to lose trust in us, which could have an adverse effect on our reputation and business. We expect that there will continue to be new proposed laws, regulations and industry standards relating to privacy, data protection, marketing, consumer communications, information security and local data residency in the United States, the European Union and other jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business, financial condition and results of operations.

The continuing impacts of the COVID-19 pandemic may have an adverse effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a pandemic. Governments and municipalities around the world have instituted measures to control the spread of COVID-19, including quarantines, shelter-in-place orders, school closures, travel restrictions, and closure of non-essential businesses. These measures have led to significant adverse economic impacts which have had, and could continue to have, an adverse impact on our business operations in a number of ways, including, without limitation, (1) disruptions to our sales operations and marketing efforts as a result of the inability of our sales team to travel and meet customers in person, (2) negative impacts on our customers and prospects that could result in (i) extended customer sales cycles, delayed spending on our services, impairment of our ability to collect accounts receivable, and (ii) reduced payment frequencies, demand for our services, renewal rates, and spending on our services, and (3) negative impacts to the financial condition or operations of our vendors and business partners, as well as disruptions to the supply chain of products needed to offer our services. Moreover, as a result of the COVID-19 pandemic, we are temporarily requiring a portion of our employees to work remotely, which may lead to disruptions and decreased productivity and other adverse operational business impacts. The extent to which the COVID-19 pandemic and resultant economic impact affects our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

The loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully.

Our success depends on the continuing services of certain members of the current management team. Our executive team are incentivized by stock compensation grants that align the interests of investors with the executive team and certain executives have employment retention agreements. The loss of key management, employees or third-party contractors could have a material and adverse effect on our business, financial condition and results of operations. Additionally, the success of our operations will largely depend upon our ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for our company. If we are successful in attracting and retaining such individuals, it is likely that our payroll costs and related expenses will increase significantly and that there will be additional dilution to existing stockholders as a result of equity incentives that may need to be issued to such management personnel. Our inability to attract and retain key personnel may materially and adversely affect our business operations. Any failure by our management to effectively anticipate, implement, and manage personnel required to sustain our growth would have a material adverse effect on our business, financial condition and results of operations.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Holdco and certain of its subsidiaries (the “non-U.S. companies”) are or will be incorporated under the laws of countries other than the U.S. In addition, certain of the directors and officers of the non-U.S. companies reside outside of the U.S. and most of the assets of the non-U.S. companies and some of the assets of their directors and officers are located outside the U.S. As a result, it may be difficult for investors to effect service of process on the non-U.S. companies or those persons in the U.S. or to enforce in the U.S. judgments obtained in U.S. courts against the non-U.S. companies or those persons based on the civil liability provisions of the U.S. securities laws or other laws. Uncertainty exists as to whether courts in the jurisdiction of organization of the non-U.S. companies will enforce judgments obtained in other jurisdictions, including the U.S., against the non-U.S. companies or their directors or officers under the securities or other laws of those jurisdictions or entertain actions in those jurisdictions against the non-U.S. companies or their directors or officers under the securities or other laws of those jurisdictions.

Luxembourg

It may be possible to effect service of process within Luxembourg upon Holdco and its respective directors and officers provided that The Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters of November 15, 1965 is complied with.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Introduction

Holdco, EverArc, and Perimeter are providing the following unaudited pro forma condensed consolidated combined financial information to aid you in your analysis of the financial aspects of the business combination. The unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2021 combines the audited balance sheet of Holdco as of June 30, 2021 with the unaudited condensed balance sheet of Perimeter as of June 30, 2021 and the unaudited condensed consolidated combined balance sheet of EverArc as of April 30, 2021, giving effect to the Business Combination.

The unaudited pro forma condensed consolidated combined statement of operations for the six months ended June 30, 2021 combines the unaudited condensed statement of operations of Holdco for the period from June 21, 2021 (inception) to June 30, 2021 with the unaudited condensed statement of operations and comprehensive income (loss) of Perimeter for the six months ended June 30, 2021 and the unaudited condensed consolidated combined statement of operations of EverArc for the six months ended April 30, 2021. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2020 combines the audited condensed statement of operations and comprehensive income (loss) of Perimeter for the year ended December 31, 2020 and the audited condensed consolidated combined statement of operations of EverArc for the period from November 8, 2019 (inception) to October 31, 2020, giving effect to the Business Combination as if it had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed consolidated combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•	The historical audited balance sheet of Holdco as of June 30, 2021 and the unaudited condensed statement of operations for the period from June 21, 2021 (inception) to June 30, 2021;

•

The historical unaudited condensed financial statements of Perimeter as of and for the six months ended June 30, 2021, and the historical audited financial statements of Perimeter as of and for the year ended December 31, 2020; and

•

The historical unaudited condensed consolidated financial statements of EverArc as of and for the six months ended April 30, 2021 and the historical audited consolidated financial statements as of October 31, 2020 and for the period from November 8, 2019 (inception) to October 31, 2020.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed consolidated combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed consolidated combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination, which is discussed in further detail below. The unaudited pro forma condensed consolidated combined financial statements are presented for illustrative purposes only and do not purport to represent Perimeter’s consolidated results of operations or consolidated financial position that would actually have occurred had the Business Combination been consummated on the dates assumed or to project Perimeter’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed consolidated combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Perimeter”

and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EverArc,” and other financial information included elsewhere in this prospectus.

Description of the Business Combination and Related Activity

Prior to the acquisition of Perimeter, the Merger will occur, whereby MergerSub, a wholly-owned subsidiary of Holdco, will merge with and into EverArc, with EverArc surviving such merger and becoming a wholly-owned subsidiary of Holdco. Concurrent with the Merger, PIPE Subscribers invest $1,150.0 million in EverArc shares pursuant to the PIPE Subscription Agreement (“PIPE Financing”), which are exchanged for Holdco shares in connection with the closing of the Business Combination. The Business Combination will then occur, whereby Holdco will acquire 100% of the outstanding ordinary shares of Perimeter. Consideration for the acquisition will be transferred to SK Holdings, which holds 100% of the outstanding ordinary shares of Perimeter, through a combination of Holdco preferred shares, and cash. As part of the Business Combination, all the outstanding shares of EverArc will be exchanged for outstanding shares of Holdco and all of the outstanding EverArc warrants will be converted into the right to purchase one-fourth of a Holdco ordinary share on the substantially the same terms as the EverArc warrants.

Upon Closing, the ownership distribution of the common stock of the successor entity will be as follows:

Total Capitalization (in millions)
	$	Shares	%
EverArc Holdco stockholders	408	40.8	26.0
Management investment in PIPE	11	1.1	0.7
PIPE Investors	1,150	115.0	73.3

Total Shares	1,569	156.9	100.0

Accounting for the Business Combination and Related Activity

The Merger between Holdco and EverArc will be accounted for as a common control transaction, where substantially all of the net assets of Holdco will be those previously held by EverArc. The acquisition of Perimeter through the Contribution and Sale will be treated as a business acquisition under ASC 805 with Holdco determined to be the legal and accounting acquirer. Accordingly, the net assets of Perimeter will be stated at fair value within the pro formas. This determination was primarily based on i) Holdco being a substantive entity as it engaged in significant pre-combination activities in order to raise capital, market to investors and pursue a business combination; ii) the Holdco equity holders having a relative majority of the voting power of the Post-Combination Company; iii) Holdco having the authority to appoint a majority of directors on the Board of Directors; and iv) that Holdco both transfers cash and issues equity to effect the business combination. In addition, Perimeter has been determined to be the predecessor of the Post-Combination Company. Accordingly, for accounting purposes, the financial statements of the Post-Combination Company will represent a continuation of the financial statements of Perimeter.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction adjustments required for the Business Combination and Merger as well as the financing adjustment related to PIPE Financing. Prior to Closing, new debt in the amount of $600.0 million is expected to be issued and used to pay down an equivalent amount of existing debt currently held on Perimeter’s balance sheet; relevant financing adjustments will be added once a draft agreement is available. The adjustments in the unaudited pro forma condensed consolidated combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Post-Combination Company following the Business Combination.

Holdco and Perimeter both have December 31st fiscal year-ends, while EverArc has an October 31st fiscal year-end. In accordance with SEC Regulation S-X Article 11-02(c), the information contained within the unaudited pro forma condensed consolidated combined statement of operations and condensed consolidated combined balance sheet will be presented based on the fiscal year-end of Holdco, the Registrant.

Perimeter constitutes a business, with inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. Accordingly, the acquisition of Perimeter constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, will be accounted for using the acquisition method. Under the acquisition method, the acquisition-date fair value of the consideration transferred, consisting of preferred shares and cash, by Holdco to effect the acquisition of Perimeter is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as reflected in adjustment (A) to the pro formas. Management of Holdco has made significant estimates and assumptions in determining the preliminary allocation of the consideration transferred in the unaudited pro forma condensed consolidated combined financial statements. As the unaudited pro forma condensed consolidated combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

In order to appropriately reflect Holdco as the accounting acquirer within the pro formas, the Company has presented the historical financial statements of Holdco within the pro formas, followed by columns representing the EverArc Merger and purchase of Perimeter, which will be treated as a common control transaction and as a business combination under ASC 805, respectively. Based on the determination of the EverArc acquisition as a common control transaction, the net assets of EverArc will be stated at their historical value within the pro formas. Fair value adjustments have been applied to Perimeter’s historical financial statements in order to present the acquisition at fair value. Transaction adjustments related to the Business Combination are then applied to arrive at the combined total pro forma financial statements.

The unaudited pro forma condensed consolidated combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed consolidated combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Post-Combination Company will experience. Holdco and EverArc have not had any historical relationship with Perimeter prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Lastly, the significant accounting policies of EverArc and Perimeter are aligned and did not require any adjustments to be made by Holdco upon consummation of the Business Combination in order to create the significant accounting policies of the post-consummation entity.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2021
(in thousands)

	Holdco Historical	EverArc Historical	Perimeter Solutions Historical	Perimeter Solutions Purchase Price Allocation Adjustments			Pro Forma Transaction Adjustments			Pro Forma Financing Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$—	$1	$4,041	$(1,928,709)	(A	)	$398,873	(B	)	$11,000	(F	)	$(364,794)
										1,150,000	(G	)
Accounts receivable, net	—	—	64,632										64,632
Inventories	—	—	78,710	30,413	(A	)							109,123
Income tax receivable	—	—	17,305										17,305
Short-term investments	—	398,873	—				(398,873)	(B	)				—
Prepaid expenses and other current assets	—	693	6,430										7,123

Total current assets	—	399,567	171,118	(1,898,296)			—			1,161,000			(166,611)
Property, Plant, and Equipment, net	—	—	49,194	—	—								49,194
Other assets:
Goodwill	—	—	486,455	1,287,080	(A	)							1,773,535
Customer lists—net	—	—	283,061	461,939	(A	)							745,000
Existing technology and patents—net	—	—	130,245	115,755	(A	)							246,000
Other intangible assets—net	—	—	33,421	60,579	(A	)							94,000
Other assets	—	—	980										980

Total other assets	—	—	934,162	1,925,353			—			—			2,859,515

Total assets	$—	$399,567	$1,154,474	$27,057			$—			$1,161,000			$2,742,098

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net	$—	$—	$5,610										$5,610
Accounts payable	—	112	36,132										36,244
Deferred revenue	—	—	6,701										6,701
Accrued expenses and other current liabilities	—	—	17,288										17,288

Total current liabilities		112	65,731	—			—			—			65,843
Other liabilities:
Long term debt, less current position, net	—	—	684,746										684,746
Deferred income taxes	—	—	114,404	195,759	(A	)	(7,279)	(E	)				302,884
Other liabilities	—	—	20,952	100,000	(A	)	40,795	(E	)				161,747

Total other liabilities		—	820,102	295,759			33,516			—			1,149,377
Shareholders’ equity:
Class A Common stock—NewCo	—	—	—				4	(C	)	1	(F	)	16
										11	(G	)
Class A Common stock—Perimeter	—	—	53,046	(53,046)	(A	)							—
Class A Common stock—EverArc	—	401,358	—				(401,358)	(C	)				—
Paid-in capital	40	—	289,344	(289,405)	(A	)	401,354	(C	)	10,999	(F	)	1,623,915
							20,799	(D	)	1,149,989	(G	)
							40,795	(E	)
Accumulated deficit	—	(1,919)	(70,171)	70,171	(A	)	(20,799)	(D	)				(97,029)
							(74,311)	(E	)
Subscription receivable	—	(1)	—										(1)
Note receivable	(40)	—	—										(40)
Accumulated other comprehensive loss	—	17	(3,578)	3,578	(A	)							17

Total shareholders’ equity	—	399,455	268,641	(268,702)			(33,516)			1,161,000			1,526,878

Total liabilities and shareholders’ equity	$—	$399,567	$1,154,474	$27,057			$—			$1,161,000			$2,742,098

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2021
(in thousands, except share and per share amounts)

	Holdco Historical	EverArc Historical	Perimeter Solutions Historical	Perimeter Solutions Purchase Price Allocation Adjustments		Pro Forma Transaction Adjustments			Pro Forma Combined
Net sales	$—	$—	$121,046						$121,046
Cost of sales	—	—	73,814						73,814
Selling, general and administrative expenses	—	1,029	27,211			8,105	(CC	)	52,256
						15,911	(DD	)
Amortization	—	—	26,542	30,563	(AA.1)				57,105
Other operating expense	—	—	753						753

Total operating expense	—	1,029	128,320	30,563		24,016			183,928
Income (loss) from Operations	—	(1,029)	(7,274)	(30,563)		(24,016)			(62,882)
Interest expense, net	—	—	15,886						15,886
Loss on contingent earnout	—	—	2,763						2,763
Unrealized foreign currency (gain) loss	—	—	2,258						2,258
Other (income) expense, net	—	—	(318)						(318)
Investment income	—	(84)	—			84	(BB	)	(0)

Income (loss) before income taxes	—	(945)	(27,863)	(30,563)		(24,100)			(83,471)
Income tax expense (benefit)	—	—	(5,486)	(8,079)	(AA.2)	(2,143)	(EE	)	(15,708)

Net income (loss)	$—	$(945)	$(22,377)	$(22,484)		$(21,957)			$(67,763)

Net earnings:
Basic earnings per share	—	(0.03)	(0.42)						(0.43)	(FF	)
Average shares outstanding	—	36,301,525	53,045,510						156,900,000	(FF	)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Twelve Months Ended December 31, 2020
(in thousands, except share and per share amounts)

	Holdco Historical	EverArc Historical	Perimeter Solutions Historical	Perimeter Solutions Purchase Price Allocation Adjustments		Pro Forma Transaction Adjustments			Pro Forma Combined
Net sales	$—	$—	$339,577						$339,577
Cost of sales	—	—	177,532	$30,413	(GG.2)				207,945
Selling, general and administrative expenses	—	2,621	37,747			$33,165	(II	)	223,955
						20,799	(JJ	)
						27,535	(KK	)
						54,055	(LL	)
						16,210	(MM	)
						31,823	(NN	)
Amortization	—	—	51,458	62,753	(GG.1)				114,211
Other (income) expense	—	—	1,364						1,364

Total operating expense	—	2,621	268,101	93,166		183,587			547,475
Income (loss) from Operations	—	(2,621)	71,476	(93,166)		(183,587)			(207,898)
Interest expense, net	—	—	42,017						42,017
Other (income) expense, net	—	—	(5,273)						(5,273)
Investment income	—	(1,646)	—			1,646	(HH	)	—

Income (loss) before income taxes	—	(975)	34,732	(93,166)		(185,233)			(244,642)
Income tax expense (benefit)	—	—	10,483	(24,628)	(GG.3)	(7,279)	(OO	)	(21,424)

Net income (loss)	$—	$(975)	$24,249	$(68,538)		$(177,954)			$(223,218)

Net earnings:
Basic earnings per share	—	(0.03)	0.46						(1.42)	(PP	)
Average shares outstanding	—	36,301,525	53,045,510						156,900,000	(PP	)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2021, in the case of the unaudited pro forma condensed consolidated combined balance sheet, and as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed consolidated combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The Merger between Holdco and EverArc will be accounted for as a common control transaction, where substantially all of the net assets of Holdco will be those previously held by EverArc. The acquisition of Perimeter through the Business Combination will be treated as a business acquisition under ASC 805 with Holdco determined to be the legal and accounting acquirer. Accordingly, the net assets of Perimeter will be stated at fair value within the pro formas. Perimeter has been determined to be the predecessor to the Post-Combination Company. In addition to purchase price allocation adjustments and transaction adjustments, a financing adjustment has been reflected within the pro formas; this adjustment relates to the PIPE Financing, which is an additional source of financing associated with the Business Combination.

The pro forma adjustments represent management’s estimates based on information available as of the date of this prospectus and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)

Reflects the purchase price allocation adjustments to record Perimeter’s assets and liabilities at estimated fair value based on the total purchase price consideration of $2,028.7 million, as detailed below. This consideration includes payment to SK Holdings as per the Business Combination Agreement in the form of $1,928.7 million in cash and $100.0 million in Preferred Equity Contributions. Preferred Equity Contributions to existing Perimeter equity holders, issued at par upon the Business Combination. Par value is considered to approximate fair value as this amount is equal to the redemption value as of Closing. These instruments have been assessed for classification, and it was determined that the instrument should be classified as a liability due to mandatory redemption features. As part of the allocation of the purchase price under ASC 805, Perimeter’s historical accumulated deficit and accumulated other comprehensive loss was also eliminated.

The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. All valuation procedures related to existing assets as no new assets were identified as a result of procedures performed. Goodwill was recognized as a result of the acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets, largely arising from the extensive industry expertise that has been established by Perimeter. This was considered appropriate based on the determination that the Business Combination would be accounted for as a business acquisition under ASC 805. A deferred tax liability was recorded as part of the purchase price allocation, based on an analysis of the tax impacts of the Business Combination by location and by asset. The estimates of fair value are based upon preliminary valuation assumptions believed to be reasonable but which are inherently uncertain and unpredictable; and, as a result, actual results may differ from estimates.

Assets Identified	Fair Value
Property, Plant, and Equipment	$49,194
Inventory	109,123
Other intangible assets	94,000
Customer lists	745,000
Existing technology and patents	246,000
Goodwill	1,773,535
Other assets	93,449
Deferred tax liabilities	(195,759)
Other liabilities	(885,833)

Total Fair Value	$2,028,709

Value Conveyed
Cash	$1,928,709
Preferred Equity Contributions	100,000

Total preliminary purchase price consideration	$2,028,709

(B)

Reflects the reclassification of cash and marketable securities held in short-term investments that become available in conjunction with the business combination. This amount relates to EverArc’s IPO proceeds, which are not subject to redemption.

(C)

Reflects the issuance of 40.8 million shares of Class A Common Stock in the Post-Combination Company to EverArc shareholders. The impact to Class A Common Stock in the Post-Combination Company was calculated as the number of shares multiplied by 0.0001, resulting in an adjustment of $4 thousand to common stock. The remaining balance in EverArc Class A Common Stock was recorded to additional paid-in capital in the Post-Combination Company in order to consistently present this balance on a go forward basis.

(D)

Represents recognition of the balance sheet impact of the fair value associated with the portion of the fixed award within the EverArc Founder Advisory Agreement that is fully vested as of the Business Combination. This agreement is referenced at Note 7 to the EverArc financial statements for the six months ended April 30, 2021. This portion of the award fully vests upon a change in control. The related nonrecurring expense was recorded via adjustment (JJ).

(E)

Represents recognition of the balance sheet impact of the fair value associated with the variable award and a portion of the fixed award within the EverArc Founder Advisory Agreement that are partially vested as of the Business Combination. This agreement is referenced at Note 7 to the EverArc financial statements for the six months ended April 30, 2021. These awards have been assessed for classification, and, following the Business Combination, it was determined that half of the awards should be classified as a liability and the other half as equity. This is due to fact that half of these awards are subject to cash settlement at the option of the holder. A deferred tax asset was recorded for the expected tax benefit of the amount vested as of the Business Combination. The related recurring expense expected to be incurred on an ongoing basis for these awards was recorded via adjustments (CC) and (DD), respectively. The related nonrecurring expense incurred from grant date to Closing for these awards was recorded via adjustments (KK) and (LL), respectively, and the associated tax benefit was recorded via adjustment (OO).

(F)

Represents the pro forma adjustment to record the net proceeds of $11.0 million from the issuance of 1.1 million shares of Class A Common Stock to Perimeter management as subscribers in the PIPE. The impact to Class A Common Stock in the Post-Combination Company was calculated as the number of shares multiplied by 0.0001, resulting in an adjustment of $1 thousand to common stock, and the remaining balance was recorded to additional paid-in capital.

(G)

Represents the pro forma adjustment to record the net proceeds of $1,150.0 million from the private placement and issuance of 115.0 million shares of Class A common stock to the PIPE Investors. The impact to Class A Common Stock in the Post-Combination Company was calculated as the number of shares multiplied by 0.0001, resulting in an adjustment of $11 thousand to common stock, and the remaining balance was recorded to additional paid-in capital.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months ended June 30, 2021

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

(AA)	Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (A). This includes the following impacts:

1)

The incremental amortization expense related to intangibles. These intangibles include Customer lists, Existing technology and patents, and Other intangibles, which were previously presented within Perimeter’s historical financial statements but were adjusted to fair value based on the purchase price allocation. The amortization expense for intangibles was calculated on a straight-line basis using the estimated remaining useful lives of the assets, which was determined to be ten years for all intangibles.

2)

Represents the pro forma adjustment to taxes as a result of the purchase price allocation adjustments to the income statement for the six months ended June 30, 2021, which was calculated using the relevant blended statutory income tax rate of 26.44%.

(BB)	Reflects the elimination of interest earned on marketable securities held in the trust account.

(CC)

Reflects the pro forma adjustment to record ongoing stock compensation expense related to the partially vested portion of the fixed award within the EverArc Founder Advisory Agreement, referenced at Note 7 to the EverArc financial statements for the six months ended April 30, 2021. This agreement provides, in part, for compensation to be recognized over a period beginning at the grant date and extending six years following Closing (the service period), as further described at Note 7 to the EverArc financial statements for the six months ended April 30, 2021. The ASC 718 fair value of this award was determined as of August 24, 2021, assuming a share price of $10 per share, which resulted in a total valuation of $124.8 million. This adjustment represents the ongoing compensation expense related to this award in the amount of $8.1 million for the six months ended June 30, 2021. Refer to adjustment (E) for the liability and equity impact related to the vested portions of this award and the award referenced at adjustment (DD).

(DD)Reflects

the pro forma adjustment to record ongoing stock compensation expense related to the partially vested variable award within the EverArc Founder Advisory Agreement, referenced at Note 7 to the EverArc financial statements for the six months ended April 30, 2021. This agreement provides, in part, for compensation to be recognized over a period beginning at the grant date and extending ten years following Closing (the service period), as further described at Note 7 to the EverArc financial statements for the six months ended April 30, 2021. The ASC 718 fair value of this award was determined as of August 24, 2021, utilizing a Monte Carlo simulation, which resulted in a total valuation of $372.3 million. This adjustment represents the ongoing compensation expense related to this award in the amount of $15.9 million for the six months ended June 30, 2021. Refer to adjustment (E) for the liability and equity impact related to the vested portions of this award and the award referenced at adjustment (CC).

(EE)

Represents the pro forma adjustment to taxes as a result of adjustments to the income statement for the six months ended June 30, 2021, which was calculated using the relevant blended statutory income tax rate of 26.44%. The calculation of the pro forma adjustment to taxes was limited to tax impacted adjustments. No tax impact was recorded with regard to interest earned on marketable securities held in the trust account, representing income with no associated tax expense recorded.

(FF)

Represents net loss per share computed by dividing net loss by the weighted average number of common shares outstanding for the six months ended June 30, 2021. The weighted average shares outstanding was calculated assuming the transaction occurred as of the earliest period presented.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2020

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(GG)	Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (A). This includes the following impacts:

1) The incremental amortization expense related to intangibles. These intangibles include Customer lists, Existing technology and patents, and Other intangibles, which were previously presented within Perimeter’s historical financial statements but were adjusted to fair value based on the purchase price allocation. The amortization expense for intangibles was calculated on a straight-line basis using the estimated remaining useful lives of the assets, which was determined to be ten years for all intangibles.

2) The increase in cost of sales related to the step-up in basis associated with inventory. Based on Perimeter’s inventory turnover of approximately twice per year, it was estimated that this would be fully recognized within the first six months of Closing. Thus, this adjustment was treated as a nonrecurring expense for purposes of the pro formas.

3) Represents the pro forma adjustment to taxes as a result of the purchase price allocation adjustments to the income statement for the year ended December 31, 2020, which was calculated using the relevant blended statutory income tax rate of 26.44%.

(HH)	Reflects the elimination of interest earned on marketable securities held in the trust account.

(II)

Reflects the pro forma adjustment to record stock compensation expense for legacy shares granted to Perimeter management that vest upon a change in control. This expense is in the predecessor period of Perimeter, and therefore is not reflected in the equity of the Post-Combination Company within the pro forma balance sheet.

(JJ)

Reflects the pro forma adjustment to record nonrecurring performance based stock compensation expense as of Closing related to the fully vested portion of the fixed award within the EverArc Founder Advisory Agreement, referenced at Note 6 to the EverArc financial statements for the year ended October 31, 2020. The ASC 718 fair value of this award was determined as of August 24, 2021, assuming a share price of $10 per share, which resulted in a total valuation of $20.8 million. This award fully vests upon a change in control. Refer to adjustment (D) for the equity impact related to this award.

(KK)

Reflects the pro forma adjustment to record nonrecurring performance based stock compensation expense as of Closing related to the partially vested portion of the fixed award within the EverArc Founder Advisory Agreement, referenced at Note 6 to the EverArc financial statements for the year ended October 31, 2020. This agreement provides, in part, for compensation to be recognized over a period beginning at the grant date of December 19, 2019 and extending six years following Closing (the service period), as further described at Note 6 to the EverArc financial statements for the year ended October 31, 2020. The ASC 718 fair value of this award was determined as of August 24, 2021, assuming a share price of $10 per share, which resulted in a total valuation of $124.8 million. This adjustment represents the compensation expense related to this award in the amount of $27.5 million, which relates to the period from the grant date to the date at which the performance metrics of the award become probable. Refer to adjustment (CC) for the pro forma adjustment to recognize the ongoing expense related to this award. Refer to adjustment (E) for the liability and equity impact related to the vested portions of this award and the award referenced at adjustment (LL).

(LL)

Reflects the pro forma adjustment to record nonrecurring performance based stock compensation expense as of Closing related to the partially vested variable award within the EverArc Founder Advisory Agreement, referenced at Note 6 to the EverArc financial statements for the year ended October 31, 2020. This agreement provides, in part, for compensation to be recognized over a period beginning at the grant date of December 19, 2019 and extending ten years following Closing (the service period), as further described at Note 6 to the EverArc financial statements for the year ended October 31, 2020. The ASC 718 fair value of this award was determined as of August 24, 2021, utilizing a Monte Carlo simulation, which resulted in a total valuation of $372.3 million. This adjustment represents the compensation expense related to this award in the amount of $54.1 million, which relates to the period from the grant date to the date at which the performance metrics of the award become probable. Refer to adjustment (DD) for the pro forma adjustment to recognize the ongoing expense related to this award. Refer to adjustment (E) for the liability and equity impact related to the vested portions of this award and the award referenced at adjustment (KK).

(MM)

Reflects the pro forma adjustment to record ongoing stock compensation expense related to the partially vested portion of the fixed award within the EverArc Founder Advisory Agreement, referenced at Note 6 to the EverArc financial statements for the year ended October 31, 2020. This agreement provides, in part, for compensation to be recognized over a period beginning at the grant date of December 19, 2019 and extending six years following Closing (the service period), as further described at Note 6 to the EverArc financial statements for the year ended October 31, 2020. The ASC 718 fair value of this award was determined as of August 24, 2021, assuming a share price of $10 per share, which resulted in a total valuation of $124.8 million. This adjustment represents the ongoing compensation expense related to this award in the amount of $16.2 million for the year ended December 31, 2020. Refer to adjustment (E) for the liability and equity impact related to the vested portions of this award and the award referenced at adjustment (NN).

(NN)

Reflects the pro forma adjustment to record ongoing stock compensation expense related to the partially vested variable award within the EverArc Founder Advisory Agreement, referenced at Note 6 to the EverArc financial statements for the year ended October 31, 2020. This agreement provides, in part, for compensation to be recognized over a period beginning at the grant date of December 19, 2019 and extending ten years following Closing (the service period), as further described at Note 6 to the EverArc financial statements for the year ended October 31, 2020. The ASC 718 fair value of this award was determined as of August 24, 2021, utilizing a Monte Carlo simulation, which resulted in a total valuation of $372.3 million. This adjustment represents the ongoing compensation expense related to this award in the amount of $31.8 million for the year ended December 31, 2020. Refer to adjustment (E) for the liability and equity impact related to the vested portions of this award and the award referenced at adjustment (MM).

(OO)

Represents the pro forma adjustment to taxes as a result of adjustments to the income statement for the year ended December 31, 2020, which was calculated using the relevant blended statutory income tax rate of 26.44%. The calculation of the pro forma adjustment to taxes was limited to tax impacted adjustments. No tax impact was recorded with regard either to interest earned on marketable securities held in the trust account, representing income with no associated tax expense recorded, or to compensation expense that is expected to be nondeductible for tax purposes.

(PP)

Represents net income per share computed by dividing net income by the weighted average number of common shares outstanding for the year ended December 31, 2020. The weighted average shares outstanding was calculated assuming the transaction occurred as of the earliest period presented.

COMPARATIVE PER SHARE DATA

The following table sets forth the per share data of the Company on a stand-alone basis and the unaudited pro forma condensed combined per share data for the period ended December 31, 2020 and the six months ended June 30, 2021 after giving effect to the Business Combination.

The information in the following table should be read in conjunction with the selected historical financial information summary included elsewhere in this prospectus, and the historical financial statements of Holdco, EverArc, and Perimeter and related notes that are included elsewhere in this prospectus. The unaudited Holdco, EverArc, and Perimeter pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma combined net income per share information below does not purport to represent the net income per share which would have occurred had the companies been combined during the periods presented, nor net income per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Holdco, EverArc, and Perimeter would have been had the companies been combined during the periods presented.

	(Unaudited) Perimeter Solutions (Historical)	EverArc (Historical)	Combined Pro Forma
	As of and for the Six Months Ended
(in thousands, except share and per share amounts)	June 30, 2021	April 30, 2021	June 30, 2021
Shareholders’ equity	$268,641	$399,455	$1,526,878
Net loss	$(22,377)	$(945)	$(67,763)
Common shares outstanding as of June 30, 2021 – basic	53,045,510	40,832,500	156,900,000
Weighted average common shares outstanding – basic	53,045,510	36,301,525	156,900,000
Shareholders’ equity per share – basic	$5.06	$9.78	$9.73
Net loss per share attributable to common shareholders – basic	$(0.42)	$(0.03)	$(0.43)

	(Unaudited) Perimeter Solutions (Historical)	EverArc (Historical)	Combined Pro Forma
	As of and for the Year Ended
	December 31, 2020	October 31, 2020	December 31, 2020
Net income (loss)	$24,249	$(975)	$(223,218)
Weighted average common shares outstanding – basic	53,045,510	36,301,525	156,900,000
Net income (loss) per share attributable to common shareholders – basic	$0.46	$(0.03)	$(1.42)

THE BUSINESS COMBINATION

Background of the Business Combination

EverArc was formed in the British Virgin Islands on November 8, 2019 to undertake an acquisition of a target company or business (which may be in the form of a merger, capital stock exchange, asset acquisition, stock purchase, scheme of arrangement, reorganization or similar business combination). The proposed Business Combination with Perimeter is the result of an extensive search for a potential business combination using the investing and operating experience of EverArc’s board of directors and the EverArc Founders.

The terms of the Business Combination are the result of negotiations between representatives of EverArc and SK Holdings. The following is a brief description of the background of these negotiations and the resulting Business Combination.

On December 17, 2019, EverArc consummated its IPO and issued 34,030,000 EverArc Ordinary Shares and 34,030,000 matching EverArc Warrants (which included an aggregate of (i) 1,500,000 EverArc Ordinary Shares (with matching warrants) subscribed for by the EverArc Founders and the EverArc Subscription Founder Entities and (ii) 30,000 EverArc Ordinary Shares (with matching warrants)) subscribed for by certain EverArc directors in each case, outside of the IPO, with each whole warrant entitling the holder to purchase one-fourth of an EverArc Ordinary Share at $12.00 per whole EverArc Ordinary Share. The EverArc Ordinary Shares issued in the IPO and the EverArc Ordinary Shares subscribed for by the EverArc Founders, the EverArc Subscription Founder Entities and certain EverArc directors were sold at a price of $10.00 per EverArc Ordinary Share, generating gross proceeds of $340,300,000. Further gross proceeds of $71,400,000 were raised in January 2020 from a placing of EverArc Ordinary Shares at a placing price of $10.50 per EverArc Ordinary Share.

Prior to the consummation of the IPO, neither EverArc, nor anyone on its behalf, had selected any business combination target or initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target.

After the IPO, EverArc’s officers and directors commenced an active search for prospective businesses or assets to acquire in the initial business combination. In the prospectus for the IPO, EverArc identified the following general criteria and guidelines that it believed would be important in evaluating acquisition opportunities, although it indicated that it may decide to enter an initial business combination with a target business that does not meet these criteria and guidelines. EverArc intended to acquire companies or assets that it believed had the following attributes:

•	predictable and growing revenue streams;

•	products or services that account for critical but small portions of larger value streams;

•	significant free cash flow generation with high returns on tangible capital;

•	secular growth tailwinds; and

•	businesses in fragmented industries with potential for opportunistic consolidation.

These criteria were not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination was to be based, to the extent relevant, on some or all of the above factors as well as other considerations deemed relevant to EverArc’s business objective by the board of directors.

During the search process from the consummation of EverArc’s IPO through the signing of the Business Combination Agreement on June 15, 2021, EverArc reviewed self-generated ideas including over 200 potential acquisition targets that potentially met its five attributes.

The terms of the Business Combination are the result of negotiations between representatives of EverArc and SK Holdings. The following is a brief description of the background of these negotiations and the resulting Business Combination.

On May 6, 2020, Telly Zachariades and several of his colleagues from The Valence Group of Piper Sandler & Co. (“Valence”) delivered a presentation to Mr. Khouri and Mr. Raj, two of the EverArc Founders. Valence’s presentation detailed several businesses, which, Valence believed, possessed the core economic attributes the EverArc Founders were targeting in an acquisition, and which therefore might be attractive acquisition targets for EverArc. Perimeter Solutions was one of the companies profiled in Valence’s presentation.

On May 15, 2020, the EverArc Founders held a conference call attended by Mr. Howley, Mr. Thorndike, Ms. Britt Cool, Mr. Khouri, and Mr. Raj. During the conference call, the EverArc Founders discussed Perimeter Solutions as a new and interesting potential acquisition candidate and agreed to conduct further research related to Perimeter.

Over the ensuing months, the EverArc Founders conducted independent desktop due diligence on Perimeter. This independent due diligence indicated that Perimeter potentially possessed many of the core economic attributes that the EverArc Founders were targeting in an acquisition.

During this period, the EverArc Founders periodically updated the EverArc Board on the acquisition search process.

Following the desktop diligence, Mr. Khouri and Mr. Raj, on several occasions over the second half of 2020, conveyed their interest in exploring an acquisition of Perimeter directly to representatives of SK Holdings, Perimeter’s sole shareholder, as well as to Mr. Zachariades, who, in turn, conveyed this interest to SK Holdings.

In January 2021, after again speaking to Mr. Khouri and Mr. Raj, and confirming their continued interest in exploring an acquisition of Perimeter, Mr. Zachariades again spoke to representatives of SK Holdings, including Mr. Aaron Davenport, Managing Director at SK Capital Partners, an affiliate of SK Holdings. During the conversation, Mr. Davenport indicated to Mr. Zachariades a willingness to enter into an NDA with EverArc, and to engage in preliminary exploratory conversations around Perimeter Solutions. Mr. Davenport also indicated to Mr. Zachariades a target valuation for Perimeter of approximately $2.0 billion. Mr. Zachariades relayed this conversation to Mr. Khouri and Mr. Raj, who reiterated to Mr. Zachariades their interest in moving forward.

On January 20, 2021, EverArc and SK Holdings entered into an NDA.

On January 27, 2021, an introductory conference call was held between members of EverArc, including Mr. Khouri and Mr. Raj; SK Holdings, including Mr. Davenport; and Valence, including Mr. Zachariades. During the call, Mr. Davenport provided a detailed overview of Perimeter’s business, and discussed the Company’s historical and projected financial performance.

On February 5, 2021, SK Holdings provided EverArc with a presentation outlining Perimeter’s business in further detail, including its historical and projected financial performance.

During the weeks of February 8 and February 15, 2021, EverArc completed a thorough review of the presentation that was provided by SK Holdings on February 5, 2021, and conducted incremental independent desktop due-diligence on Perimeter.

The EverArc Founders continued to keep the EverArc Board apprised of the discussions with SK Holdings and the results of the diligence process.

On February 22, 2021, EverArc sent a letter addressed to Mr. Davenport, re-affirming its interest in further exploring an acquisition of Perimeter. The letter provided a non-binding valuation range of $1.95 billion to $2.1 billion based on the independent research conducted to date, the presentation received from SK Holdings, and the valuation feedback Mr. Davenport had previously provided to Mr. Zachariades. The letter also proposed that EverArc acquire 65% to 80% of the equity in Perimeter, with SK retaining 20% to 35% ownership in the

Company. Mr. Davenport indicated receptivity to EverArc’s non-binding proposal and agreed to introduce the EverArc Founders to Perimeter’s management team, while also indicating a target valuation range of $2.0 billion to $2.1 billion.

On March 4, 2021, a conference call was held between the EverArc Founders, including Mr. Howley, Mr. Thorndike, Mr. Khouri, and Mr. Raj; SK Holdings, including Mr. Davenport; Valence, including Mr. Zachariades; and Perimeter, including Mr. Goldberg, Perimeter’s CEO, and Mr. Lederman, Perimeter’s CFO. During the conference call, Mr. Goldberg and Mr. Lederman provided an in-depth overview of Perimeter’s business, including a detailed discussion of the Company’s business strategy, as well as its historical and projected financial performance. Perimeter also provided EverArc with an accompanying slide deck presentation which further detailed the Company’s business strategy and its historical and projected financial performance.

On March 10, 2021, EverArc presented Perimeter with a due-diligence request list prepared by its legal counsel, Greenberg Traurig, P.A. (“Greenberg”). The list included the following sections:

•	Financial and accounting

•	Organization and people

•	Manufacturing and supply chain

•	Environmental

•	R&D and IP

•	M&A

•	Other business information

•	Competition

•	Others

On March 12, 2021, EverArc sent a non-binding letter of intent addressed to Mr. Davenport, outlining preliminary key terms and conditions for the potential transaction. The letter of intent provided for a valuation range of $2.0 billion to $2.1 billion, proposed that EverArc acquire 75% of the equity in Perimeter with SK Holdings retaining 25% ownership, and that EverArc and SK Holdings enter into exclusive negotiations regarding an acquisition of Perimeter.

On the afternoon of March 18, 2021, EverArc held its scheduled Q1 2021 board meeting. A portion of the meeting was devoted to the discussion of a potential acquisition of Perimeter, including the EverArc Founders’ intent to enter into exclusivity, and conduct in-depth due diligence on the Company. The EverArc board indicated its support for proceeding with these next steps regarding Perimeter.

On the evening of March 18, 2021, EverArc and Perimeter entered into an exclusivity agreement with SK Holdings related to EverArc’s potential acquisition of Perimeter. The exclusivity agreement provided for a valuation range of $2.0 billion to $2.1 billion and proposed that EverArc acquire 70% to 85% of the equity in Perimeter, with SK Holdings retaining 15% to 30% ownership in the Company. The exclusivity agreement was set to terminate on April 14, 2021.

On March 19, 2021, Mr. Khouri sent an email to the EverArc board, informing them that EverArc had entered into an exclusivity agreement with Perimeter, and providing them with further information on the company.

Over the ensuing weeks, EverArc received materials consistent with their due-diligence request list, conducted several conference calls and meetings with Perimeter management, and engaged several third-party experts to assist in the due-diligence process, including to perform financial, accounting and tax, environmental, and litigation and other legal analysis.

Additionally, following execution of the letter of intent, the attorneys for SK Holdings, which in addition to Kirkland & Ellis included Arendt & Medernach SA in Luxembourg (“Arendt”) and Conyers Dill & Pearman in BVI, and the attorneys for EverArc, which in addition to Greenberg, included Maples Group in Luxembourg and the BVI, had several calls to discuss transaction structure and the documentation required for the transaction. Ultimately, EverArc and SK Holdings mutually agreed that the listed company resulting from the business combination should be an entity incorporated under Luxembourg law, given expectations regarding future growth prospects outside of the U.S., expected tax benefits, and the existence of recent similar market precedents involving the listing of Luxembourg holding vehicles.

On the evening of April 12, 2021, Mr. Howley, Mr. Khouri, and Mr. Raj met with Mr. Goldberg in Cleveland, Ohio, where the parties discussed EverArc’s potential acquisition of Perimeter.

On the morning of April 16, 2021, Mr. Howley and Mr. Khouri called Mr. Davenport. The parties discussed a transaction in which EverArc would acquire 80% of the equity in Perimeter for $2.0 billion, consisting of $1.9 billion in cash and $100 million in seller preferred shares.

On the morning of April 19, 2021, Mr. Khouri called Mr. Davenport, and informed him that EverArc agreed in principle to the terms discussed during their call on the morning on April 16.

On April 23, 2021, EverArc engaged Valence as its financial advisor connection with EverArc’s contemplated acquisition of Perimeter.

On April 27, 2021, EverArc convened a board meeting, during which the Board had an in-depth discussion of EverArc’s potential acquisition of Perimeter.

On May 3, 2021, EverArc initiated conversations with investors regarding a $680 million PIPE to fund the proposed acquisition of 80% of the equity of Perimeter.

On May 6, 2021, Kirkland & Ellis, sent an initial draft of the proposed Business Combination Agreement to Greenberg. Prior to signing the Business Combination Agreement and related documents, several drafts of those documents were negotiated by the parties.

On May 11, 2021, EverArc entered into a Placement Agent Agreement on customary terms with Morgan Stanley & Co. International plc (“Morgan Stanley”), under which Morgan Stanley was appointed to act as placement agent for EverArc in respect of the PIPE. For its services as placement agent, Morgan Stanley was entitled to a commission of an amount equal to 1.875% of the aggregate gross proceeds received by EverArc from the sale of securities in the PIPE. Further, on June 6, 2021, EverArc entered into a Placement Agent Agreement on customary terms with UBS Securities LLC (“UBS”), under which UBS was appointed to act as placement agent for EverArc in respect of the PIPE, alongside Morgan Stanley. For its services as placement agent, UBS was entitled to a commission of an amount equal to 0.625% of the aggregate gross proceeds received by EverArc from the sale of securities in the PIPE.

EverArc continued to hold conversations with potential PIPE investors during the weeks of May 3, May 10, May 17, May 23, and May 31. Simultaneously, EverArc and SK Holdings continued to negotiate the terms of the Business Combination Agreement including the termination provisions and related termination fee, the extent of the representations and warranties, the terms of the preferred stock being issued to SK Holding and other key provisions.

EverArc requested, and received, PIPE indications of interest on June 7, 2021. The PIPE indications totaled approximately $2.0 billion, which significantly exceeded the $680 million EverArc had intended to raise.

On the evening of June 7, 2021, Mr. Howley, Mr. Thorndike, and Mr. Khouri discussed offering to acquire 100% of the equity in Perimeter, rather than the previously contemplated 80%, and agreed to do so.

On the morning of June 8, 2021, Mr. Khouri conveyed this proposal to Mr. Davenport. Mr. Davenport acknowledged Mr. Khouri’s proposal and indicated that he would discuss it internally with the SK Capital Partners investment committee and SK Holdings. On the afternoon of June 8, 2021, Mr. Davenport informed Mr. Khouri that SK Holdings would agree to sell 100% of the equity in Perimeter to EverArc.

On the morning of June 11, 2021, EverArc held a board meeting during which the EverArc Founders provided the Board with a detailed update on the Perimeter transaction, including a detailed summary of their due diligence. Several of EverArc’s advisers, as well as Mr. Goldberg, were present for portions of the meeting, and presented to the EverArc board and answered questions.

On the morning of June 14, 2021, EverArc held a board meeting during which the board further discussed, voted on, and approved, the proposed acquisition of Perimeter Solutions.

On the morning of June 15, 2021, Perimeter held a board meeting during which its board discussed, voted on and approved the transaction with EverArc.

On June 15, 2021, EverArc, Perimeter, SK Holdings, Holdco and Merger Sub entered into the Business Combination Agreement.

On the morning of June 16, 2021, EverArc announced that it entered into a definitive agreement to acquire 100% of Perimeter Solutions in a transaction valued at approximately $2 billion.

The parties have continued and expect to continue regular discussions in connection with, and to facilitate, the closing.

EverArc’s Board of Directors’ Reasons for the Approval of the Business Combination

As described under “The Structure of the Business Combination” above, EverArc’s board of directors, in evaluating the Business Combination, consulted with EverArc’s Founders and financial and legal advisors. In reaching its decision to approve the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, EverArc’s board of directors considered a range of factors, including, but not limited to, the factors discussed below. In light of the complexity of such factors, EverArc’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of EverArc’s board of directors may have given different weight to different factors.

The explanation of the reasons for the approval by EverArc’s board of directors of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, EverArc’s board of directors discussed the results of the due diligence conducted by EverArc’s Founders and financial and legal advisors, and their advisors, which included:

•	review of Perimeter’s material contracts, intellectual property, financial, tax, legal, real estate, environmental insurance and accounting due diligence;

•	meetings and calls with the management team and advisors of Perimeter’s regarding operations and forecasts;

•	consultations with Perimeter’s management and legal and financial advisors;

•	discussions with Perimeter’s customers, suppliers and industry partners;

•	review of Perimeter’s audited and unaudited financial statements;

•	financial review and analysis of Perimeter and the Business Combination;

•	financial projections prepared by Perimeter’s management team;

•	analysis on comparable target companies; and

•	research on comparable transactions.

In approving the Business Combination, EverArc’s board of directors determined not to obtain a fairness opinion. The officers and directors of EverArc have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, enabled them to make the necessary analyses and determinations regarding the Business Combination. However, EverArc’s Founders and financial and legal advisors prepared an analysis with respect to the market valuation of comparable companies as described in greater detail in the below section entitled “Information About Perimeter—Competition.”

EverArc’s board of directors considered a wide range of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following:

•	Strong Market Position. EverArc’s board of directors considered Perimeter’s industry-leading position within its key business lines, including fire retardants and oil additives;

•

Large and Growing Market Opportunity. EverArc’s board of directors considered Perimeter’s long-term market opportunity, within key business lines including fire retardants and oil additives, as well as within emerging businesses including international, fluorine-free foams, and preventative retardant applications;

•

Preferred Supplier to Multiple Key Customers. EverArc’s board of directors considered Perimeter’s long-standing relationships with key customers, including leading wildland firefighting agencies in the United States and internationally, as well as key customers within the Company’s Oil Additives segment;

•

Innovation and R&D Track-record. EverArc’s board of directors considered Perimeter’s long-standing track-record of innovation and customer value-enhancement, including the Company’s in-house R&D capabilities relating to both its products and the associated equipment;

•	Due Diligence. The results of EverArc’s due diligence investigation of Perimeter conducted by EverArc’s Founders and their financial, technical and legal advisors;

•

Experienced Management Team. EverArc’s board of directors believe that Perimeter has a strong management team experienced in its industry, which is expected to remain with the Post-Combination Company to seek to execute Perimeter’s strategic and growth goals;

•

Negotiated Transaction. The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between the parties thereto.

In the course of its deliberations, EverArc’s board of directors also considered a variety of uncertainties, risks and other potentially negative factors relevant to the Business Combination, including, but not limited to, the following:

•

Perimeter’s Fire Safety business is tied to certain variables outside of the Company’s control, and which may fluctuate from year-to-year, including the severity of the North American fire season and the availability of airtanker capacity.

•

Competition in certain of the Company’s end-markets is intense and, as a result, Perimeter may fail to attract and retain customers, which may negatively impact the Company’s operations and growth prospects.

•	Certain of the Company’s end-markets may attract additional competitors over time.

•

The Company may not be able to execute on its business plans or attain its profitability targets in certain of its growth initiatives, including international, fluorine-free foams, and preventative retardant applications.

•

The risk that Perimeter may not be able to execute on the business plan contemplated by EverArc’s Founders, and realize the financial performance as set forth in the financial projections presented to EverArc’s board of directors.

•

Perimeter’s growth prospects may suffer if it is unable to develop successful product offerings, if it fails to pursue additional product offerings or if it loses any of its key executives or other key employees. In addition, if Perimeter fails to make optimal investment decisions in its product and service offerings, it may not attract and retain key customers and its revenue and results of operations may be adversely affected.

•

Perimeter may be subject to litigation in the operation of its business and Perimeter’s insurance may not provide adequate levels of coverage against any claims. An adverse outcome in one or more legal proceedings or inadequate insurance coverage could adversely affect Perimeter’s business.

•

The requirements of being a public company, including compliance with the SEC’s requirements regarding internal controls over financial reporting, may strain Perimeter’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination may be greater than Perimeter anticipates.

•

The potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected time frame and the significant fees, expenses and time and effort of management associated with completing the Business Combination.

•	The risk that the Business Combination and transactions contemplated thereby might not be consummated or completed in a timely manner or that the closing might not occur despite our best efforts.

•

EverArc’s board of directors did not obtain an opinion from any independent investment banking or accounting firm that the consideration EverArc would pay to acquire Perimeter is fair to EverArc or its stockholders from a financial point of view. In addition, EverArc’s board of directors considered the limits of the due diligence performed by EverArc’s rounders and outside advisors and the inherent risk that even a thorough review may not uncover all potential risks of the business. Accordingly, EverArc’s board of directors may be incorrect in its assessment of the Business Combination.

After extensive review, EverArc’s board of directors concluded that the potential benefits that it expects EverArc and its shareholders to realize as a result of the Business Combination outweigh the potential risks associated with the Business Combination. Accordingly, EverArc’s board of directors, based on its consideration of the specific factors listed above, approved and declared advisable the Business Combination Agreement, the other ancillary documents and all transactions contemplated thereby.

Interests of EverArc’s Directors and Officers in the Business Combination

The EverArc Founders and certain of EverArc’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•

the amounts payable to the EverArc Founder Entity pursuant to the Founder Advisory Agreement entered into by EverArc and the EverArc Founder Entity which is designed to provide incentives to the EverArc Founders to achieve EverArc’s objectives which includes:

•	a fixed annual advisory amount equal to 1.5% of the Founder Advisory Agreement Calculation Number (in each case, payable in Holdco Ordinary Shares or partly in cash, at the election of the

EverArc Founder Entity provided that at least 50% of such amounts are paid in Holdco Ordinary Shares). Based on the assumptions described in this prospectus, the fixed annual advisory amount is currently expected to be 2,353,992 Holdco Ordinary Shares which, assuming a stock price of $12.50 per Holdco Ordinary Share, would have a value of $29,424,902. Each additional $1 increase in the stock price of Holdco Ordinary Shares above $12.50 will increase the value of the fixed annual advisory amount payable to the EverArc Founder Entity by $2,353,992; and

•

a variable annual advisory amount based on the appreciation of the market price of Holdco Ordinary Shares if such market price exceeds certain trading price minimums (in each case, payable in Holdco Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such amounts are paid in Holdco Ordinary Shares). Based on assumptions described in this prospectus and assuming a stock price of $12.50 per Holdco Ordinary Share, the variable annual advisory amount payable to the EverArc Founder Entity in year one would have a value of $70,619,765. For each $1 increase in the stock price of Holdco Ordinary Shares above $12.50, or such higher stock price on which a variable annual advisory amount was previously paid to the EverArc Founder Entity, the EverArc Founder Entity will receive a variable annual advisory amount valued at $28,247,906;

the EverArc Founders have advised Holdco that their intention is to elect, via the EverArc Founder Entity, to receive any advisory amounts in Holdco Ordinary Shares and for any cash element to only be such amount as is required to pay any related taxes;

•	the potential continuation of certain of EverArc’s directors as directors of Holdco;

•	the continued indemnification of current directors and officers of EverArc and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•

the beneficial ownership of the EverArc Founders indirectly through the EverArc Founder Entity and certain of EverArc’s directors of an aggregate of (i) 100 EverArc Founder Shares, acquired for an aggregate purchase price of $1,000, which have an aggregate market value of approximately $1,250 based on the closing price of EverArc Ordinary Shares of $12.50 on the LSE on August 24, 2021 and (ii) 1,725,239 EverArc Ordinary Shares, acquired for an aggregate purchase price of $17,300,000, which have an aggregate market value of approximately $21,565,488 based on the closing price of EverArc Ordinary Shares of $12.50 on the LSE on August 24, 2021.

Regulatory Approvals Required for the Business Combination

Under the HSR Act and related rules, certain transactions, including the Business Combination, may not be completed until notifications have been given and information is furnished to the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. Completion of the Business Combination is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. On June 30, 2021, EverArc and Perimeter filed the required notice and furnished the required information under the HSR to the Antitrust Division of the DOJ and the FTC. The 30-day HSR waiting period expired on July 30, 2021 at 11:59 PM.

In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the completion of the Business Combination or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the Business Combination on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. EverArc and Perimeter are not aware of any other regulatory approvals in the U.S., Luxembourg or elsewhere required for the consummation of the Business Combination.

Litigation Relating to the Business Combination

There have been no proceedings brought against EverArc in relation to the Business Combination or the Business Combination Agreement.

Listing of Holdco Ordinary Shares

Approval of the listing on the NYSE or Nasdaq, of the Holdco Ordinary Shares to be issued in the Business Combination, subject to official notice of issuance, is a condition to each party’s obligation to complete the Business Combination.

Accounting Treatment of the Business Combination

The Merger between Holdco and EverArc will be accounted for as a common control transaction, where substantially all of the net assets of Holdco will be those previously held by EverArc. The acquisition of Perimeter through the Contribution and Sale will be treated as a business acquisition under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations with Holdco determined to be the legal and accounting acquirer.

Appraisal or Dissenters’ Rights

The BVI Companies Act provides that any member of a BVI company is entitled to payment of the fair value of his, her or its shares upon dissenting from a merger, unless the company is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position under the BVI Companies Act.

A dissenter is in most circumstances required to give to the company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his, her or its shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the company did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the company); and

(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within seven days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within seven days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)

the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

EverArc caused the notice to be given on July 7, 2021. No member elected to exercise his, her or its right to dissent.

Certain Unaudited Perimeter Prospective Financial Information

Perimeter does not as a matter of course make public projections as to future revenues, performance, financial condition or other results. EverArc, based on its due diligence and discussions with Perimeter’s management, prepared and provided to its board of directors certain assumptions regarding Perimeter’s prospective financial growth and performance. The inclusion of the below information should not be regarded as an indication that Perimeter or any other recipient of this information considered — or now considers — it to be necessarily predictive of actual future results.

The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.

While presented in this prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Perimeter’s management, including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” EverArc and Perimeter believe the assumptions regarding the prospective financial performance were reasonable at the time the assumptions were determined, in light of available information. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Perimeter’s business, industry performance, the regulatory environment and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Perimeter’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Perimeter. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this prospectus are cautioned not to place undue reliance on the prospective financial information.

Neither Perimeter’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, PERIMETER DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NONE OF PERIMETER, EVERARC OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY PERIMETER SHAREHOLDER, EVERARC SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.

Certain of the measures included in the prospective financial information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Perimeter may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-IFRS financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

The following tables sets forth certain prospective financial information regarding Perimeter provided to the EverArc Board:

The long-term financial outlook for Perimeter described above was based on several key factors, including:

•	independent research and due diligence regarding Perimeter specifically;

•	independent research and due diligence regarding the fire safety and oil additives industries more generally;

•	a thorough review of the various presentations and due diligence materials provided by Perimeter;

•	several conversations with Perimeter management; and

•	input received from EverArc’s various third-party advisors.

THE BUSINESS COMBINATION AGREEMENT

This section of the prospectus describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. This summary is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is attached as Annex A hereto. Certain figures included in this section have been rounded for ease of presentation and, as a result, percentages may not sum to 100%.

The Business Combination

On June 15, 2021, EverArc, Perimeter, SK Holdings, Holdco and Merger Sub entered into the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the merger and the other transactions contemplated thereby, as summarized below. Capitalized terms used in this section but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

The Structure of the Business Combination

At the Merger Effective Time, by virtue of the Merger and the Holdco Requisite Approvals, subject to a report from a Luxembourg independent statutory auditor, and without any further action on the part of EverArc, Merger Sub, Holdco or Perimeter or the holders of any of the following securities:

a)	on the Business Day prior to the Closing Date, the Merger will occur;

b)

all EverArc Ordinary Shares outstanding immediately prior to the Merger will be exchanged for the right to receive Holdco Ordinary Shares pursuant to a share capital increase of Holdco, as set forth in the Business Combination Agreement;

c)	on the Closing Date, SK Holdings, which holds 100% of the outstanding ordinary shares of Perimeter, will complete the Contribution and Sale;

d)	in connection with the Contribution and Sale, the Holdco Ordinary Share held by EverArc will be cancelled via a share capital reduction without any consideration for EverArc; and

e)

all of the outstanding EverArc Warrants, in each case, entitling the holder thereof to purchase one-fourth of an EverArc Ordinary Share at an exercise price of $12.00 per whole EverArc Ordinary Share, will be converted into the right to purchase one-fourth of a Holdco Ordinary Share on substantially the same terms as the EverArc Warrants.

On the business day immediately prior to the Closing Date, EverArc, Holdco and Merger Sub will execute and file the Plan and Articles of Merger with the Registrar, in accordance with, the relevant provisions of the BVI Companies Act, together with all other filings or recordings required under the BVI Companies Act in connection with the Merger (including the filing by the Merger Sub’s registered agent of a letter confirming it has no objections to the Merger). The Plan and Articles of Merger will specify that the Merger will become effective at such time as the Plan and Articles of Merger are duly registered by the Registrar, or at such later time as the Parties agree in writing (subject to the requirements of the BVI Companies Act). The parties will hold the closing on the date of the Merger Effective Time, following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time). In addition, EverArc will file an election with the IRS to be classified as a disregarded entity for U.S. federal income Tax purposes (the “Tax Classification Election”), which will be effective on the Closing Date.

Effective Time and Closing of the Business Combination

The following diagram shows the current ownership structure of EverArc (excluding the impact of the shares underlying the EverArc Warrants).

(1)

For more information about the ownership interests of our EverArc Founders and the EverArc Founder Entity, prior to the Business Combination, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

The following diagram shows the current ownership structure of Perimeter.

(1)	The diagram above only shows select subsidiaries of Perimeter.

The following diagram shows the pro forma ownership percentages (excluding the impact of the shares underlying the Holdco Warrants) and structure of Holdco immediately following the consummation of the Business Combination.

Consideration to be Received in the Business Combination

At the Merger Effective Time, each Perimeter Shareholder will receive its pro rata portion of the Aggregate Cash Consideration and Aggregate Preferred Share Stock Value (each, as defined in the Business Combination Agreement). At the Merger Effective Time, each EverArc Ordinary Share issued and outstanding immediately prior to the Merger Effective Time will automatically be converted into and exchanged for the right to receive one (1) validly issued, fully paid and nonassessable Holdco Ordinary Share, which will be valued at $10.00 per share.

In addition, at the time of Closing, SK Holdings will also receive redeemable Holdco Preferred Shares.

As long as the Holdco Preferred Shares are in issue and outstanding, no shares ranking pari passu or senior to the Holdco Preferred Shares shall be issued by Holdco, other than additional Holdco Preferred Shares or other equity securities interest issued with the consent of a majority of holders of the Holdco Preferred Shares.

Each Holdco Preferred Share is entitled to a Preferential Dividend amounting to 6.5% (the “Regular Dividend Rate”) of its nominal value (i.e. $10.00 per share). The Preferential Dividend shall be paid each year within 3 business days following the holding of Holdco’s annual general meeting (each, a “Preferential Dividend Payment Date”). On each Preferential Dividend Payment Date, 40% of the Preferential Dividend for such year (or 50% of the Preferential Dividend for such year if Holdco paid a dividend on the Holdco Ordinary Shares during period since the payment of the last Preferential Dividend Payment Date) shall be paid in cash and the remainder of the Preferential Dividend shall be paid in kind, unless Holdco elects to pay any additional portion of the Preferential Dividend in cash; provided, that, (x) Holdco shall not be required to pay any portion of such annual Preferential Dividends in cash on a Preferential Dividend Payment Date to the extent that Holdco or its subsidiaries are prohibited from paying such portion of the annual Preferential Dividend in cash under either (i) that certain senior credit facility agreement to which Holdco and/or certain of its subsidiaries is a party (the “Senior Credit Agreement”) or (ii) that certain bridge term loan credit facility to which Holdco and/or certain of its subsidiaries is a party or any senior secured notes issued by Holdco and/or any of its subsidiaries (as applicable, the “Bridge Loan/Secured Notes”), and (y) in the event that Holdco or its subsidiaries are so prohibited from paying all or a portion of such Preferential Dividends in cash as described in the foregoing clause (x), Holdco shall pay the maximum amount not prohibited by the Senior Credit Agreement or the Bridge Loan/Secured Notes in cash. If Holdco fails to pay any portion of the cash portion of the Preferential Dividend for any reason in a given year by the Preferential Dividend Payment Date (including due to clause (x) of the immediately preceding sentence), then (i) the Preferential Dividend rate for such year (i.e. the year in which Holdco fails to pay any portion of the cash portion of the Preferential Dividend Payment), but not necessarily the subsequent year, will increase to the interest rate being paid (whether default or not) at such time under the Senior Credit Agreement plus 5% (the “Increased Dividend Rate”) and (ii) the Preferential Dividend Rate for the following year will be reset at the Regular Dividend Rate and will be subject to increase to the Increased Dividend Rate for such year (but not necessarily the subsequent year) if Holdco fails to pay any portion of the cash portion of the Preferential Dividend Payment by the Preferential Dividend Payment Date for such year.

If Holdco fails to redeem the Holdco Preferred Shares at the defined maturity date, the Preferential Dividend rate will permanently increase to the interest rate currently being paid (whether default or not) under the Senior Credit Agreement plus 10%.

As long as Holdco Preferred Shares are issued and outstanding, Holdco and its subsidiaries shall not (a) enter into a credit agreement (except to the extent related to the issuance of senior secured notes as contemplated by the Bridge Loan/Secured Notes) or (b) amend the Senior Credit Agreement, in each case, in a manner that would adversely affect the redemption rights of the Holdco Preferred Shares by extending the maturity date under such credit facility beyond the defined maturity date or increase the restrictions on Holdco’s ability to pay the cash portion of Preferential Dividends without the consent of holders owning a majority of the Holdco Preferred Shares. If, in any year, Holdco fails to make any portion of the cash portion of any Preferential Dividend by the Preferential Dividend Payment Date, then, during the following year, Holdco may not, without the consent of the holders of a majority of the outstanding Holdco Preferred Shares, pay a cash dividend on the Holdco Ordinary Shares until such time as Holdco has paid the cash portion of the Preferential Dividend Payment for such following year (which cash portion of the Preferential Dividend Payment may be paid by Holdco in advance of the Preferential Dividend Payment Date for, and at any time during, such following year); for the avoidance of doubt, the restrictions set forth in this sentence shall not apply to any non-pro rata purchase, repurchase or redemption of any equity securities of Holdco or any of its subsidiaries. As long as Holdco Preferred Shares are issued and outstanding, during the occurrence and continuance of a default by Holdco to pay any Preferential Dividend (for the avoidance of doubt, the payment of any cash portion of the Preferential Dividend in kind in accordance with the terms of Holdco’s articles of association shall not constitute a default by Holdco), the approval of holders owning a majority of the outstanding Holdco Preferred Shares shall be required (i) for the declaration of dividends to the benefit of all other categories of Holdco shares issued and outstanding and (ii) for the purchase, repurchase or redemption of any equity securities of Holdco or any of its subsidiaries (other than pursuant to equity incentive agreements with employees).

Holdco Preferred Shares are not entitled to vote, save for the matters provided for by Luxembourg law, including any amendment, alteration or change to the rights attached to the Holdco Preferred Shares in a manner adverse to the Holdco Preferred Shares for which the consent of holders owning a majority of the Holdco Preferred Shares will be required.

Holdco Preferred Shares, being non-voting shares, shall not be included for the calculation of the quorum and majority at each general meeting of Holdco, save for the matters provided for by Luxembourg law and in the relevant provisions of the articles of association of Holdco.

In case of liquidation of Holdco, after payment of all the debts of and charges against Holdco and of the expenses of liquidation, the holders of Holdco Preferred Shares, if any, shall be entitled to a preferential right to repayment of the nominal value of the Holdco Preferred Shares plus any accrued but unpaid Preferential Dividends before repayment of the nominal value of the Holdco Ordinary Shares.

The rights attached to the Holdco Preferred Shares under Holdco’s articles of association shall not be amended in a manner adverse to the Holdco Preferred Shares without the consent of holders owning a majority of the Holdco Preferred Shares.

Ownership of the Combined Company Upon Completion of the Business Combination

Following the Business Combination, each of EverArc and Perimeter will be direct, wholly owned subsidiaries of Holdco.

Representation and Warranties

The Business Combination Agreement contains customary representations, warranties and covenants of (a) Perimeter and SK Holdings and (b) Holdco, EverArc and Merger Sub relating to, among other things, their ability to enter into the Business Combination Agreement and their outstanding capitalization.

In connection with the Business Combination, the EverArc obtained a representation and warranty policy with customary terms, exclusions and fees.

Conduct of Business Pending Consummation of the Business Combination; Covenants

Conduct of Business by Perimeter Pending the Merger

From the date of the Business Combination Agreement and until the earlier of the termination of the Business Combination Agreement and the Merger Effective Time, except as (i) expressly contemplated by the Business Combination Agreement or any ancillary agreement, (ii) set forth on the Perimeter disclosure schedule, and (iii) as required by applicable law, unless EverArc otherwise consents in writing, (y) Perimeter will, and will cause their subsidiaries to, conduct their business in all material respects in the ordinary course of business and in a manner consistent with past practice; provided that any actions reasonably taken in response to an emergency or urgent conditions arising from COVID-19 will not be deemed to be outside the ordinary course of business, so long as such actions or omissions are reasonably designed to protect the health or welfare of Perimeter’s employees or comply with clause (z) herein and (z) Perimeter will use its reasonable best efforts to preserve substantially intact the business organization of Perimeter and its subsidiaries and will use commercially reasonable efforts to keep available the services of current officers, key employees and consultants of Perimeter and its subsidiaries and to preserve relationships with customers, suppliers and other persons with which Perimeter has significant business relations.

Except as (i) expressly contemplated by any other provision of the Business Combination Agreement and any ancillary agreement, (ii) as set forth in the Perimeter disclosure schedule and (iii) as required by applicable law, Perimeter will not, and will cause each subsidiary not to, between the date of the Business Combination Agreement and the earlier of the termination of the Business Combination Agreement and the Merger Effective Time, directly or indirectly, do any of the following without the prior written consent of EverArc:

a)	amend or otherwise change its memorandum of association, articles of association, certificate of incorporation, by-laws or equivalent organizational documents;

b)

issue, sell, pledge, dispose of, grant or encumber, solicit, propose, negotiate with respect to, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (x) any shares of any class of capital stock of Perimeter or any subsidiary, except for the issuance of Perimeter Ordinary Shares upon exercise or settlement of Perimeter options, if any, (y) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest) or (z) except in the ordinary course of business, any assets of Perimeter or any subsidiary;

c)	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

d)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

e)

merge or consolidate with any other person or restructure, reorganize, dissolve or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

f)

acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporate partnership, other business organization, or any division thereof, in each case, for an aggregate purchase price that exceeds $1,000,000;

g)

incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;

h)

transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel abandon or allow to lapse or expire or otherwise dispose of any of its material assets, properties, licenses, operations, rights, production lines, businesses or interests therein, except for sales or other dispositions in the ordinary course of business consistent with past practice;

i)

(v) increase the compensation or benefit payable to any current or former director, officer, employee or consultant of Perimeter or any subsidiary, other than (1) health and welfare plan renewals in the ordinary course of business consistent with past practices or (2) increases in base salary or wage of employees in the ordinary course of business whose annual base salary or wage is not in excess of $300,000; (w) pay or promise to pay any bonus to any such current or former director, officer, employee or consultant of Perimeter or any subsidiary; (x) take any action to accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant; (y) hire or otherwise enter into any employment or consulting agreement or arrangement with any person or terminate (other than for cause) any current or former director, officer, employee or consultant provider whose annual base salary or wage would exceed $300,000; or (z) enter into any new, or materially amend any existing employment or severance or termination agreement with any current or former director, officer, employee or consultant;

j)

adopt, enter into, amend and/or terminate any plan, program, agreement, arrangement or policy for the current or future benefit of any current or former director, officer, employee, consultant or individual independent contractor (including any existing employment or severance or termination agreement with any current or former director, officer, employee or consultant), except as may be required by applicable law or health and welfare plan renewals in the ordinary course of business and consistent with past practice;

k)

materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by the accounting principles or U.S. GAAP (as the case may be);

l)

make change or revoke any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any Tax Returns or file claims for Tax refunds, enter into any closing agreement, waive or extend any statute of limitations period in respect of an amount of Taxes, settle any Tax claim, audit or assessment, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

m)

materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any material contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of Perimeter’s or any subsidiary’s material rights thereunder, in each case in a manner that is adverse to Perimeter or any subsidiary, taken as a whole, except in the ordinary course of business;

n)

intentionally permit any material item of Perimeter-owned intellectual property to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required to maintain and protect its interest in each and every material item of Perimeter-owned intellectual property;

o)	create or incur any lien material to Perimeter or any subsidiary, Holdco or Merger Sub other than permitted liens incurred in the ordinary course of business consistent with past practice;

p)	make any loans, advances, guarantees or capital contributions to or investments in any person (other than Perimeter or any subsidiary) that exceed $250,000 in the aggregate at any time outstanding;

q)	fail to make or authorize any budgeted capital expenditures or make or authorize any unbudgeted capital expenditures in excess of $750,000 in the aggregate;

r)

fail to pay or satisfy when due any material account payable or other material liability, other than in the ordinary course of business consistent with past practice or any such liability that is being contested in good faith by Perimeter or any subsidiary;

s)	fail to keep current and in full force and effect, or comply in all material respects with the requirements of any permits issued to Perimeter or any subsidiary by any governmental authority;

t)	take any steps for liquidation, winding-up, freeze of proceedings, arrangements with creditors or similar action or proceeding by or in respect of Perimeter or any subsidiary;

u)

take any action or fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Contribution and Sale and the Merger from qualifying for certain tax treatment;

v)

take any actions or omit to take any actions that would, individually or in the aggregate, reasonably be expected to result in any of the Closing conditions set forth in the Business Combination Agreement not being satisfied;

w)

engage in any dealings or transactions (i) with any restricted person in violation of applicable laws; (ii) involving any sanctionable activity; or (iii) otherwise in violation of sanctions laws, export control laws, or import control laws;

x)	amend, or permit the amendment of, any agreement related to the Contribution and Sale; or

y)	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Conduct of Business by EverArc Pending the Merger

From the date of the Business Combination Agreement and until the earlier of the termination of the Business Combination Agreement and the Merger Effective Time, except as (i) expressly contemplated by the Business

Combination Agreement or any ancillary agreement, (ii) set forth on the EverArc disclosure schedule, and (iii) as required by applicable law, unless Perimeter otherwise consents in writing, EverArc will conduct its business in the ordinary course and in a manner consistent with past practice and will not, directly or indirectly, take any action that would reasonably be likely to impede or materially delay the consummation of the transactions proposed under the Business Combination Agreement.

Conditions to Closing the Business Combination

General Conditions

Under the Business Combination Agreement, the obligations of the parties to consummate the Business Combination are conditioned on the satisfaction or waiver (where permissible) of the following conditions at or prior to the Effective Time of the Contribution and Sale and at or prior to the Closing:

a)	the Holdco Requisite Approval will have been obtained and delivered to EverArc;

b)

a Luxembourg statutory independent auditor (réviseur d’entreprises agréé) of Holdco will have issued appropriate reports regarding the contributions relating to the Holdco Ordinary Shares and to the EverArc Ordinary Shares that will be exchanged for Holdco Ordinary Shares as set forth in the Business Combination Agreement Holdco Ordinary Shares;

c)

no governmental authority will have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination; and

d)

all waiting periods applicable to the consummation of the Business Combination under the HSR Act (or any extension thereof) will have expired or been terminated and all required filings will have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable antitrust law.

EverArc Conditions to Closing

The obligations of EverArc to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

a)

certain representations and warranties of Perimeter and SK Holdings will each be true and correct in all respects except where the failure of such representations and warranties to be true and correct does not result in a Company Material Adverse Effect (as defined in the Business Combination Agreement);

b)	Perimeter and SK Holdings will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement;

c)

Perimeter and SK Holdings will have delivered to EverArc a certificate, signed by an officer of the appropriate entity, certifying as to the satisfaction of the conditions specified in the Business Combination Agreement;

d)	no Company Material Adverse Effect (as defined in the Business Combination Agreement) will have occurred;

e)

the Registration Statement will have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement will be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement will have been initiated by the SEC and not withdrawn; and

f)	the Holdco Ordinary Shares will have been approved for listing on the NYSE or Nasdaq, subject to official notice of issuance.

Perimeter Conditions to Closing

The obligations of Perimeter to consummate the transactions are subject to the satisfaction or waiver (where permissible) of the following additional conditions at or prior to the Merger

Effective Time and at or prior to the Closing:

a)

certain representations and warranties of EverArc will each be true and correct in all respects except where the failure of such representations and warranties to be true and correct does not result in an EverArc Material Adverse Effect (as defined in the Business Combination Agreement);

b)

certain representations and warranties of Holdco and Merger Sub will each be true and correct in all respects and all other representations and warranties of Perimeter and SK Holdings will be true and correct except where the failure of such representations and warranties to be true and correct does not result in a Material Adverse Effect (as defined in the Business Combination Agreement);

c)	each of EverArc, Holdco and Merger Sub will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement;

d)

each of EverArc, Holdco and Merger Sub will have delivered to Perimeter a certificate, signed by an appropriate officer of each, certifying as to the satisfaction of the conditions specified in the Business Combination Agreement; and

e)	no EverArc Material Adverse Effect (as defined in the Business Combination Agreement) will have occurred.

Termination of the Business Combination Agreement

The Business Combination Agreement may be terminated and the transactions may be abandoned at any time prior to the Merger Effective Time, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the transactions by the shareholders of Perimeter or EverArc, as follows:

a)	by mutual written consent of EverArc and SK Holdings;

b)

by either EverArc or SK Holdings if the Merger Effective Time will not have occurred prior to 5:00 p.m. (New York time) on March 31, 2022, provided that the terminating party is not, either directly or indirectly through its affiliates, in breach or violation of any representation, warranty, covenant, agreement or obligation under the Business Combination Agreement and such breach or violation is the principal cause of the failure of a condition set forth in the Business Combination Agreement on or prior to 5:00 p.m. (New York time) on March 31, 2022;

c)

by either EverArc or SK Holdings if any governmental authority will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and non-appealable and has the effect of making consummation of the transactions illegal or otherwise preventing or prohibiting consummation of the Business Combination;

d)

by EverArc upon any breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement on the part of SK Holdings or Perimeter that remains uncured for more than 30 days after written notice of such breach is provided by EverArc to Perimeter, such that the conditions set forth in Section 9.02(a) and Section 9.02(b) of the Business Combination Agreement would not be satisfied;

e)

by SK Holdings upon any breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement on the part of EverArc that remains uncured for more than 30 days after written notice of such breach is provided by Perimeter to EverArc such that the conditions set forth in Section 9.03(a) and Section 9.03(b) of the Business Combination Agreement would not be satisfied;

f)	by EverArc on or after September 8, 2021 if Perimeter will have failed to deliver the PCAOB Financials (as defined in the Business Combination Agreement) by 11:59 EST on September 7, 2021;

g)

by either EverArc or SK Holdings on January 1, 2022 if the Merger Effective Time will not have occurred prior to 5:00 p.m. (New York time) December 31, 2022, provided that the terminating party is not, either directly or indirectly through its affiliates, in breach or violation of any representation, warranty, covenant, agreement or obligation under the Business Combination Agreement and such breach or violation is the principal cause of the failure of a condition set forth in the Business Combination Agreement on or prior to December 31, 2021;

h)

by SK Holdings if (A)(i) certain conditions precedent to the merger have been satisfied and continue to be satisfied or waived and (ii) SK Holdings confirms to EverArc that all conditions required have been satisfied or waived and that SK Holdings and Perimeter are willing and able to consummate the transactions and (iii) EverArc will not have consummated the closing within three business days of the occurrence of clauses (i) and (ii) above or (B)(i) EverArc will be in material breach of its covenants under the Business Combination Agreement and such material breach results in EverArc being incapable of consummating the transactions thereunder and (ii) SK Holdings notifies EverArc, in writing, of such material breach and EverArc does not cure such breach; and

i)

by EverArc, on or after December 31, 2021, if, as of December 31, 2021, (i) certain conditions precedent to the Merger have been satisfied (and continue to be satisfied) or waived and (ii) EverArc will be unable to consummate the Closing solely due to the unavailability of sufficient funds available to EverArc.

Amendment, Waiver and Extension of the Business Combination Agreement

The Business Combination Agreement may be amended in writing by all parties thereto at any time prior to the Merger Effective Time.

At any time prior to the Merger Effective Time, (a) EverArc may (i) extend the time for the performance of any obligation or other act of SK Holdings or Perimeter, (ii) waive any inaccuracy in the representations and warranties of SK Holdings or Perimeter contained in the Business Combination Agreement or in any document delivered by SK Holdings or Perimeter pursuant to the Business Combination Agreement and (iii) waive compliance with any agreement of SK Holdings or Perimeter or any condition to its own obligations contained in the Business Combination Agreement and (b) Perimeter may (i) extend the time for the performance of any obligation or other act of EverArc, Holdco or Merger Sub, (ii) waive any inaccuracy in the representations and warranties of EverArc, Holdco or Merger Sub contained in the Business Combination Agreement or in any document delivered by EverArc, Holdco or Merger Sub pursuant to the Business Combination Agreement and (iii) waive compliance with any agreement of EverArc, Holdco or Merger Sub or any condition to its own obligations contained in the Business Combination Agreement. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Governing Law; Consent to Jurisdiction

The Business Combination Agreement is governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state, except to the extent mandatorily governed by the laws of the Grand Duchy of Luxembourg, including the provisions relating to the Contribution and Sales and the Exchange Agreements. All legal actions and proceedings arising out of or relating to the Business Combination Agreement will be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties to the Business Combination Agreement (a) irrevocably submitted to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to the Business Combination Agreement brought by any party hereto, and (b) agreed not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in the Business Combination Agreement. Each of the parties thereto further waived (y) any defense in any action for specific performance that a remedy at law would be adequate and (z) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Expenses

In the event that this Business Combination Agreement is validly terminated, all transaction expenses incurred in connection with the Business Combination Agreement, related documents and the Business Combination will be paid by the party incurring such transaction expenses; provided, that EverArc will pay all fees and expenses incurred by Perimeter or its affiliates in connection with (a) the Financing Cooperation Expenses (as defined in the Business Combination Agreement), (b) all costs, fees and expenses incurred in connection with any filing under the HSR Act or other applicable antitrust laws and (c) costs, fees and expenses incurred by Perimeter and its affiliates in connection with the preparation and delivery of the PCAOB Financials (as defined in the Business Combination Agreement). Subject to certain conditions detailed in the Business Combination Agreement, if the Business Combination is consummated, Holdco, subject to certain limitations, will bear the reasonable and documented transaction expenses of all of the parties.

Termination Fee

In the event that this Business Combination Agreement is validly terminated (i) by SK Holdings pursuant to Section 10.01(e) or Section 10.01(h) of the Business Combination Agreement, (ii) by EverArc at a time that SK Holdings could have terminated the Business Combination Agreement pursuant to Section 10.01(e) or Section 10.01(h) of the Business Combination Agreement or (iii) by EverArc pursuant to Section 10.01(i) of the Business Combination Agreement, EverArc will, as promptly as reasonably practicable following such termination, pay to SK Holdings or its designee an amount equal to (x) $50,000,000 less (y) the amount of the PCAOB Financials Expenses (as defined in the Business Combination Agreement) and the Financing Cooperation Expenses (as defined in the Business Combination Agreement) actually reimbursed by EverArc to Perimeter pursuant to Section 8.12 and Section 8.16(c) of the Business Combination Agreement, respectively, at the time of such termination.

CERTAIN AGREEMENTS RELATED TO THE BUSINESS COMBINATION

All capitalized terms used but not defined below shall have the meaning assigned to such term in the agreement to which such section is discussing.

Debt Commitment

In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, EverArc entered into the Debt Commitment Letter with the Commitment Parties, dated June 15, 2021, pursuant to which the Commitment Parties have agreed to make available to Holdco (i) a five-year first lien senior secured revolving credit facility in an aggregate committed amount of $100 million and (ii) a senior secured first lien increasing rate bridge facility in an aggregate principal amount of $600 million less the aggregate principal amount of first lien secured notes or other demand securities issued prior to the Closing.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, EverArc, SK Holdings and Holdco entered into the Subscription Agreements with (i) the Institutional Subscribers, pursuant to which the Institutional Subscribers agreed to purchase an aggregate of 114,240,000 EverArc Ordinary Shares at $10.00 per share ($1,142,400,000 in the aggregate) which will be converted into Holdco Ordinary Shares in connection with the closing of the Business Combination, (ii) the SK Subscribers, pursuant to which the SK Subscribers agreed to purchase an aggregate of 429,000 EverArc Ordinary Shares at $10.00 per share ($4,290,000 in the aggregate) which will be converted into Holdco Ordinary Shares in connection with the closing of the Business Combination and (iii) the Individual Subscribers pursuant to which the Individual Subscribers agreed to purchase an aggregate of 331,000 EverArc Ordinary Shares at $10.00 per share ($3,310,000 in the aggregate) which will be converted into Holdco Ordinary Shares in connection with the closing of the Business Combination. In addition, the Management Subscribers entered into Subscription Agreements with Holdco pursuant to which the Management Subscribers agreed to purchase an aggregate of 1,100,212 Holdco Ordinary Shares at $10.00 per share ($11,002,117 in the aggregate).

The issuance of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent consummation of the Business Combination.

Pursuant to the Subscription Agreements, Holdco agreed that (i) within 30 calendar days after the Closing Date, it will file with the SEC (at Holdco’s sole cost and expense) a registration statement registering the resale of the PIPE Shares, and (ii) it will use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the 60th calendar day (or 90th calendar day if the SEC notifies Holdco that it will “review” the registration statement) following the closing of the sale of the PIPE Shares and (y) the 5th business day after the date Holdco is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

Non-Compete Agreements

In connection with the execution of the Subscription Agreements entered into with the Management Subscribers, EverArc, Holdco and each Management Subscriber entered into certain Non-Compete Agreements which placed restrictive employment covenants on such Management Subscriber for a period of three years following the Closing Date (as defined therein). These covenants include a covenant (i) not to compete anywhere SK Holdings (directly or through any subsidiary of SK Holdings) conducts its business as of the Closing Date (as defined therein), (ii) not to solicit or transact with any customers or suppliers of the SK Holdings (or any subsidiary of SK Holdings) fire safety and oil additives business, (iii) not to cause any customers or suppliers of the SK

Holdings (or any subsidiary of SK Holdings) fire safety and oil additives business to cease doing business with or terminate their respective relationships with SK Holdings, (iv) not to solicit for employment or hire any employees of SK Holdings or its subsidiaries for at least six months following the termination of their employment with SK Holdings and (v) not to disclose any Confidential Information of SK Holdings.

Warrants

Pursuant to the Holdco Warrant Instrument, Holdco will assume, and agree to pay, perform, satisfy and discharge in full, all of EverArc’s liabilities and obligations under the EverArc Warrant Instrument arising from and after the Merger Effective Time.

Each Holdco Warrant is exercisable in multiples of four to purchase one Holdco Ordinary Share and only whole warrants are exercisable. The exercise price of the Holdco Warrants is $12.00 per whole Holdco Ordinary Share, subject to adjustment as described in the EverArc Warrant Instrument. A Holdco Warrant may be exercised at any time prior to 5:00 p.m., New York time on the earlier to occur of: (x) the date that is three (3) years after the date on which the Business Combination is completed or (y) such earlier date as determined by the EverArc Warrant Instrument provided that if such day is not a trading day, the trading day immediately following such day.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax considerations generally applicable to you if you are a U.S. Holder (as defined below) of EverArc Securities as a consequence of (i) the Business Combination and (ii) the ownership and disposition of Holdco Ordinary Shares or Holdco Warrants (collectively, “Holdco securities”) acquired pursuant to the Business Combination. This discussion assumes that any distribution made (or deemed made) on our Holdco Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our Holdco Ordinary Shares or Holdco Warrants will be in U.S. dollars. This discussion applies only to U.S. Holders that hold EverArc Securities and Holdco securities held as capital assets for U.S. federal income tax purposes (generally property held for investment) and is general in nature and therefore does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances or status, including alternative minimum tax and Medicare contribution tax consequences, or to holders subject to special rules, such as:

•	our sponsor, officers, directors and their respective affiliates;

•	brokers, dealers and other investors that do not own their EverArc Securities or Holdco securities as capital assets;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•

tax-exempt organizations (including private foundations), governments or agencies or instrumentalities thereof, qualified retirement plans, individual retirement accounts or other tax deferred accounts, trusts and estates;

•	banks or other financial institutions, financial services entities, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•	persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of the EverArc Ordinary Shares or Holdco Ordinary Shares;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or beneficial owners of partnerships or other pass-through entities;

•	persons holding EverArc Securities or Holdco securities as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

•

persons required to accelerate the recognition of any item of gross income with respect to EverArc Securities or Holdco securities as a result of such income being recognized on an applicable financial statement;

•	persons who purchase Holdco Ordinary Shares as part of the PIPE;

•	persons whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	persons that received EverArc Securities or Holdco securities as compensation for services; or

•	persons that are not U.S. Holders, all of whom may be subject to tax rules that differ materially from those summarized below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of EverArc Securities or Holdco securities that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published rulings by the IRS and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of the U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws to a holder of EverArc Securities or Holdco securities. We have not and do not intend to seek any rulings from the IRS regarding the Business Combination. There is no assurance that the IRS will not take positions concerning the tax consequences of the Business Combination that are different from those discussed below, or that any such different positions would not be sustained by a court.

ALL HOLDERS OF EVERARC SECURITIES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE BUSINESS COMBINATION AND CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF HOLDCO SECURITIES, INCLUDING THE APPLICATION AND EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS IN LIGHT OF THEIR PARTICULAR SITUATION.

Tax Consequences of the Business Combination

The Merger

In the opinion of Greenberg, counsel to EverArc, the Merger, together with certain related transactions, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code (an “F Reorganization”), subject to the assumptions, qualifications and limitations described herein and in the opinion included as Exhibit 8.1 hereto. Assuming the Merger, together with certain related transactions qualifies as an F Reorganization, the tax consequences of the Merger to U.S. Holders of EverArc Securities might depend on whether EverArc is treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes (as discussed in detail below). If EverArc is not treated as a PFIC, a U.S. Holder that exchanges its EverArc Securities in the Merger for Holdco securities should not recognize any gain or loss on such exchange. The aggregate adjusted tax basis of the Holdco Ordinary Shares received in the Merger by a U.S. Holder should be equal to the adjusted tax basis of the EverArc Ordinary Shares surrendered in exchange therefor, and the aggregate adjusted tax basis of the Holdco Warrants received in the Merger by a U.S. Holder should be equal to the adjusted tax basis of the EverArc Warrants surrendered in exchange therefor. The holding period of the Holdco securities should include the period during which the EverArc Securities surrendered in the Merger in exchange therefor were held by the U.S. Holder.

If EverArc is treated as a PFIC, the U.S. federal income tax consequences of the Merger to U.S. Holders of EverArc Securities should generally be similar to those described above. Under proposed Treasury Regulations, if the Merger, together with certain related transactions otherwise qualifies as an F Reorganization, the treatment of EverArc as a PFIC would not adversely impact the tax consequences of the Merger to U.S. Holders of EverArc Securities. The proposed Treasury Regulations, if finalized in their current form, would be effective as of April 1, 1992. Although not entirely clear, in the absence of any final Treasury Regulations, it appears that generally applicable tax rules should apply, which would lead to consequences similar to those described above, even if EverArc is a PFIC.

The opinion described above is based on customary assumptions and representations from EverArc and Holdco. If any of the assumptions or representations is incorrect, incomplete or inaccurate, the validity of the opinion described above may be affected and the tax consequences of the Merger could differ from those described above. Further, an opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusion reflected above or that a court would not sustain such a challenge.

U.S. Holders of EverArc Securities are urged to consult their own tax advisors regarding the tax consequences of the Merger to them.

Tax Consequences of Ownership and Disposition of Holdco Ordinary Shares and Holdco Warrants

Distributions on Holdco Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution on Holdco Ordinary Shares that is made out of Holdco’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds Holdco’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its Holdco Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange. However, it is not expected that Holdco will maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders should therefore assume that any distribution by Holdco with respect to Holdco Ordinary Shares will be reported as dividend income. U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from Holdco.

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” dividends received by non-corporate U.S. Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. There can be no assurances that Holdco will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on the Trading Market (which Holdco Ordinary Shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that Holdco Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of Holdco’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Holdco will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.”

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Holdco may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Holdco Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex and U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdco Ordinary Shares and Holdco Warrants

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Holdco Ordinary Shares or Holdco Warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the disposition and (ii) the U.S. Holder’s adjusted tax basis in such shares or warrants. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares or warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

The U.S. Treasury Department recently published a legislative proposal that, if adopted in its current form, would increase the rates of tax imposed on U.S. Holders with net income exceeding certain thresholds and would also result in long-term capital gain no longer being subject to U.S. federal income tax at a reduced rate in the case of U.S. Holders with net income exceeding certain thresholds.

Exercise or Lapse of a Holdco Warrant

A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of a Holdco Ordinary Share upon exercise of a Holdco Warrant for cash. The U.S. Holder’s tax basis in the Holdco Ordinary Share received upon exercise of the Holdco Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Holdco Warrant and the exercise price. The U.S. Holder’s holding period for Holdco Ordinary Shares received upon exercise of the of a Holdco Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Holdco Warrant and will not include the period during which the U.S. Holder held the Holdco Warrant. If a Holdco Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant.

Possible Constructive Distributions

The terms of each Holdco Warrant provide for an adjustment to the number of Holdco Ordinary Shares for which the Holdco Warrant may be exercised or to the exercise price of the Holdco Warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Holdco Warrant would, however, be treated as receiving a constructive distribution from Holdco if, for example, the adjustment increases the holder’s proportionate interest in Holdco’s assets or earnings and profits (e.g., through an increase in the number of Holdco Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the Holdco Ordinary Shares, which is taxable to the U.S. Holders of such shares as described under “—Distributions on Holdco Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from Holdco equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. Holders of Holdco Ordinary Shares and Holdco Warrants could be materially different from that described above if Holdco is treated as PFIC for U.S. federal income tax purposes. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) 75% or more of its gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities.

We may directly or indirectly hold interests in lower-tier PFICS. Under attribution rules, assuming we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of any lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even if the U.S. Holder has not received the proceeds of those distributions or dispositions.

A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder or warrant holder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder or warrant holder, regardless of whether it satisfied either of the qualification tests in subsequent years.

Because EverArc is a blank-check company with no current active business, based upon the composition of EverArc’s income and assets, unless EverArc qualifies for the start-up exception (discussed below), EverArc believes it was a PFIC for its taxable year that ended on October 31, 2020. Holdco’s PFIC status following the Business Combination is uncertain and may depend upon the application of the start-up exception, discussed below.

Start-up Exception. Pursuant to the start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation establishes to the satisfaction of the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years (the “start-up exception”).

Assuming the Merger, together with certain related transactions qualifies as an F Reorganization, Holdco should be treated as the same corporation as EverArc for purposes of the PFIC provisions, including the start-up exception. EverArc’s taxable year that ended on October 31, 2020, should be the start-up year and EverArc should not be treated as a PFIC for such taxable year if EverArc qualifies for the start-up exception, which requires that Holdco (which should be treated as the same corporation as EverArc for this purpose) does not meet the PFIC asset test or income test in either of the following two taxable years. EverArc’s and Holdco’s actual PFIC status for any taxable year will not be determinable until after the end of such year, and in the case of the application of the start-up exception to EverArc for its taxable year that ended on October 31, 2020, until after the end of Holdco’s second succeeding taxable year. Further, if the Merger does not close on or prior to October 31, 2021, EverArc will not qualify for the start-up exception. Accordingly, there can be no assurance with respect to EverArc’s status as a PFIC for its taxable year that ended on October 31, 2020, and there can be no assurance with respect to Holdco’s status as a PFIC for the current or any future taxable year.

If EverArc does not qualify for the start-up exception and is determined to be a PFIC with respect to a U.S. Holder, such U.S. Holder did not make either a qualified electing fund (“QEF”) election or a mark-to-market election (described below) with respect to its EverArc Ordinary Shares, and such U.S. Holder was not subject to tax on the receipt of Holdco Ordinary Shares in exchange for EverArc Ordinary Shares, then, although not free from doubt, Holdco should also be treated as a PFIC as to such U.S. Holder with respect to such Holdco Ordinary Shares even if Holdco did not meet a test for PFIC status in its own right. In addition, if this rule were to apply, such U.S. Holder would be treated for purposes of the PFIC rules as if it held such Holdco Ordinary Shares (treated as shares of a PFIC as to such holder) for a period that includes its holding period for the EverArc Ordinary Shares exchanged therefor.

Consequences if Holdco is a PFIC. If Holdco is treated as a PFIC with respect to the Holdco Ordinary Shares or Holdco Warrants held by a U.S. Holder, there are three separate taxation regimes that could apply to such U.S.

Holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) QEF regime, and (iii) mark-to-market regime. A U.S. Holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income under any of the foregoing regimes.

Excess Distribution Regime. If you do not make a QEF election or a mark-to-market election, as described below, you will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of your Holdco Ordinary Shares or Holdco Warrants, and (ii) any “excess distribution” you receive on your Holdco Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Holdco Ordinary Shares during the preceding three years or your holding period, whichever is shorter). Generally, under this excess distribution regime:

•	the gain or excess distribution will be allocated ratably over the period during which you held your Holdco Ordinary Shares or Holdco Warrants (as applicable)

•	the amount allocated to the current taxable year, will be treated as ordinary income; and

•

the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of your Holdco Ordinary Shares or Holdco Warrants cannot be treated as capital gains, even if you hold the shares or warrants as capital assets.

QEF Regime. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. Holders subject to U.S. federal income tax should not expect that they will receive cash distributions from Holdco sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. In addition, U.S. Holders of Holdco Warrants will not be able to make a QEF election with respect to their warrants.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to our shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed our net profits.

A U.S. Holder’s tax basis in Holdco Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as qualified dividend income. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF income inclusions affect your allocable share of Holdco’s income and your basis in your Holdco Ordinary Shares.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from Holdco. If Holdco determines that it is a PFIC for any taxable year, Holdco will endeavor to provide the information that a U.S. Holder making a QEF election is required to obtain to make and maintain a QEF election, but there is no assurance that Holdco will timely provide such information. There is also no assurance that Holdco will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if Holdco holds an interest in a lower-tier PFIC, U.S. Holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which Holdco holds an interest will not qualify as a PFIC, or that a PFIC in which Holdco holds an interest will provide the information necessary for a QEF election to be made by a U.S. Holder (in particular if Holdco does not control that PFIC).

Mark-to-Market Regime. Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if they are (i) “regularly traded” on a national securities exchange that is registered with the Securities Exchange Commission or on the national market system established under Section 11A of the Securities and Exchange Act of 1934, or (ii) “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Holdco Ordinary Shares, which are expected to be listed on the Trading Market, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Holdco Ordinary Shares will be “regularly traded” for purposes of these rules.

Pursuant to such an election, a U.S. Holder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. A U.S. Holder may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Holdco Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election).

A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. Holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly-traded holding company (such as Holdco) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We advise you to consult your own tax advisor to determine whether the mark-to-market tax election is available to you and the consequences resulting from such election. In addition, U.S. Holders of Holdco Warrants will not be able to make a mark-to-market election with respect to their Holdco Warrants.

PFIC Reporting Requirements. If Holdco is a PFIC, a U.S. Holder of Holdco Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Holdco Ordinary Shares and Holdco Warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to Holdco securities under their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Holdco Ordinary Shares or Holdco Warrants, subject to certain exceptions (including an exception for Holdco Ordinary Shares or Holdco Warrants held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Holdco Ordinary Shares or Holdco Warrants. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. Holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Holdco Ordinary Shares or Holdco Warrants.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

MATERIAL LUXEMBOURG INCOME TAX CONSIDERATIONS

The following information is of a general nature only and is based on the laws in force in Luxembourg as of the date of this Prospectus and is subject to any change in law that may take effect after such date. It does not purport to be a comprehensive description of all tax considerations that might be relevant to an investment decision. It is not intended to be, nor should it be construed to be, legal or tax advice. It is a description of the essential material Luxembourg tax consequences with respect to the listing and may not include tax considerations that arise from rules of general application or that are generally assumed to be known to investors. Prospective purchasers should consult their professional advisors with respect to particular circumstances, the effects of state, local or foreign laws to which they may be subject, and as to their tax position.

Please be aware that the residence concept used under the respective headings applies for Luxembourg income tax assessment purposes only. Any reference in this section to a tax, duty, levy impost or other charge or withholding of a similar nature refers to Luxembourg tax law and/or concepts only. In addition, please note that a reference to Luxembourg income tax generally encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu). Corporate shareholders or warrant holders may further be subject to net worth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax, the solidarity surcharge and net worth tax invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Taxation of Holdco

Income Taxes

From a Luxembourg tax perspective, Luxembourg companies are considered being resident in Luxembourg provided that they have either their registered office or their central administration located in Luxembourg.

Holdco is a fully taxable Luxembourg company. The net taxable profit of Holdco is subject to corporate income tax (“CIT”) and municipal business tax (“MBT”) at ordinary rates in Luxembourg.

The maximum aggregate CIT and MBT rate amounts to 24.94% (including a solidarity surcharge for the unemployment fund) for companies located in the municipality of Luxembourg-city. Liability to such corporation taxes extends to Holdco’s worldwide income (including capital gains), subject to the provisions of any relevant double taxation treaty. The taxable income of Holdco is computed by application of all rules of the Luxembourg income tax law of December 4, 1967, as amended (loi concernant l’impôt sur le revenu), as commented and currently applied by the Luxembourg tax authorities (“LIR”). The taxable profit as determined for CIT purposes is applicable, with minor adjustments, for MBT purposes. Under the LIR, all income of Holdco will be taxable in the fiscal period to which it economically relates and all deductible expenses of Holdco will be deductible in the fiscal period to which they economically relate. Under certain conditions, dividends received by Holdco from qualifying participations and capital gains realized by Holdco on the sale of such participations, may be exempt from Luxembourg corporation taxes under the Luxembourg participation exemption regime. A tax credit is generally granted for withholding taxes levied at source within the limit of the tax payable in Luxembourg on such income, whereby any excess withholding tax is not refundable (but may be deductible under certain conditions).

Under the participation exemption regime (subject to the relevant anti-abuse rules), dividends derived from shares may be exempt from income tax if

(i)	the distributing company is a qualified subsidiary (“Qualified Subsidiary”); and

(ii)

at the time the dividend is put at the company’s disposal, the latter holds or commits itself to hold for an uninterrupted period of at least 12 months shares representing either (a) a direct participation of at least 10% in the share capital of the Qualified Subsidiary or (b) a direct participation in the Qualified Subsidiary of an acquisition price of at least €1.2 million (“Qualified Shareholding”).

A Qualified Subsidiary means notably (a) a company covered by Article 2 of the Council Directive 2011/96/EU dated November 30, 2011 (the “Parent-Subsidiary Directive”) or (b) a non-resident capital company (société de capitaux) liable to a tax corresponding to Luxembourg CIT.

Liquidation proceeds are assimilated to a received dividend and may be exempt under the same conditions.

If the conditions of the participation exemption regime are not met, dividends derived by Holdco from the Qualified Subsidiary may be exempt for 50% of their gross amount.

Capital gains realized by Holdco on shares are subject to CIT and MBT at ordinary rates, unless the conditions of the participation exemption regime, as described below, are satisfied.

Under the participation exemption regime (subject to the relevant anti-abuse rules), capital gains realized on shares may be exempt from income tax at the level of Holdco (subject to the recapture rules) if at the time the capital gain is realized, Holdco holds or commits itself to hold for an uninterrupted period of at least 12 months shares representing a direct participation in the share capital of the Qualified Subsidiary (i) of at least 10% or of (ii) an acquisition price of at least €6 million. Taxable gains are determined as being the difference between the price for which shares have been disposed of and the lower of their cost or book value.

For the purposes of the participation exemption regime, shares held through a tax transparent entity are considered as being a direct participation proportionally to the percentage held in the net assets of the transparent entity.

Net Worth Tax

Holdco is as a rule subject to Luxembourg net worth tax (“NWT”) on its net assets as determined for net worth tax purposes. NWT is levied at the rate of 0.5% on net assets not exceeding €500 million and at the rate of 0.05% on the portion of the net assets exceeding €500 million. Net worth is referred to as the unitary value (valeur unitaire), as determined at 1 January of each year. The unitary value is in principle calculated as the difference between (i) assets estimated at their fair market value (valeur estimée de réalisation), and (ii) liabilities.

Under the participation exemption regime, a Qualified Shareholding held by Holdco in a Qualified Subsidiary is exempt for net worth tax purposes.

As from January 1, 2016, a minimum net worth tax (“MNWT”) is levied on companies having their statutory seat or central administration in Luxembourg. For entities for which the sum of fixed financial assets, transferable securities and cash at bank exceeds 90% of their total gross assets and €350,000, the MNWT is set at €4,815. For all other companies having their statutory seat or central administration in Luxembourg which do not fall within the scope of the €4,815 MNWT, the MNWT ranges from €535 to €32,100, depending on their total balance sheet.

Other Taxes

The incorporation of Holdco through a contribution in cash to its share capital as well as further share capital increase or other amendment to the articles of incorporation of Holdco are subject to a fixed registration duty of €75.

Withholding Taxes

Dividends paid by Holdco to its shareholders are generally subject to a 15% withholding tax in Luxembourg, unless a reduced treaty rate or the participation exemption applies. Under certain conditions, a corresponding tax credit may be granted to the shareholders. Responsibility for the withholding of the tax is assumed by Holdco.

A withholding tax exemption applies under the participation exemption regime (subject to the relevant anti-abuse rules), if cumulatively (i) the shareholder is an eligible parent (“Eligible Parent”) and (ii) at the time the income is made available, the Eligible Parent holds or commits itself to hold for an uninterrupted period of at least 12 months a Qualified Shareholding in Holdco.

Holding a participation through a tax transparent entity is deemed to be a direct participation in the proportion of the net assets held in this entity. An Eligible Parent includes notably (a) a company covered by Article 2 of the Parent-Subsidiary Directive or a Luxembourg permanent establishment thereof, (b) a company resident in a State having a double tax treaty with Luxembourg and liable to a tax corresponding to Luxembourg CIT or a permanent establishment thereof, (c) a capital company (société de capitaux) or a cooperative company (société coopérative) resident in a Member State of the EEA other than an EU Member State and liable to a tax corresponding to Luxembourg CIT or a Luxembourg permanent establishment thereof or (d) a Swiss capital company (société de capitaux) which is subject to CIT in Switzerland without benefiting from an exemption.

No withholding tax is levied on capital gains and liquidation proceeds.

Taxation of the Shareholders / Warrant Holders

Tax Residency

A Shareholder or warrant holder will not become resident, nor be deemed to be resident in Luxembourg solely by virtue of holding and/or disposing of shares or warrants or the execution, performance, delivery and/or enforcement of his/her rights thereunder.

Income Tax

For the purposes of this paragraph, a disposal may include a sale, an exchange, a contribution, a redemption and any other kind of alienation of the participation or the warrants.

Luxembourg Residents

a.	Luxembourg Resident Individuals

Dividends and other payments derived from the shares held by resident individual shareholders, who act in the course of the management of either their private wealth or their professional/business activity, are subject to income tax at the ordinary progressive rates. Under current Luxembourg tax laws, 50% of the gross amount of dividends received by resident individuals from Holdco may however be exempt from income tax.

Capital gains realized on the disposal of the shares or warrants by resident individual shareholders, who act in the course of the management of their private wealth, are not subject to income tax, unless said capital gains qualify either as speculative gains or as gains on a substantial participation. Capital gains are deemed to be speculative if the shares or warrants are disposed of within six months after their acquisition or if their disposal precedes their acquisition. Speculative gains are subject to income tax as miscellaneous income at ordinary rates. A participation is deemed to be substantial where a resident individual shareholder holds or has held, either alone or together with his/her spouse or partner and/or minor children, directly or indirectly at any time within the five years preceding the disposal, more than 10% of the share capital of the company whose shares are being disposed of the substantial participation (“Substantial Participation”). A shareholder is also deemed to alienate a

Substantial Participation if he acquired free of charge, within the five years preceding the transfer, a participation that was constituting a Substantial Participation in the hands of the alienator (or the alienators in case of successive transfers free of charge within the same five-year period). Capital gains realized on a Substantial Participation more than six months after the acquisition thereof are taxed according to the half-global rate method (i.e., the average rate applicable to the total income is calculated according to progressive income tax rates and half of the average rate is applied to the capital gains realized on the Substantial Participation).

Capital gains realized on the disposal of the shares or warrants by resident individual holders, who act in the course of their professional/business activity, are subject to income tax at ordinary rates. Taxable gains are determined as being the difference between the price for which the shares or warrants have been disposed of and the lower of their cost or book value.

b.	Luxembourg Resident Companies

Dividends and other payments derived from the shares held by Luxembourg resident fully taxable companies are subject to income taxes, unless the conditions of the participation exemption regime, as described below, are satisfied. A tax credit is generally granted for withholding taxes levied at source within the limit of the tax payable in Luxembourg on such income, whereby any excess withholding tax is not refundable (but may be deductible under certain conditions). If the conditions of the participation exemption regime are not met, 50% of the dividends distributed by Holdco to a Luxembourg fully taxable resident company are nevertheless exempt from income tax.

Under the participation exemption regime (subject to the relevant anti-abuse rules), dividends derived from the shares may be exempt from CIT and MBT at the level of the shareholder if (i) the shareholder is an Eligible Parent and (ii) at the time the dividend is put at the shareholder’s disposal, the latter holds or commits itself to hold for an uninterrupted period of at least 12 months a shareholding representing a direct participation of at least 10% in the share capital of Holdco or a direct participation in Holdco of an acquisition price of at least €1.2 million. Liquidation proceeds are assimilated to a received dividend and may be exempt under the same conditions. Capital gains realized by a Luxembourg fully taxable resident company on the disposal of the shares are subject to income tax at ordinary rates, unless the conditions of the participation exemption regime, as described below, are satisfied.

Under the participation exemption regime (subject to the relevant anti-abuse rules), capital gains realized on the shares or warrants may be exempt from CIT and MBT (save for the recapture rules) at the level of the shareholder if cumulatively (i) the shareholder is a Eligible Parent and (ii) at the time the capital gain is realized, the shareholder holds or commits itself to hold for an uninterrupted period of at least 12 months shares representing either (a) a direct participation of at least 10% in the share capital of Holdco or (b) a direct participation in Holdco of an acquisition price of at least €6 million. Taxable gains are determined as being the difference between the price for which the shares have been disposed of and the lower of their cost or book value. Under Luxembourg tax law it is debatable to what extent the warrants are eligible for the participation exemption regime although certain case law supports such argumentation in certain circumstances.

For the purposes of the participation exemption regime, shares held through a tax transparent entity are considered as being a direct participation proportionally to the percentage held in the net assets of the transparent entity.

For warrant holders, the exercise of the warrants should not give rise to any immediate Luxembourg tax consequences.

c.	Luxembourg Resident Companies Benefiting From a Special Tax Regime

A shareholder or warrant holder who is a Luxembourg resident company benefiting from a special tax regime, such as (i) a specialized investment fund governed by the amended law of February 13, 2007, (ii) a family wealth management company governed by the amended law of May 11, 2007 (iii) an undertaking for collective investment governed by the amended law of December 17, 2010 or (iv) a reserved alternative investment fund treated as a specialized investment fund for Luxembourg tax purposes and governed by the amended law of July 23, 2016 is exempt from income tax in Luxembourg and profits derived from the shares or warrants are thus not subject to tax in Luxembourg.

Luxembourg Non-Residents

Non-resident shareholders or warrant holders, who have neither a permanent establishment nor a permanent representative in Luxembourg to which or whom the shares or warrants are attributable, are not liable to any Luxembourg income tax, whether they receive payments of dividends or realize capital gains on the disposal of the shares or warrants, except with respect to capital gains realized on a Substantial Participation before the acquisition or within the first 6 months of the acquisition thereof, that are subject to income tax in Luxembourg at ordinary rates (subject to the provisions of any relevant double tax treaty) and except for the withholding tax mentioned above.

Non-resident shareholders or warrant holders having a permanent establishment or a permanent representative in Luxembourg to which or whom the shares or warrants are attributable, must include any income received, as well as any gain realized on the disposal of the shares or warrants, in their taxable income for Luxembourg tax assessment purposes, unless the conditions of the participation exemption regime, as described below are satisfied. If the conditions are of the participation exemption regime are not fulfilled, 50% of the gross amount of dividends received by a Luxembourg permanent establishment or permanent representative are however exempt from income tax. Taxable gains are determined as being the difference between the price for which the shares have been disposed of and the lower of their cost or book.

Under the participation exemption regime (subject to the relevant anti-abuse rules), dividends derived from the shares may be exempt from income tax if cumulatively (i) the shares are attributable to a qualified permanent establishment (“Qualified Permanent Establishment”) and (ii) at the time the dividend is put at the disposal of the Qualified Permanent Establishment, it holds or commits itself to hold a Qualified Shareholding in Holdco. A Qualified Permanent Establishment means (a) a Luxembourg permanent establishment of a company covered by Article 2 of the Parent-Subsidiary Directive, (b) a Luxembourg permanent establishment of a capital company (société de capitaux) resident in a State having a double tax treaty with Luxembourg and (c) a Luxembourg permanent establishment of a capital company (société de capitaux) or a cooperative company (société coopérative) resident in a Member State of the EEA other than an EU Member State. Liquidation proceeds are assimilated to a received dividend and may be exempt under the same conditions. Shares held through a tax transparent entity are considered as being a direct participation proportionally to the percentage held in the net assets of the transparent entity.

Under the participation exemption regime (subject to the relevant anti-abuse rules), capital gains realized on the shares or warrants may be exempt from income tax (save for the recapture rules) if cumulatively (i) the shares or warrants are attributable to a Qualified Permanent Establishment and (ii) at the time the capital gain is realized, the Qualified Permanent Establishment holds or commits itself to hold for an uninterrupted period of at least 12 months shares or warrants representing either (a) a direct participation in the share capital of Holdco of at least 10% or (b) a direct participation in Holdco of an acquisition price of at least €6 million.

Under Luxembourg tax laws currently in force (subject to the provisions of double taxation treaties), capital gains realized by a Luxembourg non-resident shareholder or warrant holder (not acting via a permanent establishment or a permanent representative in Luxembourg through which/whom the shares are held) are not taxable in Luxembourg unless (a) the shareholder or warrant holder holds a Substantial Participation in Holdco and the disposal of the shares or warrants takes place less than six months after the shares or warrants were acquired or (b) the shareholder the warrant holder has been a former Luxembourg resident for more than fifteen years and has become a non-resident, at the time of transfer, less than five years ago. Under Luxembourg tax law it is debatable to what extent the warrants are eligible for the participation exemption regime although certain case law supports such argumentation in certain circumstances.

Net Worth Tax

A Luxembourg resident as well as a non-resident who has a permanent establishment or a permanent representative in Luxembourg to which the shares or warrants are attributable, are subject to Luxembourg NWT (subject to the application of the participation exemption regime) on such shares or warrants, except if the shareholder or warrant holders is (i) a resident or non-resident individual taxpayer, (ii) a securitization company governed by the amended law of March 22, 2004 on securitization, (iii) a company governed by the amended law of June 15, 2004 on venture capital vehicles, (iv) a professional pension institution governed by the amended law of July 13, 2005, (v) a specialized investment fund governed by the amended law of February 13, 2007, (vi) a family wealth management company governed by the law of May 11, 2007, (vii) an undertaking for collective investment governed by the amended law of December 17, 2010 or (viii) a reserved alternative investment fund governed by the amended law of July 23, 2016.

However, (i) a securitization company governed by the amended law of March 22, 2004 on securitization, (ii) a company governed by the amended law of June 15, 2004 on venture capital vehicles (iii) a professional pension institution governed by the amended law dated July 13, 2005 and (iv) an opaque reserved alternative investment fund treated as a venture capital vehicle for Luxembourg tax purposes and governed by the amended law of July 23, 2016 remain subject to the MNWT.

Other Taxes

Under current Luxembourg tax laws, no registration tax or similar tax is in principle payable by the shareholder or warrant holder upon the acquisition, holding or disposal of the shares or warrants. However, a fixed or ad valorem registration duty may be due upon the registration of the shares or warrants in Luxembourg in the case where the shares or warrants are physically attached to a public deed or to any other document subject to mandatory registration, as well as in the case of a registration of the shares or warrants on a voluntary basis.

No inheritance tax is levied on the transfer of the Holdco Ordinary Shares and Holdco Warrants upon the death of a holder in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes at the time of his death.

Gift tax may be due on a gift or donation of shares, or warrants of the gift is recorded in a Luxembourg notarial deed or otherwise registered in Luxembourg.

The disposal of the shares or warrants is not subject to a Luxembourg registration tax or stamp duty, unless recorded in a Luxembourg notarial deed or otherwise registered in Luxembourg.

INFORMATION ABOUT EVERARC

References in this section to “we,” “our,” “us,” the “Company” or “EverArc” generally refer to EverArc.

Overview

EverArc is an acquisition company incorporated in the British Virgin Islands as a company limited by shares, on November 8, 2019 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

EverArc completed its initial public offering on December 17, 2019. The EverArc Ordinary Shares and EverArc Warrants are currently listed on the Official List of the UK Financial Conduct Authority and admitted to trading on the main market of the London Stock Exchange under the symbols “EVRA,” and “EVWA,” respectively. At the Merger Effective Time, the outstanding EverArc Ordinary Shares will be converted into Holdco Ordinary Shares.

The mailing address of EverArc’s registered office is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The mailing address of EverArc’s principal executive office is 55 Water Street, 3rd Floor, Brooklyn, New York 11201.

EverArc raised gross proceeds in its IPO of $340 million, consisting of $325 million through the placing of 32,500,000 EverArc Ordinary Shares (with 32,500,000 EverArc Warrants being issued to subscribers on the basis of one EverArc Warrant per EverArc Ordinary Share) at a placing price of $10.00 per share, and $15 million by way of direct subscriptions of 1,500,000 EverArc Ordinary Shares (with 1,500,000 EverArc Warrants being issued to the EverArc Founders on the basis of one EverArc Warrant per EverArc Ordinary Share) by the EverArc Founders at a price of $10.00 per share. In addition, 30,000 EverArc Ordinary Shares (with matching warrants) were subscribed to outside of the Placing to certain EverArc directors at a price of $10.00 per share. Each whole EverArc Warrant entitles the holder to purchase one-fourth of an EverArc Ordinary Share at $12.00 per whole EverArc Ordinary Share. On January 15, 2020, EverArc raised additional gross proceeds in its Additional Offering of $71,400,000 from a placing of 6,800,000 EverArc Ordinary Shares at a placing price of $10.50 per EverArc Ordinary Share.

Financial Position

As of June 30, 2020, EverArc had funds available for a business combination in the amount of approximately $399.6 million, before fees and expenses associated with the Business Combination. Because EverArc is able to complete its business combination using its cash, debt or equity securities, debt or a combination of the foregoing, EverArc has the flexibility to use the most efficient combination that will allow EverArc to tailor the consideration to be paid to the target business to fit its needs and desires.

Permitted Purchases of EverArc’s Securities

The EverArc Founders and EverArc’s directors, officers and advisors, or their affiliates, may purchase shares of EverArc Ordinary Shares in privately negotiated transactions or in the open market prior to the completion of the Business Combination. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or while otherwise prohibited from doing so.

In addition, if such purchases are made, the public “float” of EverArc Ordinary Shares and the number of beneficial holders of EverArc’s securities may be reduced, possibly making it difficult for Holdco to obtain the quotation, listing or trading of its securities on a national securities exchange.

Liquidation if No Business Combination

The EverArc Founders, the EverArc Founder Entity and EverArc’s officers and directors have agreed that if EverArc does not complete its initial business combination by December 17, 2022 or such later date that may be approved by EverArc’s shareholders, the Directors shall determine whether to recommend to the shareholders if EverArc’s operations should be wound up. EverArc may not be able to complete its initial business combination within this time period. If EverArc’s shareholders decide to wind up the business and not extend the date by which EverArc may consummate an initial business combination, EverArc will wind up its operations in accordance with the BVI Companies Act.

EverArc expects to use all amounts available to it in its accounts to pay for all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, although EverArc cannot assure you that there will be sufficient funds for such purpose.

Legal Proceedings

From time to time, EverArc may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of its business.

Employees

EverArc currently has no executive officers and has no plans to appoint executive officers ahead of the Business Combination. EverArc does not intend to have any employees prior to the consummation of a business combination.

Directors

EverArc’s directors are as follows:

Name	Age	Title
W. Nicholas Howley	69	Co-Chairman
William N. Thorndike, Jr.	57	Co-Chairman
Tracy Britt Cool	36	Director
Bram Belzberg	40	Director
Adam Luke Hall	46	Director
John Staer	68	Director
Michael Tobin OBE	57	Director

W. Nicholas Howley. Mr. Howley has served as Co-Chairman of our board of directors since our inception in November 2019. Mr. Howley co-founded TransDigm Group Inc. (“TransDigm”), an aerospace manufacturing company, in 1993 and has served as the Chairman of TransDigm’s board of directors since 2003 and as Executive Chairman since 2018. Mr. Howley served as President and/or Chief Executive Officer of TransDigm from 2003 through 2018 and as President and/or Chief Executive Officer of TransDigm Inc. from 1998 through 2018. Mr. Howley holds B.S. degree in mechanical engineering from Drexel University and an M.B.A. degree from Harvard Business School.

William N. Thorndike, Jr. Mr. Thorndike has served as Co-Chairman of our board of directors since our inception in November 2019. Mr. Thorndike founded Housatonic Partners, a leading middle market private equity firm with offices in Boston and San Francisco, in 1994 and has been a Managing Director since that time. Prior to founding Housatonic Partners, Mr. Thorndike worked with T. Rowe Price Associates, a global asset management firm, and Walker & Company, a publishing company, where he was named to its board of directors. Mr. Thorndike has served as a director of over 30 companies since founding Housatonic Partners. He is currently a director of CNX Resources Corporation, a natural gas company, and serves on various boards of directors of private companies. He also serves as a Trustee of WGBH, a public broadcaster serving southern New England, and the College of the Atlantic. Mr. Thorndike is the author of “The Outsiders: Eight Unconventional CEOs and Their Radically Rational Blueprint for Success,” which has been translated into 12 languages. Mr. Thorndike holds an A.B. degree in English and American Literature from Harvard University and an M.B.A. degree from Stanford University.

Tracy Britt Cool. Ms. Cool has served as a member of our board of directors since our inception in November 2019. Ms. Cool joined Berkshire Hathaway in December 2009 as financial assistant to the chairman and served in various roles until she left Berkshire Hathaway in March 2020 to co-found Kanbrick, a long-term investment partnership. Most recently, from November 2014 to March 2020, Ms. Cool served as chief executive officer of Pampered Chef, a direct seller of high-quality cooking tools. During her time at Berkshire Hathaway, Ms. Cool also served as chair of the following Berkshire Hathaway subsidiaries: Benjamin Moore & Co., a leading manufacturer and retailer of paints and architectural coatings, Larson-Juhl, a manufacturer and distributor of wood and metal framing products, Oriental Trading Company, a direct merchant of party suppliers, arts and crafts, toys, and novelties, and Johns Manville, a leading manufacturer of insulation, roofing materials, and engineered products. From January 2017 to October 2020, Ms. Cool served as a director of Blue Apron Holdings, Inc., an ingredient-and-recipe meal kit service and from June 2013 to January 2020, Ms. Cool served as a director of The Kraft Heinz Company, and its predecessor H.J. Heinz Company. Ms. Cool holds an A.B. degree in economics from Harvard College and an M.B.A. degree from Harvard Business School.

Bram Belzberg. Mr. Belzberg has served as a member of our board of directors since our inception in November 2019. Since 2009, Mr. Belzberg has served as Chairman and Chief Executive Officer of KEV Group, Inc., the largest provider of cash accounting management and online payment systems for K-12 schools in North America. Prior to joining KEV Group, Inc., Mr. Belzberg served as an associate at Onex Group, an associate at Amaranth and as an investment banking analyst at Goldman Sachs. Mr. Belzberg holds a B.A. degree in psychology from McGill University and an M.B.A. degree from Harvard Business School.

Adam Luke Hall. Mr. Hall has served as a member of our board of directors since our inception in November 2019. Since June 2019, Mr. Hall has served as Chief Development Officer of Orica Limited (“Orica”), the world’s largest provider of commercial explosives and innovative blasting systems, and is listed on the Australian Stock Exchange. Prior to joining Orica, Mr. Hall led corporate development and the Industrial Gases business for CF Industries, one of the world’s largest producers of nitrogen. He has also held a series of regional and corporate roles with Bunge, a global agribusiness leader. Mr. Hall holds an undergraduate degree in law and commerce from the University of Western Australia and an M.B.A. degree with High Distinction from Harvard Business School.

John Staer. Mr. Staer has served as a member of our board of directors since our inception in November 2019. Mr. Staer retired as Chief Executive Officer of Satair A/S, a subsidiary of Airbus, and a distributor of aerospace products, a role he held from 1993 through 2013. In the last five years, Mr. Staer was formerly a director of Dalhoff Larsen & Horneman A/S, a Danish public company that is supplier of timber and wood products, through April 2017.

Michael Tobin OBE. Mr. Tobin has served as a member of our board of directors since our inception in November 2019. In 2014, Mr. Tobin founded Tobin Ventures Ltd., a management consulting company, where he currently serves as Executive Chairman. In 2003, Mr. Tobin was appointed as Chief Executive Officer of Redbus Interhouse plc, having joined in 2002 as Sales and Marketing Director, and continued as Chief Executive Officer following the merger with TelecityGroup plc, leading the company through its initial public offering in 2007 and a period of consolidation in the European data centre industry. Prior to joining TelecityGroup, Mr. Tobin held senior positions in a number of companies internationally, including at Fujitsu’s e-Commerce operations in Frankfurt, Germany and ICL’s Danish outsourcing subsidiary. As a non-executive Director of PACNET in Hong Kong, Mr. Tobin was involved in its transformation from a subsea cable operator to a successful data centre operator culminating in its sale to Telstra for U.S. $700 million in 2015.

Number and Terms of Office of Officers and Directors

EverArc has seven directors all of whom are part of a single class. The terms of each of EverArc’s directors will expire at the first annual meeting of shareholders following the consummation of the Business Combination. At that meeting, each of them may stand for re-election. Following the Business Combination, EverArc may terminate a director’s appointment with three-months’ notice. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors.

EverArc’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may be a Chairman or Co-Chairman of the Board, a Chief Executive Officer, one or more vice-presidents, secretaries, assistant secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient.

Director Compensation

EverArc’s three founder directors receive no cash compensation for services rendered to EverArc. EverArc’s four non-executive directors are paid $75,000 per year. EverArc pays Oak Fund Services (Guernsey) Limited an annual fee of £36,000 per annum for general corporate services and such other fees agreed from time to time for any additional services that may be provided. Upon completion of EverArc’s initial business combination or its liquidation, EverArc will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, has been or will be paid by EverArc to its EverArc Founders, officers and directors, or any affiliate of the EverArc Founders or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of EverArc’s initial business combination. However, these individuals are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Other than board review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

EverArc is not party to any agreements with its directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

EverArc currently has no standing committees and has no plans to form committees ahead of the Business Combination.

Director Independence

Mr. Thorndike, Mr. Howley and Ms. Britt Cool are not considered by the Board to be “Independent Directors” for the purposes of the U.K. Corporate Governance Code. The Board considers Mr. Tobin, Mr. Belzberg, Mr. Hall and Mr. Staer to be independent in character and judgment and free from relationships or circumstances which are likely to affect or could appear to affect, their judgment. When determining independence, the Board had regard to the Letters of Appointment of the Independent Non-Founder Directors. In addition, in relation to Mr. Staer, the Board had regard to the fact that he is currently an independent director of TransDigm and that Mr. Howley is the Executive Chairman of TransDigm but this was not expected to impair Mr. Staer’s independence and there were no other current cross directorships or other significant links between Mr. Staer and Mr. Howley. The Board believes that, taken as a whole, the aforementioned cross directorship and the number of shares that each Independent Non-Founder Director may obtain pursuant to their Letters of Appointment, are not sufficient to have an impact on their independence.

EVERARC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “our,” “us,” the “Company” or “EverArc” generally refer to EverArc.

Overview

EverArc is an acquisition company incorporated in the British Virgin Islands as a company limited by shares, on November 8, 2019 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

EverArc completed its IPO on December 17, 2019. The EverArc Ordinary Shares and EverArc Warrants are currently listed on the Official List of the UK Financial Conduct Authority and admitted to trading on the main market of the London Stock Exchange under the symbols “EVRA,” and “EVWA,” respectively.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from November 8, 2019 (inception) through April 30, 2021 were organizational activities, those necessary to prepare for the IPO, described below, and identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held after the IPO. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the six months ended April 30, 2021, we had a net loss of $(944,863), which consisted of operating expenses of $(1,028,961), offset by an unrealized gain on investments held in our investment accounts of $84,098.

For the period from November 8, 2019 (inception) through October 31, 2020, we had a net loss of $(458,878), which consisted of operating expenses of $1,790,180, offset by an unrealized gain on investments held in our investment accounts of $1,331,296 and other income of $6.

Liquidity and Capital Resources

EverArc raised gross proceeds in its IPO of $340 million, consisting of $325 million through the placing of 32,500,000 EverArc Ordinary Shares (with 32,500,000 EverArc Warrants being issued to subscribers on the basis of one EverArc Warrant per EverArc Ordinary Share) at a placing price of $10.00 per share, and $15 million by way of direct subscriptions of 1,500,000 EverArc Ordinary Shares (with 1,500,000 EverArc Warrants being issued to the EverArc Founders on the basis of one EverArc Warrant per EverArc Ordinary Share) by the EverArc Founders at a price of $10.00 per share. Each whole EverArc Warrant entitles the holder to purchase one-fourth of an EverArc Ordinary Share at $12.00 per whole EverArc Ordinary Share. On January 15, 2020, EverArc raised additional gross proceeds in its Additional Offering of $71,400,000 from a placing of 6,800,000 EverArc Ordinary Shares at a placing price of $10.50 per EverArc Ordinary Share.

Following the IPO and the Additional Offering, we incurred $10,427,561 in transaction costs, consisting of $9,578,337 of underwriting fees, $608,421 in legal fees and $240,803 of other offering costs.

For the six months ended April 30, 2021, net cash used in operating activities was $(1,193,993). Net loss of $(944,863) was affected by a realized gain on short-term investments of $70,537, stock-based compensation expense of $(32,877) and changes in working capital of $211,470.

For the period from November 8, 2019 to October 31, 2020, net cash used in operating activities was $(1,600,400). Net loss of $(974,540) was affected by a realized gain on short-term investments of $523,408, stock-based compensation of $(267,123) and changes in working capital of $369,575.

As of April 30, 2021, we had cash and marketable securities held in our investment accounts of $398.9 million consisting of zero-coupon U.S. Treasury Bills. We intend to use substantially all of the funds held in our investment accounts, including any amounts representing interest earned in our investment accounts (less deferred underwriting commissions and taxes payable) to complete an initial business combination. We may withdraw interest to pay taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in our investment accounts will be used as working capital to finance the operations of the target business.

As of April 30, 2021, we had cash and cash equivalents of $803 held outside of our investment accounts. We intend to use the funds held outside our investment accounts primarily to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and complete an initial business combination.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amounts necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our Public Shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate our investment accounts. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Critical Accounting Policies

For a discussion of our critical accounting policies please see Note 2 to our condensed financial statements included in this prospectus.

CERTAIN EVERARC RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In December 2019, the EverArc Founder Entity acquired 100 Founder Shares for an aggregate purchase price of $1,000. Prior to the initial investment in EverArc of $1,000 by the EverArc Founder Entity, EverArc had no assets, tangible or intangible.

If any of EverArc’s officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she had pre-existing fiduciary or contractual obligations at the time they were appointed as a director of EverArc, he or she will honor his or her pre-existing fiduciary or contractual obligations to present such opportunity to such entity. EverArc’s officers and directors currently have certain relevant fiduciary duties or contractual obligations to entities other than EverArc that may take priority over their duties to EverArc.

No compensation of any kind, including finder’s and consulting fees, will be paid to EverArc’s Founder Entity, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on EverArc’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on EverArc’s behalf.

EverArc pays Oak Fund Services (Guernsey) Limited an annual fee of £36,000 per annum for general corporate services and such other fees agreed from time to time for any additional services that may be provided.

Lock Up Arrangements

Pursuant to the Placing Agreement, the EverArc Founders, the EverArc Subscription Founder Entities, the EverArc Founder Entity and each of the Directors have agreed that they shall not, without the prior written consent of the Placing Agents offer, sell, contract to sell, pledge or otherwise dispose of any EverArc Ordinary Shares, Founder Shares or EverArc Warrants they hold directly or indirectly in EverArc (or acquire pursuant to the terms of the Founder Advisory Agreement or EverArc Warrants) or any interest in any entity other than EverArc which they may receive in connection with a Business Combination for their EverArc Ordinary Shares or EverArc Warrants, for a period commencing on the date of the Placing Agreement and ending one year after EverArc has completed the Business Combination or upon the passing of a resolution to voluntarily wind-up EverArc for failure to complete the Business Combination (whichever is earlier).

The restrictions on the ability of the Directors, the EverArc Founders and the EverArc Founder Entity to transfer their EverArc Ordinary Shares, Founder Shares or EverArc Warrants, as the case may be, are subject to certain usual and customary exceptions for: gifts; transfers for estate planning purposes; transfers to trusts (including any direct or indirect wholly-owned subsidiary of such trusts) for the benefit of the Directors, the EverArc Founders or their families or charitable organizations; transfers to the Directors, the EverArc Subscription Founder Entities or the EverArc Founders; transfers to affiliates or direct or indirect equity holders, holders of partnership interests or members of the EverArc Subscription Founder Entities or the EverArc Founder Entity, in each case, subject to certain conditions; transfers among the EverArc Founders, the EverArc Subscription Founder Entities or the EverArc Founder Entity (including any affiliates thereof or direct or indirect equity holders, holders of partnership interests or members of the EverArc Subscription Founder Entities or the EverArc Founder Entity); transfers to any direct or indirect subsidiary of EverArc, a target company or shareholders of a target company in connection with an Business Combination, provided that in each of the foregoing cases, the transferees enter into a lock up agreement for the remainder of the period referred to above which is subject to similar exceptions to those set out in this paragraph; transfers of any EverArc Ordinary Shares or EverArc Warrants acquired after the date of Admission in an open-market transaction, or the acceptance of, or provision of, an irrevocable undertaking to accept, a general offer made to all Shareholders on equal terms; and after the Business

Combination, transfers to satisfy certain tax liabilities in connection with, or as a result of transactions related to, completion of the Business Combination, the exercise of EverArc Warrants, or the receipt of share dividends; and, after the Business Combination, transfers by a Director, a Founder, the EverArc Subscription Founder Entities or the EverArc Founder Entity (or certain connected or permitted transferees thereof) of up to 10 per cent of such person’s shares for purposes of charitable gifts.

Founder Advisory Agreement

On December 12, 2019, EverArc entered into the Founder Advisory Agreement with the EverArc Founder Entity, which is owned and operated by the EverArc Founders. Under the Founder Advisory Agreement, the Founder Entity agreed, at the request of EverArc (and only to such extent as is mutually agreed): (i) prior to consummation of its initial business combination, to assist with identifying target opportunities, due diligence, negotiation, documentation and investor relations with respect to the initial business combination; and (ii) following the Business Combination, to provide strategic and capital allocation advice and such other services as may from time to time be agreed. In addition, the EverArc Founder Entity has the right to appoint up to six directors for election to the Board. Upon consummation of the Business Combination, the rights and obligations of EverArc under the Founder Advisory Agreement will be assigned to, and assumed by, Holdco.

In exchange for the services provided thereunder, the EverArc Founder Entity will be entitled to receive both a variable amount (the “Variable Annual Advisory Amount”) and a fixed amount (the “Fixed Annual Advisory Amount,” each an “Advisory Amount” and collectively, the “Advisory Amounts”), each as described below:

•

Variable Annual Advisory Amount. Effective upon the consummation of the Business Combination through December 31, 2031, and once the Average Price (as defined in the Founder Advisory Agreement) per Holdco Ordinary Share is at least $10.00 for ten consecutive trading days, the Variable Annual Advisory Amount will be equal in value to:

•

in the first year in which the Variable Annual Advisory Amount is payable, (x) 18% of the increase in the market value of one Holdco Ordinary Share over $10.00 (such increase in market value, the “Payment Price”) multiplied by (y) the Founder Advisory Agreement Calculation Number, which based on the assumptions described in this prospectus, is currently expected to be 156,932,812 Holdco Ordinary Shares and, assuming a stock price of $12.50 per Holdco Ordinary Share, the variable annual advisory amount payable to the EverArc Founder Entity in year one would have a value of $70,619,765; and

•

in the following years in which the Variable Annual Advisory Amount may be payable (if at all), (x) 18% of the increase in Payment Price over the previous year Payment Price multiplied by (y) the Founder Advisory Agreement Calculation Number, which based on the assumptions described in this prospectus, is currently expected to be 156,932,812 Holdco Ordinary Shares. For each $1 increase in the stock price of Holdco Ordinary Shares above $12.50, or such higher stock price on which a variable annual advisory amount was previously paid to the EverArc Founder Entity, the EverArc Founder Entity will receive a variable annual advisory amount valued at $28,247,906.

•

Fixed Annual Advisory Amount. Effective upon the consummation of the Business Combination through December 31, 2027, the Fixed Annual Advisory Amount will be equal to that number of Holdco Ordinary Shares equal to 1.5% of the Founder Advisory Agreement Calculation Number. Based on the assumptions described in this prospectus, the Fixed Annual Advisory Amount is currently expected to be 2,353,992 Holdco Ordinary Shares which, assuming a stock price of $12.50 per Holdco Ordinary Share, would have a value of $29,424,902. Each additional $1 increase in the stock price of Holdco Ordinary Shares above $12.50 will increase the value of the fixed annual advisory amount payable to the EverArc Founder Entity by $2,353,992.

Each Advisory Amount, as applicable, will be paid on the relevant Payment Date in Holdco Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such Advisory Amount payable is paid in Holdco Ordinary Shares. The EverArc Founders have advised Holdco that their intention is to elect, via the EverArc Founder Entity, to receive any Advisory Amounts payable in Holdco Ordinary Shares and for any cash element (which will be calculated using the Payment Price) to only be such amount as is required to meet any related taxes. The amounts used for the purposes of calculating the Advisory Amounts and the relevant numbers of Holdco Ordinary Shares are subject to adjustment to reflect any split or reverse split of the outstanding Holdco Ordinary Shares after the date of the closing of the Business Combination.

The Founder Advisory Agreement will remain in effect through December 31, 2031 unless terminated earlier in accordance with its terms. The Founder Advisory Agreement may be terminated by EverArc at any time if the EverArc Founder Entity engages in any criminal conduct or in willful misconduct which is harmful to EverArc (as determined by a court of competent jurisdiction in the State of New York). In addition, the Founder Advisory Agreement can be terminated at any time following consummation of the Business Combination (i) by the EverArc Founder Entity if Holdco ceases to be traded on the Trading Market; or (ii) by the EverArc Founder Entity or Holdco if there is (A) a Sale of the Company (as defined in the Founder Advisory Agreement) or (B) a liquidation of Holdco.

Subject to certain limited exceptions, the EverArc Founder Entity’s liability for losses in connection with the services provided is excluded and Holdco will have agreed to indemnify the EverArc Founder Entity and its affiliates in relation to certain liabilities incurred in connection with acts or omissions by or on behalf of Holdco or the EverArc Founder Entity. If the Founder Advisory Agreement is terminated under (i) or (ii)(A), Holdco will pay the EverArc Founder Entity an amount in cash equal to: (a) the Fixed Annual Advisory Amount for the year in which termination occurs and for each remaining year of the term of the agreement, in each case at the Payment Price; and (b) the Variable Annual Advisory Amount that would have been payable for the year of termination and for each remaining year of the term of the agreement. In each case the Payment Price in the year of termination will be calculated on the basis of the Payment Year ending on the trading day immediately prior to the date of termination, save that in the event of a Sale of Holdco, the Payment Price will be calculated on the basis of the amount paid by the relevant third party (or cash equivalent if such amount is not paid in cash). For each remaining year of the term of the agreement the Payment Price in each case will increase by 15% each year. No account will be taken of any Payment Price in any year preceding the termination when calculating amounts due on termination. Payment will be immediately due and payable on the date of termination of the Founder Advisory Agreement. On the entry into liquidation of Holdco, an Advisory Amount will be payable in respect of a shortened year which will end on the trading day immediately prior to the date of commencement of liquidation.

The Founder Advisory Agreement is governed by New York law.

INFORMATION ABOUT PERIMETER

References in this section to “we,” “our,” “us,” the “Company” or “Perimeter” generally refer to Perimeter.

Overview

We are a leading global solutions provider, producing high-quality firefighting products and lubricant additives. We develop products that impact critically important issues of life – issues where there often is no room for error and the job doesn’t offer second chances. At Perimeter, we characterize the solutions we develop as ‘Solutions that Save’ – which helps underscore what we are trying to accomplish for our customers and the world at large, across our business segments.

Our product offerings are characterized by superior quality standards, proprietary formulations, and a high level of service and commitment. We are an innovation leader in each industry and for each customer group we serve – we collaborate closely with our customers to consistently innovate on our products in order to deliver superior performance and customer value.

We operate primarily through two business units: Fire Safety and Oil Additives.

Fire Safety Business Segment

The Fire Safety business segment consists of the sale of fire retardants and firefighting foams, as well as specialized equipment and services typically offered in conjunction with our retardant and foam products.

Fire Retardants

Perimeter’s fire retardants help slow, stop and prevent wildfires by chemically altering fuels and rendering them non-flammable. Fire retardant is typically applied ahead of an active wildland fire to stop or slow its spread, in order to support the efforts of ground-based firefighters to safely extinguish the fire. Retardants can be applied aerially via fixed or rotor wing aircraft, or by ground using standard fire engines or Perimeter’s dedicated ground-applied retardant units. All of Perimeter’s products have a high level of retardant effectiveness, with differences in visibility, viscosity, adherence to vegetation, and persistence through weathering.

Perimeter’s fire retardant customers are typically government agencies with responsibility for protecting both government and private land, although the company also serves commercial customers. Perimeter supplies federal, state, provincial, local/municipal, and commercial customers around the world, including in the United States, Canada, France, Italy, Australia and Israel.

Perimeter is the only supplier of USDA Forest Service qualified fire retardant – a standard that many countries have adopted for ensuring fire retardant is effective, safe and environmentally friendly.

While fire retardant is primarily used to stop or slow the spread of active wildland fires, Perimeter fire retardant is also increasingly utilized in a preventative capacity. The company is expanding its offerings to several high hazard industries, with an initial focus on utility companies. Wildfires ignited by utilities have turned into some of the most devastating wildfires in U.S. history, many of which have occurred in recent years. Western U.S. states in particular are becoming increasingly diligent in wildfire prevention efforts and increasing their investments to prevent wildfire risk. Perimeter offers a variety of ways to utilize retardant to prevent ignitions and protect critical infrastructure, including:

•	Around electrical or utility poles in place of banned herbicides

•	Part of a utility’s wildfire mitigation plan

•	Preventatively protecting assets (substations, towers, solar, hydro, and nuclear sites)

•	Protecting assets in the event of an approaching fire (Rapid Response)

•	Protecting assets and communities alongside prescribed burns

•	Protecting utility personnel and ingress/egress routes

•	Protecting railroad right of ways and trestle bridges

Perimeter is an innovation leader in fire retardant, driving continuous improvements in product performance to offer increasing value for its customers. Perimeter has made significant enhancements in safety, environmental stewardship and effectiveness, as well as advancements in visibility and aerial drop performance. Working in partnership with the USDA Forest Service Wildland Fire Chemicals group to characterize and develop new products, Perimeter consistently releases new standard-setting products, recently including the PHOS-CHEK® “Fx” family of ultra-high visibility fugitive-colored products, PHOS-CHEK LCE20-Fx next generation liquid concentrate which combines high performance with improvement environmental performance, and PHOS-CHEK FORTIFY® durable retardant which can offer season-long protection.

Firefighting Foams

Perimeter offers one of the industry’s most comprehensive and highest performing lines of firefighting foam, including Class A, Class B, Class A/B, and training foams.

Class A foam is primarily used to combat structural fires. Class A foam is specially formulated to make water more effective for structural fire suppression. The surfactants in Class A foam significantly reduce water’s surface tension, and, when mixed with air, create a foam blanket that surrounds fuels. The foam blanket creates a barrier between the fuel and the fire, knocking down the fire faster than water alone, and allowing fire fighters to see the areas of application. Utilizing Class A foam reduces the amount of water needed to extinguish the fire, reduces water damage, and increases firefighter safety through quicker knockdown and reduced mop-up/overhaul requirements. Perimeter’s Class A foam products are used by wildland firefighters to suppress wildland fires, and are typically applied from various fixed wing airtankers, helicopters equipped with fixed tanks or buckets, standard fire engines or rapid attack brush trucks, or 5-gallon backpacks. In addition to wildfire suppression, Class A foam products are used by municipal and rural fire departments as a water enhancer to combat structural and other fires.

Class B foam is primarily used to combat flammable and combustible liquids. Fires caused by flammable and combustible liquids require foams designed for rapid extinguishment and a secure foam blanket to prevent reignition. The foam blanket must have good burn back resistance and strong integrity to minimize the spread of the fire from areas where the blanket has been compromised, for example by falling debris or the dragging of a fire hose or other equipment through the foam blanket. Perimeter’s Class B foam products are primarily used by industrial customers with significant amounts of flammable and combustible liquids on-site, including petrochemical facilities, airports and other aviation and aerospace facilities, various military and defense facilities, and other industrial and commercial facilities.

Class A/B foam is a foam listed to fight both Class A (structural) fires and Class B (flammable liquid) fires. Perimeter’s Class A/B foam products are primarily used by municipal fire departments. Training foam has similar characteristics to Class A and B foams but does not include active ingredients and has a shorter drain time so successive tests can be run without waiting for the foam to disappear. Training foam is used for training and exhibition purposes as well as in the evaluation of foam equipment.

Perimeter Solutions is an innovation leader in foams. The Company’s Class B foams either use only C6 fluorosurfactant or are fluorine free. Perimeter offers several ground-breaking fluorine free firefighting foam formulations to aid the industry transition to reduce or eliminate the use of firefighting foams that contain PFAS in favor of fluorine-free foams. The Company’s products are “ahead of the curve” on many fronts – including fire control performance, reduced viscosity, drainage time and higher stability.

Custom Equipment and Services

Perimeter offers a broad range of equipment and services to support live firefighting operations across both its retardant and foam business lines. Perimeter’s equipment and services are typically purchased and utilized in conjunction with the Company’s retardant or foam products and are often priced in a single bundle along with these products.

Custom equipment includes specialized airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; and mobile foam equipment. Perimeter also has the capability to design and manufacture highly custom equipment that operates at very high throughput and reliability levels, including equipment used to support emergency airtanker base and ground crew operations, as well as custom fire suppressant systems for stationary or portable operations typically used at industrial locations or for supporting municipality firefighting capabilities.

Custom services include design, construction, and installation of specialized airbase retardant equipment, management and staffing of airbase retardant operations, and management of airbase supply and replenishment services. Perimeter has a broad service capability footprint, with full-service operations in over 50 United States and Canadian air bases, and equipment at over 100 bases globally.

Oil Additives Business Segment

The Oil Additives business segment produces high quality P2S5 primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”). ZDDP is considered a critical component essential in the formulation of engine oils – its main function is to provide anti-wear protection to engine components. In addition, ZDDP inhibits oxidation of engine oil by scavenging free radicals that initiate oil breakdown and sludge formation, resulting in better and longer engine function. P2S5 is also used in pesticide and mining chemicals applications. The P2S5 production process requires a high degree of technical expertise given the reactivity and need for safe transportation and handling. Perimeter is a recognized technology and safety leader, with strong product stewardship and a safety track-record that is recognized in the industry. Perimeter is considered an industry leader, characterized by superior quality and supply chain and logistics expertise. The company offers several grades of P2S5 with varying degrees of phosphorus content, particle size, distribution, and reactivity to global customers.

Perimeter is an innovation leader in Oil Additives. Most recently, the company engineered and patented superior storage and handling equipment to safely and efficiently handle and transport P2S5 with lower cost and maintenance requirements.

Key Market Drivers

There are several key market drivers for Perimeter’s Fire Safety and Oil Additives businesses.

Higher Acres Burned and Longer Fire Seasons

The USDA Forest Service data of the last 37 years shows that the acreage burned in the United States has steadily increased over time. While there is variability in the acreage burned in any given year, the five-year trailing average of acres burned in the United States has increased at every five-year interval between 1995 and 2020, from a five year trailing average of 2.5 million acres burned in 1995, to a five year trailing average of 7.8 million acres burned in 2020. In fact, 2020 was the most intense fire year recorded in U.S. history with over 10 million acres burned. The U.S. fire season is also lengthening on a consistent basis – according to a 2016 report published by Climate Central, the U.S. fire season is on average 105 days longer than it was in 1970. Climate Central also reported that the average number of large fires (larger than 1,000 acres) burning each year had tripled between the period of 1970s to 2010s, and the acres burned by such fires showed a six fold increase in the 2010s compared to the 1970s. With the continued increase in acreage burned as well as the lengthening of the fire season, we expect the demand and usage of fire retardant to increase.

Increasing Wildland Urban Interfaces

Urban development is pushing farther out of cities and into the wilderness for both primary and secondary residences. For example, according to Proceedings of the National Academy of Sciences of the United States of America (“PNAS”), the Wildland-Urban Interface (“WUI”), an area where houses and wildland vegetation meet and intermingle, grew rapidly from 1990 to 2010 in terms of both number of new houses and land area, such that it was the fastest-growing land use type in the conterminous United States, with 97% of that growth the result of new housing. As of 2018, the WUI now includes one-third of all homes in the United States although it occupies less than one-tenth of the land area in the U.S. According to PNAS, when homes are built in the WUI, there will be more wildfires due to human ignitions, and wildfires that occur will pose a greater risk to lives and homes, they will be hard to fight, and letting natural fires burn becomes impossible. As the WUI expands and the number of homes at risk from wildland fires increases, we expect the use of retardant to protect property and life from threatening wildfires to increase.

Increasing Firefighting Aircraft Capacity and Usage

The size and capacity of the firefighting aircraft fleet is a key driver of the amount of fire retardant consumed annually, as demand for retardant typically outpaces available aircraft capacity, as evidenced by data regarding unable to fill aerial firefighting requests published by the National Interagency Fire Center. Since 2010, U.S. aircraft capacity increased significantly and is expected to further increase. Increasing airtanker capacity and modernization is a global trend, with more, larger, and more sophisticated tankers are being used in various parts of the world.

Comprehensive Product Offering

We are a full-service turnkey supplier to many of our key customers. In the Fire Safety segment, in addition to providing fire retardant, we also provide specialized airbase equipment including storage, mixing and loading equipment, as well as the airbase management and training services necessary for land and aerial wildland firefighting. Our supply chain network also provides a critical service to our customers – we are able to deliver retardant within hours to over 150 air tanker bases in North America, often in emergency situations as our customers are fighting active and threatening wildfires. We believe that our comprehensive and closely intertwined product, equipment, and service offering provides tremendous value to our customers and serves as an important competitive differentiator.

In the Oil Additives segment, our competitive advantage is based primarily on our long standing record of reliability and customer support, our global supply capability for critical, high quality raw materials, and our technical expertise to handle and transport hazardous products and manage complex logistics. Perimeter has the largest fleet of specialized tote bins in the world that utilize patented technology to ensure safe handling and transport of P2S5.

Move toward Fluorine Free Firefighting Foams

There is an accelerating transition in the fire suppression market towards products that do not contain fluorine. We expect Fluorine-Free Foams (“FFF”) to account for a growing percentage of the firefighting foam market over the next several years. Perimeter is positioned to be one of the key players in the FFF market. For example, we recently introduced SOLBERG® AVIGARD™ 3B and 6B for the aviation market, and SOLBERG® VERSAGARD™ AS-100 for oil & gas and general firefighting applications. The latter is a 3x3 fluorine-free foam concentrate and is designed for extinguishing and securing both Class B and deep-seated Class A fires. In addition, SOLBERG® RE-HEALING™ RF3 is the only F3 that has a UL 162 sprinkler listing through non-aspirated standard sprinklers at the same low application rates as fluorinated Aqueous Film Forming Foams (“AFFF”). We expect to continue to invest to advance fluorine-free foams and introduce new solutions as the industry gets closer to fully transitioning away from AFFF and Alcohol Resistant-AFFF solutions.

We are also in a unique position to assist customers in their transitions to FFF. We provide a variety of specialized equipment to customers, including fire suppression system components used in conjunction with our fluorine free offerings. We are also experienced in transition activities, including advising on system modifications associated with transition to fluorine free solutions, as well as performance testing to verify compliance with national and industry standards for new fluorine-free systems. Most recently, Perimeter assisted Brisbane Airport (Australia), Schiphol Airport (Netherlands) and Transport Canada to in their respective transitions to fluorine-free foams and systems.

Growth in Miles Driven, Opportunities in Secondary Markets

P2S5 is primarily used in the production of lubricant additives, including a family of compounds called ZDDP. The consumption of ZDDP and other lubricant additives is driven by the global social and economic trends of increased vehicle production and miles driven. Over the past 30 years, the amount of global miles driven has increased resulting in more engine wear and tear and increased demand for motor oil. Secondary markets for P2S5 include agricultural applications in the production of intermediates for pesticides and insecticides, flotation chemistry in the mining industry, and for hydraulic and cutting fluids. A significant development opportunity exists for P2S5 in the emerging technology of lithium sulfide solid state electrolytes used in batteries for the electric vehicle market.

Manufacturing Capabilities

Fire Retardant: Perimeter’s global headquarters is located in Clayton, Missouri. Our primary Fire Retardant production facility is located at 10667 Jersey Boulevard, Rancho Cucamonga, California 91730. Our Rancho Cucamonga location was opened in 2013, and has over 100,000 square feet of manufacturing, storage, office and laboratory space. The facility is located close to major airbases in Southern California, including McClellan Airbase, one of CalFire’s highest volume airbases. The facility also includes a state-of-the-art laboratory, including a burn chamber, which has produced significant technical improvements to our fire retardant products, a number of which have been included in our newest product offerings.

In addition to our Rancho Cucamonga facility, we have fire retardant production capability at two Canadian plants, one in Kamloops, British Columbia, and the other in Sturgeon County, Alberta. These sites manufacture PHOS-CHEK® LC95A products for sale to Canadian customers. Our production facility in Aix-En-Provence, France, provides fire retardant to our EU and Israeli customers, while our New South Wales, Australia, facility has repackaging and storing capability to serve our Australian customers.

We also utilize third party tolling and/or manufacturing locations in Moreland, Idaho and in Pasco, Washington. These facilities are located in close proximity to major USDA Forest Service airbases in the Northwest.

We utilize other tolling and warehouse facilities in strategic locations throughout North America to facilitate rapid shipment of products to our customers. Our retardant products are typically shipped and delivered within hours to any airbase or customer location in North America.

Firefighting Foam: The Company produces firefighting foam products in Green Bay, Wisconsin and Mieres, Spain. Our Green Bay, Wisconsin facility was acquired in 2019 from Amerex Corporation, and produces Class A and Class B foams. Our Mieres, Spain, facility also produces Class A and Class B foams. Both facilities have significant Research and Development (“R&D”) capabilities and live fire testing capabilities. We have firefighting foam equipment manufacturing capabilities at our Post Falls, Idaho facility as well as at our tolling facility in Port Arthur, Texas.

Oil Additives: We have two key P2S5 production facilities. One is a tolling facility in Krummrich, Illinois, operated by Eastman Chemical Company, that primarily serves our customers in North America. The other facility is located in a Chemical Park in Knapsack, Germany, and serves our customers outside North America.

Acquisitions

We have completed several acquisitions since our inception in 2018.

Solberg: Perimeter completed the acquisition of Solberg, the firefighting foam products division of Amerex Corporation, in December 2018. Perimeter acquired advanced firefighting foam technologies and added a number of key product lines, including RE-HEALING™, ARTIC™, and FIRE-BREAK™, as well as a firefighting foam production facility in Green Bay, Wisconsin. The Solberg line of foam products address rising demand for technology that meets stringent fire performance criteria and environmental safety standards, including a new generation of environmentally friendly foam technologies which exclude fluorosurfactants and fluoropolymers.

Ironman: Perimeter completed the acquisition of Idaho-based Fire Service and Equipment Companies, including First Response Fire Rescue LLC (“Ironman”), in March 2019. Ironman was established in 2003 and provides equipment, field service, and distribution of parts and supplies for fire suppression operations. Ironman, with a fleet of mobile equipment, is a key service supplier to the USDA Forest Service and CalFire. Since its inception, Ironman has overseen operations at more than 100 airbases throughout North America. Ironman strategically manages and distributes equipment and fire retardant to assist in wildland fire suppression.

LaderaTech: Perimeter completed the acquisition of LaderaTech, a biomaterials company with commercial technology in wildfire prevention and the delivery of agriculture chemicals, in May 2020. LaderaTech was formed in 2018 and subsequently obtained global exclusive rights to patented firefighting technology developed by Stanford University and the Massachusetts Institute of Technology. In early 2019, LaderaTech commercialized the FORTIFY® Fire Retardant technology, a durable fire retardant that provides season-long protection. The addition of FORTIFY expanded our opportunities in the prevention and protection space, including to public utilities, state and federal agencies and municipalities.

Budenheim: Perimeter completed the acquisition of the fire-retardant business line of Budenheim in March 2021. The acquisition expanded Perimeter’s sales of its fire retardant products to the Spanish market.

PHOS-CHEK® Australasia: Perimeter completed the acquisition of PHOS-CHEK® Australasia, the company’s distributor in Australia and New Zealand, in April 2021. PHOS-CHEK Australasia supported the long-term fire retardant aerial program across Australia and New Zealand for over 20 years. The acquisition expanded Perimeter’s footprint and opportunity in Australia and New Zealand.

Magnum: Perimeter completed the acquisition of Magnum Fire & Safety Systems, a manufacturer of firefighting foam equipment and systems, in July 2021. Magnum Fire and Safety Systems – a division of Magnum Fabrication, Inc. (Port Arthur, Texas) –manufactured firefighting foam equipment for more than thirty-years. The acquisition expands Perimeter’s capability as a global firefighting foam systems integrator.

IP Portfolio

Perimeter Solutions’ intellectual property rights are valuable and important to our business, and we rely on copyrights, trademarks, trade secrets, non-disclosure agreements and electronic and physical security measures to establish and protect our proprietary rights. We intend to continue to pursue additional intellectual property protection on product and equipment enhancements to the extent we believe it would be beneficial and cost-effective.

As of August 2021, our intellectual property portfolio consisted of 71 owned U.S. and foreign patents and all of our trademarks are registered or pending with the U.S. Patent and Trademark Office and in select international offices. Our patent portfolio covers 19 countries and the protection is focused on key retardant technology and advancements, including corrosion inhibitors, fugitive color systems and liquid fire retardant compositions. We also have an exclusive global license with Stanford University and MIT for durable retardant technology.

Competition

Fire Retardant

Sales of fire-retardant, and related equipment and services, accounted for 62% of Perimeter’s revenue for the fiscal year ended December 31, 2020. The fire-retardant business is characterized by its highly-specialized nature, its high cost-of-failure, and the integrated nature of the offering across products, specialized equipment, and services. As a result, development and testing of the product, and the approval and licensing of such products, is typically a complex and lengthy process. The Company believes that it is currently the sole source provider of fire retardant products in the markets it serves, and plans to maintain its leadership position through continued investments in innovation and research and development focused on improving, enhancing and customizing its fire retardant products and services on behalf of its customers.

Firefighting Foams

Sales of firefighting foams, and related equipment and services, accounted for 10% of Perimeter’s 2020 revenue. The market for our firefighting foam products is highly fragmented, and subject to intense competition from various manufacturers launching their own competing products. We compete with a variety of firms that offer similar products and services, many of which are better capitalized than us and may have more resources than we do. We compete for clients based on the quality of our products, the quality and breadth of the equipment and services we offer in conjunction with our products, the quality and knowledge base of our employees, the geographic reach of our products and services, and pricing of our product. We believe that we offer our customers an attractive value proposition based on these competitive factors, which allows us to compete effectively in the marketplace.

Oil Additives

Our Oil Additives business is primarily focused on the North American and European markets, with a smaller focus in Asia and South America. In each of North America and Europe, we have one primary competitor. Competitive factors include the quality of our products, our reliability and consistency as a supplier, our ability to innovate and be highly responsive to our customers’ needs, and the pricing of our products.

Sales and Marketing

Fire Retardant

Fire retardant customers are typically government agencies, with responsibility for protecting both government and private land, although the company also serves commercial customers. We supply federal, state, provincial, local/municipal, and commercial customers around the world. We work diligently to build relationships with our customers and stakeholders, and we develop and enhance products and solutions in a highly collaborative manner with our key customers and stakeholders. We provide our retardants in various colors, forms (i.e. liquid or powder concentrates) and for various delivery methods (i.e., fixed wing aircraft, rotor wing aircraft, ground applied, etc.). We expect the demand for our retardant products, equipment, and services to grow, and we expect to continue to foster highly responsive and collaborative relationships with existing and potential customers and stakeholders.

Firefighting Foams

Our Class A foam customers primarily consist of local fire departments, which utilize our products for wildland and structural firefighting. Our Class B foam customers primarily consist of industrial, aviation, and military customers which store and utilize flammable liquids on-site. Our customers in the market for Class A/B foam primarily consist of municipal fire departments. We utilize a traditional sales force in marketing these products and seek to building lasting relationships with our customers.

Oil Additives

Our oil additives business consists of a few key customers including Lubrizol, Afton, Infineum and Chevron. Given the consolidated nature of this business, our focus is on maintaining our existing customers and expanding their utilization of our services.

Regulatory

General

We are subject to extensive federal, state, local and international laws, regulations, rules and ordinances relating to safety, pollution, protection of the environment, product management and distribution, and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, we are subject to frequent environmental inspections and monitoring and occasional investigations by governmental enforcement authorities. In addition, our production facilities require operating permits that are subject to renewal, modification and, in certain circumstances, revocation. Actual or alleged violations of safety laws, environmental laws or permit requirements could result in restrictions or prohibitions on plant operations or product distribution, substantial civil or criminal sanctions, as well as, under some environmental laws, the assessment of strict liability and/or joint and several liability. Moreover, changes in environmental regulations could inhibit or interrupt our operations, or require us to modify our facilities or operations. Accordingly, environmental or regulatory matters may cause us to incur significant unanticipated losses, costs or liabilities.

Environmental, Health and Safety Systems

We are committed to achieving and maintaining compliance with all applicable EHS legal requirements, and we have developed policies and management systems that are intended to identify the multitude of EHS legal requirements applicable to our operations, enhance compliance with applicable legal requirements, improve the safety of our employees, contractors, community neighbors and customers and minimize the production and emission of wastes and other pollutants. Although EHS legal requirements are constantly changing and are frequently difficult to comply with, these EHS management systems are designed to assist us in our compliance goals while also fostering efficiency and improvement and reducing overall risk to us.

Employees

As of August 1, 2021, we had 220 full-time employees and approximately 38 temporary, seasonal or part time employees. Our employees are not represented by any labor union, and we have never experienced a work stoppage or strike. We are an equal opportunity employer.

Legal Proceedings

Perimeter is subject to various legal proceedings and claims that arise in the ordinary course of business, including several cases that are part of the multi-district litigation of AFFF in the United States District Court of the District of South Carolina. Although the outcome of these and other claims cannot be predicted with certainty, we do not believe the ultimate resolution of the current matters will have a material adverse effect on our business, financial condition, results of operations or cash flows.

PERIMETER MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of Perimeter’s financial condition and results of operations. This discussion should be read in conjunction with Perimeter’s consolidated financial statements and related notes thereto that appear elsewhere in this prospectus.

In addition to historical financial analysis, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions, as described under the heading “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus. Unless the context otherwise requires, references in this “Perimeter Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our,” and “the Company” are intended to mean the business and operations of SK Invictus Intermediate, S.à r.l. and its subsidiaries. All amounts disclosed below are in thousands.

Overview

We are a leading global solutions provider for the fire safety and oil additives industries.

The Fire Safety business is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers’ firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers’ needs, and a “never-fail” service network. The segment sells products to government agencies and commercial customers around the world. Our wildfire retardant products are the only qualified products for use by the USDA Forest Service.

The Oil Additives business provides high quality P2S5 primarily used in the preparation of ZDDP-based lubricant additives for critical engine anti-wear solutions. P2S5 is also used in pesticide and mining chemicals applications.

Key Factors Affecting Our Performance

Weather Conditions and Climate Trends

Our business is highly dependent on the needs of government agencies to quell fires. Given the priority nature of the fire safety business, our financial condition and results of operations are significantly impacted by weather as well as environmental and other factors affecting climate change, which impact the number, nature and span of fires each year. Historically, sales of our products have been higher in the summer season of each fiscal year due to favorable weather, which is generally correlated with a higher prevalence of wildfires. This is in part offset by the disbursement of our operations in both the northern and southern hemispheres, so that the summer seasons alternate.

In 2019, there was an anomalous decrease in fires due to abnormally cold and wet conditions in the key regions of operations, particularly the Western United States. In 2020, the number, as well as the span, of wildfires increased significantly compared to 2019. This resulted in increased net sales in 2020 compared to 2019.

Growth in Fire Safety

Our fire safety business includes the sale of fire retardants and firefighting foams as well as specialized equipment and services, which allows us to offer a comprehensive firefighting solution to our customers and drive organic growth. Our leading market position in the fire safety industry also allows us to capture increases in demand of fire retardant resulting from continued increases in acreage burned and longer fire seasons. We have invested and also intend to continue investing in the expansion our Fire Safety business through acquisition in order to further grow our global customer base.

COVID-19 Pandemic

In March 2020, the World Health Organization declared that the worldwide spread and severity of a new coronavirus, referred to as COVID-19, was severe enough to be characterized as a pandemic. The spread of COVID-19, in conjunction with related government and other preventative measures taken to mitigate the spread of the virus, has caused severe disruptions in the worldwide economy and the global supply chain for industrial and commercial production, which has in turn disrupted our business. Although our financial condition has not been significantly impacted by the ongoing pandemic, we experienced disruptions to our supply chain, including delays in receipt of products needed to offer our services, during the year ended December 31, 2020 as a result of COVID-19. At the current moment, our suppliers are able to operate normally, however we are unable to predict future supply chain disruptions should the pandemic continue.

We continue to actively monitor the impact of the global situation on our people, operations, financial condition, liquidity, suppliers, customers, and industry; however, we cannot at this time predict the specific extent, duration, or full impact that the ongoing COVID-19 pandemic will have on our financial condition and operations. The impact of the ongoing COVID-19 pandemic on our financial performance will depend on future developments, including the duration and spread of the pandemic and related governmental advisories and restrictions.

Recent Developments

LaderaTech Acquisition

On May 7, 2020, we purchased all of the outstanding shares of LaderaTech, Inc. for $21,832, including acquired working capital, consisting of cash consideration of $2,016 and contingent future payments with an estimated fair value of $19,816. The future payments are contingent upon the acquired technology being listed on the USDA Forest Service Qualified Product List (“QPL”) and an earn-out based on achieving certain thresholds of revenues through December 31, 2026. As of June 30, 2021, the estimated fair value of the contingent future payments was $22,579. The results of operations for LaderaTech, Inc. were included in the Fire Safety segment commencing on the date of acquisition. Please read Note 3—Business Acquisitions to our consolidated financial statements included in this prospectus for more information.

Ironman Acquisition

On March 20, 2019, we purchased all of the outstanding shares of First Response Fires Rescue, LLC, River City Fabrication, LLC, and H&S Transport, LLC for $19,314. The purchase price consisted of $16,250 in cash to be paid at closing, subject to a final purchase price adjustment, deferred future payments of $11,250, and issuance of common equity for $2,500. The future payments are directly tied to continued employment at each anniversary date; and therefore, this portion does not represent purchase consideration but rather compensation expense recognized ratably over the service period. The results of operations for Ironman were included in the Fire Safety segment from the date of acquisition. Please read Note 3—Business Acquisitions to our consolidated financial statements included in this prospectus for more information.

Components of Operating Results

Net Sales

We derive the majority of our revenue from the sale of fire safety products, as well as the sale of integrated fire safety services related to the storage, transportation, maintenance and use of our products. Integrated fire safety services include both supply and service of fire retardant to designated air tank bases. Additionally, we derive a smaller portion of revenue from the sale of oil additive products, both domestically and internationally. Product revenues are recognized at the point in time when product control is transferred to the customer. Control of a product is deemed to be transferred to the customer upon shipment or delivery depending on the shipping terms of each individual contract. Service revenue is recognized ratably over time as the customer simultaneously receives and consumes the services.

We have entered into long-term contracts with the USDA Forest Service for supply and service of fire retardant to the designated air tanker bases of certain United States Government agencies. The revenue derived from these contracts is comprised of three performance obligations, namely product sales, providing operations and maintenance services and leasing of specified equipment. The performance obligation for product sales is satisfied at the point in time in which control of the product is transferred to the customer. The performance obligation for services is satisfied over time and the revenue is recognized straight-line over the service period based on the on-call nature of the contracted services. The performance obligation related to equipment leasing has historically been immaterial to the Company.

Cost of Goods Sold

Cost of goods sold includes the costs we incur at our production facilities to make products saleable on both products invoiced during the period as well as products in progress towards the completion of each performance obligation. Cost of goods sold includes items such as raw materials, direct and indirect labor and facilities costs, including purchasing costs, inspection costs, lease rentals, freight expense, maintenance services contract costs and an allocated portion of overhead costs. Cost of goods sold also includes labor costs incurred to distribute fire retardant to full-service air bases. In addition, depreciation associated with assets used in the production of our products is also included in cost of goods sold. Direct and indirect labor costs consist of salaries, benefits, payroll taxes and other personnel related costs for employees engaged in the manufacturing of our products. We expect cost of revenue to increase in absolute dollars in future periods as we expect our revenues to continue to grow.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of personnel-related expenses including salaries, benefits, and incentives, associated primarily with our sales, marketing, finance, legal, human resources, facilities, and administrative personnel, external legal fees, accounting, professional services fees and costs associated with sales and marketing programs. Selling, general and administrative expenses also include depreciation of property, plant and equipment, sales commission, freight to customer, insurance and facilities, lease rentals, dedicated for use by our selling, general and administrative functions, and other corporate expenses. We expect to increase the size of our selling, general and administrative function to support the growth of our business. Following the completion of this offering, we expect to incur additional selling, general and administrative expenses as a result of operating as a public company. As a result, we expect the dollar amount of our selling, general and administrative expenses to increase for the foreseeable future. However, we expect that our selling, general and administrative expenses will decrease as a percentage of our net sales over time.

Amortization Expense

Amortization expenses consist primarily of amortization of acquisition-related intangible assets, which are customer relationships, existing technology, tradenames and patents.

Other Operating Expense

Other operating expenses consist primarily of management fees associated with oversight, operational and strategic support and assistance with business development as well as acquisition costs.

Interest Expense

Interest expense includes interest paid and accrued on our outstanding term loans and revolving line of credit along with the amortization of deferred financing fees and costs.

Unrealized Foreign Currency (Gain) Loss

Unrealized foreign currency (gain) loss includes our net unrealized gain (loss) resulting from transactions conducted in foreign currencies.

Loss on Contingent Earnout

Loss on contingent earnout consists of changes in fair value of contingent consideration.

Other (Income) Expense—Net

Other income (expense), net includes our net realized gain (loss) resulting from transactions conducted in foreign currencies, bank fees, and other miscellaneous.

Income Tax (Expense) Benefit

Income tax (expense) benefit consist primarily of foreign as well as U.S. federal and state income taxes related to the tax jurisdictions in which we conduct business.

Results of Operations – Consolidated

The following tables sets forth our consolidated statements of operations information for each of the periods indicated:

	(Unaudited)
	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Net sales	$121,046	$109,499	$339,577	$239,310
Cost of goods sold	73,814	69,440	177,532	155,427

Gross profit	47,232	40,059	162,045	83,883
Operating expenses:
Selling, general and administrative	27,211	17,734	37,747	36,198
Amortization expense	26,542	25,428	51,458	51,100
Other operating expense	753	691	1,364	2,362

Total operating expenses	54,506	43,853	90,569	89,660

Operating income (loss)	(7,274)	(3,794)	71,476	(5,777)
Interest expense	15,886	24,250	42,017	51,655
Unrealized foreign currency (gain) loss	2,258	(153)	(5,640)	2,684
Loss on contingent earnout	2,763	—	—	—
Other (income) expense—net	(318)	(80)	367	(405)

Total other expenses	20,589	24,017	36,744	53,934

Income (loss) before income taxes	(27,863)	(27,811)	34,732	(59,711)
Income tax (expense) benefit	5,486	5,724	(10,483)	17,674

Net income (loss)	$(22,377)	$(22,087)	$24,249	$(42,037)

Comparison of the Six Months Ended June 30, 2021 and 2020

Net Sales

	(Unaudited)
	Six months Ended June 30,
	2021	2020	$ Change	% Change
Net Sales	$121,046	$109,499	$11,547	11%

Total net sales increased by $11,547, or 11%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase in consolidated net sales was primarily the result of a $9,569 increase in net sales generated by our oil additives segment. Due to easing COVID-19 restrictions, miles driven increased during the six months ended June 30, 2021, resulting in a 22% increase in sales volumes compared to prior year. Net sales in our fire safety segment also increased $1,978 primarily due to increased fire activity. Gallons sold to airbases increased 68% during the six months ended June 30, 2021 compared to the prior year, resulting in an $15,706 increase in net sales. The increase was partially offset by $13,852 lower retardant and firefighting foam export sales to Australia.

Cost of Goods Sold and Gross Margin

	(Unaudited)
	Six months Ended June 30,
	2021	2020	$ Change	% Change
Cost of goods sold	$73,814	$69,440	$4,374	6%
Gross profit	47,232	40,059	7,173	18%
Gross margin	39%	37%

Total cost of goods sold increased by $4,374, or 6%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase in consolidated cost of goods sold was primarily the result of a $5,487 increase in cost of goods sold in our oil additives safety segment due to higher costs associated with the growth in net sales during the period. Cost of goods sold in our fire safety segment decreased by $1,113 for the six months ended June 30, 2021 compared to prior year. Our fire safety segment benefited from a product sales mix that resulted in a more favorable cost structure during the six months ended June 30, 2021 and, therefore, cost of goods sold decreased compared to the prior year.

Gross margin increased to 39% for the six months ended June 30, 2021 compared to 37% for the six months ended June 30, 2020. The increase in gross margin is primarily due to higher sales volumes in both the fire safety and oil additives segments during the six months ended June 30, 2021. The Company is able to achieve higher product margins within our fire safety segment as compared to our oil additives segment.

Operating Expenses

	(Unaudited)
	Six months ended June 30,
	2021	2020	$ Change	% Change
Selling, general and administrative	$27,211	$17,734	$9,477	53%
Amortization expense	26,542	25,428	1,114	4%
Other operating expense	753	691	62	9%

Selling, general and administrative increased by $9,477, or 53%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily attributable to a $9,545 increase in professional fees in our fire safety segment related to the proposed business combination between the Company and EverArc.

Amortization expense increased by $1,114, or 4%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily due to the acquisition of LaderaTech, Inc. in May 2020, in which we acquired an in-process research and development intangible asset.

Other operating expense increased by $62, or 9%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily driven by an 89% increase in acquisition costs. The Company completed one acquisition during the six months ended June 30, 2020 and two acquisitions during the six months ended June 30, 2021.

Other Expenses

	(Unaudited)
	Six months Ended June 30,
	2021	2020	$ Change	% Change
Interest expense, net	$15,886	$24,250	$(8,364)	(34)%
Unrealized foreign currency (gain) loss	$2,258	$(153)	$2,411	1576%
Loss on contingent earnout	$2,763	$—	$2,763	*
Other (income) expense—net	$(318)	$(80)	$(238)	(298)%

*	Not a meaningful percentage

Interest expense, net decreased by $8,364, or 34%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The decrease was primarily driven by lower LIBOR rates during the six months ended June 30, 2021, which resulted in a $6,038 favorable change in interest due on the First and Second Lien Term Loans, and lower average daily outstanding balances on the Revolving Credit Facility during the six months ended June 30, 2021.

Foreign currency (gain) loss increased by $2,411, or 1576%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily due to unfavorable unrealized foreign currency exchange rate fluctuations.

Loss on contingent earnout was $2,763 and zero for the six months ended June 30, 2021 and 2020, respectively. There were no material adjustments to the Company’s estimated fair value of contingent consideration as of June 30, 2020.

Other income—net was $318 and $80 for the six months ended June 30, 2021 and 2020, respectively. The change was primarily attributable to higher customer discounts, partially offset by unfavorable realized foreign currency exchange rate fluctuations and higher bank fees.

Income Tax (Expense) Benefit

	(Unaudited)
	Six months Ended June 30,
	2021	2020	$ Change	% Change
Income tax benefit	$5,486	$5,724	$(238)	(4)%

Income tax expense decreased by $238, or 4%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. Our effective income tax rate for the six months ended June 30, 2021 and six months ended June 30, 2020 was 19.7% and 20.6%, respectively. The difference in the effective tax rate for the six months ended June 30, 2021 and six months ended June 30, 2020 is related to differences in the tax rates of foreign jurisdictions and the relative amounts of income we earn in those jurisdictions as well as changes in permanent book to tax differences.

Comparison of the Years Ended December 31, 2020 and 2019

Net Sales

	Years Ended December 31,
	2020	2019	$ Change	%Change
Net sales	$339,577	$239,310	$100,267	42%

Total net sales increased by $100,267, or 42%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in consolidated net sales was primarily the result of a $93,807 increase in net sales generated by our fire safety segment. During the year ended December 31, 2019, there was an anomalous decrease in fire activity due to abnormally cold and wet conditions in the key regions of operations. Fluctuations of weather-related performance drivers resulted in increased fire activity, and therefore 147% increase in gallons sold to airbases and a 579% increase in mobile sales during the year ended December 31, 2020. Net sales in our oil additives segment also increased $6,460 primarily due to increased miles driven as a result of easing COVID-19 restrictions during the third and fourth quarters of 2020.

Cost of Goods Sold and Gross Margin

	Years Ended December 31,
	2020	2019	$ Change	%Change
Cost of goods sold	$177,532	$155,427	$22,105	14%
Gross profit	162,045	83,883	78,162	93%
Gross margin	48%	35%

Total cost of goods sold increased by $22,105, or 14%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in consolidated cost of goods sold was primarily the result of a $22,697 increase in cost of goods sold in our fire safety segment due to higher costs associated with the growth in net sales during the period. Our oil additives segment benefited from a more favorable cost structure during the year ended December 31, 2020 and, therefore, cost of goods sold remained comparable with the prior year.

Gross margin increased to 48% for the year ended December 31, 2020 compared to 35% for the year ended December 31, 2019. The increase in gross margin is primarily due to higher retardant sales in the fire safety segment during the year ended December 31, 2020. The Company is able to achieve higher product margins within our fire safety segment as compared to our oil additives segment.

Operating Expenses

	Years Ended December 31,
	2020	2019	$ Change	%Change
Selling, general and administrative	$37,747	$36,198	$1,549	4%
Amortization expense	51,458	51,100	358	1%
Other operating expense	1,364	2,362	(998)	(42)%

Selling, general and administrative increased by $1,549, or 4%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was primarily attributable to a $871 and $601 increase in customer related freight and transportation costs in our fire safety and oil additives segments, respectively, as a result of higher sales.

Amortization expense increased by $358, or 1%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was primarily due to the acquisition of LaderaTech, Inc. in May 2020, in which we acquired an in-process research and development intangible asset.

Other operating expenses decreased by $998, or 42% for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was primarily attributable to lower management fees as a result of reduced travel costs.

Other Expenses

	Years Ended December 31,
	2020	2019	$ Change	%Change
Interest expense	$42,017	$51,655	$(9,638)	(19)%
Unrealized foreign currency (gain) loss	(5,640)	2,684	(8,324)	(310)%
Loss on contingent earnout	—	—	—	—%
Other (income) expense—net	367	(405)	772	191%

Interest expense decreased by $9,638, or 19%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was primarily driven by lower LIBOR rates during the year ended December 31, 2020, which resulted in a $7,901 favorable change in interest due on the First and Second Lien Term Loans, and lower average daily outstanding balances on the Revolving Credit Facility during the year ended December 31, 2020.

Unrealized foreign currency gain was $5,640 for the year ended December 31, 2020 compared to an unrealized foreign currency loss of $2,684 for the year ended December 31, 2019. The change was primarily attributable to favorable foreign currency exchange rate fluctuations during the year ended December 31, 2020.

Loss on contingent earnout was zero for the years ended December 31, 2020 and 2019, respectively. There were no material adjustments to the Company’s estimated fair value of contingent consideration as of December 31, 2020. There was no contingent earnout as of December 31, 2019.

Other (income) expense—net increased by $772, or 191%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was primarily attributable to lower miscellaneous income and higher customer discounts.

Income Tax (Expense) Benefit

	Years Ended December 31,
	2020	2019	$ Change	%Change
Income tax (expense) benefit	$(10,483)	$17,674	(28,157)	(159)%

Income tax (expense) benefit decreased by $28,157, or 159%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. Our effective income tax rate in 2020 and 2019 was 30.2% and 29.6%, respectively.

The increase in the effective tax rate for the year ended December 31, 2020 compared to the prior year is due mainly to a decrease in favorable book to tax differences.

Results of Operations - Segment Results

The following tables provides supplemental information of our profitability by operating segment:

Fire Safety

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Adjusted EBITDA	18,832	16,165	112,034	44,748

Adjusted EBITDA from our Fire Safety operating segment increased $2,667 for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase in Adjusted EBITDA is primarily due to higher retardant sales to airbases in response to increased fire activity in the Southwestern United States, partially offset by lower retardant export sales to Australia. Adjusted EBITDA also increased $67,286 for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in Adjusted EBITDA is primarily due to higher retardant sales during the period as a result of abnormally low fire activity in key regions of operations in the prior year.

Oil Additives

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Adjusted EBITDA	15,423	11,645	23,977	16,841

Adjusted EBITDA from our Oil Additives operating segment increased $3,778 for the six months ended June 30, 2021 compared to the six months ended June 30, 2020 primarily due to increased sales volumes compared to prior year. Adjusted EBITDA also increased by $7,136 for the year ended December 31, 2020 compared to the year ended December 31, 2019 primarily due to higher sales volumes and a more favorable cost structure.

Non-GAAP Financial Measures

We prepare and present our consolidated financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). However, management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. Management believes the use of such non-GAAP measures on a consolidated and reportable segment basis assists investors in understanding the ongoing operating performance by presenting the financial results between periods on a more comparable basis. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) plus income tax expense (benefit), net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring or unusual items in a balanced manner and on a segment basis. These unusual items may include restructuring charges, unrealized loss (gain) on foreign currency translation, loss on contingent earnout, and other non-recurring items. Management fees also are excluded from the Company’s calculation of Adjusted EBITDA as these fees relate to the services provided by an affiliate of SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the “Sponsor”) when acting in a management capacity and do not represent expenses incurred in the normal course of our operations. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by sales.

Management believes the use of Adjusted EBITDA measures on a consolidated and reportable segment basis assists investors in understanding the ongoing operating performance by presenting comparable financial results between periods. We believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments we make to derive the non-GAAP measures of Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which we do not consider to be the fundamental attributes or primary drivers of our business. Adjusted EBITDA provide disclosure on the same basis as that used by our management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and business units and provide continuity to investors for comparability purposes.

Adjusted EBITDA should not be considered in isolation or as a substitute for operating  income (loss), net income (loss), cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA margin presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated:

	Six Months Ended June 30,
	2021	2020
Net income (loss)	$(22,377)	$(22,087)
Interest and financing expense	15,891	24,250
Depreciation and amortization	30,381	28,779
Income tax expense (benefit)	(5,486)	(5,724)
Restructuring charges	8,950	245
Loss on contingent earnout	2,763	—
Management fees	625	625
Unrealized foreign currency (gain) loss	2,258	(153)
Deferred future payments	1,250	1,875

Adjusted EBITDA	$34,255	$27,810
Net Sales	$121,046	$109,499
Adjusted EBITDA margin	28.3%	25.4%

	Year Ended December 31,
	2020	2019
Net income (loss)	$24,249	$(42,037)
Interest and financing expense	42,017	51,655
Depreciation and amortization	58,117	58,025
Income tax expense	10,483	(17,674)
Restructuring charges	2,379	3,821
Management fees	1,281	1,366
Unrealized foreign currency (gain) loss	(5,640)	2,684
Deferred future payments	3,125	3,749

Adjusted EBITDA	$136,011	$61,589
Net Sales	$339,577	$239,310
Adjusted EBITDA margin	40.1%	25.7%

Liquidity and Capital Resources

Our liquidity and capital requirements are primarily a function of our debt service requirements, contractual obligations, capital expenditures and working capital needs. Our primary sources of liquidity are cash flows from operations, cash on hand, amounts under our credit agreements, and access to capital markets.

As of June 30, 2021, we had cash on hand of $4,041. We believe our cash flows from operations will be sufficient to meet our current capital expenditures, working capital, and debt service requirements through at least the next 12 months. We may consider raising additional capital to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons. If our available cash and cash equivalents balances and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, we may seek to raise additional debt or equity capital. We cannot offer any assurances that such capital will be available in sufficient amounts or at an acceptable cost.

We do not invest in any off-balance sheet vehicles that provide liquidity, capital resources, market or credit risk support, or engage in any activities that expose us to any liability that is not reflected in our consolidated financial statements.

Cash Flows

Comparison of the Six Months Ended June 30, 2021 and 2020

The following table summarizes our cash activities for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,
	2021	2020
	(unaudited)
Cash provided (used in) by:
Operating activities	$(10,516)	$4,624
Investing activities	(9,771)	(5,925)
Financing activities	1,692	(2,605)
Effect of foreign currency on cash and cash equivalents	158	546

Net change in cash and cash equivalents	$(18,437)	$(3,360)

Operating Activities. Cash used in operating activities for the six months ended June 30, 2021 was $10,516. Operating cash flows for the six months ended June 30, 2021 were negatively impacted by an increase in working capital. Cash provided by operating activities for the six months ended June 30, 2020 was $4,624. Operating cash flows for the six months ended June 30, 2020 were favorably impacted by a decrease in working capital.

Investing Activities. Cash used in investing activities was $9,771 and $5,925 for the six months ended June 30, 2021 and 2020, respectively. During the six months ended June 30, 2021, we paid $3,607 and $2,657 in cash at closing related to the acquisitions of Budenheim Iberica, S.L.U. and PC Australasia Pty Ltd., respectively. We also purchased property and equipment of $3,507. During the six months ended June 30, 2020, we paid $2,016 in cash at closing related to the acquisition of LaderaTech, Inc. and acquired $46 in cash as part of the transaction. We also purchased property and equipment of $3,955.

Financing Activities. Cash provided by financing activities was $1,692 for the six months ended June 30, 2021, which was primarily attributable to proceeds from the revolving credit facility of $7,500, partially offset by repayments on the revolving credit facility of $3,000 and long-term debt of $2,808. Cash used in financing activities was $2,605 for the six months ended June 30, 2020, which was primarily attributable to repayments on the revolving credit facility of $45,600 and long-term debt of $2,805, partially offset by proceeds from the revolving credit facility of $45,800.

Comparison of the Years Ended December 31, 2020 and 2019

The following table summarizes our cash activities for the years ended December 31, 2020 and 2019:

	Years Ended December 31,
	2020	2019
Cash provided (used in) by:
Operating activities	$70,826	$(305)
Investing activities	(9,467)	(25,173)
Financing activities	(45,610)	21,030
Effect of foreign currency on cash and cash equivalents	(3,093)	(1,689)

Net change in cash and cash equivalents	$12,656	$(6,137)

Operating Activities. Cash provided by operating activities for the year ended December 31, 2020 was $70,826. Operating cash flows for the year ended December 31, 2020 were favorably impacted by the increased net income in the current year primarily driven by higher retardant sales, partially offset by declines in working capital. Cash used in operating activities for the year ended December 31, 2019 was $305. Operating cash flows for the year ended December 31, 2019 were negatively impacted by the net loss generated due to decreased fire activity and decrease in working capital.

Investing Activities. Cash used in investing activities was $9,467 and $25,173 for the years ended December 31, 2020 and 2019, respectively. In 2020, we paid $2,016 in cash at closing related to the acquisition of LaderaTech, Inc. and acquired $46 in cash as part of the transaction. We also purchased property and equipment of $7,497. In 2019, we paid $16,814 cash at closing related to the acquisition of First Response Fire Rescue, LLC, River City Fabrication, LLC, and H&S Transport, LLC and acquired $500 in cash as part of the transaction. We also purchased property and equipment of $8,859.

Financing Activities. Cash used in financing activities for the year ended December 31, 2020 was $45,610, which was primarily attributable to repayments on the revolving credit facility of $97,100 and long-term debt of $20,610, partially offset by proceeds from revolving credit facility of $72,100. Cash provided by financing activities for the year ended December 31, 2019 was $21,030, which was primarily attributable to proceeds from the revolving credit facility of $83,300 and long-term debt of $16,000, partially offset by repayment of the revolving credit facility of $60,300 and long term debt of $5,610 as well as a distribution to shareholders of $12,360. Please read Note 1—Description of Organization and Nature of Business to our consolidated financial statements included in this prospectus for more information related to the distribution.

Debt Activity

On March 28, 2018, Invictus U.S., LLC and SK Invictus Intermediate II, S.à r.l., two wholly owned subsidiaries of the Company, entered into credit agreements providing for committed credit facilities of $815,000, a substantial portion of which was used to fund the Invictus Acquisition. The First Lien Credit Facility consists of a $545,000 U.S. dollar term loan, a multicurrency revolving credit facility (the Revolver), and a $16,000 extension on the original term loan. Principal and interest payments are due on a monthly basis. The First Lien matures on quarterly March 28, 2025. On November 23, 2018, the Company executed the First Amendment to the First Lien for an incremental term loan in the amount of $16,000. The liability was recorded when cash was received on February 13, 2019. The Second Lien Credit Facility consists of a $155,000, U.S. dollar term loan with a maturity of March 28, 2026. There are no required principal payments on the Second Lien until maturity with interest payments due quarterly. As of June 30, 2021, the outstanding principal on the First Lien and Second Lien is $542,885 and 155,000, respectively. The Revolver provides for maximum borrowings of $100,000. The Revolver had an outstanding balance of $4,500 at June 30, 2021.

Contractual Obligations

Our contractual obligations as of June 30, 2021 include First Lien Credit Facility amounting to $547,385 due between the remainder of 2021 and 2025, Second Lien Term Loans amounting to $155,000 due in 2026 and lease obligations of $14,615, reflecting the minimum commitments for Company leases facilities and other machinery and equipment under long-term noncancelable operating leases. Additionally, the Company has a supply agreement to purchase elemental phosphorus (P4) from a supplier through 2023. As of June 30, 2021, the Company expects total future purchase orders under this supply agreement to approximate $82,000.

Critical Accounting Policies and Estimates

We have prepared our financial statements in accordance with GAAP. Our preparation of these financial statements requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities and related disclosures at the date of the financial statements, as well as revenue and expense recorded during the reporting periods. We evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience and or other relevant assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from management’s estimates.

While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements included in this prospectus, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

Business Combinations

We allocate the fair value of purchase consideration in a business combination to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is allocated to goodwill. The allocation of the purchase consideration requires management to make significant estimates and assumptions, especially with respect to intangible assets. These estimates can include, but are not limited to, future expected cash flows from acquired customers and acquired technology from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable, and, as a result, actual results may differ from estimates.

During the measurement period, which is up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings. No adjustments to the allocation of purchase consideration have been made during the measurement period as it relates to the acquisitions made by the Company during the years ended December 31, 2020 and 2019 nor six months ended June 30, 2021.

Definite-lived Intangible Assets

Definite-lived intangible assets largely consist of certain customer relationships, technology, and trademarks. The aggregate value of intangible assets related to these assets is determined using the multi-period excess earnings method (“MPEEM”) or the relief from royalty method (“RFR”), which are applications of the income approach. Under the MPEEM approach, the applicable cost structure was deducted from the existing customer revenue estimates to arrive at operating income. Certain adjustments were made to operating income to derive after-tax cash flows. These adjustments included applicable income tax expense and an appropriate charge for the use of contributory assets. After-tax cash flows were estimated over an explicit projection period and discounted to present value at an appropriate discount rate. The significant assumptions using the MPEEM are revenue base, attrition rate, operating expense adjustments, contributory asset charges, and discount rate. The RFR involves the estimation of an amount of hypothetical royalty savings enjoyed by the entity that owns the trademark asset because that entity is relieved from having to license that intangible asset from another owner. Under the RFR, the royalty savings is calculated by estimating a reasonable royalty rate that a third party would negotiate in a licensing agreement. Such royalties are most commonly expressed as a percentage of total revenue involving comparable risk and asset characteristics. The net revenue expected to be generated by the intangible asset during its expected remaining life is then multiplied by the selected royalty rate. The estimated after tax royalty stream is then discounted to present value at an appropriate rate of return, to estimate the fair value of the subject intangible asset. The significant assumptions in the RFR are revenue base, selected royalty rate, and discount rate. Income approach methods models are highly reliant on various assumptions, including projected business results and future industry direction, and weighted-average cost of capital. Significant management judgement is involved in estimating these variables, and they include inherent uncertainties since they are forecasting future events. No adjustments have been made to the gross value of the Company’s definite-lived intangible assets during the years ended December 31, 2020 and 2019 nor six months ended June 30, 2021.

Contingent Consideration

The consideration for our acquisitions may include future payments that are contingent upon the occurrence of a particular event. We record a contingent consideration obligation for such contingent consideration payments at fair value on the acquisition date. We estimate the fair value of contingent consideration obligations through a Monte Carlo or a scenario-based method simulation that incorporates assumptions related to the achievement of the milestones, discount rates, set of possible scenarios with corresponding outcomes, and volatility. Each period we revalue the contingent consideration obligations associated with the acquisition to fair value and record changes in the fair value within the Consolidated Statements of Operations and Comprehensive Income (Loss). Increases or decreases in the fair value of the contingent consideration obligations can result from changes in assumed revenue risk premium and volatility, as well as assumed probability with respect to the attainment of certain financial and operational metrics, among others. Significant judgment is employed in determining these assumptions as of the acquisition date and for each subsequent period. Accordingly, future business and economic conditions, as well as changes in any of the assumptions described above, can materially impact the fair value of contingent consideration recorded at each reporting period. There were no material adjustments to the Company’s estimated fair value of contingent consideration during the year ended December 31, 2020. During the six months ended June 30, 2021, the fair value of contingent consideration increased $2,763, or 14%, primarily due to the passage of time and therefore shorter discount period.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in foreign currency exchange rates and interest rates.

The Company is also subject to business risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations, and market risk related to changes in interest rates and foreign currency exchange rates. The political and economic risks are mitigated by the stability of the countries in which the Company’s largest operations are located.

Foreign Currency Exchange Risk

Currency exchange rate fluctuations impact the Company’s results of operations and cash flows. Foreign currency translation gains and losses arising primarily from changes in exchange rates on foreign currency denominated intercompany loans and other intercompany transactions and balances between foreign locations are not hedged and are recorded in other expense, net in the consolidated states of operations and comprehensive loss. The Company does not trade in financial instruments for speculative purposes. As such, a 10% or greater move in exchange rates versus the U.S. dollar could have a material impact on our financial results and position.

Interest Rate Risk

As of June 30, 2021, the Company had $702,385 of debt outstanding that is subject to a floating interest rate. The debt carries an interest rate based on floating rate indexed to either LIBOR plus an applicable margin, federal funds rate plus an applicable margin, or the prime rate plus an applicable margin. As of and for the six months ended June 30, 2021, the First Lien Credit Facility had an outstanding balance of $542,885 with an average effective interest rate of 3.15%, the Second Lien Credit Facility had an outstanding balance of $155,000 with an average effective interest rate of 6.94%, and the Revolving Credit Facility had an outstanding balance of $4,500.

The above does not consider the effect of interest rate changes on overall activity nor management action to mitigate such changes. At June 30, 2021, the Company did not have any interest rate swaps to mitigate the risk identified above. As such, an increase of 1% in the variable rate on our indebtedness would result in an increase to our interest expense of approximately $7,000 per year.

Credit Risk

We are subject to the risk of loss resulting from nonpayment or nonperformance by our counterparties. We will continue to closely monitor the creditworthiness of customers to whom we grant credit and establish credit limits in accordance with our credit policy.

MANAGEMENT OF PERIMETER

Directors and Executive Officers

The names, ages, and current positions of Perimeter’s current directors and executive officers are listed in the table below. Perimeter expects that the executive officers listed below will continue as executive officers of Holdco following the Business Combination.

Name	Age	Title
Nikola Kalezic	38	Director
Edward Goldberg	58	Chief Executive Officer, Director
Barry Lederman	51	Chief Financial Officer, Director
Noriko Yokozuka	45	General Counsel
Stephen Cornwall	57	Chief Commercial Officer
Ernest Kremling	57	Chief Operating Officer
Shannon Horn	47	Business Director

Nikola Kalezic. Mr. Kalezic is a business unit manager at Intertrust Group, a position he has held since May 2018. Prior to joining Intertrust Group, Mr. Kalezic served as a senior audit manager at PricewaterhouseCoopers

Luxembourg from October 2008 to April 2018. Earlier in his career, Mr. Kalezic was a financial loan analyst and

Credit Agricole. Mr. Kalezic is currently on the board of directors at SK Invictus Group S.à.r.l., SK Invictus

Holdings S.à r.l., SK Invictus Intermediate II S.à.r.l. and Sk Invictus Intermediate S.à.r.l., where he has served since October 9, 2020. Mr. Kalezic holds a master’s degree in financial and management from University of Nancy, France. We believe Mr. Kalezic is well qualified to serve as a member of our board of directors due to his broad experience in the field.

Edward Goldberg. Upon the Closing of the Business Combination, Mr. Goldberg will serve as Chief Executive Officer of Holdco. He brings more than 18 years of executive leadership to fire safety products and operations. Before joining Perimeter, Mr. Goldberg was Business Director for ICL Performance Additives and Solutions, where he held general management responsibility for the company’s global fire safety segment. Mr. Goldberg is credited with building ICL’s global fire safety business, focusing on products for wildland fire management and municipal and industrial fire suppression. Mr. Goldberg holds a BS in Chemical Engineering from Cornell University.

Barry Lederman. Upon the Closing of the Business Combination, Mr. Lederman will serve as Chief Financial Officer of Holdco. He brings extensive financial and international experience, having led teams of several public and private companies including the sale of Halo Pharmaceuticals to Cambrex Corporation in 2018. Prior to joining Halo, he served as the CFO for Eisai Inc. and Qualitrol Company LLC. He holds a Master of Business Administration with a dual concentration in Finance and Operations Management and a Bachelor of Science degree in Electrical Engineering, both from the University of Rochester. Mr. Lederman is also CPA licensed in New Jersey and New York.

Noriko Yokozuka. Upon the Closing of the Business Combination, Ms. Yokozuka will serve as General Counsel, Corporate Secretary and Compliance Officer of Holdco. Prior to joining Perimeter Solutions, Ms. Yokozuka served as General Counsel for ICL Americas. She previously worked as in-house counsel for a healthcare venture capital firm and family office in New York. Ms. Yokozuka started her career with the Investment Management and Corporate groups at Skadden, Arps, Slate, Meagher & Flom. Ms. Yokozuka received her law degree from the University of Virginia – School of Law and her undergraduate degree from Yale University.

Stephen Cornwall. Upon the Closing of the Business Combination, Mr. Cornwall will serve as the Chief Commercial Officer of Holdco. He has over 27 years in the chemical industry, from Monsanto to Perimeter, in various sales and marketing management positions focused on the phosphorus and derivatives product lines. Steve is the past president of the Chemical Club of New England and the Racemics Group, as well as the past chairman and a board member of the Chemical Educational Foundation. He is also the 2012 recipient of the supplier of the year award from the National Association of Chemical Distributors. Mr. Cornwall holds a BA in Economics from Westminster College.

Ernest Kremling. Upon the Closing of the Business Combination, Mr. Kremling will serve as the Chief Operating Officer of Holdco. He brings extensive chemical industry experience, having held numerous global senior leadership positions at various organizations. Mr. Kremling began his career at Dow where he held roles of increasing responsibility, later holding Executive Leadership positions in Operations / Supply Chain and Business General Management at KMG Chemicals. Before joining Perimeter, he was Senior Executive for Production, Technology, Safety and Environment for the Americas at Lanxess. He holds a BA in Chemistry from Hendrix College.

Shannon Horn. Upon the Closing of the Business Combination, Mr. Horn will serve as Business Director, North America Retardant & Services. He brings over 30 years of experience in the fire safety business. Since 2003, Mr. Horn owned and operated First Response Fire and Rescue, River City Fabrication and H&S Transport, which provided services and equipment support to the company’s fire safety business. Perimeter Solutions acquired these three businesses in March of 2019. Mr. Horn holds accounting and business degrees from Long Beach City College and Portland State University – School of Business.

CERTAIN PERIMETER RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2018 to which we are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under “Management of Perimeter— Perimeter Executive Compensation” and “Management of Perimeter — Perimeter Director Compensation.”

Purchase and Sales Agreement

We have a purchase and sales agreement with the former owners of the original Invictus business (the “Sellers”) for specific raw materials. The Sellers and/or their affiliates currently own all of the outstanding preferred interests in Perimeter’s parent. During the six months ended June 30, 2021 and 2020, we had raw material purchases of $430,465 and $1,540,746, respectively, in the ordinary course of business. Additionally, during the six months ended June 30, 2021 and 2020, we sold raw materials at cost of $3,414,316 and $3,695,083, respectively. This related party transaction is not at arm’s length.

Transition Services Agreement

We entered into a transition services agreement (the “TSA”) during 2018 with the Sellers to provide certain functional and infrastructure support for supply chain, information technology, human resources, finance and accounting, and other miscellaneous services for a period of time until we transitioned over such services. We paid $281,932 in total fees under the TSA in 2019, which is presented in selling, general, and administrative expenses in the condensed consolidated statements of operations and comprehensive loss. The TSA arrangement ceased during 2019 and, as such, no further fees have been paid.

Sponsor Fee

When involved, an affiliate of SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the “Sponsor”) charges a 1% fee on business acquisition transactions in addition to reimbursement for out-of-pocket expenses. We did not pay any transaction-related costs to the Sponsor during the six months ended June 30, 2021 and 2020. Additionally, the Sponsor provides board oversight, operational and strategic support, and assistance with business development in return for a quarterly management fee. Total management consulting fees and expenses were $625,000 for both the six months ended June 30, 2021 and 2020.

COMPENSATION DISCUSSION AND ANALYSIS OF PERIMETER

The following discussion and analysis of compensation arrangements of the named executive officers of Perimeter for the fiscal year ended December 31, 2020 (i.e., prior to the Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with Perimeter’s financial statements and related notes appearing elsewhere in this prospectus. Compensation information included in the following discussion is presented in actual dollar amounts.

Unless stated otherwise or the context otherwise requires, in this Compensation Discussion and Analysis of Perimeter, the terms “Perimeter,” “we,” “us,” “our” and the “Company” refer to SK Invictus Intermediate S.à r.l. and its subsidiaries.

Introduction

As an “emerging growth company,” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules, Perimeter has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies.” This section discusses the material components of the executive compensation program for Perimeter’s Chief Executive Officer and Perimeter’s two other most highly compensated executive officers who Perimeter refers to collectively as its “Named Executive Officers.” For fiscal year ended December 31, 2020, Perimeter’s Named Executive Officers and their positions were as follows:

•	Edward Goldberg, Chief Executive Officer;
•	Barry Lederman, Chief Financial Officer; and
•	Shannon Horn, Business Director - North America Retardant & Services.

Perimeter’s compensation policies and philosophies are designed to align compensation with business objectives and the creation of equityholder value, while also enabling Perimeter to attract, motivate and retain individuals who contribute to its long-term success. Perimeter believes its executive compensation program must be competitive in order to attract and retain executive officers. Perimeter seeks to implement compensation policies and philosophies by linking a significant portion of Perimeter’s Named Executive Officers’ cash compensation to performance objectives and has historically provided a portion of their compensation as long-term incentive compensation in the form of equity awards in SK Invictus Holdings, L.P., a parent entity of Perimeter and SK Holdings (“Parent”).

Perimeter’s board of directors has historically determined all of the compensation components of Perimeter’s Named Executive Officers. As Perimeter transitions from a private company to a publicly traded company, the Combined Company will evaluate its compensation program as circumstances require. As part of the ongoing evaluation, it is expected that the Compensation Committee of the Combined Company will apply Perimeter’s policies and philosophies described above.

Perimeter expects that it will develop an executive compensation program for the Combined Company that is consistent with Perimeter’s existing compensation policies and philosophies following the Business Combination, which are designed to align compensation with business objectives and the creation of shareholder value, while also enabling it to attract, motivate and retain individuals who contribute to Perimeter’s long-term success. The compensation reported in the summary compensation table below is not necessarily indicative of how Perimeter’s Named Executive Officers will be compensated in the future, and this discussion may contain forward-looking statements that are based on Perimeter’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Perimeter adopts in the future may differ materially from the currently anticipated programs summarized in this discussion.

2020 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus (1)($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Edward Goldberg, Chief Executive Officer	2020	$342,692	—	—	$313,500	$48,263	$704,455
Barry Lederman, Chief Financial Officer	2020	$311,538	$100,000	$467,933	$285,000	$44,700	$1,209,171
Shannon Horn, Business Director - North America Retardant & Services	2020	$249,231	—	—	$182,400	$44,105	$475,736

(1)	Amount reported in this column with respect to Mr. Lederman represents a cash signing bonus paid to Mr. Lederman in fiscal year 2020 in connection with the commencement of his employment.
(2)

Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of 18,510 Class B Units of Parent (also referred to herein as “Incentive Units”) granted to Mr. Lederman. The Incentive Units represent membership interests in Parent that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The grant date fair value of the Incentive Units reported in this column was based on a Black-Scholes valuation methodology using the following assumptions: estimated volatility ranging from 160.5% to 211.4% (depending on the performance-vesting criteria applicable to the Incentive Units), risk-free interest rate of 0.1%, 0% expected dividend yield and a one-year term. For more information on the Incentive Units, see the “Outstanding Equity Awards at 2020 Fiscal Year-End” table and “—Equity Incentives” below.

(3)

Amounts reported in this column represent the annual bonus earned by each of our Named Executive Officers with respect to the 2020 fiscal year pursuant to their respective employment agreements based on the achievement of the applicable performance conditions. See “Narrative Disclosure to Summary Compensation Table” below for additional information regarding the Named Executive Officers’ annual bonuses.

(4)

Amounts reported in this column represent the following: (a) for Mr. Goldberg, $19,950 in 401(k) plan contributions; $25,978 in Company-paid medical, dental, life and disability insurance premiums; and $2,335 in group term life insurance benefits; (b) for Mr. Lederman, $19,950 in 401(k) plan contributions; $23,537 in Company-paid medical, dental, life and disability insurance premiums; and $1,213 in group term life insurance benefits; and (c) for Mr. Horn, $17,446 in 401(k) plan contributions; $25,881 in Company-paid medical, dental, life and disability insurance premiums; and $778 in group term life insurance benefits.

Narrative Disclosure to Summary Compensation Table

The compensation of Perimeter’s Named Executive Officers generally consists of a base salary, an annual cash incentive bonus, equity compensation in Parent in the form of Class B Units (referred to herein as “Incentive Units”) and health and welfare benefits. As described below, our Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances in accordance with the terms of their employment agreements.

Base Salary

Each of our Named Executive Officers is paid a base salary commensurate with the Named Executive Officer’s position, experience, skills, duties and responsibilities. For fiscal year 2020, the annualized base salary amounts for our Named Executive Officers were as follows: $350,000 for Mr. Goldberg, $309,600 for Mr. Lederman and $247,680 for Mr. Horn, and the actual base salaries earned by our Named Executive Officers for 2020 are set forth above in the Summary Compensation Table.

Non-Equity Incentive Plan Compensation; Sign-On Bonus

Pursuant to the employment agreements, as described below, each Named Executive Officer is also eligible to participate in Perimeter’s annual cash bonus plan and is eligible to receive an annual cash bonus based on the achievement of certain performance objectives established by the board of managers of Parent (the “Parent Board”) or a committee of the Parent Board, which performance objectives for fiscal year 2020 included the achievement of EBITDA targets and individual performance goals. For fiscal year 2020, the annual target bonus amount for each Named Executive Officer was as follows: 50% of annual base salary for Mr. Goldberg, 50% of annual base salary for Mr. Lederman and 40% of annual base salary for Mr. Horn. The Named Executive Officers were awarded the annual bonuses set forth in the Summary Compensation Table above based on our assessment of each Named Executive Officer’s individual performance and our performance against pre-established performance metrics, which bonuses were paid to the Named Executive Officers in 2021. In connection with the commencement of his employment, Mr. Lederman also received a one-time $100,000 signing bonus in fiscal year 2020 pursuant to his employment agreement.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers, which employment agreements generally set forth the Named Executive Officer’s base salary, target annual bonus opportunity, reimbursement of reasonable business expenses and eligibility to participate in employee benefit plans provided to other senior executives. The material terms of the employment agreements are summarized below. In addition to the key terms summarized below, each employment agreement provides for certain severance benefits upon a termination by the Company without “cause” and, with respect to Mr. Goldberg, upon his resignation for “good reason.” Please see the section entitled “Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits each Named Executive Officer is eligible to receive. In connection with the Closing of the Business Combination, Holdco may determine to amend and/or restate the existing Employment Agreement with the Named Executive Officers in light of Perimeter’s transition to a public company.

Goldberg Employment Agreement

Mr. Goldberg entered into an employment agreement with Parent and ICL North America, Inc. (n/k/a Perimeter Solutions North America, Inc.), dated April 2, 2018 (such date, the “Effective Date”) (the “Goldberg Agreement”). The Goldberg Agreement provides for an indefinite term of employment, unless either party terminates Mr. Goldberg’s employment in accordance with the terms of the Goldberg Agreement. Pursuant to the Goldberg Agreement, Mr. Goldberg is entitled to receive an annual base salary of $275,000 (which has subsequently been increased to $350,000), is eligible to receive an annual bonus (targeted at 50% of his annual base salary and with a maximum of 100% of his annual base salary), based upon the achievement of predetermined performance metrics, and is eligible to participate in employee benefit plans made available to other senior executives. The Goldberg Agreement also provides Mr. Goldberg with the opportunity to participate in the incentive equity programs of Parent. Please see the section entitled “—Equity Incentives” below for more details regarding the Incentive Units Mr. Goldberg was granted.

Under the Goldberg Agreement, Mr. Goldberg was also entitled to receive a mutually agreed upon amount for his reasonable temporary living expenses in the St. Louis, Missouri, metro area (consisting of monthly rent, a rental car, meals and reasonable travel expenses associated with traveling to and from his residence outside of the St. Louis, Missouri, metro area or his spouse traveling to and from the St. Louis, Missouri, metro area) until the earlier of (x) 12 months following the Effective Date and (y) the date on which Mr. Goldberg secured a permanent residence in the St. Louis, Missouri, metro area. Mr. Goldberg was also entitled to reimbursement of his documented relocation costs to relocate to St. Louis, Missouri, and an allowance of $23,000 (net of taxes) for miscellaneous expenses associated with his relocation. A separate restrictive covenant and confidentiality agreement entered into with Parent and ICL North America, Inc. (n/k/a Perimeter Solutions North America, Inc.) also subjects Mr. Goldberg to customary confidentiality, non-competition, non-solicitation and non-disparagement covenants. As stated above, please also see the section entitled “Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits that Mr. Goldberg may be eligible to receive under the Goldberg Agreement upon certain separations from employment.

Lederman Employment Agreement

Mr. Lederman entered into an employment agreement with Parent and Perimeter Solutions North America, Inc., dated November 11, 2019 (the “Lederman Agreement”). The Lederman Agreement provides for an indefinite term of employment, unless either party terminates Mr. Lederman’s employment in accordance with the terms of the Lederman Agreement. Pursuant to the Lederman Agreement, Mr. Lederman is entitled to receive an annual base salary of $300,000 (which has been increased to $309,600), is eligible to receive an annual bonus (targeted at 50% of his annual base salary and with a maximum of 100% of his annual base salary), based upon the achievement of predetermined performance metrics, and is eligible to participate in employee benefit plans made available to other senior executives. Under the Lederman Agreement, Mr. Lederman was paid a one-time, lump-sum signing bonus equal to $100,000 in fiscal year 2020. The Lederman Agreement also provides Mr. Lederman with the opportunity to participate in the incentive equity programs of Parent. Please see the section entitled “—Equity Incentives” below for more details regarding the Incentive Units Mr. Lederman was granted.

Under the Lederman Agreement, Mr. Lederman is also entitled to receive a mutually agreed upon reasonable reimbursement amount for his out-of-pocket living expenses associated with commuting to the St. Louis, Missouri, metro area (consisting of monthly rent, a rental car, meals and the price of a first class airfare ticket associated with traveling to and from Wayne, New Jersey, to the St. Louis, Missouri, metro area) for as long as Mr. Lederman does not live in the St. Louis, Missouri, metro area. A separate restrictive covenant and confidentiality agreement entered into with Parent and Perimeter Solutions North America, Inc. also subjects Mr. Lederman to customary confidentiality, non-competition, non-solicitation and non-disparagement covenants. As stated above, please also see the section entitled “Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits that Mr. Lederman may be eligible to receive under the Lederman Agreement upon certain separations from employment.

Horn Employment Agreement

Mr. Horn entered into an employment agreement with Parent and Perimeter Solutions North America, Inc., dated March 20, 2019 (the “Horn Agreement”). The Horn Agreement provides for an indefinite term of employment, unless either party terminates Mr. Horn’s employment in accordance with the terms of the Horn Agreement. Pursuant to the Horn Agreement, Mr. Horn is entitled to receive an annual base salary of $240,000 (which has been increased to $247,680), is eligible to receive an annual bonus (targeted at 40% of his annual base salary and with a maximum of 100% of his annual base salary), based upon the achievement of predetermined performance metrics, and is eligible to participate in employee benefit plans made available to other senior executives. A separate restrictive covenant and confidentiality agreement entered into with Parent and Perimeter Solutions North America, Inc. also subjects Mr. Horn to customary confidentiality, non-competition, non-solicitation and non-disparagement covenants. As stated above, please also see the section entitled “Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits that Mr. Horn may be eligible to receive under the Horn Agreement upon certain separations from employment.

Equity Incentives

Each Named Executive Officer has been granted Incentive Units pursuant to the Perimeter Solutions Incentive Equity Plan and an underlying grant agreement. During fiscal year 2020, Mr. Lederman was granted 18,510 Incentive Units. The Incentive Units are intended to qualify as “profits interests” for U.S. federal income tax purposes within the meaning of Revenue Procedures 93-27 and 2001-43 and provide significant alignment between our Named Executive Officers and our business. The number of Incentive Units granted to each of our Named Executive Officers was determined by the Parent Board in its sole discretion, after taking into account discussions with Perimeter’s management team and overall retention goals. As profits interests, the Incentive Units have no value for tax purposes on the date of grant, but instead are designed to gain value only after holders of certain other classes of equity in Parent have received a certain level of returns on their contributed capital. The Incentive Units are subject to performance-based vesting conditions and vest with respect to (a) 50% of the Incentive Units when the specified investors achieve a return of at least 2.0 times their investment in Parent; (b) an additional 25% of the Incentive Units when the specified investors achieve a return of at least 2.5 times their investment in Parent; and (c) an additional 25% of the Incentive Units when the specified investors achieve a return of at least 3.0 times their investment in Parent, in all cases, subject to the unitholder’s continued employment through the applicable vesting date.

In addition, with respect to the Incentive Units granted to each of the Named Executive Officers, if the Named Executive Officer is terminated without “cause” (as defined in the Incentive Unit grant agreement and set forth below) or resigns for “good reason” (as defined in the Incentive Unit grant agreement and set forth below), then a portion of the Incentive Units will become immediately vested upon such separation. The portion of the Incentive Units that will vest upon such separation is equal to: (a) the number of Incentive Units that would vest if there was a hypothetical sale for cash of 100% of the outstanding equity securities of Parent at fair market value, determined in accordance with the grant agreement, and the proceeds of such sale were subsequently distributed to the partners of Parent, multiplied by (b) a percentage equal to the result of (i) the number of full fiscal quarters that have elapsed from a specified date (April 1, 2018 for Mr. Goldberg, November 11, 2019 for Mr. Lederman and March 20, 2019 for Mr. Horn) through the date of the unitholder’s separation, divided by (ii) 20.

Pursuant to Mr. Lederman’s Incentive Unit grant agreement, as of the grant date Mr. Lederman could receive distributions for his Incentive Units as provided in the Parent partnership agreement. However, upon a “liquidity event” (as defined in the Incentive Unit grant agreement), if the aggregate amount distributed after the grant date, together with the amount to be distributed or received in respect of all outstanding equity interests of Parent, is less than the aggregate amount that would be received by the holders of all Class A Unit and Class B Unit if Parent were liquidated immediately after the grant date and the net liquidation proceeds were distributed to all such unitholders, then Mr. Lederman would not be entitled to receive any amounts in connection with such liquidity event and would be required to pay Parent the sum of 100% of any distributions that he previously received in respect of his Incentive Units.

Upon the occurrence of a sale of the partnership (as defined in the Incentive Unit grant agreements and set forth below) if the acquiror in such transaction requests that the Named Executive Officer continue providing similar services to the acquiror, Parent or any of their affiliates following the sale of the partnership for comparable compensation and the Named Executive Officer declines to provide such services, then an amount of the consideration that would otherwise be payable to the Named Executive Officer in connection with the sale of the partnership in respect of 25% of the Named Executive Officer’s Incentive Units (the “Continuing Incentive Amount”) will be forfeited and paid pro rata to the other holders of Incentive Units as of immediately prior to the sale of the partnership. If the Named Executive Officer agrees to provide the services requested by the acquirer and does provide such services following the sale of the partnership, then the Continuing Incentive Amount will be held back and (a) paid to the Named Executive Officer within five business days of the earliest to occur of (v) the date on which the acquiror reduces the Named Executive Officer’s compensation; (w) the date on which the acquirer terminates the Named Executive Officer without “cause” (as defined in the Incentive Unit grant agreement); (x) the Named Executive Officer’s death or disability; (y) the date on which the Parent Board determines to terminate the obligations to provide such services; or (z) the first anniversary of the consummation of the sale of the partnership and (b) if the Named Executive Officer fails to provide the requested services until any of the aforementioned dates, then the Continuing Incentive Amount will be forfeited by the Named Executive Officer and paid pro rata to the other holders of Incentive Units as of immediately prior to the sale of the partnership.

For the purposes of the Incentive Units, “sale of the partnership” means any transaction or series of transactions pursuant to which any person or group of related persons (other than the specified investors and their controlled affiliates) in the aggregate acquire(s) (a) a majority of the Class B Units of Parent or a majority of the outstanding equity securities of Parent by vote or by value (in each case whether by merger, consolidation, reorganization, combination, asset sale or transfer of equity securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (b) all or substantially all of the assets of Parent determined on a consolidated basis. Unless otherwise determined by the Parent Board or certain equity holders, in no event will a public offering constitute a sale of the partnership for purposes of the Incentive Units.

For the purposes of Mr. Goldberg’s and Mr. Horn’s Incentive Units, “cause” has the meaning assigned to the term in any written employment or services agreement between the Named Executive Officer and Parent, his employer or any of their subsidiaries or, in the absence of any such agreement, “cause” means (a) the commission of any felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or actual fraud; (b) any material act of theft, actual fraud or embezzlement with respect to Parent, the employer or their subsidiaries or any of their customers, vendors, suppliers, business relations or employees; (c) insubordination or failure to perform the duties of the office and/or position held by the Named Executive Officer as reasonably directed by Parent, the employer, their subsidiaries or the Parent Board; (d) gross negligence or willful misconduct with respect to Parent, the employer or their subsidiaries or any of their customers, vendors or employees; (e) the Named Executive Officer’s willful engagement in conduct involving moral turpitude, which, in the reasonable judgment of the Parent Board, is injurious to the financial condition or business reputation of Parent, the employer or their subsidiaries; (f) a failure to observe policies or standards regarding employment practices (including nondiscrimination and sexual harassment policies) as approved by the Parent Board from time to time; and/or (g) any breach by the Named Executive Officer of the confidentiality or restrictive covenant obligations set forth in the Incentive Unit grant agreement.

For the purposes of Mr. Lederman’s Incentive Units, “cause” means (a) the commission of a felony; (b) willful conduct tending to bring Parent, Mr. Lederman’s employer or any of their respective subsidiaries into substantial public disgrace or disrepute; (c) substantial and repeated failure to perform the duties of the office held by Mr. Lederman as reasonably directed by the boards of directors or equivalent governing bodies of Parent or the employer; (d) gross negligence or willful misconduct with respect to Parent, the employer or any of their respective subsidiaries, including any other act or omission involving significant and willful dishonesty or fraud with respect to Parent, the employer or any of their respective subsidiaries or any of their respective customers or suppliers; or (e) any material breach of a non-compete obligation or Mr. Lederman’s obligation to devote his full business time and attention to the business and affairs of Parent, his employer and their respective subsidiaries.

For the purposes of the Incentive Units granted to the Named Executive Officers, “good reason” generally means (a) any action by Parent or the Named Executive Officer’s employer that results in a material reduction in the Named Executive Officer’s title or authority or (b) a reduction in the Named Executive Officer’s annual base salary, in each case, without the prior written consent of the Named Executive Officer.

The Incentive Unit grant agreements also subject the Named Executive Officers to customary non-competition, non-solicitation, no-hire, confidentiality and non-disparagement obligations.

In connection with the Business Combination, it is expected that the outstanding Incentive Units held by the Named Executive Officers will vest in full, subject to their continued service with us through the consummation of the Business Combination.

Other Compensation Elements

401(k) Plan

Our Named Executive Officers participate in a tax-qualified 401(k) retirement plan that is maintained by Questco Holdings, Inc., a third-party professional employer organization, and that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, participants may elect to defer a portion of their compensation on a pre- or post-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Participant elective deferrals are 100% vested at all times. For fiscal year 2020, a safe harbor matching contribution was made under the plan on behalf of each participant in the 401(k) plan in an amount equal to 100% of the participant’s elective deferral up to the first 3% and 50% of the next 2% of the participant’s compensation for each payroll period. Safe harbor matching contributions are 100% vested at all times. The 401(k) plan also provides the ability to make discretionary matching and discretionary non-elective contributions to the 401(k) plan on behalf of each participant, and such contributions do not vest until the participant has completed at least 3 years of service with us. For fiscal year 2020, a discretionary non-elective contribution was made under the plan on behalf of each participant in the 401(k) plan in an amount equal to 3% of the participant’s eligible compensation for each payroll period. With respect to fiscal year 2020, the following contributions to the 401(k) plan were made on behalf of Mr. Goldberg, Mr. Lederman and Mr. Horn: $19,950, $19,950 and $17,446, respectively. As a U.S. tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the participants until distributed from the 401(k) plan and all contributions are deducted by us when made.

Health and Welfare Plans

Our Named Executive Officers are eligible to participate in employee benefit plans, including medical, life and disability benefits on the same basis as other eligible employees. These benefits include:

•	health, dental and vision insurance;

•	vacation, paid holidays and sick days;

•	group term life insurance, voluntary life insurance and supplemental accident and critical illness insurance; and

•	short-term and long-term disability insurance.

Pension Benefits

Our Named Executive Officers did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored or maintained by us. Our board of directors or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in the Company’s best interest.

Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us in fiscal year 2020. Our board of directors or Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in the Company’s best interest.

No Tax Gross-Ups

In 2020, the Company did not make gross-up payments to cover the Named Executive Officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by the Company.

Outstanding Equity Awards at Fiscal Year End

The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2020, which consist exclusively of Class B Units of Parent. Please see “—Equity Incentives” above for additional information regarding the Incentive Units.

Name	Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(2) ($)	Option Expiration Date(2)
Edward Goldberg(3)	1/1/2019	—	—	22,619	N/A	N/A
Barry Lederman(4)	12/30/2020	—	—	18,510	N/A	N/A
Shannon Horn(5)	3/20/2019	—	—	15,365	N/A	N/A

(1)

The equity awards disclosed in this table are Class B Units of Parent, which are referred to herein as “Incentive Units” and which are intended to qualify as “profits interests” for U.S. federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price or have an option expiration date, Perimeter believes that the Incentive Units are most similar economically to stock options and, as such, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The number of Incentive Units set forth in this table are rounded to the nearest whole unit. For additional information on the Incentive Units, please see the section entitled, “Narrative Disclosure to Summary Compensation Table—Equity Incentives,” above.

(2)

The Incentive Units are not traditional options, and, therefore, there is no exercise price or expiration date associated with the Incentive Units. Rather, the Incentive Units participate in profits of Parent above a certain threshold after their respective dates of grant.

(3)

Mr. Goldberg’s Incentive Units granted in 2019 are subject to performance-vesting conditions and vest as follows: (a) 50% upon the specified investors’ achievement of a return equal to at least 2.0 times their investment in Parent; (b) an additional 25% upon the specified investors’ achievement of a return equal to at least 2.5 times their investment in Parent; and (c) an additional 25% upon the specified investors’ achievement of a return equal to at least 3.0 times their investment in Parent, in all cases, subject to Mr. Goldberg’s continued employment with us through the applicable vesting date. Additionally, if Mr. Goldberg is terminated without “cause” or resigns for “good reason,” then a portion of his Incentive Units will vest upon such separation. The portion of Mr. Goldberg’s Incentive Units that will vest upon such separation is equal to: (a) the number of Incentive Units that would vest in accordance the terms set forth above if there was a hypothetical sale for cash of 100% of the outstanding equity securities of Parent at fair market value and the proceeds of such sale were subsequently distributed to its partners, multiplied by (b) a percentage equal to the result of (i) the number of full fiscal quarters that have elapsed from April 1, 2018 through the date of Mr. Goldberg’s separation, divided by (ii) 20. For additional information with respect to Mr. Goldberg’s Incentive Units, please see the section entitled, “Narrative Disclosure to Summary Compensation Table—Equity Incentives,” above.

(4)

Mr. Lederman’s Incentive Units granted in 2020 are subject to performance-vesting conditions and vest as follows: (a) 50% upon the specified investors’ achievement of a return equal to at least 2.0 times their investment in Parent; (b) an additional 25% upon the specified investors’ achievement of a return equal to at least 2.5 times their investment in Parent; and (c) an additional 25% upon the specified investors’ achievement of a return equal to at least 3.0 times their investment in Parent, in all cases, subject to Mr. Lederman’s continued employment with us through the applicable vesting date. Additionally, if Mr. Lederman is terminated without “cause” or resigns for “good reason,” then a portion of his Incentive Units will vest upon such separation. The portion of Mr. Lederman’s Incentive Units that will vest upon such separation is equal to: (a) the number of Incentive Units that would vest in accordance the terms set forth above if there was a hypothetical sale for cash of 100% of the outstanding equity securities of Parent at fair market value and the proceeds of such sale were subsequently distributed to its partners, multiplied by (b) a percentage equal to the result of (i) the number of full fiscal quarters that have elapsed from November 11, 2019 through the date of Mr. Lederman’s separation, divided by (ii) 20. For additional information with respect to Mr. Lederman’s Incentive Units, please see the section entitled, “Narrative Disclosure to Summary Compensation Table—Equity Incentives,” above.
(5)

Mr. Horn’s Incentive Units granted in 2019 are subject to performance-vesting conditions and vest as follows: (a) 50% upon the specified investors’ achievement of a return equal to at least 2.0 times their investment in Parent; (b) an additional 25% upon the specified investors’ achievement of a return equal to at least 2.5 times their investment in Parent; and (c) an additional 25% upon the specified investors’ achievement of a return equal to at least 3.0 times their investment in Parent, in all cases, subject to Mr. Horn’s continued employment with us through the applicable vesting date. Additionally, if Mr. Horn is terminated without “cause” or resigns for “good reason,” then a portion of his Incentive Units will vest upon such separation. The portion of Mr. Horn’s Incentive Units that will vest upon such separation is equal to: (a) the number of Incentive Units that would vest in accordance the terms set forth above if there was a hypothetical sale for cash of 100% of the outstanding equity securities of Parent. at fair market value and the proceeds of such sale were subsequently distributed to its partners, multiplied by (b) a percentage equal to the result of (i) the number of full fiscal quarters that have elapsed from March 20, 2019 through the date of Mr. Horn’s separation, divided by (ii) 20. For additional information with respect to Mr. Horn’s Incentive Units, please see the section entitled, “Narrative Disclosure to Summary Compensation Table—Equity Incentives,” above.

Emerging Growth Company Status

As an emerging growth company, we will be exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of Perimeter’s Chief Executive Officer to the median of the annual total compensation of all of Perimeter’s employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Potential Payments Upon Termination or Change in Control

The Goldberg Agreement provides that upon a termination of Mr. Goldberg’s employment by Perimeter without “cause” or his resignation with “good reason,” as each term is defined therein and set forth below, Mr. Goldberg is eligible to receive the following severance benefits, subject to his timely execution and non-revocation of a release of claims in favor of Perimeter and his continued compliance with applicable restrictive covenants: (a) continued base salary for 12 months following his termination of employment, payable in accordance with payroll practices; (b) any earned and declared but unpaid annual bonus for the fiscal year ending immediately prior to the date of Mr. Goldberg’s termination of employment, payable when such annual bonus would have been paid had he remained employed through such payment date; (c) an amount equal to his annual bonus for the fiscal year in which the termination occurred (based on actual achievement of the predetermined performance metrics), pro-rated based upon the portion of the fiscal year (measured on a monthly basis) during which Mr. Goldberg was employed and payable when such annual bonus would have been paid had he remained employed through such payment date; and (d) subject to Mr. Goldberg’s timely election of continuation coverage and his continued copayment of premiums at the same level and cost as if he were an employee, continued health care coverage (to the extent permitted by applicable law and the terms of the applicable benefit plan) until the earlier of (x) 12 months following his termination of employment and (y) the date he commences employment with any other person or entity and becomes eligible for alternative health insurance benefits.

The Lederman Agreement provides that upon a termination of Mr. Lederman’s employment by Perimeter without “cause,” as defined therein and set forth below, Mr. Lederman is eligible to receive the following severance benefits, subject to his timely execution and non-revocation of a release of claims in favor of Perimeter and his continued compliance with applicable restrictive covenants: (a) continued base salary for 12 months following his termination of employment, payable in accordance with payroll practices; (b) a pro-rata portion of his target annual bonus for the fiscal year in which his termination occurs, based on the number of completed days in such fiscal year through the date of termination and actual achievement of the predetermined performance metrics, payable when such annual bonus would have been paid had Mr. Lederman remained employed through such payment date; and (c) subject to Mr. Lederman’s timely election of continuation coverage, reimbursement of Mr. Lederman’s cost of health care coverage for himself and his family members under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), at the same level of benefits as if Mr. Lederman were an employee of Perimeter until the earlier of (x) 12 months following his termination of employment and (y) the date he obtains other employment that offers group health benefits (such benefits, collectively, the “Severance Benefits”). Additionally, if Mr. Lederman terminates his employment within 6 months following a change of control of more than 50% of the ownership of Perimeter Solutions North America, Inc. and the acquiror in such change of control does not request Mr. Lederman’s continued service for a period of at least 6 months following such change of control, then, subject to his timely execution and non-revocation of a release of claims in favor of Perimeter and his continued compliance with applicable restrictive covenants, Mr. Lederman will be entitled to receive the Severance Benefits.

The Horn Agreement provides that upon a termination of Mr. Horn’s employment by Perimeter without “cause,” as defined therein and set forth below, Mr. Horn is eligible to receive the following severance benefits, subject to his timely execution and non-revocation of a release of claims in favor of Perimeter and his continued compliance with applicable restrictive covenants: (a) continued base salary for 6 months following his termination of employment, payable in accordance with payroll practices; (b) a pro-rata portion of his annual bonus for the fiscal year in which his termination occurs, based on the number of completed months in such fiscal year through the date of termination and actual achievement of the predetermined performance metrics, payable when such annual bonus would have been paid had Mr. Lederman remained employed through such payment date; and (c) subject to Mr. Horn’s timely election of continuation coverage under COBRA and continued copayment of premiums at the same level and cost to Mr. Horn as if he were an employee, continued health care coverage until the earlier of (x) 6 months following his termination of employment and (y) the date he commences employment with any person or entity and becomes eligible for alternative health insurance benefits.

For purposes of the Goldberg Agreement and the Lederman Agreement, “cause” means (a) the commission of a felony; (b) willful conduct tending to bring Parent, the Named Executive Officer’s employer or any of their respective subsidiaries into substantial public disgrace or disrepute; (c) substantial and repeated failure to perform duties of the office held by the Named Executive Officer as reasonably directed by the employer’s board of directors or the Parent Board; (d) gross negligence or willful misconduct with respect to Parent, the Named Executive Officer’s employer or any of their respective subsidiaries, including any other act or omission involving significant and willful dishonesty or fraud with respect to Parent, the Named Executive Officer’s employer or any of their respective subsidiaries or any of their respective customers or suppliers; or (e) any material breach of a non-compete obligation or the Named Executive Officer’s obligation to devote his full business time and attention to the business and affairs of Parent, his employer and their respective subsidiaries. Pursuant to the Goldberg Agreement, “good reason” means (a) any action by Parent or Perimeter Solutions North America, Inc. that results in a material reduction in Mr. Goldberg’s title, status, authority or responsibility as Chief Executive Officer or (b) a reduction in Mr. Goldberg’s annual base salary, in each case, without Mr. Goldberg’s prior written consent.

For purposes of the Horn Agreement, “cause” means (a) the commission of a felony; (b) willful and continuous conduct which actually causes Parent, Mr. Horn’s employer or any of their respective subsidiaries to suffer substantial public disgrace or material disrepute, as demonstrated by Parent; (c) substantial and repeated failure to perform duties of the office held by Mr. Horn as reasonably directed by the employer’s board of directors or the Parent Board; (d) engaging in any act or omission involving significant and willful financial dishonesty or fraud with respect to Parent, Mr. Horn’s employer or any of their respective subsidiaries or any of their respective customers or suppliers; or (e) any material breach of the Horn Agreement or any other agreement by and between Mr. Horn and his employer (including the restrictive covenant and confidentiality agreement); provided that Mr. Horn shall have 30 days following his receipt of notice of his employer’s intention to terminate him for “cause” pursuant to either clause (d) or (e) to cure such failure, if curable (excluding any material breach of the restrictive covenant and confidentiality agreement).

In addition to the severance benefits described above, upon a change in control of Perimeter, each of the Named Executive Officers is entitled to receive payments in respect of his Incentive Units to the extent such Incentive Units have vested as of the time of the change in control. For a description of the terms of the Incentive Units, including with respect to vesting, please see the sections entitled, “Narrative Disclosure to Summary Compensation Table—Equity Incentives” and the Outstanding Equity Awards at Fiscal Year End table, above. In connection with the consummation of the Business Combination, the Incentive Units held by the Named Executive Officers will vest, and each Named Executive Officer will receive payments in respect of his vested Incentive Units in accordance with their terms.

Executive Compensation Arrangements to be Adopted in Connection with the Business Combination

Following the closing of the Business Combination, the Combined Company intends to develop an executive compensation program that is designed to align compensation with its business objectives and the creation of shareholder value, while enabling the Combined Company to attract, motivate and retain individuals who contribute to its long-term success.

Director Compensation

None of our directors received compensation for their services as a director for the fiscal year ended December 31, 2020. The Company does, however, pay a quarterly management fee to the Sponsor for board oversight, operational and strategic support and assistance with business development, and our directors are affiliated with the Sponsor.

MANAGEMENT OF HOLDCO AFTER THE BUSINESS COMBINATION

References in this section to “we,” “our,” “us,” and the “Company” generally refer to Perimeter and its consolidated subsidiaries, prior to the Business Combination and Holdco and its consolidated subsidiaries after giving effect to the Business Combination.

Directors and Executive Officers

The following table sets forth the persons EverArc and Perimeter anticipate will become the directors and executive officers of Holdco. The Holdco board of directors is expected to be comprised of 9 directors.

For biographical information concerning the executive officers, see “Management of Perimeter.” For biographical information concerning Messrs. Howley and Thorndike and Ms. Cool, see “Information about EverArc—Directors and Executive Officers.” For biographical information concerning the remaining directors, see below.

Name	Age	Title
W. Nicholas Howley	69	Insider Director
William N. Thorndike, Jr.	57	Insider Director
Haitham Khouri	41	Insider Director
Edward Goldberg	58	Insider Director, Chief Executive Officer
Vivek Raj	37	Independent Director
Tracy Britt Cool	36	Independent Director
Kevin Stein	55	Independent Director
Sean Hennessy	63	Independent Director
Robert S. Henderson	65	Independent Director
Barry Lederman	51	Chief Financial Officer
Noriko Yokozuka	45	General Counsel
Stephen Cornwall	57	Chief Commercial Officer
Ernest Kremling	57	Chief Operating Officer
Shannon Horn	47	Business Director

Haitham Khouri. Mr. Khouri is an EverArc Founder. Prior to founding EverArc, Mr. Khouri was a Senior Analyst at Hound Partners from 2009 to 2018. Between 2005 and 2007 Mr. Khouri was a private equity Associate at Oak Hill Capital Partners. Between 2003 and 2005 Mr. Khouri was an investment banking analyst at Deutsche Bank. Mr. Khouri began his career in 2002 as an Analyst at JP Morgan. Mr. Khouri holds a BA in Economics from Cornell University and an MBA with Distinction from Harvard Business School.

Vivek Raj. Mr. Raj is an EverArc Founder. Prior to founding EverArc, Mr. Raj founded Geneses Investments, a private investment firm, in 2018. Mr. Raj was a private equity investor between 2011 and 2018 and before that held operational roles in the energy industry. Mr. Raj holds a Bachelor of Technology from the Indian Institute of Technology, Delhi and an MBA from Harvard Business School.

Kevin Stein. Mr. Stein has been Chief Executive Officer of TransDigm since April 2018 and as its President since January 2017. He also served as TransDigm’s Chief Operating Officer from January 2017 to March 2018. Prior to that he was Chief Operating Officer of the TransDigm’s Power and Controls Segment from October 2014 to December 2016. Prior to that Mr. Stein was President of the Structurals Division and Executive Vice President of Precision Cast Parts from January 2009 to October 2014. Mr. Stein also serves on the board of directors of TransDigm. Mr. Stein holds a BS in Chemistry from Hobart and William Smith College, a MS in Inorganic Chemistry from Stanford University and a PHD in Inorganic/Polymer Chemistry from Stanford University.

Sean Hennessy. Mr. Hennessy is the retired Senior Vice President, Corporate Planning, Development & Administration of The Sherwin Williams Company, a manufacturer and distributor of coatings and related products, serving in that role from January 2017 to March 2018 in connection with the company’s integration of its Valspar acquisition. Prior to that Mr. Hennessy served as Chief Financial Officer of The Sherwin Williams Company from 2001 to 2016. He is a certified public accountant. Mr. Hennessy also serves on the board of directors of TransDigm. Mr. Hennessy holds a Bachelor’s degree from the University of Akron.

Robert S. Henderson. Mr. Henderson has been the Vice Chairman at TransDigm since 2017. He also served as the COO of TransDigm’s Airframe Segment from 2014 to 2016 and as Executive Vice President from 2005 to 2014. From 1999 to 2008 he also served as President of AdelWiggins Group, a division of TransDigm. Mr. Henderson has significant experience integrating acquisitions and leading multiple operating units concurrently. Mr. Henderson holds a Bachelor’s degree in Mathematics from Brown University.

Corporate Governance

We will structure our corporate governance in a manner EverArc and Perimeter believe will closely align our interests with those of our shareholders following the Business Combination. Notable features of this corporate governance include:

•

we will have a majority of independent directors and independent director representation on our audit, compensation and nominating committees immediately following the consummation of the Business Combination, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors; and

•	at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC.

Classified Board of Directors

In accordance with Holdco’s articles of association, Holdco’s Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors initially appointed as Class A and Class B directors) serving a three-year term. The initial Class A directors’ term will expire at the annual general meeting approving the annual accounts for the financial year ended in 2021, the initial Class B directors’ term will expire at the annual general meeting approving the annual accounts for the financial year ended in 2022, and the initial Class C directors’ term will expire at the annual general meeting approving the annual accounts for the financial year ended in 2023.

Prior to the Closing, Holdco will determine which of its directors will serve as Class A, Class B and Class C directors.

Independence of our Board of Directors

Holdco currently expects that upon consummation of the Business Combination, a majority of its board will be independent directors and Holdco’s Board will have an independent audit committee, nominating committee and compensation committee.

Board Committees

Audit Committee

Our audit committee will be responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Prior to the Closing, Holdco will determine which of its directors will serve on its audit committee, each of whom will qualify as independent directors according to the rules and regulations of the SEC and the Trading Market with respect to audit committee membership. In addition, all of the audit committee members will meet the requirements for financial literacy under applicable SEC and the Trading Market rules and at least one of the audit committee members will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. Holdco’s Board will adopt a new written charter for the audit committee, which will be available on Holdco’s website after adoption. The reference to Holdco’s website address in this prospectus does not include or incorporate by reference the information on Holdco’s website into this prospectus.

Compensation Committee

Our compensation committee will be responsible for, among other things:

•

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;

•	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;

•	reviewing and approving all employment agreement and severance arrangements for our executive officers;

•	making recommendations to our board of directors regarding the compensation of our directors; and

•	retaining and overseeing any compensation consultants.

Prior to the Closing, Holdco will determine which of its directors will serve on its compensation committee, each of whom will qualify as independent directors according to the rules and regulations of the SEC and the Trading Market with respect to compensation committee membership, including the heightened independence standards for members of a compensation committee. Holdco’s Board will adopt a new written charter for the compensation committee, which will be available on Holdco’s website after adoption. The reference to Holdco’s website address in this prospectus does not include or incorporate by reference the information on Holdco’s website into this prospectus.

Nominating Committee

Our nominating committee will be responsible for, among other things:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•	overseeing succession planning for our Chief Executive Officer and other executive officers;

•	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

•	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

•	developing and recommending to our board of directors a set of corporate governance guidelines.

Prior to the Closing, Holdco will determine which of its directors will serve on its nominating committee, each of whom will qualify as independent directors according to the rules and regulations of the SEC and the Trading Market with respect to nominating committee membership. Holdco’s Board will adopt a new written charter for the nominating committee, which will be available on Holdco’s website after adoption. The reference to Holdco’s website address in this prospectus does not include or incorporate by reference the information on Holdco’s website into this prospectus.

Executive Committee

The Executive Committee possesses the power of the Board of Directors during intervals between Board meetings.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Code of Ethics

Holdco’s Board will adopt a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of the Trading Market and the SEC. The Code of Ethics will be available on Holdco’s website. In addition, Holdco intends to post on the Corporate Governance section of its website all disclosures that are required by law or the Trading Market’s listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to Holdco’s website address in this prospectus does not include or incorporate by reference the information on Holdco’s website into this prospectus.

Compensation of Directors and Officers

Following the Closing of the Business Combination, we expect Holdco’s executive compensation program to reflect Perimeter’s compensation policies and philosophies, as they may be modified and updated from time to time.

Following the Closing of the Business Combination, we expect that decisions with respect to the compensation of our executive officers, including our named executive officers, will be made by the compensation committee of the Holdco Board. Perimeter’s executive compensation programs for 2020 are further described above under “Management of Perimeter— Perimeter Executive Compensation” and “Management of Perimeter — Perimeter Director Compensation.”

Following the Closing of the Business Combination, we expect Holdco to pay a retainer of $75,000 per year to its non-employee independent directors, $15,000 per year to the chairperson of its audit committee, $5,000 per year to the chairperson of its compensation committee and $5,000 per year to the chairperson of its nominating committee.

In addition, every two years, we expect Holdco to make grant of stock options to each non-employee independent director covering compensation for two fiscal years, granted on the same terms and conditions as those granted to Company employees, which vests over five years.

DESCRIPTION OF HOLDCO’S SECURITIES

As a result of the Business Combination, EverArc shareholders and Perimeter shareholders who receive Holdco Ordinary Shares in the Business Combination will become Holdco shareholders. Your rights as Holdco shareholders will be governed by the laws of Grand Duchy of Luxembourg and Holdco’s articles of association. The following description of the material terms of Holdco’s capital stock, including the Holdco Ordinary Shares to be issued in the Business Combination, reflects the anticipated state of affairs upon completion of the Business Combination. We urge you to read the applicable provisions of Luxembourg law and Holdco’s forms of articles of association carefully and in their entirety because they describe your rights as a holder of Holdco Ordinary Shares.

Ordinary Shares

Share Capital

Holdco was incorporated on June 21, 2021 by EverArc, with an initial share capital of $40,000, represented by 40,000 Holdco Ordinary Shares with a nominal value of $1.00 per share.

Immediately prior to consummation of the Business Combination, Holdco’s issued share capital will equal $49,337,600, represented by 49,337,600 Holdco Ordinary Shares with a nominal value of $1.00 per share. A shareholder in a Luxembourg société anonyme holding fully paid up shares is not liable, solely because of his, her or its shareholder status, for additional payments to Holdco or its creditors.

Share Issuances

Pursuant to Luxembourg law, the issuance of Holdco Ordinary Shares requires approval by the shareholders at the time of an extraordinary general meeting of the shareholders to be held before a notary in the Grand Duchy of Luxembourg (subject to necessary quorum and majority requirements). The shareholders may approve an authorized capital and authorize the board of directors, for a period up to 5 years, to increase the share capital in one or several tranches with or without share premium, against payment in cash or in kind, by conversion of claims on Holdco or in any other manner for any reason whatsoever including (i) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to shares, bonds, notes or similar instruments issued by Holdco), convertible bonds, notes or similar instruments; (ii) determine the place and date of the issue or successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares and instruments and (iii) remove or limit the statutory preferential subscription right of the shareholders in case of issue against payment in cash or shares, warrants (which may be separate or attached to shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments up to the maximum amount of such authorized capital for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg official gazette (Recueil Electronique des Sociétés, “RESA”). The shareholders may amend, renew (each time for a period up to 5 years) or extend such authorized capital and such authorization to the board of directors to increase the share capital and issue ordinary shares.

In addition, the general meeting of shareholders may authorize the board of directors to make an allotment of existing or newly issued shares without consideration to (a) employees of Holdco or certain categories amongst those; (b) employees of companies or economic interest grouping in which Holdco holds directly or indirectly at least ten per cent (10%) of the share capital or voting rights; (c) employees of companies or economic interest grouping which holds directly or indirectly at least ten per cent (10%) of the share capital or voting rights of Holdco; (d) employees of companies or economic interest grouping in which at least fifty per cent (50%) of the share capital or voting rights is held directly or indirectly by a company which holds directly or indirectly at least fifty per cent (50%) of the share capital of Holdco; and (e) members of the corporate bodies of Holdco or of the companies or economic interest grouping listed in point (b) to (d) above or certain categories amongst those, for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg RESA.

Holdco recognizes only one holder per ordinary share. In case an ordinary share is owned by several persons, they shall appoint a single representative who shall represent them in respect of Holdco. Holdco has the right to suspend the exercise of all rights attached to that share, except for relevant information rights, until such representative has been appointed.

Upon the consummation of the Business Combination, the board of directors will resolve on the issuance of Holdco Ordinary Shares out of the authorized capital (capital autorisé) in accordance with applicable law. The board of directors also resolves on the applicable procedures and timelines to which such issuance will be subjected. If the proposal of the board of directors to issue new Holdco Ordinary Shares exceeds the limits of Holdco’s authorized share capital, the board of directors must then convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for the purpose of increasing the issued share capital. Such meeting will be subject to the quorum and majority requirements required for amending the articles of association. If the capital call proposed by the board of directors consists of an increase in the shareholders’ commitments, the board of directors must convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for such purpose. Such meeting will be subject to the unanimous consent of the shareholders.

Preemptive Rights

Under Luxembourg law, existing shareholders benefit from a preemptive subscription right on the issuance of ordinary shares for cash consideration. However, Holdco’s shareholders have, in accordance with Luxembourg law, authorized the board of directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of ordinary shares within the scope of Holdco’s authorized share capital. The general meeting of shareholders duly convened to consider an amendment to the articles of association also may, by two-thirds majority vote, limit, waive, or cancel such preemptive rights or renew, amend or extend them, in each case for a period not to exceed five years. Such ordinary shares may be issued above, at, or below market value, and, following a certain procedure, even below the nominal value or below the accounting par value per ordinary share. The ordinary shares also may be issued by way of incorporation of available reserves, including share premium.

Share Repurchases

Holdco cannot subscribe for its own ordinary shares. Holdco may, however, repurchase issued ordinary shares or have another person repurchase issued ordinary shares for its account, subject to the following conditions:

•	prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

•	the terms and conditions of the proposed repurchase and in particular the maximum number of ordinary shares to be repurchased;

•	the duration of the period for which the authorization is given, which may not exceed five years;

•

in the case of repurchase for consideration, the minimum and maximum consideration per share, provided that the prior authorization shall not apply in the case of ordinary shares acquired by either Holdco, or by a person acting in his or her own name on its behalf, for the distribution thereof to its staff or to the staff of a company with which it is in a control relationship;

•	only fully paid-up ordinary shares may be repurchased; and

•

the voting and dividend rights attached to the repurchased shares will be suspended as long as the repurchased ordinary shares are held by Holdco; and the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to Holdco’s shareholders.

The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, the board of directors is authorized to acquire and sell Holdco’s ordinary shares under the conditions set forth in article 430-15 of the 1915 Law. Such purchases and sales may be carried out for any authorized purpose or any purpose that is authorized by the laws and regulations in force. The purchase price per ordinary share to be determined by the board of directors or its delegate shall represent not more than the fair market value of such ordinary share.

In addition, pursuant to Luxembourg law, Holdco may directly or indirectly repurchase ordinary shares by resolution of its board of directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the board of directors to be necessary to prevent serious and imminent harm to Holdco, or if the acquisition of ordinary shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with it (i.e., its subsidiaries or controlling shareholder) or in any of the circumstances listed in article 430-16 of the 1915 Law.

Preferred Shares

As long as the Holdco Preferred Shares are in issue and outstanding, no shares ranking pari passu or senior to the Holdco Preferred Shares shall be issued by Holdco, other than additional Holdco Preferred Shares or other equity securities interest issued with the consent of a majority of holders of the Holdco Preferred Shares.

Each Holdco Preferred Share is entitled to a Preferential Dividend amounting to the applicable Regular Dividend Rate of its nominal value (i.e. $10.00 per share). The Preferential Dividend shall be paid each year within 3 business days following each Preferential Dividend Payment Date. On each Preferential Dividend Payment Date, 40% of the Preferential Dividend for such year (or 50% of the Preferential Dividend for such year if Holdco paid a dividend on the Holdco Ordinary Shares during period since the payment of the last Preferential Dividend Payment Date) shall be paid in cash and the remainder of the Preferential Dividend shall be paid in kind, unless Holdco elects to pay any additional portion of the Preferential Dividend in cash; provided, that, (x) Holdco shall not be required to pay any portion of such annual Preferential Dividends in cash on a Preferential Dividend Payment Date to the extent that Holdco or its subsidiaries are prohibited from paying such portion of the annual Preferential Dividend in cash under either (i) the Senior Credit Agreement or (ii) the Bridge Loan/Secured Notes, and (y) in the event that Holdco or its subsidiaries are so prohibited from paying all or a portion of such Preferential Dividends in cash as described in the foregoing clause (x), Holdco shall pay the maximum amount not prohibited by the Senior Credit Agreement or the Bridge Loan/Secured Notes in cash. If Holdco fails to pay any portion of the cash portion of the Preferential Dividend for any reason in a given year by the Preferential Dividend Payment Date (including due to clause (x) of the immediately preceding sentence), then (i) the Preferential Dividend rate for such year (i.e. the year in which Holdco fails to pay any portion of the cash portion of the Preferential Dividend Payment), but not necessarily the subsequent year, will increase to the Increased Dividend Rate and (ii) the Preferential Dividend Rate for the following year will be reset at the Regular Dividend Rate and will be subject to increase to the Increased Dividend Rate for such year (but not necessarily the subsequent year) if Holdco fails to pay any portion of the cash portion of the Preferential Dividend Payment by the Preferential Dividend Payment Date for such year.

If Holdco fails to redeem the Holdco Preferred Shares at the defined maturity date, the Preferential Dividend rate will permanently increase to the interest rate currently being paid (whether default or not) under the Senior Credit Agreement plus 10%.

As long as Holdco Preferred Shares are issued and outstanding, Holdco and its subsidiaries shall not (a) enter into a credit agreement (except to the extent related to the issuance of senior secured notes as contemplated by the Bridge Loan/Secured Notes) or (b) amend the Senior Credit Agreement, in each case, in a manner that would adversely affect the redemption rights of the Holdco Preferred Shares by extending the maturity date under such credit facility beyond the defined maturity date or increase the restrictions on Holdco’s ability to pay the cash portion of Preferential Dividends without the consent of holders owning a majority of the Holdco Preferred Shares. If, in any year, Holdco fails to make any portion of the cash portion of any Preferential Dividend by the Preferential Dividend Payment Date, then, during the following year, Holdco may not, without the consent of the holders of a majority of the outstanding Holdco Preferred Shares, pay a cash dividend on the Holdco Ordinary Shares until such time as Holdco has paid the cash portion of the Preferential Dividend Payment for such following year (which cash portion of the Preferential Dividend Payment may be paid by Holdco in advance of the Preferential Dividend Payment Date for, and at any time during, such following year); for the avoidance of doubt, the restrictions set forth in this sentence shall not apply to any non-pro rata purchase, repurchase or redemption of any equity securities of Holdco or any of its subsidiaries. As long as Holdco Preferred Shares are issued and outstanding, during the occurrence and continuance of a default by Holdco to pay any Preferential Dividend (for the avoidance of doubt, the payment of any cash portion of the Preferential Dividend in kind in accordance with the terms of Holdco’s articles of association shall not constitute a default by Holdco), the approval of holders owning a majority of the outstanding Holdco Preferred Shares shall be required (i) for the declaration of dividends to the benefit of all other categories of Holdco shares issued and outstanding and (ii) for the purchase, repurchase or redemption of any equity securities of Holdco or any of its subsidiaries (other than pursuant to equity incentive agreements with employees).

Holdco Preferred Shares are not entitled to vote, save for the matters provided for by Luxembourg law, including any amendment, alteration or change to the rights attached to the Holdco Preferred Shares in a manner adverse to the Holdco Preferred Shares for which the consent of holders owning a majority of the Holdco Preferred Shares will be required.

Holdco Preferred Shares, being non-voting shares, shall not be included for the calculation of the quorum and majority at each general meeting of Holdco, save for the matters provided for by Luxembourg law and in the relevant provisions of the articles of association of Holdco.

In case of liquidation of Holdco, after payment of all the debts of and charges against Holdco and of the expenses of liquidation, the holders of Holdco Preferred Shares, if any, shall be entitled to a preferential right to repayment of the nominal value of the Holdco Preferred Shares plus any accrued but unpaid Preferential Dividends before repayment of the nominal value of the Holdco Ordinary Shares.

The rights attached to the Holdco Preferred Shares under Holdco’s articles of association shall not be amended in a manner adverse to the Holdco Preferred Shares without the consent of holders owning a majority of the Holdco Preferred Shares.

Voting Rights

Each Holdco Ordinary Share entitles the holder thereof to one vote. Neither Luxembourg law nor Holdco’s articles of association contain any restrictions as to the voting of Holdco Ordinary Shares by non-Luxembourg residents. The 1915 Law distinguishes general meetings of shareholders and extraordinary general meetings of shareholders with respect to quorum and majority requirements.

Meetings

Ordinary General Meeting

At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”

Extraordinary General Meeting

Extraordinary resolutions are required for any of the following matters, among others: (i) an increase or decrease of the authorized or issued capital, (ii) a limitation or exclusion of preemptive rights, (iii) approval of a statutory merger or de-merger (scission), (iv) Holdco’s dissolution and liquidation opening, (v) any and all amendments to Holdco’s articles of association and (vi) change of nationality. Pursuant to Holdco’s articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least one half of Holdco’s issued share capital unless otherwise mandatorily required by law. If the said quorum is not present, a second meeting may be convened, for which the 1915 Law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting, except otherwise provided by law, by at least a two-thirds majority of the votes validly cast on such resolution by shareholders. Abstentions are not considered “votes.”

Annual Shareholders Meetings

An annual general meeting of shareholders shall be held in the Grand Duchy of Luxembourg within six months of the end of the preceding financial year, except for the first annual general meeting of shareholders which may be held within 18 months from incorporation.

Warrants

Pursuant to the EverArc Warrant Amendment attached to the Business Combination Agreement as Exhibit B, EverArc will assign to Holdco all of EverArc’s right, title and interest in and to the EverArc Warrant Instrument and Holdco will assume, and agree to pay, perform, satisfy and discharge in full, all of EverArc’s liabilities and obligations under the EverArc Warrant Instrument arising from and after the Merger Effective Time.

Each Holdco Warrant is exercisable in multiples of four to purchase one Holdco Ordinary Share and only whole warrants are exercisable. The exercise price of the Holdco Warrants is $12.00 per share, subject to adjustment as described in the EverArc Warrant Instrument. A Holdco Warrant may be exercised only during the period commencing on the date that is 30 days after the consummation of the transactions contemplated by the Business Combination Agreement, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is three years after the date on which the Business Combination is completed or (y) such earlier date as determined by the EverArc Warrant Instrument provided that if such day is not a trading day, the trading day immediately following such day.

Redemptions of Warrants

Pursuant to the EverArc Warrant Instrument, once the warrants become exercisable, they may be redeemed (i) in whole and not in part, (ii) at a price of $0.01 per warrant, (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder, and (iv) if, and only if, the reported last sale price of the Holdco Ordinary Shares equals or exceeds $18.00 per share for any 10 consecutive trading days.

Dividends

From the annual net profits of Holdco, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital of Holdco. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each Holdco Ordinary Share entitling to the same proportion in such distributions.

The board of directors may resolve that Holdco pays out an interim dividend to the shareholders, subject to the conditions of article 461-3 of the 1915 Law and Holdco’s articles of association, which includes, inter alia, a supervisory/statutory auditor report (as applicable). The board of directors shall set the amount and the date of payment of the interim dividend.

Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the 1915 Law and Holdco’s articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his, her or its respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to Holdco’s accounts.

COMPARISON OF SHAREHOLDER RIGHTS

	British Virgin Islands	Luxembourg
SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS

Under BVI law and the articles of association, the board of directors has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The board of directors’ powers are limited only by law and EverArc’s Articles.

A business combination that involves a merger (other than a parent-subsidiary merger) would require the approval of a resolution of shareholders passed in accordance with the articles of association.

Transactions such as a sale, lease or exchange of substantial company assets require only the approval of the board of directors. EverArc’s Articles exclude any provision of law requiring the board of directors to obtain shareholder approval of a disposition of 50% or more of the assets of EverArc.

Under Luxembourg law and the articles of association, the board of directors has the broadest powers to take any action necessary or useful to achieve the company’s purpose. The board of directors’ powers are limited only by law and Holdco’s articles of association.

Any type of business combination that would require an amendment to the articles of association, such as a merger, de-merger, dissolution, or voluntary liquidation, requires a resolution taken by the shareholders at the time of an extraordinary general meeting of shareholders.

Transactions such as a sale, lease or exchange of substantial company assets require only the approval of the board of directors. Neither Luxembourg law nor Holdco’s articles of association contain any provision requiring the board of directors to obtain shareholder approval of a sale, lease or exchange of substantial assets of Holdco.

SPECIAL VOTE REQUIRED FOR COMBINATIONS WITH INTERESTED SHAREHOLDERS	Under BVI law, no restriction exists as to the transactions that a shareholder may engage in with EverArc.	Under Luxembourg law, no restriction exists as to the transactions that a shareholder may engage in with Holdco. The transaction must, however, be in Holdco’s corporate interest, which for instance requires that the transactions are made on arm’s length terms.

SHAREHOLDER RIGHTS PLAN	Subject to the BVI Companies Act and to the company’s memorandum or articles of association, shares in a company may be issued, and options to acquire shares in a company granted, at such times, to such persons, for such consideration and on such terms as the directors may determine.	Pursuant to Luxembourg law, the shareholders may create an authorized share capital which allows the board of directors to increase the share capital in one or several tranches with or without share premium, for a maximum period of five years (renewable) against payment in cash or in kind,

British Virgin Islands	Luxembourg

A statement of the maximum number of shares that the company is authorized to issue or that the company is authorized to issue an unlimited number of shares, and the classes of shares that the company is authorized to issue, and – if the company is authorized to issue two or more classes of shares—the rights, privileges, restrictions and conditions attaching to each class of shares, must be included in the company’s memorandum of association.

Shares may be issued for consideration which is in whole or in part in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. The consideration for the issuance of a share with par value shall not be less than the par value of the share.

If shares are to be issued by a company for a consideration which is in whole or in part other than money, then the directors are required to pass a resolution stating: (a) the amount to be credited for the issue of the shares; and (b) that, in their opinion, the present cash value of the non-money consideration and money consideration, if any, for the issue is not less than the amount to be credited for the issue of the shares.

Subject to the company’s memorandum or articles of association, a company may issue bonus shares, partly paid shares and nil paid shares. Subject to the company’s memorandum or articles of association, a bonus share issued by the company is deemed to have been fully paid for on issue.

by conversion of claims on Holdco or in any other manner for any reason whatsoever including (i) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to shares, bonds, notes or similar instruments issued by Holdco), convertible bonds, notes or similar instruments; (ii) determine the place and date of the issue or successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares and instruments and (iii) remove or limit the statutory preferential subscription right of the shareholders in case of issue against payment in cash or shares, warrants (which may be separate or attached to shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments within the limits of such authorized share capital. The board of directors may be further authorized to, under certain conditions, limit, restrict, or waive preferential subscription rights of existing shareholders when issuing new shares within the authorized share capital. The rights attached to the new shares issued within the authorized share capital will be equal to those attached to existing shares and set forth in the articles of association.

In addition, the board of directors may be further authorized to make an allotment of existing or newly issued shares without consideration to (a) employees of Holdco or certain categories amongst those; (b) employees of companies or economic interest grouping in which Holdco holds directly or indirectly at least 10% of the share

British Virgin Islands	Luxembourg

capital or voting rights; (c) employees of companies or economic interest grouping which holds directly or indirectly at least 10% of the share capital or voting rights of Holdco; (d) employees of companies or economic interest grouping in which at least 50% of the share capital or voting rights is held directly or indirectly by a company which holds directly or indirectly at least 50% of the share capital of Holdco; and (e) members of the corporate bodies of Holdco or of the companies or economic interest grouping listed in point (b) to (d) above or certain categories amongst those.

The authorization to the board of directors to issue additional shares or other instruments as described above within the authorized share capital (and to limit, restrict or waive, as the case may be, preferential subscription rights) as well as the authorization to allot shares without consideration may be valid for a period of up to five years, starting from either the date of the minutes of the extraordinary general meeting resolving upon such authorization or starting from the date of the publication of the minutes of the extraordinary general meeting resolving upon such authorization in the Luxembourg official gazette (RESA). The authorization may be renewed, increased or reduced by a resolution of the extraordinary general meeting of shareholders, with the quorum and majority rules set for the amendment of the articles of association.

Holdco’s articles of association authorize its board of directors to issue Holdco Ordinary Shares within the limits of the authorized share capital at such times and on

	British Virgin Islands	Luxembourg
such terms as the board of directors or its delegates may decide for a period ending five years after the date of the creation of the authorized share capital unless such period is extended, amended or renewed. Accordingly, the board of directors is authorized to issue Holdco Ordinary Shares up to the limits of authorized share capital until such date. Holdco currently intends to seek renewals and/or extensions as required from time to time.

APPRAISAL RIGHTS

The BVI Companies Act provides that any member of a company is entitled to payment of the fair value of his, her or its shares upon dissenting from any of the following:

(a)   a merger, unless the company is the surviving company of the merger and the member continues to hold the same or similar shares;

(b)   a consolidation;

(c)   any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to

Neither Luxembourg law nor Holdco’s articles of association provide for appraisal rights.

	British Virgin Islands	Luxembourg
transfer assets for the protection thereof;

(d)   a redemption of 10%, or fewer, of the issued shares of the company required by the holders of 90%, or more, of the shares of the company pursuant to the terms of the BVI Companies Act; and

(e)   an arrangement, if permitted by the BVI High Court,

and the fair value of his, her or its shares is appraised by three appraisers in accordance with the BVI Companies

SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING	Pursuant to British Virgin Islands law, subject to the memorandum or articles of a company, an action that may be taken by members of the company at a meeting of members may also be taken by a resolution of members consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice. The EverArc Articles provide for such consent in writing.

Pursuant to Luxembourg law, in public company limited by shares (société anonyme) a shareholder meeting must always be called if the matter to be considered requires a shareholder resolution under Luxembourg law or Holdco’s articles of association.

Pursuant to Luxembourg law, shareholders of a public limited liability company may not take actions by written consent. All shareholder actions must be approved at an actual meeting of shareholders held before a notary public or under private seal, depending on the nature of the matter. Shareholders may vote in person, by proxy or, if the articles of association provide for that possibility, by correspondence.

The articles of association of Holdco provide for the possibility of vote by correspondence.

MEETINGS OF SHAREHOLDERS	The BVI Companies Act permits as few as seven days’ notice of meetings of shareholders to be	Pursuant to Luxembourg law, at least one general meeting of shareholders must be held each

British Virgin Islands	Luxembourg

provided to shareholders. Under the EverArc Articles, not less than 10 days’ notice is required; no maximum limit.

Meetings of shareholders may be called by the directors and shall be called by the directors upon requisition by shareholders holding 30% of the voting rights in respect of the matter for which the meeting is requested. Pursuant to the EverArc Articles, a meeting of the shareholders may be called by shorter notice if shareholders holding at least 90% of total voting rights on all matters to be considered at the meeting have waived notice of the meeting.

Pursuant to British Virgin Islands law, a quorum for a meeting of shareholders is as designated in the memorandum and articles of association. A quorum for a meeting of shareholders is designated in the EverArc Articles as one shareholder in person or by proxy and entitled to vote. Meetings of shareholders may be adjourned for such time as directors determine.

The record date for determining the shareholders entitled to vote at a meeting of shareholders is as fixed by the directors.

year, within six months as from the close of the financial year. The purpose of such annual general meeting is to approve the annual accounts, allocate the results, proceed to statutory appointments and resolve on the discharge of the directors and the auditors.

Other general meetings of shareholders may be convened.

Luxembourg law distinguishes between ordinary resolutions to be adopted and extraordinary resolutions to be adopted by the general meeting of shareholders. Extraordinary resolutions relate to proposed amendments to the articles of association and other limited matters. All other resolutions are ordinary resolutions.

Pursuant to Luxemburg law, there is no requirement of a quorum for any ordinary resolutions to be considered at a general meeting and such ordinary resolutions shall be adopted by a simple majority of votes validly cast on such resolution. Abstentions are not considered “votes.”

Extraordinary resolutions are required for any of the following matters, among others: (i) an increase or decrease of the authorized or issued share capital, (ii) a limitation or exclusion of preemptive rights, (iii) approval of a statutory merger or de-merger (scission), (iv) dissolution and liquidation’s opening, (v) an amendment of the articles of association and (vi) change of nationality.

Pursuant to Luxembourg law for any extraordinary resolutions to be considered at a general meeting, the quorum shall be at least one half

	British Virgin Islands	Luxembourg

(50%) of the issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (except as otherwise provided by mandatory law) by a two-thirds majority of the votes validly cast on such resolution by shareholders. Abstentions are not considered “votes.”

The 1915 Law provides that if, as a result of losses, net assets fall below half of the share capital of the company, the board of directors shall convene an extraordinary general meeting of shareholders so that it is held within a period not exceeding two months from the time at which the loss was or should have been ascertained by them and such meeting shall resolve on the possible dissolution of the company and possibly on other measures announced in the agenda. The board of directors shall, in such situation, draw up a special report which sets out the causes of that situation and justify its proposals eight days before the extraordinary general meeting. If it proposes to continue to conduct business, it shall set out in the report the measures it intends to take in order to remedy the financial situation of the company. The same rules apply if, as a result of losses, net assets fall below one-quarter of the share capital provided that in such case dissolution shall take place if approved by one-fourth of the votes casts at the extraordinary general meeting.

DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS	Shares may be repurchased as determined by the board subject to shareholder consent and to the solvency test. There are no capital	Under Luxembourg law, the amount and payment of dividends or other distributions is determined by a simple majority vote at a

British Virgin Islands	Luxembourg

limitations in the BVI Companies Act.

EverArc may hold or sell treasury shares.

Each ordinary share has one vote for each share. Each Founder Preferred Share has one vote for each share.

Directors are elected by a resolution of directors to fill a vacancy or appoint an additional director or by a vote of shareholders. See “—Vacancies on Board of Directors” below for information regarding the EverArc Founder Entity’s right to nominate and have appointed up to three directors.

general shareholders’ meeting based on the recommendation of the board of directors, except in certain limited circumstances. Pursuant to Holdco’s articles of association, the board of directors has the power to pay interim dividends or make other distributions in accordance with applicable Luxembourg law. Distributions may be lawfully declared and paid if Holdco’s net profits and/or distributable reserves are sufficient under Luxembourg law. All Holdco Ordinary Shares rank pari passu with respect to the payment of dividends or other distributions unless the right to dividends or other distributions has been suspended in accordance with Holdco’s articles of association or applicable law.

Under Luxembourg law, at least 5% of Holdco’s net profits per year must be allocated to the creation of a legal reserve until such reserve has reached an amount equal to 10% of Holdco’s issued share capital. The allocation to the legal reserve becomes compulsory again when the legal reserve no longer represents 10% of Holdco’s issued share capital. The legal reserve is not available for distribution.

Pursuant to Luxembourg law, Holdco (or any party acting on its behalf) may repurchase its own shares and hold them in treasury, provided that:

•   the shareholders at a general meeting have previously authorized the board of directors to acquire its ordinary shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the

British Virgin Islands	Luxembourg
period for which the authorization is given (which may not exceed five years), and, in the case of acquisition for value, the maximum and minimum consideration;

•   the acquisitions, including shares previously acquired by Holdco and held by it and shares acquired by a person acting in his, her or its own name but on Holdco’s behalf, may not have the effect of reducing the net assets below the amount of the issued share capital plus the reserves (which may not be distributed by law or under the articles of association);

•   the shares repurchased are fully paid-up; and

•   the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to Holdco’s shareholders.

No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to Holdco, provided that the board of directors informs the next general meeting of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they

	British Virgin Islands	Luxembourg
represent, and the consideration paid for them, and (ii) in the case of shares acquired by either Holdco or by a person acting on its behalf with a view to redistributing the shares to its staff or staff of its controlled subsidiaries, provided that the distribution of such shares is made within twelve months from their acquisition.

Luxembourg law provides for further situations in which the above conditions do not apply, including the acquisition of shares pursuant to a decision to reduce Holdco’s share capital or the acquisition of shares issued as redeemable shares. Such acquisitions may not have the effect of reducing net assets below the aggregate of subscribed capital and reserves (which may not be distributed by law) and are subject to specific provisions on reductions in share capital and redeemable shares under Luxembourg law.

Any shares acquired in contravention of the above provisions must be resold within a period of one year after the acquisition or be cancelled at the expiration of the one-year period.

As long as shares are held in treasury, the voting rights attached thereto are suspended. Further, to the extent the treasury shares are reflected as assets on Holdco’s balance sheet a non-distributable reserve of the same amount must be reflected as a liability. Holdco’s articles of association provide that Holdco Ordinary Shares may be acquired in accordance with the law.

NUMBER OF DIRECTORS	Board must consist of at least one director. Maximum number of directors can be changed by	Pursuant to Luxembourg law, when the company has more than one shareholder, the board of directors

	British Virgin Islands	Luxembourg
amendment to the EverArc Articles. The EverArc Articles provide that there shall be not less than one director, with no maximum.

must be composed of at least three directors. They are appointed by the general meeting of shareholders (by proposal of the board of directors, the shareholders, or a spontaneous candidacy) by a simple majority of the votes cast. Directors may be reelected, but the term of their office may not exceed six years.

Holdco’s articles of association will provide that the board of directors shall be composed of at least six directors, to be elected by a simple majority vote at a general meeting. Abstentions are not considered “votes.”

VACANCIES ON BOARD OF DIRECTORS	Vacancies and new directorships may be filled by a majority vote of shareholders or a majority of the directors, subject to the designation rights of the holder of Founder Preferred Share under the EverArc Articles.	Holdco’s articles of association provide that in case of a vacancy the remaining members of the board of directors may elect a director to fill the vacancy, on a temporary basis and for a period of time not exceeding the initial mandate of the replaced member of the board of directors, until the next general meeting of shareholders, which shall resolve on the permanent appointment in compliance with the applicable legal provisions and the articles of association.

REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS

EverArc directors may be removed by resolution of the shareholders or a resolution of directors.

Directors are elected by the shareholders as entitled by their terms, including the holders of ordinary shares. Directors may also appoint a director to fill vacancy or as an additional director.

Under Luxembourg law, a director may be removed by the general meeting of shareholders (by proposal of the board of directors, the shareholders, or a spontaneous request) by a simple majority of the votes cast, with or without cause.

Holdco’s articles of association will provide for three different classes of directors. The duration of their mandate will not exceed three years and the duration shall be determined so as to ensure that the mandate of all the directors of the same class end on the same date and that a different full class of directors be fully renewed at each

	British Virgin Islands	Luxembourg
annual general meeting of shareholders of Holdco.

COMMITTEES	EverArc’s articles of association provide that the board of directors may set up committees and determine their composition, powers, and rules, save that the directors have no power to delegate to a committee any of the following powers: (a) to amend the Memorandum or the Articles; (b) to designate committees of directors; (c) to delegate powers to a committee of directors; (d) to appoint or remove directors; (e) to appoint or remove an agent; (f) to approve a plan of merger, consolidation or arrangement; (g) to make a declaration of solvency or to approve a liquidation plan; or (h) to make a determination that the company will immediately after a proposed distribution, satisfy the statutory solvency test.	Holdco’s articles of association will provide that the board of directors may set up committees and determine their composition, powers, and rules.

AMENDMENT OF GOVERNING DOCUMENTS	Amendments to the EverArc Articles may be made by resolution of the directors (in limited circumstances) or by the shareholders (holders of ordinary shares and Founder Shares), provided that in the case of amendment by directors such amendment may only be made where the directors, in their discretion (acting in good faith) determine such amendment to be necessary or desirable in connection with or resulting from the Business Combination (including at any time after the Business Combination was consummated), including in connection with admission to listing on the NYSE or Nasdaq and provided such amendment doesn’t

Under Luxembourg law, amendments to Holdco’s articles of association require an extraordinary general meeting of shareholders held in front of a Luxembourg notary at which at least one half (50%) of the share capital is present or represented.

The notice of the extraordinary general meeting shall set out the proposed amendments to the articles of association.

If the aforementioned quorum is not reached, a second meeting may be convened by means of a notice published in the Luxembourg official electronic gazette (RESA) and in a Luxembourg newspaper 15

	have a materially adverse effect on the rights attaching to any class of shares as set out in the EverArc Articles, unless the shareholders of the affected class consent in	days before the meeting. The second meeting shall be validly constituted regardless of the proportion of the share capital present or represented.

British Virgin Islands	Luxembourg
accordance with the EverArc Articles.

At both meetings, resolutions will be adopted if approved by at least two-thirds of the votes cast by shareholders (unless otherwise required by Luxembourg law or the articles of association). Where classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares.

An increase of the commitments of its shareholders requires the unanimous consent of the shareholders.

Holdco’s articles of association provide that for any extraordinary resolutions to be considered at a general meeting, the quorum shall be at least one-half of Holdco’s issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise provided by mandatory law) by a two-thirds majority of the votes validly cast on such resolution by shareholders. Abstentions are not considered “votes.”

In very limited circumstances, the board of directors may be authorized by the shareholders to amend the articles of association, albeit always within the limits set forth by the shareholders at a duly convened shareholders’ meeting. This is the case in the context of Holdco’s authorized share capital within which the board of directors is authorized to issue further Holdco Ordinary Shares. The board

	British Virgin Islands	Luxembourg
of directors is then authorized to appear in front of a Luxembourg notary to record the capital increase and to amend the share capital set forth in the articles of association. The above also applies in case of the transfer of Holdco’s registered office outside the current municipality.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

A British Virgin Islands company may purchase insurance in relation to any person who is or was a director or officer of the company, including a liquidator of the company.

Luxembourg law permits Holdco to keep directors indemnified against any expenses, judgments,

fines and amounts paid in connection with liability of a director towards Holdco or a third party for management errors i.e., for wrongful acts committed during the execution of the mandate (mandat) granted to the director by Holdco, except in connection with criminal offences, gross negligence or fraud.

LIMITED LIABILITY OF DIRECTORS	BVI law does not provide for an ex ante limitation of liability but it permits EverArc to keep directors indemnified as set out above.	Luxembourg law does not provide for an ex ante limitation of liability but it permits Holdco to keep directors indemnified as set out above.

ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS	To bring a matter before a meeting or to nominate a candidate for director, 10 days’ written notice must be given by EverArc to the shareholders.	One or several shareholders holding at least 10% of the share capital may request the addition of one or several items on the agenda of a general meeting. Such request must be addressed to the registered office of Holdco by registered mail at least

	British Virgin Islands	Luxembourg

five days before the general meeting.

If one or more shareholders representing at least 10% of the share capital request so in writing, with an indication of the agenda, the convening of a general meeting, the board of directors or the statutory auditor must convene a general meeting. The general meeting must be held within a period of one month from receipt of such request.

SHAREHOLDERS’ SUITS

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Companies Act provides for a series of remedies available to members. Where a company conducts some activity which breaches the BVI Companies Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and representative actions under certain circumstances.

The traditional English basis for members’ remedies have also been

Under Luxembourg law, the board of directors has sole authority to decide whether to initiate legal action to enforce a company’s rights (other than, in certain circumstances, an action against board members).

Shareholders generally do not have the authority to initiate legal action on a company’s behalf unless the company fails abusively to exercise its legal rights. However, a company’s shareholders may vote at a general meeting to initiate legal action against directors on grounds that the directors have failed to perform their duties.

Luxembourg law does not provide for class action lawsuits.

However, it is possible for plaintiffs who have similar but separate claims against the same defendant(s) to bring an action on a “group” basis by way of a joint action. It is also possible to ask the court, under article 206 of the Luxembourg New Civil Procedure

	incorporated into the BVI Companies Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive,	Code, to join claims which are closely related and to rule on them together. In addition, minority shareholders holding an aggregate of 10% of the

British Virgin Islands	Luxembourg

unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

The BVI Companies Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Companies Act or the memorandum or articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Companies Act or the memorandum or articles of association.

voting rights and who voted against the discharge to a director at the annual general meeting of the company can initiate legal action against the director on behalf of the company.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the Closing, Holdco will have Holdco Ordinary Shares authorized and, based on the assumptions set out elsewhere in this prospectus, up to 156,932,812 Holdco Ordinary Shares issued and outstanding. In addition, Holdco is expected to have 34,020,000 warrants issued and outstanding, each warrant exercisable for one-fourth of a Holdco Ordinary Share at $12.00 per whole Holdco Ordinary Share. All of the Holdco Ordinary Shares issued to the EverArc shareholders in connection with the Business Combination will be freely transferable by persons other than by Holdco “affiliates” or EverArc’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the Holdco Ordinary Shares in the public market could adversely affect prevailing market prices of the Holdco Ordinary Shares. Prior to the Business Combination, there has been no public market for Holdco Ordinary Shares. Holdco intends to apply for listing of the Holdco Ordinary Shares and Holdco Warrants on the Trading Market, but Holdco cannot assure you that a regular trading market will develop in the Holdco Ordinary Shares and Holdco Warrants.

Lock Up Arrangements

Pursuant to the Placing Agreement, the EverArc Founders, the EverArc Subscription Founder Entities, the EverArc Founder Entity and each of the Directors have agreed that they shall not, without the prior written consent of the Placing Agents offer, sell, contract to sell, pledge or otherwise dispose of any EverArc Ordinary Shares, Founder Shares or EverArc Warrants they hold directly or indirectly in EverArc (or acquire pursuant to the terms of the Founder Advisory Agreement or EverArc Warrants) or any interest in any entity other than EverArc which they may receive in connection with a Business Combination for their EverArc Ordinary Shares or EverArc Warrants, for a period commencing on the date of the Placing Agreement and ending one year after EverArc has completed the Business Combination or upon the passing of a resolution to voluntarily wind-up EverArc for failure to complete the Business Combination (whichever is earlier).

The restrictions on the ability of the Directors and the EverArc Founders to transfer their EverArc Ordinary Shares, Founder Shares or EverArc Warrants, as the case may be, are subject to certain usual and customary exceptions for: gifts; transfers for estate planning purposes; transfers to trusts (including any direct or indirect wholly-owned subsidiary of such trusts) for the benefit of the Directors, the EverArc Founders or their families or charitable organizations; transfers to the Directors, the EverArc Subscription Founder Entities or the Founders; transfers to affiliates or direct or indirect equity holders, holders of partnership interests or members of the EverArc Subscription Founder Entities or the EverArc Founder Entity, in each case, subject to certain conditions; transfers among the EverArc Founders, the EverArc Subscription Founder Entities or the EverArc Founder Entity (including any affiliates thereof or direct or indirect equity holders, holders of partnership interests or members of the EverArc Subscription Founder Entities or the EverArc Founder Entity); transfers to any direct or indirect subsidiary of EverArc, a target company or shareholders of a target company in connection with an Business Combination, provided that in each of the foregoing cases, the transferees enter into a lock up agreement for the remainder of the period referred to above which is subject to similar exceptions to those set out in this paragraph; transfers of any EverArc Ordinary Shares or EverArc Warrants acquired after the date of Admission in an open-market transaction, or the acceptance of, or provision of, an irrevocable undertaking to accept, a general offer made to all Shareholders on equal terms; and after the Business Combination, transfers to satisfy certain tax liabilities in connection with, or as a result of transactions related to, completion of the Business Combination, the exercise of EverArc Warrants, or the receipt of share dividends; and, after the Business Combination, transfers by a Director, a Founder, the EverArc Subscription Founder Entities or the EverArc Founder Entity (or certain connected or permitted transferees thereof) of up to 10 per cent. of such person’s shares for purposes of charitable gifts.

Rule 144

All of Holdco’s equity shares that will be outstanding upon the completion of the Business Combination, other than those equity shares issued to the EverArc shareholders in connection with the Business Combination, are

“restricted securities” as that term is defined in Rule 144 under the Securities Act, including the shares issued to Perimeter Shareholders in the Contribution and Sales and to the PIPE Subscribers, and may be sold publicly in the U.S. only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of Holdco and has beneficially owned Holdco’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about Holdco. Persons who are affiliates of Holdco and have beneficially owned Holdco’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•	1% of the then outstanding equity shares of the same class; or

•	the average weekly trading volume of Holdco Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Holdco under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Holdco.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•

at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of Perimeter’s employees, consultants or advisors who purchases equity shares from Holdco in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, certain of the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

The Company has agreed to provide at its own cost, such information and assistance as the EverArc Founder Entity may reasonably request to enable it to effect a disposal of all or part of their its Holdco Ordinary Shares or Holdco Warrants at any time after the completion of the Business Combination, including, without limitation, (a) the preparation, qualification and approval of a prospectus in respect of such Holdco Ordinary Shares and Holdco Warrants (b) the provision of all financial and other records to any underwriters and any attorneys, accountants or other professionals retained by the EverArc Founder Entity or the underwriters as shall be reasonably necessary to enable them to conduct a reasonable investigation, and (c) all other steps reasonably necessary to effect the qualification, offering and sale of the Holdco Ordinary Shares and Holdco Warrants, the entry into any customary agreements and such other actions, (including participating in “roadshows”), as are reasonably required in order to consummate or facilitate the disposition of the Holdco Ordinary Shares and Holdco Warrants.

Pursuant to the Subscription Agreements, Holdco agreed that (i) within 30 calendar days after the Closing Date, it will file with the SEC (at Holdco’s sole cost and expense) a registration statement registering the resale of the PIPE Shares, and (ii) it will use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the 60th calendar day (or 90th calendar day if the SEC notifies Holdco that it will “review” the registration statement) following the closing of the sale of the PIPE Shares and (y) the 5th business day after the date Holdco is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

EverArc

The following table sets forth information regarding the beneficial ownership of EverArc Ordinary Shares as of August 18, 2021, by:

•	each person known by EverArc to beneficially own more than 5% of the outstanding shares of EverArc Ordinary Shares;

•	each of EverArc’s current executive officers and directors; and

•	all of EverArc’s current executive officers and directors as a group.

The EverArc Founder Entity and EverArc’s directors, officers, advisors or their affiliates may purchase shares of EverArc Ordinary Shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof.

In addition, if such purchases are made, the public “float” of EverArc Ordinary Shares and the number of beneficial holders of EverArc’s securities may be reduced, possibly making it difficult for Holdco to obtain the quotation, listing or trading of its securities on a national securities exchange.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, EverArc believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the EverArc Warrants or the EverArc Ordinary Shares issuable thereunder. The calculation of the percentage of beneficial ownership is based on 40,832,500 shares of EverArc Ordinary Shares outstanding as of August 18, 2021.

Unless otherwise noted, the business address of each beneficial owner is 55 Water Street, 3rd Floor, Brooklyn, New York 11201.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares of EverArc
Executive Officers and Directors:
W. Nicholas Howley	595,239	1.46%
William N. Thorndike, Jr.	500,000	1.22%
Tracy Britt Cool	30,000	*
Michael Tobin OBE	7,500	*
Bram Belzberg	7,500	*
Adam Luke Hall	7,500	*
John Staer	7,500	*

All directors and executive officers as a group:	1,155,239	2.68%

Five Percent or More Holders:
Select Equity Group L.P.(1)	5,500,000	13.47%
Senator Investment Group LP(2)	3,000,000	8.82%
Third Point LLC(3)	4,600,000	11.27%

*	Less than 1%
(1)	Based solely on a Form TR-1 filed by Select Equity Group L.P. on March 9, 2020. The address of Select Equity Group L.P. is 380 Lafayette Street, New York, New York 10003.
(2)	Based solely on a Form TR-1 filed by Senator Investment Group LP on March 9, 2020. The address of Senator Investment Group LP is 510 Madison Avenue, 28th Floor, New York, New York 10022.
(3)	Based solely on a Form TR-1 filed by Third Point LLC on March 9, 2020. The address of Third Point LLC is 55 Hudson Yards, 51st Floor, New York, New York 10001.

Combined Company

The following table shows the expected beneficial ownership of Holdco Ordinary Shares immediately following the consummation of the Business Combination and PIPE by:

•	each person expected to beneficially own more than 5% of the Holdco Ordinary Shares issued and outstanding immediately after the consummation of the Business Combination and PIPE;

•	each EverArc Founder and each person who is expected to become an executive officer or a director of Holdco upon consummation of the Business Combination; and

•	all of the executive officers and directors of Holdco as a group upon consummation of the Business Combination.

The expected beneficial ownership of Holdco Ordinary Shares post-Business Combination has been determined based upon the following: (i) the EverArc Founder Entity exchanges all outstanding Founder Shares for shares of Holdco Ordinary Shares upon completion of the Business Combination, (ii) no additional equity securities of EverArc are issued at or prior to Closing, other than the 115,000,000 shares of EverArc Ordinary Shares currently subscribed for and to be issued in connection with the PIPE and (iii) 156,932,812 Holdco Ordinary Shares (excluding treasury shares) are outstanding following the Closing. The following table does not reflect record or beneficial ownership of the Holdco Warrants or the Holdco Ordinary Shares issuable thereunder. Based on current assumptions, we do not expect any Holdco shareholder to beneficially own five percent or more of the outstanding Holdco Ordinary Shares.

	Post-Business Combination
Name of Beneficial Owner	Number	Percentage
Executive Officers and Directors:
W. Nicholas Howley(1)	595,239		*
William N. Thorndike, Jr.(1)	500,000		*
Haitham Khouri(1)	370,000		*
Edward Goldberg(2)	222,957		*
Vivek Raj(1)	100,000		*
Tracy Britt Cool(1)	30,000		*
Kevin Stein(2)	15,000		*
Sean Hennessy(2)	—		*
Robert S. Henderson(2)	325,000		*
Barry Lederman(2)	196,416		*
Noriko Yokozuka(2)	47,157		*
Stephen Cornwall(2)	4,400		*
Ernest Kremling(2)	150,498		*
Shannon Horn(2)	445,695		*
All directors and executive officers as a group:	3,002,362	1.91%

*	Less than 1%
(1)	The business address of such beneficial owner is 55 Water Street, 3rd Floor, Brooklyn, New York 11201.
(2)	The business address of such beneficial owner is 8000 Maryland Avenue, Suite 350, Clayton, Missouri 63105.

ADDITIONAL INFORMATION

Transfer Agent; Warrant Agent and Registrar

The registrar and transfer agent for the shares of common stock of EverArc and Holdco and the warrant agent for the warrants of EverArc and Holdco is Computershare Inc. EverArc has agreed to indemnify Computershare Inc. in its roles as transfer agent and warrant agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

LEGAL MATTERS

The validity of the Holdco Ordinary Shares to be issued in connection with the Business Combination will be passed upon by Maples Group and the material U.S. federal income tax consequences of the Business Combination will be passed upon by Maples Group. Greenberg Traurig, P.A. has advised us as to matters relating to SEC and the Trading Market’s listing requirements.

EXPERTS

The audited financial statement of Holdco as of June 30, 2021 included in this prospectus and in the registration statement has been so included in reliance on the report of BDO USA, LLP, independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Perimeter as of December 31, 2020 and 2019, and for the years then ended, included in this prospectus and in the registration statement have been so included in reliance on the report of BDO USA, LLP, independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of EverArc included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton UK LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Holdco will be required to file its annual report on Form 10-K with the SEC no later than four months following its fiscal year end. EverArc releases annual and interim financial reports and certain other information via the regulatory news service operated by the London Stock Exchange. You can read EverArc’s public filings, including this prospectus, over the Internet at the LSE’s website at https://www.londonstockexchange.com or at EverArc’s website at https://www.everarcholdings.com.

All information in this prospectus relating to EverArc has been supplied by EverArc, all information relating to Perimeter has been supplied by Perimeter and all information relating to Holdco has been supplied by Holdco. Information provided by either EverArc or Perimeter does not constitute any representation, estimate or projection of any other party.

Perimeter does not file any annual, quarterly and current reports, proxy statements and other information with the SEC.

None of EverArc, Holdco or Perimeter has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Perimeter Solutions S À

Grand Duchy of Luxembourg

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Perimeter Solutions S À (the “Company”) as of June 30, 2021 and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company at June 30, 2021 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

Houston, Texas

September 1, 2021

PERIMTER SOLUTIONS SA

Balance Sheet

(expressed in thousands of U.S. Dollars, unless otherwise stated)

June 30, 2021
Assets	$—
Total assets
Liabilities	—
Commitments and contingencies
Equity
Note receivable from EverArc Holdings Ltd.	(40)
Share capital ($1.00 par value, 40,000 shares authorized, issued and outstanding)	40

Total equity	—

Total liabilities and equity	$—

See accompanying notes to financial statement.

PERIMETER SOLUTIONS SA

Notes to Financial Statement

As of June 30, 2021

(expressed in thousands of U.S. Dollars, unless otherwise stated)

1.	Overview

General Information

Perimeter Solutions SA (the “Company”), was incorporated in Luxemburg on June 21, 2021. Pursuant to a reorganization into a holding company structure, the Company will be a holding company with its principal asset being a controlling ownership interest in SK Invictus Intermediate, S.à r.l. (Holdings) and its subsidiaries, doing business as Perimeter Solutions (“Perimeter”).

2.	Basis of Presentation

The accompanying financial statement has been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). Through June 30, 2021, the Company had not earned any revenue and had not incurred any expenses; therefore, the statements of income, stockholder’s equity and cash flows have been omitted. There have been no other transactions involving the Company as of June 30, 2021.

3.	Stockholders’ Equity

On June 21, 2021, the Company issued 40,000 shares of common stock, $1.00 par value, all of which are owned by our Parent, EverArc Holdings Ltd. Payment for the shares was received July 20, 2021.

4.	Subsequent Events

The Company has evaluated subsequent events through September 1, 2021, which is the date its financial statement was available to be issued.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	As of June 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$4,041	$22,478
Accounts receivable, net of allowance for doubtful accounts of $1,011 and $1,044 as of June 30, 2021 (unaudited) and December 31, 2020, respectively	64,632	28,896
Inventories	78,710	58,784
Income tax receivable	17,305	11,457
Prepaid expenses and other current assets	6,430	11,406

Total current assets	171,118	133,021
Property, plant and equipment—net	49,194	48,235
Goodwill	486,455	482,041
Customer lists—net	283,061	304,308
Existing technology and patents—net	130,245	135,928
Other intangible assets—net	33,421	33,464
Other assets	980	1,209

Total assets	$1,154,474	$1,138,206

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs	$5,610	$6,723
Accounts payable	36,132	9,869
Deferred revenue	6,701	286
Accrued expenses and other current liabilities	17,288	16,045

Total current liabilities	65,731	32,923
Long-term debt, less current portion, net of unamortized debt issuance costs	684,746	680,548
Deferred income taxes	114,404	112,162
Other liabilities	20,952	21,151

Total liabilities	$885,833	$846,784

Commitments and contingencies (Note 12)
Shareholders’ equity:
Common stock, $1 par value per share; 53,045,510 shares authorized as of June 30, 2021 and December 31, 2020; 53,045,510 shares issued and outstanding as of June 30, 2021 and December 31, 2020	53,046	53,046
Additional paid-in capital	289,344	289,344
Accumulated other comprehensive loss	(3,578)	(3,174)
Accumulated deficit	(70,171)	(47,794)

Total shareholders’ equity	268,641	291,422

Total liabilities and shareholders’ equity	$1,154,474	$1,138,206

See accompanying notes to interim condensed consolidated financial statements.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Condensed Consolidated Statement of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

	Six Months Ended June 30,
	2021	2020
	(unaudited)
Net sales	$121,046	$109,499
Cost of goods sold	73,814	69,440

Gross profit	47,232	40,059
Operating expenses:
Selling, general, and administrative	27,211	17,734
Amortization expense	26,542	25,428
Other operating expense	753	691

Total operating expenses	54,506	43,853

Operating income (loss)	(7,274)	(3,794)
Other expense:
Interest (income) expense	15,886	24,250
Loss on contingent earnout	2,763	—
Unrealized foreign currency (gain) loss	2,258	(153)
Other (income) expense—net	(318)	(80)

Total other expenses	20,589	24,017

Loss before income taxes	(27,863)	(27,811)
Income tax benefit	5,486	5,724

Net loss	(22,377)	(22,087)

Other comprehensive loss:
Foreign translation adjustments	(404)	(3,443)

Total comprehensive loss	$(22,781)	$(25,530)

Net loss per share:
Basic	$(0.42)	$(0.42)
Diluted	$(0.42)	$(0.42)
Weighted-average shares used in computing net loss per share:
Basic	53,045,510	53,045,510
Diluted	53,045,510	53,045,510

See accompanying notes to interim condensed consolidated financial statements.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(in thousands, except share data)

(unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance as of January 1, 2020	53,045,510	$53,046	$289,344	$(7,961)	$(72,043)	$262,386
Net loss	—	—	—	—	(22,087)	(22,087)
Foreign translation adjustments	—	—	—	(3,443)	—	(3,443)

Balance as of June 30, 2020	53,045,510	$53,046	$289,344	$(11,404)	$(94,130)	$236,856

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance as of January 1, 2021	53,045,510	$53,046	$289,344	$(3,174)	$(47,794)	$291,422
Net loss	—	—	—	—	(22,377)	(22,377)
Foreign translation adjustments	—	—	—	(404)	—	(404)

Balance as of June 30, 2021	53,045,510	$53,046	$289,344	$(3,578)	$(70,171)	$268,641

See accompanying notes to interim condensed consolidated financial statements.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2021	2020
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(22,377)	$(22,087)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	30,381	28,779
Deferred income taxes	2,242	3,042
Amortization of deferred financing costs	1,621	1,766
Loss on contingent earnout	2,763	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(35,736)	(782)
Inventories	(19,472)	(3,501)
Income tax receivable	(5,848)	(9,226)
Prepaid expenses and other current assets	4,761	(5,567)
Other assets	229	969
Accounts payable	26,263	1,370
Deferred revenue	6,415	4,736
Accrued expenses and other current liabilities	(1,559)	4,967
Other liabilities	(199)	158

Net cash (used in) provided by operating activities	(10,516)	4,624

Cash flows from investing activities:
Purchase of property and equipment	(3,507)	(3,955)
Purchase of businesses, net of cash acquired	(6,264)	(1,970)

Net cash used in investing activities	(9,771)	(5,925)

Cash flows from financing activities:
Proceeds from revolving credit facility	7,500	45,800
Repayments of revolving credit facility	(3,000)	(45,600)
Repayment of long-term debt	(2,808)	(2,805)

Net cash provided by (used in) financing activities	1,692	(2,605)

Effect of foreign currency on cash and cash equivalents	158	546

Net change in cash and cash equivalents	(18,437)	(3,360)
Cash and cash equivalents at the beginning of year	22,478	9,822

Cash and cash equivalents at the end of year	$4,041	$6,462

Supplemental disclosures of cash flow information:
Cash paid for interest	$14,266	$22,007
Cash paid for income taxes	$946	$86

See accompanying notes to interim condensed consolidated financial statements.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

1.	DESCRIPTION OF ORGANIZATION AND NATURE OF BUSINESS

Organization

SK Invictus Intermediate, S.à r.l. (“Holdings”) and its subsidiaries, doing business as Perimeter Solutions (collectively, the “Company”), is a global solutions provider for the Fire Safety and Oil Additives industries. Holdings is domiciled and organized under laws of Luxembourg, with subsidiaries further domiciled and organized within the respective operating jurisdictions. The Company is headquartered in St. Louis, Missouri (USA) with global operations in North America, Europe, and Asia Pacific.

Holdings was formed by SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the “Sponsor”) on February 12, 2018, which is the same date when operations commenced. Holdings issued 53,045,510 shares of common stock to an indirect subsidiary of the Sponsor and used the proceeds from the Sponsor and issuance of third-party debt to purchase all the assets that form the business operations.

The U.S. dollar represents the functional currency for its Luxembourg entities.

Nature of Business

The Fire Safety business is a global producer of fire-fighting chemicals with a broad product offering, including phosphate-based fire retardant, Class A Foam and Class B Foam, across fire retardant and fire suppressant foam applications. Fire retardants are utilized to fight forest fires through aerial and ground applications. Class A Foam is utilized to fight structural fires, and Class B Foam is used to fight flammable liquid fires. Significant end markets are primarily government-related entities and are dependent on concessions, licenses, and permits granted by the respective governments.

The Oil Additives business is a producer of Phosphorus Pentasulfide, which is an intermediate commonly used in the production of lubricant additives and essential in the formulation of engine oils. Their main function is to provide anti-wear protection to engine components. In addition, they inhibit oxidation of the oil by scavenging free radicals that initiate oil breakdown and sludge formulation, resulting in better and longer engine function. Significant end markets are primarily producers of engine oil additives.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The condensed consolidated balance sheet as of December 31, 2020 was derived from amounts included in the Company’s annual financial statements for the year ended December 31, 2020. Refer to this note for the full list of the Company’s significant accounting policies. The details in those notes have not changed except as discussed below and as a result of normal adjustments in the interim periods.

Principles of Consolidation

The accompanying interim condensed consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned for the six months ended June 30, 2021 and 2020. All intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying interim condensed consolidated financial statements have been prepared using the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted in accordance with such rules and regulations.

Unaudited Interim Condensed Financial Statements

The accompanying condensed consolidated balance sheet as of June 30, 2021, and condensed consolidated statements of operations and comprehensive income (loss), condensed consolidated statements of cash flows, and condensed consolidated statements of changes in shareholders’ equity for the six months ended June 30, 2021 and 2020, are unaudited. The interim condensed financial statements have been prepared on a basis consistent with the audited annual financial statements as of and for the year ended December 31, 2020, and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of June 30, 2021, and the condensed results of its operations and comprehensive income (loss) and its cash flows for the six months ended June 30, 2021 and 2020. The financial data and other information disclosed in these notes related to the six months ended June 30, 2021 and 2020 are also unaudited. The condensed results of operations and comprehensive income (loss) for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full year ending December 31, 2021 or any other period.

Use of Estimates

The preparation of interim condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates made by management in connection with the preparation of the accompanying interim condensed consolidated financial statements include the fair value of purchase consideration and assets acquired and liabilities assumed in a business combination, the useful lives of long-lived assets, inventory valuations, the allocation of transaction price among various performance obligations, the allowance for doubtful accounts, the fair value of financial assets and liabilities, valuation of goodwill, indefinite life intangible assets, contingent earnout liability, and realizability of deferred tax assets. Actual results could differ from those estimates.

Deferred Financing Fees

As of June 30, 2021 and December 31, 2020, unamortized original issue discount and other debt issuance costs of $12,029 and $13,422, respectively, for the Company’s term loans are carried as a contra liability and are amortized over the term of the related debt using the effective interest method. As of June 30, 2021 and December 31, 2020, unamortized deferred financing costs of $943 and $1,170, respectively, for the Company’s revolving line of credit are carried as a long-term asset and are amortized straight-line into interest expense over the term of the facility. Amortization of deferred financing fees for the six months ended June 30, 2021 and 2020 for the term loans and revolving line of credit was $1,621 and $1,766, respectively, and is presented as a component of interest expense in the consolidated statements of operations and comprehensive income (loss).

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents, and accounts receivable. The Company maintains its cash and cash equivalents with high-quality financial institutions with investment-grade ratings. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers to the extent of the amounts recorded on the consolidated balance sheets.

One of the Company’s customers in the Fire Safety business accounted for 30% of total sales during the six months ended June 30, 2021. During the six months ended June 30, 2020, one customer within Fire Safety and one within Oil Additives represented 33% (21% and 12%, respectively) of total sales. One customer within Fire Safety represented 47% of the total accounts receivable balance as of June 30, 2021. Two customers within Fire Safety and one within Oil Additives represented 44% (18%, 15% and 11%, respectively) of the total accounts receivable balance as of December 31, 2020. No other customer represented greater than 10% of the Company’s total sales or total accounts receivable.

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740), which simplifies the accounting for income taxes. The ASU’s amendments are based on changes that were suggested by stakeholders as part of the FASB’s simplification initiative. The new standard has been adopted by Company as of January 1, 2021 and the Company’s adoption did not have a material impact on its consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company has early adopted this as of January 1, 2021, the adoption does not have a material impact on the Company’s consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. A modified retrospective transition approach is required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The new standard is effective for the Company for annual periods beginning after December 15, 2021. The Company expects to adopt the new standard on January 1, 2022 and continues to assess potential effects of the standard.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

The FASB issued five ASUs related to ASC 326. In November 2019, the FASB issued ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses. ASU 2019-11 provides codification updates to ASU 2016-13. In November 2019, the FASB also issued Accounting Standards Update No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842)—Effective Dates, an ASU modifying the effective dates of various previous pronouncements. In May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief. ASU 2019-05 provides entities with an option to irrevocably elect the fair value option for eligible instruments. In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging and Topic 825, Financial Instruments. ASU 2019-04 provides codification updates to ASU 2016-01 and ASU 2016-13. In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 seeks to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments, including trade receivables and other commitments to extend credit held by a reporting entity at each reporting date. The amendments require an entity to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects current expected credit losses and requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates. The new standard is effective for the Company for annual periods beginning after December 15, 2022. The Company expects to adopt the new standard on January 1, 2023 and continues to assess potential effects of the standard

In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting (Topic 848). ASU 2020-04 provides practical expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The expedients and exceptions provided by ASU 2020-04 apply only to contracts, hedging relationships and other transactions that reference the LIBOR or another reference rate expected to be discontinued as a result of reference rate reform. These amendments are not applicable to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022. The new standard is effective for the Company as of March 12, 2020 through December 31, 2022. The Company has long-term debt, as described in Note 11 of the Notes to Consolidated Financial Statements, respectively, which rely upon use of LIBOR, federal funds rate or the prime rate. However, the Company plans to extinguish their current credit agreement and enter into a new one during the latter part of 2021, which will not reference LIBOR, thus the Company anticipates that upon entering into the new credit agreement, this ASU will no longer be applicable to them.

3.	BUSINESS ACQUISITIONS

Budenheim Acquisition

On March 2, 2021, the Company used proceeds from general business operations to purchase all of the wildfire retardant and foam assets of Budenheim Iberica, S.L.U. The asset purchase agreement provided for approximately $3,607 in cash to be paid at closing. The Budenheim Acquisition expands the Company’s access to new markets and is expected to result in additional revenue within the Fire Safety segment. The Company has performed a preliminary purchase price allocation, where the Company allocated $3,214 to goodwill. Other amounts allocated to the individual assets and liabilities included within the balance sheet were not material.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

PC Australasia Acquisition

On April 1, 2021, the Company used proceeds from general business operations to purchase all of the wildfire retardant and foam assets of PC Australasia Pty Ltd. The asset purchase agreement provided for approximately $2,657 in cash to be paid at closing. The PC Australasia Acquisition provides the Company direct access to existing markets within the Fire Safety service industry. The Company has performed a preliminary purchase price allocation, where the Company allocated $971 to goodwill. Other amounts allocated to the individual assets and liabilities included within the balance sheet were not material.

For segment reporting purposes, the results of operations and assets from these acquisitions have been included in the Company’s Fire Safety segment since the respective acquisition dates. For the six months ended June 30, 2021, sales, earnings related to the operations consisting of the assets and liabilities and direct costs related to Budenheim and PC Australia were not material. Pro forma financial information has not been presented for these acquisitions as the net effects were neither significant nor material to the Company’s results of operations or financial position.

LaderaTech Acquisition

On May 7, 2020, the Company used proceeds from general business operations to purchase all of the outstanding shares of LaderaTech, Inc. (“LaderaTech Acquisition”). The LaderaTech Acquisition expands the Company’s access to the long-term retardant market and is expected to generate synergies within the Fire Safety service industry. Under the equity purchase agreement, the fair value of the consideration transferred was $21,832, which included an initial cash payment of $2,016 and $19,816 in estimated fair value of contingent future payments.

The future payments are contingent upon the acquired technology being listed on the U.S. Forest Service’s Qualified Product List (QPL) valued at $2,813 and an earn-out based on achieving certain thresholds of revenues through December 31, 2026 with an estimated fair value at $17,003. As of June 30, 2021, the estimated fair value of the QPL listing payment is $2,952 and the estimated fair value of contingent consideration was $19,627. Based on the purchase price allocation, the assets acquired principally comprise $20,200 of an identifiable intangible asset, $6,906 of goodwill, $46 of cash, $5,282 of deferred tax liability, and a net liability for other working capital items of $38. The identifiable intangible asset (in-process research and development) relates to a proprietary technology being used to develop its base product, and the Company expects immaterial remaining costs to achieve QPL approval and make the product ready for distribution within the year ending December 31, 2021.

The amount allocated to goodwill for the acquisitions is not deductible for income tax purposes. The goodwill is attributable primarily to strategic and synergistic opportunities, the assembled workforces acquired and other factors. The fair value of the contingent consideration was estimated using the Monte Carlo valuation approach. See Note 13 “Fair Value Measurements” for additional information related to the fair value measurement of the contingent consideration.

For segment reporting purposes, the results of operations and assets from LaderaTech acquisitions have been included in the Company’s Fire Safety segment since the acquisition date. For the six months ended June 30, 2021, sales related to the LaderaTech Acquisition was $283. Sales for the six months ended June 30, 2020 related to Laderatech were not material. Loss related to the operations consisting of the assets and liabilities acquired from the LaderaTech Acquisition, Budenheim Acquisiton, and PC Australasia Acquisition for the six months ended June 30, 2021 were $3,533. Direct costs of these acquisitions were not material and were expensed as incurred and are included in Other Operating Expenses in the consolidated statement of operations and comprehensive income (loss) during the six months ended June 30, 2021.

The unaudited pro forma financial information is inclusive of results of operations for the Company and the LaderaTech Acquisition as if the companies were combined as of January 1, 2020. For the six months ended

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

June 30, 2020, pro forma net sales were $109,500. Pro forma net loss related to the operations for six months ending June 30, 2020 were $22,521. The unaudited pro forma financial information is for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combinations occurred as of the date indicated or what the results would be for any future periods.

Project Boundary

On June 15, 2021, the Company’s Sponsor entered into a Definitive Agreement with EverArc Holdings Limited to acquire Perimeter Solutions in a transaction valued at approximately $2 billion. The transaction financing is fully committed and is not subject to shareholder approval. The transaction is expected to close in Q4 2021, subject to customary closing conditions.

4.	REVENUE RECOGNITION

Disaggregation of revenues

Amounts recognized at a point in time primarily relate to products sold whereas amounts recognized over time primarily relate to services associated with the full-service retardant contracts. Revenues for six months ended June 30, 2021 and 2020 are as follows:

	Six months ended June 30,
	2021	2020
Revenues from products	$117,571	$105,646
Revenues from services	3,168	2,467
Other revenues	307	1,386

Total revenue	$121,046	$109,499

Cost to obtain contract

Incremental costs of obtaining a contract include only those costs that are directly related to the acquisition of contracts, including sales commissions, and that would not have been incurred if the contract had not been obtained. The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it is expected that the economic benefit and amortization period will be longer than one year. Costs to obtain contracts were not material in the periods presented.

Deferred Revenue

Deferred revenue represents billings under noncancelable contracts before the related product or service is transferred to the customer. The portion of deferred revenue that is anticipated to be recognized as revenue during the succeeding twelve-month period is recorded as deferred revenue and the remaining portion is recorded as deferred revenue, noncurrent.

The contracts entered by the company have duration of one year or more. Any billings made to the customer during the financial year for which the related product or service is yet to be delivered on cut off date, i.e. December 31, is recognized as deferred revenue. Deferred revenue was $6,701 and $286 as of June 30, 2021 and December 31, 2020, respectively.

For full-service fire retardant contracts, the Company identifies the fire retardant product and the services, as separate units of account. The Company allocates the transaction price to each performance obligation on a relative standalone selling price basis. Due to the timing of performance obligations being satisfied during the year, the Company has accrued $6,663 for contract obligations related to full-service fire retardant contracts in deferred revenue as of June 30, 2021 and $0 as of December 31, 2020.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

5.	GOODWILL AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill by reportable segment for the six months ended June 30, 2021 are as follows:

	Fire Safety	Oil Additives	Total
Balance as of December 31, 2020	$362,767	$119,274	$482,041
Business acquired	4,185	—	4,185
Foreign currency translation	563	(334)	229

Balance as of June 30, 2021	$367,515	$118,940	$486,455

Intangible assets and related accumulated amortization as of June 30, 2021 and December 30, 2020 are as follows:

	June 30, 2021
	Estimated Useful Life (in years)	Gross Value	Foreign Currency Translation	Accumulated Amortization	Net Book Value
Definite lived intangible assets:
Existing technology	15	$158,730	$1,557	$(31,230)	$129,057
Customer lists	10	419,900	(268)	(136,571)	283,061
Patents	7	1,759	89	(660)	1,188
Tradenames	10	900	17	(229)	688

Total definite-lived intangible assets		581,289	1,395	(168,690)	413,994

Indefinite-lived intangible assets
Tradenames	Indefinite	32,700	33	—	32,733

Total intangible assets		$32,700	$33	$—	$32,733

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

	December 31, 2020
	Estimated Useful Life (in years)	Gross Value	Foreign Currency Translation	Accumulated Amortization	Net Book Value
Definite lived intangible assets:
Existing technology	15	$158,730	$1,747	$(25,903)	$134,574
Customer lists	10	419,900	96	(115,688)	304,308
Patents	7	1,759	136	(541)	1,354
Tradenames	10	900	2	(188)	714

Total definite-lived intangible assets		581,289	1,981	(142,320)	440,950

Indefinite-lived intangible assets
Tradenames	Indefinite	32,700	50	—	32,750

Total intangible assets		$32,700	$50	$—	$32,750

On May 7, 2020, the Company recorded an in-process research and development intangible asset associated with the LaderaTech Acquisition. The intangible asset was completed prior to December 31, 2020 and thus transferred out from indefinite-life intangible assets and into intangible assets subject to amortization. For this reason, the LaderaTech technology was presented as “Existing technology” as of December 31, 2020 along with the related foreign currency translation and accumulated amortization.

Amortization expense for definite-lived intangible assets was $26,542 and $25,428 for the six months ended June 30, 2021 and 2020, respectively.

Estimated annual amortization expense of intangible assets for the five years subsequent to June 30, 2021 and thereafter is as follows:

Amount
Years Ending December 31:
Remainder of 2021	$26,451
2022	52,903
2023	52,903
2024	52,903
2025	52,903
Thereafter	175,931

Total	$413,994

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

6.	PROPERTY, PLANT, AND EQUIPMENT, NET

Property, plant, and equipment, net as of June 30, 2021 and December 30, 2020 consists of the following:

	June 30, 2021	December 31, 2020
Buildings	$6,714	$6,768
Leasehold improvements	1,156	1,146
Furniture and fixtures	419	416
Machinery and equipment	53,737	51,286
Vehicles	4,886	4,311
Construction in progress	6,670	5,069

Total property, plant and equipment, gross	73,582	68,996
Accumulated depreciation	(24,388)	(20,761)

Total property, plant and equipment, net	$49,194	$48,235

For the six months ended June 30, 2021 and 2020, depreciation expense was $3,840 and $3,351, respectively, of which substantially all was presented in cost of goods sold in the condensed consolidated statements of operations and comprehensive income (loss).

7.	INCOME TAXES

For the six months ended June 30, 2021 and 2020, the Company recorded an income tax benefit of $5,486 and $5,724, respectively. The effective tax rate was approximately 19.7% for the six months ended June 30, 2021, compared to 20.6% for the six months ended June 30, 2020. The effective tax rate for the six months ended June 30, 2021 and June 30, 2020 was lower than the statutory tax rate due to losses not expected to be benefited in certain jurisdictions which have a valuation allowance. In March 2020, in response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law. The CARES Act provides numerous tax provisions and other stimulus measures, including temporary changes to interest expense deductibility, and prior and future utilization of net operating losses. The CARES Act did not have a material impact on the Company’s consolidated financial statements.

The Company had no unrecognized tax benefits as of June 30, 2021 and December 31, 2020. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in income tax expense (benefit). The Company does not expect the balance of unrecognized tax benefits will change significantly over the next twelve months. The Company has not accrued interest or penalties related to uncertain tax positions as of June 30, 2021.

8.	OTHER LIABILITIES

Other non-current liabilities consist of the following as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
LaderaTech contingent earn out	$19,627	$19,816
Other	1,325	1,335

Total	$20,952	$21,151

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

9.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets as of June 30, 2021 and December 31, 2020 consisted of the following:

	June 30, 2021	December 31, 2020
Advance to vendors	$3,746	$7,343
Other	2,684	4,063

Total prepaid expenses and other current assets	$6,430	$11,406

10.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities as of June 30, 2021 and December 31, 2020 consisted of the following:

	June 30, 2021	December 31, 2020
Accrued bonus	$1,456	$4,653
Accrued salaries	2,035	2,779
Accrued employee benefits	439	511
Accrued interest	78	79
Accrued purchases	5,081	2,347
Accrued taxes	1,336	2,905
Accrued construction	1,313	1,319
Contingent earnout payable	2,952	—
Other	2,538	1,455

Total accrued expenses and other current liabilities	$17,288	$16,045

11.	REVOLVING LINE OF CREDIT AND LONG-TERM DEBT

(a)	First and Second Lien Term Loans

On March 28, 2018, Invictus U.S., LLC and SK Invictus Intermediate II, S.à r.l., two wholly owned subsidiaries of Holdings, entered into credit agreements providing for committed credit facilities of $815,000, a substantial portion of which was used to fund the initial acquisition of the Company.

The First Lien Credit Facility (the First Lien) consists of a $545,000 U.S. dollar term loan, a multicurrency revolving credit facility (the Revolver), and a $16,000 extension on the original term loan. The First Lien was issued with an original issue discount (OID) of 0.30%, to which net of amortization was $1,000 as of December 31, 2020. Principal and interest payments are due on a monthly basis. The First Lien matures on March 28, 2025, and any outstanding borrowings can be repaid without penalty. The First Lien is secured by substantially all of the assets to the Company. Interest is based on a floating rate indexed to either LIBOR plus an applicable margin, federal funds rate plus an applicable margin, or the prime rate plus an applicable margin. The average effective interest rate during the six months ended June 30, 2021 and 2020 was 3.15% and 4.87%, respectively.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

The First Lien contains a series of restrictive financial and nonfinancial covenants which, among other things, limit the ability of the Company to: i) incur additional indebtedness, ii) create liens, iii) make investments or make other restricted payments, iv) sell assets, v) substantially change the nature of the Company, and vi) enter into certain transactions with affiliates.

On November 23, 2018, the Company executed the First Amendment to the First Lien (the Amendment) for an incremental term loan in the amount of $16,000. The liability was recorded when cash was received on February 13, 2019. Significant terms of this amendment (including maturity, principal payment frequency, interest rate, and covenants) are identical to the First Lien.

The Second Lien Credit Facility (the Second Lien) consists of a $155,000 U.S. dollar term loan with a maturity of March 28, 2026. There are no required principal payments on the Second Lien until maturity with interest payments due quarterly. The Second Lien is secured by substantially all of the assets of the Company and can be repaid without penalty. The Company made a principal payment of $15,000 during 2020. Interest is based on a floating rate indexed to either LIBOR plus an applicable margin, federal funds rate plus an applicable margin, or the prime rate plus an applicable margin. The average effective interest rate during the six months ended June 30, 2021 and 2020 was 6.94% and 8.68%, respectively. The Second Lien contains a series of similar restrictive financial and nonfinancial covenants as the First Lien.

(b)	Revolving Credit Facility

The Revolver provides for maximum borrowings of $100,000. Interest is based on the same terms as the First Lien. The Company had $4,500 and $0 outstanding on the Revolver at June 30, 2021 and December 31, 2020, respectively. Available borrowings under the Revolver were $95,500 and $100,000 at June 30, 2021 and December 31, 2020, respectively. The Revolver matures on March 28, 2023 and has a 0.5% unused commitment fee. The Revolver also contains a $10,000 standby letter of credit sub-facility and a $10,000 swing line sub-facility. At June 30, 2021 and December 31, 2020, no letters of credit were outstanding, $1,000 and $0 was outstanding on the swing line, respectively. The Revolver contains a series of restrictive financial and nonfinancial covenants similar to those of the First Lien plus a debt to EBITDA leverage ratio that is only applicable when the aggregate outstanding amount of the Revolver, any swing line loans, and letters of credit is greater than 35.0%, as of the last day of the fiscal quarter, of the commitment under the Revolver.

As of June 30, 2021, the Company was in compliance with all covenants.

The Company’s long-term debt was as follows as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
First Lien due in quarterly installments of $1,402.5 and a final payment of $523,250 at March 28, 2025	$542,885	$545,693
Second Lien due with final payment of $155,000 at March 28, 2026	155,000	155,000
Revolver	4,500	—
Less: unamortized debt issuance costs	(12,029)	(13,422)

	690,356	687,271

Less: current maturities	(5,610)	(6,723)

Long-term debt, less current maturities	$684,746	$680,548

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

In accordance with the provisions of the First Lien, Second Lien, and the Revolver, the Company is required to make an annual mandatory principal prepayment on the term loans to the extent the Company realizes consolidated excess cash flow, as defined, in a given fiscal year. This requirement commenced in 2020 and an excess cash payment of $932 was made on May 7, 2021.

As of June 30, 2021, the scheduled maturities, without consideration of potential mandatory prepayments, of the long-term debt were as follows:

Amount
Years Ending December 31:
Remainder of 2021	$2,805
2022	5,610
2023	10,110
2024	5,610
2025	523,250
Thereafter	155,000

Total	$702,385

12.	COMMITMENTS AND CONTINGENCIES

(a)	Commitments

The Company has a supply agreement to purchase elemental phosphorus (P4) from a supplier through 2023. The contract price is tied to the contract year cost times a multiplier, subject to a market-driven benchmark price adjustment, which is generally settled once per year. The Company did not purchase the anticipated minimum pounds of P4 during the six months ended June 30, 2021 and 2020. Further, the Company has no obligation to record, as there is no financial penalty owed to the vendor. Costs incurred under this supply agreement were $17,147 and $16,343 during the six months ended June 30, 2021 and 2020, respectively.

(b)	Leases

The Company leases facilities and other machinery and equipment under long-term noncancelable operating leases through August 31, 2037. As of June 30, 2021, the future minimum rental payments required by the long-term noncancelable operating leases are as follows:

Amount
Years Ending December 31:
Remainder of 2021	$1,568
2022	2,898
2023	2,603
2024	1,824
2025	1,616
Thereafter	4,106

Total	$14,615

Minimum rental payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rent expense for operating leases for the six months

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

ended June 30, 2021 and 2020 was $1,832 and $1,569, respectively, of which, $1,602 and $1,404 was presented in cost of goods sold and $229 and $165 was presented in selling, general, and administrative in the condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2021 and 2020, respectively.

(c)	Legal Proceedings

The Company is involved in various claims, actions, and legal proceedings arising in the ordinary course of business, including a number of matters related to the aqueous film forming foam litigation consolidated in the District of South Carolina multi-district litigation and other similar matters pending in other jurisdictions in the United States. The Company’s exposure to losses, if any, is not considered probable or reasonably estimable at this time.

13.	FAIR VALUE MEASUREMENTS

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other current liabilities approximates fair value due to the short-term nature of their maturities.

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or a liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 inputs: Other than quoted prices in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The following tables set forth the Company’ liabilities that were measured at fair value on a recurring basis during the period, by level, within the fair value hierarchy:

	June 30, 2021
	Level 1	Level 2	Level 3	Total
Liabilities:
LaderaTech contingent earnout included in other liabilities, non-current	—	—	$19,627	$19,627
LaderaTech contingent earnout included in other liabilities, current	—	—	2,952	2,952

	—	—	$22,579	$22,579

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
LaderaTech contingent earnout included in other liabilities, non-current	—	—	$19,816	$19,816

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

The fair value of the contingent consideration for LaderaTech was $22,579 and $19,816 (see Note 3) as of June 30, 2021 and December 30, 2020, respectively. This consists of a Qualified Product List (QPL) payment and an earn out payment. These were both measured on a recurring basis using Level 3 fair value inputs. The QPL payment is contingent upon the acquired technology being listed on the U.S. Forest Service’s QPL and was valued using a scenario-based method with inputs based upon future estimated payments. This was valued at $2,952 and $2,813 as of June 30, 2021 and December 30, 2020, respectively. The earn-out is based on achieving certain thresholds of revenues through December 31, 2026 and was valued using a Monte Carlo simulation with inputs based upon future projected revenues, projected gross margins and a discount rate of 9.5% as of June 30, 2021 and 10% as of the acquisition date. The earn-out had an estimated fair value of $19,627 and $17,003 as of June 30, 2021 and December 30, 2020, respectively. Significant changes in the projected revenue, projected gross margin, or discount rate would have a material impact on the fair value of the contingent consideration.

A roll forward of Level 3 derivative instruments measured at fair value on a recurring basis is as follows:

	Six Months Ended June 30,
	2021	2020
Balance, at beginning of period	$19,816	$—
Acquired	—	19,816
Total losses included in earnings (1)	2,763	—

Balance, at end of period	$22,579	$19,816

(1)

There were no material adjustments to the Company’s estimated fair value of contingent consideration as of June 30, 2020 as post-acquisition activity remained in line with the Company’s initial projections for developing the technology and progressing the product’s registration on the QPL.

14.	SEGMENT AND REGIONAL SALES INFORMATION

The Company’s products and operations are managed and reported in two operating segments: Fire Safety and Oil Additives.

The Company’s Fire Safety segment produces a range of firefighting chemicals with a broad product offering across fire retardant and firefighting foam applications.

The Company’s Oil Additives segment develops, manufactures, blends, markets and supplies a range of high-quality lubricant additives used in the production of organophosphate insecticides, flotation chemicals, pharmaceutical cleaning applications and developing battery technology.

Certain operating expenses are allocated to the operating segments based upon internally established allocation methodologies. Interest income, interest expense, other income (expense) and certain corporate operating expenses are neither allocated to the segments nor included in the measures of segment performance by the chief operating decision-maker (“CODM”). The corporate category is not considered to be a segment. The CODM is the Chief Executive Officer (“CEO”).

The Company’s CODM uses net sales and adjusted EBITDA to assess the ongoing performance of the Company’s business segments and to allocate resources. The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, as adjusted on a consistent basis for certain non-recurring or unusual items in a balanced manner and on a segment basis. These non-recurring or unusual items may include acquisition and integration related costs, management fees and other non-recurring items. In addition, management uses adjusted EBITDA for business planning purposes and as

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

a significant component in the calculation of performance-based compensation for management and other employees. The Company has reported adjusted EBITDA because management believes it provides transparency to investors and enables period-to-period comparability of financial performance. Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with, U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to Net income (loss), the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP, or any other financial measure reported in accordance with U.S. GAAP. The following table presents net sales and Adjusted EBITDA for each reportable segment for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,
	2021	2020
Segment Net Sales by Product Line:
Fire Safety
Suppressants	$19,871	$23,188
Retardants	44,939	39,645

Total fire safety net sales	64,810	62,833

Oil additives	56,235	46,666

Total net sales	121,046	109,499

Total net sales as reported	$121,046	$109,499

Adjusted EBITDA:
Fire Safety	$18,832	$16,165
Oil additives	15,423	11,645

Total adjusted EBITDA	$34,255	$27,810

See below for a reconciliation of adjusted EBITDA, the non-GAAP financial measure, from Net income (loss), the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP:

	Six Months Ended June 30, 2021
	Fire Safety	Oil Additives	Consolidated Total
Net income (loss)	$(23,416)	$1,039	$(22,377)
Income tax (benefit) expense	(8,144)	2,658	(5,486)

(Loss) income before income taxes	(31,560)	3,697	(27,863)

Depreciation and amortization	21,529	8,852	30,381
Interest and financing expense	14,578	1,313	15,891
Restructuring charges	8,950	—	8,950
Loss on contingent earnout	2,763	—	2,763
Management fees	625	—	625
Deferred future payments	1,250	—	1,250
Unrealized foreign currency loss (gain)	697	1,561	2,258

Adjusted EBITDA	$18,832	$15,423	$34,255

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

	Six Months Ended June 30, 2020
	Fire Safety	Oil Additives	Consolidated Total
Net income (loss)	$(23,682)	$1,595	$(22,087)
Income tax benefit	(5,724)		(5,724)

(Loss) income before income taxes	(29,406)	1,595	(27,811)

Depreciation and amortization	20,410	8,369	28,779
Interest and financing expense	22,619	1,631	24,250
Restructuring charges	233	12	245
Management fees	625	—	625
Deferred future payments	1,875	—	1,875
Unrealized foreign currency loss (gain)	(191)	38	(153)

Adjusted EBITDA	$16,165	$11,645	$27,810

Net Sales by geographical region is as follows:

	Six Months Ended June 30,
	2021	2020
United States	80%	82%
Germany	11%	8%
Other foreign countries	9%	10%

Total net sales	100%	100%

Property, plant and equipment, net by geographical area consisted of the following:

	June 30, 2021	December 31, 2020
United States	$29,543	$29,155
Canada	3,430	3,403
Germany	12,438	13,487
Other foreign countries	3,783	2,190

Total property, plant and equipment, net	$49,194	$48,235

15.	RELATED PARTIES

The Company has had a purchase and sales agreement with the former owners of the original Invictus business (the Sellers) for specific raw materials. During the six months ended June 30, 2021 and 2020, the Company had raw material purchases of $430 and $1,541, respectively, in the ordinary course of business. Additionally, during the six months ended June 30, 2021 and 2020, the Company sold raw materials at cost of $3,414 and $3,695, respectively. Sales of raw materials are recorded net as “the agent” since the Company does not have the following: a) primary responsibility for fulfilling the promise to provide the specified good, b) inventory risk before the specified good is transferred to the customer, or c) discretion in establishing the prices for the specified good. This related party transaction is not at arm’s length.

When involved, the Sponsor charges a 1% fee on business acquisition transactions in addition to reimbursement for out-of-pocket expenses. The Company did not pay any transaction-related costs to the

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(in thousands)

Sponsor for the six months ended June 30, 2021 and 2020. Additionally, the Sponsor provides board oversight, operational and strategic support, and assistance with business development in return for a quarterly management fee. Total management consulting fees and expenses were $625 for both the six months ended June 30, 2021 and 2020, and are presented in other operating expenses in the condensed consolidated statements of operations and comprehensive income (loss).

The Company entered into multiple lease arrangements for real property with the sellers of the Ironman Acquisition in 2019 that the Company continued to occupy post-acquisition. The Company paid $196 in rent and related expenses during both the six months ended June 30, 2021 and 2020.

16.	SUBSEQUENT EVENTS

Magnum Acquisition

On July 1, 2021, the Company used proceeds from general business operations to purchase all of the assets of Magnum Fire & Safety Systems. The asset purchase agreement provided for approximately $1,200 in cash to be paid at closing. The Magnum Acquisition expands the Company’s access to new markets and is expected to result in additional revenue in firefighting foam equipment and systems. The initial accounting for the business combination has not been completed, including the identification and measurement of certain intangible assets and goodwill. Acquisition costs related to the purchase of Magnum for the six months ended June 30, 2021 were immaterial.

******

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

SK Invictus Intermediate, S À R.L.

Clayton, Missouri

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of SK Invictus Intermediate, S À R.L. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

Houston, Texas

September 1, 2021

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$22,478	$9,822
Accounts receivable, net of allowance for doubtful accounts of $1,044 and $721 as of December 31, 2020 and 2019, respectively	28,896	34,990
Inventories	56,297	63,524
Inventories-related party	2,487	6,430
Income tax receivable	11,457	6,528
Prepaid expenses and other current assets	11,406	1,913

Total current assets	133,021	123,207
Property, plant and equipment—net	48,235	46,287
Goodwill	482,041	473,194
Customer lists—net	304,308	342,880
Existing technology and patents—net	135,928	124,028
Other intangible assets—net	33,464	33,222
Other assets	1,209	2,662

Total assets	$1,138,206	$1,145,480

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs	$6,723	$5,610
Accounts payable	9,869	19,477
Deferred revenue	286	436
Accrued expenses and other current liabilities	16,045	22,361

Total current liabilities	32,923	47,884
Long-term debt, less current portion, net of unamortized debt issuance costs	680,548	724,255
Deferred income taxes	112,162	110,214
Other liabilities	21,151	741

Total liabilities	846,784	883,094

Commitments and contingencies (Note 12)
Shareholders’ equity:
Common stock, $1 par value per share; 53,045,510 shares authorized as of December 31, 2020 and 2019; 53,045,510 shares issued and outstanding as of December 31, 2020 and 2019	53,046	53,046
Additional paid-in capital	289,344	289,344
Accumulated other comprehensive loss	(3,174)	(7,961)
Accumulated deficit	(47,794)	(72,043)

Total shareholders’ equity	291,422	262,386

Total liabilities and shareholders’ equity	$1,138,206	$1,145,480

See accompanying notes to consolidated financial statements.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

	Years Ended December 31,
	2020	2019
Net sales	$339,577	$239,310
Cost of goods sold	177,532	155,427

Gross profit	162,045	83,883

Operating expenses:
Selling, general, and administrative	37,747	36,198
Amortization expense	51,458	51,100
Other operating expense	1,364	2,362

Total operating expenses	90,569	89,660

Operating income (loss)	71,476	(5,777)
Interest expense	42,017	51,655
Unrealized foreign currency (gain) loss	(5,640)	2,684
Other (income) expense—net	367	(405)

Total other expenses	36,744	53,934

Income (loss) before income taxes	34,732	(59,711)
Income tax (expense) benefit	(10,483)	17,674

Net income (loss)	24,249	(42,037)

Other comprehensive income (loss):
Foreign translation adjustments	4,787	(358)

Total comprehensive income (loss)	$29,036	$(42,395)

Net income (loss) per share
Basic	$0.46	$(0.79)
Diluted	$0.46	$(0.79)
Weighted-average shares used in computing net income (loss) per share
Basic	53,045,510	53,045,510
Diluted	53,045,510	53,045,510

See accompanying notes to consolidated financial statements.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

(in thousands, except share data)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Loss	Deficit	Equity
Balance as of January 1, 2019	53,045,510	$53,046	$299,204	$(7,603)	$(30,006)	$314,641
Shareholders’ capital distributions	—	—	(12,360)	—	—	(12,360)
Capital issued in Ironman Acquisition	—	—	2,500	—	—	2,500
Net loss	—	—	—	—	(42,037)	(42,037)
Foreign translation adjustments	—	—	—	(358)	—	(358)

Balance as of December 31, 2019	53,045,510	53,046	289,344	(7,961)	(72,043)	262,386

Net income	—	—	—	—	24,249	24,249
Foreign translation adjustments	—	—	—	4,787	—	4,787

Balance as of December 31, 2020	53,045,510	$53,046	$289,344	$(3,174)	$(47,794)	$291,422

See accompanying notes to consolidated financial statements.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$24,249	$(42,037)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	58,117	58,025
Deferred income taxes	(2,684)	(22,188)
Amortization of deferred financing costs	3,471	3,555
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	6,094	(9,566)
Inventories	11,170	(10,146)
Income tax receivable	(4,929)	(4,829)
Prepaid expenses and other current assets	(9,948)	10,755
Other assets	479	33
Accounts payable	(9,608)	3,901
Accrued expenses and other current liabilities	(6,503)	11,628
Other liabilities	918	564

Net cash provided by (used in) operating activities	70,826	(305)

Cash flows from investing activities:
Purchase of property and equipment	(7,497)	(8,859)
Purchase of businesses, net of cash acquired	(1,970)	(16,314)

Net cash used in investing activities	(9,467)	(25,173)

Cash flows from financing activities:
Proceeds from revolving credit facility	72,100	83,300
Repayments of revolving credit facility	(97,100)	(60,300)
Proceeds from issuance of long-term debt	—	16,000
Repayment of long-term debt	(20,610)	(5,610)
Shareholders’ capital distributions	—	(12,360)

Net cash (used in) provided by financing activities	(45,610)	21,030

Effect of foreign currency on cash and cash equivalents	(3,093)	(1,689)

Net change in cash and cash equivalents	12,656	(6,137)
Cash and cash equivalents at the beginning of year	9,822	15,959

Cash and cash equivalents at the end of year	$22,478	$9,822

Supplemental disclosures of cash flow information:
Cash paid for interest	$45,441	$44,746
Cash paid for income taxes	19,336	8,166
Supplemental disclosure of noncash investing and financing activities:
Receipt of common shares as a shareholder contribution	$—	$2,500
Equity consideration in connection with purchase of business	$—	$(2,500)

See accompanying notes to consolidated financial statements.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share data and per share data)

1.	DESCRIPTION OF ORGANIZATION AND NATURE OF BUSINESS

Organization

SK Invictus Intermediate, S.à r.l. (“Holdings”) and its subsidiaries, doing business as Perimeter Solutions (collectively, the “Company”), is a global solutions provider for the Fire Safety and Oil Additives industries. Holdings is domiciled and organized under laws of Luxembourg, with subsidiaries further domiciled and organized within the respective operating jurisdictions. The Company is headquartered in St. Louis, Missouri (USA) with global operations in North America, Europe, and Asia Pacific. The Company has elected to use the U.S. dollar for its Luxembourg entities.

Holdings was formed by SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the “Sponsor”) on February 12, 2018, which is the same date when operations commenced. Holdings issued 53,045,510 shares of common stock to an indirect subsidiary of the Sponsor and used the proceeds from the Sponsor and issuance of third-party debt to purchase all the assets that form the business operations discussed below. As part of the original transaction, the shareholders contributed $11,800 specifically for VAT payable in connection with the German asset acquisition. The German entity appealed to the German tax authority that the sale of assets represented a business combination, which is exempt from VAT. The German tax authority agreed with that conclusion and refunded the $11,800 for the VAT tax in March of 2019, which was distributed back to shareholders, plus interest of $560 on March 29, 2019.

Nature of Business

The Fire Safety business is a global producer of fire-fighting chemicals with a broad product offering, including phosphate-based fire retardant, Class A Foam and Class B Foam, across fire retardant and fire suppressant foam applications. Fire retardants are utilized to fight forest fires through aerial and ground applications. Class A Foam is utilized to fight structural fires, and Class B Foam is used to fight flammable liquid fires. Significant end markets are primarily government-related entities and are dependent on concessions, licenses, and permits granted by the respective governments.

The Oil Additives business is a producer of Phosphorus Pentasulfide, which is an intermediate commonly used in the production of lubricant additives and essential in the formulation of engine oils. Their main function is to provide anti-wear protection to engine components. In addition, they inhibit oxidation of the oil by scavenging free radicals that initiate oil breakdown and sludge formulation, resulting in better and longer engine function. Significant end markets are primarily producers of engine oil additives.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned for the years ended December 31, 2020 and 2019. All intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared using the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”).

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates made by management in connection with the preparation of the accompanying consolidated financial statements include the fair value of purchase consideration and assets acquired and liabilities assumed in a business combination, the useful lives of long-lived assets, inventory valuations, the allocation of transaction price among various performance obligations, the allowance for doubtful accounts, the fair value of financial assets and liabilities, valuation of goodwill and indefinite life intangible assets, contingent earnout liability and realizability of deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in banks. For purposes of reporting cash and cash equivalents, the Company considers all deposits with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amounts due from customers for products or services provided. The Company maintains an allowance for bad debts for estimated losses inherent in its accounts receivable. The Company evaluates the collectability of its accounts receivable based upon a number of factors, including historical experience, the likelihood of payment from its customers, and any other known specific factors associated with its customers. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There were no recoveries made during the years ended December 31, 2020 or 2019.

Inventories

Inventories are stated at the lower of cost or net realizable value using the weighted-average cost method. Inventories consisted of the following:

	December 31,
	2020	2019
Raw materials	$25,695	$36,241
Work in process	306	244
Finished goods	32,783	33,469

Total inventories	$58,784	$69,954

The Company evaluates inventories periodically during each reporting period for obsolete, excess, or slow-moving products and will record any adjustment, if necessary, to report these items at an estimated net realizable value. As of December 31, 2020 and 2019, the reserve for inventory obsolescence was insignificant.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

Property, Plant, and Equipment, Net

Property, plant and equipment are stated at cost less accumulated depreciation. Property, plant, and equipment acquired in business combinations are recorded at fair value at the date of acquisition. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the consolidated balance sheets and the resulting gain or loss is reflected in the consolidated statements of operations in the period realized. Costs of maintenance and repairs are charged to expense as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Years
Buildings	30–40 years
Furniture and fixtures	3–10 years
Machinery and equipment	5–15 years
Vehicles	5–12 years
Leasehold improvements	Shorter of remaining lease term or estimated useful life

Business Combinations

The Company accounts for its business combinations using the acquisition accounting method, which requires it to determine the fair value of identifiable assets acquired and liabilities assumed, including any contingent consideration, to properly allocate the purchase price to the individual assets acquired and liabilities assumed and record any residual purchase price as goodwill in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The Company records assets acquired and liabilities assumed at their respective fair value at the date of acquisition. Management uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date. Such estimates are inherently uncertain and may be subject to refinement. If the initial accounting for the business combination has not been completed by the end of the reporting period in which the business combination occurs, provisional amounts are reported to present information about facts and circumstances that existed as of the acquisition date. During the measurement period of up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill, to the extent such information was not available to the Company at the acquisition date to determine such amounts.

Accounting for business combinations requires the Company to make significant estimates and assumptions at the acquisition date, including estimates of the fair value of acquired inventory, property and equipment, identifiable intangible assets, contractual obligations assumed, preacquisition contingencies, where applicable, and equity issued. Significant assumptions relevant to the determination of the fair value of the assets acquired and liabilities assumed include, but are not limited to, future expected cash flows, discount rates, royalty rates, and other assumptions. The approach to valuing an initial contingent consideration associated with the purchase price also uses similar unobservable factors such as projected revenues and expenses over the term of the contingent earn-out period, discounted for the period over which the initial contingent consideration is measured, and relevant volatility rates. Based upon these assumptions, the initial contingent consideration is then valued using a Monte Carlo simulation.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

All acquisition-related costs, other than the costs to issue debt or equity securities, are accounted for as expenses in the period in which they are incurred. Changes in the fair value of contingent consideration arrangements that are not measurement period adjustments are recognized in earnings.

Goodwill

Goodwill is deemed to have an indefinite life and is subject to at least annual impairment assessments at the reporting unit level or more frequently when events or circumstances occur that indicate that it is more likely than not that an impairment has occurred. The Company conducts an annual impairment test on October 1st each year.

The Company performs a qualitative assessment to determine whether it is more likely than not that goodwill is impaired. Factors utilized in the qualitative assessment include macroeconomic conditions, industry and market considerations, cost factors, overall financial performance and Company specific events. If the qualitative assessment indicates it is more likely than not that goodwill is impaired, the entity performs a quantitative assessment, which consists of a comparison of the fair value of the reporting unit with its carrying amount~~.~~

The Company’s reporting units are either its operating business segments or one level below its operating business segments for which discrete financial information is available and for which operating results are regularly reviewed by the business management. The Company estimates the fair value based on present value techniques involving future cash flows. Future cash flows for all reporting units include assumptions about revenue growth rates, adjusted EBITDA margins, discount rate as well as other economic or industry-related factors. Significant management judgment is involved in estimating these variables and they include inherent uncertainties since they are forecasting future events. The Company performs a sensitivity analysis by using a range of inputs to confirm the reasonableness of these estimates being used in the goodwill impairment analysis. The Company uses a Weighted Average Cost of Capital (“WACC”) approach to determine its discount rate for goodwill recoverability testing. WACC calculation incorporates industry-weighted average returns on debt and equity from a market perspective. The factors in this calculation are largely external to the Company and, therefore, are beyond its control.

There was no impairment of goodwill during the years ended December 31, 2020 or 2019.

Indefinite-Life Intangible Assets

Indefinite-life intangible assets primarily includes trade names. The Company evaluates the recoverability of indefinite-life intangible assets on an annual basis or when events or changes in circumstances indicate that these assets might be impaired. The Company performs a qualitative assessment to determine whether it is more likely than not that an indefinite-life intangible asset is impaired. If the qualitative assessment indicates it is more likely than not that the indefinite-life intangible asset is impaired, the entity performs a quantitative assessment, which consists of a comparison of the fair value of the asset with its carrying amount. The fair value techniques used require management judgment and estimates may include revenue growth rates, projected operating margins, changes in working capital, royalty rates and discount rates. If the carrying value of an intangible asset exceeds its fair value, the Company will recognize an impairment loss in an amount equal to that excess. The Company conducts an annual impairment test on October 1 each year. There were no impairments of indefinite-life intangible assets during the years ended December 31, 2020 or 2019. Should there be any future adverse changes related to these underlying assumptions, the Company will evaluate whether potential impairment of the carrying value of these assets is warranted.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

Other Intangible Assets

Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives, which vary depending on the type of intangible assets. In determining the estimated useful lives of definite-lived intangibles, Company consider the nature, competitive position, life cycle position and historical and expected future operating cash flows of each acquired assets, as well as its commitment to support these assets through continued investment and legal infringement protection.

Impairment of Long-Lived Assets

Long-lived assets include acquired property, plant, and equipment and intangible assets subject to amortization. The Company evaluates the recoverability of long-lived assets for possible impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Such events and changes may include significant changes in performance relative to expected operating results, significant changes in asset use, significant negative industry or economic trends, and changes in the Company’s business strategy. The Company determines the recoverability of such assets by comparing an asset’s respective carrying value to estimates of the sum of the undiscounted future cash flows expected to result from its asset group. If such review indicates that the carrying amount of long-lived assets is not recoverable, the carrying amount of such assets is reduced to fair value. There were no impairments of long-lived assets during the years ended December 31, 2020 or 2019.

Revenue Recognition

The Company follows the guidance in Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which requires a company to recognize revenue when the company transfers control of promised goods and services to the customer. Revenue is recognized in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. A company also is required to disclose sufficient quantitative and qualitative information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company derives its revenue from contracts with customers, which comprise of following principal activities as described:

•

Full-service air base fire retardant—includes sales from the supply and service of fire retardant to designated air tanker bases. The Company provides fire retardant product, the related equipment, and service personnel who operate the related equipment at the designated air tanker bases for the period specified in the contract with respect to each designated air tanker base. Product revenues are recognized at the point in time when product is shipped and control is transferred to the customer, typically when the product is consumed by the customer. The component of service revenue is recognized ratably over time as the customer simultaneously receives and consumes the services. The Company has entered into full service US Forest Service (“USFS”) contracts. These contracts are between Perimeter Solutions and the US Forest Service for supply and service of long-term fire retardant to the designated Air Tanker Bases of certain US Government agencies. The revenue derived from these contracts comprises of three performance obligations, namely product sales, providing operations and maintenance personnel services and leasing of specified equipment. The performance obligation for product sales is satisfied at a point in time, while for services and leases it is a “stand-ready obligation” and the revenue is recognized straight-line over the service period. Control of a product is deemed to be transferred to the customer upon shipment or delivery.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

•

Fire retardant, suppressant, and related equipment—includes domestic and international sales of fire retardant and fire suppressant products. Product revenues are recognized at the point in time when control of the product is transferred to the customer which is upon shipment or delivery of the product to the customer, depending on the underlying contract terms.

•

Oil additives—includes domestic and international sales of oil additive products by the Company entities in the U.S. and Germany. Product revenues are recognized at the point in time when control of the product is transferred to the customer which is upon shipment or delivery of the product to the customer, depending on the underlying contract terms.

The Company uses the policy election to account for the shipping and handling activities as activities to fulfill the Company’s promise to transfer goods to the customer, rather than as a performance obligation. Accordingly, the costs of the shipping and handling activities are accrued for at the time of shipment.

The transaction price of a contract, or the amount we expect to receive upon satisfaction of all performance obligations, is determined by reference to the contract’s terms and includes adjustments, if applicable, for any variable consideration, such as sales incentives, wherever these adjustments are material. The transaction price is variable and is based upon gallons of product consumed by the customer during the service period i.e. mobilization period, which typically lasts during May through September. The Company include the estimated amount of variable consideration in transaction price that they expect to receive to the extent it is probable that a significant revenue reversal will not occur.

Sales and other taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, which are collected by the Company from a customer, are excluded from revenue.

Payment terms vary by contract and sales to customers are deemed collectible at the time of sale based on customer history, prior credit checks, and controls around customer credit limits. The Company does provide for the right to return; however, most of the product is used at the point of purchase and returns are minimal. Therefore, there is no estimated obligation for returns. Standard terms of delivery are generally included in our contracts of sale, order confirmation documents and invoices.

Cost to Obtain Contract

Incremental costs of obtaining a contract include only those costs that are directly related to the acquisition of contracts, including sales commissions, and that would not have been incurred if the contract had not been obtained. The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it is expected that the economic benefit and amortization period will be longer than one year. Costs to obtain contracts were not material in the periods presented.

Deferred Revenue

Deferred revenue represents billings under noncancelable contracts before the related product or service is transferred to the customer. The portion of deferred revenue that is anticipated to be recognized as revenue during the succeeding twelve-month period is recorded as deferred revenue and the remaining portion is recorded as deferred revenue, noncurrent.

The contracts entered by the Company have duration of one year or more. Any billings made to the customer during the financial year for which the related product or service is yet to be delivered on the cut off date, i.e. December 31, is recognized as deferred revenue. Deferred revenue was $286 and $436 as of December 31, 2020 and 2019, respectively.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

For full-service fire-retardant contracts, the Company identifies the fire-retardant product and the services as separate units of account. Substantially all performance obligations are satisfied by the end of the annual financial reporting period and the allocation of transaction price to each performance obligation does not have an impact on the recognition and measurement of revenues for the annual reporting period. There were no contract assets, contract obligations, or material rights as of December 31, 2020 and 2019.

Income Taxes

Income taxes are accounted for under the asset-and-liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities, as well as loss and tax credit carryforwards and their respective tax bases measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is established if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income in assessing the need for a valuation allowance.

Deferred tax assets and deferred tax liabilities are presented as noncurrent in a classified balance sheet.

The Company’s tax positions are subject to income tax audits by multiple tax jurisdictions throughout the world. The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not the position will be sustainable upon examination by the taxing authority, including resolution of any related appeals or litigation processes. This evaluation is based on all available evidence and assumes that the tax authorities have full knowledge of all relevant information concerning the tax position. The tax benefit recognized is measured as the largest amount of benefit which is more likely than not (greater than 50% likely) to be realized upon ultimate settlement with the taxing authority. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in income tax expense (benefit). The Company makes adjustments to these reserves in accordance with the income tax guidance when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different from the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on the Company’s financial condition and operating results.

Under the Tax Cuts and Jobs Act, the Global Intangible Low-Taxed Income (“GILTI”) provisions impose a tax on foreign income in excess of a deemed return on tangible assets of foreign corporations. Under U.S. GAAP, companies are allowed to make an accounting policy election to either (i) account for GILTI as a period cost within income tax expense in the period in which it is incurred or (ii) account for GILTI in a company’s measurement of deferred taxes. The Company elected to account for GILTI as a period cost.

Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. When a single amount cannot be reasonably estimated but the cost can be estimated within a range, the Company accrues the minimum amount. Legal costs incurred in connection with loss contingencies are expensed as incurred.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

Deferred Financing Fees

As of December 31, 2020 and 2019, unamortized original issue discount and other debt issuance costs of $13,422 and $16,438, respectively, for the Company’s term loans are carried as a contra liability and are amortized over the term of the related debt using the effective interest method. As of December 31, 2020 and 2019, unamortized deferred financing costs of $1,170 and $1,626, respectively, for the Company’s revolving line of credit are carried as a long-term asset and are amortized straight-line into interest expense over the term of the facility. Amortization of deferred financing fees for the years ended December 31, 2020 and 2019 for the term loans and revolving line of credit was $3,471 and $3,555, respectively, and is presented as a component of interest expense in the consolidated statements of operations and comprehensive income (loss).

Foreign Currencies

The functional and reporting currencies for all Luxembourg entities are in U.S. dollars. The functional currency for the Company’s remaining non-U.S. subsidiaries is the local currency. The assets and liabilities of foreign subsidiaries are translated into U.S. dollars using the exchange rate in effect as of the balance sheet date except for non-monetary assets and liabilities, which are measured at historical exchange rates and revenues and expenses are translated at the average exchange rates for each respective reporting period. Adjustments resulting from translating local currency financial statements into U.S. dollars are reflected in accumulated other comprehensive loss in shareholders’ equity. The Company does not recognize deferred taxes on translation adjustments from its investments in foreign subsidiaries that are essentially permanent in duration.

Transactions denominated in currencies other than the functional currency are remeasured based on the exchange rates at the time of the transaction. Foreign currency gains and losses arising primarily from changes in exchange rates on foreign currency denominated intercompany loans and other intercompany transactions and balances between foreign locations are recorded in the consolidated statements of operations and comprehensive income (loss). Realized and unrealized gains (losses) resulting from transactions conducted in foreign currencies for the years ended December 31, 2020 and 2019 were $5,787 and $(1,742), respectively.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents, and accounts receivable. The Company maintains its cash and cash equivalents with high-quality financial institutions with investment-grade ratings. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers to the extent of the amounts recorded on the consolidated balance sheets.

Three of the Company’s customers in the Fire Safety business accounted for 53% of total sales during the year ended December 31, 2020. During the year ended December 31, 2019, one customer within Fire Safety represented 16% of sales. Two customers within Fire Safety and one within Oil Additives represent 44% (18%, 15%, and 11%, respectively) of the total accounts receivable balance as of December 31, 2020. One customer within Fire Safety represents 35% of the total accounts receivable balance as of December 31, 2019. No other customer represents greater than 10% of the Company’s total sales or total accounts receivable.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted-average number of common stock outstanding. Diluted net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the Basic Weighted-Average Shares Outstanding plus all potential dilutive common shares outstanding during the period. However, the Company does not have any dilutive common shares outstanding during the years ended December 31, 2020 and 2019, respectively.

Recently Adopted Accounting Standards

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This standard update modifies the disclosure requirements on fair value measurements by removing, modifying, or adding certain disclosures. The ASU eliminates such disclosures as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and valuation processes for Level 3 fair value measurements. The ASU adds new disclosure requirements for Level 3 measurements. The Company adopted this guidance on January 1, 2020. The Company’s disclosures related to its Level 3 financial instruments did not materially change for the periods presented. See Note 13, Fair Value Measurements, for more information.

In January 2017, the FASB issued Accounting Standards Update (ASU) No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a reporting unit to calculate the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit has been acquired in a business combination. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance will remain unchanged. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The new standard is effective for the Company for annual periods beginning after December 15, 2022. Early adoption is permitted for interim and annual goodwill impairment tests with a measurement date on or after January 1, 2017. The Company early adopted this standard on January 1, 2019, and the adoption did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. A modified retrospective transition approach is required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The new standard is effective for the Company for annual periods beginning after December 15, 2021. The Company expects to adopt the new standard on January 1, 2022 and continues to assess potential effects of the standard.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740), which simplifies the accounting for income taxes. The ASU’s amendments are based on changes that were suggested by stakeholders as part of the FASB’s simplification initiative. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company expects to adopt the new standard on January 1, 2021 and does not anticipate that the adoption will have a material impact on the financial statements.

The FASB issued five ASUs related to ASC 326. In November 2019, the FASB issued ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses. ASU 2019-11 provides codification updates to ASU 2016-13. In November 2019, the FASB also issued Accounting Standards Update No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842)—Effective Dates, an ASU modifying the effective dates of various previous pronouncements. In May 2019, the FASB issued ASU 2019-05, Financial Instruments— Credit Losses (Topic 326): Targeted Transition Relief. ASU 2019-05 provides entities with an option to irrevocably elect the fair value option for eligible instruments. In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, Topic 815, Derivatives and Hedging and Topic 825, Financial Instruments. ASU 2019-04 provides codification updates to ASU 2016-01 and ASU 2016-13. In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 seeks to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments, including trade receivables and other commitments to extend credit held by a reporting entity at each reporting date. The amendments require an entity to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects current expected credit losses and requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates. The new standard is effective for the Company for annual periods beginning after December 15, 2022. The Company expects to adopt the new standard on January 1, 2023 and continues to assess potential effects of the standard.

In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting (Topic 848). ASU 2020-04 provides practical expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The expedients and exceptions provided by ASU 2020-04 apply only to contracts, hedging relationships and other transactions that reference the LIBOR or another reference rate expected to be discontinued as a result of reference rate reform. These amendments are not applicable to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022. The new standard is effective for the Company as of March 12, 2020 through December 31, 2022. The Company has long-term debt, as described in Note 11 of the Notes to Consolidated Financial Statements, respectively, which rely upon use of LIBOR, federal funds rate or the prime rate. However, the Company plans to extinguish their current credit agreement and enter into a new one during the latter part of 2021, which will not reference LIBOR, thus the Company anticipates that upon entering into the new credit agreement, this ASU will no longer be applicable to them.

In August 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company intends to early adopt this as of January 1, 2021 and does not anticipate that the adoption will have a material impact on the Company’s consolidated financial statements.

Global Pandemic

In December 2019, a novel strain of coronavirus (COVID-19) surfaced and spread globally. COVID-19 was declared a global pandemic by the World Health Organization on March 11, 2020 and the President of the United States (U.S.) declared the COVID-19 outbreak a national emergency on March 13, 2020. This pandemic has negatively affected the U.S. and other global economies, disrupted global supply chains and financial markets, and led to significant travel and transportation restrictions. Due to COVID-19 stay-at-home and shutdown orders in the jurisdictions in which the Company operates, the Company was forced to transition nonessential operations primarily relating to back-office functions to service clients with a remote workforce. On March 27, 2020 and December 27, 2020, the President of the United States signed and enacted into law the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) and the Consolidated Appropriations Act, 2021 (the CAA), respectively. While the Company deferred payment of payroll tax withholdings to the U.S. federal government, the Company was not eligible for many other benefits under these aid provisions.

3.	BUSINESS ACQUISITIONS

LaderaTech Acquisition

On May 7, 2020, the Company used proceeds from general business operations to purchase all of the outstanding shares of LaderaTech, Inc. (LaderaTech Acquisition). The equity purchase agreement provided for $2,016 in cash to be paid at closing and contingent future payments with an estimated fair value of $19,816. The future payments are contingent upon the acquired technology being listed on the U.S. Forest Service’s Qualified Product List (QPL) valued at $2,813 and an earn-out based on achieving certain thresholds of revenues through December 31, 2026 with an estimated fair value at $17,003. There were no material adjustments to the Company’s estimated fair value of contingent consideration as of December 31, 2020 as post-acquisition activity remained in line with the Company’s initial projections for developing the technology and progressing the product’s registration on the QPL. Transaction costs incurred and expensed during 2020 amounted to $83 and are presented in other operating expenses in the consolidated statement of operations and comprehensive income (loss). The LaderaTech Acquisition expands the Company’s access to the long-term retardant market and is expected to generate synergies within the Fire Safety service industry. The identifiable intangible asset (in-process research and development) relates to a proprietary technology being used to develop its base product, and the Company expects immaterial remaining costs to achieve QPL approval and make the product ready for distribution within the year ending December 31, 2021. Goodwill is not deductible for tax purposes. The goodwill recognized as a result of the acquisitions is attributable primarily to strategic and synergistic opportunities, the assembled workforces acquired and other factors.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

The LaderaTech Acquisition was accounted for as a business combination, which requires an allocation of the total consideration to the identifiable assets acquired and liabilities assumed measured at fair value at the acquisition date. The following table summarizes the consideration transferred for the LaderaTech Acquisition and the fair value of the assets acquired and liabilities assumed at the acquisition date:

May 7, 2020
Consideration:
Cash	$2,016
Contingent earnout	19,816

Total consideration transferred	$21,832

Recognized amounts of identifiable assets acquired, and liabilities assumed:
Cash	$46
Net working capital	(38)
In-process research and development	20,200
Deferred tax liability	(5,282)

Total net assets recorded	14,926
Goodwill	6,906

Total	$21,832

The actual results of operations of the acquisition have been included in the accompanying consolidated statements of operations and comprehensive income (loss) from the date of acquisition. The following table summarizes LaderaTech Acquisition revenue and earnings included in the accompanying consolidated statements of operations and comprehensive income (loss) from May 7, 2020 through December 31, 2020:

May 7, 2020 – December 31, 2020
Net sales	$609
Net income (loss)	(343)

The unaudited pro forma financial information in the table below summarizes the combined results of operations for the Company and the LaderaTech Acquisition as if the companies were combined as of January 1, 2019. The unaudited pro forma financial information as presented below is for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combinations occurred as of the date indicated or what the results would be for any future periods.

	(Unaudited) Years Ended December 31,
	2020	2019
Pro forma net sales	$339,579	$239,418
Pro forma net income (loss)	23,815	(42,335)

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

Ironman Acquisition

On March 20, 2019, the Company used proceeds from general business operations, debt from the Amendment discussed in Note 9, and equity to purchase all of the outstanding shares of First Response Fire Rescue, LLC, River City Fabrication, LLC, and H&S Transport, LLC (collectively, Ironman). The equity purchase agreement provided for $16,250 in cash to be paid at closing, subject to a final purchase price adjustment, contingent future payments of $11,250, and issuance of common equity for $2,500. The future payments are contingent upon continued employment at each anniversary date; and therefore, this portion does not represent purchase consideration but rather compensation expense recognized ratably over the service period. Transaction costs of $996 were incurred and expensed during 2019 and presented in other operating expense in the consolidated statement of operations and comprehensive income (loss). The Ironman Acquisition expands the Company’s access to new markets and is expected to generate synergies within the Fire Safety service industry. Goodwill is expected to be deductible for tax purposes. The goodwill recognized as a result of the acquisitions is attributable primarily to strategic and synergistic opportunities, the assembled workforces acquired and other factors.

The Ironman Acquisition was accounted for as a business combination, which requires an allocation of the total consideration to the identifiable assets and liabilities measured at fair value at the acquisition date. The following table summarizes the consideration transferred for the Ironman Acquisition and the fair value of the assets acquired and liabilities assumed at the acquisition date:

March 20, 2019
Consideration:
Cash	$16,814
Equity	2,500

Total consideration transferred	$19,314

Recognized amounts of identifiable assets acquired, and liabilities assumed:
Cash	$500
Net working capital (accounts receivable and accounts payable)	(262)
Inventory	513
Property, plant and equipment	1,900

Total net assets recorded	2,651
Goodwill	16,663

Total purchase consideration	$19,314

The actual results of operations of the acquisition has been included in the accompanying consolidated statements of operations and comprehensive income (loss) from the date of acquisition. Ironman’s revenue and earnings included in the accompanying consolidated statements of operations and comprehensive income (loss) from March 20, 2019 through December 31, 2020 is immaterial as their primary customer was Perimeter.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

4.	DISAGGREGATION OF REVENUES

Amounts recognized at a point in time primarily relate to products sold whereas amounts recognized over time primarily relate to services associated with the full-service retardant contracts. Revenues for year ended December 31, 2020 and 2019 are as follows:

	Years Ended December 31,
	2020	2019
Revenues from products	$320,681	$228,113
Revenues from services	17,137	9,295
Other revenues	1,759	1,902

Total net sales	$339,577	$239,310

5.	GOODWILL AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2020 and 2019 are as follows:

	Fire Safety	Oil Additives	Total
Balance as of December 31, 2018	$337,191	$118,567	$455,758
Business acquired	16,663	—	16,663
Foreign currency translation	973	(200)	773

Balance as of December 31, 2019	354,827	118,367	473,194
Business acquired	6,906	—	6,906
Foreign currency translation	1,034	907	1,941

Balance as of December 31, 2020	$362,767	$119,274	$482,041

Intangible assets and related accumulated amortization as of December 31, 2020 and 2019 are as follows:

	December 31, 2020
	Estimated Useful Life (in years)	Gross Value	Foreign Currency Translation	Accumulated Amortization	Net Book Value
Definite lived intangible assets:
Existing technology	15	$158,730	$1,747	$(25,903)	$134,574
Customer lists	10	419,900	96	(115,688)	304,308
Patents	7	1,759	136	(541)	1,354
Tradenames	10	900	2	(188)	714

Total definite-lived intangible assets		581,289	1,981	(142,320)	440,950

Indefinite-lived intangible assets
Tradenames	Indefinite	32,700	50	—	32,750

Total intangible assets		$32,700	$50	$—	$32,750

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

	December 31, 2019
	Estimated Useful Life (in years)	Gross Value	Foreign Currency Translation	Accumulated Amortization	Net Book Value
Definite lived intangible assets:
Existing technology	15	$138,435	$224	$(16,123)	$122,536
Customer lists	10	419,900	(4,054)	(72,966)	342,880
Patents	7	1,759	(18)	(249)	1,492
Tradenames	10	900	(24)	(89)	787

Total definite-lived intangible assets		560,994	(3,872)	(89,427)	467,695

Indefinite-lived intangible assets
Tradenames	Indefinite	32,700	(265)	—	32,435

Total intangible assets		$32,700	$(265)	$—	$32,435

On May 7, 2020, the Company recorded an in-process research and development intangible asset associated with the LaderaTech Acquisition. The intangible asset was completed prior to December 31, 2020 and thus transferred out from indefinite-life intangible assets and into intangible assets subject to amortization. For this reason, the LaderaTech technology was presented as “Existing technology” as of December 31, 2020 along with the related foreign currency translation and accumulated amortization.

Amortization expense for definite-lived intangible assets was $51,458 and $51,100 for the years ended December 31, 2020 and 2019, respectively.

Estimated annual amortization expense of intangible assets for the five years subsequent to December 31, 2020 and thereafter is as follows:

Amount
Years Ending December 31:
2021	$52,903
2022	52,903
2023	52,903
2024	52,903
2025	52,903
Thereafter	176,435

Total	$440,950

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

6.	PROPERTY, PLANT, AND EQUIPMENT, NET

Property, plant, and equipment, net as of December 31, 2020 and 2019 consists of the following:

	December 31,
	2020	2019
Buildings	$6,768	$6,480
Leasehold improvements	1,146	1,051
Furniture and fixtures	416	419
Machinery and equipment	51,286	45,623
Vehicles	4,311	3,101
Construction in progress	5,069	3,223

Total property, plant and equipment, gross	68,996	59,898
Accumulated depreciation	(20,761)	(13,611)

Total property, plant and equipment, net	$48,235	$46,287

For the years ended December 31, 2020 and 2019, depreciation expense was $6,659 and $6,925, respectively, of which substantially all was presented in cost of goods sold in the consolidated statements of operations and comprehensive income (loss).

7.	INCOME TAXES

The principal jurisdictions for which the Company files income tax returns are Luxembourg, U.S. federal and state, and other foreign jurisdictions where the Company has operations.

(a)	Recent Tax Legislation

On March 27, 2020, the CARES Act was enacted and signed into law. Certain provisions of the CARES Act impact the 2020 income tax provision of the Company. Most notably, the enacted legislation allows for a 5-year carryback of net operating losses generated in 2018 through 2020 and suspends the 80% of taxable income limitation on net operating losses generated in 2018 through 2020. Further, the CARES Act contains modifications on the limitation of business interest expense for tax years beginning in 2019 and 2020. The modifications to Section 163(j) of the Internal Revenue Code increase the allowable business interest deduction from 30% of adjusted taxable income to 50% of adjusted taxable income. As a result of the CARES Act, the Company expects to fully utilize all interest expense accrued in 2020. Additionally, the CARES Act allows employers to defer deposits on the employer’s share of Social Security tax during the payroll tax deferral period from March 27, 2020 through December 31, 2020. During the deferral period, the Company deferred $443 of Social Security taxes, half of which will be due on December 31, 2021, while the remainder will be due on December 31, 2022.

In April 2019, the 2019 budget law was passed in Luxembourg which changed the Company’s income tax rate from 26.01% to 24.94%.

A provision of the Tax Cuts and Jobs Act established minimum tax on certain foreign earnings (i.e., global intangible low-taxed income or GILTI). The Company completed an analysis of the GILTI tax rules and, under the final regulations, has made the election to exclude from GILTI income from a controlled foreign corporation that incurs a foreign tax at a rate greater than 90% of the U.S. corporate rate.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

(b)	Income Taxes

For the years ended December 31, 2020 and 2019, income (loss) before taxes consists of the following:

	Years Ended December 31,
	2020	2019
Luxembourg	$(1,230)	$50
U.S. operations	35,703	(60,660)
Other foreign operations	259	899

Total income (loss) before taxes	$34,732	$(59,711)

Income tax (expense) benefit consists of the following for the years ended December 31, 2020 and 2019:

	Year Ended December 31, 2020
	Current	Deferred	Total
Luxembourg	$(118)	$(930)	$(1,048)
U.S. federal	(7,546)	1,966	(5,580)
U.S. state, and local	(4,091)	(213)	(4,304)
Other foreign jurisdiction	(1,412)	1,861	449

Total income tax (expense) benefit	$(13,167)	$2,684	$(10,483)

	Year Ended December 31, 2019
	Current	Deferred	Total
Luxembourg	$(120)	$(16)	$(136)
U.S. federal	(1,933)	15,828	13,895
U.S. state, and local	(470)	5,477	5,007
Other foreign jurisdiction	(1,991)	899	(1,092)

Total income tax (expense) benefit	$(4,514)	$22,188	$17,674

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

(c)	Tax Rate Reconciliation

Income tax (expense) benefit differed from the amounts computed by applying the Luxembourg statutory income tax rate of 24.94% for each of 2019 and 2020, for the reasons set forth in the following table:

	Year Ended December 31,
	2020		2019
	Amount	%	Amount	%
Expected tax (expense) benefit at Luxembourg statutory income tax	$(8,662)	24.94%	$14,892	24.94%
(Increase)/ reduction in income taxes resulting from:
State and local income taxes, net	(2,171)	6.25	3,591	6.01
Effect of rates different from statutory	1,314	(3.78)	(2,196)	(3.68)
Global intangible low-taxed income	—	—	(818)	(1.37)
Section 250 deduction	472	(1.36)	467	0.78
Tax rate changes	(1,242)	3.57	2,680	4.49
Changes in prior year estimates	947	(2.73)	2,156	3.61
Change in valuation allowance	(1,780)	5.12	(3,170)	(5.31)
Other, net	639	(1.84)	72	0.12

Income tax benefit (expense)	$(10,483)	30.18%	$17,674	29.60%

The Company is subject to taxation in Luxembourg, the U.S., and other jurisdictions of its foreign subsidiaries. As of December 31, 2020, tax years 2017, 2018, and 2019 are subject to examination by the tax authorities in the U.S. The Company is currently under examination by tax authorities in Alberta, Canada.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

Significant	Components of Deferred Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2020 and 2019 are presented below:

	December 31,
	2020	2019
Deferred tax assets:
Net operating losses	$4,492	$2,965
Inventory (Sec. 263A)	58	242
Interest	5,812	13,672
Accrued liabilities	1,934	1,106
Goodwill and other intangibles	545	401
Other, net	546	2,200

Total deferred tax assets	13,387	20,586
Less: Valuation allowance	(5,060)	(3,280)

Total deferred tax assets, net of valuation allowance	8,327	17,306

Deferred tax liabilities:
Property, plant, and equipment	(5,932)	(5,539)
Goodwill and other intangibles	(114,514)	(120,048)
Other taxable temporary differences	(43)	(959)

Total deferred tax liabilities	(120,489)	(126,546)

Net deferred tax liability	$(112,162)	$(109,240)

As of December 31, 2020, all jurisdictions were in a net deferred tax liability position. As of December 31, 2019, the Luxembourg jurisdiction was in a $974 net deferred tax asset position and the amount is presented within other assets on the consolidated balance sheet.

The valuation allowance for deferred tax assets as of December 31, 2020 and 2019 primarily relates to net operating loss and interest deduction limitation carryforwards that, in the judgment of the Company, are not more-likely-than-not to be realized.

In assessing the realizability of deferred tax assets, the Company considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, the Company believes it is more-likely-than-not that it will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2020 and 2019.

The Company has not recognized a deferred tax liability of $3,319 related to its investments in foreign subsidiaries that are essentially permanent in duration. As of December 31, 2020, the total unrecognized temporary difference was $66,378 of unremitted foreign earnings that will be reinvested in the respective operations. Recognition of foreign withholding and any applicable income taxes on such earnings would be triggered by a Company decision to repatriate those earnings.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

At December 31, 2020, the Company has tax effected net operating loss carryforwards in Luxembourg of $922 of which $731 will expire starting in 2035 and the remainder $191 which can be carried forward indefinitely. The Company has U.S. state tax effected net operating loss carryforwards of approximately $323 that, if unused, will expire starting in 2039. The Company has other foreign tax effected net operating loss carryforwards of $3,246, of which the majority can be carried forward indefinitely.

The Company did not have any uncertain tax positions as of December 31, 2020 or 2019. As of December 31, 2020 and 2019, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts had been recognized in the consolidated statement of operations and comprehensive income (loss).

8.	OTHER LIABILITIES

Other non-current liabilities consist of the following as of December 31, 2020 and 2019:

	December 31,
	2020	2019
LaderaTech contingent earn out	$19,816	$—
Other	1,335	741

Total other liabilities	$21,151	$741

9.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets as of December 31, 2020 and 2019 consisted of the following:

	December 31,
	2020	2019
Advance to vendors	$7,343	$1,039
Other	4,063	874

Total prepaid expenses and other current assets	$11,406	$1,913

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

10.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities as of December 31, 2020 and 2019 consisted of the following:

	December 31,
	2020	2019
Accrued bonus	$4,653	$180
Accrued salaries	2,779	4,851
Accrued employee benefits	511	386
Accrued interest	79	7,114
Accrued purchases	2,347	3,929
Accrued taxes	2,905	3,829
Accrued construction	1,319	1,077
Other	1,452	995

Total accrued expenses and other current liabilities	$16,045	$22,361

11.	REVOLVING LINE OF CREDIT AND LONG-TERM DEBT

(a)	First and Second Lien Term Loans

On March 28, 2018, Invictus U.S., LLC and SK Invictus Intermediate II, S.à r.l., two wholly owned subsidiaries of Holdings, entered into credit agreements providing for committed credit facilities of $815,000, a substantial portion of which was used to fund the acquisition of the Company’s assets described in Note 1.

The First Lien Credit Facility (the First Lien) consists of a $545,000 U.S. dollar term loan, a multicurrency revolving credit facility (the Revolver), and a $16,000 extension on the original term loan. The First Lien was issued with an original issue discount (OID) of 0.30%, to which net of amortization was $1,000 as of December 31, 2020. Principal and interest payments are due on a monthly basis. The First Lien matures on March 28, 2025, and any outstanding borrowings can be repaid without penalty. The First Lien is secured by substantially all of the assets to the Company. Interest is based on a floating rate indexed to either LIBOR plus an applicable margin, federal funds rate plus an applicable margin, or the prime rate plus an applicable margin. The average effective interest rate during the years ended December 31, 2020 and 2019 was 4.17% and 5.43%, respectively. The First Lien contains a series of restrictive financial and nonfinancial covenants which, among other things, limit the ability of the Company to: i) incur additional indebtedness, ii) create liens, iii) make investments or make other restricted payments, iv) sell assets, v) substantially change the nature of the Company, and vi) enter into certain transactions with affiliates.

On November 23, 2018, the Company executed the First Amendment to the First Lien (the Amendment) for an incremental term loan in the amount of $16,000. The liability was recorded when cash was received on February 13, 2019. Significant terms of this amendment (including maturity, principal payment frequency, interest rate, and covenants) are identical to the First Lien.

The Second Lien Credit Facility (the Second Lien) consists of a $155,000 U.S. dollar term loan with a maturity of March 28, 2026. There are no required principal payments on the Second Lien until maturity with interest payments due quarterly. The Second Lien is secured by substantially all of the assets of the Company and can be repaid without penalty. The Company made a principal payment of $15,000 during 2020. Interest is based on a floating rate indexed to either LIBOR plus an applicable

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

margin, federal funds rate plus an applicable margin, or the prime rate plus an applicable margin. The average effective interest rate during the years ended December 31, 2020 and 2019 was 7.97% and 9.24%, respectively. The Second Lien contains a series of similar restrictive financial and nonfinancial covenants as the First Lien.

(b)	Revolving Credit Facility

The Revolver provides for maximum borrowings of $100,000. Interest is based on the same terms as the First Lien. The Company had $0 and $25,000 outstanding on the Revolver at December 31, 2020 and 2019, respectively. Available borrowings under the Revolver were $100,000 and $75,000 at December 31, 2020 and 2019, respectively. The Revolver matures on March 28, 2023 and has a 0.5% unused commitment fee. The Revolver also contains a $10,000 standby letter of credit sub-facility and a $10,000 swing line sub-facility. At December 31, 2020 and 2019, no letters of credit were outstanding, and $0 and $1,500 was outstanding on the swing line, respectively. The Revolver contains a series of restrictive financial and nonfinancial covenants similar to those of the First Lien plus a debt to EBITDA leverage ratio that is only applicable when the aggregate outstanding amount of the Revolver, any swing line loans, and letters of credit is greater than 35.0%, as of the last day of the fiscal quarter, of the commitment under the Revolver.

As of December 31, 2020, the Company was in compliance with all covenants.

The Company’s long-term debt was as follows as of December 31, 2020 and 2019:

	December 31,
	2020	2019
First Lien due in quarterly installments of $1,402.5 and a final payment of $523,253 at March 28, 2025	$545,693	$551,303
Second Lien due with final payment of $155,000 at March 28, 2026	155,000	170,000
Revolver	—	25,000
Less: unamortized debt issuance costs	(13,422)	(16,438)

	687,271	729,865

Less: current maturities	(6,723)	(5,610)

Long-term debt, less current maturities	$680,548	$724,255

In accordance with the provisions of the First Lien, Second Lien, and the Revolver, the Company is required to make an annual mandatory principal prepayment on the term loans to the extent the Company realizes consolidated excess cash flow, as defined, in a given fiscal year. This requirement commenced in 2020 and an excess cash payment of $1,113 has been recorded in the current portion of long-term debt as of December 31, 2020.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

As of December 31, 2020, the scheduled maturities, without consideration of potential mandatory prepayments, of the long-term debt were as follows:

Amount
Years Ending December 31:
2021	$6,723
2022	5,610
2023	5,610
2024	5,610
2025	522,140
Thereafter	155,000

Total	$700,693

12.	COMMITMENTS AND CONTINGENCIES

(a)	Commitments

The Company has a supply agreement to purchase elemental phosphorus (P4) from a supplier through 2023. The contract price is tied to the contract year cost times a multiplier, subject to a market-driven benchmark price adjustment, which is generally settled once per year. The Company did not purchase the anticipated minimum pounds of P4 during the year ended December 31, 2020 or 2019. Further, the Company has no obligation to record, as there is no financial penalty owed to the vendor. Costs incurred under this supply agreement were $31,841 and $30,500 during the years ended December 31, 2020 and 2019, respectively.

(b)	Leases

The Company leases facilities and other machinery and equipment under long-term noncancelable operating leases through August 31, 2037. As of December 31, 2020, the future minimum rental payments required by the long-term noncancelable operating leases are as follows:

Amount
Years Ending December 31:
2021	$3,103
2022	2,898
2023	2,603
2024	1,824
2025	1,616
Thereafter	4,106

Total	$16,150

Minimum rental payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rent expense for operating leases for the years ended December 31, 2020 and 2019 was $3,529, and $3,050, respectively, of which $2,931 and $2,767 was presented in cost of goods sold and $328 and $283 presented in selling, general, and administrative in the consolidated statements of operations and comrehensive income (loss) for the years ended December 31, 2020 and 2019, respectively.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

(c)	Legal Proceedings

The Company is involved in various claims, actions, and legal proceedings arising in the ordinary course of business, including a number of matters related to the aqueous film forming foam litigation consolidated in the District of South Carolina multi-district litigation and other similar matters pending in other jurisdictions in the United States. The Company’s exposure to losses, if any, is not considered probable or reasonably estimable at this time.

13.	FAIR VALUE MEASUREMENTS

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other current liabilities approximates fair value due to the short-term nature of their maturities. Borrowings under the Company’s Revolving Credit Facility and First and Second Lien Term Loans accrue interest at a floating rate tied to a standard short-term borrowing index, selected at the Company’s option, plus an applicable margin. The carrying amount of this floating rate debt approximates fair value based upon the respective interest rates adjusting with market rate adjustments.

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or a liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 inputs: Other than quoted prices in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The following tables set forth the Company’s liabilities that were measured at fair value on a nonrecurring basis during the period, by level, within the fair value hierarchy:

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
LaderaTech contingent earnout included in other liabilities, non-current	$—	$—	$19,816	$19,816

There was no contingent earnout as of December 31, 2019.

The fair value of the contingent consideration used for the acquisition of LaderaTech was $19,816 (see Note 3). This consists of a Qualified Product List (QPL) payment and an earn out payment. These were both measured on a recurring basis using Level 3 fair value inputs. The QPL payment is contingent upon the acquired technology being listed on the U.S. Forest Service’s QPL and was valued using a scenario-based method with inputs based upon future estimated payments. This was valued at $2,813 as of the acquisition

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

date. The earn-out is based on achieving certain thresholds of revenues through December 31, 2026 and was valued using a Monte Carlo simulation with inputs based upon future projected revenues, projected gross margins and a discount rate of 10% as of the acquisition date. There were no material adjustments to the Company’s estimated fair value of contingent consideration as of December 31, 2020 as post-acquisition activity remained in line with the Company’s initial projections for developing the technology and progressing the product’s registration on the QPL. Significant changes in the projected revenue, projected gross margin, or discount rate would have a material impact on the fair value of the contingent consideration.

14.	SEGMENT AND REGIONAL SALES INFORMATION

The Company’s products and operations are managed and reported in two operating segments: Fire Safety and Oil Additives.

The Company’s Fire Safety segment produces a range of firefighting chemicals with a broad product offering across fire retardant and firefighting foam applications.

The Company’s Oil Additives segment develops, manufactures, blends, markets and supplies a range of high-quality lubricant additives used in the production of organophosphate insecticides, flotation chemicals, pharmaceutical cleaning applications and developing battery technology.

Certain operating expenses are allocated to the operating segments based upon internally established allocation methodologies. Interest income, interest expense, other income (expense) and certain corporate operating expenses are neither allocated to the segments nor included in the measures of segment performance by the chief operating decision-maker (“CODM”). The corporate category is not considered to be a segment. The CODM is the Chief Executive Officer (“CEO”).

The Company’s CODM uses sales and adjusted EBITDA to assess the ongoing performance of the Company’s business segments and to allocate resources. The following table presents net sales and Adjusted EBITDA for each reportable segment for the years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020	2019
Segment Net Sales by Product Line:
Fire Safety
Suppressants	$33,838	$34,865
Retardants	211,130	116,296

Total fire safety net sales	244,968	151,161

Oil additives	94,609	88,149

Total net sales	339,577	239,310

Total net sales as reported	$339,577	$239,310

Adjusted EBITDA:
Fire Safety	$112,034	$44,748
Oil additives	23,977	16,841

Total adjusted EBITDA	$136,011	$61,589

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

See below for a reconciliation of adjusted EBITDA from Net income (loss), the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP:

	Year Ended December 31, 2020
	Fire Safety	Oil Additives	Consolidated Total
Net income (loss)	$16,584	$7,665	$24,249
Income tax expense	6,526	3,957	10,483

Income (loss) before income taxes	23,110	11,622	34,732

Depreciation and amortization	41,271	16,846	58,117
Interest and financing expense	41,879	138	42,017
Restructuring charges	2,300	79	2,379
Management fees	1,281	—	1,281
Contingent future payments	3,125	—	3,125
Unrealized foreign currency (gain)	(932)	(4,708)	(5,640)

Adjusted EBITDA	$112,034	$23,977	$136,011

	Year Ended December 31, 2019
	Fire Safety	Oil Additives	Consolidated Total
Net income (loss)	$(36,429)	$(5,608)	$(42,037)
Income tax expense	(21,486)	3,812	(17,674)

Income (loss) before income taxes	(57,915)	(1,796)	(59,711)

Depreciation and amortization	40,761	17,264	58,025
Interest and financing expense	51,642	13	51,655
Restructuring charges	3,821	—	3,821
Management fees	1,366	—	1,366
Contingent future payments	3,749	—	3,749
Unrealized foreign currency (gain)	1,323	1,361	2,684

Adjusted EBITDA	$44,748	$16,841	$61,589

Net Sales by geographical region is as follows. The Company has no operations in any individual international country that represented more than 10% of sales in 2020 or 2019.

	Year Ended December 31,
	2020	2019
United States	82%	65%
International sales	18%	35%

Total net sales	100%	100%

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

Property, plant and equipment, net by geographical area consisted of the following:

	Year Ended December 31,
	2020	2019
United States	$29,155	$29,379
Canada	3,403	3,853
Germany	13,487	11,061
Other foreign countries	2,190	1,994

Total property, plant and equipment, net	$48,235	$46,287

15.	RELATED PARTIES

The Company has had a purchase and sales agreement with the former owners of the original Invictus business (the Sellers) for specific raw materials. In 2020 and 2019, the Company had raw material purchases of $2,750 and $9,200, respectively, in the ordinary course of business. Additionally, in 2020 and 2019, the Company sold raw materials at cost of $6,400 and $6,650, respectively. Sales of raw materials are recorded net as “the agent” since the Company does not have the following: a) primary responsibility for fulfilling the promise to provide the specified good, b) inventory risk before the specified good is transferred to the customer, or c) discretion in establishing the prices for the specified good. This related party transaction is not at arm’s length.

The Company entered into a transition services agreement (TSA) during 2018 with the Sellers to provide certain functional and infrastructure support for supply chain, information technology, human resources, finance and accounting, and other miscellaneous services for a period of time until the Company transitioned over such services. The Company paid $250 in total fees under the TSA in 2019, which is presented in selling, general, and administrative expenses in the consolidated statements of operations and comprehensive income (loss). The TSA arrangement ceased during 2019 and, as such, no further fees have been paid.

When involved, the Sponsor charges a 1% fee on business acquisition transactions in addition to reimbursement for out-of-pocket expenses. The Company paid transaction-related costs of $0 and $300, respectively, on behalf of its Sponsor for the years ended December 31, 2020 and 2019, which are presented in other operating costs in the consolidated statements of operations and comprehensive income (loss). Additionally, the Sponsor provides board oversight, operational and strategic support, and assistance with business development in return for a quarterly management fee. Total management consulting fees and expenses were $1,281 and $1,366 for the years ended December 31, 2020 and 2019, respectively, and are presented in other operating expenses in the consolidated statements of operations and comprehensive income (loss).

The Company entered into multiple lease arrangements for real property with the sellers of the Ironman Acquisition in 2019 that the Company continued to occupy post-acquisition. The Company paid $440 and $300 in rent and related expenses during the years ended December 31, 2020 and 2019, respectively. Additionally, in 2019, during the period prior to the acquisition, the Company purchased $1,700 in goods and services in the normal course of business from the sellers.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands)

16.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 1, 2021, the date at which the consolidated financial statements were available to be issued.

Budenheim Acquisition

On March 2, 2021, the Company used proceeds from general business operations to purchase all of the wildfire retardant and foam assets of Budenheim Iberica, S.L.U. The asset purchase agreement provided for approximately $3,600 in cash to be paid at closing. The Budenheim Acquisition expands the Company’s access to new markets and is expected to result in additional revenue within the Fire Safety segment. The Company has performed a preliminary purchase price allocation, where amounts allocated to the individual assets and liabilities included within the balance sheet were not material. Acquisition costs related to the purchase of Budenheim were also immaterial.

Project Boundary

On June 15, 2021, the Company’s Sponsor entered into a Definitive Agreement with Everarc Holdings Limited to acquire Perimeter Solutions. The transaction financing is fully committed and is not subject to shareholder approval.

PC Australasia Acquisition

On April 1, 2021, the Company used proceeds from general business operations to purchase all of the wildfire retardant and foam assets of PC Australasia Pty Ltd. The asset purchase agreement provided for approximately $2,700 in cash to be paid at closing. The PC Australasia Acquisition provides the Company direct access to existing markets within the Fire Safety service industry. The Company has performed a preliminary purchase price allocation, where amounts allocated to the individual assets and liabilities included within the balance sheet were not material. Acquisition costs related to the purchase of PC Australasia were also immaterial.

Magnum Acquisition

On July 1, 2021, the Company used proceeds from general business operations to purchase all of the assets of Magnum Fire & Safety Systems. The asset purchase agreement provided for approximately $1,200 in cash to be paid at closing. The Magnum Acquisition expands the Company’s access to new markets and is expected to result in additional revenue in firefighting foam equipment and systems. As of September 1, 2021, the initial accounting for the business combination has not been completed, including the identification and measurement of certain intangible assets and goodwill. Acquisition costs related to the purchase of Magnum for the six months ended June 30, 2021 were immaterial.

******

EverArc Holdings Limited

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Six Months Ended April 30, 2021	November 8, 2019 (Inception) through April 30, 2020
Expenses
Operating expenses	$934,348	$1,641,401
Operating expenses – related party (See Note 7)	94,613	148,779

Operating loss	(1,028,961)	(1,790,180)
Other Income (Expense)
Gain on investments	84,098	1,331,296
Other income	—	6

Total other income (expense)	84,098	1,331,302

Net Loss	$(944,863)	$(458,878)

Unrealized gain (loss) on investments	(9,381)	244,232

Total Comprehensive Loss	$(954,244)	$(214,646)

Weighted average Ordinary Shares outstanding, basic and diluted	40,832,500	31,537,529
Net loss per Ordinary Share, basic and diluted	$(0.02)	$(0.01)

The accompanying notes are an integral part of the unaudited condensed financial statements.

EverArc Holdings Limited

Condensed Statements of Financial Position

	April 30, 2021	October 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$803	$19,997
Short-term investments	398,872,620	399,986,263
Prepayments and other current assets	692,827	457,174

Total current assets	399,566,250	400,463,434

Total assets	399,566,250	400,463,434

Liabilities
Current liabilities
Payables	111,782	87,599

Total current liabilities	111,782	87,599

Total liabilities	111,782	87,599

Commitments and contingencies (Note 8)

Equity
Founder Shares (100 shares issued and outstanding with no par value)	—	—
Ordinary Share (40,832,500 shares issued and outstanding with no par value)	—	—
Subscription receivable	(1,000)	(1,000)
Additional paid in capital	401,357,544	401,324,667
Accumulated other comprehensive income	17,327	26,708
Accumulated deficit	(1,919,403)	(974,540)

Total equity	$399,454,468	$400,375,835

The accompanying notes are an integral part of the unaudited condensed financial statements.

EverArc Holdings Limited

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended April 30, 2021	November 8, 2019 (Inception) through April 30, 2020
Cash flows from operating activities
Net loss	$(944,863)	$(458,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	32,877	115,574
Realized gain on short-term investments	(70,537)	(245,357)
Changes in operating assets and liabilities:
Increase in prepayments and other current assets	(235,653)	(593,784)
Increase in payables	24,183	23,550

Net cash used in operating activities	(1,193,993)	(1,158,895)

Investing activities
Purchase of short-term investments	(340,846,644)	(1,111,355,754)
Sale of short-term investments	342,021,443	711,458,105

Net cash used in investing activities	1,174,799	(399,897,649)

Financing activities
Issuance of Ordinary Shares and Warrants	—	411,430,000
Payments of share issuance costs	—	(10,373,456)

Net cash provided by financing activities	—	401,056,544

Decrease in cash and cash equivalents	(19,194)	—
Cash and cash equivalents at start of period	19,997	—

Cash and cash equivalents at end of period	$803	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

EverArc Holdings Limited

Condensed Statements of Changes in Shareholders’ Equity

(Unaudited)

	Shares		Amounts
	Founder Shares	Ordinary Shares	Founder Shares	Ordinary Shares	Subscription Receivable	Additional Paid in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total
Balance as of November 8, 2019 (Inception)	—	—	$—	$—	$—	$—	$—	$—	$—
Issuance of Founder Shares	100	—	—	—	(1,000)	1,000	—	—	—
Initial Public Offering	—	34,000,000	—	—	—	340,000,000	—	—	340,000,000
Subsequent Issuance	—	6,800,000	—	—	—	71,400,000	—	—	71,400,000
Issuance costs	—	—	—	—	—	(10,373,456)	—	—	(10,373,456)
Warrant exercise	—	2,500	—	—	—	30,000	—	—	30,000
Net loss	—	—	—	—	—	—	—	(458,878)	(458,878)
Stock-based compensation	—	30,000	—	—	—	115,574	—	—	115,574
Other comprehensive income (loss)	—	—	—	—	—	—	244,232	—	244,232

Balance as of April 30, 2020	100	40,832,500	$—	$—	$(1,000)	$401,173,118	$244,232	$(458,878)	$400,957,472

Balance as of November 1, 2020	100	40,832,500	$—	$—	$(1,000)	$401,324,667	$26,708	$(974,540)	$400,375,835
Net loss	—	—	—	—	—		—	(944,863)	(944,863)
Stock-based compensation	—	—	—	—	—	32,877	—	—	32,877
Other comprehensive income (loss)	—	—	—	—	—	—	(9,381)	—	(9,381)

Balance as of April 30, 2021	100	40,832,500	$—	$—	$(1,000)	$401,357,544	$17,327	$(1,919,403)	$399,454,468

The accompanying notes are an integral part of the unaudited condensed financial statements.

EverArc Holdings Limited

Notes to Unaudited Condensed Financial Statements

Note 1. Business Overview

EverArc Holdings Limited (the “Company”) was incorporated on November 8, 2019 with limited liability under the laws of the British Virgin Islands (“BVI”) under the BVI Companies Act. The Company was formed to undertake an acquisition of one target company or business (the “Acquisition”). In accordance with the Company’s Article of Incorporation (the “Articles”), the Company is authorized to issue an unlimited number of ordinary shares (the “Ordinary Shares”) or founder shares (the “Founder Shares”) each with no par value.

On November 14, 2019, the Company issued 100 Founder Shares to EverArc Founders LLC (the “Founder Entity”) at $10 per share.

On December 17, 2019, the Company consummated its initial public offering (the “Initial Public Offering” or “IPO”), and its Ordinary Shares and accompanying warrants (the “Warrants”) were admitted for trading on the Main Market of the London Stock Exchange (the “Admission”).

The Company consists of a single operating segment. All activities for the period from November 8, 2019 (inception) through April 30, 2021 were related to the Company’s formation, IPO and identifying a target company or business for the Acquisition.

On June 16, 2021, the Company announced that it had entered into a definitive agreement to acquire Perimeter Solutions (“Perimeter Solutions”), a leading global manufacturer of high-quality firefighting products and lubricant additives. The Acquisition is valued at approximately $2 billion, to be paid in cash and preferred shares. The boards of directors of the Company and Perimeter Solutions have each approved the proposed Acquisition. The Acquisition is expected to close in the fourth quarter of 2021 subject to customary closing conditions, including but are not limited to reorganization of the two entities and filing of Securities and Exchange Commission (“SEC”) registration statements in order to list the combined company on a U.S. based stock exchange. See Note 9. Subsequent Events for further discussion.

Note 2. Basis of Presentation and Significant Accounting Policies

The unaudited condensed financial statements and the accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and pursuant to the applicable rules and regulations of the SEC pertaining to interim financial information, although the Company itself is not an SEC registrant. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP have been condensed or omitted. Therefore, these unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements for the fiscal year ended October 31, 2020, and notes thereto, which are included elsewhere in this registration statement. The Company’s functional and reporting currency is U.S. dollars.

The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may differ from our estimates. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments (consisting of normal recurring adjustments unless otherwise specified) necessary for a fair statement of the Company’s financial condition and results of operations as of and for the periods presented. The results and trends in these condensed financial statements may not be representative of the results that may be expected for the fiscal year ending October 31, 2021.

The Company does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the unaudited condensed financial statements.

Net Income (Loss) Per Ordinary Share

The Company applies the two-class method in calculating income (loss) per share. Net income (loss) per Ordinary Share is computed by dividing net income (loss) by the weighted average number of Ordinary Shares outstanding for the period. The Founder Shares do not carry any right to participate in any dividends or other distributions.

For the six months ended April 30, 2021 and the period of November 8, 2019 (Inception) through April 30, 2020, the Company excluded the effect of the Warrants in the calculation of diluted loss per share, since the conversion of the Warrants into Ordinary Shares would be anti-dilutive as the Company incurred net losses for the periods presented. As a result, diluted net loss per Ordinary Share is the same as basic net loss per Ordinary Share for the periods presented.

Note 3. Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of April 30, 2021 and October 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Level	April 30, 2021	October 31, 2020
Short-term Investments	2	$398,872,620	$399,986,263

Level 2 instruments include short-term investments in zero coupon US Treasury Bills and US Treasury Liquidity Funds. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices of similar instruments from dealers or brokers, and other similar sources to determine the fair value of its investments. The carrying value of the short-term investments was $398.9 million and $400.0 million as of April 30, 2021 and October 31, 2020, respectively.

There were no transfers between levels for the six months ended April 30, 2021 or during the period from November 8, 2019 (Inception) through April 30, 2020.

As of April 30, 2021 and October 31, 2020, the carrying values of cash, prepayments and other current assets, and payables approximate their fair values due to the short-term nature of the instruments.

Note 4. Operating Expenses

The following table presents the Company’s operating expenses for the periods presented:

	Six Months Ended April 30, 2021	November 8, 2019 (Inception) through April 30, 2020
Listing expenses	$—	$410,622
Legal and professional fees	360,727	900,991
Insurance	293,355	183,082
Directors’ remuneration	144,862	115,890
Administration fees	16,406	74,102
Audit fee	49,615	—
General expenses	163,996	105,493

Total operating expenses	$1,028,961	$1,790,180

Note 5. Payables

The following table presents the Company’s payables for the periods presented:

	April 30, 2021	October 31, 2020
Accounts payable and accrued liabilities	$59,842	$87,599
Accrued compensation	24,658	—
Bank overdraft	27,282	—

Total payables	$111,782	$87,599

Note 6. Shareholders’ Equity

Ordinary Shares

There were no changes in Ordinary Shares issued and outstanding for the six months ended April 30, 2021.

The table below presents the Ordinary Share activities that occurred during the period from November 8, 2019 (Inception) through April 30, 2020:

Event	Date of issuance	Quantity	Price
IPO	December 12, 2019	34,000,000	$10.00
Non-Founder Directors’ first-year remuneration, vested over one year from the date of issuance (1)	December 12, 2019	30,000	10.00
Subsequent Issuance	January 15, 2020	6,800,000	10.50
Exercise of 10,000 Warrants	April 15, 2020	2,500	12.00

Issued and outstanding as of April 30, 2020		40,832,500

(1)

Each of the four non-founder directors on the Company’s board (the “Non-Founder Directors”) opted to have their first year’s annual remuneration paid in 7,500 Ordinary Shares at fair value of $10 per Ordinary Share, resulting in total of 30,000 Ordinary Shares with accompanying Warrants issued to the Non-Founder Directors in connection with the IPO. Such Directors’ remuneration expense is calculated using the value of the Ordinary Shares at issuance prorated for the period of service and included within operating expenses on the consolidated statement of operations and comprehensive loss.

Ordinary Shares grant the following rights to the shareholders:

(a)

the right to receive all amounts available for distribution and from time to time to be distributed by way of dividend or otherwise at such time as the members of the board of the directors of the Company (the “Directors”) shall determine;

(b)

pro rata distribution of the assets of the Company available for distribution upon a winding-up of the Company subject to the BVI Companies Act, provided there are sufficient assets available. Distribution will be made to the holders of Ordinary Shares and Founder Shares pro rata to the number of such fully paid up shares held by each holder relative to the total number of issued and fully paid up Ordinary Shares as if such fully paid up Founder Shares had been converted into Ordinary Shares immediately prior to the winding-up; and

(c)

the right to receive notice of, attend and vote as a member at any meeting of members except in relation to any resolution of members that the Directors, in their absolute discretion (acting in good faith) determine is: (i) necessary or desirable in connection with a merger or consolidation in relation to, in connection with or resulting from the Acquisition (including at any time after the Acquisition has been made); or (ii) to approve matters in relation to, in connection with or resulting from the Acquisition (whether before or after the Acquisition has been made).

Founder Shares

There were no changes in Founder Shares issued and outstanding for the six months ended April 30, 2021.

During the period from November 8, 2019 (Inception) through April 30, 2020, the Company issued 100 Founder Shares to the Founder Entity on November 14, 2019 at $10.00 per share, which was reflected in subscription receivable and additional paid capital on the statements of changes in shareholders’ equity.

The Founder Shares will automatically convert into Ordinary Shares on a one-for-one basis, subject to such adjustments as the Directors in their absolute discretion determine to be fair and reasonable in the event of a consolidation or sub-division of the Ordinary Shares in issue after the date of Admission or otherwise as determined in accordance with the Articles, immediately following completion of the Acquisition (or if any such date is not a trading day of the Main Market of the London Stock Exchange, the first trading day immediately following such date).

The Founder Shares alone carry the right to vote on any resolution of members required, pursuant to BVI law, to approve any matter in connection with the Acquisition, or a merger or consolidation in connection with the Acquisition but otherwise have no right to receive notice of and to attend and vote at any meetings of members.

The Founder Shares do not carry any right to participate in any dividends or other distributions and have no cash settlement rights.

Warrants

The Company has issued an aggregate of 34,030,000 Warrants to the purchasers of Ordinary Shares in connection with the IPO and Non-Founder Directors’ remuneration in December 2019. Each Warrant, during the subscription period, entitles a holder to subscribe for one-fourth of an Ordinary Share upon exercise. Warrants are exercisable in multiples of four for one Ordinary Share at a price of $12.00 per whole Ordinary Share. The subscription period commenced on the date of Admission (December 17, 2019) and ends on the earlier of the third anniversary of the completion of the Acquisition and such earlier date as determined by the warrant instrument dated December 12, 2019 (the “Warrant Instrument”). The Warrants are classified within equity as management has determined that they are indexed to the Company’s own equity and meet the criteria for equity classification, including the fact that there are no provisions that would require cash settlement of the Warrants.

The Warrants are also subject to mandatory redemption at $0.01 per Warrant if at any time the average price per Ordinary Share equals or exceeds $18.00 for a period of ten consecutive trading days subject to any prior adjustment in accordance with the terms of the Warrant Instrument. Management considers this feature to be an early exercise contingency.

On April 15, 2020, 10,000 Warrants held by an investor were exercised and exchanged for 2,500 Ordinary Shares at $12.00 per share.

As of April 30, 2021 and October 31, 2020, there were 34,020,000 Warrants issued and outstanding.

Note 7. Related Party Transactions

During the six months ended April 30, 2021, the Company reimbursed the Founder Entity for $94,613 in expenses related to the general operations of the Company.

During the period from November 8, 2019 (Inception) through April 30, 2020, the following related party transactions occurred:

1)	Founder Shares – the Company issued 100 Founder Shares at $10.00 per share in November 2019;

2)	Founder Entity Reimbursement – The Company reimbursed the Founder Entity for $148,779 in expenses related to the general operations of the Company.

3)

Sales of Equity to Related Parties – The founding members (the “Founders”) and Directors of the Company have purchased 1,500,000 Ordinary Shares and the accompanying Warrants at $10.00 per share upon the Initial Public Offering. A further 95,239 Ordinary Shares with no accompanying warrants were purchased by one of the Founders at $10.50 per share in January 2020. The Founders, the Founder Entity and the Directors of the Company have entered into lockup arrangements, which limit them from reselling the Founder Shares, Ordinary Shares and the Warrants that they own directly or indirectly starting from December 12, 2019 and ending the earlier of (i) one year after the Company has completed the Acquisition or (ii) upon the passing of a resolution to voluntarily wind up the Company for failure to complete the Acquisition.

4)

Founder Advisory Agreement – The Company entered into the Founder Advisory Agreement with the Founder Entity to incentivize the Founders to achieve the Company’s objectives by providing a return linked to the market value of the Ordinary Shares. The Founder Entity is entitled to fixed and variable compensation for the fiscal year the Acquisition is consummated and for each of the six and ten fiscal years thereafter, respectively. The compensation to the Founder Entity will be recognized when such amounts are probable and reasonably estimable.

For the six months ended April 30, 2021 and the period from November 8, 2019 (Inception) through April 30, 2020, no costs or payables have been recognized in relation to the Agreement because the Acquisition has not been consummated.

Note 8. Commitments and Contingencies

In addition to the Founder Advisory Agreement discussed in Note 7 above, the Company does not have other commitments and contingencies as of April 30, 2021 or October 31, 2020. See Note 9. Subsequent Events for commitments and contingencies that occurred after April 2021.

Note 9. Subsequent Events

On June 16, 2021, the Company announced that it had entered into a definitive agreement with SK Invictus Holdings S.à.r.l. (“SK”), an affiliate of funds advised by SK Capital Partners, to acquire 100% of SK Invictus Intermediate S.à.r.l., the ultimate parent company of Perimeter Solutions, a leading global manufacturer of high-quality firefighting products and lubricant additives valued at approximately $2 billion.

The purchase consideration payable in connection with the Acquisition is expected to be funded from a combination of: (i) the Company’s existing cash balances raised at the time of its IPO and in a subsequent placing of approximately $400 million; (ii) additional proceeds of $1.15 billion which the Company has raised from an equity issuance to a limited group of institutional shareholders, which is conditional upon the closing of the acquisition; (iii) committed loan facilities in an aggregate amount of $600 million; and (iv) the issuance of $100 million of preferred equity to SK.

The boards of directors of the Company and Perimeter Solutions have each approved the proposed Acquisition. Closing of the Acquisition, which is expected to take place in the fourth quarter of 2021, is subject to customary conditions.

There have been no other circumstances or events subsequent to the period end which require adjustment of or additional disclosure in the unaudited condensed financial statements or the accompanying notes through the date of issuance of these financial statements on September 1, 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Everarc Holdings Limited

Opinion on the financial statements

We have audited the accompanying Statement of Financial Position of Everarc Holdings Limited (a company incorporated under the laws of the British Virgin Islands (“BVI”) under the BVI Companies Act) (the “Company”) as of October 31, 2020, the related Statement of Operations and Comprehensive Loss, Statement of Changes in Shareholders’ Equity, and Statement of Cash Flows for the period from November 8, 2019 (inception) to October 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2020, and the results of its operations and its cash flows for the period from November 8, 2019 (inception) to October 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

GRANT THORNTON UK LLP

We have served as the Company’s auditor since 2020

London, United Kingdom

September 1, 2021

EverArc Holdings Limited

Statement of Operations and Comprehensive Loss

November 8, 2019 (Inception) through October 31, 2020
Expenses
Operating expenses	$2,432,722
Operating expenses – related party (See Note 6)	187,990

Operating loss	(2,620,712)
Other Income (Expense)
Gain on investments	1,646,166
Other income	6

Total other income (expense)	1,646,172

Net Loss	$(974,540)

Unrealized gain on investments	26,708

Total Comprehensive Loss	$(947,832)

Weighted average Ordinary Shares outstanding, basic and diluted	36,301,525
Net loss per Ordinary Share, basic and diluted	$(0.03)

The accompanying notes are an integral part of the financial statements.

EverArc Holdings Limited

Statement of Financial Position

October 31, 2020
Assets
Current assets
Cash and cash equivalents	$19,997
Short-term investments	399,986,263
Prepayments and other current assets	457,174

Total current assets	400,463,434

Total assets	400,463,434

Liabilities
Current liabilities
Accounts payable	87,599

Total current liabilities	87,599

Total liabilities	87,599

Commitments and contingencies (Note 7)

Equity
Founder Shares (100 shares issued and outstanding with no par value)	—
Ordinary Share (40,832,500 shares issued and outstanding with no par value)	—
Subscription receivable	(1,000)
Additional paid in capital	401,324,667
Accumulated other comprehensive income	26,708
Accumulated deficit	(974,540)

Total equity	$400,375,835

The accompanying notes are an integral part of the financial statements.

EverArc Holdings Limited

Statement of Cash Flows

November 8, 2019 (Inception) through October 31, 2020
Cash flows from operating activities
Net loss	$(974,540)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	267,123
Realized gain on short-term investments	(523,408)
Changes in operating assets and liabilities:
Increase in prepayments and other current assets	(457,174)
Increase in accounts payable	87,599

Net cash used in operating activities	(1,600,400)

Investing activities
Purchase of short-term investments	(1,890,534,473)
Sale of short-term investments	1,491,098,326

Net cash used in investing activities	(399,436,147)

Financing activities
Issuance of Ordinary Shares and Warrants	411,430,000
Payments of share issuance costs	(10,373,456)

Net cash provided by financing activities	401,056,544

Increase in cash and cash equivalents	19,997
Cash and cash equivalents at start of period	—

Cash and cash equivalents at end of period	$19,997

The accompanying notes are an integral part of the financial statements.

EverArc Holdings Limited

Statement of Changes in Shareholders’ Equity

	Shares		Amounts
	Founder Shares	Ordinary Shares	Founder Shares	Ordinary Shares	Subscription Receivable	Additional Paid in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total
Balance as of November 8, 2019 (Inception)	—	—	$—	$—	$—	$—	$—	$—	$—
Issuance of Founder Shares	100	—	—	—	(1,000)	1,000	—	—	—
Initial Public Offering	—	34,000,000	—	—	—	340,000,000	—	—	340,000,000
Subsequent Issuance	—	6,800,000	—	—	—	71,400,000	—	—	71,400,000
Issuance costs	—	—	—	—	—	(10,373,456)	—	—	(10,373,456)
Warrant exercise	—	2,500	—	—	—	30,000	—	—	30,000
Net loss	—	—	—	—	—	—	—	(974,540)	(974,540)
Stock-based compensation expense	—	30,000	—	—	—	267,123	—	—	267,123
Other comprehensive income (loss)	—	—	—	—	—	—	26,708	—	26,708

Balance as of October 31, 2020	100	40,832,500	$—	$—	$(1,000)	$401,324,667	$26,708	$(974,540)	$400,375,835

The accompanying notes are an integral part of the financial statements.

EverArc Holdings Limited

Notes to Audited Financial Statements

Note 1. Business Overview

EverArc Holdings Limited (the “Company”) was incorporated on November 8, 2019 with limited liability under the laws of the British Virgin Islands (“BVI”) under the BVI Companies Act. The Company was formed to undertake an acquisition of one target company or business (the “Acquisition”). In accordance with the Company’s Article of Incorporation (the “Articles”), the Company is authorized to issue an unlimited number of ordinary shares (the “Ordinary Shares”) or founder shares (the “Founder Shares”) each with no par value.

On November 14, 2019, the Company issued 100 Founder Shares at $10 per share to EverArc Founders LLC (the “Founder Entity”).

On December 17, 2019, the Company consummated its initial public offering (the “Initial Public Offering” or “IPO”), and its Ordinary Shares and accompanying warrants (the “Warrants”) were admitted for trading on the Main Market of the London Stock Exchange (the “Admission”), as further described below.

The Company consists of a single operating segment. All activities for the period from November 8, 2019 (inception) through October 31, 2020 were related to the Company’s formation, its initial public offering, and identifying a target company or business for the Acquisition. The Company will not generate any operating revenues until after the completion of the Acquisition, at the earliest. The Company generates non-operating investment income from the proceeds derived from the Initial Public Offering. The Company may issue a substantial number of additional Ordinary Shares or may issue preferred shares, or a combination of both, including through convertible debt securities, or incur substantial indebtedness to complete the Acquisition.

On June 16, 2021, the Company announced that it had entered into a definitive agreement to acquire Perimeter Solutions (“Perimeter Solutions”), a leading global manufacturer of high-quality firefighting products and lubricant additives. The Acquisition is valued at approximately $2 billion, to be paid in cash and preferred shares. The boards of directors of the Company and Perimeter Solutions have each approved the proposed Acquisition. The Acquisition is expected to close in the fourth quarter of 2021 subject to customary closing conditions, including but are not limited to reorganization of the two entities and filing of Securities and Exchange Commission (“SEC”) registration statements in order to list the combined company on a U.S. based stock exchange. See Note 8. Subsequent Events for further discussion.

Initial Public Offering

On December 12, 2019, the Company placed 34,000,000 Ordinary Shares and accompanying Warrants at $10.00 per Ordinary Share for total gross proceeds of $340.0 million.

In addition, the Company also issued 30,000 Ordinary Shares and accompanying Warrants at $10.00 to non-founder directors on the Company’s board (the “Non-Founder Directors”) in lieu of their first year’s annual remuneration. Each Ordinary Share was accompanied by one Warrant, which entitles a Warrant holder to subscribe for one-fourth of an Ordinary Share upon exercise. The Company’s Ordinary Shares and Warrants were admitted for trading on the Main Market of the London Stock Exchange on December 17, 2019.

On January 15, 2020, the Company further issued 6,800,000 Ordinary Shares with no accompanying Warrants at $10.50 per Ordinary Share for gross proceeds of $71.4 million (the “Subsequent Issuance”).

Transaction costs in connection with the issuance of equity amounted to $10.4 million, consisted of the following:

Placement fees	$9,578,337
Legal fees	554,316
Other expenses	240,803

Total offering costs	$10,373,456

The net proceeds from the IPO were not placed in any trust or escrow account and are instead held in U.S. Treasuries or such money market fund instruments as approved by the independent Non-Founder Directors of the Company. As of October 31, 2020, the Company holds zero coupon US Treasury Bills and investments in US Treasury Liquidity Funds with a total fair market value of $400.0 million, which was presented as short-term investments on the statement of financial position.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds are intended to be applied generally toward consummating the Acquisition. The remaining net proceeds (not held in the investment account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.

As of October 31, 2020, the Company had $19,997 in its operating bank account, approximately $1.6 million income from investment for the fiscal year then ended, and a working capital excess of approximately $0.4 million, excluding the value of the short-term investments.

In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has the ability to fund the working capital needs of the Company for a minimum of one year from the date of issuance of these financial statements. Refer above for discussion of the proposed Acquisition in the business overview and see also Note 8. Subsequent Events. If an Acquisition is not completed prior to the winding up of the Company, shareholders will receive a pro rata distribution of the assets of the Company available for distribution, provided there are sufficient assets available as further described in Note 5. Shareholders’ Equity.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the applicable rules and regulations of the SEC, although the Company itself is not an SEC registrant. The Company’s functional and reporting currency is U.S. dollars. The Company has an October 31 fiscal year end.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial position and the reported amounts of income and expenses during the reporting period.

While there are no estimates involved in the preparation of these financial statements that could vary by a material amount from an alternative estimate that could be formed, making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the statement of financial position, which management considered in formulating its estimate, could change due to one or more future confirming events. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and demand deposits.

Short-term Investments

Short-term investments consist of highly liquid investments, including zero coupon US Treasury Bills and US Treasury Liquidity Funds. These have a three month maturity albeit with same day accessibility with any applicable interest penalties. Short-term investments are recorded at fair value with unrealized gains and losses reported in other comprehensive income (loss) unless unrealized losses are determined to be unrecoverable. Realized gains and losses on the sale of securities are determined by specific identification and reported as a part of net income (loss). The Company considers all short-term investments as available-for-sale securities to support current operational liquidity needs and to fund the Acquisition. Therefore, the Company classifies all of such investments as short-term on the statement of financial position.

Concentration of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. The Company believes the likelihood of incurring material losses due to concentration of credit risk is minimal. The principal financial instruments subject to credit risk is the Company’s short-term investments in zero coupon US Treasury Bills and US Treasury Liquidity Funds, which reside in a cash account at one financial institution. The Company has not experienced material losses on this account and management believes the Company is not exposed to significant risks on such account.

Income Taxes

The Company is not subject to income tax or corporation tax in the British Virgin Islands.

Net Income (Loss) Per Ordinary Share

The Company applies the two-class method in calculating income (loss) per share. Net income (loss) per Ordinary Share is computed by dividing net income (loss) by the weighted average number of Ordinary Shares outstanding for the period. The Founder Shares do not carry any right to participate in any dividends or other distributions.

For the period of November 8, 2019 (Inception) through October 31, 2020, the Company excluded the effect of the Warrants in the calculation of diluted loss per share, since the conversion of the Warrants into Ordinary Shares would be anti-dilutive as the Company incurred net losses for the period presented. As a result, diluted net loss per Ordinary Share is the same as basic net loss per Ordinary Share for the period presented.

Fair Value of Financial Instruments

The Company follows the guidance in FASB’s Accounting Standards Codification Topic 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company may use various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used:

Level 1 — Observable inputs such as quoted prices for identical instruments in active markets, such as the New York Stock Exchange.

Level 2 — Inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active. Level 2 also includes derivative contracts whose value is determined using a pricing model with observable market inputs or can be derived principally from or corroborated by observable market data.

Level 3 — Unobservable inputs supported by little or no market activity for financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation; also includes observable inputs for nonbinding single dealer quotes not corroborated by observable market data.

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. A model validation policy governs the use and control of valuation models used to estimate fair value. The Company performs due diligence procedures over third-party pricing service providers in order to support their use in the valuation process. Where market information is not available to support internal valuations, independent reviews of the valuations are performed and any material exposures are escalated through a management review process.

While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Share-based payments

The Company measures compensation expense for share-based compensation or awards at fair value at the date of grant and recognizes compensation expense over the service period for awards expected to vest.

Each of the four Non-Founder Directors opted to have their first year’s annual remuneration paid in 7,500 Ordinary Shares at fair value of $10.00 per Ordinary Share, resulting in total of 30,000 Ordinary Shares with accompanying Warrants issued to the Non-Founder Directors in connection with the IPO. Such Directors’ remuneration expense is calculated using the value of the Ordinary Shares at issuance prorated for the period of service and included within operating expenses on the consolidated statement of operations and comprehensive loss.

Foreign Currency

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign currency assets and liabilities are translated into the functional currency using the exchange rate prevailing at the date of the statement of financial position. Foreign exchange gains and losses arising from translation are included in the statement of operations.

Recently Issued Accounting Standards

The Company does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3. Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of October 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Short-term Investments	$—	$399,986,263	$—

Level 2 instruments include short-term investments in zero coupon US Treasury Bills and US Treasury Liquidity Funds. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices of similar instruments from dealers or brokers, and other similar sources to determine the fair value of its investments. The carrying value of the short-term investments was $400.0 million as of October 31, 2020.

There were no transfers between levels during the period from November 8, 2019 (Inception) through October 31, 2020.

As of October 31, 2020, the carrying values of cash, prepayments and other current assets, and accounts payable approximate their fair values due to the short-term nature of the instruments.

Note 4. Operating Expenses

The following table presents the Company’s operating expenses for the period presented:

November 8, 2019 (Inception) through October 31, 2020
Listing expenses	$412,921
Legal and professional fees	1,206,416
Insurance	408,029
Directors’ remuneration	267,123
Administration fees	97,539
Audit fee	77,599
General expenses	151,085

Total operating expenses	$2,620,712

Note 5. Shareholders’ Equity

Ordinary Shares

The table below presents the Ordinary Share activities occurred during the period from November 8, 2019 (Inception) through October 31, 2020:

Event	Date of issuance	Quantity	Price	Value
IPO	December 12, 2019	34,000,000	$10.00	$340,000,000
Non-Founder Directors’ first-year remuneration	December 12, 2019	30,000	10.00	300,000
Subsequent Issuance	January 15, 2020	6,800,000	10.50	71,400,000
Exercise of 10,000 Warrants	April 15, 2020	2,500	12.00	30,000

Issued and outstanding as of October 31, 2020		40,832,500		$411,730,000

Ordinary Shares grant the following rights to the shareholders:

(a)

the right to receive all amounts available for distribution and from time to time to be distributed by way of dividend or otherwise at such time as the members of the board of directors of the Company (the “Directors”) shall determine;

(b)

pro rata distribution of the assets of the Company available for distribution upon a winding-up of the Company subject to the BVI Companies Act, provided there are sufficient assets available. Distribution will be made to the holders of Ordinary Shares and Founder Shares pro rata to the number of such fully paid up shares held by each holder relative to the total number of issued and fully paid up Ordinary Shares as if such fully paid up Founder Shares had been converted into Ordinary Shares immediately prior to the winding-up; and

(c)

the right to receive notice of, attend and vote as a member at any meeting of members except in relation to any resolution of members that the Directors, in their absolute discretion (acting in good faith) determine is: (i) necessary or desirable in connection with a merger or consolidation in relation to, in connection with or resulting from the Acquisition (including at any time after the Acquisition has been made); or (ii) to approve matters in relation to, in connection with or resulting from the Acquisition (whether before or after the Acquisition has been made).

Founder Shares

The Company issued 100 Founder Shares to the Founder Entity on November 14, 2019 at $10.00 per share, reflected in subscription receivable and additional paid capital on the statements of changes in shareholders’ equity.

The Founder Shares will automatically convert into Ordinary Shares on a one-for-one basis, subject to such adjustments as the Directors in their absolute discretion determine to be fair and reasonable in the event of a consolidation or sub-division of the Ordinary Shares in issue after the date of Admission or otherwise as determined in accordance with the Articles, immediately following completion of the Acquisition (or if any such date is not a trading day of the Main Market of the London Stock Exchange, the first trading day immediately following such date).

The Founder Shares alone carry the right to vote on any resolution of members required, pursuant to BVI law, to approve any matter in connection with the Acquisition, or a merger or consolidation in connection with the Acquisition but otherwise have no right to receive notice of and to attend and vote at any meetings of members.

The Founder Shares do not carry any right to participate in any dividends or other distributions and have no cash settlement rights.

Warrants

The Company has issued an aggregate of 34,030,000 Warrants to the purchasers of Ordinary Shares in connection with the IPO and Non-Founder Directors’ remuneration in December 2019. Each Warrant, during the subscription period, entitles a holder to subscribe for one-fourth of an Ordinary Share upon exercise. Warrants are exercisable in multiples of four for one Ordinary Share at a price of $12.00 per whole Ordinary Share. The subscription period commenced on the date of Admission (December 17, 2019) and ends on the earlier of the third anniversary of the completion of the Acquisition and such earlier date as determined by the warrant instrument dated December 12, 2019 (the “Warrant Instrument”). The Warrants are classified within equity as management has determined that they are indexed to the Company’s own equity and meet the criteria for equity classification, including the fact that there are no provisions that would require cash settlement of the Warrants.

The Warrants are also subject to mandatory redemption at $0.01 per Warrant if at any time the average price per Ordinary Share equals or exceeds $18.00 for a period of ten consecutive trading days subject to any prior adjustment in accordance with the terms of the Warrant Instrument. Management considers this feature to be an early exercise contingency.

On April 15, 2020, 10,000 Warrants held by an investor were exercised and exchanged for 2,500 Ordinary Shares at $12.00 per share.

As of October 31, 2020, there were 34,020,000 Warrants issued and outstanding.

Note 6. Related Party Transactions

Founder Shares

The Company issued 100 Founder Shares as discussed in Note 5 above.

Founder Entity Reimbursement

The Company reimbursed the Founder Entity for $187,990 in expenses related to the general operations of the Company. No payables to the Founder Entity were outstanding as of October 31, 2020.

Sales of Equity to Related Parties

The founding members (the “Founders”) and Directors of the Company have purchased 1,500,000 Ordinary Shares and the accompanying Warrants at $10.00 per share upon the Initial Public Offering. A further 95,239 Ordinary Shares with no accompanying warrants were purchased by one of the Founders at $10.50 per share in January 2020.

The Ordinary Shares owned by Directors and Founders, including the 30,000 Ordinary Shares and accompanying warrants paid to the Non-Founder Directors for their first year’s annual remuneration, represents 3.98% of total Ordinary Shares outstanding as of October 31, 2020.

The Founders, the Founder Entity and the Directors of the Company have entered into lockup arrangements, which limit them from reselling the Founder Shares, Ordinary Shares and the Warrants that they own directly or indirectly starting from December 12, 2019 and ending the earlier of (i) one year after the Company has completed the Acquisition or (ii) upon the passing of a resolution to voluntarily wind up the Company for failure to complete the Acquisition.

Founder Advisory Agreement

The Company entered into the Founder Advisory Agreement (the “Agreement”) with the Founder Entity to incentivize the Founders to achieve the Company’s objectives by providing a return linked to the market value of the Ordinary Shares.

Subject to the terms of the Founder Advisory Agreement, the Founder Entity will, at the request of the Company: (i) prior to consummation of the Acquisition, assist with identifying target opportunities, due diligence, negotiation, documentation and investor relations with respect to the Acquisition; and (ii) following the Acquisition, provide strategic and capital allocation advice and such other services as may from time to time be agreed.

In accordance with the Agreement and assuming no early termination, Founder Entity is entitled to compensation as follows:

(i)

a Fixed Annual Advisory Amount, equal to such number of Ordinary Shares as is equal to 1.5% of the Ordinary Shares outstanding immediately following the Acquisition (excluding Ordinary Shares issued to shareholders or other beneficial owners of a company or business acquired pursuant to or in connection with the Acquisition), for the fiscal year the Acquisition is consummated and for each of the six fiscal years thereafter, in Ordinary Shares or partly in cash, at the election of the Founder Entity provided that at least 50 percent of the amount payable is paid in Ordinary Shares; and

(ii)

a Variable Annual Advisory Amount, equal in value to 18% of the increase in the market value of one ordinary share, being the difference of $10.00 and the Payment Price, multiplied by such Ordinary Shares outstanding immediately following the Acquisition (excluding Ordinary Shares issued to shareholders or other beneficial owners of a company or business acquired pursuant to or in connection with the Acquisition), in the form of Ordinary Shares for the fiscal year the Acquisition is consummated and for each of the ten fiscal years thereafter, if certain pricing conditions of the Ordinary Share during the measurement period is met.

The compensation to the Founder Entity will be recognized when such amounts are probable and reasonably estimable. Management has concluded that, due to the terms of the Agreement, particularly the fact that the Company has the ability to decide whether to accept the acquisition presented under the Agreement, and there is no penalty for the advisors specified in the contract in the event of no services being performed, the substance of the service provided is the consummation of the Acquisition. For the period from November 8, 2019 (Inception) through October 31, 2020, no costs have been recognized in relation to the Agreement because no Acquisition has been consummated.

Note 7. Commitments and Contingencies

In addition to the Founder Advisory Agreement discussed in Note 6 above, the Company does not have any commitments and contingencies as of October 31, 2020. See Note 8. Subsequent Events for commitments and contingencies that occurred after October 2020.

Note 8. Subsequent Events

On June 16, 2021, the Company announced that it had entered into a definitive agreement with SK Invictus Holdings S.à.r.l. (“SK”), an affiliate of funds advised by SK Capital Partners, to acquire 100% of SK Invictus Intermediate S.à.r.l., the ultimate parent company of Perimeter Solutions, a leading global manufacturer of high-quality firefighting products and lubricant additives valued at approximately $2 billion.

The purchase consideration payable in connection with the Acquisition is expected to be funded from a combination of: (i) the Company’s existing cash balances raised at the time of its IPO and in a subsequent placing of approximately $400 million; (ii) additional proceeds of $1.15 billion which the Company has raised from an equity issuance to a limited group of institutional shareholders, which is conditional upon the closing of the acquisition; (iii) committed loan facilities in an aggregate amount of $600 million; and (iv) the issuance of $100 million of preferred equity to SK.

The boards of directors of the Company and Perimeter Solutions have each approved the proposed Acquisition. Closing of the Acquisition, which is expected to take place in the fourth quarter of 2021, is subject to customary conditions.

There have been no other circumstances or events subsequent to the period end which require adjustment of or additional disclosure in the financial statements or the accompanying notes through the date of issuance of these financial statements on September 1, 2021.

Annex A

BUSINESS COMBINATION AGREEMENT

by and among

EVERARC HOLDINGS LIMITED,

SK INVICTUS HOLDINGS S.À R.L,

SK INVICTUS INTERMEDIATE S.À R.L,

PERIMETER SOLUTIONS SA, IN PROCESS OF INCORPORATION AND PRESENTED BY

ITS SOLE FOUNDER

and

EVERARC (BVI) MERGER SUB LIMITED

Dated as of June 15, 2021

A-i

A-ii

A-iii

EXHIBITS

EXHIBIT A	Amended and Restated Holdco Organizational Documents

EXHIBIT B	EverArc Warrant Amendment

EXHIBIT C	Escrow Agreement

EXHIBIT D	Working Capital Illustrative Calculation

EXHIBIT E	Representations and Warranties Insurance Policy

EXHIBIT F	Plan and Articles of Merger

SCHEDULES

SCHEDULE A	Company Knowledge Parties

A-iv

This BUSINESS COMBINATION AGREEMENT is made and entered into as of June 15, 2021 (this “Agreement”), by and among EverArc Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (“EverArc”), SK Invictus Holdings S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B221.541 (“Seller”), SK Invictus Intermediate S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 221.545 (the “Company”), EverArc acting as sole founding shareholder in the name and on behalf of Perimeter Solutions, SA, a public company limited by shares (société anonyme) to be incorporated under the laws of the Grand Duchy of Luxembourg to have its registered office at 12E, rue Guillaume Kroll, L-1882, Grand Duchy of Luxembourg and to be registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) (“Hold co”), and EverArc (BVI) Merger Sub Limited , a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (“Merger Sub”). Each of EverArc, Seller, the Company, Holdco and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties”.

RECITALS

WHEREAS, EverArc was formed under the laws of the British Virgin Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is an entity newly formed for the purposes of the transactions proposed herein and Holdco will be an entity newly formed for the purposes of the transactions proposed herein;

WHEREAS, Merger Sub is a direct wholly-owned subsidiary of EverArc and Holdco will be a direct wholly-owned subsidiary of EverArc;

WHEREAS, EverArc will transfer, as soon as Holdco has been incorporated, all of the shares of Merger Sub to Holdco at nominal value so that Merger Sub will be prior to the Closing Date a direct wholly-owned subsidiary of Holdco;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Luxembourg Law of 10 August 1915 on commercial companies, as amended (the “1915 Law”) and the BVI Companies Act, the Parties will enter into a business combination transaction pursuant to which, among other things, (a) on the Business Day prior to the Closing Date, Merger Sub will merge with and into EverArc, with EverArc surviving such merger as a direct wholly-owned subsidiary of Holdco (the “Merger”) and, in the context of such Merger, all EverArc Shares (other than Excluded Shares) outstanding immediately prior to the Merger Effective Time shall be exchanged for the right to receive the Merger Consideration in the form of Holdco Ordinary Shares pursuant to a share capital increase of Holdco, as set forth in this Agreement, (b) on the Closing Date, Seller will (i) contribute part of its Company Ordinary Shares to Holdco in exchange for Holdco Preferred Shares and (ii) sell its remaining Company Ordinary Shares to Holdco for cash (the contribution, exchange and sale specified in this (b) are collectively referred to as the “Exchange”), (c) in connection with the Exchange, the nominal Holdco Ordinary Share held by EverArc will be cancelled via a share capital reduction without any consideration for EverArc (the “Hold co Share Cancellation”), (d) as a result of the Exchange, the Company will become a direct wholly-owned subsidiary of Holdco and (e) on the Closing Date, immediately following the Exchange, Seller shall cause the full redemption of the PECs;

WHEREAS, in connection with the Exchange and the Merger, the Parties desire for Holdco to register with the SEC to become a publicly traded company;

WHEREAS, the Board of Managers of Seller (the “Seller Board “) has unanimously (a) determined that the Transactions are in the best interests of Seller and (b) approved this Agreement and the Transactions;

WHEREAS, the Board of Managers of the Company (the “Company Board “) has unanimously (a) determined that the Transactions are in the best interests of the Company and (b) approved this Agreement and the Transactions;

WHEREAS, the Board of Directors of EverArc (the “EverArc Board “) has (a) determined that the Merger and the other Transactions are fair to, and in the best interests of, EverArc and its shareholders, (b) adopted a resolution approving this Agreement and declaring its advisability and approving the Merger and the other Transactions, and (c) recommended the approval and adoption of this Agreement, the Merger and the other Transactions by the EverArc Founder Shareholders;

WHEREAS, the EverArc Founder Shareholders have unanimously approved and adopted this Agreement, the Merger, and the other Transactions;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board “) has (a) determined that this Agreement, the Merger and the other Transactions are fair to, and in the best interests of, Merger Sub and EverArc (as the sole shareholder of Merger Sub), (b) adopted a resolution approving this Agreement and declaring its advisability and approving the Merger and the other Transactions, and (c) recommended the approval and adoption of this Agreement and the Merger by Holdco (as the future sole shareholder of Merger Sub);

WHEREAS, contemporaneously with the execution of this Agreement, and as an inducement for the Company to enter this Agreement, EverArc has delivered to the Company the Founder Voting Agreement, duly executed by each of the EverArc Founder Shareholders;

WHEREAS, contemporaneously with the execution of this Agreement, each of EverArc, the Company and EverArc, acting as sole founding shareholder and in the name and on behalf of Holdo, are entering into Subscription Agreements with (a) the PIPE Investors pursuant to which among other things, such PIPE Investors, have agreed to subscribe for and EverArc has agreed to sell upon the terms and subject to the conditions of the Subscription Agreements dated as of the date hereof, an aggregate number of EverArc Ordinary Shares (which shall become Holdco Ordinary Shares in the Merger) in exchange for an aggregate purchase price of One Billion One Hundred Fifty Million Dollars ($1,150,000,000) (the “PIPE Investment Amount”), at the PIPE Share Price (the “PIPE Investment”), immediately prior to the Closing Date and (b) certain members of management pursuant to which among other things, such members of management, have agreed to subscribe for and Holdco and EverArc have agreed to sell (following the Closing) upon the terms and subject to the conditions of the Subscription Agreements dated as of the date hereof, an aggregate number of Holdco Ordinary Shares in exchange for an aggregate purchase price of up to Eleven Million Forty-Eight Thousand One Hundred Dollars ($11,048,100), at the PIPE Share Price;

WHEREAS, in connection with the Merger, EverArc will file an election with the IRS to be classified as a disregarded entity for United States federal income Tax purposes (the “Tax Election”), which shall be effective on the Closing Date; and

WHEREAS, for United States federal income tax purposes, the Merger and the Tax Election are intended to be treated as a single integrated transaction that qualifies as a reorganization under Code Section 368(a)(1)(F) and the Treasury Regulations promulgated thereunder;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

“Accounts Receivable” means all accounts receivable, notes receivable and other monies due for sales and deliveries of goods or performance of services by the Company or any Company Subsidiary, whether billed or unbilled, recorded or unrecorded, accrued and existing, whether or not written off.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Aggregate Cash Consideration” means an amount of cash equal to the Company Value minus the Aggregate Preferred Share Stock Value.

“Aggregate Stock Consideration” means a number of Holdco Preferred Shares equal to the quotient of (a) One Hundred Million Dollars ($100,000,000) (the “Aggregate Preferred Share Stock Value”), divided by (b) the stated value of a Holdco Preferred Share.

“Aggregate Transaction Consideration” means the Aggregate Cash Consideration and the Aggregate Stock Consideration.

“Ancillary Agreements” means the EverArc Warrant Amendment, the Assignment and Assumption of the Founder Advisory Services Agreement, the Assignment and Assumption of the ICL Purchase Agreement and all other agreements, certificates and instruments executed and delivered by EverArc, Holdco, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Anti-Corruption Laws” means the UK Bribery Act 2010, the U.S. Foreign Corrupt Practices Act 1977, as amended, and other similar laws, regulations, rules and guidance (having the force of law) of any jurisdiction applicable to EverArc, Holdco, Merger Sub or the Company concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means all laws, rules, regulations, and guidance (having the force of law) of any jurisdiction applicable to EverArc, Holdco, Merger Sub or the Company concerning terrorist financing or Money Laundering, including, without limitation, the Money Laundering Control Act of 1986, the USA PATRIOT Act, and the Bank Secrecy Act.

“Business Data” means all confidential business information and confidential business data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems or otherwise by the Company or any Company Subsidiary in the course of the conduct of the business of the Company or any Company Subsidiary.

“Business Day” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in Luxembourg, Grand Duchy of Luxembourg, New York, NY, London, United Kingdom, or the British Virgin Islands.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned by, or used in the conduct of the business of the Company or any Company Subsidiaries.

“BVI Companies Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Authority.

“Cash” means all cash and cash equivalents, all restricted cash (including all cash posted to support letters of credit, performance bonds or other similar obligations) and marketable securities, in each case determined in accordance with GAAP. For the avoidance of doubt, Cash will be calculated net of issued but uncleared checks and drafts and will include checks, inbound ACH transmissions, other wire transfers and drafts deposited or available for deposit for the account of the Company or any Company Subsidiary. Cash shall exclude all (i) deposits with third parties (including landlords) of the Company and its subsidiaries and (ii) Trapped Cash in excess of the Trapped Cash Cap.

“Closing Net Working Capital” means Net Working Capital as of the Reference Time.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or any Company Subsidiary or to which the Company or any Company Subsidiary otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect (collectively “Effects”) that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole or (b) does or would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by the Exchange, the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, a Company Material Adverse Effect: (i) any enactment of, change or proposed change in or change in the interpretation of any Law or Accounting Principles; (ii) Effects generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war (whether or not declared), sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (vi) Effects arising from or relating to epidemics, pandemics, or disease outbreaks, including COVID-19 or any COVID-19 Measures; (vii) any actions taken or not taken by the Company or the Company Subsidiaries as specifically required or permitted by this Agreement or any Ancillary Agreement, (viii) the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities); (ix) any failure by the Company and the Company Subsidiaries to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (ix) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect; (x) any pending or initiated Action against the Company, any of the Company Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement or the Transactions (other than any Action commenced by any Party hereto to enforce its rights under this Agreement or any Ancillary Agreement to which it is a party); (xi) any action taken or not taken by EverArc; or (xii) any actions taken, or failures to take action, or such other changes or events, in each case, which EverArc has specifically requested or to which it has specifically consented or which actions are specifically contemplated by this Agreement, in each case, except in the cases of clauses (i) through (vi), to the extent that the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries or geographic areas in which the Company and the Company Subsidiaries operate.

“Company Ordinary Shares” means all the Company’s ordinary shares, with a par value of USD 1.00 per share, including the Company Treasury Shares.

“Company Organizational Documents” means the Articles of Association of the Company, dated as of January 5, 2018, as amended on March 26, 2018, and as amend ed, modified or supplemented from time to time.

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Transaction Expenses” means the reasonable and documented unpaid Transaction Expenses of the Company or any of its affiliates (including Seller), including, without limitation, unpaid Transaction Expenses incurred in connection with this Agreement and the Exchange (including the structuring, negotiation and documentation of the Exchange) and specifically including (i) fifty percent (50%) of the premiums, commissions and other fees paid or payable in connection with obtaining the D&O Tail Policy and (ii) fifty percent (50%) of the Transfer Taxes; provided, however, that Company Transaction Expenses shall not include (x) PCAOB Financials Expenses (except as set forth in Section 10.03) and (y) Financing Cooperation Expenses. For the avoidance of doubt, “Company Transaction Expenses” shall exclude any amounts included in “Indebtedness” or “Net Working Capital”.

“Company Treasury Shares” means the Company Ordinary Shares held by the Company.

“Company Value” means an amount equal to Two Billion Dollars ($2,000,000,000) minus (a) the aggregate amount (if any) by which Estimated Company Transaction Expenses exceeds $500,000, plus (b) the Estimated Cash, minus (c) the Estimated Indebtedness, plus (d) the aggregate amount (if any) by which the Estimated Closing Net Working Capital is greater than Target Net Working Capital, minus (e) the aggregate amount (if any) by which Estimated Closing Net Working Capital is less than Target Net Working Capital, minus (f) the Escrow Amount.

“Competing EverArc Transaction” means any merger, consolidation, amalgamation, scheme or plan of arrangement or other business combination between EverArc, on the one hand, and a Competing Seller, on the other hand.

“Competing Seller” means a person (including any financial investor or group of financial investors) actively engaged, directly or indirectly, in any one or more of the development, production, marketing, distribution and/or exploitation of any products and/or services, in each case other than the Company, Seller and indirect equityholders or any Company Subsidiary.

“Competing Transaction” means any (a) sale or transfer of all or a substantial portion of the assets or equity (directly or indirectly) of the Company or any Company Subsidiary to any person or (b) any merger, consolidation, amalgamation, scheme or plan of arrangement or other business combination between the Company or any Company Subsidiary, on the one hand, and any other person, on the other hand.

“Confidential Information” means any information, knowledge or data concerning (a) the Products (including the manufacture and formulation thereof) or the businesses and affairs of the Company or any

Company Subsidiary, or (b) any of the suppliers or customers of the Company or any Company Subsidiary or EverArc or its subsidiaries (as applicable), in each case, that is not already generally available to the public, including any Intellectual Property rights.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions, mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, delay, shut down (including the shutdown of air cargo routes), closure, sequester, safety or similar Law, directive, guideline or recommendation promulgated by any Governmental Authority, including but not limited to the Centers for Disease Control and Prevention and the World Health Organization, in each case with or in response to COVID-19 including the CARES Act and the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020, and amendments and regulations thereto.

“Dataroom” means that certain electronic dataroom titled “Project Boundary” hosted by Intralinks.

“Debt Financing Sources” means the agents, arrangers, lenders, initial purchasers, financial institutions or other persons that have committed to provide or are arranging the Debt Financing in connection with the transactions contemplated hereunder, including the parties to the Debt Commitment Letters and the parties to any commitment letters, engagement letters, joinder agreements, amendment agreements, purchase agreements, indentures or credit agreements entered pursuant thereto or relating thereto, together with their respective affiliates and their and their respective affiliates’ current, former or future officers, directors, employees, partners, trustees, shareholders, equityholders, managers, members, limited partners, controlling persons, agents and representatives and respective successors and assigns of the foregoing persons, in each case, excluding the PIPE Investors in their capacity as such.

“Disabling Devices” means undisclosed Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Disclosure Guidance and Transparency Rules” means the disclosure guidance and transparency rules produced by the FCA and forming part of the FCA Handbook of rules and guidance, as from time to time amended.

“Dissenting Shares” means EverArc Shares with respect to which holders thereof have duly and validly exercised their right of dissent in relation to the Merger and in accordance with the provisions of Section 179 of the BVI Companies Act.

“Employee” means any person employed by the Company or any Company Subsidiary.

“Environmental Laws” means any Law relating to: (a) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (b) the presence, manufacture, refining, production, generation, handling, transport, use. treatment, recycling, storage, importing, labeling, testing, disposal, cleanup or control of Hazardous Substances or materials containing Hazardous Substances; (c) pollution or protection of the environment or natural resources; or (d) public health and safety or, as it relates to the handling of or exposure to Hazardous Substances, worker/occupational health and safety.

“Equipment” means all machinery, motor vehicles, trucks, rolling stock, equipment, furniture, training materials, tools, computers, terminals, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories, and the like, wherever located, and any and all assignable warranties of third parties with respect thereto.

“Escrow Account” means the adjustment escrow account established pursuant to the Escrow Agreement.

“Escrow Agent” means Wilmington Trust, National Association, a national association.

“Escrow Agreement” means that certain Escrow Agreement with the Escrow Agent, Seller and EverArc substantially in the form of Exhibit C hereof.

“Escrow Amount” means $7,600,000.

“Escrow Fund” means, as of any date, the amount of funds then held by the Escrow Agent in the Escrow Account pursuant to the Escrow Agreement.

“EverArc Articles of Association” means the Memorandum and Articles of Association of EverArc, dated as of November 8, 2019, as amended, modified or supplemented from time to time.

“EverArc Founder Shareholders” means EverArc Founders LLC (the “Sponsor”) and any other person holding EverArc Founder Shares as of the relevant date of determination.

“EverArc Founder Shares” means EverArc’s founder shares of no par value having the rights, privileges and designations set out in the EverArc Articles of Association.

“EverArc Material Adverse Effect” means any Effects that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of EverArc or (b) does or would prevent, materially delay or materially impede the performance by EverArc of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, a EverArc Material Adverse Effect: (i) any enactment of, change or proposed change in or change in the interpretation of any Law or Accounting Principles; (ii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iii) acts of war (whether or not declared), sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or changes in global, national, regional, state or local political or social conditions; (iv) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (v) Effects arising from or relating to epidemics, pandemics, or disease outbreaks, including COVID-19 or any COVID-19 Measures; (vi) any actions taken or not taken by EverArc as specifically required or permitted by this Agreement or any Ancillary Agreement; (vii) the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with Governmental Authorities); (viii) any pending or initiated Action against EverArc or any of its officers or directors, in each case, arising out of or relating to the execution of this Agreement or the Transactions (other than any Action commenced by any Party hereto to enforce its rights under this Agreement or any Ancillary Agreement to which it is a party); (ix) any action taken or not taken by the Company or any of the Company Subsidiaries; or (x) any actions taken, or failures to take action, or such other changes or events, in each case, which the Company has specifically requested or to which it has specifically consented or which actions are specifically contemplated by this Agreement, in each case, except in the cases of clauses (i) through (v), to the extent that EverArc is disproportionately affected thereby as compared with other participants in the industries or geographic areas in which EverArc operates.

“EverArc Ordinary Shareholders” means the holders of EverArc Ordinary Shares.

“EverArc Ordinary Shares” means the ordinary shares of no par value in EverArc having the rights, privileges and designations set out in the EverArc Articles of Association.

“EverArc Organizational Documents” means the certificate of incorporation and the EverArc Articles of Association, in each case as amended, modified or supplemented from time to time.

“EverArc Shareholders” means the EverArc Founder Shareholders and the EverArc Ordinary Shareholders.

“EverArc Shares” means EverArc Founder Shares and EverArc Ordinary Shares.

“EverArc Transaction Expenses” means the PCAOB Financials Expenses (except as set forth in Section 10.03), the Financing Cooperation Expenses and the reasonable and documented Transaction Expenses of EverArc or any of its affiliates (excluding the Company or any Company Subsidiary), including (i) any and all Transaction Expenses incurred in the negotiation or consummation of the PIPE Investment, including advisory fees and placement fees, (ii) one hundred percent (100%) of the premiums, commissions and other fees paid or payable in connection with obtaining the R&W Policy, (iii) fifty percent (50%) of the Transfer Taxes, (iv) fifty percent (50%) of the premiums, commissions and other fees paid or payable in connection with obtaining the D&O Tail Policy, (v) all costs, fees and expenses incurred in connection with any filing under the HSR Act or other applicable Antitrust Laws and (vi) all out-of-pocket fees, costs and expenses of EverArc and its affiliates (including Merger Sub and Holdco) (including all due diligence, legal, accounting, advisory, and any other third-party and consultant fees, costs and expenses of outside counsel, accountants, investment bankers, experts and consultants) in connection with the Transaction Documents and the consummation of the Transactions.

“EverArc Warrant Instrument” means the instrument constituting the Warrants executed by EverArc on December 12, 2019.

“EverArc Warrants” means the warrants to subscribe for EverArc Ordinary Shares issued or to be issued pursuant to the EverArc Warrant Instrument.

“Export Control Laws” means export control laws and regulations of any jurisdiction applicable to EverArc, Holdco, Merger Sub or the Company including the U.S. Export Administration Regulations (“EAR”), 15 C.F.R. §§ 730, et seq., as amended, and any other equivalent or comparable export control laws and regulations of other countries.

“FCA” means the United Kingdom Financial Conduct Authority.

“FCA Hand book” means the handbook of the FCA.

“Final Company Value” means an amount equal to Two Billion Dollars ($2,000,000,000) minus (a) the aggregate amount (if any) by which the Company Transaction Expenses as finally determined pursuant to Section 3.06 exceeds $500,000, plus (b) Cash as finally determined pursuant to Section 3.06, minus (c) Indebtedness of the Company as finally determined pursuant to Section 3.06, plus (d) the aggregate amount (if any) by which Closing Net Working Capital as finally determined pursuant to Section 3.06 is greater than Target Net Working Capital, minus (e) the aggregate amount (if any) by which Closing Net Working Capital as finally determined pursuant to Section 3.06 is less than Target Net Working Capital, minus (f) the Escrow Amount.

“Financing Sources” means the Debt Financing Sources and the PIPE Investors.

“Founder Advisory Services Agreement” means that certain Advisory Services Agreement, dated as of December 12, 2019, by and between EverArc and Sponsor.

“Founder Voting Agreement” means the irrevocable voting undertaking dated the date hereof by each of the EverArc Founder Shareholders pursuant to which they have confirmed they have approved this Agreement, the Plan and Articles of Merger and the Transactions by a Resolution of Members (as defined in and in accordance with article 41 of the EverArc Articles of Association ) and have irrevocably agreed to approve and adopt such further resolutions as may be necessary to approve and implement this Agreement, the Ancillary Agreements, the Plan and Articles of Merger and the Transactions.

“Fraud” means, with respect to any person, (a) an intentional false representation of fact by such person, (b) with knowledge that such representation is false, (c) with an intention to induce another person to act or refrain from acting in reliance upon it and (d) causing such other person, in justifiable reliance upon such false representation and with ignorance to the falsity of such representation, to take or refrain from taking action. For the avoidance of doubt, “Fraud” shall not include any type of constructive or equitable fraud.

“GAAP” means United States generally accepted accounting principles, consistently applied by the Company and its subsidiaries.

“Government Bid” means any bid, proposal or offer made by the Company or any Company Subsidiary prior to the date hereof which, if accepted, would result in a Government Contract.

“Government Contract” means any contract, including any prime contract, subcontract, letter contract, purchase order or delivery order, (a) by or between the Company or any Company Subsidiary and any Governmental Authority or (b) by or between the Company or any Company Subsidiary, as a subcontractor at any tier, and any other Person in connection with any contract with a Governmental Authority currently in performance and for which final payment has not yet been received by the Company or any Company Subsidiary.

“Government Sponsor” means any (a) Governmental Authority or (b) university, college, other educational institution, research center, nonprofit organization, or private foundation.

“Hazardous Substance(s)” means: (a) any substance, material or waste which is regulated by, or for which liability or standards of conduct may be imposed under, any Environmental Law, including any substance, material or waste which is defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “pollutant,” “contaminant,” “toxic substance,” “toxic waste” or other similar term or phrase under any Environmental Law; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, natural gas liquids, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos and asbestos-containing materials, urea formaldehyde, toxic mold, and radon; and (e) per-or polyfluoroalkyl substances.

“Holdco Board” means the board of directors of Holdco.

“Holdco Board Approval” means, as applicable, (a) the Holdco Board resolutions with respect to the Holdco Shares Exchange Issuance, (b) confirmation of the issuance of Holdco Preferred Shares which form the Holdco Shares Exchange Issuance by the delegate of the Holdco Board, (c) the Holdco Board resolutions with respect to the Holdco Ordinary Shares Merger Issuance and (d) confirmation of the Holdco Ordinary Shares Merger Issuance by the delegate of the Holdco Board.

“Holdco Ordinary Shares” means the ordinary shares of Holdco, with a par value of USD 1.00 per share, as provided for in the Amended and Restated Holdco Organizational Documents.

“Holdco Preferred Shares” means the preferred shares of Holdco, with a par value of USD 10.00 per share, as provided for in the Amended and Restated Holdco Organizational Documents.

“Holdco Organizational Documents” means the Articles of Association of Holdco as amended, modified or supplemented from time to time.

“Holdco Requisite Approvals” means the Holdco Board Approval and the Holdco Shareholder Approval, as applicable.

“Holdco Shareholder Approval” means approval of the shareholders of Holdco at an extraordinary general meeting of the shareholders of Holdco, to be held in front of a Luxembourg notary on or around the day of the Exchange to implement the Holdco Share Cancellation and the approval of the restated Holdco Organizational Documents as contemplated by Section 2.01(b).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“H&S Acquisition Agreement” means that certain Equity Purchase Agreement, dated as of March 20, 2019, by and among Perimeter Solutions LP, a Delaware limited partnership, Shannon Horn, Laura Horn and Shannon Horn, in his capacity as representative of the Sellers (as defined therein).

“ICL Purchase Agreement” means that certain Purchase and Sale Agreement, dated December 6, 2017, by and among Amsterdam Fertilizers B.V., a corporation organized under the Laws of the Netherlands, BK Giulini, GmbH, a Gesellschaft mit beschränkter Haftung organized under the Laws of the Federal Republic of Germany, ICL Germany Food and Chemical Specialties GmbH, a Gesellschaft mit beschränkter Haftung organized under the Laws of the Federal Republic of Germany, ICL Iberia Limited, SCA, a Sociedad Comanditaria por Acciones organized under the Laws of Spain, and Israel Chemicals Ltd., a limited liability company organized under the Laws of Israel, and SK Invictus Holdings, L.P.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Import Control Laws” means import control laws and regulations of any jurisdiction applicable to EverArc, Holdco, Merger Sub or the Company, including those administered by U.S. Customs and Border Protection (“CBP”) and U.S. Immigration and Customs Enforcement (“ICE”) (19 U.S.C. §§ 1-4454 and 19 C.F.R. §§ 1-199), and any other equivalent or comparable import control laws and regulations of other countries.

“Income Tax” means any Tax imposed or determined with reference to gross or net income or profits.

“Income Tax Return” means any Tax Return with respect to Income Taxes.

“Indebtedness” means for any person and its subsidiaries, on a consolidated basis, an amount equal to, without duplication, (a) indebtedness for borrowed money of such person or its subsidiaries, including indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (b) net obligations of such person and its subsidiaries in respect of interest rate swaps, hedges or similar arrangements, including any swaps, hedges or similar arrangements related to foreign exchange, (c) obligations of such person and its subsidiaries under capitalized leases, (d) any deferred purchase price liabilities of such person and its subsidiaries; provided that, with respect to the Company and its subsidiaries, only (i) the unpaid amount of the Third Deferred Payment and Fourth Deferred Payment (each as defined in the H&S Acquisition Agreement) and (ii) 50% of the unpaid amount of the QPL Listing Payment (as defined in the LaderaTECH Acquisition Agreement) shall be included in Indebtedness, (e) any management fee payable to SK Capital Partners, LP or any of its affiliates to the extent unpaid, (f) the Tax Liability Amount, (g) all “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) of the Company or any Company Subsidiary for the Pre-Closing Tax Period that have been deferred and are unpaid, (h) all amounts (including for the avoidance of doubt, the principal amounts, plus any related accrued and unpaid interest, fees and prepayment premiums or penalties) and obligations of the type referred to in the foregoing clauses of this definition of other persons for the payment of which such person or any of its subsidiaries is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations, (i) with respect to the Company, all Cash used between the Reference Time and the Closing to make any payments of Company Transaction Expenses, distributions, dividends or other payments to Seller or any of its Affiliates and (j) obligations to any person under any deferred compensation arrangements, defined benefit plans, pension plans or asset retirement plans. Notwithstanding the foregoing, with respect to the Company and its subsidiaries, Indebtedness shall not include (i) obligations in respect of German pension plans that do not exceed one million dollars ($1,000,000), (ii) any restructuring accruals, (iii) any litigation accruals, (iv) any intercompany payables or receivables solely among the Company and its subsidiaries, (v) any obligations for any bonuses or other incentive compensation, (vi) any amounts deposited by a customer with the Company or its subsidiaries or pre-paid by a customer to the Company or its subsidiaries in respect of goods or services to be provided by the Company or its subsidiaries, (vii) any royalty payments and (viii) any earnout or similar payments other than as specifically provided in clauses (d)(1) and (d)(2) of this definition. For the avoidance of doubt, “Indebtedness” shall exclude any amounts included in “Net Working Capital” or “Company Transaction Expenses”.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (c) copyrights, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting data (including pricing and cost information), and all other data, databases and database rights; (e) Internet domain names and social media accounts; (f) rights of privacy and publicity and all other intellectual property or proprietary rights of any kind or description recognized under applicable Laws; (g) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (h) all legal rights arising from items (a) through (f), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere, and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Inventory” means all raw materials, work-in-progress, finished goods, goods held for resale, spare parts, waste materials, scrap, samples, promotional literature, and supplies, including office supplies and forms, wherever located.

“knowledge” or “to the knowledge” of a person means in the case of the Company, the actual knowledge of the persons listed on Schedule A (each, a “Company Knowledge Party”) after reasonable inquiry, and in the case of EverArc, the actual knowledge of Vivek Raj, Haitham Khouri or David Scott after reasonable inquiry.

“LaderaTECH Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of May 7, 2020, by and among Perimeter Solutions LP, a Delaware limited partnership, the sellers party thereto, and Wesley Bolsen, as the Sellers’ Representative (as defined therein).

“Leased Real Property” means all real property leased, subleased, licensed or sublicensed by the Company or Company Subsidiaries as tenant, subtenant, licensee or sublicensee together with, to the extent leased, subleased, licensed, or sublicensed by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Lien” means any lien, security interest, mortgage, deeds of trust, pledge, adverse claim, reservation, lease, sublease, license, covenants, easements, right-of-way, servitudes, collateral assignments, conditional sale or other sale agreements, title retention agreements, hypothecations, preemptive right, community property interest, collateral assignment, infringement, charge, option, warrant, rights of first refusal, proxies, voting trusts or similar agreements, or title or transfer restrictions under any equity holder or similar agreement (including, without limitation, any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer or any other restriction attributable of ownership of any asset), or any other encumbrance, restriction or limitation of any kind whatsoever (other than those created under applicable securities Laws, and not including any license of Intellectual Property).

“Magnum Transaction” means the transaction contemplated by that certain Asset Purchase Agreement, dated as of June 11, 2021, between Magnum Fabrications, Inc. and Perimeter Solutions LP.

“Material Government Contract” means each Government Contract with revenue for the Company or any Company Subsidiary’s current fiscal year expected to exceed Two Hundred Thousand Dollars ($200,000).

“Merger Sub Organizational Documents” means the certificate of incorporation and memorandum and articles of association of Merger Sub, in each case, as amended, modified or supplemented from time to time.

“Money Laundering” means the acquisition, possession, use, conversion, transfer or concealment of the true nature of property of any description, and legal documents or instruments evidencing title to, or interest in, such property, knowing that such property is an economic advantage from criminal offences, for the purpose of (a) concealing or disguising the illicit origin of the property or (b) assisting any person who is involved in the commission of the criminal offense as a result of which such property is generated, to evade the legal consequences of such actions.

“Nasdaq” means the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, as may be applicable.

“Net Working Capital” means (a) the consolidated current assets (excluding Cash and any Income Tax assets, any deferred Tax assets (including Income Tax assets) and any deferred finance fees) of the Company and its subsidiaries, minus (b) the consolidated current liabilities (excluding Indebtedness and Transaction Expenses and any Income Tax liabilities, deferred Tax liabilities (including Income Tax liabilities) and asset retirement obligations) of the Company and its subsidiaries (it being understood that accrued bonuses shall be included in the determination of Net Working Capital whether such bonuses are short term or long term liabilities), in each case, determined in accordance with the Company’s accounting policies, practices, estimation methodologies, procedures and classifications; provided, that, the effect of the following shall not be taken into account in determining Net Working Capital: (i) the impact of any acquisition made by the Company or any Company Subsidiary after May 31, 2021 (for the avoidance of doubt, Net Working Capital shall include the results of the PC Australasia Acquisition but shall not include any subsequent completed acquisitions); (ii) the impact of any revisions to purchase price allocations; and (iii) any intercompany payables or receivables among the Company and its subsidiaries or among the subsidiaries of the Company. Exhibit D sets forth an illustrative calculation of Net Working Capital as of March 31, 2021. For the avoidance of doubt, “Net Working Capital” shall exclude any amounts included in “Indebtedness” or “Company Transaction Expenses”.

“NYSE” means the New York Stock Exchange.

“Official List” means the list maintained by the FCA.

“Payment Spreadsheet” means a spreadsheet that shall be delivered by the Company to EverArc pursuant to Section 3.01(b), which shall set forth (i) the Aggregate Transaction Consideration (including the Aggregate Cash Consideration and the Aggregate Stock Consideration) and (ii) the allocation of the Aggregate Cash Consideration and the Aggregate Stock Consideration among the Company Ordinary Shares being contributed and sold to Holdco.

“PC Australasia Acquisition” means the acquisition contemplated by that certain Business Sale and Purchase Agreement, dated February 22, 2021, by and among Solberg Asia Pacific Pty Ltd., a limited company formed under the laws of Australia and an indirect subsidiary of the Company, PC Australasia Pty Ltd., a limited company formed under the laws of Australia, Darren Robert Webb and Nora Mary Webb.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“PCAOB Financials Expenses” means all costs, fees and expenses incurred by the Company and its affiliates in connection with the preparation and delivery of the PCAOB Financials.

“PECs” means the series 1 preferred equity certificates, each of par value and face amount $1.00, issued by Seller pursuant to the PECs Agreement.

“PECs Agreement” means the Securityholders’ Agreement, dated as of March 28, 2018, by and between Seller, SK Capital Partners IV-A, L.P., SKCP Invictus Co-Invest, L.P., SK Invictus Holdings, L.P., and ICL Germany Food and Chemical Specialties GmbH, and the Terms and Conditions of Preferred Equity Certificates attached as Exhibit C thereto.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that, individually or in the aggregate, do not materially affect, impair or interfere with the use, ownership, value and maintenance of, or the access to any property affected thereby or the conduct of the business of the Company and/or the Company Subsidiaries; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising or incurred in the ordinary course of business to the extent relating to amounts not yet due and payable, or deposits to obtain the release of such Liens; (c) Liens for Taxes, not yet due and payable, or being contested in good faith; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities that individually or in the aggregate, do not materially affect, impair or interfere with the use, ownership, value and maintenance of or the access to any property affected thereby or the conduct of the business of the Company and/or the Company Subsidiaries; (e) Liens not created by the Company that affect the underlying fee interest of any leased real property, including master leases or ground leases and any set of facts that an accurate up-to-date survey would show, in each case, to the extent that such Liens are not material to the Company; (f) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company or the Company Subsidiaries granted to any licensee in the ordinary course of business; (g) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that individually or in the aggregate, do not materially affect, impair or interfere with the use, ownership, value and maintenance of or the access to any real property affected thereby or the conduct of the business of the Company and/or the Company Subsidiaries; (h) Liens identified in the Audited Financial Statements; and (i) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which reasonably allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data regulated by Privacy/Data Security Laws.

“PIPE” means any private placement or placements of EverArc Ordinary Shares which shall become Holdco Ordinary Shares in connection with the consummation of the Transactions.

“PIPE Investors” means persons that have entered into Subscription Agreements to purchase for cash EverArc Ordinary Shares which shall become Holdco Ordinary Shares in connection with the consummation of the Transactions pursuant to the PIPE Investment on or prior to the Closing Date.

“PIPE Share Price” means the price per EverArc Ordinary Share at which EverArc Ordinary Shares are being sold in the PIPE.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning on the day after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date.”

“Privacy/Data Security Laws” means all laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Company’s Business Systems or Business Data.

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of the Company or any Company Subsidiary, from which the Company or any Company Subsidiary has derived previously, is currently deriving or is scheduled to derive revenue from the sale or provision thereof.

“Reference Time” means 11:59 p.m. Eastern Time on the day immediately prior to the Closing Date.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing, or other release into or through the environment, and any abandonment or discarding of barrels, containers, or other closed receptacles containing any Hazardous Substance.

“Restricted Person” means: (a) any individual or entity that is a citizen or resident of, located in, or organized under the laws of, or acting for or on behalf of, a Sanctioned Country; (b) the government of any Sanctioned Country; (c) any government that is the subject or target of restrictions under Sanctions Law; or (d) any individual or entity that is, and/or any entity that is owned or controlled directly or indirectly by, or acts for or on behalf of individuals or entities that are designated on any of the following lists, as updated, substituted, or replaced from time to time:

(i)	the United Nations Security Council’s “Consolidated United Nations Security Council Sanctions List”;

(ii)

the lists of persons subject to Sanctions Laws, as administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”) including, but not limited to, OFAC’s “Specially Designated Nationals and Blocked Persons List,” the “Foreign Sanctions Evaders,” and the “Sectoral Sanctions Identifications List”;

(iii)	the U.S. Department of Commerce, Bureau of Industry and Security’s “Entity List,” “Denied Persons List,” or “Unverified List”;

(iv)

the U.S. Department of State’s list of debarred parties and lists of individuals and entities that have been designated pursuant to sanctions and/or non-proliferation statutes that it administers and related executive orders;

(v)

the European Union Commission’s “Consolidated list of persons, groups and entities subject to EU financial sanctions” or individuals or entities that are listed in any Annex to EU Council Regulation 833/2014 (as amended);

(vi)	Her Majesty’s Treasury of United Kingdom’s “Consolidated List of Financial Sanctions Targets in the UK”; and

(vii)	any additional list promulgated, designated, or enforced by a Sanctions Authority.

“R&W Policy” means a buyer-side representation and warranty insurance policy or policies obtained by EverArc in the form attached hereto as Exhibit E.

“Sanctionable Activity” means any condition or activity specifically identified under any Sanctions Laws that serves as a basis to designate any person described by such condition or engaged in such activity as a Restricted Person.

“Sanctioned Country” means at any time, a country or territory that is the target of comprehensive economic or trade sanctions under Sanctions Laws. As of the date of this Agreement, Sanctioned Countries include the Crimea Region, Cuba, Iran, North Korea and Syria.

“Sanctions Authority” means the United Nations Security Council; U.S. Department of the Treasury; the U.S. Department of Commerce; the U.S. Department of State; the European Union Council and/or Commission (including any present or future member state of the European Union); Her Majesty’s Treasury of the United Kingdom; and any other government or regulatory body, institution or agency with authority to enact Sanctions Laws in any country and/or territory with jurisdiction over any Party.

“Sanctions Laws” means all economic, trade, or financial sanctions statutes, regulations, executive orders, decrees, judicial decisions, restrictive measures, or other acts having the force of law enacted, adopted, administered, imposed, or enforced from time to time by any Sanctions Authority.

“SEC” means the United States Securities and Exchange Commission.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subscription Agreements” means the contracts executed by the PIPE Investors on or before the date hereof in connection with the PIPE Investment.

“subsidiary” or “subsidiaries” of the Company, the Surviving Entity, EverArc or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Target Net Working Capital” means Seventy Six Million One Hundred Sixty Three Thousand Dollars ($76,163,000) if the Magnum Transaction is consummated prior to the Closing Date or Seventy Seven Million Six Hundred Sixty Three Thousand Dollars ($77,663,000) if the Magnum Transaction is not consummated prior to the Closing Date.

“Tax” or “Taxes” means any federal, state, provincial, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, real property, personal property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments in the nature of a Tax imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Liability Amount” means an amount equal to the sum of the aggregate amount of any accrued and unpaid Income Taxes of the Company and the Company Subsidiaries for any Pre- Closing Tax Period ending after December 31, 2020 and prior to the Closing Date and the Pre- Closing Tax Period (or portion thereof) that ends on the Closing Date for which Tax Returns have not yet been filed and in respect of solely those jurisdictions in which the Company or its applicable subsidiary is currently filing Tax Returns, less the aggregate current Income Tax assets of the Company or any of the Company Subsidiaries for any Pre-Closing Tax Period (or portion thereof), determined (i) by including the Transaction Tax Deductions and assuming such Transaction Tax Deductions are accrued and deductible in the Pre-Closing Tax Period (or the portion of any Straddle Period) that ends on the Closing Date, (ii) by excluding any liabilities for accruals or reserves established or required to be established under GAAP or otherwise under the Accounting Principles, methodologies for contingent Income Taxes, or with respect to uncertain Tax positions, (iii) by excluding any Taxes attributable to any action taken by Holdco or any of its subsidiaries or affiliates after the Closing outside the ordinary course of business, (iv) in accordance with the past practices (including reporting positions, elections and accounting methods) of the Company and the Company Subsidiaries in preparing their Income Tax Returns, and (v) excluding any deferred Income Tax assets and liabilities (including any such assets or liabilities within the meaning of GAAP or otherwise within the meaning of the Accounting Principles).

“Tax Return” means any returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be filed or supplied to a Tax authority relating to Taxes.

“Technology” means all designs, formulas, procedures, techniques, methods, processes, concepts, ideas, know-how, programs, models, data, databases, tools, inventions, creations, improvements and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, the Plan and Articles of Merger, and all other agreements, certificates and instruments executed and delivered by EverArc, Holdco, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transaction Expenses” means (a) all out-of-pocket fees, costs and expenses (including all fees, costs and expenses of outside counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates and all fees, costs and expenses in connection with newly issued equity and/or debt financing in connection with the Transactions) incurred by a party or on its behalf in connection with or related to the authorization, preparation, review, negotiation, execution and performance of this Agreement and the other Transaction Documents and consummation of the Transactions and the preparation of any required filings or notices under applicable Antitrust Laws or with the SEC and any stock exchange (including the Registration Statement and applicable listing application), (b) all bonuses, change-of-control, success, retention or similar payments which vest or become payable to any current or former employees, directors, officers or other service providers of EverArc, Holdco, the Company or any Company Subsidiary as a result of the Transactions, and the employer share of any payroll, social security, unemployment or other Taxes with respect thereto (for this purpose including such Taxes solely to the extent such Taxes would not have been payable but for the payments of the amounts described in this clause (b), taking into account any limitations on such Taxes), (c) any accrued or payable transaction, management, monitoring or similar fees payable to any affiliate of EverArc, Holdco, the Company or any Company Subsidiary, (d) the premiums, commissions and other fees paid or payable in connection with obtaining the D&O Tail Policy, (e) the premiums, commissions and other fees paid or payable in connection with obtaining the R&W Policy, (f) Transfer Taxes and (g) severance due and payable in connection with any termination of employment prior to the Closing Date of any employee of the Company or any Company Subsidiary (excluding, for the avoidance of doubt, any terminations of employment made at the request of EverArc, Holdco or any of their respective affiliates) that is unpaid as of the Closing Date.

“Transaction Tax Deductions” means the aggregate amount of any Tax deductions relating to: (A) the pay down or satisfaction of any Indebtedness at the Closing; (B) any Company Transaction Expenses; (C) the

payment of any costs or expenses included as liabilities in Net Working Capital; (D) the payment prior to the Reference Time of any other costs or expenses incurred by the Company or its subsidiaries in connection with the Transactions (including, for the avoidance of doubt, any amounts that would be Company Transaction Expenses but for the fact that they are not unpaid as of the Reference Time); and (E) any other items deductible for Tax purposes by either Company and/or any of the Company Subsidiaries attributable to the Transactions that are economically borne by Seller; provided, that, with respect to success-based fees, seventy percent (70%) of success fees shall be treated as deductible in accordance with Revenue Procedure 2011-29, to the extent applicable.

“Transactions” means the transactions contemplated by the Transaction Documents, including the Exchange and the Merger.

“Transfer Tax” means any sales, use, value-added, business, goods and services, transfer (including any stamp duty or other similar Tax chargeable in respect of any instrument transferring property), documentary, conveyancing or similar Tax or expense or any recording fee, in each case that is imposed as a result of the Transactions, together with any penalty, interest and addition to any such item with respect to such item; provided, however, for the avoidance of doubt, the term Transfer Tax shall not include any income Tax or similar Tax imposed on any direct or indirect equity holder of EverArc, the Company, any Company Subsidiary or Holdco.

“Trapped Cash” means all cash held by the Company or any Company Subsidiary outside of the United States.

“Trapped Cash Cap” means $7,500,000.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“UK MAR” means Regulation (EU) No 596/2014 as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018.

“Worker” means any person who personally performs work for the Company but who is not in business on their own account or in a client/customer relationship.

Section 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

1915 Law	Recitals

2021 Balance Sheet	§4.07(b)

Accounting Principles	§4.07(a)

Action	§4.09

Additional FCA Reports	§7.03(a)

Aggregate Preferred Share Stock Value	Definition of “Aggregate Stock Consideration”

Agreement	Preamble

Amended and Restated Holdco Organizational Documents	§2.01(a)

Antitrust Laws	§8.11(a)

Alternative Debt Commitment Letters	§8.16(b)

Alternative Debt Financing	§8.16(b)

Defined Term	Location of Definition

Assignment and Assumption of the Founder Advisory Services Agreement	§8.20

Assignment and Assumption of the ICL Purchase Agreement	§8.20

Audited Financial Statements	§4.07(a)

Blue Sky Laws	§4.05(b)

CARES Act	§4.10(i)

CBP	Definition of “Import Control Laws”

Certificates	§3.03(b)

Closing	§2.01(b)

Closing Date	§2.01(b)

Company	Preamble

Company Board	Recitals

Company Disclosure Schedule	Article IV

Company Permits	§4.06

Company Plan	§4.10(a)

Company Subsidiary	§4.01(a)

Confidentiality Agreements	§8.02(b)

Continuing Employees	§8.03(a)

D&O Indemnified Party	§8.04(a)

D&O Tail Policy	§8.04(b)

Data Security Requirements	§4.13(i)

Debt Commitment Letters	§5.12(e)

Debt Financing	§5.12(e)

Depository Account	§5.12(b)

Dissenting Notice Period	§3.02(d)

Environmental Permits	§4.16

ERISA	§4.10(a)

ERISA Affiliate	§4.10(c)

EverArc	Preamble

EverArc Board	Recitals

EverArc Disclosure Schedule	Article V

EverArc FCA Reports	§5.07(a)

EverArc Parties	§8.17

EverArc Related Parties	§10.02(c)

EverArc Warrant Amendment	§3.05

Excess Amount	§3.06(c)

Defined Term	Location of Definition

Exchange	Recitals

Exchange Agent	§3.03(a)

Exchange Effective Time	§2.01(c)

Exchange Fund	§3.03(a)

Excluded Shares	§3.02(a)

Financing Cooperation Expenses	§8.16(c)

Fee Letters	§5.12(e)

First Holdco Auditor Report	§9.01(b)

Governmental Authority	§4.05(b)

Holdco	Preamble

Holdco Ordinary Shares Merger Issuance	§3.02(a)

Holdco Share Cancellation	Recitals

Holdco Shares Exchange Issuance	§2.01(c)(ii)

Holdco Warrant(s)	§3.05

Intended Tax Treatment	§2.08

ICC Rules	§11.06(a)

ICE	Definition of “Import Control

Laws” IRS	§4.10(b)

Law	§4.05(a)

Lease	§4.12(b)

Lease Documents	§4.12(b)

Letter of Transmittal	§3.03(b)

Material Contracts	§4.17

Merger	Recitals

Merger Consideration	§3.02(a)

Merger Effective Time	§2.03

Merger Sub	Preamble

Merger Sub Board	Recitals

Merger Sub Ordinary Shares	§3.02(e)

Outside Date	§10.01(b)

Owned Real Property	§4.12(a)

Party or Parties	Preamble

PCAOB Financials	§8.12

PEO Plan	§4.10(a)

PIPE Documents	§8.13(b)

PIPE Investment	Recitals

PIPE Investment Amount	Recitals

Defined Term	Location of Definition

Plan and Articles of Merger	§2.03

Post-Signing Returns	§8.08(c)(ii)(A)

Registrar	§2.03

Registration Statement	§8.01(a)

Remedies Exceptions	§4.04

Representatives	§8.02(a)

Second Holdco Auditor Report	§9.01(b)

Securities Act	§4.05(b)

Seller	Preamble

Seller Board	Recital

Signing Date EverArc Funds	§5.12(b)

Sponsor	Definition of “EverArc Founder Shareholders”

Surviving Entity	§2.02

Tail Period	§8.04(b)

Tax Contest	§8.08(d)

Tax Election	Recitals

Terminating Company Breach	§10.01(d)

Terminating EverArc Breach	§10.01(e)

Section 1.03 Construction.

(i) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or words of similar import refer to this Agreement as a whole, including the schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”, (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (ix) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if’, (x) references to “dollar”, “dollars” or shall be to the lawful currency of the United States and (xi) the word “shall” and the word “will” indicate a mandatory obligation.

(ii) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(iii) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(iv) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under the applicable Accounting Principles.

(v) Whenever this Agreement states that documents or other information have been “made available” or “provided to” EverArc (including words of similar import), such words shall mean that such documents or information referenced shall have been posted in the Dataroom, or otherwise provided in writing to EverArc and its Representatives, at least two (2) days prior to the date hereof.

ARTICLE II

EXCHANGE; AGREEMENT AND PLAN OF MERGER

Section 2.01 Closing; Pre-Closing and Closing Actions.

(a) On the Business Day immediately prior to the Closing Date (and upon acknowledgement by all Parties that the Closing shall take place on the following Business Day), upon the terms and subject to the conditions of this Agreement, EverArc and Holdco shall cause Holdco to amend and restate the Holdco Organizational Documents by way of Holdco Shareholder Approval such that the Holdco Organizational Documents are in the form set forth on Exhibit A (the “Amended and Restated Holdco Organizational Documents”), which Amended and Restated Holdco Organizational Documents shall remain in effect and shall otherwise not be amended, restated, modified or waived, in whole or in part, through the Exchange Effective Time and thereafter shall be the organizational documents of Holdco until amended as provided by applicable Law.

(b) As promptly as practicable, but in no event later than three (3) Business Days after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX (other than those conditions that by their nature are to be satisfied at a closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), a closing (the “Closing”) shall take place remotely by electronic exchange of executed documents and for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article IX. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

(c) On the Closing Date, upon the terms and subject to the conditions of this Agreement, subject to (y) the Holdco Requisite Approvals, and (z) the Second Holdco Auditor Report, (A) each issued Company Ordinary Share held by Seller shall be contributed in kind or sold to Holdco, as applicable, free and clear of all Liens, and, in exchange therefor, Seller shall receive from Holdco the Aggregate Cash Consideration and the Aggregate Stock Consideration allocated among the Company Ordinary Shares as set forth on the Payment Spreadsheet (the issuance of the Aggregate Stock Consideration pursuant to this Section 2.01(c) being the “Holdco Shares Exchange Issuance”), and shall subscribe for the Holdco Shares Exchange Issuance, and (B) Seller shall cease to be the holder of such Company Ordinary Shares and Holdco will be recorded as the registered holder of all of the Company Ordinary Shares so exchanged and contributed in kind or sold, as applicable, and will be the legal and beneficial owner thereof; provided, however, that no fractional Holdco Preferred Shares shall be issued pursuant to the Exchange (the effective time of the Exchange being the “Exchange Effective Time”)

(d) On the Closing Date, upon the terms and subject to the conditions of this Agreement, the Parties shall cause the Holdco Share Cancellation.

(e) Immediately prior to the Merger, upon the terms and subject to the conditions of this Agreement and the Subscription Agreements, Holdco and EverArc shall consummate the transactions contemplated by the PIPE Documents, including the issuance of EverArc Ordinary Shares contemplated thereby.

(f) On the Closing Date, EverArc shall deposit the Escrow Amount with the Escrow Agent pursuant to the terms of the Escrow Agreement.

Section 2.02 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with BVI Companies Act, at the Merger Effective Time, Merger Sub shall be merged with and into EverArc. As a result of the Merger, the separate existence of Merger Sub shall cease and EverArc shall continue as the surviving entity of the Merger (the “Surviving Entity”). The consummation of the Merger shall be a condition precedent to the consummation of the Exchange.

Section 2.03 Merger Effective Time. On the Business Day immediately prior to the Closing Date (and upon acknowledgement by all Parties that the Closing shall take place on the following Business Day), upon the terms and subject to the conditions of this Agreement, EverArc, Holdco and Merger Sub shall execute and file articles of merger and a plan of merger in substantially the form set out in Exhibit F (the “Plan and Articles of Merger”) with the Registrar of Corporate Affairs of the British Virgin Islands (the “Registrar”), as is required by, and executed in accordance with, the relevant provisions of the BVI Companies Act, together with all other filings or recordings required under the BVI Companies Act in connection with the Merger (including the filing by the Merger Sub’s registered agent of a letter confirming it has no objections to the Merger). The Plan and Articles of Merger shall specify that the Merger shall become effective at such time as the Plan and Articles of Merger are duly registered by the Registrar, or at such later time as the Parties agree in writing (subject to the requirements of the BVI Companies Act) (the “Merger Effective Time”).

Section 2.04 Effect of the Merger. At the Merger Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the BVI Companies Act, the Plan and Articles or Merger, and as set forth in this Agreement, including Article III. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, pursuant to the Merger, (a) all the property, assets, rights, privileges, immunities, powers, franchises, licenses and authority of EverArc and Merger Sub shall vest in the Surviving Entity, (b) all debts, liabilities, obligations, restrictions, disabilities and duties of each of EverArc and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity and (c) for purposes of the 1915 Law a contribution-in-kind of the EverArc Ordinary Shares (other than the Excluded Shares) shall be made to Holdco by the EverArc Shareholders against issue of the Merger Consideration following a share capital increase realized by Holdco by virtue of the foregoing.

Section 2.05 Articles of Association; Organizational Documents.

(a) At the Merger Effective Time, the EverArc Articles of Association, as in effect immediately prior to the Merger Effective Time shall be the articles of association of the Surviving Entity, until thereafter amended as provided by applicable Law.

(b) Immediately following the consummation of the Exchange, the Parties shall cause Holdco and the Company to take such actions and make such filings as are necessary under the 1915 Law to amend and restate the Company Organizational Documents such that the Company Organizational Documents are in the form agreed to by EverArc and Holdco and thereafter shall be the organizational documents of the Company until amended as provided by applicable Law.

Section 2.06 Directors and Officers.

(a) At the Merger Effective Time, the Holdco Board shall be comprised of the directors designated by EverArc, each to hold office in accordance with the Holdco Organizational Documents.

(b) The Parties shall cause the initial directors of the Surviving Entity and the officers of Surviving Entity as of immediately following the Merger Effective Time to be comprised of the individuals designated by EverArc, each to hold office in accordance with the articles of association of the Surviving Entity. The Parties shall procure that, prior to or at the Effective Time, each person to be appointed as a director of the Surviving Entity shall provide a written consent to so act. The register of directors of the Surviving Entity shall be updated at or with effect from the Merger Effective Time to record the appointments and resignations (if applicable) required by this Section 2.06(b).

(c) The Parties shall cause the initial managers of the Company Board and the initial managers of the Company at the Exchange Effective Time to be comprised of the individuals designated by EverArc, each to hold office in accordance with the Company Organizational Documents.

Section 2.07 Register of Members. At the Merger Effective Time, the register of members of the Surviving Entity shall be updated to record the conversions and cancellations set out in Section 3.02 and the Surviving Entity shall deliver to the Company’s legal counsel a copy of the updated register of members of the Surviving Entity, duly certified by a director or officer thereof.

Section 2.08 Tax Treatment of the Exchange and the Merger. The Parties agree that for U.S. federal income tax purposes (and, to the extent applicable, for state and local tax purposes), the Merger and the Tax Election are intended to be treated as a single integrated transaction that qualifies as a reorganization under Code Section 368(a)(1)(F) and the Treasury Regulations promulgated thereunder and the acquisition of Company Ordinary Shares by Holdco in exchange for the Aggregate Cash Consideration and the Aggregate Stock Consideration shall be treated as a taxable sale pursuant to Code Section 1001 (the “Intended Tax Treatment”).

Section 2.09 Payment of PECs. On the Closing Date, upon the terms and subject to the conditions of this Agreement and the applicable PEC Agreement, immediately following the Merger Effective Time, Seller shall cause the full redemption of the PECs.

Section 2.10 Withholding. Notwithstanding anything in this Agreement to the contrary, (a) Holdco shall be entitled to deduct and withhold from the Aggregate Transaction Consideration paid and/or issued as consideration in the Exchange, from the Merger Consideration issued in the Merger, and from any other consideration it issues in connection with this Agreement, such amounts as it is required to deduct and withhold with respect to the issuance of such consideration under the Code or any applicable provision of state, local or foreign Tax law, and (b) any other party making payments pursuant to this Agreement and the Transactions shall be entitled to deduct and withhold from such payments such amounts as it is required to deduct and withhold pursuant to any applicable provision of U.S. federal, state, local or foreign Tax law; provided as of the date hereof each of Holdco and EverArc represent that to its knowledge no deduction or withholding is required in respect of any such consideration payable to Seller under applicable Law and in any event shall use reasonable best efforts to provide written notification to Seller prior to undertaking any deduction or withholding in respect of any such consideration payable to Seller at least five (5) Business Days prior to undertaking any such deduction or withholding and shall cooperate and use reasonable best efforts to reduce, minimize or eliminate any such withholding to the extent permitted under applicable Tax law. To the extent that amounts are deducted or withheld under this Section 2.10 and duly paid to the appropriate Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been issued or paid to the person in respect of which such deduction and withholding was made.

ARTICLE III

EXCHANGE CONSIDERATION; CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 3.01 Exchange Consideration.

(a) As set forth in this Agreements:

(i) The valuation of the Company Ordinary Shares contributed and sold to Holdco by Seller against the Aggregate Transaction Consideration pursuant to the Exchange shall be deemed to be, as of the Exchange Effective Time, equal to the Company Value.

(ii) The Aggregate Preferred Share Stock Value subscribed for by Seller shall be paid in Holdco Preferred Shares that shall be valued at the stated value of a Holdco Preferred Share. The new Holdco Preferred Shares making up the Aggregate Preferred Share Stock Value shall be allocated by Seller to a portion of the Company Ordinary Shares being contributed and sold by Seller pursuant to the Payment Spreadsheet and the Aggregate Cash Consideration shall be allocated to the remaining Company Ordinary Shares pursuant to the Payment Spreadsheet.

(b) At least five (5) Business Days prior to the Closing Date, EverArc shall cause an appropriate director or officer of EverArc, solely in his or her capacity as such, to deliver to the Company a certificate certifying EverArc’s good faith estimate of the EverArc Transaction Expenses, including reasonable supporting materials for the amount of each item included in EverArc Transaction Expenses. At least five (5) Business Days prior to the Closing Date, Seller and the Company shall cause the Chief Financial Officer of the Company, solely in his or her capacity as such, to deliver to EverArc a certificate certified by such Chief Financial Officer (solely in his or her capacity as such) (the “Estimated Closing Statement”) setting forth: (i) the Company’s good faith estimate of (A) the Company Transaction Expenses (the “Estimated Company Transaction Expenses”), (B) Cash as of the Reference Time (the “Estimated Cash”), (C) Indebtedness of the Company as of the Reference Time (the “Estimated Indebtedness”) and (D) Closing Net Working Capital (the “Estimated Closing Net Working Capital”), including reasonable supporting materials for the amounts of each item included in the Estimated Closing Statement. Promptly following delivery by the Company of the certificate of its Chief Financial Officer and, in any event, not less than three (3) Business Days prior to the Closing Date and based upon such certificate, EverArc, Seller and the Company shall calculate the Company Value, Aggregate Cash Consideration and Aggregate Stock Consideration and, based upon such calculations, Seller and the Company shall deliver to EverArc and Holdco the Payment Spreadsheet. As promptly as practicable following delivery of the Payment Spreadsheet, the Parties shall work together in good faith to finalize the Payment Spreadsheet. The allocation of the Aggregate Transaction Consideration set forth in the Payment Spreadsheet shall, to the fullest extent permitted by applicable Law, be final and binding on all Parties and shall be used by EverArc and Holdco for purposes of paying and issuing the Aggregate Transaction Consideration pursuant to this Agreement, absent manifest error. In paying and issuing the Aggregate Transaction Consideration, EverArc and Holdco shall, to the fullest extent permitted by applicable Law, be entitled to rely fully on the information set forth in the Payment Spreadsheet, absent manifest error.

Section 3.02 Conversion of Securities. At the Merger Effective Time, by virtue of the Merger and the Holdco Requisite Approvals, subject to the First Holdco Auditor Report, and without any further action on the part of EverArc, Merger Sub, Holdco or the Company or the holders of any of the following securities:

(a) each EverArc Share (other than EverArc Shares held in treasury by EverArc (each, an “Excluded Share” and, collectively, “Excluded Shares”) and any Dissenting Shares to the extent provided in Section 3.02(d)) issued and outstanding immediately prior to the Merger Effective Time shall automatically be exchanged with Holdco for one Holdco Ordinary Share, in accordance with the BVI Companies Act and the 1915 Law (which exchange for purposes of the 1915 Law shall include, for the avoidance of doubt, a contribution-in-kind of such EverArc Shares from the holders of EverArc Shares to Holdco), against issue of an equal number of validly issued, fully paid and nonassessable Holdco Ordinary Shares (the “Holdco Ordinary Shares Merger Issuance”), following a share capital increase realized by Holdco by virtue of the Merger, to be subscribed by the contributing holders of EverArc Shares (the “Merger Consideration”), which Holdco Ordinary Shares Holdco shall cause to be delivered in accordance with its obligations set forth in Section 3.03;

(b) upon the Holdco Ordinary Shares Merger Issuance, all EverArc Shares (other than the Excluded Shares and Dissenting Shares) shall cease to be outstanding, shall be cancelled and shall cease to exist and (A) each share certificate formerly representing EverArc Shares (other than Excluded Shares) and (B) each book-entry account formerly representing any uncertificated EverArc Shares

(other than Excluded Shares) shall thereafter, in case of both (A) and (B), only represent the Merger Consideration and the right, if any, to receive pursuant to Section 3.03(e) cash in lieu of fractional shares into which such EverArc Shares have been exchanged (and contributed-in-kind) pursuant to this Section 3.02 and any distribution or dividend pursuant to Section 3.03(c);

(c) each Excluded Share shall, by virtue of the Merger and without any further action on the part of EverArc, Merger Sub, Holdco or the Company or the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist;

(d) all Dissenting Shares shall automatically be cancelled and shall cease to exist or be outstanding, and each holder of Dissenting Shares shall cease to be a member of EverArc (and shall not be a member of the Surviving Entity) and shall cease to have any rights thereto (including any right to receive such holder’s portion of the aggregate Merger Consideration pursuant to Section 3.02(a), subject to and except for such rights as are granted under Section 179 of the BVI Companies Act. If any holder of EverArc Shares fails to give written notice of its election to dissent from the Merger under Section 179 of the BVI Companies Act within twenty (20) days immediately following the date on which the copy of the Plan and Articles of Merger or an outline thereof is given to him in accordance with Section 179 of the BVI Companies Act (such twenty (20)-day period, the “Dissenting Notice Period”) or otherwise fails validly to dissent in accordance with the terms of Section 179 of the BVI Act, then the rights of such holder under Section 179 of the BVI Companies Act shall cease to exist, and the underlying EverArc Shares shall be cancelled in accordance with Section 3.02(b), and shall entitle the holder thereof only to receive compensation in accordance with such Section 3.02(b). EverArc shall give the Company prompt notice of any notice or purported notice received by EverArc of any shareholder’s intent to exercise and/or exercise of rights pursuant to Section 179 of the BVI Companies Act, the withdrawal of any such notice and any other documents served upon EverArc pursuant to or in connection with Section 179 of the BVI Companies Act or a shareholder’s dissent or appraisal rights. Prior to the Merger Effective Time, EverArc shall not, except with the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned) or as otherwise required by an order, decree, ruling or injunction of a court of competent jurisdiction, make any payment with respect to any such exercise of dissenter’s rights or offer to settle or settle any such rights; and

(e) each ordinary share of Merger Sub (the “Merger Sub Ordinary Shares”) issued and outstanding immediately prior to the Merger Effective Time shall be converted into and exchanged for one (1) validly issued, fully paid and nonassessable ordinary share of the Surviving Entity.

Section 3.03 Exchange of Certificates.

(a) Exchange Agent. On the Closing Date (and not later than the Merger Effective Time and the consummation of the transactions contemplated by Section 3.02(a), Section 3.02(b) and Section 3.02(c)), Holdco shall provide authorizations and/or instructions with a bank or trust company that shall be designated by EverArc and is reasonably satisfactory to the Company (the “Exchange Agent”) as are necessary to enable the Exchange Agent to issue the number of Holdco Ordinary Shares (in uncertificated or book-entry form) constituting the Merger Consideration, it being agreed that Computershare shall be an acceptable Exchange Agent, for the benefit of the holders of EverArc Shares, for exchange in accordance with this Article III, the number of Holdco Ordinary Shares (in uncertificated form or book-entry form) sufficient to deliver the Merger Consideration consisting of the Holdco Ordinary Shares to be issued to the holders of EverArc Shares (other than Excluded Shares or Dissenting Shares) in the Merger pursuant to this Agreement. In addition, Holdco shall provide the Exchange Agent with authorizations and/or instructions, as necessary from time to time after the Merger Effective Time, to issue (i) any dividends or other distributions payable pursuant to Section 3.03(c) with respect to the EverArc Shares issued pursuant to the Merger for any EverArc Shares with a record and payment date after the Merger Effective Time and prior to the surrender of such shares and (ii) cash in lieu of any fractional shares payable pursuant to Section 3.03(h) (all such

Holdco Ordinary Shares and cash, together with the amount any dividends or distributions contemplated pursuant to Section 3.03(c), being hereinafter referred to, collectively, as the “Exchange Fund”). Holdco shall cause the Exchange Agent pursuant to irrevocable instructions, to deliver the Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by this Section 3.03 hereof, the Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest the cash portion of the Exchange Fund as directed by Holdco; provided that such investments shall be in obligations, funds or accounts typical for (including having liquidity typical for) transactions of this nature. To the extent that there are losses or any diminution of value with respect to such investments, or the Exchange Fund diminishes for any other reason below the level required to make prompt cash payment of any dividends or other distributions payable pursuant to Section 3.03(c) and any cash in lieu of any fractional shares payable pursuant to Section 3.03(h), Holdco shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under this Section 3.03(a) shall be promptly returned to Holdco.

(b) Exchange Procedures. As promptly as practicable after the Merger Effective Time, Holdco shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of record of EverArc Shares entitled to receive the Merger Consideration pursuant to Section 3.02 a letter of transmittal, which shall be in a form reasonably acceptable to EverArc and the Company (the “Letter of Transmittal”) and shall specify (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing such EverArc Shares (collectively, the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent; and instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within five (5) Business Days after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor, and Holdco shall cause the Exchange Agent to deliver (i) the Merger Consideration and (ii) an amount in immediately available funds (or, if no wire transfer instructions are provided, a check) equal to (A) any cash in lieu of fractional shares pursuant to Section 3.03(h) plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to Section 3.03(c) in accordance with the provisions of this Section 3.03, and the Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated by this Section 3.03, each Certificate entitled to receive a portion of the Merger Consideration in accordance with Section 3.02 shall be deemed at all times after the Merger Effective Time, as the case may be, to represent only the right to receive upon such surrender the Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.02.

(c) Distributions with Respect to Unexchanged EverArc Shares. No dividends or other distributions declared or made after the Merger Effective Time with respect to the EverArc Shares with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the EverArc Shares represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with this Section 3.03. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, EverArc shall pay or cause to be paid to the holder of the certificates representing EverArc Shares issued in exchange therefor, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Merger Effective Time and theretofore paid with respect to such EverArc Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Merger Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such EverArc Shares.

(d) Deemed Payment. The Merger Consideration payable upon conversion of the EverArc Shares in accordance with the terms hereof, shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such EverArc Shares.

(e) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the EverArc Shares occurring on or after the date hereof and prior to the Merger Effective Time.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of EverArc Shares with respect to the Merger Consideration for one (1) year after the Merger Effective Time shall be delivered to Holdco, and any holders of EverArc Shares who have not theretofore complied with this Section 3.03 shall thereafter look only to Holdco and the Surviving Entity for the Merger Consideration. Any portion of the Exchange Fund with respect to the Merger Consideration remaining unclaimed by holders of EverArc Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Holdco free and clear of any claims or interest of any person previously entitled thereto.

(g) No Liability. None of the Exchange Agent, EverArc, Holdco, the Surviving Entity or any of their respective affiliates shall be liable to any holder of EverArc Shares for any such EverArc Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this Section 3.03.

(h) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional Holdco Ordinary Shares will be issued, and any holder of EverArc Shares entitled to receive a fractional share of Holdco Ordinary Shares but for this Section 3.03(h)) shall be entitled to receive a cash payment in lieu thereof, which payment shall be calculated by the Exchange Agent and shall represent such holder’s proportionate interest in a share of Holdco Ordinary Shares based on the PIPE Share Price.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and execution of an indemnity in customary form, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, as the case may be, that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.02.

Section 3.04 Stock Transfer Books. At the Merger Effective Time, following the recordation of the Transactions in the share records of Holdco, the register of members of EverArc shall be closed and there shall be no further registration of transfers of EverArc Shares thereafter on the records of EverArc. From and after the Merger Effective Time, the holders of EverArc Shares outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such EverArc Shares and any rights as members of EverArc, except as otherwise provided in this Agreement or by applicable Law. On or after the Merger Effective Time, any Certificates presented to the Exchange Agent or Holdco for any reason shall be converted into the right to receive the Merger Consideration in accordance with the provisions of Section 3.02.

Section 3.05 EverArc Warrants. At the Merger Effective Time, each EverArc Warrant that is outstanding immediately prior to the Merger Effective Time shall, pursuant to the EverArc Warrant Instrument, cease to represent a right to acquire the number of EverArc Shares set forth in such EverArc Warrant and shall be replaced in accordance with the terms of such EverArc Warrant Instrument, including clauses 8.2 and 11.1 of such EverArc Warrant Instrument, at the Merger Effective Time, into a right to acquire one (1) Holdco Ordinary Share (a “Holdco Warrant” and collectively, the “Holdco Warrants”) on substantially the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the EverArc Warrant Instrument. The Parties shall take all lawful action to effect the aforesaid provisions of this Section 3.05, including causing the

EverArc Warrant Instrument to be amended or amended and restated to the extent necessary to give effect to this Section 3.05, including adding Holdco as a party thereto, such amendment to be in substantially the form attached hereto as Exhibit B (the “EverArc Warrant Amendment”).

Section 3.06 Post-Closing Adjustment to Merger Consideration.

(a) Within seventy-five (75) days after the Closing Date, EverArc shall prepare and deliver to Seller (i) a statement setting forth EverArc’s good faith calculation of (A) the Closing Net Working Capital, (B) Cash as of the Reference Time, (C) Indebtedness of the Company as of the Reference Time, (D) the Company Transaction Expenses and (E) based on the amounts set forth in clauses (A) through (D), the Final Company Value (the “Closing Statement”) and (ii) all records and work papers necessary to compute and verify the information set forth in the Closing Statement. If EverArc does not deliver the Closing Statement to Seller within seventy five (75) days after the Closing Date, then, at the election of Seller, either (x) Seller may prepare and present the Closing Statement within an additional thirty (30) days thereafter or (y) the Estimated Closing Statement will be deemed to be the final Closing Statement in accordance with this Section 3.06(a). If Seller elects to prepare the Closing Statement in accordance with the immediately preceding sentence, then all subsequent references in this Section 3.06(a) to EverArc, on the one hand, and Seller, on the other hand, will be deemed to be references to Seller, on the one hand, and EverArc, on the other hand, respectively. After delivery of the Closing Statement, Seller and its accountants and other representatives shall be permitted to make inquiries of EverArc and the Company and their accountants and other representatives regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof. If Seller has any objections to the Closing Statement, then Seller shall deliver to EverArc a statement (an “Objection Statement”) setting forth its disputes or objections (the “Objection Disputes”) to the Closing Statement and, to the extent practical, Seller’s proposed resolution of each such Objection Dispute. If an Objection Statement is not delivered to EverArc within sixty (60) days after receipt of the Closing Statement by Seller, then the Closing Statement as originally received by Seller shall be final, binding and non-appealable by the Parties. If an Objection Statement is timely delivered, then EverArc and Seller may negotiate in good faith to resolve any Objection Disputes, but if they do not reach a final resolution within thirty (30) days after the delivery of the Objection Statement, Seller and EverArc shall submit each unresolved Objection Dispute to a mutually agreed upon international accounting or valuation firm (the “Firm”) to resolve such Objection Disputes. The Parties acknowledge and agree that all discussions related to the Objection Statement and any Objection Dispute are without prejudice communications made in confidence with the intent of attempting to resolve a litigious dispute and are subject to settlement privilege. The Firm shall be requested to render a written determination of the unresolved Objection Disputes (acting as an expert and not as an arbitrator) within forty-five (45) days following its retention, which determination must be in writing and must set forth, in reasonable detail, the basis therefore and must be based solely on (i) the definitions and other applicable provisions of this Agreement, (ii) a single presentation (which presentations shall be limited to the unresolved Objection Disputes) submitted by each of EverArc and Seller to the Firm within fifteen (15) days after its retention (which the Firm shall forward to the other Party) and (iii) one written response submitted to the Firm within fifteen (15) days after receipt of each presentation (which the Firm shall forward to the other Party) and not on independent review. EverArc and Seller will instruct the Firm to, and the Firm will, make a final determination of the items included in the Objection Statement (to the extent such amounts are in dispute) by selecting either EverArc’s position in its entirety or Seller’s position in its entirety. The Firm’s determination of such Objection Disputes shall be final and binding upon the Parties and not subject to review by a court or other tribunal. The terms of appointment and engagement of the Firm shall be as reasonably agreed upon between EverArc and Seller. That fees and expenses of the Firm shall be borne by the party whose position is not selected by the Firm. Except as provided in this Section 3.06(a), all other costs and expenses incurred by the parties in connection with resolving any dispute hereunder before the Firm shall be borne by the party incurring such costs and expense. The final Closing Statement, however determined pursuant to this Section 3.06(a), will produce the final Company Transaction Expenses, Closing Net Working Capital, Cash and Indebtedness figures, in each case to be used to determine the Final Company Value. The process set forth in this Section 3.06(a) shall be the exclusive remedy of the Parties for any disputes related to items required to be reflected on the Closing Statement or included in the calculation of Company Transaction Expenses, Closing Net Working Capital, Cash and Indebtedness, whether or not the underlying facts and circumstances constitute a breach of any representations or warranties; provided, however, that nothing in this Section 3.06(a) shall limit EverArc’s ability to recover under the R&W Policy.

(b) If after the final determination pursuant to Section 3.06(a), the Final Company Value is greater than the Company Value, then (i) EverArc shall promptly (but in any event within five (5) Business Days of the final determination thereof) pay to Seller such difference by wire transfer of immediately available funds to such accounts designated by Seller and (ii) EverArc and Seller shall promptly (and in any event within five (5) Business Days of such final determination thereof) deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release the entire Escrow Fund to Seller by wire transfer of immediately available funds to such accounts designated by Seller.

(c) If after the final determination pursuant to Section 3.06(a), the Company Value is greater than the Final Company Value, then EverArc and Seller shall promptly (but in any event within five (5) Business Days of the final determination thereof) jointly instruct the Escrow Agent to release to EverArc by wire transfer of immediately available funds to such accounts designated by EverArc, the lesser of (x) the amount by which the Company Value is greater than the Final Company Value, and (y) the amount of the Escrow Fund. Except as set forth in this Section 3.06(c), the Escrow Fund shall be EverArc’s sole source of recovery for any adjustments to the Company Value or the Final Company Value, even if the Company Value exceeds the Final Company Value by an amount that is greater than the amount of the Escrow Fund. If the amount payable to EverArc pursuant to this Section 3.06(c) is less than the Escrow Fund, then EverArc and Seller shall (at the same time that the Escrow Agent is instructed to release funds to EverArc pursuant to this Section 3.06(c)), execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to pay the balance of the Escrow Fund to Seller by wire transfer of immediately available funds to such accounts designated by Seller. If the amount payable to EverArc pursuant to this Section 3.06(c) exceeds the Escrow Fund (such excess amount, the “Excess Amount”), then Holdco Preferred Shares held by Seller with an Aggregate Preferred Stock Value equal to the Excess Amount shall be cancelled.

(d) The Estimated Closing Statement and the Closing Statement shall be prepared and calculated in accordance with the same accounting methodologies, principles and procedures used in, and on a basis consistent with, those applied in preparing the 2021 Balance Sheet (including calculating reserves in accordance with the same methodology used to calculate such reserves in preparation of the 2021 Balance Sheet), except that the Estimated Closing Statement and the Closing Statement shall (i) not include any purchase accounting or other adjustment arising out of the consummation of the Transactions, (ii) be based on facts and circumstances as they exist prior to the Closing and shall exclude the effect of any act, decision or event occurring on or after the Closing, and (iii) not reflect, directly or indirectly, any additional reserve or accrual that is not reflected on the 2021 Balance Sheet, except those that (A) result from material developments occurring after the date of the 2021 Balance Sheet and (B) would be required to be reflected on the face of a balance sheet prepared in accordance with the accounting methodologies, principles and procedures used in, and on a basis consistent with, those applied in preparing the 2021 Balance Sheet or, in the event there was no applicable methodology, principle or procedure used in the preparation of the 2021 Balance Sheet, would be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

(e) The Parties agree that the purpose of preparing the Closing Statement and calculating the Final Company Value and the components thereof is solely to assess the accuracy of the amounts depicted in the Estimated Closing Statement and the calculation of the Company Value derived therefrom, and such processes are not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, reserves classifications or estimation methodologies for the purpose of calculating the Final Company Value than were used in the calculation of the Company Value.

(f) Following the Closing, EverArc shall, and shall cause Holdco, its subsidiaries and their respective officers, employees, consultants, accountants and agents to (i) cooperate fully with Seller and its accountants and other representatives in connection with their review or preparation (as applicable) of the Closing Statement and/or the Objection Statement (including by providing Seller with reasonable access to the employees of the EverArc, Holdco and their subsidiaries who are knowledgeable about the information contained in, and the preparation of, the Closing Statement) and (ii) provide any books, records and other information reasonably requested by Seller and its accountants or other representatives in connection therewith or in connection with resolving any Objection Dispute, including during the period while any unresolved Objection Disputes are being reviewed by the Firm and until a final determination has been issued by the Firm.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

Except as set forth in the Company’s disclosure schedule (it being understood and agreed that information disclosed in any section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to any other section of the Company Disclosure Schedule to which such disclosure would reasonably pertain or if its relevance to such other section is reasonably apparent on the face of such disclosure) delivered by Company in connection with this Agreement (the “Company Disclosure Schedule”), each of Seller (solely as to the representations and warranties made with respect to Seller) and the Company (solely as to the representations and warranties made with respect to Company and the Company Subsidiaries) hereby represents and warrants to EverArc as follows:

Section 4.01 Organization and Qualification; Subsidiaries.

(a) Each of Seller and the Company and each subsidiary of the Company (each a “Company Subsidiary”) is a corporation or other organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (insofar as such concept exists in such jurisdiction) and has the requisite corporate or other organizational power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of Seller, the Company and each Company Subsidiary (i) has all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified or licensed as a foreign corporation or other organization to do business and (iii) is in good standing, in each jurisdiction (insofar as such concept exists in such jurisdiction) where the character of the properties or assets owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to have such governmental approval or be so qualified or licensed and in good standing would not have a Company Material Adverse Effect.

(b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of organization or incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, in each case, as of the date hereof, is set forth in Section 4.01(b) of the Company Disclosure Schedule. Except with respect to the Company Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

Section 4.02 Organizational Documents. The Company has prior to the date of this Agreement made available a complete and correct copy of the memorandums of association, articles of association, certificates of incorporation, certificates of formation, by-laws, operating agreements, registration statements and equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such memorandums of association, articles of association, certificates of incorporation, certificates of formation, by-laws, operating agreements, registration statements and equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its memorandum of association, articles of association, certificates of incorporation, certificates of formation, by-laws, operating agreements, registration statements or equivalent organizational documents.

Section 4.03 Capitalization.

(a) As of the date hereof, the outstanding capitalization of the Company and the Company Subsidiaries is set forth on Section 4.03(a) of the Company Disclosure Schedule (including each equityholder and the number and type of shares held by each such equityholder). There are no other options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights. Other than the Ancillary Agreements, and there are no voting trusts, voting agreements, proxies, shareholder agreements or other similar agreements with respect to the voting or transfer of the Company Ordinary Shares or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. The Company does not own any equity interests in any person, other than the Company Subsidiaries.

(b) Other than pursuant to the Company Organizational Documents or as set forth on Section 4.03(b) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Ordinary Shares or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(c) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens (other than any Permitted Liens), options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(d) Seller owns directly and beneficially and of record, all of the equity of the Company (which are represented by the issued Company Ordinary Shares). Except as set forth in Section 4.03(d) of the Company Disclosure Schedule, and except for the shares of the Company held by shareholders of the Company, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued.

(e) All issued Company Ordinary Shares and all issued shares of capital stock or other equity securities (as applicable) of each Company Subsidiary have been issued and granted in compliance with (i) applicable securities Laws and other applicable Laws and (ii) any preemptive rights and other similar requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party.

Section 4.04 Authority Relative to this Agreement. Each of Seller and the Company has all necessary power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by each of Seller and the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, including approval by the Seller Board and the Company Board and the extraordinary general meeting of shareholders, and no other corporate proceedings on the part of either Seller or the Company are necessary to authorize this Agreement, each such Ancillary Agreement or to consummate the Transactions (other than the approval of the Exchange and the filing and recordation of appropriate documents as required by the 1915 Law). This Agreement and each such Ancillary Agreement have been duly and validly executed and delivered by each of Seller and the Company and, assuming the due authorization, execution and delivery by EverArc, Holdco and Merger Sub, constitutes a legal, valid and binding obligation of each of Seller and the Company, enforceable against each of Seller and the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). To the knowledge of the Company, no state, provincial, federal, domestic or foreign takeover statute is applicable to the Transactions, except as otherwise contemplated herein.

Section 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery by each of Seller and the Company of this Agreement and each Ancillary Agreement to which it is a party does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the BVI Companies Act or the 1915 Law and of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 4.05(b), the performance of this Agreement and each such Ancillary Agreement by either Seller or the Company will not (i) conflict with or violate the memorandum of association, articles of association, registration statement, certificate of incorporation or by-laws or any equivalent organizational documents of Seller, the Company or any Company Subsidiary, (ii) conflict with or violate any United States or non-United States constitution, treaty, convention, statute, law, common law principle, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to Seller, the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect.

(b) The execution and delivery by each of Seller and the Company of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement by each of Seller and the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws, rules and regulations of Nasdaq or the NYSE, the notification requirements of applicable Antitrust Laws, if any, and filing and recordation of appropriate merger documents or other documents as required by the BVI Companies Act or the 1915 Law, and (ii) as and where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Seller or the Company from performing its material obligations under this Agreement and each such Ancillary Agreement.

Section 4.06 Permits; Compliance. Since March 28, 2018, each of the Company and the Company Subsidiaries have been in possession of all material franchises, grants, authorizations, licenses, permits,

easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”). No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Company Permit. Neither the Company nor any Company Subsidiary has received any written notices from any Governmental Authority alleging violation of any applicable Laws.

Section 4.07 Financial Statements.

(a) The Company has made available to EverArc true and complete copies of the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of operations and cash flows of the Company and its subsidiaries for each of the years then ended (collectively, the “Audited Financial Statements”), which are attached as Section 4.07(a) of the Company Disclosure Schedule. Each of the Audited Financial Statements (including the notes thereto) (i) was prepared in accordance with GAAP (the “Accounting Principles”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b) The Company has made available to EverArc a true and complete copy of the consolidated unaudited balance sheet of the Company and its subsidiaries as of March 31, 2021 (the “2021 Balance Sheet”), and the related unaudited consolidated statements of operations and cash flows of the Company and its subsidiaries for the three (3)-month period then ended, each of which are attached as Section 4.07(b) of the Company Disclosure Schedule. Such unaudited financial statements were prepared in accordance with the Accounting Principles applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments and the absence of notes.

(c) Except as and to the extent set forth on the Audited Financial Statements or the 2021 Balance Sheet, neither the Company nor any Company Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with the Accounting Principles except for (i) liabilities that were incurred in the ordinary course of business or in connection with the Transactions since the date of such 2021 Balance Sheet, (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party or (iii) any other liabilities and obligations which are not, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(d) (i) Neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(e) To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(f) The Company and each Company Subsidiary maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Accounting Principles, including policies and procedures sufficient to provide reasonable assurance: (i) that the Company and each Company Subsidiary maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with the Accounting Principles; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. The Company has delivered to EverArc a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of the Company to the Company’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company or any Company Subsidiary to record, process, summarize and report financial data. The Company has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of the Company or any Company Subsidiaries. Since December 31, 2020, there have been no material changes in the Company’s or any of Company Subsidiary’s internal control over financial reporting.

(g) Except as and to the extent set forth on the Audited Financial Statements or the 2021 Balance Sheet, all Accounts Receivable of the Company and the Company Subsidiaries (i) are valid receivables arising from the bona fide sale of Products, goods, services and/or Inventory actually made or performed or sold by the Company or any Company Subsidiary and invoiced in the ordinary course of business, (ii) are not subject to be subject to any defenses, counterclaims or rights of setoff relating to the amount or validity of such Account Receivable, and (iii) are not subject to any Lien or any agreement for deduction, free goods, discount or other deferred price or quantity adjustment made by the Company or any Company Subsidiary.

Section 4.08 Absence of Certain Changes or Events. Since the date of the 2021 Balance Sheet and prior to the execution of this Agreement, except as otherwise reflected in the Audited Financial Statements, actions or omissions taken as a result of COVID-19 and COVID-19 Measures, or as expressly contemplated or permitted by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course and in a manner consistent with past practice in all material respects, (b) the Company and the Company Subsidiaries have not sold, assigned or otherwise transferred any right, title, or interest in or to any of their material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect, and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 7.01.

Section 4.09 Absence of Litigation. Except as set forth on Section 4.09 of the Company Disclosure Schedule, since March 28, 2018, there has been no material litigation, proceeding, cause of action, lawsuit, audit, assessment or reassessment, petition, complaint, charge, grievance, prosecution, demand, hearing, written or, to the knowledge of the Company, oral notice, inquiry, investigation, subpoena, summons, inspection, or administrative or other similar proceeding, mediation or arbitration (including any appeal or application for review) of any kind or nature, in law or in equity (an “Action”), pending or, to the knowledge of the Company, threatened orally or in writing against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority. As of the date hereof, neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Schedule sets forth a true and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”)) and all other bonus, stock option, stock purchase, restricted stock, equity or equity-based, incentive, deferred compensation, retiree medical or life insurance, retirement, supplemental retirement, severance, retention, separation, change in control, health, welfare, fringe benefit, sick pay and vacation plans or arrangements or other material employee benefit plans, programs, policies, agreements or arrangements, whether or not subject to ERISA, whether formal or informal, whether written or oral, in each case, which are (i) maintained by a professional employer organization for the benefit of any current or former employee, officer, director, individual independent contractor and/or individual consultant of the Company and any Company Subsidiary (each, a “PEO Plan”), or (ii) sponsored by, or contributed to by (or for which there is an obligation to contribution to by) the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director, individual independent contractor and/or individual consultant, or with respect to which the Company or any Company Subsidiary has any liability (contingent or otherwise) (collectively, but excluding all PEO Plans, the “Company Plans”), but in each case excluding any arrangement to which contributions are mandated by applicable Law or that is sponsored, maintained or administered by a Governmental Authority.

(b) With respect to each material Company Plan and, in the case of clauses (i) and (ii) below, the PEO Plan, the Company has made available to EverArc, if applicable, (i) a true and complete copy of the current plan document and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) a copy of the most recent filed Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules, (iv) copies of the most recently received IRS determination or opinion letter for each such Company Plan, and (v) any material non-routine correspondence from any Governmental Authority with respect to any Company Plan within the past three (3) years.

(c) None of the Company Plans is or was within the past five (5) years, nor does the Company nor any Company Subsidiary have any liability or obligation (including on account of an ERISA Affiliate) under (i) a multiemployer plan (as defined in Sections 3(37) or 4001(a)(3) of ERISA), (ii) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA or any other plan that is subject to Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code (other than a PEO Plan), or (iv) a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA (other than a PEO Plan). For purposes of this Agreement, “ERISA Affiliate” shall mean any trade, business or any person that, together with the Company or any Company Subsidiary, is treated as a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Section 414 of the Code.

(d) Neither the execution and delivery of this Agreement nor the other Ancillary Agreements nor the consummation of the Transactions will or could reasonably be expected to (alone or in combination with any other event) (i) result in (A) an increase in the amount of compensation or benefits to or in respect of any current or former employee, officer, director, individual independent contractor or consultant; (B) any payment or benefit becoming due to or in respect of any current or former employee, officer, director, individual independent contractor and/or consultant; (C) the acceleration of the vesting, funding or timing of payment of any compensation or benefits payable to or in respect of any current or former employee, officer, director, individual independent contractor or consultant; or (D) any increased or accelerated funding obligation with respect to any Company Plan or PEO Plan; (ii) limit the right to merge, amend or terminate any Company Plan; or (iii) give rise to any “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any Company Subsidiary has any indemnity or gross-up obligation for any Taxes imposed under Section 4999 or Section 409A of the Code or otherwise.

(e) None of the Company Plans nor PEO Plans provide for, nor does the Company nor any Company Subsidiary have or reasonably expect to have any liability or obligation to provide any, post-employment or post-service health or welfare benefits or retiree medical or life insurance to any current or former employee, officer, director, individual independent contractor or individual consultant of the Company or any Company Subsidiary after termination of employment or service except (i) as set forth in any existing employment or severance agreement as of the date hereof or (ii) as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA or similar applicable Law for which the covered individual pays the full premium cost of coverage (except as required by applicable Law).

(f) In all material respects, (i) each Company Plan and, to the knowledge of the Company with respect to its participation in the PEO Plans, each PEO Plan has been established, maintained and administered in accordance with its terms and in compliance with the requirements of all applicable Laws including, without limitation, ERISA and the Code and (ii) other than routine claims for benefits in the ordinary course of business, no actions, litigation, claims, lawsuits, audits, inquiries, arbitrations, investigations, or proceedings are pending or, to the knowledge of Company, threatened orally or in writing, from any Governmental Authority in connection with any Company Plan or, to the knowledge of the Company with respect to its participation in the PEO Plans, any PEO or by or on behalf of any participant in any Company Plan or, to the knowledge of the Company with respect to its participation in the PEO Plans, any PEO Plan, or otherwise involving or relating to any Company Plan or, to the knowledge of the Company with respect to its participation in the PEO Plans, the PEO Plans or the assets of any Company Plan or PEO Plan or any trust thereunder or the plan sponsor or plan administrator of any Company Plan or, to the knowledge of the Company with respect to its participation in the PEO Plans, any PEO Plan (acting in such individual’s capacity as plan sponsor or plan administrator) and, to the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such action, litigation, claim, lawsuit, audit, inquiry, arbitration, investigation or proceeding.

(g) Each Company Plan and, to the knowledge of the Company with respect to its participation in the PEO Plans, each PEO Plan that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion letter from the IRS, and to the knowledge of Company, nothing has occurred, and there are no circumstances or events that would reasonably be expected to result in any revocation of, or an adverse change to, such determination or opinion letter or otherwise adversely affect the qualified status of such Company Plan or PEO Plan.

(h) Except as would not result in material liability to the Company and the Company Subsidiaries, taken as a whole, either individually or in the aggregate, (i) there has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan, and (ii) there have been no acts or omissions by the Company or Company Subsidiary with respect to any Company Plan or PEO Plan that have given or could reasonably be expected to give rise to any fines, penalties, taxes or related charges under ERISA, the Code or other applicable Law.

(i) All material liabilities or expenses of the Company or any Company Subsidiary in respect of any Plan which have not been paid have been properly accrued on the Company’s or any Company Subsidiary’s most recent financial statements in compliance with the Accounting Principles. With respect to each Company Plan and PEO Plan, all material contributions or payments (including all employer contributions, employee salary reduction contributions, defined benefit plan contributions deferred under the Coronavirus Aid, Relief, and Economic Security Act of 2020, Pub. L. 116-136 (the “CARES Act”) and premium or benefit payments) that are due or are required to be made under the terms of any Company Plan or PEO Plan or in accordance with applicable Laws have been made within the time periods prescribed by the terms of each such Plan, ERISA, the Code and applicable Laws, as the case may be, except as would not result in material liability to the Company, and all such contributions or payments that are not yet due or required to be made under the terms of any Company Plan or PEO Plan or in accordance with applicable Laws have been properly accrued in accordance with the Accounting Principles, applied on a consistent basis, and reflected on the Company’s or any Company Subsidiary’s audited financial statements.

(j) No employee or former employee or officer or director has come into employment with the Company or any Company Subsidiary by a transfer to which the Transfer of Undertakings (Protection of Employment) Regulations of 2006 apply such that they have an entitlement to any pension or retirement benefits that are not money purchase benefits as defined in the Pension Schemes Act of 1993.

Section 4.11 Labor and Employment Matters.

(a) To the extent permitted to be disclosed pursuant to applicable Law, the Company has furnished or made available to EverArc a correct and complete list of all Employees with base compensation in excess of $100,000 as of the date hereof and individual independent contractors of the Company and any Company Subsidiary who receive total nonemployee compensation in excess of $50,000 as of the date hereof, setting forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) location; (iv) hire date or date the contract of employment began; (v) current annual base compensation rate; (vi) commission, bonus or other incentive based compensation; and (vii) details of which company employs or engages each Employee or independent contractor. As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all Employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

(b) (i) There are no Actions pending or, to the knowledge of the Company, threatened orally or in writing against the Company or any Company Subsidiary by any of their respective current or former Employees, independent contractors, applicants for employment, or any class of the foregoing, which Actions would be material to the Company and the Company Subsidiaries, taken as a whole; (ii) neither the Company nor any Company Subsidiary is, nor have been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no material unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board; (iv) there has never been, nor, to the knowledge of the Company, has there been any threat of any strike, slowdown, work stoppage, lockout, or concerted refusal to work overtime or other similar labor disruption or dispute affecting, or, to the knowledge of the Company, by or with respect to any employees of the Company or any Company Subsidiary; and (v) the Company has not incurred any actual or contingent liability in connection with any termination of employment of its Employees or former Employees (including redundancy payments or failure to comply with any order for reinstatement or re-engagement of any Employee).

(c) (i) The Company and the Company Subsidiaries are and have been in compliance in all respects with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Laws), immigration, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and where required, maintain adequate and up to date records which will be available on Closing and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (ii) the Company has performed all obligations and duties it is required to perform (and settled all outstanding claims), whether or not legally binding and whether arising under contract, statute, at common law or in equity or under any treaties including the Treaty on the Functioning of the European Union or laws of the European Union or otherwise (iii) to the knowledge of the Company, no employee of the Company has been or is being investigated in connection with any misconduct, nor subject to any disciplinary action in connection with such misconduct, that could reasonably be expected to cause any material damage to the reputation or business of the Company or the Company Subsidiaries; and (iv) to the knowledge of the Company, no employee of the Company or the Company Subsidiaries has engaged in any conduct or cover-up of such conduct, or aided or assisted any other person or entity to engage in any conduct, or aided or assisted any other person or entity to engage in any conduct that could cause or has caused any material damage to the reputation or business of the Company or the Company Subsidiaries or their employees, including but not limited to any conduct constituting sexual misconduct, harassment (including sexual harassment), discrimination or retaliation.

(d) The Company and the Company Subsidiaries are in all material respects in compliance with any Laws, recommendations or guidance issued by any applicable Governmental Authority relating in any way to the work of Employees and/or procedures for returning to work for Employees with respect to COVID-19.

(e) No Employee or other individual is or has been offered the opportunity or has agreed to become, an employee shareholder (within the meaning of section 205A Employment Rights Act 1996).

(f) No notice to terminate the contract of employment of any Employee or Worker of the Company (whether given by the relevant employer or by the Employee or Worker) is pending, outstanding or threatened.

(g) All contracts between the Company and its Employees and Workers are terminable at any time on three (3) months’ notice or less without compensation (other than for unfair dismissal or a statutory redundancy payment) or any liability other than wages, commission or pension.

(h) The Company is not a party to, bound by, or proposing to introduce in respect of any of its directors, Employees or Workers any share option, profit sharing, bonus commission or any other scheme relating to the profit or sales of the Company.

(i) The Company has not made or agreed to make a payment or provided or agreed to provide a benefit to a present or former executive officer who was or is entitled to receive total annual compensation in excess of $300,000, or to their dependents, in connection with the actual or proposed termination or suspension of employment or variation of an employment contract outside of any applicable legal requirements.

(j) True, complete and accurate copies of all form contracts, and any contracts that contain material deviations from such form contracts, which apply to Employees and Workers have been provided and the Company has not offered, promised or agreed to any future variation in the contract of any Employee or Worker.

Section 4.12 Real Property; Title to Assets.

(a) Section 4.12(a) of the Company Disclosure Schedule sets forth a true and complete list of all (i) fee simple title to any real property or (ii) any ground lease interest under or pursuant to a ground lease that the Company or any Company Subsidiary has owned or presently owns (collectively, the “Owned Real Property”). Each Company and Company Subsidiary has good valid fee simple title to its Owned Real Property, free and clear of all Liens, other than Permitted Liens. Neither the Company nor any Company Subsidiary has leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof. Neither the Company nor any Company Subsidiary has granted any outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein.

(b) Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and also identifies with respect to each Leased Real Property, each lease, sublease, license or other contractual arrangement under which such Leased Real Property is occupied or used (each, a “Lease”), including the date of and legal name of each of the parties to such Lease, and each guaranty, amendment, restatement, modification or supplement thereto (collectively, the “Lease Documents”). True, correct and materially complete copies of all Lease Documents have been made available to EverArc.

(c) The Owned Real Property and the Leased Real Property constitute all material interests in real property currently used, occupied or held for use in connection with the business of the Company and/or Company Subsidiaries and necessary for the continued operation of the business of the Company and/or the Company Subsidiaries, as applicable. The Owned Real Property and the Leased Real Property, including all buildings, fixtures and other improvements constituting a part thereof, is in good operating condition, except for ordinary wear and tear, without structural defects and is suitable, sufficient and appropriate for its current and contemplated uses. All mechanical and other systems located at the Owned Real Property and the Leased Real Property are in good operating condition, except for ordinary wear and tear, and no condition exists requiring material repairs (other than routine maintenance) or material alterations thereof. Except as listed on Section 4.12(c) of the Company Disclosure Schedule, no Leased Real Property is subject to any sublease, license or right of occupancy in favor of any third party.

(d) The Company and/or the applicable Company Subsidiary has a valid, binding and enforceable, subject to the Remedies Exceptions, leasehold interest under each of the Leases, free and clear of all Liens other than Permitted Liens. Each Lease is in full force and effect and is the valid, binding and enforceable, subject to the Remedies Exceptions, obligation of each party thereto in accordance with its terms. The Company and/or the applicable Company Subsidiary has accepted full possession of each individual Leased Real Property and is currently occupying and using same pursuant to the terms of the applicable Lease. No security deposit or portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under such Lease, which has not been re deposited in full. Except as set forth in Section 4.12(d) of the Company Disclosure Schedule, all “landlord work” and “tenant work” or other improvements or construction required or contemplated by each Lease has been completed in accordance with the applicable Lease and accepted by the Company and/or the applicable Company Subsidiary. None of the Company nor any of the Company Subsidiaries, nor to the Company’s knowledge, any other person is in material breach or material violation of, or default under, any Lease and no event has occurred and no circumstance exists which, if not remedied, would result in such a breach, violation or default (with or without notice or lapse of time, or both). No party to any material Lease has exercised any termination rights with respect thereto, and no such party has given written notice of any outstanding material dispute with respect to any Lease. Following the consummation of the Transactions, the Company and/or the applicable Company Subsidiary will have a valid, binding and enforceable, subject to the Remedies Exceptions, leasehold interest under each of the Leases, free and clear of all Liens other than Permitted Liens, and full right to possess and use the Leased Real Property in accordance with the Leases.

(e) The Company and/or the applicable Company Subsidiary has all certificates of occupancy, permits, licenses, certificates of authority, authorizations, approvals, registrations, and other similar consents issued by or obtained from any Governmental Authority necessary for the current use and operation of the Owned Real Property and the Leased Real Property. The Owned Real Property and the Leased Real Property is in compliance in all material respects with all applicable Laws, including, without limitation, fire, health, building, use, occupancy, subdivision and zoning laws.

(f) There do not exist any actual or, to the Company’s knowledge, threatened condemnation or eminent domain proceedings that affect any Owned Real Property, Leased Real Property or any part thereof, and none of the Company nor any of the Company Subsidiaries has received any written notice of the intention of any Governmental Authority or other person to take or use any Leased Real Property or any part thereof or interest therein.

(g) The Company and/or the Company Subsidiaries, as applicable, have not received any written notice from any insurance company that has issued a policy with respect to any Owned Real Property or Leased Real Property (i) requiring performance of any structural or other repairs or alterations to such Owned Real Property or Leased Real Property that have not been completed, (ii) increasing the premiums payable under such insurance policy as a result of the current or proposed use of the Owned Real Property or the Leased Real Property insured under such insurance policy or (iii) cancelling such insurance policy.

(h) Except as listed on Section 4.12(h) of the Company Disclosure Schedule, none of the Company nor any of the Company Subsidiaries, nor any of their respective affiliates owns or holds, or is obligated under or is a party to, any option, right of first refusal or other contractual (or other) right or obligation to purchase, acquire, sell, assign or dispose of any portion of or interest in the Owned Real Property, Leased Real Property or the Leases.

(i) The Equipment and Inventory of the Company and each Company Subsidiary and the improvements on the Owned Real Property and the Leased Real Property are (i) free from material defects, (ii) in good operating condition and repair and (iii) in adequate condition to conduct the respective businesses of the Company and each Company Subsidiary in all material respects, in each case, except for such inventories which have been written down pursuant to the Accounting Principles and normal wear, tear and maintenance excepted.

Section 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i) registered Intellectual Property rights and applications for registrations of Intellectual Property rights that are owned or purported to be owned by the Company and/or the Company Subsidiaries (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar); (ii) all contracts or agreements to use any Company-Licensed IP, including for the Software, Technology or Business Systems of any other person, that are material to the business of the Company and/or the Company Subsidiaries as currently conducted (other than unmodified, commercially available, “off-the-shelf” Software with a replacement cost and/or aggregate annual license and maintenance fees of less than $75,000; (iii) to the extent not covered in clause (ii), any contract for the license of Software, Technology or Business Systems, owned or purported to be owned or licensed by the Company or any Company Subsidiary that is material to the business of the Company or any Company Subsidiary as currently conducted that would have a replacement cost of more than $75,000; and (iv) unregistered Intellectual Property owned or purported to be owned by the Company or any Company Subsidiary that is material to the Business. The Company IP specified (or to which rights are granted pursuant to an agreement specified) on Section 4.13(a) of the Company Disclosure Schedule constitutes all material Intellectual Property rights used in the operation of the business of the Company and the Company Subsidiaries. The consummation of the transactions contemplated by this Agreement will not (x) impair any rights under, or cause the Company or any Company Subsidiary to be in violation of or default under, any license or other agreement to use any Company-Licensed IP or under which it grants any person rights to use any Company-Owned IP, (y) give rise to any termination or modification of, or entitle any other party to terminate or modify, any such licenses or other agreements, or (z) require the payment of (or increase the amount of) any royalties, fees, or other consideration with respect to any use or exploitation of any Company-Licensed IP that would not have been paid but for such consummation.

(b) The Company or any one of the Company Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has the right to use, pursuant to a written, valid and enforceable license or other valid right, all Company-Licensed IP and Business Systems, including Software. All Company-Owned IP is subsisting and, to the knowledge of the Company, valid and enforceable. No loss or expiration of any of the Company-Owned IP, or, to the Company’s knowledge, any of the Company-Licensed IP, is threatened in writing, or, other than upon expiration of its statutory term in the ordinary course, pending.

(c) The Company and each of its applicable Company Subsidiaries have taken and take reasonable actions to maintain, protect, and enforce Intellectual Property rights, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information in all material respects. Neither the Company nor any Company Subsidiaries have disclosed any trade secrets or other Confidential Information that is material to the business of the Company and any applicable Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such Confidential Information.

(d) (i) Since March 28, 2018, there have been no claims properly filed and served, or threatened in writing (including email) to be filed, against the Company or any Company Subsidiary in any forum, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company IP, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or offers to license any Intellectual Property rights from any other person) or any third party that has alleged that the Company or any Company Subsidiary are required to indemnify or defend any such claim; (ii) the operation of the business of the Company and the Company Subsidiaries (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons; (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) neither the Company nor any of the Company Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(e) All persons who have contributed, created, conceived, or otherwise developed any material Company-Owned IP for the Company or any Company Subsidiary have executed valid, written agreements with the Company or one of the Company Subsidiaries, pursuant to which such persons agreed to provisions to maintain in confidence all confidential or proprietary information acquired by them in the course of their relationship with the Company or the applicable Company Subsidiary (where the confidentiality protections afforded by such provisions are generally consistent in the aggregate with the confidentiality protections afforded by any form agreement made available to EverArc prior to the date hereof in the Dataroom (or any agreement made so made available that is substantially in the form of any form agreement of the Company or any Company Subsidiary) and agreed to assign to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Intellectual Property contributed, created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Company or the applicable Company Subsidiary. There are no outstanding Actions, and, to the Company’s knowledge, no circumstances that exist that are likely to give rise to any Action, for any compensation or other payments to such person in relation to any Company IP that such person has contributed, created, conceived or otherwise developed. To the Company’s knowledge, no employee, independent contractor, or agent of the Company or the Company Subsidiaries has misappropriated any material trade secrets of the Company or the Company Subsidiaries in the course of his or her performance as an employee, independent contractor, or agent, and no employee, independent contractor, or agent of the Company or the Company Subsidiaries is in material default or material breach of any material term of any employment agreement, nondisclosure agreement, assignment of invention agreement, or similar agreement or contract to the extent relating to the protection, ownership, development, use or transfer of Company IP.

(f) Neither the Company nor any of the Company Subsidiaries or, to the Company’s knowledge, any other person is in breach or in default of any agreement specified in Section 4.13(a)(ii) of the Company Disclosure Schedule.

(g) Except as listed on Section 4.13(g) of the Company Disclosure Schedule, no Company-Owned IP was (in whole or in part) authored, created, conceived, or developed, or first reduced to practice by or on behalf of, or with or using any personnel, grants, funds, facilities, Intellectual Property or other resources of, a Government Sponsor, and no person who was involved in, or who contributed to, the authorship, creation, conception, development, or reduction to practice of any Company-Owned IP was employed by, under contract to, or performed services for any Government Sponsor during a period of time during which such person was also performing services for the Company or any Company Subsidiary related to the development of such Company-Owned IP. No Government Sponsor has any claim or right regarding ownership of any Company-Owned IP. To the extent the use of Company Intellectual Property is restricted in any way under a Government Contract, the Company and each Company Subsidiary have complied in all material respects with the restrictions in any such Government Contract.

(h) The Company and/or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the business of the Company or any of the Company Subsidiaries as currently conducted by the Company and/or the Company Subsidiaries. The Company and each of the Company Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since March 28, 2018, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects. The Company and each of the Company Subsidiaries have purchased a sufficient number of seat licenses for their Business Systems.

(i) The Company and each of the Company Subsidiaries comply in all material respects with (i) all applicable Privacy/Data Security Laws (including any data collected in connection with COVID-19 screening), (ii) any applicable privacy or other policies of the Company and/or the Company Subsidiary, respectively, concerning the collection, dissemination, storage or use of Personal Information, and (iii) all contractual commitments that the Company or any Company Subsidiary has entered into or is otherwise bound with respect to privacy and/or data security (collectively, the “Data Security Requirements”). The Company and the Company Subsidiaries have each implemented reasonable data security safeguards designed to protect the security and integrity of its Business Systems and any Business Data, including utilizing industry standard tools designed to prevent unauthorized access and the introduction of Disabling Devices. Neither the Company nor any Company Subsidiaries has inserted and, to the knowledge of the Company, no other person has inserted or alleged to have inserted any Disabling Device in any of the Business Systems or Product components. Since March 28, 2018, neither the Company nor any of the Company Subsidiaries has (x) experienced any data security breaches that were required to be reported under applicable Privacy/Data Security Laws or customer contracts; or (y) been subject to or received written or, to the knowledge of the Company, oral notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements, and, to the Company’s knowledge, there is no reasonable basis for the same.

(j) The Company and/or one of the Company Subsidiaries either has all rights to use the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data prior to the Closing Date. The Company and the Company Subsidiaries are not subject to any contractual requirements, privacy policies, or other legal obligations, including based on the Transactions, that would prohibit the Company or any of the Company Subsidiaries from receiving or using Personal Information or other Business Data, in the manner in which the Company and the Company Subsidiaries receive and use such Personal Information and other Business Data prior to the Closing Date or result in liabilities in connection with Data Security Requirements. No employee, officer, director or agent of Merger Sub or EverArc has been debarred or otherwise forbidden by any applicable Law or any Governmental Authority (including judicial or agency order) from involvement in the operations in a business similar to the business of the Company and the Company Subsidiaries.

Section 4.14 Product Warranty/Recalls.

(a) Since March 28, 2018, each of the Products sold or produced by or on behalf of Company or any Company Subsidiary was (i) produced, manufactured, packaged, labeled, transported, stored and otherwise handled in material compliance with applicable Laws, and (ii) produced, manufactured, packaged and labeled using materials, which, used alone or in combination with other applicable materials in such products conform in all material respects to applicable Laws.

(b) Since March 28, 2018, (i) neither the Company nor any Company Subsidiary has received any written or, to the knowledge of the Company, oral notices, demands or inquiries relating to any claim involving any Product resulting primarily from an alleged material defect in design, manufacture, materials or workmanship, performance, or any alleged failure to warn, or from any alleged breach of any express or implied warranties or representations, or any alleged material noncompliance with any applicable Laws and (ii) there has been no product recall (a “Recall”) conducted by or on behalf of the Company or any Company Subsidiary with respect to any Product.

(c) No Products have been offered by the Company or any Company Subsidiary under any product warranty other than as specified in the Company’s and each Company Subsidiary’s standard customer or distributor contracts as have been provided to EverArc prior to the date hereof in the Dataroom or as specified in the Company’s and each Company Subsidiary’s standard terms and conditions.

Section 4.15 Taxes.

(a) The Company and each of the Company Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company or any of the Company Subsidiaries are otherwise obligated to pay, except with respect to Taxes that are not yet due and payable (whether or not such Taxes have been reported on any Tax returns) or being contested in good faith and are disclosed in Section 4.15(a) of the Company Disclosure Schedule, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the Closing; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than extensions obtained in the ordinary course of business); and (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open, which is still pending or unresolved.

(b) Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes or any agreement solely amongst the Company and the Company Subsidiaries.

(c) None of the Company and the Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period or portion thereof ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-United States income Tax law) in existence on or prior to the Closing Date; (vi) any use of an improper method of accounting use for any tax period or portion thereof ending or ended on or prior to the Closing Date; or (vii) income arising or accruing prior to the Closing and includable after the Closing under Subchapter K, Section 951, 951A or 956 of the Code.

(d) The Company and the Company Subsidiaries are not and shall not be required to pay any material Tax after the Closing as a result of an election made pursuant to Section 965(h) of the Code prior to the Closing Date.

(e) The Company has not, pursuant to COVID-19 Measures deferred until after the Closing the payment of any material payroll Taxes the due date for the original payment of which was at or prior to the Closing.

(f) Each of the Company and the Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including all reporting and record keeping requirements related thereto.

(g) Neither the Company nor any of the Company Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group consisting only of the Company and/or Company Subsidiaries).

(h) Neither the Company nor any of the Company Subsidiaries has any material liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(i) Neither the Company nor any of the Company Subsidiaries has any request for a material ruling in respect of Taxes pending between the Company or any Company Subsidiary and any Tax authority.

(j) Neither the Company nor any of the Company Subsidiaries has within the last two (2) years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k) Neither the Company nor any of the Company Subsidiaries has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2), or any corresponding or similar provision of state, local or non-United States Law.

(l) Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing or, to the knowledge of the Company or any of the Company Subsidiaries, orally, or, to the knowledge of the Company or any of the Company Subsidiaries, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith, which is still pending or unresolved.

(m) There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(n) For all United States federal tax purposes, the Company is classified as a foreign corporation. The tax classification for United States federal tax purposes and jurisdiction of organization of each of the Company Subsidiaries is as set forth in Schedule 4.14(n) hereto.

(o) None of the Company and the Company Subsidiaries: (i) has received written notice from a non-United States taxing authority in a jurisdiction in which it does not file Tax Returns that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized, or (ii) has received written notice from a jurisdiction where it does not file Tax Returns that it is subject to Tax in that jurisdiction.

Section 4.16 Environmental Matters. Except as set forth on Section 4.16 of the Company Disclosure Schedule: (a) each of the Company and the Company Subsidiaries is and has been since March 28, 2018 in material compliance with all applicable Environmental Laws; (b) each of the Company and the Company Subsidiaries has obtained and is in compliance with all permits, licenses, exemptions, registrations, and other authorizations required under Environmental Laws (“Environmental Permits”) to own, lease and operate its properties and to carry on its business, and each such Environmental Permit is in full force and effect, free from material breach, and will not be adversely affected by the Transactions; (c) neither the Company nor any Company Subsidiary has received written notice from any person asserting any actual or alleged material violation of, or material liability under, any Environmental Law, the subject of which has not been fully resolved; (d) except for regulatory orders, writs, judgments, injunctions, decrees, determinations or awards of general applicability, neither the Company nor any Company Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award applicable to it or with respect to its assets arising under Environmental Law under which any material obligation remains unsatisfied; (e) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary are contaminated with any Hazardous Substance in material violation of applicable Environmental Laws or in a manner that requires or would reasonably be expected to require any material investigation, remediation, or corrective action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws; (f) other than with respect to the Products and the ordinary course manufacture, sale, distribution, handling, storage, transport, disposal, application, and Release of the Products for their intended uses, neither the Company nor any Company Subsidiary has manufactured, sold, distributed, handled, stored, transported, disposed of, arranged for or permitted the disposal of, or Released any Hazardous Substances, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to material liability of the Company or any Company Subsidiary under any Environmental Law; (g) to the knowledge of the Company, the Transactions will not result in any material liabilities for site investigation or cleanup under, or require the consent of any Person pursuant to any so-called “transaction-triggered” or “responsible property transfer” requirements in any Environmental Laws; (h) other than pursuant to any ordinary course leases or other contractual agreements, neither the Company nor any Company Subsidiary has expressly assumed any material liability or obligation for corrective or remedial action of any other Person relating to Environmental Laws or exposure to Hazardous Materials; (i) the Company’s Products are and have been formulated using six carbon chain polyfluoroalkyl substances (PFAS) chemistry and the Company has not and does not intentionally add perfluorooctanoic acid (PFOA), perfluorooctanesulfonic acid (PFOS), or any eight carbon chain PFAS to its Product formulations; and (j) none of the Products require warning notification or labeling under the State of California’s Safe Drinking Water and Toxic Enforcement Act of 1986 (a/k/a Proposition 65).

Section 4.17 Material Contracts. Section 4.17 of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of contracts and agreements to which the Company or any Company Subsidiary is a party, excluding for this purpose, any purchase orders submitted by customers (such contracts and agreements as are required to be set forth Section 4.17 of the Company Disclosure Schedule along with any Plan listed on Section 4.10(b) of the Company Disclosure Schedule being the “Material Contracts”):

(i) each contract and agreement with consideration paid or payable to the Company or any of the Company Subsidiaries of more than $2,000,000, in the aggregate, in the prior or current fiscal year;

(ii) each contract and agreement with suppliers to the Company or any Company Subsidiary for expenditures paid or payable by the Company or any Company Subsidiary, including those relating to the design, development, manufacture or sale of any Products of the Company or any Company Subsidiary, of more than $2,500,000, in the aggregate, in the prior or current fiscal year;

(iii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party that are material to the business of the Company;

(iv) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any Product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(v) all (A) employment agreements pursuant to which an employee is entitled to receive base annual compensation in excess of $200,000; and (B) consulting agreements pursuant to which an independent contractor is entitled to receive annual payments in excess of $200,000; and (C) severance agreements that provide for mandatory or potential severance payments in excess of $200,000;

(vi) all contracts and agreements evidencing indebtedness for borrowed money in an amount greater than $250,000;

(vii) all material definitive partnership, joint venture or similar agreements;

(viii) all contracts and agreements with any Governmental Authority to which the

Company or any Company Subsidiary is a party, other than any Company Permits;

(ix) all collective bargaining agreements or other contracts with any union, works council or labor organization;

(x) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any material respect in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and agreements that contain customary confidentiality clauses;

(xi) all leases or master leases of personal property reasonably likely to result in annual payments of $250,000 or more in a 12-month period;

(xii) all contracts involving use of any Company-Licensed IP required to be listed in Section 4.13(a) of the Company Disclosure Schedule;

(xiii) all contracts or agreements under which the Company has agreed to purchase goods or services from a vendor, supplier or other person on a preferred supplier or “most favored supplier” basis; or

(xiv) contracts which involve the license or grant of rights to Company-Owned IP by the Company and/or the Company Subsidiaries, but excluding any nonexclusive licenses (or sublicenses) of Company-Owned IP granted to customers in the ordinary course of business.

Section 4.18 Material Government Contracts.

(a) Section 4.18(a) of the Company Disclosure Schedule lists all Material Government Contracts, the period of performance of which has not yet expired or terminated or for which final payment has not been received by the name and number of the Government Contract as well as each Government Bid which has not expired and for which an award has not been issued.

(b) Each Material Government Contract (i) was legally awarded, (ii) is binding on, and (iii) is enforceable against the Company and the Company Subsidiaries, each other party thereto, and is in full force and effect in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally and general equitable principles. Since March 28, 2018: (i) the Company and the Company Subsidiaries have complied in all material respects with all terms and conditions of their Government Contracts, (ii) the Company and the Company Subsidiaries have complied in all material respects with all applicable Laws pertaining to each Government Contract or Government Bid, including, where applicable, the Federal Information Security Management Act of 2002, 44 U.S.C. § 3541 (and its implementing regulations), the Truth in Negotiations Act of 1962, as amended, the Service Contract Act of 1965, as amended, the Office of Federal Procurement Policy Act, 41 USC 423, as amended, the federal criminal bribery and gratuity laws, 18 USC 201, as amended, and the Federal Acquisition Regulation, 48 CFR Parts 1-53, (iii) neither the Company nor any Company Subsidiary has received written notice from a Governmental Authority of a cancellation, termination for convenience, termination for default, suspension, stop work order, cure notice, material violation of Law, material violation of a Government Contract or show cause notice and, to the knowledge of the Company, no such notice is currently proposed or threatened, pertaining to such Government Contract, (iv) no material cost incurred by the Company or any Company Subsidiary pertaining to such Government Contract has been formally challenged, disallowed or, to the knowledge of the Company, is the subject of any ongoing audit or investigation, (v) neither the Company nor any Company Subsidiary has received written notice from a Governmental Authority that any option with respect to such Government Contract will not be exercised or that any Government Contract will be terminated, cancelled, subject to a material reduction or will otherwise come to an end prior to the end of its current period of performance and (vi) the submissions, representations, certifications, and warranties made, acknowledged or set forth by the Company or the Company Subsidiaries with respect to the Government Contracts and Government Bids were true, complete and correct in all material respects as of their effective date, the Company and any Company Subsidiary, as applicable, has materially complied with all such certifications, and all such representations and certifications have continued to be current and materially accurate and complete to the extent required by the terms of a Government Contract or applicable Law.

(c) Neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any of their respective directors, officers, employees, consultants or agents is or has, since March 28, 2018, been under administrative, civil or criminal investigation, indictment or information by any Governmental Authority or subject to any investigation by the Company or any Company Subsidiary with respect to any alleged act or omission arising under or relating to performance of any Government

Contract identified on Section 4.18(a) of the Company Disclosure Schedule. Since March 28, 2018, neither the Company nor any Company Subsidiary has conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to a Material Government Contract identified on Section 4.18(a) of the Company Disclosure Schedule.

(d) There exists (i) no outstanding material disputes between the Company or any Company Subsidiaries, on the one hand, and any Governmental Authority, on the other hand, or between the Company or any Company Subsidiaries, on the one hand, and any prime contractor, subcontractor, vendor, or other person where the ultimate contracting party is a Governmental Authority, on the other hand, arising under or relating to any Material Government Contract identified on Section 4.18(a) of the Company Disclosure Schedule, (ii) no circumstances in which the Company, any of the Company Subsidiaries or any other party to a Government Contract has terminated, cancelled or waived any material term or condition of any Material Government Contract identified on Section 4.18(a) of the Company Disclosure Schedule, (iii) no projected cost overruns on any of the Material Government Contracts identified on Section 4.18(a) of the Company Disclosure Schedule, and (iv) no circumstances in which the Company or any Company Subsidiary has an interest in any pending or potential material claim against any Governmental Authority or any prime contractor, subcontractor or vendor arising under or relating to any Material Government Contract identified on Section 4.18(a) of the Company Disclosure Schedule.

(e) Neither the Company, any Company Subsidiary, nor, to the knowledge of the Company, any of their respective owners, directors, suppliers, subcontractors or officers has been disqualified, debarred, or suspended from participation in the award of contracts with the United States Government or any other Governmental Authority (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements) nor, to the Company’s knowledge, are there facts or circumstances that would warrant the institution of disqualification, suspension, or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, any Company Subsidiary or any of their respective directors, officers, or employees; and neither the Company nor any Company Subsidiary has had no formal communications with the office of any suspending and debarring official or inspector general since March 28, 2018.

(f) Neither the Company nor any Company Subsidiary (i) has outstanding Government Bids that, if accepted or a contract relating thereto is awarded to the Company or a Company Subsidiary, is expected to result in a loss to the Company or any Company Subsidiary at the conclusion of the awarded contract or (ii) has any Government Contract that is expected to result in a loss to the Company or a Company Subsidiary at the conclusion of that Government Contract.

(g) There exists no Government Contract or Government Bid listed or required to be listed Section 4.18(a) of the Company Disclosure Schedule in connection with which the Company or any Company Subsidiary identified itself or was required to identify itself as a small business (including, a small disadvantaged business, a woman-owned small business, a service disabled veteran owned small business or a Small Business Administration Section 8(a) program participant), minority owned business enterprise or similar classification. Neither the Company nor any Company Subsidiary has submitted a Government Bid or been awarded a Government Contract which it was ineligible to be awarded at the time such Government Bid was submitted in connection with a procurement reserved or set-aside for companies having any of the above business categories.

(h) There are no Government Contracts or Government Bids (or mitigation plans under such Government Contracts or Government Bids) that include one or more terms or provisions that restrict the Company or any Company Subsidiary’s ability to bid on or perform work on specific future contracts or programs or for specific periods of time based upon “organizational conflicts of interest,” as defined in Federal Acquisition Regulation Subpart 9.5 or other applicable law, regulation, or contract term. To the Company’s knowledge, no organizational conflicts of interest will arise as a consequence of this transaction.

(i) Since March 28, 2018, no customer has issued a negative written past performance evaluation or review with regard to the Company or any Company Subsidiary.

(j) To the knowledge of the Company, all amounts charged to the Government Contracts were charged in amounts consistent in all material respects with the requirements of such Government Contracts and applicable Law. The Company, the Company Subsidiaries and their employees have complied in all material respects with all timekeeping/time recordation requirements of the applicable Government Contracts.

(k) To the knowledge of the Company, no employee, officer, or director of any Company or any Company Subsidiary has been, since March 28, 2018, convicted of or had a civil judgment rendered against them for: (i) commission of fraud or a criminal offense in connection with the obtaining, attempting to obtain, or performing a Government Contract; (ii) violation of Federal or State antitrust statutes relating to submission of offers; or (iii) commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, violating Federal criminal tax laws, or receiving stolen property, or been notified by any cognizant Governmental Authority of any material delinquent Federal taxes for which the liability remains unsatisfied.

(l) There are no financing arrangements, profit sharing agreements or assignments of proceeds with respect to any Government Contract other than in connection with the existing credit facilities of the Company and the Company Subsidiaries.

Section 4.19 Insurance. Except as would not be material to the Company and the Company Subsidiaries, taken as a whole: (a) the Company and the Company Subsidiaries hold policies of insurance in amounts providing reasonably adequate coverage against risks customarily insured against by companies of similar nature and size operating in similar lines of business as the Company and the Company Subsidiaries, including any insurance required to be maintained by Material Contracts; (b) each policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions), there are no known coverage or contract defenses, and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; and (c) neither the Company nor any Company Subsidiary is in breach or default, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, limitation or modification, under the policy.

Section 4.20 Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of the full Company Board at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly approved this Agreement and the Transactions. The Seller Board, by resolutions duly adopted by unanimous vote of the full Seller Board at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly approved this Agreement and the Transactions.

Section 4.21 Certain Business Practices.

(a) None of the Company, any Company Subsidiary or, to the Company’s knowledge, any directors, officers, agents or employees of the Company or any Company Subsidiary, has:

(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity;

(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any applicable Anti-Corruption Laws; or

(iii) made any payment in the nature of bribery.

(b) The Company, any Company Subsidiary and, to the Company’s knowledge, their respective directors, officers, agents and employees, are and have been in compliance with Anti-Corruption Laws and Anti-Money Laundering Laws, including with regard to financial recordkeeping and reporting requirements in all jurisdictions in which the Company and any Company Subsidiary conducts business.

(c) None of the Company, any Company Subsidiary, nor, to the Company’s knowledge, any of their respective directors, officers, agents or employees: (i) is or has been subject to any action, suit, claim, proceeding, prosecution, settlement, formal or informal notice, or investigation with respect to Anti-Corruption Laws or Anti-Money Laundering Laws; or (ii) made a voluntary, directed, or involuntary disclosure to any governmental authority or similar agency with respect to any alleged act or omission arising under or relating to any alleged noncompliance with Anti-Corruption Laws or Anti-Money Laundering Laws.

(d) The Company as well as its respective affiliates have instituted and maintain in effect policies and procedures reasonably designed to achieve compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

Section 4.22 Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business and pursuant to any Company Plan or PEO Plan, no director, officer or other affiliate of the Company or any Company Subsidiary (including Seller), to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.17 of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.22. Except as set forth in Section 4.22 of the Company Disclosure Schedules, as of the date of this Agreement, the Company and the Company Subsidiaries have not (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

Section 4.23 Exchange Act; Registration Statement.

(a) Neither the Company nor any Company Subsidiary is currently (or has previously been) subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

(b) None of the information relating to the Company supplied by the Company in writing for inclusion in the Registration Statement will, as of the date the Registration Statement is declared effective or at the Merger Effective Time, contain any misstatement of a material fact or omission of any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representation with respect to any forward-looking statements supplied by or on behalf of the Company for inclusion in, or relating to information to be included in the Registration Statement.

Section 4.24 Brokers. Except as set forth in Section 4.24 of the Company Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.25 Sanctions, Import Control, and Export Control Laws.

(a) None of the Company, any Company Subsidiary, nor any of their respective directors, officers, employees or agents was or is a Restricted Person.

(b) None of the Company, any Company Subsidiary, nor, to the Company’s knowledge, any of their respective directors, officers, employees or agents, is in violation of, or has violated, Sanctions Laws, Import Controls Laws, or Export Control Laws.

(c) None of the Company, any Company Subsidiary, nor to the Company’s knowledge, any of their respective directors, officers, employees or agents:

(i) is or has been subject to any action, suit, claim, proceeding, prosecution, settlement, formal or informal notice, or investigation with respect to Sanctions Laws, Import Control Laws, or Export Control Laws; or

(ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any alleged noncompliance with Sanctions Laws, Import Control Laws, or Export Control Laws.

(d) Any provision of this Section 4.25 (Sanctions, Import Control and Export Control Laws) shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom).

Section 4.26 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), neither Seller, the Company, any Company Subsidiary or any other person makes and the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to Seller, the Company, the Company Subsidiaries, their respective affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to EverArc, its affiliates or any of their respective Representatives by, or on behalf of, Seller, the Company or any Company Subsidiary or any of their respective affiliates or representatives, and any such representations or warranties are expressly disclaimed and no such representation or warranty shall be deemed to be relied upon by EverArc in executing, delivering and performing this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Seller, the Company, any Company Subsidiary nor any other person has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to EverArc, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to EverArc, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed and no such representation or warranty shall be deemed to be relied upon by EverArc in executing, delivering and performing this Agreement or the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EVERARC

Except as set forth in (a) the EverArc FCA Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such EverArc FCA Reports, but excluding any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward—Looking Statements,” and any other disclosures contained or referenced in such EverArc FCA Reports of information, factors, or risks that are predictive, cautionary, or forward-looking in nature) (it being acknowledged that nothing disclosed in such an FCA Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate

Organization) and Section 5.04 (Authority Relative to this Agreement)), and (b) EverArc’s disclosure schedule (it being understood and agreed that information disclosed in any section of the EverArc Disclosure Schedule shall be deemed to be disclosed with respect to any other section of the EverArc Disclosure Schedule to which such disclosure would reasonably pertain or if its relevance to such other section is reasonably apparent on the face of such disclosure) delivered by EverArc in connection with this Agreement (the “EverArc Disclosure Schedule”), EverArc hereby represents and warrants to Seller and the Company as follows:

Section 5.01 Corporate Organization.

(a) EverArc is duly incorporated or organized, as the case may be, and validly existing and in good standing under the laws its jurisdiction of incorporation or organization, as the case may be, and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on and operate its business as it is now being conducted. EverArc has all necessary governmental or other approvals, qualifications or licenses to own, lease and operate its properties and to carry on and operate its business as it is now being conducted, except where the failure to have such governmental approval or be so qualified or licensed and in good standing would not have a EverArc Material Adverse Effect.

(b) EverArc does not and, as of the Closing Date shall not, directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other person.

Section 5.02 Certificate of Incorporation and By-laws. EverArc has heretofore furnished to the Company complete and correct copies of the EverArc Organizational Documents. The EverArc Organizational Documents are in full force and effect. EverArc is not in violation of any of the provisions of the EverArc Organizational Documents.

Section 5.03 Capitalization.

(a) As of the date hereof, EverArc is authorized to issue an unlimited number of EverArc Ordinary Shares and of EverArc Founder Shares, each of no par value. As of the date of this Agreement, (A) 40,832,500 EverArc Ordinary Shares are issued and outstanding, (B) 100 EverArc Founder Shares are issued and outstanding, (C) no EverArc Ordinary shares are held in the treasury of EverArc, and (D) 34,020,000 EverArc Warrants are issued and outstanding. Each EverArc Warrant entitles the holder thereof to subscribe for one-fourth of a EverArc Ordinary Share upon exercise (subject to any prior adjustment in accordance with the terms and conditions set out in the EverArc Warrant Instrument) and so, any holder of EverArc Warrants will be required (subject to any prior adjustment) to hold four EverArc Warrants, which four EverArc Warrants are exercisable for one EverArc Ordinary Share at an exercise price of $12.00 per whole EverArc Ordinary Shares.

(b) All outstanding EverArc Ordinary Shares and EverArc Warrants (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) are not subject to any preemptive rights, (iii) have been issued and granted in compliance with all applicable securities Laws and other applicable Laws and (iv) were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the EverArc Organizational Documents.

(c) Other than the EverArc Warrants, there are no, and have been no issuances of, options, warrants, preemptive rights, calls, bonds, debentures, notes or other Indebtedness of EverArc having voting rights, convertible or exchangeable securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares or other equity interests in EverArc or obligating EverArc to issue, deliver or sell any shares or other equity interests in, EverArc, EverArc is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of EverArc Ordinary Shares or any of the equity interests or other securities of EverArc. EverArc does not own any equity interests in any person.

(d) There are no outstanding contractual obligations of EverArc to repurchase, redeem or otherwise acquire any EverArc Ordinary Shares or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any persons.

Section 5.04 Authority Relative to this Agreement. EverArc has all necessary corporate or other entity power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by EverArc of this Agreement and the Ancillary Agreements to which it is a party and the consummation by EverArc of the Transactions (including, without limitation, the execution and filing of the Plan and Articles of Merger in accordance with this Agreement) have been duly and validly authorized by all necessary corporate action, including approval by the EverArc Board and Resolution of Members (as defined in and adopted by the holders of the EverArc Founder Shares in accordance with article 41 of the EverArc Articles of Association), which has been obtained, and no other corporate proceedings on the part of EverArc is necessary to authorize this Agreement, each such Ancillary Agreement or to consummate the Transactions. The EverArc Board has duly determined that only the holders of EverArc Founder Shares shall be entitled to vote on the Resolution of Members approving the Merger and other Transactions contemplated by this Agreement in accordance with article 41 of the EverArc Articles of Association. This Agreement and each such Ancillary Agreement have been (or, as applicable with respect to any Ancillary Agreement to be executed from and after the date hereof, will be) duly and validly executed and delivered by EverArc and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of EverArc, enforceable against EverArc, in accordance with its terms subject to the Remedies Exceptions.

Section 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery by EverArc of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement and each such Ancillary Agreement and the Transactions by EverArc will not, (i) conflict with or violate the EverArc Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to EverArc or by which any of its property or assets is bound or affected, or result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of EverArc pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which EverArc is a party or by which EverArc or any of its property or assets is bound or affected, except, in each case as would not have a EverArc Material Adverse Effect.

(b) The execution and delivery by EverArc of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement and each such Ancillary Agreement and the Transactions by EverArc will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, Exchange Act, Blue Sky Laws, stock exchange and state takeover laws, the premerger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the BVI Companies Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent EverArc from performing its material obligations under this Agreement and each such Ancillary Agreement.

Section 5.06 Compliance. EverArc is not or has not been in conflict with, or in default, breach or violation of, (a) any Law applicable to EverArc or by which any property or asset of EverArc is bound or affected, or

(b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which EverArc is a party or by which EverArc or any property or asset of EverArc is bound. EverArc and is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for EverArc to own, lease and operate its properties or to carry on its business as it is now being conducted.

Section 5.07 FCA Reports; Financial Statements; No Undisclosed liabilities.

(a) EverArc has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by EverArc with the FCA pursuant to the Listing Rules or the Disclosure Guidance and Transparency Rules and since the date the EverArc Ordinary Shares and the EverArc Warrants were admitted to the Official List and began trading on the London Stock Exchange’s main market for listed securities (collectively, the “EverArc FCA Reports”). The EverArc FCA Reports (i) were, and in the case of the EverArc FCA Reports filed after the date hereof, will be prepared in accordance with the applicable requirements of the FCA, FSMA, the Listing Rules and the Disclosure Guidance and Transparency Rules, and (ii) did not at the time they were filed, and in the case of such forms, reports and documents filed by Holdco or the Company with the FCA after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such EverArc FCA Reports or necessary in order to make the statements made in such EverArc FCA Reports, in light of the circumstances under which they were and will be made, not misleading. To the knowledge of EverArc, as of the date hereof, none of the EverArc FCA Reports is the subject of ongoing review or outstanding investigation by the FCA.

(b) EverArc is, and has been since the date the EverArc Ordinary Shares were admitted to the Official List and began trading on the London Stock Exchange’s main market for listed securities, in compliance, in all material respects, with the Listing Rules, UK MAR, and the Disclosure Guidance and Transparency Rules.

(c) The audited report of EverArc for the period from incorporation on November 8, 2019 and ended October 31, 2020, and the related audited statements of income, retained earnings, shareholders’ equity and changes in financial position of EverArc, together with all related notes and schedules thereto, accompanied by the reports thereon of EverArc’s accountants, have been prepared in accordance with IFRS applied on a consistent basis during the period involved and fairly presents, in all material respects, the financial position of EverArc as of the date thereof and the results of its operations and changes in financial position for the period then ended. A true and complete copy of such audited report has been delivered by EverArc to the Company.

(d) EverArc does not have any liabilities (including liabilities for income taxes), except for liabilities (i) disclosed in, provided for, adequately reflected in, reserved against, or otherwise described in the audited consolidated balance sheet of EverArc for the fiscal year ended October 31, 2020 (including in any note thereto), (ii) that have arisen in the ordinary course of business of EverArc since October 31, 2020, (iii) under this Agreement or any Ancillary Agreement or otherwise in connection with the transactions contemplated herein or therein, or (iv) that would not be a EverArc Material Adverse Effect.

Section 5.08 Absence of Certain Changes or Events. Since December 12, 2019, except as expressly contemplated by this Agreement, (a) EverArc has conducted its business in the ordinary course and in a manner consistent with past practice in all material respects and (b) there has not been any EverArc Material Adverse Effect.

Section 5.09 Absence of Litigation. There is no Action pending or, to the knowledge of EverArc, threatened against EverArc, or any property or asset of EverArc, before any Governmental Authority. Neither EverArc nor any material property or asset of EverArc is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of EverArc, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 5.10 Board Approval; EverArc Founder Shareholder Vote.

(a) The EverArc Board, by resolutions duly adopted by majority vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of EverArc and the EverArc Shareholders; (ii) determined that only the holders of EverArc Founder Shares shall be entitled to vote on any Resolution of Members (as defined in the EverArc Articles of Association) approving the Agreement, the Plan and Articles of Merger and the Transactions for the purposes of article 41 of the EverArc Articles of Association; and (iii) approved this Agreement, the Plan and Articles of Merger and the Transactions and declared their advisability.

(b) The holders of the EverArc Founder Shares have adopted (and have not subsequently rescinded or modified in any way) a Resolution of Members (as defined in and adopted by the holders of the EverArc Founder Shares in accordance with article 41 of the EverArc Articles of Association) approving this Agreement, the Plan and Articles of Merger and the Transactions.

(c) Except for the Resolution of Members referred to in Section 5.10(b), no vote of the holders of any class or series of shares of EverArc is necessary to approve the Transactions.

Section 5.11 Brokers. Except as set forth in Schedule 5.11 of the EverArc Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of EverArc.

Section 5.12 EverArc Financial Capacity; Signing Date EverArc Funds; EverArc PIPE Investment

(a) Subject to successful completion of the PIPE Investment raising the PIPE Investment Amount and the consummation of the Debt Financing in accordance with the Debt Commitment Letters, EverArc will have available to it on the Closing Date all funds necessary to consummate the Transactions contemplated by this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder, and has received the consent of those lender parties set forth on Schedule 5.12(a) of the EverArc Disclosure Letter.

(b) As of the date of this Agreement, EverArc has on deposit in onshore and offshore accounts with Morgan Stanley (collectively, the “Depository Account”) an amount of cash and cash equivalents, in the aggregate, of not less than $398,000,000 (the “Signing Date EverArc Funds”) and, has made available to the Company copies of documentation evidencing that, as of June 11, 2021, the Signing Date EverArc Funds are held in United States dollars in the Depository Account. In the event the Termination Fee is payable in accordance with the terms of this Agreement, EverArc has, and will have, the ability to pay the Termination Fee from the Signing Date EverArc Funds.

(c) EverArc has delivered to the Company true, correct and complete copies of each of the Subscription Agreements entered into by EverArc with the applicable PIPE Investors named therein, pursuant to which the PIPE Investors have committed to provide equity financing to EverArc solely for purposes of consummating the Transactions in the aggregate amount of $1,150,000,000 (the PIPE Investment Amount). To the knowledge of EverArc, with respect to each PIPE Investor, the Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect (other than as has been consented to in writing by the Company), and no withdrawal, termination, amendment or modification is contemplated by EverArc as of the date hereof. Each Subscription Agreement is a legal, valid and binding obligation of EverArc and, to the knowledge of EverArc, each PIPE Investor, and neither the execution or delivery by any party thereto nor the performance of EverArc’s or, to the knowledge of EverArc, any other person’s obligations under any such Subscription Agreement violates any Laws. The Subscription

Agreements provide that EverArc, the Company, and Holdco are entitled to rely on the applicable provisions specified thereon and EverArc and Holdco are entitled to enforce the applicable provisions specified therein. There are no other agreements, side letters, or arrangements between EverArc and any PIPE Investor relating to any Subscription Agreement that would, individually or in the aggregate, reasonably be expected to affect the obligation of such PIPE Investors to contribute to EverArc the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreement of such PIPE Investors, and, as of the date hereof, EverArc does not know of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to EverArc, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of EverArc under any material term or condition of any Subscription Agreement and, as of the date hereof, EverArc has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the PIPE Investors to contribute to EverArc the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

(d) Except as set forth in the Subscription Agreements, no fees, consideration or other discounts are payable or have been agreed by EverArc or any of its subsidiaries (including, from and after the Closing, the Company and the Company Subsidiaries) to any PIPE Investor in respect of its PIPE Investment.

(e) EverArc has delivered to the Company true, correct and complete copies of executed commitment letters (including all exhibits, annexes, schedules, term sheets and executed fee letters (which may be redacted to (i) omit fee amounts, (ii) economic terms, and (iii) economic flex provisions and so long as, in each case, no such redaction covers terms and provisions that would adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing on the Closing Date) (collectively, the “Fee Letters”) attached thereto or contemplated thereby), each dated as of the date hereof, from Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Goldman Sachs Bank USA, (collectively, the “Debt Commitment Letters”), pursuant to which such financial institutions have committed to provide debt financing to EverArc in the amounts set forth therein (collectively, together with any debt securities issued in lieu of commitments as contemplated by the Debt Commitment Letters, the “Debt Financing”), subject to the terms and conditions set forth therein. As of the date of this Agreement, each of the Debt Commitment Letters (including each of the Fee Letters) is a legal, valid and binding obligation of EverArc and, to the knowledge of EverArc, each other party thereto, and enforceable against EverArc and, to the knowledge of EverArc, each other party thereto in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and principles of equity. As of the date of this Agreement, no event or circumstance has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of EverArc or, to the knowledge of EverArc, any of the other parties to any of the Debt Commitment Letters under any of the Debt Commitment Letters. Each of the Debt Commitment Letters (including each of the Fee Letters) is in full force and effect as of the date hereof and none of the Debt Commitment Letters (or any of the Fee Letters) have been amended or modified in any respect prior to, or as of, the date hereof and, as of the date hereof, (a) no such amendment or modification is contemplated and (b) none of the respective commitments contained in the Debt Commitment Letters have been withdrawn, rescinded or terminated. As of the date of this Agreement, EverArc has no reasonable reason to believe that it will be unable to satisfy on a timely basis (in light of the contemplated timing of Closing) any condition of closing set forth in the Debt Commitment Letters; provided, that, EverArc is not making any representation regarding the accuracy of the representations and warranties of the Company set forth in this Agreement or the compliance by the Company with its obligations under this Agreement. There are (i) no conditions precedent related to the funding of the full amounts of the Debt Financing and (ii) to the knowledge of EverArc, no other contingencies or rights that would permit the parties thereto to reduce the total amount of the Debt Financing, contemplated by the Debt Commitment Letters to be funded on the Closing Date, other than as set forth in the Debt Commitment Letters (including the Fee Letters). Except for the Debt Commitment Letters (including the Fee Letters), as of the date hereof, there are no other contracts, agreements, “side letters” or other arrangements to which EverArc or any of its affiliates is a party relating to the Debt Commitment Letters or the Debt Financing that could reasonably be expected to adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing on the Closing Date. EverArc has fully paid or caused to be fully paid any and all commitment fees and any other amounts required by any of the Debt Commitment Letters to be paid on or before the date hereof. In no event shall the receipt by, or the availability of any funds or financing to, EverArc or any of its affiliates or any other financing be a condition to EverArc’s obligation to consummate the transactions contemplated by this Agreement.

Section 5.13 Employees. Other than any officers of EverArc as described in the EverArc FCA Reports, EverArc has never employed any employees. Other than consultants and advisors retained in the ordinary course of business (including in connection with the Transactions) or as described in the EverArc FCA Reports, EverArc has never retained any contractors.

Section 5.14 Listing. The issued and outstanding EverArc Ordinary Shares are admitted to trading on the London Stock Exchange under the symbol “EVRA”. The issued and outstanding EverArc Warrants are admitted to trading on the London Stock Exchange under the symbol “EVWA”. As of the date of this Agreement, there is no Action pending or, to the knowledge of EverArc, threatened in writing against EverArc by the London Stock Exchange or the FCA with respect to any intention by such entity to cancel the listing of the EverArc Ordinary Shares or EverArc Warrants from the Official List or from trading on the London Stock Exchange. None of EverArc or any of its affiliates has taken any action in an attempt to cancel the listing of the EverArc Ordinary Shares or the EverArc Warrants from the Official List or from trading on the London Stock Exchange. Since December 17, 2019, EverArc has complied in all material respects with the applicable listing and corporate governance rules and regulations of the London Stock Exchange.

Section 5.15 Taxes. For all United States federal tax purposes, EverArc (up until it is treated as a disregarded entity pursuant to the Tax Election) is, and Holdco shall be once duly incorporated, classified as a foreign corporation.

Section 5.16 Prior Business Operation. EverArc has limited its activities in all material respects to those activities (a) contemplated in the prospectus of EverArc, dated as of December 12, 2019, or (b) otherwise necessary to consummate the Transactions.

Section 5.17 Investment Company Act. EverArc is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940.

Section 5.18 Related Party Transactions. Except as described in the EverArc FCA Reports or in connection with the PIPE Investment, there are no transactions, contracts, side letters, arrangements or understandings between any of EverArc, Holdco or Merger Sub, on the one hand, and any director, officer, employee, stockholder, shareholder, warrant holder or affiliate of any of EverArc, Holdco or Merger Sub, on the other hand.

Section 5.19 Registration Statement. None of the information relating to EverArc supplied, or to be supplied, by EverArc, its affiliates and their respective Representatives in writing for inclusion in the Registration Statement will, as of the date the Registration Statement is made effective or at the Merger Effective Time, contain any misstatement of a material fact or omission of any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that EverArc makes no representation with respect to any forward-looking statements supplied by or on behalf of EverArc for inclusion in, or relating to information to be included in the Registration Statement.

Section 5.20 EverArc’s Investigation and Reliance. EverArc is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Company Subsidiaries and the Transactions, which investigation, review and analysis were conducted by EverArc together with expert advisors, including legal counsel, that it has engaged for such purpose. EverArc and its Representatives have been provided with full and complete access to the Representatives, books and records of the Company and the Company Subsidiaries and other information that they have requested in connection with their investigation of the Company, the Company Subsidiaries and the Transactions, EverArc is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Company, any of the Company Subsidiaries or their Representatives (including Seller), except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule). Neither the Company nor any of its shareholders, affiliates or Representatives shall have any liability to EverArc or any of its stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to EverArc, whether orally or in writing, in any confidential information memoranda, the Dataroom or other “datarooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its shareholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and the Company Subsidiaries.

Section 5.21 Real Property. EverArc is not, and has never been, a land owning company as defined in section 242(5) of the Companies Act.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF HOLDCO AND MERGER SUB

Each of Holdco and Merger Sub hereby represents and warrants to Seller and the Company as follows:

Section 6.01 Corporate Organization. Merger Sub is an entity duly organized, validly existing and in good standing (insofar as such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Once duly incorporated, Holdco will be an entity duly organized, validly existing and in good standing (insofar as such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation and will have the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business.

Section 6.02 Organizational Documents. Merger Sub has heretofore furnished to Seller and the Company complete and correct copies of the Merger Sub Organizational Documents. The Merger Sub Organizational Documents are in full force and effect and Merger Sub is not in violation of any of the provisions of such organizational documents. Once Holdco has been duly incorporated, the Holdco Organizational Documents will be in full force and effect and Holdco will not be in violation of any of the provisions of such organizational documents.

Section 6.03 Capitalization.

(a) Once duly incorporated, the share capital of Holdco will consist of 40,000 Holdco Ordinary Shares. Once duly incorporated, EverArc will be the sole shareholder of Holdco and will solely hold the Holdco Ordinary Shares.

(b) As of the date hereof, the authorized capital stock of Merger Sub consists of 100 Merger Sub Ordinary Shares. As of the date hereof, EverArc is the sole shareholder of Merger Sub. Once duly incorporated, Holdco will acquire from EverArc the share of Merger Sub and will, thereafter, become the sole shareholder of Merger Sub.

(c) Once Holdco is duly incorporated, the Holdco Ordinary Shares will be issued and granted in compliance with all applicable securities Laws and other applicable Laws and will issue such shares free and clear of all Liens other than transfer restrictions under applicable securities Laws and the Holdco Organizational Documents. No Holdco Preferred Shares will be issued prior to the Exchange.

(d) The shares constituting the Aggregate Stock Consideration being delivered by Holdco hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the Holdco Organizational Documents. The Holdco Preferred Shares constituting the Aggregate Stock Consideration being delivered by Holdco hereunder will be issued in compliance with all applicable securities Laws and other applicable Laws and will not be subject to or give rise to any preemptive rights or rights of first refusal.

(e) Except as contemplated by this Agreement, (i) there are no other options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Holdco or obligating Holdco to issue or sell any shares of capital stock of, or other equity interests in, Holdco, (ii) Holdco is not a party to, or otherwise bound by, and Holdco has not granted, any equity appreciation rights, participations, phantom equity or similar rights and (iii) there are no voting trusts, voting agreements, proxies, shareholder agreements or other similar agreements with respect to the voting or transfer of the Holdco Ordinary Shares or any of the equity interests or other securities of Holdco.

Section 6.04 Authority Relative to this Agreement. Each of Merger Sub and EverArc, acting as sole founding shareholder and in the name and on behalf of Holdco, have all necessary power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and such Ancillary Agreements by each of Merger Sub and EverArc, acting as sole founding shareholder and in the name and on behalf of Holdco, and the consummation by each of Holdco (once duly incorporated) and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Holdco or Merger Sub are necessary to authorize this Agreement, each such Ancillary Agreement or to consummate the Transactions (other than (a) with respect to the Transactions, the approval and adoption of this Agreement by the holders of a relevant majority of the then-outstanding Holdco Ordinary Shares and by Holdco (as the holder of all of the then outstanding Merger Sub Ordinary Shares), and the filing and recordation of appropriate merger or other documents as required by the BVI Companies Act and the 1915 Law as the case may be. and (b) with respect to the issuance of Holdco Ordinary Shares and Holdco Preferred Shares and the amendment and restatement of the Holdco Organizational Documents pursuant to this Agreement, the approval of a relevant majority of the then-outstanding Holdco Ordinary Shares). This Agreement and each such Ancillary Agreement have been duly and validly executed and delivered by Merger Sub and EverArc, acting as sole founding shareholder and in the name and on behalf of Holdco, and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Holdco or Merger Sub, enforceable against Holdco or Merger Sub in accordance with its terms subject to the Remedies Exceptions.

Section 6.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery by Merger Sub and EverArc, acting as sole founding shareholder and in the name and on behalf of Holdco, of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement and each such Ancillary Agreement by Holdco and Merger Sub will not, (i) conflict with or violate the Holdco Organizational Documents or

Merger Sub Organizational Documents (as the case may be), (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to Holdco or Merger Sub or by which any of their respective property or assets is bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Holdco or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Holdco or Merger Sub is a party or by which Holdco or Merger Sub or any of their respective property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a material adverse effect.

(b) The execution and delivery by Merger Sub and EverArc, acting as sole founding shareholder and in the name and on behalf of Holdco, of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement and each such Ancillary Agreement by Holdco or Merger Sub, as applicable, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the premerger notification requirements of the HSR Act, the Antitrust Laws, and filing and recordation of appropriate merger or other documents as required by the BVI Companies Act and the 1915 Law as the case may be and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Holdco and Merger Sub from performing their respective material obligations under this Agreement and each such Ancillary Agreement.

Section 6.06 Compliance. Merger Sub is not or has not been in conflict with, or in default, breach or violation of, (a) any Law applicable to Merger Sub or by which any property or asset of Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any property or asset of Merger Sub is bound, and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted. Once Holdco has been duly incorporated, it will not be in conflict with, or in default, breach or violation of, (a) any Law applicable to Holdco or by which any property or asset of Holdco will be bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Holdco will be a party or by which Holdco or any property or asset of Holdco will be bound and Holdco will be in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Holdco to own, lease and operate its properties or to carry on its businesses as it is now being conducted.

Section 6.07 Board Approval; Vote Required.

(a) Once Holdco has been duly incorporated, the Holdco Board will, by resolutions duly adopted at the time of a board meeting and not subsequently rescinded or modified in any way, (i) duly determine that this Agreement and the Transactions are in the best interests of Holdco, (ii) approve this Agreement and the Transactions and (iii) assume all the actions taken in connection with the incorporation, inter alia by EverArc as sole founding shareholder of Holdco, pursuant to article 100-17 of the 1915 Law.

(b) The only vote of the holders of any class or series of capital stock of Holdco that is necessary to approve this Agreement, the Exchange and the Transactions is the Holdco Requisite Approval.

(c) Merger Sub Board has, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of Merger Sub and EverArc (as the sole shareholder of Merger Sub), (ii) approved this Agreement and the Transactions and declared their advisability and (iii) recommended that EverArc (as the sole shareholder of Merger Sub) approve and adopt this Agreement and approve the Transactions and directed that this Agreement and the Transactions be submitted for consideration by EverArc (as the sole shareholder of Merger Sub).

(d) The only vote of the holders of any class or series of shares of Merger Sub that is necessary to approve this Agreement and the Transactions is the affirmative vote of EverArc as sole shareholder of all outstanding Merger Sub Ordinary Shares.

Section 6.08 No Prior Operations of Holdco or Merger Sub; Post-Closing Operations. Merger Sub is a newly formed entity and Holdco will be a newly formed entity, which are each formed for the sole purposes of entering into this Agreement and the Ancillary Agreements to which they are party and engaging in the Transactions. Since the date of the Merger Sub Organizational Documents Merger Sub has not engaged in any business operations or activities whatsoever, nor has held, holds, or will hold prior to the Closing, any assets, incurred or will incur prior to the Closing, any liabilities. Merger Sub has no employees or liabilities under any benefit plan. Merger Sub is not a land owning company as defined in section 242(5) of the BVI Companies Act. As of its date of incorporation, Holdco will not engage in any business operations or activities whatsoever, nor has held, holds, or will hold prior to the Closing, any assets, incurred or will incur prior to the Closing, any liabilities. As of its date of incorporation, Holdco will not have any employees or liabilities under any benefit plan. As of its date of incorporation, Holdco will not be a land owning company as defined in section 242(5) of the BVI Companies Act.

Section 6.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Holdco or Merger Sub.

Section 6.10 Registration Statement. None of the information relating to Holdco or Merger Sub supplied by Holdco or Merger Sub in writing for inclusion in the Registration Statement will, as of the date the Registration Statement is declared effective or at the Exchange Effective Time, contain any misstatement of a material fact or omission of any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that Holdco and Merger Sub make no representation with respect to any forward-looking statements supplied by or on behalf of Holdco or Merger Sub for inclusion in, or relating to information to be included in the Registration Statement.

ARTICLE VII

CONDUCT OF BUSINESS PENDING THE MERGER

Section 7.01 Conduct of Business by the Company Pending the Exchange.

(a) Seller and the Company agree that, between the date of this Agreement and the Merger Effective Time or the earlier termination of this Agreement, except as (i) expressly contemplated or permitted by any other provision of this Agreement or any Ancillary Agreement, (ii) as set forth in Section 7.01 of the Company Disclosure Schedule, and (iii) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless EverArc shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned: (A) the Company shall, and shall cause the Company Subsidiaries to, conduct their business in all material respects in the ordinary course of business and in a manner consistent with past practice; provided that, in the case of actions that are taken (or omitted to be taken) reasonably in response to an emergency or urgent condition or conditions arising from COVID-19, the Company and the Company Subsidiaries shall not be deemed to be acting outside the ordinary course of business, so long as such actions or omissions are reasonably designed to (1) protect the health or welfare of the Company’s employees, directors, officers or agents or (2) comply with clause (B) of this Section 7.01(a), and in each case, the Company promptly notifies EverArc of such actions and reasonably takes into account the reasonable requests of EverArc in further acts or omissions of the Company with respect to such condition or conditions arising from COVID-19; and (B) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries and shall use its commercially reasonable efforts to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

(b) By way of amplification and not limitation, except as (x) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (y) set forth in Section 7.01 of the Company Disclosure Schedule, or (z) required by applicable Law (including COVID-19 Measures or as may be requested or compelled by any Governmental Authority), the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Merger Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of EverArc, which consent shall not be unreasonably withheld, delayed or conditioned:

(i) amend or otherwise change its memorandum of association, articles of association, certificate of incorporation, by-laws or equivalent organizational documents;

(ii) issue, sell, pledge, dispose of, grant or encumber, solicit, propose, negotiate with respect to, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or (B) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), or (C) except in the ordinary course of business, any assets of the Company or any Company Subsidiary;

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(v) merge or consolidate with any other person or restructure, reorganize, dissolve or completely or partially liquidate; or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(vi) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporate partnership, other business organization, or any division thereof, in each case, for an aggregate purchase price that exceeds one million dollars ($1,000,000);

(vii) incur any Indebtedness;

(viii) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel abandon or allow to lapse or expire or otherwise dispose of any of its material assets, properties, licenses, operations, rights, production lines, businesses or interests therein, except for sales, licenses, or other dispositions in the ordinary course of business consistent with past practice or expirations in accordance with the applicable statutory term;

(ix) (A) increase the compensation or benefit payable to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary, other than (1) health and welfare plan renewals in the ordinary course of business consistent with past practices or (2) increases in base salary or wage of employees in the ordinary course of business whose annual base salary or wage is not in excess of three hundred thousand dollars ($300,000); (B) pay or promise to pay any bonus to any such current or former director, officer, employee or consultant of the Company or any Company Subsidiary; (C) take any action to accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant; (D) hire or otherwise enter into any employment or consulting agreement or arrangement with any person or terminate (other than for cause) any current or former director, officer, employee or consultant provider whose annual base salary or wage would exceed three hundred thousand dollars ($300,000); or (E) enter into any new, or materially amend any existing employment or severance or termination agreement with any current or former director, officer, employee or consultant;

(x) adopt, enter into, amend and/or terminate any Company Plan or PEO Plan or any plan, program, agreement, arrangement or policy for the current or future benefit of any current or former director, officer, employee, consultant or individual independent contractor that would be a Company Plan or PEO Plan if it were in existence on the date hereof (including any existing employment or severance or termination agreement with any current or former director, officer, employee or consultant), except as may be required by applicable Law or in connection with health and welfare plan renewals in the ordinary course of business and consistent with past practice;

(xi) materially amend any accounting policy or procedure, other than reasonable and usual amendments in the ordinary course of business and other than as required by the Accounting Principles or GAAP (as the case may be);

(xii) make, change or revoke any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any material Tax Returns or file claims for Tax refunds, enter into any closing agreement in respect of a material amount of Taxes, waive or extend any statute of limitations period in respect of a material amount of Taxes, settle any Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, in each case outside the ordinary course of business;

(xiii) materially amend or modify, or consent to the termination (excluding any expiration in accordance with its terms) of, any Material Contract, or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a manner that is adverse to the Company and the Company Subsidiaries, taken as a whole, except in the ordinary course of business;

(xiv) other than pursuant to the expiration of Company IP in accordance with its statutory term, intentionally permit any material item of Company-Owned IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required to maintain and protect its interest in each and every material item of Company-Owned IP;

(xv) create or incur any Lien material to the Company, any Company Subsidiary, Holdco or Merger Sub other than Permitted Liens incurred in the ordinary course of business consistent with past practice;

(xvi) make any loans, advances, guarantees or capital contributions to or investments in any person (other than the Company or any Company Subsidiaries) that exceed two hundred fifty thousand dollars ($250,000) in the aggregate at any time outstanding;

(xvii) fail to make or authorize any budgeted capital expenditures or make or authorize any unbudgeted capital expenditures in excess of seven hundred fifty thousand dollars ($750,000) in the aggregate;

(xviii) fail to pay or satisfy when due any material account payable or other material liability, other than in the ordinary course of business consistent with past practice or any such liability that is being contested in good faith by the Company or any Company Subsidiary;

(xix) fail to keep current and in full force and effect, or comply in all material respects with the requirements of any Company Permit issued to the Company or any Company Subsidiary by any Governmental Authority;

(xx) take any steps for liquidation, winding-up, freeze of proceedings, arrangements with creditors or similar action or proceeding by or in respect of the Company or any Company Subsidiary;

(xxi) take any action or fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Exchange and the Merger from qualifying for the Intended Tax Treatment;

(xxii) take any actions or omit to take any actions that would, individually or in the aggregate, reasonably be expected to result in any of the conditions set forth in Article IX not being satisfied;

(xxiii) engage in any dealings or transactions (i) with any Restricted Person in violation of applicable laws; (ii) involving any Sanctionable Activity; or (iii) otherwise in violation of Sanction Laws, Export Control Laws or Import Control Laws;

(xxiv) amend, or permit the amendment of, any agreement related to the Exchange; or

(xxv) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Section 7.02 Conduct of Business by EverArc, Holdco and Merger Sub Pending the Merger. Each of EverArc, Holdco and Merger Sub agrees that, between the date of this Agreement and the Merger Effective Time or the earlier termination of this Agreement, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, and except as set forth on Section 7.02 of the EverArc Disclosure Schedule or as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned, the business of EverArc shall be conducted in the ordinary course of business and in any manner consistent with past practice and none of EverArc, Holdco and Merger Sub shall, directly or indirectly, take any action that would reasonably be likely to materially delay or prevent the Transactions.

Section 7.03 EverArc Public Filings and BVI Companies Act Compliance.

(a) Between the date of this Agreement and the Merger Effective Time or the earlier termination of this Agreement, EverArc will keep current and timely file all of the forms, reports, schedules, statements and other documents required to be filed by EverArc with the FCA pursuant to the Listing Rules or the Disclosure Guidance and Transparency Rules (collectively, the “Additional FCA Reports”). All such Additional FCA Reports (including any financial statements or schedules included therein) (i) shall be prepared in accordance with the applicable requirements of the FCA, FSMA, the Listing Rules, the Disclosure Guidance and Transparency Rules, and the IFRS, and (ii) will not, as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Additional FCA Reports or necessary in order to make the statements in such Additional FCA Reports, in light of the circumstances under which they were and will be made, not misleading. As used in this Section 7.03, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the FCA. Any Additional FCA Reports which discuss or refer to this Agreement or the Transactions shall be subject to the prior review and approval of the Company (not to be unreasonably withheld, delayed or conditioned).

(b) Between the date of this Agreement and the Merger Effective Time or the earlier termination of this Agreement, EverArc shall use its reasonable best efforts prior to the Merger to maintain the listing of the EverArc Ordinary Shares and the EverArc Warrants on the London Stock Exchange’s main market for listed securities.

(c) As soon as reasonably practicable following the date of this Agreement, a copy of the Plan and Articles of Merger shall be sent to each of the EverArc Shareholders in accordance with the provisions of Section 170 of the Companies Act. Subject always to Section 3.02(d), EverArc shall comply with each of its obligations (including meeting each deadline for notification) under section 179 of the Act.

(d) If any further resolution of EverArc shareholders is necessary or desirable to approve this Agreement, the Ancillary Agreements, the Plan and Articles and the Transactions, the EverArc Board shall duly determine that only the holders of EverArc Founder Shares shall be entitled to vote on such Resolution of Members approving the Merger and other Transactions contemplated by this Agreement in accordance with article 41 and/or Article 42 of the EverArc Articles of Association.

ARTICLE VIII

ADDITIONAL AGREEMENTS

Section 8.01 Registration Statement.

(a) As promptly as practicable after the execution of this Agreement and delivery of the PCAOB Financials, Holdco, the Company and EverArc shall prepare and Holdco shall file (and the Company and EverArc shall cause Holdco to file) with the SEC a registration statement on Form F-4 or such other applicable form as the Company and EverArc may agree (as amended or supplemented from time to time, the “Registration Statement”) in connection with the registration under the Securities Act of the Holdco Ordinary Shares and Holdco Warrants to be issued in the Merger (which Registration Statement shall contain the Plan and Articles of Merger). Each Party shall use its reasonable best efforts to cause the Registration Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC, including providing any necessary opinions of counsel, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Each of Holdco, the Company and EverArc shall furnish all information as may be reasonably requested by the others in connection with any such action and the preparation, filing and distribution of the Registration Statement; provided, however, that no Party shall use any such information for any purposes other than those contemplated by this Agreement unless such party obtains the prior written consent of the other. EverArc also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company shall promptly furnish all information concerning the Company and the Company Subsidiaries as may be reasonably requested in connection with any such action; provided that, without the prior written consent of the Company, EverArc shall not use any such information for any purposes other than to obtain necessary state securities law or “Blue Sky” permits and approvals.

(b) Each of EverArc, the Company and Holdco will be given a reasonable opportunity to participate in the response to any SEC comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with EverArc, the Company or Holdco or their counsel in any discussions or meetings with the SEC. EverArc shall comply with all applicable rules and regulations promulgated by the SEC, any applicable rules and regulations of Nasdaq or the NYSE, as applicable, EverArc Organizational Documents, and this Agreement.

(c) If at any time prior to the Merger Effective Time, any information relating to EverArc, the Company or Holdco or any of their respective affiliates, directors or officers, should be discovered by

EverArc, the Company or Holdco which should be set forth in an amendment or supplement to either the Registration Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the EverArc Shareholders.

(d) Each of EverArc, the Company and Holdco will advise the other Parties promptly after it receives any oral or written request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto, or requests by the SEC for additional information and each party will promptly provide the other with copies of any written communication between it or any of its Representatives, on the one hand, and the SEC, any state securities commission or their respective staffs, on the other hand, with respect to the Registration Statement, the Exchange and the Merger. EverArc, the Company and Holdco shall use their respective reasonable best efforts, after consultation with each other, to resolve all such requests or comments with respect to the Registration Statement, as applicable, as promptly as reasonably practicable after receipt thereof.

(e) Without limiting the generality of the foregoing, each of EverArc, the Company and Holdco shall cooperate with each other in the preparation of each of the Registration Statement, and each of the Company and EverArc shall furnish Holdco with all information concerning it and its affiliates as the providing party (after consulting with counsel) may deem reasonably necessary or advisable in connection with the preparation of the Registration Statement.

(f) EverArc, the Company and Holdco shall notify each other promptly of the time when the Registration Statement has become effective, of the issuance of any stop order or suspension of the qualification of the Holdco Ordinary Shares or Holdco Warrants issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Registration Statement or for additional information.

Section 8.02 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Merger Effective Time, the Company and EverArc shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; provided, that such access shall not unreasonably interfere with the business and operations of EverArc and the Company; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request, including information relating to the Company and its subsidiaries to enable EverArc to comply with its obligations under article 17(1) of UK MAR on the basis that the Company and its subsidiaries were already subsidiaries of EverArc during this time. Notwithstanding the foregoing, neither the Company nor EverArc shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law or involve a trade secret (it being agreed that the Parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy, contravention or involvement).

(b) All information obtained by the Parties pursuant to this Section 8.02 shall be kept confidential in accordance with the confidentiality agreements, dated March 18, 2021 (the “Confidentiality Agreements”), between EverArc and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreements.

Section 8.03 Employee Benefits Matters.

(a) Holdco shall, or shall cause the Company, the Surviving Entity and each of their respective subsidiaries, as applicable, to provide the employees of the Company and the Company Subsidiaries who remain employed immediately after the Closing (the “Continuing Employees”) with credit for purposes of eligibility to participate, vesting and, with respect to vacation, sick pay or paid time off and severance benefits, determining the level of benefits, under any employee benefit plan, program or arrangement established or maintained by Holdco, the Company or the Surviving Entity or any of their respective subsidiaries, other than any qualified or nonqualified defined benefit plan, for service accrued or deemed accrued prior to the Closing with the Company or any Company Subsidiary (and any predecessor thereto); provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Holdco shall, or shall cause the Company, the Surviving Entity and each of their respective subsidiaries, as applicable, to use reasonable best efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by Holdco, the Company, the Surviving Entity or any of their respective subsidiaries that cover the Continuing Employees or their dependents following the Closing and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year prior to the Closing Date, under those health and welfare plans in which such Continuing Employee participates immediately prior to the Closing to be taken into account under those health and welfare benefit plans of Holdco, the Company, the Surviving Entity or any of their respective subsidiaries in which such Continuing Employee participates following the Closing for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, Holdco shall, or shall cause the Company, the Surviving Entity and each of their respective subsidiaries, as applicable, to honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing.

(b) The Parties shall cooperate to establish an equity incentive plan, in form and substance satisfactory to the Company and EverArc, for service providers of Holdco and its subsidiaries to be effective as of the Closing.

(c) Notwithstanding anything in this Section 8.03 to the contrary, nothing contained herein, whether express or implied, is or will be deemed to be an establishment, amendment or other modification of any Company Plan or PEO Plan or any employee benefit plan, program, policy, agreement or arrangement of Holdco, the Company, the Surviving Entity and each of their respective subsidiaries or affiliates, or shall prohibit or limit the right of Holdco, the Company, the Surviving Entity and each of their respective subsidiaries or affiliates to amend, terminate or otherwise modify any Company Plan or PEO Plan or other employee benefit plan, program, policy, agreement or arrangement. The Parties acknowledge and agree that all provisions contained in this Section 8.03 are included for their sole benefit, and that nothing in this Section 8.03, whether express or implied, shall (i) create any third party beneficiary or other rights in any other person, including any Continuing Employee, any participant in any Company Plan or PEO Plan or employee benefit plan, program, policy, agreement or arrangement of Holdco, the Company, the Surviving Entity and each of their respective subsidiaries or affiliates, or any dependent or beneficiary thereof, or (ii) any rights in such person to continued employment with Holdco, the Company, the Surviving Entity and each of their respective subsidiaries or affiliates or to any particular term or condition of employment.

Section 8.04 Directors’ and Officers’ Indemnification.

(a) To the fullest extent permitted under applicable Law, the Holdco Organizational Documents shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the Company Organizational Documents and the EverArc Organizational Documents, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Closing Date in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or any Company Subsidiary (each such individual, a “D&O Indemnified Party” and collectively, the “D&O Indemnified Parties”) or EverArc, unless such modification shall be required by applicable Law. Holdco and the Company agree that with respect to the provisions of the articles, bylaws, limited liability company agreements or other equivalent organizational documents of the Company Subsidiaries relating to indemnification, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing Date, were directors, managers, officers, employees, fiduciaries or agents of such Company Subsidiary, unless such modification shall be required by applicable Law.

(b) The Company shall obtain and maintain prior to the Closing a fully-paid “tail” insurance policy for a term of six (6) years from the Closing Date (the “D&O Tail Policy”, and the period for the D&O Tail Policy, the “Tail Period”) with terms and scope of coverage at least as favorable as the Company’s directors and officers insurance policy; provided, however, that nothing in this Section 8.04(b) shall relieve Holdco or the Company of its other obligations under this Section 8.04, or allow Holdco or the Company to delay its performance of its obligations under this Section 8.04 and otherwise to provide indemnification for or make any expense advances with respect to the expenses of any claim for indemnification by a D&O Indemnified Party. Holdco shall cause the Company to maintain the D&O Tail Policy in full force and effect, for the full term, and cause all obligations thereunder to be honored by the Company. Such D&O Tail Policy shall be non-cancellable and placed with the incumbent insurers using the policies that were in place as of the date of this Agreement (unless the incumbent insurers will not offer such policies in which case coverage for the Tail Period shall be placed with a substantially comparable insurer with the same or better terms, conditions, exclusions, retentions and limits of the expiring policies). The Company will instruct the insurers and their brokers that they may communicate directly with the D&O Indemnified Party(ies) regarding such claim, and Holdco and the Company will provide the D&O Indemnified Party(ies) a copy of all insurance policies and coverage correspondence relating to any proceeding involving any D&O Indemnified Party upon request. The D&O Indemnified Parties are express and intended third-party beneficiaries of the provisions of this Section 8.04(b) and shall be entitled to independently enforce the terms hereof as if they were each a party to this Agreement. EverArc and the Company shall each bear fifty percent (50%) of the premiums, commissions and other fees paid or payable in connection with obtaining the D&O Tail Policy.

(c) Prior to the Closing Date, Holdco shall purchase and maintain, for such periods as the Holdco Board shall in good faith determine, at its expense, insurance reasonable for Holdco, given its size and activities in an amount of coverage which is mutually agreed to by EverArc and the Company or, on an aggregate basis, a premium not to exceed an amount mutually agreed to by EverArc and the Company on behalf of any person who after the Closing is or was a director or officer of Holdco, or is or was serving at the request of Holdco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of Holdco, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, subject to customary exclusions.

(d) In the event Holdco, the Company, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in any such case proper provision shall be made so that the successors and assigns of Holdco, the Company, the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 8.04.

Section 8.05 Notification of Certain Matters. Seller and the Company shall give prompt notice to EverArc, and EverArc shall give prompt notice to Seller and the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article X), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article IX to fail. The failure by the Company or EverArc to give notice under this Section 8.05 shall not be deemed to be a breach under this Section 8.05, unless such breach is knowing and in any event shall not give rise to any additional damages above and beyond the breach of the underlying representation, warranty, covenant, condition or agreement, as the case may be.

Section 8.06 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions as soon as practicable, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b) Each of the Parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other Parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other Parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No Party shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreements, the Parties will use reasonable best efforts to coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreements, the Parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

Section 8.07 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of EverArc, Seller and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX), each of EverArc, Seller and the Company shall not, and shall cause each of its affiliates not to, issue any press release or otherwise make any public statements (including through social media platforms) with respect to this Agreement, the Merger or any of the other Transactions contemplated herein without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), other than as required by applicable Law or any rule or regulation of the London Stock Exchange in which case the party required to issue the press release or otherwise make the public statement shall use its reasonable best efforts to allow the other party reasonable time to provide comments in advance of such issuance or publication and shall consider in good faith the views and comments made by such other party. Furthermore, nothing contained in this Section 8.07 shall prevent EverArc, Seller or the Company and/or their respective affiliates from making internal communications to their respective employees and investors that are not inconsistent in any material respects with prior public disclosures regarding this Agreement, the Merger or any of the other Transactions contemplated herein.

Section 8.08 Tax Matters.

(a) Each Party agrees to act in good faith, consistent with the Intended Tax Treatment and will not take any position on any U.S. Tax Return (including any applicable state or local tax Tax Return) or otherwise take any U.S. Tax reporting position (including any applicable state or local Tax reporting position), or any position during the course of any U.S. (including any applicable state or local) audit, litigation, or other Tax Contest with respect to Taxes, inconsistent with the Intended Tax Treatment, unless otherwise required by a “determination” within the meaning of Section 1313 of the Code that the Intended Tax Treatment is not correct.

(b) Plan of Reorganization. Holdco and EverArc agree that this Agreement is a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) and 1.368-3(a) with respect to the Merger.

(c) Transfer Taxes. Any Transfer Taxes incurred in connection with the Transactions shall be paid by the Company and shall constitute a Company Transaction Expense with respect to fifty percent (50%) of the Transfer Taxes and an EverArc Transaction Expense with respect to fifty percent (50%) of the Transfer Taxes. The Company shall file (or cause to be filed) all necessary Tax Returns with respect to all such Transfer Taxes, and, if required by applicable Law, the Parties shall, and shall cause their respective affiliates to, join in the execution of any such Tax Returns.

(d) From and after the Closing and the Exchange each Party shall reasonably cooperate (and cause its affiliates to reasonably cooperate), as and to the extent reasonably requested by each other Party, in connection with the preparation and filing of Tax Returns or any Tax audit, investigation or other proceeding (each, a “Tax Contest”). Such cooperation shall include the provision of available records and information solely to the extent reasonably relevant to any such matter and making employees available on a mutually convenient basis to provide additional information and explanation with respect thereto provided, however, that subject to the immediately following sentence, Seller (or any affiliate thereof) shall not be required to share any records and information with respect to Tax matters other than books and records relating solely to the Company or the Company Subsidiaries and Holdco shall (and shall cause each of its respective affiliates to) retain all books and records with respect to Tax matters pertinent to each of the Company, the Company Subsidiaries, or EverArc, relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations. In addition to the foregoing, the Seller agrees to comply with the covenants set forth in Schedule 8.08(d) of the Company Disclosure Schedule.

(e) As of the date hereof, Seller has provided to EverArc and Holdco a completed and duly executed IRS Form W-8BEN-E of Seller, which is in form and substance reasonably acceptable to EverArc.

Section 8.09 Stock Exchange Listing. Holdco and EverArc shall use reasonable best efforts to cause the Holdco Ordinary Shares and Holdco Warrants issuable in the Merger or the Exchange and the Holdco Ordinary Shares that will become issuable upon the exercise of the Holdco Warrants to be approved for listing on Nasdaq or NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Merger Effective Time.

Section 8.10 London Stock Exchange Delisting. EverArc shall request the cancellation of the listing of the EverArc Shares and the EverArc Warrants on the Official List and from trading on the London Stock Exchange’s market for listed securities prior to the Merger Effective Time, such cancellation to take effect concurrently with the listing on Nasdaq or NYSE of the Holdco Ordinary Shares and Holdco Warrants issuable in the Merger or the Exchange and the Holdco Ordinary Shares that will become issuable upon the exercise of the Holdco Warrants.

Section 8.11 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition or creation or strengthening of a dominant position through merger or acquisition, including the HSR Act and the Laws of any jurisdiction or Governmental Authority outside of the United States (“Antitrust Laws”), each party hereto agrees to promptly (but in no event later than fifteen (15) days after the date hereof) make any required filing or application under Antitrust Laws, as applicable. The Parties agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b) Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other Parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be. No party hereto shall permit any of its officers or any other Representatives or agents to participate in any pre-scheduled meeting with any Governmental Authority in respect of any filing, investigation or other inquiry relating to the Transactions unless it consults with the other part in advance and, to the extent permitted by such Governmental Authority, gives the other party to attend and participate thereat.

(d) Nothing in this Agreement shall require EverArc or any of its affiliates to (i) proffer to, agree to or implement any sale, divestment, hold separate, or other disposal of any assets of EverArc, the Company or any of their respective affiliates or EverArc’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the capital stock of the Company and equity and debt securities held directly or indirectly by the Company or (ii) take any action to overturn, defend against or oppose any Governmental Authority to prohibit the Transactions or prevent consummation of the Transactions prior to the Outside Date.

Section 8.12 PCAOB Financials. The Company shall, at EverArc’s sole cost and expense (except as set forth in Section 10.03), use commercially reasonable efforts to deliver true and complete copies of the audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for such years, each audited in accordance with the auditing standards of the PCAOB (collectively, the “PCAOB Financials”) as promptly as practicable. Subject to Section 10.03, EverArc promptly shall reimburse the Company for all PCAOB Financials Expenses incurred by the Company and its affiliates upon demand made by the Company following the delivery of such PCAOB Financials.

Section 8.13 PIPE Investment; PIPE Documents; Cooperation.

(a) From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to Section 10.01, each of EverArc, the Company and Holdco shall take, or cause to be taken, all reasonable actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements, including maintaining in effect such Subscription Agreements and shall use its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to such Party in such Subscription Agreements and otherwise comply with its obligations thereunder and (ii) in the event that all conditions in such Subscription Agreements (other than conditions that such Party or any of its affiliates waive the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate the transactions contemplated by such Subscription Agreements at or prior to Closing. Without limiting the generality of the foregoing, each of EverArc, the Company and Holdco shall give the other such Party, prompt written notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to such Party; (B) of the receipt of any written notice or other written communication from any party to any Subscription Agreement (other than written notices or other written communication from such other Party) with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (C) if such Party does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the PIPE Investors contemplated by the Subscription Agreements. EverArc, the Company or Holdco, as applicable, shall deliver all notices it is required to deliver under the Subscription Agreements on a timely basis in order to cause the PIPE Investors to consummate the transactions contemplated by the Subscription Agreements at or prior to the Closing. EverArc shall not amend, modify, waive or otherwise change any executed PIPE Documents without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, EverArc shall not be required to enforce any Subscription Agreement against any party that shall fail to fund under such Subscription Agreement to the extent EverArc shall otherwise have all funds (from whatever sources, including additional equity or debt financing sources) necessary to consummate the transactions contemplated by this Agreement.

(b) Following the date of this Agreement and prior to the Closing Date, on completion of any PIPE Investment, EverArc shall transfer the proceeds of such PIPE Investment, net of applicable

EverArc Transaction Expenses, in case and cash equivalents to the Depository Account to be held in accordance with Section 5.12(b).

Section 8.14 Exclusivity.

(a) From and after the date hereof until the Merger Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 10.01, (i) EverArc will not, and will direct its Representatives acting on its behalf not to, directly or indirectly, (A) initiate, seek, solicit, knowingly facilitate or encourage, submit an indication of interest for, any inquiries, proposals or offer to a Competing Seller relating to a Competing EverArc Transaction or (B) participate in any negotiations with a Competing Seller relating to a Competing EverArc Transaction; (ii) EverArc will, and will cause its Representatives to, (A) terminate immediately any negotiations with any Competing Seller relating to a Competing EverArc Transaction and (B) promptly advise the Company in writing of any proposal regarding a Competing EverArc Transaction involving a Competing Seller that it may receive (it being understood that EverArc will not be required to inform the Company of the identity of the person making such proposal or the material terms thereof);

(b) From and after the date hereof until the Merger Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 10.01, Seller, the Company and each Company Subsidiary will not, and will direct their respective Representatives acting on their behalf not to, directly or indirectly, (i) initiate, seek, solicit, knowingly facilitate or encourage, submit an indication of interest for, any inquiries, proposals or offer from any person relating to a Competing Transaction, (ii) participate in any discussions or negotiations with any person regarding, or furnish or make available to any person any information relating to the Company or any Company Subsidiary with respect to, a Competing Transaction, other than to make such person aware of the provisions of this Section 8.14(b) or (iii) enter into any understanding, arrangement, agreement, agreement in principle or other commitment (whether or not legally binding) with any person relating to a Competing Transaction.

Section 8.15 Company’s Financing Covenants.

(a) From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to Section 10.01, the Company shall, shall cause its subsidiaries to, and shall use commercially reasonable efforts to cause their respective Representatives to, at EverArc’s sole cost and expense and at EverArc’s reasonable request, use commercially reasonable efforts to cooperate with EverArc in connection with the arrangement of the Debt Financing and use commercially reasonably efforts to assist EverArc in causing the conditions to the Debt Commitment Letters to be satisfied, including by (i) instructing the Company’s and its subsidiaries’ senior officers with appropriate expertise, at reasonable times and upon reasonable notice, to participate in (including by preparing for) a reasonable number of road shows, bank meetings, drafting sessions, due diligence sessions and similar presentations to and with prospective lenders, financing sources and rating agencies, (ii) assisting with the preparation of customary materials for rating agency presentations, bank information memoranda, offering memorandum and other customary marketing and syndication materials required in connection with the Debt Financing (including customary authorization letters to the prospective lenders and financing sources authorizing the distribution of information to prospective lenders or investors and containing a customary representation that such information does not contain a material misstatement or omission and containing a statement that the lenders may treat the public side versions of such documents, if any, as not including material nonpublic information about the Company, its subsidiaries or their securities), (iii) assisting with the preparation of definitive financing documentation and the schedules and exhibits thereto, in each case, customarily required to be delivered under such definitive financing documentation for financings of the type contemplated by the Debt Commitment Letters, (iv) to the extent requested at least ten (10) Business Days prior to the Closing Date, providing to EverArc and its financing sources all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, (v) preparing and furnishing EverArc and its prospective lenders and financing sources as promptly as practicable the financial statements and other financial data required to satisfy the conditions set forth in clauses 10 and 11 of Exhibit D to the Debt Commitment Letters, (vi) using commercially reasonable efforts to cause the Company’s external auditors to provide assistance and cooperation to EverArc, including participating in accounting due diligence sessions and providing any necessary and customary “comfort letters”, (vii) taking all corporate and other actions, subject to the occurrence of the Closing, to permit the consummation of the Debt Financing at the Closing; (viii) furnishing to EverArc and its financing sources documents reasonably required by EverArc or its financing sources relating to the repayment of any existing indebtedness of the Company and its subsidiaries, and the release of guarantees incurred, and liens granted, by the Company and/or any of its subsidiaries in respect of the indebtedness for borrowed money listed on Section 8.15(a) of the Company Disclosure Schedule; (ix) (A) assisting in the preparation of, and at (but subject to) Closing executing, any pledge and security documents, credit agreements, indentures, guarantees, ancillary documents and instruments, closing certificates and other documents related to the Debt Financing (including delivery of a certificate of the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Company with respect to solvency matters in the form set forth as an annex to the Debt Commitment Letters), in each case, subject to the occurrence of the Closing, (B) providing information required by, and otherwise assist in the preparation of, schedules thereto as may be reasonably requested by EverArc and (C) otherwise to facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing, and (x) taking customary ministerial company actions, subject to and only effective upon the occurrence of the Closing, reasonably requested by EverArc to permit the consummation of the Debt Financing. The Company consents to the customary and reasonable use of the Company’s logos solely in connection with any Debt Financing; provided, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its subsidiaries or affiliates or the reputation or goodwill of the Company or any of its subsidiaries or affiliates. The condition in Section 9.02(b) as it applies to the Company’s obligations under this Section 8.15 will be deemed satisfied unless the Company has willfully and materially breached its obligations under this Section 8.15, which breach has not been cured within ten (10) Business Days from receipt of written notice from EverArc specifying in reasonable detail such breach, and such breach has been a material cause of the Debt Financing not being obtained on the Closing Date.

(b) All information provided pursuant to this Section 8.15 shall constitute “Evaluation Material” under the Confidentiality Agreements and shall be kept confidential in accordance with the terms of the Confidentiality Agreements, except that EverArc shall be permitted to disclose such information to the Debt Financing Sources and other lenders or potential lenders in accordance with the terms of the Debt Commitment Letters, subject to customary confidentiality undertakings by the Debt Financing Sources and other lenders and potential lenders which are, in all material respects, the same as those in the Confidentiality Agreements; provided, that EverArc shall be responsible for any acts or omissions of the Debt Financing Sources or other lenders or potential lenders with respect to such information.

(c) Notwithstanding anything in this Agreement to the contrary, (i) none of the Company, any of its subsidiaries or affiliates, or any of their respective directors, officers, employees or agents shall be required to execute or enter into any certificate, instrument, agreement or other document in connection with the Debt Financing which will be effective prior to the Closing, (ii) nothing herein shall require cooperation or other actions or efforts on the part of the Company, any of its subsidiaries or affiliates, or any of their respective directors, officers, employees or agents in connection with the Debt Financing to the extent it would interfere unreasonably or materially with the business or operations of the Company, any of its subsidiaries or any of its affiliates, (iii) none of the Company, any of its subsidiaries or affiliates, or any of their respective directors, officers, employees or agents will be required to pay any commitment or other similar fee, to incur any other liability or obligation that is not subject to the occurrence of the Closing or, with the exception of the authorization letters referred to in clause (a)(ii) above, to enter into any agreement effective in connection with the Debt Financing prior to the Closing and (iv) nothing herein shall require the board of directors or similar governing body of the Company or any of its subsidiaries, prior to the Closing, to adopt resolutions approving or to otherwise approve the agreements, documents or instruments pursuant to which the Debt Financing is made. Nothing in this Section 8.15 shall require the cooperation contemplated in Section 8.15(a) to the extent that it would (x) cause or be reasonably likely to cause any condition to Closing set forth in Article IX to fail to be satisfied or otherwise cause any breach of this Agreement or (y) require the Company or any of its subsidiaries to take any action that will conflict with or violate the Company’s or any of its subsidiaries’ organizational documents or any applicable Laws, or result in the material contravention of, or would reasonably be expected to result in a material violation of, or material default under, any contract to which the Company or any of its subsidiaries is a party as of the date hereof.

Section 8.16 EverArc’s Financing Covenants.

(a) EverArc shall use, and cause each of its affiliates to use, its commercially reasonable efforts to arrange, consummate and obtain the Debt Financing contemplated by the Debt Commitment Letters on the terms set forth therein, including by using EverArc’s commercially reasonable efforts to (i) maintain in full force and effect the Debt Commitment Letters (and any definitive agreements entered into in connection therewith) in accordance with the terms thereof, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and conditions not materially less favorable to EverArc, taken as a whole (including with respect to the conditionality thereof), than the terms and conditions contained in the Debt Commitment Letters (including the Fee Letters) as of the date hereof; provided, that, there shall be no new or additional conditions or any amendment, waiver, modification or expansion of existing conditions to receipt of the Debt Financing from those set forth in Debt Commitment Letters (including the Fee Letters) as of the date hereof, in any case, in a manner that would reasonably be expected to (A) prevent, impede or materially delay the ability of EverArc to consummate the Closing, (B) make any portion of the Debt Financing required to be funded on the Closing Date (or satisfaction of the conditions to obtaining the Debt Financing on the Closing Date) less likely to be obtained or prevent, impede or materially delay the funding of the Debt Financing or (C) adversely impact the ability of EverArc or any of its affiliates, as applicable, to enforce its rights against the other parties to the Debt Commitment Letters, (iii) satisfy (or obtain a waiver of) on a timely basis at or prior to the Closing all representations, warranties and conditions to obtaining the Debt Financing set forth in the Debt Commitment Letters (and any definitive agreements entered into in connection therewith), in each case, to the extent within the control of EverArc and to comply with EverArc’s and any of its affiliates’, as applicable, obligations thereunder, and (iv) upon satisfaction of the conditions set forth in the Debt Commitment Letters and in Section 9.02 (other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing) and in Section 9.01, (x) consummate the Debt Financing at or prior to the Closing, and (y) seek to cause the counterparties to the Debt Commitment Letters to fulfill their obligations under the Debt Commitment Letters in the event of a breach thereof by the financing sources under the Debt Financing; provided, that, in no event shall this clause (y) require EverArc to institute any litigation or any other action against such counterparties. EverArc shall give the Company prompt written notice (and, in any event, within one (1) Business Day) upon (A) becoming aware of any breach or default by any party to the Debt Commitment Letters or any definitive agreements relating to the Debt Financing or (B) receipt by it or any of its affiliates of any notice or other communication from any person with respect to (i) any failure to comply with the terms of the Debt Commitment Letters or any such definitive agreements by any party thereto, (ii) any actual or threatened termination or repudiation (whether in whole or in part) of any of the Debt Commitment Letters or any such definitive agreements by any party thereto or (iii) any material dispute or disagreement between or among any of the parties to any of the Debt Commitment Letters or any such definitive agreements solely to the extent such disagreement or dispute relates to the obligation (including with respect to the conditions, “flex”

provisions or termination provisions thereto) of the parties thereto to fund their commitments thereunder or the availability of the Debt Financing. EverArc shall inform the Company on a current basis and in reasonable detail of the status of EverArc’s efforts to arrange the Debt Financing and to satisfy the conditions thereof and of material developments concerning the timing of the closing of the Debt Financing contemplated by the Debt Commitment Letters; provided, however, that nothing in this sentence or the immediately preceding sentence shall require EverArc to disclose any information that is subject to the attorney-client privilege or the disclosure of which would result in the breach of any of EverArc’s confidentiality obligations set forth in any of the Debt Commitment Letters (as in effect on the date hereof). Without the prior written consent of the Company, EverArc shall not permit any amendment or modification (other than amendments or modifications necessary to implement the “flex” provisions included in the related Fee Letters (if any) as in effect on the date hereof) to be made to, or any waiver of any provision or remedy under, any of the Debt Commitment Letters (including the Fee Letters), or release or consent to the termination of the obligations of the sources of the Debt Financing under any of the Debt Commitment Letters if such amendment, modification, waiver, consent or termination or release (i) reduces the aggregate amount of the Debt Financing to be funded on the Closing Date without a corresponding increase in the PIPE Investment Amount or other cash available to EverArc at Closing (provided that EverArc will promptly notify the Company regarding any other source of cash expected to be provided at Closing) or (ii) imposes additional conditions precedent or contingencies to the availability of the Debt Financing or amends or modifies any of the existing conditions to the funding of the Debt Financing, or otherwise amends or modifies any Debt Commitment Letter, in a manner that would reasonably be expected to (A) prevent, impede, or materially delay the funding of the Debt Financing on the Closing Date or the ability of EverArc to consummate the Closing, (B) make any portion of the Debt Financing required to be funded on the Closing Date (or satisfaction of the conditions to obtaining the Debt Financing on the Closing Date) less likely to be obtained or (C) adversely impact the ability of EverArc or any of its affiliates, as applicable, to enforce its rights against the other parties to the Debt Commitment Letters.

(b) If the Debt Financing contemplated by any of the Debt Commitment Letters becomes unavailable on the terms and conditions contemplated therein, in whole or in part, for any or no reason, EverArc shall (i) promptly (and, in any event, within one (1) Business Day thereof) notify the Company thereof and (ii) use, and cause its affiliates to use, commercially reasonable efforts to, as promptly as practicable following the occurrence of such event, arrange for and obtain alternative financing from other sources (which alternative financing shall be in an amount at least equal to the Debt Financing or such unavailable portion thereof) (or such lower amount that, when aggregated with other cash available to EverArc at Closing, would be sufficient to permit EverArc to consummate the Closing) on terms and conditions to funding and availability that are not (unless otherwise consented to in writing by the Company) materially less favorable, in the aggregate, to EverArc than those in the Debt Commitment Letters in respect of the Debt Financing which has become unavailable (taking into account any “flex” provisions included in the related Fee Letters) (it being acknowledged and agreed that any alternative financing that provides for any interest rates, margins, fees, original issue discount or other yield, in each case, in excess of that contemplated by the Debt Commitment Letters shall be deemed materially less favorable, in the aggregate, to EverArc) and, in any event, without adding new or additional conditions precedent or contingencies, or amending, modifying or expanding existing conditions, to receipt of the Debt Financing from those set forth in the Debt Commitment Letters (including the Fee Letters) as of the date hereof that would reasonably be expected to (A) prevent, impede or materially delay the funding of the Debt Financing or the ability of EverArc to consummate the Closing, (B) make any portion of the Debt Financing required to be funded on the Closing Date (or satisfaction of the conditions to obtaining the Debt Financing on the Closing Date) less likely to be obtained or (C) adversely impact the ability of EverArc or any of its affiliates, as applicable, to enforce its rights against the other parties to the Debt Commitment Letters (any such alternative financing, the “Alternative Debt Financing”) to replace such unavailable Debt Financing and to obtain new financing commitment letters with respect to such Alternative Debt Financing (the “Alternative Debt

Commitment Letters”). EverArc shall promptly provide to the Company copies of the Alternative Debt Commitment Letters (it being agreed and understood that any fee letters included in the Alternative Debt Commitment Letters may be redacted to omit (i) fee amounts, (ii) economic terms, and (iii) economic flex provisions so long as, in each case, no such redaction covers terms and provisions that would adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Alternative Debt Financing on the Closing Date. For the avoidance of doubt, the failure to arrange for any such Alternative Debt Financing does not relieve EverArc of any of its obligations under this agreement on the Closing Date. In the event any Alternative Debt Commitment Letters are obtained, (x) any reference in this Agreement to the “Debt Financing” shall include the debt financing contemplated by such Alternative Debt Commitment Letters and (y) any reference in this Agreement to the “Debt Commitment Letters” shall be deemed to include the Debt Commitment Letters to the extent not superseded by an Alternative Debt Commitment Letter at the time in question and any Alternative Debt Commitment Letters to the extent then in effect.

(c) Notwithstanding anything herein to the contrary, none of the arrangement, consummation or obtaining of the Debt Financing or any alternative financing (including any Alternative Debt Financing) by EverArc is a condition to Closing and the obligations of EverArc to consummate the transactions contemplated by this Agreement are not subject to the availability of the Debt Financing or any Alternative Debt Financing, EverArc shall indemnify and hold harmless the Company and its subsidiaries, their respective equityholders, and each of their respective affiliates, officers, directors, employees or agents from and against any and all losses, liabilities, damages or expenses (including reasonable legal fees) suffered or incurred by any of them in connection with any of their cooperation or assistance with respect to the Debt Financing or the provision of any information utilized in connection therewith or otherwise arising from the Debt Financing, in each case, except to the extent such losses, liabilities, damages or expenses are suffered or incurred as a result of the bad faith or willful misconduct by the Company or any of its subsidiaries. EverArc shall from time to time, promptly upon request by the Company and in any event prior to the Closing, reimburse the Company and its subsidiaries, their respective equityholders, and each of their respective affiliates, officers, directors, employees or agents for any and all reasonable out-of-pocket fees, costs or expenses (including fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with any of their cooperation or assistance with respect to the Debt Financing or the provision of any information utilized in connection therewith or otherwise arising from the Debt Financing (such out-of-pocket fees, costs and expenses, the “Financing Cooperation Expenses”).

Section 8.17 R&W Policy. EverArc acknowledges and agrees that, notwithstanding anything to the contrary contained herein, and except in instances of Fraud, following the Closing, the R&W Policy (whether or not it is ultimately bound) shall be the sole and exclusive remedy of EverArc and its affiliates and their respective officers, directors, shareholders, members, employees, successors and permitted assigns (collectively, the “EverArc Parties”) of whatever kind and nature, in law, equity or otherwise, known or unknown, which such persons have now or may have in the future, with respect to any claim based on any inaccuracy or breach of any representation or warranty of the Company contained in this Agreement, or any Ancillary Agreement, and no EverArc Party nor any other party (including, without limitation, the insurer(s) under the R&W Policy), subject to the penultimate sentence of this Section 8.17, shall have any recourse against Seller or its affiliates with respect thereto. The insurer(s) under the R&W Policy will not have, and EverArc agrees that it shall cause the R&W Policy to exclude (among other rights), rights of subrogation against Seller and its affiliates, other than against certain persons solely in instances of Fraud in connection with this Agreement, any Ancillary Agreement and/or the transactions contemplated hereby. EverArc covenants and agrees that it will not execute and deliver an amendment to the R&W Policy in any manner that is adverse to Seller or any of its affiliates and each of their Representatives without the express written consent of Seller.

Section 8.18 Adjustments to Net Working Capital. To the extent the Company consummates an acquisition (other than the Magnum Transaction) with the consent of EverArc following the date of this Agreement and prior to the Closing Date, the Parties shall work together, in good faith, to include the effects of such acquisition in the Net Working Capital calculation and to appropriately adjust the Target Net Working Capital to account for such acquisition.

Section 8.19 Section 280 Cleanse. If required to avoid the imposition of Taxes under Section 4999 of the Code or the loss of deduction under Section 280G of the Code with respect to any payments or benefits owed to any “disqualified individual” (as defined in Section 280G(c) of the Code) in connection with the Transactions, the Company will, or will cause one of its subsidiaries or affiliates to, prior to Closing, (a) use commercially reasonable efforts to obtain from each “disqualified individual” who may receive any payment or benefit that could constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code) a waiver of such “disqualified individual’s” rights to some or all of such payments or benefits (the “Waived 280G Benefits” and, each such waiver, a “280G Waiver”) so that all remaining payments and/or benefits, if any, shall not be “parachute payments” and (b) solicit, with respect to each “disqualified individual” who provides a duly executed 280G Waiver, equity holder approval (in a manner satisfying the requirements of Section 280G(b)(5)(A)(ii) and Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, in particular, Treasury Regulation Section 1.280G-1, Q/A-7) of the rights of any such “disqualified individual” to receive the Waived 280G Benefits. As promptly as practicable prior to soliciting the 280G Waivers from the “disqualified individuals,” the Company shall provide drafts of such 280G Waivers and disclosure materials to EverArc for its review and approval (which approval will not be unreasonably withheld, conditioned or delayed). To the extent that any contract, agreement or plan is entered into by EverArc, Holdco or any of their respective affiliates and a “disqualified individual” prior to the Closing Date in connection with the Transactions (the “EverArc Arrangements”), EverArc shall provide a copy of such contract, agreement or plan to the Company and Seller at least seven (7) Business Days prior to the Closing Date and shall cooperate with the Company in good faith in order to calculate or determine the value (for purposes of Section 280G of the Code) of any payments or benefits granted or contemplated therein that may be paid or granted in connection with the Transactions that could, individually or in the aggregate with other payments and/or benefits, constitute “parachute payments”; provided that, in any event, the failure of the Company, or its applicable subsidiary or affiliate, to include the EverArc Arrangements in the equity holder approval materials described herein, due to the failure of EverArc, Holdco or their Affiliate, as applicable, to comply with its obligations set forth herein, will not result in a breach of the covenants set forth in this Section 8.19. If any of the Waived 280G Benefits fail to be approved by the equity holders of the Company or one of its subsidiaries or affiliates, as applicable, as contemplated above, such Waived 280G Benefits shall not be made or provided. The Company shall deliver to EverArc evidence reasonably acceptable to EverArc that a vote of the equity holders of the Company or one of its subsidiaries or affiliates, as applicable, was solicited in accordance with the foregoing provisions of this Section and that either (i) the requisite number of votes of the equity holders of the Company or one of its subsidiaries or affiliates, as applicable, was obtained with respect to any Waived 280G Benefits (the “280G Approval”) or (ii) the 280G Approval was not obtained, and, as a consequence, any Waived 280G Benefits shall not be made or provided.

Section 8.20 Assignment and Assumption of Agreements. Prior to the Closing, Holdco, the Company and Seller shall cause the ICL Purchase Agreement to be assigned to, and assumed by, the Company and all references to, and rights of, the Buyer Indemnified Parties (as defined in the ICL Purchase Agreement) shall thereafter refer to, and be the rights of, the Company (the “Assignment and Assumption of the ICL Purchase Agreement”). Prior to the Closing, Holdco and EverArc shall cause the Founder Advisory Services Agreement to be assigned to, and assumed by, Holdco (the “Assignment and Assumption of the Founder Advisory Services Agreement”).

Section 8.21 Dividends Under 1915 Law. Seller agrees that, to the extent permitted by Article 30 of the Amended and Restated Holdco Organizational Documents, Holdco may pay interim dividends on the Holdco Ordinary Shares in a given year in advance of any Preferential Dividends (as defined in the Amended and Restated Holdco Organizational Documents) notwithstanding any provision in the 1915 Law to the contrary. This Section 8.21 shall be binding on any transferee of Holdco Preferred Shares and, as a condition to any transfer of Holdco Preferred Shares, such transferee shall acknowledge and agree to be bound by this Section 8.21.

ARTICLE IX

CONDITIONS TO THE MERGER

Section 9.01 Conditions to the Obligations of Each Party. The obligations of Seller, the Company, EverArc, Holdco and Merger Sub to consummate the Transactions, including the Exchange and the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Exchange Effective Time and at or prior to the Closing of the following conditions:

(a) Holdco Requisite Approval. The Holdco Requisite Approval shall have been obtained and delivered to EverArc in a form and substance reasonably acceptable to EverArc.

(b) Holdco Auditor Reports. A Luxembourg independent statutory auditor (reviseur d’entreprises agree) of Holdco shall have issued (i) at or before the Merger Effective Time a report on the contributions in kind relating the Holdco Ordinary Shares Merger Issuance prepared in accordance with article 420-10 of the 1915 Law (the “First Holdco Auditor Report”) and (ii) at or before the Exchange Effective Time a report on the contributions in kind relating to the Holdco Shares Exchange Issuance with respect to the Company Ordinary Shares prepared in accordance with article 420-10 of the 1915 Law (the “Second Holdco Auditor Report”).

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d) Antitrust Approvals and Waiting Periods. All waiting periods applicable to the consummation of the Transactions under the HSR Act (or any extension thereof) shall have expired or been terminated and all required filings shall have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable Antitrust Laws.

Section 9.02 Conditions to the Obligations of EverArc. The obligations of EverArc to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Exchange Effective Time and at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Seller and the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.02 (Organizational Documents), Section 4.03 (Capitalization), Section 4.04 (Authority Relative to this Agreement), Section 4.05 (No Conflict; Required Filings and Consents) and Section 4.24 (Brokers) shall each be true and correct in all material respects as of the Exchange Effective Time and the Closing Date as though made on the Exchange Effective Time and the Closing Date (as applicable) (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of Seller and the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Exchange Effective Time and the Closing Date, as though made on and as of the Exchange Effective Time and the Closing Date (as applicable), except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (B) where the failure of such representations and warranties to be true and correct (whether as of the Exchange Effective Time and the Closing Date (as applicable) or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b) Agreements and Covenants. Seller and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Exchange Effective Time (except for those relating to the Merger) and the Merger Effective Time (including, for the avoidance of doubt and without limitation, Section 4.07(b) and Section 8.12).

(c) Officer Certificate, (i) Each of Seller and the Company shall have delivered to EverArc a certificate, dated the date of the Exchange Effective Time, signed by an officer of Seller or the Company (as applicable), certifying as to the satisfaction of the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(d) and (ii) each of Seller or the Company shall have delivered to EverArc a certificate, dated the date of the Closing Date, signed by an officer of Seller or the Company (as applicable), certifying as to the satisfaction of the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated by the SEC and not withdrawn.

(f) Stock Exchange Listing. The Holdco Ordinary Shares shall have been approved for listing on Nasdaq or the NYSE, subject to official notice of issuance.

Section 9.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties.

(i) The representations and warranties of EverArc contained in Section 5.01 (Corporation Organization), Section 5.03 (Capitalization), Section 5.04 (Authority Relative to this Agreement) and Section 5.11 (Brokers) shall each be true and correct in all material respects as of the Exchange Effective Time and the Closing Date as though made on the Exchange Effective Time and the Closing Date (as applicable) (without giving effect to any limitation as to “materiality” or “EverArc Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of EverArc contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “EverArc Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Exchange Effective Time and the Closing Date, as though made on and as of the Exchange Effective Time and the Closing Date (as applicable), except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Exchange Effective Time and Closing Date (as applicable) or such earlier date), taken as a whole, does not result in an EverArc Material Adverse Effect.

(ii) The representations and warranties of each of Holdco and Merger Sub in Section 6.01 (Corporate Organization), Section 6.03 (Capitalization), Section 6.04 (Authority Relative to this Agreement), Section 6.08 (No Prior Obligations of Holdco or Merger Sub; Post-Closing Operations) and Section 6.09 (Brokers) shall each be true and correct in all material respects as of the Exchange Effective Time and the Closing Date as though made on the Exchange Effective Time and the Closing Date (as applicable) (without giving effect to any limitation as to “materiality” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of Merger Sub and Holdco contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) in all respects as of the Exchange Effective Time and the Closing Date, as though made on and as of the Exchange Effective Time and the Closing Date (as applicable), except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (B) where the failure of such representations and warranties to be true and correct (whether as of the Exchange Effective Time and the Closing Date (as applicable) or such earlier date), taken as a whole, would be materially adverse to Holdco or Merger Sub.

(b) Agreements and Covenants. Each of EverArc, Holdco and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Exchange Effective Time (except those relating to the Merger) and the Closing Date.

(c) Officer Certificate, (i) Each of EverArc, Holdco and Merger Sub shall have delivered to the Company a certificate, dated the date of the Exchange Effective Time, signed by an appropriate officer, certifying as to the satisfaction of the conditions specified in Section 9.03(a), Section 9.03(b) and Section 9.03(d) and (ii) each of EverArc, Holdco and Merger Sub shall have delivered to the Company a certificate, dated the date of the Closing, signed by an appropriate officer, certifying as to the satisfaction of the conditions specified in Section 9.03(a), Section 9.03(b) and Section 9.03(d).

(d) Material Adverse Effect. No EverArc Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

Section 10.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Merger Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or EverArc, as follows:

(a) by mutual written consent of EverArc and Seller;

(b) by either EverArc or Seller if the Merger Effective Time shall not have occurred prior to 5:00 p.m. (New York time) on March 31, 2022 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 10.01(b) by or on behalf of any Party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article IX on or prior to the Outside Date (and, if this Agreement is so terminated, then, except as expressly provided in Section 10.02(c), EverArc shall have no obligation to pay the Termination Fee);

(c) by either EverArc or Seller if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and non-appealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger;

(d) by EverArc upon a breach of any representation, warranty, covenant or agreement on the part of Seller or the Company set forth in this Agreement, or if any representation or warranty of Seller or the Company shall have become untrue, in either case such that the conditions set forth in Section 9.02(a) and Section 9.02(b) would not be satisfied (“Terminating Company Breach”); provided that EverArc has not waived such Terminating Company Breach and EverArc is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by Seller or the Company, EverArc may not terminate this Agreement under this Section 10.01(d) for so long as each of Seller and the Company continues to exercise its reasonable best efforts to cure such breach, unless such breach is not cured by the earlier of (i) the date that is thirty (30) days after written notice of such breach is provided by EverArc to the Company and (ii) December 31, 2021, if such written notice of such breach is provided prior to December 31, 2021, or March 31, 2022, if such written notice of such breach is provided after December 31, 2021;

(e) by Seller upon a breach of any representation, warranty, covenant or agreement on the part of EverArc or Holdco set forth in this Agreement, or if any representation or warranty of EverArc or Holdco shall have become untrue, in either case such that the conditions set forth in Section 9.03(a) or Section 9.03(b) would not be satisfied (“Terminating EverArc Breach”); provided that Seller or the Company has not waived such Terminating EverArc Breach and neither Seller nor the Company is then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating EverArc Breach is curable by EverArc or Holdco, Seller may not terminate this Agreement under this Section 10.01(e) for so long as EverArc or Holdco continue to exercise their reasonable best efforts to cure such breach, unless such breach is not cured by the earlier of (i) the date that is thirty (30) days after written notice of such breach is provided by Seller to EverArc and (ii) December 31, 2021, if such written notice of such breach is provided prior to December 31, 2021, or March 31, 2022, if such written notice of such breach is provided after December 31, 2021;

(f) by EverArc on and after September 8, 2021 if the Company shall have failed to deliver the PCAOB Financials by 11:59 EST on September 7, 2021; provided that the right of EverArc to terminate this Agreement pursuant to this Section 10.01(f) shall cease upon the Company’s delivery of the PCAOB Financials to EverArc prior to EverArc’s termination of this Agreement pursuant to this Section 10.01(f);

(g) by either EverArc or Seller on January 1, 2022 if the Merger Effective Time shall not have occurred prior to 5:00 p.m. (New York time) on December 31, 2021; provided, however, that this Agreement may not be terminated under this Section 10.01(g) (i) after January 1, 2022 or (ii) by or on behalf of any Party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article IX on or prior to December 31, 2021 (and, if this Agreement is so terminated, then, except as expressly provided in Section 10.02(c), EverArc shall have no obligation to pay the Termination Fee);

(h) by Seller if: (A)(i) all the conditions set forth in Section 9.01 and Section 9.02 have been satisfied (and continue to be satisfied) or waived by EverArc (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by the Company to EverArc), (ii) Seller confirms to EverArc in writing that (y) all of the conditions to the obligations of EverArc to consummate the Closing have been satisfied or waived by EverArc (other than those conditions that by their terms are to be satisfied by Seller or the Company at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by the Company to EverArc) and (z) Seller and the Company are ready, willing and able to consummate the transactions contemplated by this Agreement and to cause to be satisfied or waived those conditions which by their nature are to be satisfied at the Closing and (iii) EverArc shall not have consummated the Closing within three (3) Business Days following the occurrence of clauses (i) and (ii) above or (B)(i) EverArc shall be in material breach of its covenants under this Agreement and such material breach results in EverArc being incapable of consummating the Transactions and (ii) Seller notifies EverArc, in writing, of such material breach pursuant to this Section 10.01(h)(B)(i) and EverArc does not cure such breach by the earlier of (i) the date that is thirty (30) days after written notice of such breach is provided by Seller to EverArc and (ii) December 31, 2021, if such written notice of such breach is provided prior to December 31, 2021, or March 31, 2022, if such written notice of such breach is provided after December 31, 2021 (or, alternatively, notify Seller, in writing, that it is able to consummate the Transactions within such time period and consummate the Transactions within such time period); or

(i) by EverArc, on or after December 31, 2021, if, as of December 31, 2021, (i) all the conditions set forth in Sections 9.01 and 9.02 have been satisfied (and continue to be satisfied) or waived by the applicable Party (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by EverArc to the Company) and (ii) EverArc shall be unable to consummate the Closing solely due to the unavailability of sufficient funds available to EverArc under the PIPE Financing, the Debt Financing and Alternative Debt Financing.

Section 10.02 Notice of Termination; Effect of Termination.

(a) The Party seeking to terminate this Agreement pursuant to Section 10.01 shall provide written notice of termination to the other Parties in accordance with Section 11.01 specifying the reason for such valid termination, and any such termination in accordance with Section 10.01 shall be effective immediately upon delivery of such written notice to the other Parties.

(b) In the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (including, for the avoidance of doubt, any obligation on the part of EverArc to pay the Termination Fee), except (i) as expressly set forth in Section 10.02 (including, for the avoidance of doubt, EverArc’s obligation for payment of the Termination Fee pursuant to Section 10.02(c), if, and only if, applicable) and (ii) for Article XI, and any corresponding definitions set forth in Article I, which provisions shall survive such termination; provided, however, that, subject to Section 10.02(c), nothing herein shall relieve any Party from any liability for any willful and material breach of this Agreement.

(c) In the event of a termination of this Agreement (i) by Seller pursuant Section 10.01(e) or Section 10.01(h), (ii) by EverArc at a time that Seller could have terminated pursuant to Section 10.01(e) or Section 10.01(h) or (iii) by EverArc pursuant to Section 10.01(i), EverArc shall, as promptly as reasonably practicable (and, in any event, within two (2) Business Days) following such termination, pay to Seller or its designee (as directed by Seller in writing) an amount equal to (x) $50,000,000 less (y) the amount of the PCAOB Financials Expenses and the Financing Cooperation Expenses actually reimbursed by EverArc to the Company pursuant to Section 8.12 and Section 8.16(c), respectively, at the time of such termination (the “Termination Fee”) by wire transfer of immediately available funds to an account designated by Seller or such designee; it being understood that in no event shall EverArc be required to pay the Termination Fee on more than one (1) occasion. The agreements contained in this Section 10.02(c) are an integral part of the transactions contemplated by this Agreement and without these agreements, Seller would not enter into this Agreement. Accordingly, in the event that EverArc fails to pay the Termination Fee when due, and, in order to obtain such payment, Seller commences a suit that results in a final, non-appealable judgment against EverArc for the Termination Fee or any portion thereof, EverArc shall pay to Seller costs and expenses (including attorney’s fees) in connection with such suit, together with interest on the amount of such Termination Fee or portion thereof at a rate equal to ten percent (10%) per annum commencing on the date such payment was required to be made through the date of payment.

(d) If Seller (or its designee(s)) receives full payment of the Termination Fee pursuant to Section 10.02(c), together with any costs, expenses interest described in Section 10.02(c), the receipt of the Termination Fee, together with any such costs, expenses and interest, will be the sole and exclusive remedy for any and all liabilities, losses, damages, obligations, costs or expenses suffered or incurred by Seller or any of its affiliates in connection with this Agreement and the transactions contemplated hereby; provided, that nothing in this Section 10.02(d) will limit the right of Seller or any of its affiliates (i) to bring or maintain any action, suit, claim, investigation or proceeding for injunction, specific performance or other equitable relief as expressly provided in, and subject to the limitation set forth in, Section 11.10 for so long as this Agreement shall not otherwise have been properly terminated by any Party in accordance with Section 10.01 or (ii) to bring or maintain, or receive damages in, any action, suit, claim, investigation or proceeding arising out of or in connection with any breach of the Confidentiality Agreement. For the avoidance of doubt, while Seller and any of its affiliates, as applicable, may pursue both a grant of specific performance and the payment of the Termination Fee, under no circumstances will Seller or any of its affiliates be permitted or entitled to receive both a grant of specific performance and the Termination Fee. If the Termination Fee is payable, the actual receipt by Seller (or its designee(s)) of the Termination Fee, together with any costs, expenses and interest described in Section 10.02(c), shall be deemed to be liquidated damages, which amounts constitute a reasonable estimate of the damages that will be suffered by reason of any such termination of this Agreement (and not a penalty).

(e) Notwithstanding anything contained in the Agreement to the contrary, no Financing Source shall have any liability to Seller, the Company or any of their respective affiliates for any obligations or liabilities of EverArc or for any claim (whether in tort, contract or otherwise), based on, in respect of, or by reason of, this Agreement, the Transactions or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall the Company, Seller or any of their respective affiliates, and each of Seller and the Company agrees not to and to cause its affiliates not to, (i) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Financing Source or (ii) seek to enforce the commitments against, or make any claims for breach of, the Debt Commitment Letters (including the Alternative Debt Commitment Letters) or the Subscription Agreements, or seek to recover monetary damages from, or otherwise sue, the Financing Sources for any reason. Notwithstanding anything to the contrary contained in this Agreement, EverArc shall have no obligation whatsoever to initiate, or threaten to initiate, any claim, action, litigation or proceeding (including the sending of any default notices) against any Financing Source to enforce any obligations under the Debt Commitment Letters (including the Alternative Debt Commitment Letters) or the Subscription Agreements, which claim, action, litigation or proceeding may be brought in EverArc’s sole and absolute discretion.

Section 10.03 Expenses. In the event that this Agreement is terminated in accordance with Section 10.01 above, all Transaction Expenses incurred in connection with this Agreement, the Ancillary Agreements and the Transactions shall be paid by the Party incurring such Transaction Expenses; provided, that, subject to Section 10.02(c), EverArc shall pay and/or reimburse the Company and its affiliates for (a) the Financing Cooperation Expenses, (b) all costs, fees and expenses incurred in connection with any filing under the HSR Act or other applicable Antitrust Laws and (c) the PCAOB Financials Expenses, unless, in the case of clause (c), this Agreement is terminated by EverArc pursuant to Section 10.01(d), in which case EverArc shall not be responsible for reimbursing the Company and its affiliates for the PCAOB Financials Expenses, or this Agreement is terminated by EverArc pursuant to Section 10.01(f), in which case EverArc shall be responsible for reimbursing the Company and its affiliates for 50% of the PCAOB Financials Expenses up to a maximum reimbursement amount of $5 million. For the avoidance of doubt, if the Termination Fee is paid by EverArc pursuant to Section 10.02(c), then EverArc shall not be responsible for any Financing Cooperation Expenses or the PCAOB Financials Expenses not previously reimbursed by EverArc pursuant to Section 8.12 or Section 8.16(c). If the Transactions are consummated, Holdco shall (i) bear the reasonable and documented EverArc Transaction Expenses and (ii) pay the Company Transaction Expenses.

Section 10.04 Amendment. This Agreement may be amended in writing by all Parties at any time prior to the Merger Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. Notwithstanding anything to the contrary contained herein, this Section 10.04,

Section 10.02(d), Section 10.02(e), Section 10.06, Section 11.06(d), Section 11.07 and Section 11.10 (and the related definitions and other provisions of this Agreement to the extent a modification or waiver thereof would serve to modify the substance or provisions of such sections) may not be amended, waived or otherwise modified in a manner that impacts or is adverse in any respect to any Debt Financing Source without the prior written consent of such Debt Financing Source.

Section 10.05 Waiver. At any time prior to the Exchange Effective Time, (a) EverArc may (i) extend the time for the performance of any obligation or other act of Seller or the Company, (ii) waive any inaccuracy in the representations and warranties of Seller or the Company contained herein or in any document delivered by the Company pursuant hereto and (iii) waive compliance with any agreement of Seller or the Company or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of EverArc, Holdco or Merger Sub, (ii) waive any inaccuracy in the representations and warranties of EverArc, Holdco or Merger Sub contained herein or in any document delivered by EverArc, Holdco or Merger Sub pursuant hereto and (iii) waive compliance with any agreement of EverArc, Holdco or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 10.06 Third-Party Beneficiaries. Notwithstanding anything to the contrary set forth in this Agreement, the Debt Financing Sources are express and intended third-party beneficiaries as to, and may rely upon and enforce, Section 10.02(d), Section 10.02(e), Section 10.04, this Section 10.06, Section 11.06(d), Section 11.07 and Section 11.10.

ARTICLE XI

GENERAL PROVISIONS

Section 11.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.01):

if to EverArc, Holdco or Merger Sub:

EverArc Holdings Limited

Kingston Chambers, PO Box 173

Road Town, Tortola, British Virgin Islands

Attention:	Vivek Raj; Haitham Khouri
Email:	vr@everarcholdings.com; hk@everarcholdings.com

with a copy (which shall not constitute notice or service of process) to:

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Miami, FL 33131

Attention:	Alan I. Annex
Email:	annexa@gtlaw.com

if to Seller or the Company:

c/o SK Capital Partners, LP

430 Park Avenue, 18th Floor

New York, NY 10022

Attention:	Jerome Truzzolino
Email:	jtruzzolino@skcapitalpartners.com

with a copy (which shall not constitute notice or service of process) to:

Kirkland & Ellis LLP

300 N. LaSalle St.

Chicago, Illinois 60654

Attention:	Jeremy S. Liss, P.C., Jeffrey A. Fine, P.C., Matthew S. Arenson, P.C., and David Holdsworth
Email:	jeremy.liss@kirkland.com, jeffrey.fine@kirkland.com, matthew.arenson@kirkland.com, david.holdsworth@kirkland.com

Section 11.02 Nonsurvival of Representations, Warranties and Covenants. The representations, warranties, agreements and covenants in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement shall terminate at the Merger Effective Time, except that (a) this Article XI shall survive the Merger Effective Time and (b) this Section 11.02 shall not limit any covenant or agreement of the Parties that by its terms requires performance after the Closing. Effective as of the Closing, there are no remedies available to the Parties with respect to any breach of the representations, warranties, covenants or agreements of the Parties to this Agreement, except, with respect to those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing. The Parties specifically and unambiguously intend that the survival periods that are set forth in this Section 11.02 shall replace any statute of limitations that would otherwise be applicable but shall not apply with respect to the R&W Policy and claims made and remedies available thereunder, which shall, in all instances, be governed by the terms of the R&W Policy.

Section 11.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 11.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede, except as set forth in Section 8.03(b), all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreements. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other Parties; provided, however, that Holdco may assign any of its rights and interests hereunder to the underwriter pursuant to the R&W Policy.

Section 11.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 8.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 11.06 Governing Law; Choice of Law; Dispute Resolution.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, except to the extent mandatorily governed by the laws of the Grand Duchy of Luxembourg, including the provisions relating to the Exchange. Except as expressly provided elsewhere in this Agreement, any dispute arising out of, relating to, or having any connection with, this Agreement, or any of the exhibits or schedules hereto (except as otherwise expressly provided therein), including any question regarding its existence, validity, interpretation, performance, breach or termination, and any tort or other extra-contractual or statutory claims arising out of or relating to its negotiation, execution or performance, shall be exclusively and finally settled by arbitration in accordance with the Rules of the International Court of Arbitration of the International Chamber of Commerce (the “ICC Rules”); provided, that nothing in this Section 11.06 shall prohibit a party from instituting litigation to enforce any final award in any court of competent jurisdiction. The seat of the arbitration shall be in New York, New York. The language of the arbitration shall be English. The Parties undertake to carry out any award of the tribunal without delay, and waive their right to refer any question of law and any right of appeal on the law or merits to a court of law or other judicial authority, insofar as such waiver may be validly made. The Parties agree that an arbitral tribunal appointed under this Agreement may exercise jurisdiction with respect to both this Agreement and any of the exhibits or schedules hereto (except as otherwise expressly provided therein), and that any disputes involving more than one of such agreements, exhibits or schedules shall proceed as a consolidated arbitration in accordance with Article 10 of the ICC Rules.

(b) The arbitrator selected pursuant to Section 11.06(a) shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration and, if the arbitrator determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the arbitrator may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration and the enforcement of its rights under this Agreement.

(c) If any party shall fail to pay the amount of any damages, if any, assessed against it within five (5) days after the delivery to such party of a final result, determination, finding, judgment or award, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) twelve percent (12%) per annum and (ii) the maximum rate permitted by applicable Law. Interest on any such unpaid amount shall be compounded monthly, computed on the basis of a 365 day year and shall be payable on demand. In addition, such party shall promptly reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including all attorneys’ fees and expenses) incurred in seeking to collect such damages or to enforce any such final result, determination, finding, judgment or award.

(d) Notwithstanding anything herein to the contrary, (x) Seller, the Company and Holdco agree that any claim, controversy or dispute any kind or nature (whether based upon contract, tort or otherwise) involving a Debt Financing Source that is in any way related to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles (other than sections 5-1401 and 5- 1402 of the New York General Obligations Law) and (y) each of Seller, the Company and Holdco (a) agrees, subject to Section 10.02(e), that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated hereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of

New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) (b) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (c) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 11.01 shall be effective service of process against it for any such action brought in any such court, (d) waives and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (e) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 11.07 Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions (including any such litigation against any Debt Financing Source). Each of the Parties (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.07.

Section 11.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 11.10 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that, subject to Section 10.02(e) with respect to Financing Sources and the following sentence of this Section 11.10, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Transactions) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement; provided, that the remedy of specific performance shall not include requiring EverArc to consummate the Transactions if EverArc shall not have the funds necessary to consummate the Transactions solely due to the unavailability of sufficient funds to EverArc under the PIPE Investment, the Debt Financing and the Alternative Debt Financing. Notwithstanding the foregoing, the Company shall not be entitled to specifically enforce EverArc’s obligations to consummate the Transactions in the event Seller (or its designee) was entitled to receive the Termination Fee and has actually received the Termination Fee and all other amounts that Seller and its representatives are entitled to receive pursuant to Section 10.02(c). Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

[Signature Page Follows.]

IN WITNESS WHEREOF, EverArc, the Company, Holdco and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EVERARC HOLDINGS LIMITED

By:	/s/ Nicholas Howley
Name:	Nicholas Howley
Title:	Director

SK INVICTUS HOLDINGS S.À R.L

By:	/s/ Edward Goldberg
Name:	Edward Goldberg
Title:	Class A Director

By:	/s/ Nikola Kalezic
Name:	Nikola Kalezic
Title:	Class B Director

SK INVICTUS INTERMEDIATE S.À R.L

By:	/s/ Edward Goldberg
Name:	Edward Goldberg
Title:	Class A Director

By:	/s/ Nikola Kalezic
Name:	Nikola Kalezic
Title:	Class B Director

PERIMETER SOLUTIONS SA (represented by EverArc Holdings Limited, acting as sole founding shareholder and in the name and on behalf of Holdco in process of incorporation)

By:	/s/ Nicholas Howley
Name:	Nicholas Howley
Title:	Director

EVERARC (BVI) MERGER SUB LIMITED

By:	/s/ Vivek Raj
Name:	Vivek Raj
Title:	Director

Schedule A

Company Knowledge Parties

1.	Edward Goldberg
2.	Barry Lederman
3.	Noriko Yokozuka

Exhibit A

Amended and Restated Holdco Organizational Documents

Perimeter Solutions Société anonyme Siège social: 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg

TITLE I – FORM – NAME – PURPOSE – DURATION – REGISTERED OFFICE

Article 1	Form

There is hereby formed a société anonyme (the “Company”) governed by Luxembourg law, in particular the law of August 10, 1915 concerning commercial companies, as amended from time to time (the “Law”) as well as by the present articles of association (the “Articles”).

Article 2	Name

The Company’s name is Perimeter Solutions.

Article 3	Registered Office

The registered office of the Company is established in the municipality of Luxembourg, Grand Duchy of Luxembourg.

The registered office may be transferred to any other place within the Grand Duchy of Luxembourg by a resolution of the Board of Directors (as defined below). The Board of Directors is authorised to amend the Articles to reflect such transfer. The Company may have branches and offices, both in the Grand Duchy of Luxembourg or abroad that can established by a resolution of the Board of Directors.

In the event that in the view of the Board of Directors extraordinary political, economic or social developments occur or are imminent that would interfere with the normal activities of the Company at its registered office or with the ease of communications with such office or between such office and persons abroad, it may temporarily transfer the registered office of the Company abroad, until the complete cessation of these abnormal circumstances. Such temporary measures will have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of the registered office, will remain a company governed by the laws of the Grand Duchy of Luxembourg.

Article 4	Purpose

The object of the Company is the holding of participations in any form whatsoever in Luxembourg and foreign companies and in any other form of investment, the acquisition by purchase, subscription or in any other manner as well as the transfer by sale, exchange or otherwise of securities of any kind and the administration, management, control and development of its portfolio.

The Company may provide any financial assistance to subsidiaries, affiliated companies or other companies forming part of the group of which the Company belongs, such as, among others, the providing of loans and the granting of guarantees or securities in any kind or form.

The Company may also invest in real estate, in intellectual property rights or any other movable or immovable assets in any kind or form.

1

The Company may borrow in any kind or form and issue bonds, notes or any other debt instruments as well as warrants or other share subscription rights.

In a general fashion the Company may carry out any commercial, industrial or financial operation, which it may deem useful in the accomplishment and development of its purpose.

Article 5	Duration

The Company is formed for an unlimited duration.

TITLE II – CAPITAL – SHARES

Article 6	Capital

The Company’s share capital is set at USD [●] ([●] Dollars) 1divided into [●] ([●]) ordinary shares with a nominal value of USD 1 (one Dollar) each, fully paid-up (the “Ordinary Shares”) and 10,000,000 (ten million) redeemable preferred shares with a nominal value of USD 10 (ten Dollars) each fully paid up (the “Preferred Shares”, and together with the Ordinary Shares, the “Shares”).

The Preferred Shares will be entitled to the rights provided for under Article 30 and are redeemable shares in accordance with Article 10. As long as the Preferred Shares are in issue and outstanding, no shares ranking pari passu or senior to the Preferred Shares shall be issued by the Company, other than additional Preferred Shares or other equity securities interest issued with the consent of a majority of holders of the Preferred Shares.

The rights attached to the Preferred Shares under these Articles shall not be amended in a manner adverse to the Preferred Shares without the consent of holders owning a majority of the Preferred Shares.

In addition to the share capital, a premium account may be established to record any premium paid on any Share in addition to its nominal value. The premium account shall constitute a distributable reserve and may notably be used for the payment of the price of any Shares which the Company may repurchase from its shareholder(s), to offset any net realised losses, to make distributions to the 1 Final amount of share capital including issuance of new ordinary shares and preferred shares to be resolved by the board of directors at closing shareholder(s) or to allocate funds to the legal reserve.

Distributable reserve accounts may be established to record contributions to the Company made by existing shareholders without issuance of Shares. Any such reserve shall constitute a distributable reserve and may notably be used to provide for the payment of the price of any Shares which the Company may repurchase from its shareholder(s), to offset any net realised losses, to make distributions to the shareholder(s) or to allocate funds to the legal reserve.

Article 7	Authorised capital

The Company’s authorized share capital is fixed at USD 4,000,000,000 (four billion Dollars).

The Board of Directors is authorised, up to the maximum amount of the authorised capital, to (i) increase the issued share capital in one or several tranches by way of issuance of ordinary or preferred shares with such rights as freely determined by the Board of Directors at its discretion, with or without share premium, against payment in cash or in kind, by conversion of claims on the Company or in any other manner (ii) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorised capital under the terms and conditions of warrants (which may be separate or linked to Shares), bonds, notes or similar instruments

[1]	Final amount of share capital including issuance of new ordinary shares and preferred shares to be resolved by the board of directors at closing

2

issued by the Company, (iii) determine the place and date of the issue or successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares and instruments and (iv) remove or limit the statutory preferential subscription right of the shareholders and of the holders of instruments issued by the Company that entitle them to a preferential subscription right.

The Board of Directors may authorise any person to accept on behalf of the Company subscriptions and receive payment for Shares or instruments issued under the authorised capital.

The Board of Directors is further authorised to make an allotment of existing or newly issued shares without consideration to the following persons (the “Employee Shares”):

(a)	employees of the Company or certain categories amongst those;

(b)	employees of companies or economic interest grouping in which the Company holds directly or indirectly at least ten per cent (10%) of the share capital or voting rights;

(c)	employees of companies or economic interest grouping which hold directly or indirectly at least ten per cent (10%) of the share capital or voting rights of the Company;

(d)

employees of companies or economic interest grouping in which at least fifty per cent (50%) of the share capital or voting rights is held directly or indirectly by a company which holds directly or indirectly at least fifty per cent (50%) of the share capital of the Company; and

(e)	members of the corporate bodies of the Company or of the companies or economic interest grouping listed in point (b) to (d) above or certain categories amongst those.

The Board of Directors sets the terms and conditions of the allocation of the Employee Shares including the period for the final allocation and any period during which such Employee Shares cannot be transferred by their holders. The preferential subscription right of existing shareholders is automatically cancelled in case of the issuance of Employee Shares.

The above authorisation is valid for a period ending five (5) years after the date of the deed of incorporation of the Company.

The above authorisation may be renewed, increased or reduced by a resolution of the General Meeting voting with the quorum and majority rules set for the amendment of the Articles. The right granted to the Board of Directors in the preceding paragraphs, does not deprive the sole shareholder, or as the case may be the general meeting of the shareholders from the right to increase the share capital of the Company. However, the authorized capital is not reduced by the amounts by which the sole shareholder, or as the case may be, the general meeting of the shareholders, has increased the share capital of the Company.

Following each increase of the issued share capital in accordance with this Article 7, Article 6 will be amended so as to reflect the capital increase. Any such amendment will be recorded in a notarial deed upon the instructions of the Board of Directors or of any person duly authorised by the Board of Directors for this purpose.

Article 8	Increase and reduction of capital

The authorized capital and the subscribed capital of the Company may be increased, and the subscribed capital may be reduced, in one or several times by a resolution of the shareholders voting with the quorum and majority rules set by these Articles or, as the case may be, by the Law for any amendment of these Articles.

However no reduction of the share capital by redemption of shares shall be carried out if the rights attached to the Preferred Shares under article 30 have not been complied with by the Company (save for redemption of shares pursuant to equity incentive agreements with employees up to a maximum amount of [•]).

3

The new Shares to be subscribed for by contribution in cash will be offered by preference to the existing shareholders holding the category of shares to be issued and in proportion to the part of the capital which those shareholders are holding. The Board of Directors shall determine the period within which the preferred subscription right (“PSRs”) shall be exercised (the “Subscription Period”). This period may not be less than fourteen (14) days from the date of dispatch of a registered mail or any other means of communication individually accepted by the addressees and ensuring access to the information sent to the shareholders announcing the opening of the Subscription Period.

The PSRs shall be freely negotiable during the Subscription Period.

If after the end of the Subscription Period not all of the PSRs offered to the existing shareholder(s) have been subscribed by the latter, third parties may be allowed to participate in the share capital increase, except if the Board of Directors decides that the PSRs shall be offered to the existing shareholders who have already exercised their rights during the Subscription Period, in proportion to the portion their Shares represent in the share capital; the modalities for the subscription are determined by the Board of Directors. The Board of Directors may also decide in such case that the share capital shall only be increased by the amount of subscriptions received by the shareholder(s) of the Company. Notwithstanding the above, the Board of Directors may limit or cancel the preferential subscription right of the existing shareholders in accordance with Article 7 hereof.

Article 9	Shares

The Shares are and shall remain in registered form only.

No fractional Share shall be issued or exist at any time.

The Board of Directors shall however be authorized to provide at its discretion for the payment in cash in lieu of any fraction of a Share of the Company.

Shares may be held in trust by one or several shareholders.

The Shares are freely transferable in accordance with the provisions of the Law, subject to any trading related restrictions to which the Shares are subject.

A register of Shares will be kept by the Company at its registered office, where it will be available for inspection by any shareholder. This register will contain the precise designation of each shareholder and the indication of the number of Shares held, the indication of the payments made on the Shares as well as the transfers of Shares and the dates thereof. Ownership of Shares will be established by inscription in the said register or in the event separate registrars have been appointed pursuant to the present article, in such separate register(s).

The Company may appoint registrars in different jurisdictions who may each maintain a separate register for the Shares entered therein. Shareholders may elect to be entered into one of these registers and to transfer their Shares to another register so maintained. The Board of Directors may however impose transfer restrictions for Shares that are registered, listed, quoted, dealt in or have been placed in certain jurisdictions in compliance with the requirements applicable therein. A transfer to the register kept at the Company’s registered office may always be requested.

Subject to the provisions of these above paragraphs of the present article, the Company may consider the person in whose name the Shares are registered in the register of Shares as the full owner of such Shares. In the event that a holder of Shares does not provide an address in writing to which all notices or announcements from the Company may be sent, the Company may permit a notice to this effect to be entered into the register of Shares and such holder’s address will be deemed to be at the registered office of the Company or such other address as may be so entered by the Company from time to time, until a different address shall be provided to the Company by such holder in writing. The holder may, at any time, change his address as entered in the register of Shares by means of written notification to the Company.

4

The Shares may be held by a holder (the “Holder”) through a securities settlement system or a Depositary (as this term is defined below). The Holder of Shares held in such fungible securities accounts has the same rights and obligations as if such Holder held the Shares directly. The Shares held through a securities settlement system or a Depositary shall be recorded in an account opened in the name of the Holder and may be transferred from one account to another in accordance with customary procedures for the transfer of securities in book-entry form. However, the Company will make dividend payments, if any, and any other payments in cash, shares or other securities, if any, only to the securities settlement system or Depositary recorded in the register of Shares or in accordance with the instructions of such securities settlement system or Depositary. Such payment will grant full discharge of the Company’s obligations in this respect.

In connection with a general meeting of shareholders, the Board of Directors may decide that no entry shall be made in the register of Shares and no notice of a transfer shall be recognized by the Company and the registrar(s) during the period starting on the Record Date (as hereinafter defined) and ending on the closing of such general meeting.

All communications and notices to be given to a registered shareholder shall be deemed validly made if made to the latest address communicated by the shareholder to the Company or, if no address has been communicated by the shareholder, the registered office of the Company or such other address as may be so entered by the Company in the register from time to time.

Where Shares are recorded in the register of Shares in the name of or on behalf of a securities settlement system or the operator of such system and recorded as book-entry interests in the accounts of a professional depositary or any sub-depositary (any depositary and any sub-depositary being referred to hereinafter as a “Depositary”), the Company—subject to having received from the Depositary a certificate in proper form—will permit the Depositary of such book-entry interests to exercise the rights attaching to the Shares corresponding to the book-entry interests of the relevant Holder, including receiving notices of general meetings, admission to and voting at general meetings, and shall consider the Depositary to be the holder of the Shares corresponding to the book-entry interests for purposes of this Article 10 of the present Articles. The Board of Directors may determine the formal requirements with which such certificates must comply.

Any person who is required to report ownership of Shares on Schedule 13D or 13G pursuant to Rule 13d-1 or changes in such ownership pursuant to Rule 13d-2, each as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Exchange Act of 1934, as amended, must notify the Board of Directors promptly following any reportable acquisition or disposition, and in no event later than the filing date of such Schedule 13D or 13G, of the proportion of Shares held by the relevant person as a result of the acquisition or disposal.

Article 10	Redeemable shares

The Company may issue redeemable shares in accordance with article 430-22 of the Law, and in accordance with the following conditions:

(a)	the redemption must be carried out mandatorily at the earliest of:

(i)	[DATE][2]; or

(ii)	9 years after the date of issuance of the redeemable shares; or

(iii)

upon the occurrence of a Change of Control (as defined below), any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary) or the voluntary or involuntary bankruptcy of the Company. The term “Change of Control” means (i) the sale of all or

[2]

To be the date that is 6 months following the latest maturity date of the Senior Credit Facility and the Bridge Loan/Secured Notes as of Closing. The latest maturity date in respect of the Senior Credit Facility and the Bridge Loan/Secured Notes will be 8 years.

5

substantially all the assets of the Company and its subsidiaries (taken as a whole); or (ii) any merger, consolidation, recapitalization or reorganization of the Company, unless following such merger, consolidation, recapitalization or reorganization, the holders of the Company’s securities prior to such merger, consolidation, recapitalization or reorganization continue to hold (directly or indirectly) at least 50% of the voting rights in the surviving entity (or the parent company of the surviving entity).

(the	“Maturity Date”).

(b)	the redemption can be carried out at any time prior to the Maturity Date at the sole option of the Company, without suffering or supporting any prepayment fee or penalty;

(c)

the redemption must be carried out by a resolution of the Board of Directors who may fix the number of redeemable shares to be redeemed if the redemption is carried out prior to the Maturity Date; if the redemption is carried out at Maturity Date, it shall apply pro rata amongst the holders of redeemable shares; and

(d)	the redemption price per share shall be equal to the nominal value of the redeemed share plus any accrued and unpaid Preferred Dividend (as defined under article 30) if any;

(e)

If the redeemed shares are not immediately cancelled and the issued share capital decreased accordingly, an amount equal to the aggregate nominal value of the redeemed shares must be allocated to a special undistributable reserve until the share capital is decreased by the same amount or increased by incorporation of that special reserve.

TITLE III – BOARD OF DIRECTORS, STATUTORY AUDITORS

Article 11	Board of directors

The Company will be managed and administered by a board of directors (the “Board of Directors”).

The Board of Directors shall be composed of not less than three (3) members (the “Directors”), who need not be shareholders themselves.

The General Meeting may decide to qualify the Directors as class A Director (the “Class A Director”), class B Director (the “Class B Director”) or class C Director (the “Class C Director”). Each class of Director shall serve for a term of three years, provided the initial term for for the Class A Directors shall be one year, the initial term for the Class B Directors shall be two years and the initial term for the Class C Directors shall be three years.

The Directors will be elected by the shareholders’ meeting which will determine the duration of their mandate, and they will hold office until their successors are elected. They may be re-elected for successive terms and they may be removed at any time, with or without cause, by a resolution of the shareholders’ meeting.

Article 12	Vacancy in the office of the Board of Directors

In the event of a vacancy in the office of a member of the Board of Directors because of death, legal incapacity, bankruptcy, resignation or otherwise, this vacancy may be filled on a temporary basis and for a period of time not exceeding the initial mandate of the replaced member of the Board of Directors by the remaining members of the Board of Directors until the next general meetings of the shareholders of the Company which shall resolve on the permanent appointment in compliance with the applicable legal provisions and present Articles.

6

Article 13	Powers of the Board of Directors

The Board of Directors is vested with the broadest powers (except for those powers which are expressly reserved by law to the sole shareholder or the general meeting of shareholders) to perform all acts necessary or useful for accomplishing the Company’s object. All powers not expressly reserved by law or by the Articles to the sole shareholder or the general meeting of shareholders are in the competence of the Board of Directors.

According to article 441-10 of the Law, the daily management of the Company as well as the representation of the Company in relation with this management may be delegated to one or more Directors (the “Managing Director(s)”), officers, managers or other agents, associate or not, acting alone or jointly. Their nomination, revocation and powers shall be settled by a resolution of the Board of Directors. The delegation to a member of the Board of Directors shall entail the obligation for the Board of Directors to report each year to the ordinary general meeting on the salary, fees and any advantages granted to the delegate. The Company may also grant special powers by authentic proxy or power of attorney by private instrument.

Article 14	Representation of the Company

In accordance with article 441-11 of the Law, the Board of Directors may delegate its management powers to a chief executive officer (directeur général). His nomination, revocation, remuneration and the duration of his appointment shall be settled by a resolution of the Board of Directors.

The Company will be bound towards third parties by the signature of any Director, or by the sole signature of the person to whom the daily management of the Company has been delegated, within such daily management or by the joint signatures or sole signature of any persons to whom such signatory power has been delegated by the Board of Directors, but only within the limits of such power.

Where a chief executive officer has been appointed by the Board of Directors, the Company will be bound towards third parties by its sole signature, notwithstanding the power of signature of the Directors under this Article 15.

Article 15	Meetings of the Board of Directors

The Board of Directors may appoint from among its members a chairperson (the “Chairperson”). It may also appoint a secretary, who need not be a Director and who will be responsible for keeping the minutes of the meetings of the Board of Directors and of the shareholders.

The Board of Directors will meet upon call by the Chairperson. A meeting of the Board of Directors must be convened if any of two Directors so require.

The Chairperson will preside at all meetings of the Board of Directors and of the shareholders (if required), except that in his absence the Board of Directors may appoint another Director and the general meeting of shareholders may appoint any other person as chairperson pro tempore by vote of the majority present or represented at such meeting.

Except in cases of urgency or with the prior consent of all those entitled to attend, at least twenty-four hours’ written notice of board meetings shall be given in writing, by fax, by mail, by e-mail or by any other mean of written communication. Any such notice shall specify the time and place of the meeting as well as the agenda and the nature of the business to be transacted. The notice may be waived by the consent in writing, by fax, by mail or by e-mail of each Director. No separate notice is required for meetings held at times and places specified in a schedule previously adopted by resolution of the Board of Directors.

Every Board meeting shall be held in Luxembourg or such other place as the Board of Directors may from time to time determine.

7

A quorum of the Board of Directors shall be at least half of the Directors present at the meeting. When the Section 303A.03 of the New York Stock Exchange Listed Company Manual requires that, at least once a year, only independent directors of the Company may hold a meeting, the quorum required for a meeting of the Board of Directors can be disregarded and the independent directors must all be present or represented at this meeting.

Resolutions of the Board of Directors in a meeting will be taken by a majority of the votes of the Directors present or represented at such meeting. The Chairperson shall have no casting vote in case of a tie.

One or more Directors may participate in a meeting by means of a conference call, by videoconference or by any similar means of communication enabling thus several persons participating therein to simultaneously communicate with each other. Such participation shall be deemed equivalent to a physical presence at the meeting.

A written decision, signed by all the Directors, is proper and valid as though it had been adopted at a meeting of the Board of Directors which was duly convened and held. Such a decision can be documented in a single document or in several separate documents having the same content and each of them signed by one or several Directors.

The minutes of any meeting of the Board of Directors will be signed by the Chairperson of the meeting and by the secretary (if any). Any proxies will remain attached thereto.

Copies or extracts of such minutes which may be produced in judicial proceedings or otherwise will be signed by the Chairperson and by the secretary (if any) or by any two members of the Board of Directors.

Article 16	Management fees and expenses

Subject to approval by the General Meeting, Directors may receive a management fee for their management of the Company and may, in addition, be reimbursed for all other expenses whatsoever incurred by the relevant Director in relation to the management of the Company.

Article 17	Conflict of interest

Save as otherwise provided by the Law, any member of the Board of Directors who has, directly or indirectly, a financial interest conflicting with the interest of the Company in connection with a transaction falling within the competence of the Board of Directors, must inform the Board of Directors of such conflict of interest and must have his declaration recorded in the minutes of the meeting of the Board of Directors. The relevant member of the Board of Directors may not take part in the discussions relating to such transaction nor vote on such transaction. Any such conflict of interest must be reported to the next general meeting of shareholders of the Company prior to such meeting taking any resolution on any other item.

Where, by reason of conflicting interests, the number of members of the Board of Directors required in order to validly deliberate is not met, the Board of Directors may decide to submit the decision on this specific item to the general meeting of shareholders.

The conflict of interest rules shall not apply where the decision of the Board of Directors relates to day-to-day transactions entered into under normal conditions.

The daily manager(s) of the Company, if any, are subject to the above paragraphs of the present article of these Articles provided that if only one daily manager has been appointed and is in a situation of conflicting interests, the relevant decision shall be adopted by the Board of Directors.

8

Article 18	Committees of the Board of Directors

The Board of Directors may establish one or more committees. The composition and the powers of such committee(s), the terms of the appointment, removal, remuneration and duration of the mandate of its/their members, as well as its/their rules of procedure are determined by the Board of Directors. The Board of Directors shall be in charge of the supervision of the activities of the committee(s). For the avoidance of doubt, such committees shall not constitute management committee in the sense of article 441-11 of the Law.

Article 19	Liability of the Directors

The members of the Board of Directors are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in Article 20 and mandatory provisions of the Law, every person who is, or has been, a member of the Board of Directors or officer (mandataire) of the Company shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

No indemnification shall be provided to any director or officer (i) against any liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the Board of Directors.

The right of indemnification herein provided shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. The Company shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including directors and officers of the Company, as the Company may decide upon from time to time.

Article 20	Confidentiality

Even after cessation of their mandate or function, any Director, as well as any person who is invited to attend a meeting of the Board of Directors, shall not disclose information on the Company, the disclosure of which may have adverse consequences for the Company, unless such divulgation is required (i) by a legal or regulatory provision applicable to sociétés anonymes or (ii) for the public benefit.

Article 21	Audit of the Company

The supervision of the Company shall be entrusted to a supervisory auditor (commissaire) or, as the case may be, to a supervisory board constituted by several supervisory auditors.

No supervisory auditor needs to be a shareholder of the Company.

Supervisory auditor(s) shall be appointed by resolution of the shareholders taken in accordance with articles Article 26 and Article 27 of the Articles and will serve for a term ending on the date of the annual general meeting of shareholders following his/her/their appointment. However his/her/their appointment can be renewed by the general meeting of shareholders.

9

A supervisory auditor may be removed at any time, without notice and with or without cause by the general meeting of shareholders.

If the general meeting of shareholders of the Company appoints one or more statutory auditors (réviseurs d’entreprises agréés) in accordance with article 69 of the law of 19 December 2002 regarding the trade and companies register and the accounting and annual accounts of undertakings, as amended, the institution of statutory auditors is no longer required.

A statutory auditor may only be removed by the general meeting of shareholders for cause or with his approval.

TITLE IV – SHAREHOLDERS MEETINGS

Article 22	Power of the Meeting of Shareholders

The general meeting of shareholders shall represent all the shareholders of the Company (the “General Meeting”). It has the powers conferred upon it by the Law.

Article 23	Change of nationality

The shareholders may change the nationality of the Company by a resolution of the general meeting of shareholders adopted in the manner required for an amendment of these articles of association.

Article 24	Annual General Meeting

The annual General Meeting shall be held within six (6) months of the end of each financial year in the Grand Duchy of Luxembourg at the registered office of the Company or at such other place in the Grand Duchy of Luxembourg as may be specified in the convening notice of such meeting. Other General Meetings may be held at such place and time as may be specified in the respective convening notices. Holders of bonds are not entitled to attend General Meetings.

Article 25	Other General Meetings

The Board of Directors may convene other General Meetings. Such meetings must be convened if shareholders representing at least ten percent (10%) of the Company’s capital so require.

General Meetings, including the annual General Meeting, may be held abroad if, in judgment of the Board of Directors, which is final, circumstances of force majeure so require.

General Meetings shall be convened in accordance with the provisions of the Law and if the Shares of the Company are listed on a foreign stock exchange, in accordance with the requirements of such foreign stock exchange applicable to the Company.

If the Shares of the Company are listed on a foreign stock exchange, all shareholders recorded in any register of Shares of the Company, the Holder or the Depositary as case may be, are entitled to be admitted to the General Meeting; provided, however, that the Board of Directors may determine a date and time preceding the General Meeting as the record date for admission to the general meeting of shareholders (the “Record Date”), which may not be less than five (5) days before the date of such meeting.

Any shareholder of the Company, Holder or Depositary, as the case may be, may attend the General Meeting by appointing another person as his or her proxy, the appointment of which shall be in writing, in a manner to be determined by the Board of Directors in the convening notice. In case of Shares held through the operator of a

10

securities settlement system or with a Depositary designated by such Depositary, a holder of Shares wishing to attend a General Meeting should receive from such operator or Depositary a certificate certifying the number of Shares recorded in the relevant account on the Record Date and that such Shares are blocked until the closing of the General Meeting to which it relates. The certificate should be submitted to the Company no later than three (3) business days prior to the date of such general meeting. If the shareholder votes by means of a proxy, the proxy shall be deposited at the registered office of the Company or with any agent of the Company, duly authorized to receive such proxies, at the same time. The Board of Directors may set a shorter period for the submission of the certificate or the proxy.

Article 26	Procedure, vote

Shareholders will meet upon call by the Board of Directors or the auditor(s) made in compliance with the Law. The notice sent to the shareholders in accordance with the Law will specify the time and place of the meeting as well as the agenda and the nature of the business to be transacted.

If all the shareholders are present or represented at a General Meeting and if they state that they have been informed of the agenda of the meeting, the General Meeting may be held without prior notice.

Shareholders taking part in a meeting by conference call, through video conference or by any other means of communication allowing for their identification, allowing all persons taking part in the meeting to hear one another on a continuous basis and allowing for an effective participation of all such persons in the meeting, are deemed to be present for the computation of the quorums and votes, subject to such means of communication being made available at the place of the meeting.

Shareholders may act at any General Meeting by appointing in writing, by fax, mail, email or by any other mean of written communication, as his proxy another person who need not be a shareholder.

The Board of Directors may in its sole discretion authorize each shareholder to vote at a general meeting through a signed voting form sent by post, electronic mail, facsimile or any other means of communication to the Company’s registered office or to the address specified in the convening notice. Subject to such authorization by the Board of Directors, the shareholders may only use voting forms provided by the Company or a Depositary which contain at least the place, date and time of the meeting, the agenda of the meeting, the proposals submitted to the shareholders, as well as for each proposal three boxes allowing the shareholder to vote in favour thereof , against, or abstain from voting by ticking the appropriate box. For the avoidance of doubt, shareholders may not vote by voting forms where the Board of Directors has not authorized such voting method for a given general meeting. The Company will only take into account voting forms received no later than three (3) business days prior to the date of the General Meeting to which they relate. The Board of Directors may set a shorter period for the submission of the voting forms.

In connection with each General Meeting, the Board of Directors may determine such rules of deliberations and such conditions for allowing shareholders to take part in the meeting as the Board of Directors deems appropriate.

Except to the extent inconsistent with the rules and conditions as adopted by the Board of Directors, the person presiding over the General Meeting shall have the power and authority to prescribe such additional rules and conditions and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and conditions, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, in each case to the extent permitted by applicable law:

(a)	determining the order of business for the meeting subject to compliance with the agenda for the meeting;

(b)	rules and procedures for maintaining order at the meeting and the safety of those present;

11

(c)

limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted attorneys or such other persons as the person presiding over the meeting shall determine;

(d)	restrictions on entry to the meeting after the time fixed for the commencement thereof ; and

(e)	limitations on the time allotted to questions or comments by participants.

For resolutions the adoption of which is not subject to the quorum and the majority requirements for an amendment of the Articles, the quorum shall be at least one half (1/2) of all the Ordinary Shares issued and outstanding and the resolutions shall be adopted by a simple majority of votes cast. If the said quorum is not reached at a first meeting, a second meeting may be convened and resolutions shall be adopted, irrespective of the number of Shares represented by a simple majority of votes cast.

For resolutions the adoption of which is subject to the quorum and majority requirements for an amendment of the Articles, the quorum shall be at least one half (1/2) of all the Ordinary Shares issued and outstanding and the resolutions shall be adopted by a two thirds (2/3rds) majority of the votes cast. If the said quorum is not reached at a first meeting, a second meeting may be convened and resolutions shall be adopted, irrespective of the number of Ordinary Shares represented, by a two thirds (2/3rds) majority of the votes cast.

One (1) vote is attached to each outstanding Ordinary Share.

Preferred Shares are not entitled to vote, save for the matters provided for by the Law, including any amendment, alteration or change to the rights attached to the Preferred Shares in a manner adverse to the Preferred Shares for which the consent of holders owning a majority of the Preferred Shares will be required.

Preferred Shares, being non-voting shares, shall not be included for the calculation of the quorum and majority at each General Meetings, save for the matters provided for by the Law and in this Article.

Copies of extracts of the minutes of the meeting to be produced in judicial proceedings or otherwise will be signed by any two members of the Board of Directors or by the Chairperson of the Board of Directors.

Article 27	Adjournment

The Board of Directors may forthwith adjourn any General Meeting by four (4) weeks. The Board of Directors must adjourn a meeting if so required by one or more shareholders representing at least ten per cent (10%) of the Company’s share capital.

Such adjournment automatically cancels any resolution already adopted prior thereto.

The adjourned General Meeting has the same agenda as the first one. Shares and proxies regularly deposited in view of the first meeting remain validly deposited for the second one.

TITLE V – FINANCIAL YEAR – BALANCE SHEET – PROFITS – AUDIT

Article 28	Financial year

The financial year of the Company starts on January 1st and ends on December 31st.

Article 29	Annual accounts

Each year, as at the end of the financial year, the Board of Directors shall draw up a balance sheet and a profit and loss account in accordance with the Law, to which an inventory will be annexed, constituting altogether the annual accounts that will then be submitted to the shareholders in accordance with Article 25 and Article 27 of the Articles.

12

Article 30	Profits

The credit balance of the profit and loss account, after deduction of the expenses, costs, amortizations, charges and provisions, such as approved by a resolution of the shareholders taken in accordance with Article 25 and Article 27 of the Articles, represents the net profit of the Company.

Each year, 5% (five percent) of the net profit shall be allocated to the legal reserve account of the Company. This allocation ceases to be compulsory when the legal reserve amounts to 1/10 (one tenth) of the share capital of the Company, but must be resumed at any time when the legal reserve falls below this level.

The remaining profit shall be allocated by a resolution of the shareholders taken in accordance with Article 25 and Article 27 of the Articles, subject to the paragraph and priority order below.

Where Preferred Shares are issued and outstanding, each Preferred Share is entitled to a preferred annual cumulative right to a dividend amounting to 6.5% (the “Regular Dividend Rate”) of its nominal value (the “Preferential Dividend”). The Preferential Dividend shall be paid each year within 3 business days following the holding of the annual General Meeting provided for under article 24 (each, a “Preferential Dividend Payment Date”). On each Preferential Dividend Payment Date, 40% of the Preferential Dividend for such year (or 50% of the Preferential Dividend for such year if the Company paid a dividend on the Ordinary Shares during period since the payment of the last Preferential Dividend Payment Date) shall be paid in cash and the remainder of the Preferential Dividend shall be paid in kind, unless the Company elects to pay any additional portion of the Preferential Dividend in cash; provided, that, (x) the Company shall not be required to pay any portion of such annual Preferential Dividends in cash on a Preferential Dividend Payment Date to the extent that the Company or its subsidiaries are prohibited from paying such portion of the annual Preferential Dividend in cash under either (i) that certain senior credit facility agreement to which the Company and/or certain of its subsidiaries is a party (the “Senior Credit Agreement”) or (ii) that certain bridge term loan credit facility to which the Company and/or certain of its subsidiaries is a party or any senior secured notes issued by the Company and/or any of its subsidiaries (as applicable, the “Bridge Loan/Secured Notes”), and (y) in the event that the Company or its subsidiaries are so prohibited from paying all or a portion of such Preferential Dividends in cash as described in the foregoing clause (x), the Company shall pay the maximum amount not prohibited by the Senior Credit Agreement or the Bridge Loan/Secured Notes in cash. If the Company fails to pay any portion of the cash portion of the Preferential Dividend for any reason in a given year by the Preferential Dividend Payment Date (including due to clause (x) of the immediately preceding sentence or as a result of the Company’s failure to hold an annual General Meeting provided for under article 24), then (i) the Preferential Dividend rate for such year (i.e. the year in which the Company fails to pay any portion of the cash portion of the Preferential Dividend Payment), but not necessarily the subsequent year, will increase to the interest rate being paid (whether def ault or not) at such time under the Senior Credit Agreement plus 5% (the “Increased Dividend Rate”) and (ii) the Preferential Dividend Rate f or the following year will be reset at the Regular Dividend Rate and will be subject to increase to the Increased Dividend Rate for such year (but not necessarily the subsequent year) if the Company fails to pay any portion of the cash portion of the Pref erential Dividend Payment by the Preferential Dividend Payment Date f or such year.

If the Company fails to redeem the Preferred Shares at the Maturity Date, the Preferential Dividend rate will permanently increase to the interest rate currently being paid (whether def ault or not) under the Senior Credit Agreement plus 10%.

As long as Preferred Shares are issued and outstanding, the Company and its subsidiaries shall not (a) enter into a credit agreement (except to the extent related to the issuance of senior secured notes as contemplated by the Bridge Loan/Secured Notes) or (b) amend the Senior Credit Agreement, in each case, in a manner that would adversely affect the redemption rights of the Preferred Shares by extending the maturity date under such credit facility beyond the Maturity Date or increase the restrictions on the Company’s ability to pay the cash portion of Preferential Dividends without the consent of holders owning a majority of the Preferred Shares. If , in any year, the Company fails to make any portion of the cash portion of any Preferential Dividend by the Preferential

13

Dividend Payment Date, then, during the following year, the Company may not, without the consent of the holders of a majority of the outstanding Preferred Shares, (i) pay a cash dividend on the Ordinary Shares until such time as the Company has paid the cash portion of the Preferential Dividend Payment for such following year (which cash portion of the Pref erential Dividend Payment may be paid by the Company in advance of the Pref erential Dividend Payment Date for, and at any time during, such following year) or (ii) purchase, repurchase or redeem any equity securities of the Company or any of its subsidiaries (other than pursuant to the repurchase of management incentive equity at cost upon termination of employment with the Company or any of its subsidiaries) until such time as the Company has paid fifty percent (50%) of the cash portion of the Preferential Dividend Payment f or such following year (which such cash portion of the Preferential Dividend Payment may be paid by the Company in advance of the Preferential Dividend Payment Date for, and at any time during, such following year). As long as Pref erred Shares are issued and outstanding, during the occurrence and continuance of a def ault by the Company to pay any Preferential Dividend (for the avoidance of doubt, the payment of any cash portion of the Preferential Dividend in kind in accordance with the terms of these Articles shall not constitute a def ault by the Company), the approval of holders owning a majority of the outstanding Preferred Shares shall be required (i) for the declaration of dividends to the benefit of all other categories of Shares issued and outstanding and (ii) for the purchase, repurchase or redemption of any equity securities of the Company or any of its subsidiaries (other than pursuant to equity incentive agreements with employees).

Article 31	Interim dividends

Subject to the above provision, the Board of Directors may, in accordance with the provisions of article 461-3 of the Law, decide to pay interim dividends (that may include the payment of the Preferential Dividend before payment of any other dividend) before the end of the current financial year, on the basis of a statement of accounts not older than 2 (two) months of the date of the decision and prepared by the Board of Directors, and showing that suf ficient funds are available for distribution, it being understood that the amount to be distributed may not exceed total profits made since the end of the last financial year for which the annual accounts have been approved, plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and any sums to be placed to reserve pursuant to the requirements of the Law or of the Articles.

The supervisory auditor or the statutory auditor, as applicable, shall verif y that the conditions laid out above have been complied with.

TITLE VI – DISSOLUTION – LIQUIDATION

Article 32	Dissolution, liquidation

The Company may be dissolved by a decision of the General Meeting voting with the same quorum and majority as for the amendment of these Articles, unless otherwise provided by the Law.

Should the Company be dissolved, the liquidation will be carried out by one or more liquidators appointed by the General Meeting, which will determine their powers and their compensation.

Af ter payment of all the debts of and charges against the Company and of the expenses of liquidation, the holders of Preferred Shares, if any, shall be entitled to a preferential right to repayment of the nominal value of the Preferred Shares plus any accrued but unpaid Preferential Dividends before repayment of the nominal value of the Ordinary Shares. Thereaf ter, the net liquidation proceeds shall be distributed equally to the holders of the Ordinary Shares pro rata to the number of Ordinary Shares held by them.

14

TITLE VIII – APPLICABLE LAW

Article 33	Applicable law

All matters not governed by these Articles shall be determined in accordance with the Law. If the Shares of the Company are listed on a foreign stock exchange or the Company is subject to the rules and regulations of the Commission, to the extent any provision of these Articles conf licts with applicable rules and regulations of such foreign stock exchange or the Commission, such rules and regulations shall govern, unless compliance with such rules and regulations will violate the Law.

15

Exhibit F

Plan and Articles of Merger

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

ARTICLES OF MERGER

Between

EVERARC HOLDINGS LIMITED

(as the surviving company)

and

EVERARC (BVI) MERGER SUB LIMITED

(as the merging company)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

ARTICLES OF MERGER

These Articles of Merger are made on [ ] 2021.

Between:

(1)	EverArc Holdings Limited a company incorporated in the British Virgin Islands with company number 2025707 (the “Surviving Company” or “BVI Co”); and

(2)

EverArc (BVI) Merger Sub Limited a company incorporated in the British Virgin Islands with company number 2065980 (the “Merging Company” and together with the Surviving Company, the “Constituent Companies”).

Whereas the directors of each of the Constituent Companies have determined that it is desirable and in the best interests of the relevant Constituent Company and its members that pursuant to the provisions of section 170 of the BVI Business Companies Act, 2004, as amended (the “Act”), the Surviving Company be merged with the Merging Company, with the Surviving Company being the surviving company (the “Merger”).

Now therefore these Articles of Merger provide as follows:

1	For the purposes of section 171(1) of the Act:

(a)

Each Constituent Company hereby adopts the Plan of Merger, a copy of which is annexed hereto as the Annex, to the intent that the Merger shall be effective on the date these Articles of Merger are registered by the Registrar of Corporate Affairs in the British Virgin Islands (the “Effective Date”).

(b)	BVI Co was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on 8 November 2019 with company number 2025707.

(c)	The Merging Company was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on 10 June 2021 with company number 2065980.

(d)	The Memorandum and Articles of Association of BVI Co were first registered on by the Registrar of Corporate Affairs on 8 November 2019 and have not since been amended and/or restated.

(e)	The Memorandum and Articles of Association of the Merging Company were first registered on by the Registrar of Corporate Affairs on 10 June 2021 and have not since been amended and/or restated.

(f)	The memorandum of association and articles of association of BVI Co shall be the memorandum of association and articles of association of the Surviving Company.

(g)	The Merger and Plan of Merger were approved by the directors of the Surviving Company on [insert date] 2021 and authorised by the members of BVI Co on [insert date] 2021.

(h)	The Merger and Plan of Merger were approved by the directors of the Merging Company on [insert date] 2021 and authorised by the members of the Merging Company on [insert date] 2021.

2	Each of the Constituent Companies has complied with all the provisions of the laws of the British Virgin Islands to enable them to merge on the Effective Date.

3	The name of the Surviving Company upon the consummation and effectiveness of this Merger shall remain unchanged.

4	These Articles of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.

5	These Articles of Merger may be executed in counterparts.

In witness whereof the parties hereto have caused the Articles of Merger to be executed on the day and year first above written.

SIGNED by ________________________	)

Duly authorised for	)

and on behalf of	)	Director

EverArc Holdings Limited	)

SIGNED by ________________________	)

Duly authorised for	)

and on behalf of	)	Director

EverArc (BVI) Merger Sub Limited	)

Annex

Plan of Merger

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

PLAN OF MERGER

Between

EVERARC HOLDINGS LIMITED

(as the surviving company)

and

EVERARC (BVI) MERGER SUB LIMITED

(as the merging company)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

PLAN OF MERGER

This Plan of Merger is made on [ ] 2021.

Between:

(1)	EverArc Holdings Limited a company incorporated in the British Virgin Islands with company number 2025707 (the “Surviving Company” or “BVI Co”); and

(2)

EverArc (BVI) Merger Sub Limited a company incorporated in the British Virgin Islands with company number 2065980 (the “Merging Company” and together with the Surviving Company, the “Constituent Companies”).

Whereas:

(A)	The Surviving Company is a BVI business company incorporated and existing under the BVI Business Companies Act, 2004, as amended (the “Act”).

(B)	The Merging Company is a BVI business company incorporated and existing under the Act.

(C)

The directors of each of the Constituent Companies have determined that it is desirable and in the best interests of the relevant Constituent Company and its members that pursuant to the provisions of section 170 of the Act, the Surviving Company be merged with the Merging Company, with the Surviving Company being the surviving company (the “Merger”).

Now therefore this Plan of Merger provides as follows:

1	For the purposes of section 170(2) of the Act:

1.1	the constituent companies to the Merger are the Surviving Company and the Merging Company;

1.2	the surviving company is BVI Co;

1.3

the Surviving Company is authorised to issue an unlimited number of shares in two classes of which there are [100] Founder Shares and [40,832,500] Ordinary Shares in issue. In accordance with the provisions Clause 6.1(b) of the Surviving Company’s Memorandum and Article 41 of the Surviving Company’s Memorandum and Articles of Association, only the holders of the Founder Shares shall be entitled to vote on the Merger; and

1.4

the Merging Company is authorised to issue a maximum of 1,000 shares of one class of no par value of which there are [insert number and name of class] shares in issue, all of which are entitled to vote on the Merger as one class.

2	As soon as the Merger becomes effective (the “Effective Date”):

2.1	the separate corporate existence of the Merging Company shall cease;

2.2	the Surviving Company has all the rights, privileges, immunities, powers, objects and purposes of each of the Constituent Companies;

2.3	assets of every description, including choses in action, and the business of each of the Constituent Companies vest in the Surviving Company; and

2.4	the Surviving Company is liable for all claims, debts, liabilities and obligations of each of the Constituent Companies.

3

The terms and conditions of the Merger, including the manner and basis of cancelling, reclassifying or converting shares in each Constituent Company into shares, debt obligations or other securities in the Surviving Company are set out below.

On the Effective Date:

3.1	each ordinary share issued and outstanding in the Merging Company on the Effective Date shall be converted into one Ordinary share in the Surviving Company;

3.2

each Ordinary Share issued and outstanding in BVI Co on the Effective Date, other than any Cancelled Shares and any Dissenting Shares (as each such term is defined below), shall be converted into one Ordinary share in Perimeter Solutions, SA (“ParentCo”) (the “Merger Consideration”). It is noted that pursuant to the terms of a business combination agreement dated [•] between, among others, BVI Co, ParentCo and the Merging Company, the parties to this Plan of Merger have the right for such Ordinary shares in ParentCo to be so issued;

3.3	each Founder Share issued and outstanding in the Surviving Company on the Effective Date shall be converted into one Ordinary share in ParentCo;

3.4

each Ordinary Share issued and outstanding in the Surviving Company held by the Surviving Company as a treasury share immediately prior to the effective time of the Merger (the “Cancelled Shares”) will be cancelled and will cease to exist at the effective time of the Merger, and no consideration will be delivered in exchange therefor; and

3.5

each Ordinary Share issued and outstanding in the Surviving Company in respect of which the holder thereof has duly and validly exercised a right of dissent in accordance with section 179 of the Act (“Dissenting Shares”) shall automatically be cancelled and shall cease to exist and be outstanding in accordance with the Act, and each holder of a Dissenting Share shall cease to be a member of BVI Co (and shall not be a member of the Surviving Company) and shall cease to have any rights thereto (including any right to receive such holder’s portion of the aggregate Merger Consideration), subject to and except for such rights as are granted under Section 179 of the Act.

4	The memorandum of association and articles of association of BVI Co in effect on the Effective Date shall be the memorandum of association and articles of association of the Surviving Company.

5	This Plan of Merger shall be submitted to the holder of the Founder Shares of the Surviving Company and members of Merging Company for their approval by a resolution of members.

6	The Merger shall, pursuant to section 173 of the Act, be effective on date that the articles of merger are registered by the Registrar of Corporate Affairs.

7	This Plan of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.

8	This Plan of Merger may be executed in counterparts.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by ________________________	)

Duly authorised for	)

and on behalf of	)	Director

EverArc Holdings Limited	)

SIGNED by ________________________	)

Duly authorised for	)

and on behalf of	)	Director

EverArc (BVI) Merger Sub Limited	)

Annex B

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on June 14, 2021 by and among EverArc Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (the “Company”), SK Invictus Intermediate, S.à.r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugene Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) (“Target”), EverArc, acting as sole founding shareholder and in the name and on behalf of Perimeter Solutions S.A., a joint stock company (societe anonyme) to be incorporated under the laws of the Grand Duchy of Luxembourg, to have its registered office at 12E, rue Guillaume Kroll, L-1882, Grand Duchy of Luxembourg and to be registered with the Luxembourg trade and companies register (Registre de Commerce et des Societes, Luxembourg) (“Holdco”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, the Company is concurrently with the execution and delivery hereof entering into that certain Business Combination Agreement, as may be amended from time to time, by and among SK Invictus Holdings, S.a.r.l (the “Seller”), the Company, Target, Holdco, and EverArc (BVI) Merger Sub Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands (“Merger Sub”) (the “Business Combination Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub, a wholly-owned subsidiary of Holdco, is expected to merge with and into the Company, with the Company surviving such merger as a direct wholly-owned subsidiary of Holdco (the “Merger”);

WHEREAS, pursuant to the Business Combination Agreement, effective on the Transaction Closing Date (as defined herein) but subsequent to the Merger, the Seller is expected to contribute and sell its ordinary shares of Target to Holdco in exchange for cash and preferred shares of Holdco, with Target becoming a wholly-owned subsidiary of Holdco (together with the Merger, the “Transactions”);

WHEREAS, to finance a portion of the Transactions, Subscriber desires to subscribe for and purchase from the Company that number of the Company’s ordinary shares, no par value (the “Ordinary Shares”), which will be exchanged with Holdco in the Merger for the right to receive one Holdco Share for each Ordinary Share upon consummation of the Transactions, as set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Transaction Closing Date (as defined below);

WHEREAS, to finance a portion of the Transactions, certain other (i) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (ii) institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act), (iii) if in member states of the European Economic Area, persons who qualify as a qualified investor (a “EEA Qualified Investor”) (as defined in the EU Prospectus Regulation (Regulation (EU) 2017/1129) (the “Prospectus Regulation”)) or (iv) if in the United Kingdom, persons who qualify as a UK qualified investor (a “UK Qualified Investors”) (as defined in the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and as amended (the “UK Prospectus Regulation”)) and who (A) is an investment professional within the meaning of Article 19(5) of the Order, (B) falls within Article 49(2)(a) to (d) of the Order; or (C) is a person to whom this offer may otherwise lawfully be communicated (together, the “Other Subscribers”) have, severally and not jointly, entered into separate subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which such investors have agreed, severally and not jointly, to purchase Ordinary Shares on the Transaction Closing Date (as defined herein) at the Purchase Price (the “Offering”); and

WHEREAS, the aggregate amount of Ordinary Shares to be sold by the Company pursuant to this Subscription Agreement and the Other Subscription Agreements is expected to equal up to              Ordinary Shares, it being acknowledged and understood that the Ordinary Shares sold pursuant to this Subscription Agreement and the Other Subscription Agreements will be exchanged with Holdco for Holdco Shares upon consummation of the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Subscription. Subject to the terms and conditions hereof, Subscriber severally and not jointly with any Other Subscribers hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2.    Closing.

(a)    The closing of the Subscription contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transactions (the “Transaction Closing”) and, subject to the satisfaction of the conditions set forth in Section 2(b) hereof, shall occur immediately prior to, the Transaction Closing (the “Transaction Closing Date”). Not less than five (5) business days prior to the scheduled or anticipated Transaction Closing Date, the Company shall provide written notice to Subscriber (the “Closing Notice”) of such Closing Date (i) setting forth the scheduled or anticipated Transaction Closing Date, (ii) stating that the Company reasonably expects all conditions to the Transaction Closing to be satisfied or waived on or prior to the Transaction Closing Date, and (iii) including wire instructions for delivery of the Purchase Price to the Company. At least two (2) business days prior to the Transaction Closing Date specified in the Closing Notice, Subscriber shall deliver to the Company (i) any information that is reasonably requested in the Closing Notice that is required in order to enable the Company to issue the Acquired Shares, including, without limitation, the legal name of the person (or nominee) in whose name such Acquired Shares are to be issued, details relating to the Subscriber’s CREST (as defined herein) Participant ID and Member Designation and related instructions relating to the delivery of the Acquired Shares to Subscriber and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable and (ii) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice. Upon satisfaction of the foregoing, the Company shall, at the Subscription Closing, (i) deliver (or cause the delivery of) Depositary Interests representing the Acquired Shares in CREST to the Subscriber or to a CREST participant designated by the Subscriber, as applicable, as indicated in the instructions provided to the Company by Subscriber and (ii) immediately thereafter, cancel the Acquired Shares and Holdco shall issue the Holdco Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under this Subscription Agreement or applicable securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a CREST participant designated by the Subscriber, as applicable.

In the event the closing of the Transactions does not occur within two (2) business days of the Transaction Closing Date specified in the Closing Notice, unless otherwise instructed by the Subscriber, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber without any deduction for or on account of any tax withholding, charges or set-off, and any Depositary Interests, book entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than one (1) business day thereafter) returned to the Company.

Notwithstanding the foregoing in this Section 2, if the Subscriber informs the Company (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures provided above, the following shall apply: the Subscriber shall deliver at 8:00 a.m. New York City time on the Transaction Closing Date (or as soon as practicable prior to the Transaction Closing on the Transaction Closing Date, following receipt of evidence from the Company’s transfer agent of the issuance to the Subscriber of the Depositary Interests representing the Acquired Shares in CREST on and as of the Transaction Closing Date) the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to the Subscriber of the Depositary Interests representing the Acquired Shares in CREST to the Subscriber or to a custodian designated by the Subscriber, as applicable, as indicated in the instructions provided to the Company by Subscriber, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions).

For purposes of this Subscription Agreement, “CREST” means the system for the paperless settlement of trades in securities and the holding of securities in uncertificated form of which Euroclear is the Operator (as defined in the CREST Regulations) and “CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No 3755), as amended.

(b)    The Closing shall be subject to the conditions that, as of the Subscription Closing:

(i)    solely with respect to Subscriber, the representations and warranties made by the Company in this Subscription Agreement shall be true and correct in all material respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which shall be true and correct in all respects as of the Subscription Closing or such other date as applicable), in each case without giving effect to the consummation of the Transactions;

(ii)    solely with respect to the Company, the representations and warranties made by the Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects as of the Subscription Closing or such other date, as applicable), in each case without giving effect to the consummation of the Transactions;

(iii)    solely with respect to Subscriber, the Company and Holdco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company or Holdco, respectively, at or prior to the Subscription Closing;

(iv)    solely with respect to the Company, the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing;

(v)    no governmental authority having jurisdiction shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;

(vi)    solely with respect to Subscriber, no amendment, modification or waiver of the Business Combination Agreement (as the same exists in the date hereof as provided, or made available, to the Subscriber)

shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement, unless the Subscriber has consented in writing to such amendment, modification or waiver;

(vii)    solely with respect to Subscriber, no Material Adverse Effect shall have occurred relating to Target or its subsidiaries, takes as a whole, provided that, the parties acknowledge and agree that no Material Adverse Effect will have occurred based solely as a result of any action, transaction, change or activity permitted or contemplated by the Business Combination Agreement;

(viii)    Holdco Shares shall have been approved for listing on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (the “Stock Exchange”), subject to official notice of issuance; and

(ix)    all conditions precedent to the Transaction Closing, as set forth in the Business Combination Agreement, shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Transactions, but subject to satisfaction of such conditions as of the closing of the Transactions).

(c)    At the Subscription Closing, the parties hereto shall execute and deliver or cause to be executed or delivered such additional documents and take such additional actions as may be reasonably necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3.    Company Representations and Warranties. The Company and Holdco represent and warrant to the Subscriber and the Placement Agents that:

(a)    The Company has been duly incorporated, is validly existing and is in good standing under the laws of the British Virgin Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. Holdco has been duly incorporated, is validly existing and is in good standing under the laws of the Grand Duchy of Luxembourg, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)    As of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable free and clear of any liens, charges or encumbrances (other than restrictions under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Memorandum and Articles of Association (the “Articles of Association”) or under the laws of the British Virgin Islands. The Holdco Shares, when delivered to Subscriber in exchange for the Acquired Shares, will be duly authorized and delivered and validly issued, fully paid and non-assessable free and clear of any liens, charges or encumbrances (other than restrictions under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under Holdco’s Articles of Association or under the laws of the Grand Duchy of Luxembourg.

(c)    This Subscription Agreement and the Business Combination Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and, assuming that the Transaction Documents constitute the valid and binding agreement of the Subscriber, are valid and binding obligations of the Company and Holdco, and are enforceable against each of them in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)    The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or Holdco pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or Holdco is a party or by which the Company or Holdco is bound or to which any of the property or assets of the Company or Holdco is subject; (ii) the organizational documents of the Company or Holdco; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company, Holdco or any of their properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Company or Holdco or materially affect the validity of the Acquired Shares or the legal authority or ability of the Company or Holdco to perform in any material respects its obligations hereunder (a “Material Adverse Effect”).

(e)    Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 4 of this Subscription Agreement, neither the Company nor Holdco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares or Holdco Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by the Stock Exchange, the London Stock Exchange plc and the UK Financial Conduct Authority (“FCA”), (iv) filings required to consummate the Transaction as provided under the definitive documents relating to the Transaction, and (v) where the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Company’s or Holdco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Acquired Shares or Holdco Shares.

(f)    The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Company is a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(g)    As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of (i) 40,832,500 Ordinary Shares, no par value, (ii) 100 Founder Shares, no par value (the “Founder Shares”, together with the Ordinary Shares, the “Shares”) and (iii) 34,020,000 redeemable warrants to purchase Ordinary Shares (the “Warrants”). All issued and outstanding shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive or other similar rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Transaction Documents, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than Holdco and Merger Sub, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the Company’s public filings and (B) as contemplated by the Transactions.

(h)    The Ordinary Shares and Warrants are currently listed on the Official List by way of a Standard Listing under Chapter 14 of the listing rules published by the U.K. Listing Authority under section 73A of

Financial Services and Markets Act 2000, as amended (the “Listing Rules”) and such Ordinary Shares and Warrants are admitted to trading on the London Stock Exchange plc’s main market for listed securities.

(i)    Assuming the accuracy of the Subscriber’s representations and warranties in Section 4, no registration under the Securities Act is required for the sale of the Acquired Shares by the Company to Subscriber in the manner contemplated by this Subscription Agreement. Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer and sale of the Acquired Shares.

(j)    The Company has not entered into any Other Subscription Agreement (and will not enter into any amendments to the Other Subscription Agreements) or other agreement to sell equity securities (or, in any case, any side letter or similar agreement in respect thereof), other than agreements relating to the sale or issuance of equity securities in connection with the Business Combination Agreement and the transactions contemplated thereby including equity issuances in connection with the listing of the Holdco Shares on the Stock Exchange (as defined below), provided such sales or issuances are made on terms (economic or otherwise) no more favorable to such subscriber or investor than as set forth in this Subscription Agreement.

(k)    Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company or Holdco, threatened against the Company or Holdco or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company or Holdco.

(l)    Except for placement fees payable to Morgan Stanley & Co. International plc and UBS Securities LLC (each, a “Placement Agent” and collectively, the “Placement Agents”), neither the Company nor Holdco has paid, nor are they obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares or Holdco Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company or Holdco.

(m)    Neither the Company nor Holdco is, and immediately after receipt of payment for the Acquired Shares neither will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)    The Company and Holdco acknowledge and agree that, notwithstanding anything herein to the contrary, the Acquired Shares and Holdco Shares may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Acquired Shares or Holdco Shares hereunder, and Subscriber effecting a pledge of Acquired Shares or Holdco Shares shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Acquired Shares or Holdco Shares may reasonably request in connection with a pledge of the Acquired Shares or Holdco Shares to such pledgee by Subscriber.

(o)    The Company and Holdco is each in compliance with all applicable law, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor Holdco has received any written communication from a governmental authority that alleges that it is not in compliance with or is in default or violation of any applicable law.

4.    Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and the Placement Agents that:

(a)    Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)    This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, Target and Holdco, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(c)    The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to perform its obligations hereunder.

(d)    Subscriber is

(i)    if in the United States, (x) a “qualified institutional buyer” (as defined under the Securities Act) or (y) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9), (12) or (13) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, and is acquiring the Acquired Shares and Holdco Shares only for his, her or its own account and not for the account of others, or if the Subscriber is acquiring the Acquired Shares or Holdco Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Accordingly, the Subscriber understands that the offering of the Acquired Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J);

(ii)    (A) an institutional account as defined in FINRA Rule 4512(c), (B) a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (C) has exercised independent judgment in evaluating its participation in the purchase of the Acquired Shares. Accordingly, the Subscriber understands that the offering of the Acquired Shares meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b); and

(iii)    if in member states of the European Economic Area, an EEA Qualified Investor or if in the United Kingdom, a UK Qualified Investor who also (A) is an investment professional within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (B) falls within Article 49(2)(a) to (d) of the Order; or (C) is a person to whom this offer may otherwise lawfully be communicated.

(e)    Subscriber acknowledges and agrees that the Acquired Shares and Holdco Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act or any “offer of securities to the public” within the meaning of the Prospectus Regulation or the UK Prospectus Regulation and

that the Acquired Shares and Holdco Shares have not been registered under the Securities Act , except as required by Section 5 herein. Subscriber acknowledges and agrees that the Acquired Shares and Holdco Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act except (i) to the Company, Holdco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to the Company or Holdco, as applicable) have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i), (iii) and (iv) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry records representing the Acquired Shares and Holdco Shares shall contain a restrictive legend to such effect.

(f)    The Subscriber acknowledges and agrees that the Acquired Shares and Holdco Shares will not be immediately eligible for resale or transfer pursuant to Rule 144 promulgated under the Securities Act, that Rule 144 will not be available until 12 months following the closing and, as a result, the Subscriber may not be able to readily resell or transfer the Acquired Shares or Holdco Shares and may be required to bear the financial risk of an investment in the Acquired Shares or Holdco Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares or Holdco Shares.

(g)    Subscriber acknowledges and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to Subscriber by or on behalf of the Company, Target, Holdco, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement.

(h)    Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(i)    In making its decision to purchase the Acquired Shares, Subscriber represents and warrants that it has relied solely upon independent investigation made by Subscriber and the representations, warranties, covenants and agreements made by the Company herein. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, Target, Holdco, the Transactions and the business of the Company, Target, Holdco and each of their subsidiaries. Subscriber represents, acknowledges and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares and Holdco Shares. Subscriber acknowledges and agrees that it has not relied on any statements, representations, warranties or other information provided by the Company, Target, Holdco or the Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing with respect to the Company, Target, Holdco, the Transactions and the business of the Company, Target, Holdco and each of their subsidiaries or its decision to purchase the Acquired Shares other than the representations, warranties, covenants and agreements expressly made by the Company, Holdco and Target herein. Subscriber further acknowledges and agrees that the information provided to the Subscriber (other than the information reflected in the representations and warranties made herein) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect the Subscriber’s obligation to purchase the Acquired Shares hereunder.

(j)    Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company, Target or by means of contact from the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, Target or by means of contact between Subscriber and the Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k)    Subscriber acknowledges and agrees that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the Company’s public filings. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares and the Holdco Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision and the Subscriber has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Acquired Shares.

(l)    Subscriber represents, acknowledges and agrees that Subscriber, alone or together with any professional advisor(s), has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and the Holdco Shares and determined that the Acquired Shares and Holdco Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company and Holdco, and will not look to the Placement Agents for all or part of any such loss or losses the Subscriber may suffer. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)    Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(n)    Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that, to the extent required, Subscriber, directly or, if permitted by law, through a third party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it , directly or, if permitted by law, through a third-party administrator, maintains policies and procedures reasonably designed to ensure compliance with OFAB-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, Subscriber, directly or, if permitted by law, through a third party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o)    If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that, to its knowledge, none of the Company, Target, Holdco or any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares.

(p)    As of the date of this Subscription Agreement the Subscriber does not have, and during the thirty (30) day period immediately prior to the date of this Subscription Agreement the Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Company. For purposes of this Section 4(p) and Section 7, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(q)    Subscriber will have sufficient available funds to pay the Purchase Price pursuant to and accordance with Section 2(a).

(r)    The Subscriber hereby acknowledges and agrees that (i) each of the Placement Agents is acting solely as Placement Agent in connection with the Transactions and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Subscriber in connection with the Transactions, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character to Subscriber and have not provided any advice or recommendation to Subscriber in connection with the Transactions, (iii) the Placement Agents will have no responsibility to Subscriber with respect to (x) any representations, warranties or agreements made by any person or entity to Subscriber under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any provision thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions, (iv) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to the Subscriber, or to any person claiming through the Subscriber, in respect of the Transactions, and (v) each Placement Agent or its affiliate is acting as a capital markets advisor and financial advisor to the Company.

(s)    The Subscriber acknowledges that none of the Placement Agents nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to the Company, Target, Holdco or any of their respective subsidiaries or any of their respective businesses, or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company, Target or Holdco.

(t)    UBS Securities LLC (together with its affiliates) is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. UBS Securities LLC and its affiliates have engaged in investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received customary fees and commissions for these transactions.

5.    Registration Rights.

(a)    Holdco agrees that, within 30 calendar days after the Transaction Closing (the “Filing Deadline”), Holdco will file with the Commission (at Holdco’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale or transfer of the Holdco Shares (which, for the avoidance of doubt, shall include Subscriber’s Holdco Shares) naming the Subscriber as a selling shareholder thereunder, and Holdco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the Filing Deadline (or the 90th calendar day following the Filing Deadline if the Commission notifies Holdco that it will “review” the Registration Statement), and (ii) the 5th business day after the date Holdco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review or requirements (such earlier date, the “Effectiveness Date”); provided, however, that Holdco’s obligations to include the Holdco Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to Holdco such information regarding the Subscriber and its affiliates, the securities of Holdco held by the Subscriber and the intended method of disposition of the Holdco Shares as shall be reasonably requested by Holdco to effect the registration of the Holdco Shares, and shall execute such documents in connection with such registration as Holdco may reasonably request that are customary of a selling stockholder in similar situations; provided, however, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Holdco Shares. Notwithstanding the foregoing, if the Commission prevents Holdco from including in the Registration Statement any or all of the Holdco Shares due to limitations on the use of Rule 415 of the Securities Act for the resale or transfer of the Holdco Shares by the applicable stockholders or otherwise, the Registration Statement shall register for resale or transfer such number of Holdco Shares which is equal to the maximum number of Holdco Shares as is permitted by the Commission. In such event, the number of Holdco Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and, during the Effectiveness Period (as defined below), as promptly as practicable after being permitted to register additional Holdco Shares under Rule 415 under the Securities Act, Holdco shall amend the Registration Statement or file a new Registration Statement to register such additional Holdco Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. If the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. Holdco will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Holdco Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such Holdco Shares have actually been sold and (iii) the date which is three years after the Subscription Closing. The period commencing on the date on which the Registration Statement is actually filed and ending on the earliest of the dates referenced in the immediately preceding sentence is referred to herein as the “Effectiveness Period”. For purposes of clarification, any failure by Holdco to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Holdco of its obligations to file the Registration Statement or use its commercially reasonable efforts to have it declared effective set forth in this Section 5. Holdco will provide a draft Registration Statement to Subscriber for review at least two (2) days prior to filing the Registration Statement for purposes of confirming the information regarding the Subscriber and its affiliates included therein including the securities of Holdco held by the Subscriber and the intended method of disposition of the Holdco Shares by Subscriber.

(b)    Notwithstanding anything to the contrary in this Subscription Agreement, Holdco shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Holdco or its subsidiaries is pending, an event has occurred or circumstances exist, which negotiation, consummation, event or circumstances, Holdco reasonably believes, upon advice of outside legal counsel, would require additional disclosure by Holdco in the Registration Statement of material information that Holdco has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Holdco, upon advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Holdco may not delay or suspend the Registration Statement on more than 2 occasions or for more than 60 consecutive calendar days, or more than 90 total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Holdco of the happening of any Suspension Event (which notice shall not contain material non-public information or subject Subscriber to any duty of confidentiality) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Holdco Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which Holdco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice (which notice shall not contain material non-public information or subject Subscriber to any duty of confidentiality) that any post-effective amendment has become effective or unless otherwise notified by Holdco that it may resume such offers and sales. If so directed by Holdco, the Subscriber will deliver to Holdco or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Holdco Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Holdco Shares shall not apply (i) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, Holdco shall cause its transfer agent to deliver unlegended Holdco Shares to a transferee of the Subscriber in connection with any sale of Holdco Shares with respect to which the Subscriber has entered into a contract for sale, prior to the Subscriber’s receipt of the notice of a Suspension Event and for which the Subscriber has not yet settled.

(c)    In the case of the registration, qualification, exemption or compliance effected by Holdco pursuant to this Subscription Agreement, Holdco shall, upon reasonable request, inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense Holdco shall:

(i)    Advise the Subscriber within 2 business days:

(A)    when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(B)    of any written request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(C)    of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D)    of the receipt by Holdco of any notification with respect to the suspension of the qualification of the Holdco Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)    subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 5(c)(i)(E) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension).

Notwithstanding anything to the contrary set forth herein, Holdco shall not, when so advising the Subscriber of such events, provide the Subscriber with any material, nonpublic information regarding Holdco or subject Subscriber to any duty of confidentiality (other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (A) through (E) above constitutes material, nonpublic information regarding Holdco);

(ii)    use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iii)    upon the occurrence of any Suspension Event, except for such times as Holdco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Holdco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Holdco Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)    use its commercially reasonable efforts to cause all Holdco Shares held by the Subscriber to be listed on each securities exchange or market, if any, on which the Holdco Shares have been listed;

(v)    use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Holdco Shares contemplated hereby and to enable Subscriber to sell the Holdco Shares under Rule 144 (when available); and

(vi)    use its commercially reasonable efforts to cause the Transfer Agent to remove any restrictive legend set at the Subscriber’s request, when the Holdco Shares are sold pursuant to Rule 144 under the Securities Act or the Registration Statement. In connection therewith, if required by Holdco’s Transfer Agent, Holdco will promptly cause an opinion of counsel to be delivered to its Transfer Agent, together with any other authorizations, certificates and directions reasonably required by the transfer agent that authorize and direct the Transfer Agent to issue such Shares without any such legend.

(d)    The Subscriber may deliver written notice (an “Opt-Out Notice”) to Holdco requesting that the Subscriber not receive notices from Holdco otherwise required by this Section 5; provided, however, that the Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Subscriber (unless subsequently revoked), (i) Holdco shall not deliver any such notices to the Subscriber and the Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, the Subscriber will notify Holdco in writing at least two business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, Holdco will so notify the Subscriber, within one business day of the Subscriber’s notification to Holdco, by delivering to the Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide the Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability (which notices shall not contain any material, nonpublic information or subject the Subscriber to any duty of confidentiality).

(e)    Holdco shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (if the Subscriber is named as a selling shareholder under the Registration Statement), its officers, directors, partners, members, trustees, managers, stockholders, affiliates, employees, investment advisers and agents, and each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, affiliates, employees, investment advisers and agents of each such controlling person to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) and expenses (collectively, “Losses”), resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information furnished in writing to Holdco by or on behalf of the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected by Subscriber without the consent of Holdco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Holdco be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by or on behalf of a Subscriber expressly for use in the Registration Statement, (B) in connection with any failure of Subscriber to deliver or cause to be delivered (to the extent required) a prospectus made available by Holdco in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405 of the Securities Act) that was not authorized in writing by Holdco, or (D) in connection with any offers, sales or transfers effected by or on behalf of a Subscriber in violation of Section 4(e) hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Holdco Shares by the Subscriber.

(f)    The Subscriber shall, severally and not jointly with any Other Subscribers or other persons, indemnify and hold harmless Holdco, its directors, officers, agents and employees, and each person who controls Holdco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements or omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to Holdco by the Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Holdco Shares giving rise to such indemnification obligation. The Subscriber shall notify Holdco promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Holdco Shares by the Subscriber.

6.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Subscription Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing or (d) at the election of the Subscriber, if the Transaction Closing shall not have occurred by March 31, 2022; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber in writing of the termination of the Business Combination Agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by the Subscriber of the Purchase Price for the Acquired Shares, the Company shall promptly (but not later than one business day thereafter) return the Purchase Price to the Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

7.    Short Sales. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any Short Sales or engage in other hedging transactions of any kind with respect to the Acquired Shares during the period from the date of this Subscription Agreement through the Subscription Closing or termination of this Subscription Agreement in accordance with its terms. Nothing in this Section 7 shall prohibit such persons from engaging in hedging transactions with respect to other securities of the Company, including Ordinary Shares acquired in open market purchases, so long as such person does not create any “put equivalent position,” as such term is defined in Rule 16a- 1 under the Exchange Act, or short sale positions, with respect to the Acquired Shares, nor shall this Section 7 prohibit any person or entity that is an investment portfolio of Subscriber from entering into any Short Sales or engaging in other hedging transactions so long as such person or entity is not acting on behalf of the Subscriber and has no knowledge of this Subscription Agreement or of Subscriber’s participation in this transactions contemplated by this Subscription Agreement or (y) any person or entity under common management (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales or other hedging transactions.

8.    Miscellaneous.

(a)    Each party hereto acknowledges that the other parties hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement; provided, however, the Subscription Closing may only be enforced against the Subscriber by the Company or Holdco. Prior to the Closing, each party hereto agrees to promptly notify the other parties hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects. Each of the Company and Subscriber further acknowledges and agrees that the Placement Agents are third-party beneficiaries with the right to enforce Section 3, Section 4 and Section 8 on their own behalf against the Company and Subscriber, as applicable.

(b)    Each of the Company, Target, Holdco and the Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Placement Agents are entitled to rely upon the representations and warranties made by Subscriber and the Company in this Subscription Agreement.

(c)    Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Ordinary Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment adviser as Subscriber, or by an affiliate of such investment adviser, without the prior consent of the other parties hereto, provided further that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided further that, no assignment without the prior consent of the other parties hereto shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment adviser as Subscriber, or by an affiliate of such investment adviser. Neither this Subscription Agreement nor any rights that may accrue to the Company or Holdco hereunder or any of the Company’s or Holdco’s obligations may be transferred or assigned other than pursuant to the Transactions.

(d)    All the representations and warranties made by each party hereto in this Subscription Agreement shall survive until Closing; provided, however, the representations and warranties of the Company contained in Section 3(a), Section 3(b), Section 3(c) and Section 3(i) and the representations and warranties of the Subscriber contained in Section 4(a) and Section 4(b) shall each survive the Closing for a period of six (6) months. All covenants made by each party hereto in this Subscription Agreement required to be performed after the Closing shall expire upon performance. All other agreements made by each party hereto in this Subscription Agreement shall expire at the Closing.

(e)    The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with the Subscriber’s internal policies and procedures; provided, that, the Company agrees to keep any such information provided by Subscriber confidential. The Subscriber acknowledges that a copy of a form of this Subscription Agreement may be filed with the Commission as an exhibit to a periodic report or registration statement.

(f)    This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each party.

(g)    This Subscription Agreement (including Schedule A and Schedule B hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h)    Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)    If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)    This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)    Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(l)    The Company (and with respect to any fees incurred after the consummation of the Transactions, Holdco) shall be responsible for the fees of its transfer agent, the Escrow Agent, stamp taxes and all of DTC’s and CREST’s fees associated with the issuance of the Acquired Shares and the Holdco Shares.

(m)    Subscriber understands and agrees that (i) no disclosure or offering document has been prepared by the Placement Agents or any of their affiliates in connection with the offer and sale of the Acquired Shares; (ii) the Placement Agents and their directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, Target, Holdco, the Transactions or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company, Target or Holdco; and (iii) in connection with the issue and purchase of the Acquired Shares, the Placement Agents have not acted as the Subscriber’s financial advisor, tax or fiduciary. Subscriber agrees to complete, sign and deliver to the parties hereto, and the Placement Agent, at the Subscription Closing, the investor representation letter attached hereto as Schedule B.

(n)    Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)    if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)    if to the Company or Holdco, to:

EverArc Holdings Company

c/o: EverArc Holdings LLC

55 Water Street

Brooklyn, NY 11201

Attention: Vivek Raj

E-mail: [***]

with a required copy to (which copy shall not constitute notice):

Greenberg Traurig, LLP

333 SE 2nd Avenue, Suite 4400

Miami, FL 33131

Attention: Alan I. Annex

Facsimile: +1 (305) 579-0717

E-mail:annexa@gtlaw.com

(iii)    if to Target, to:

c/o SK Capital Partners, LP

[***]

Attention: [***]

Email: [***]

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn: Jeremy S. Liss, P.C., Jeffrey A. Fine, P.C., Timothy

Cruickshank, P.C.

Facsimile: (312) 862 2200

Email: jeremy.liss@kirkland.com; jeffrey.fine@kirkland.com; tim.cruickshank@kirkland.com

(o)    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree, solely with respect to Section 5, (i) for Holdco to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) for Holdco to not assert that a remedy of specific enforcement pursuant to this Section 8(o) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) for Holdco to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 8(o) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

(p)    This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8(n) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENT OR ATTORNEY

OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(p).

(q)    If, any change in the Ordinary Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Acquired Shares issued to Subscriber shall be appropriately adjusted to reflect such change, it being understood that Holdco Shares will be issued with respect to any Ordinary Shares that constitute Acquired Shares in connection with the consummation of the Transactions.

(r)    The Company shall, by 7:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases via regulatory news service (RNS) (the “Press Release”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other inside information that the Company has provided to Subscriber at any time prior to the issuance of the Press Release. Upon the issuance of the Press Release, to the Company’s knowledge, Subscriber shall not be in possession of any inside information (including, without limitation, any material non-public information) received from the Company or any of its officers, directors or employees or agents (including the Placement Agents) and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agents or any of their affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of Subscriber, its investment adviser, if applicable, or any of their affiliates, or include the name of Subscriber, its investment adviser, if applicable, or any of their affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission, the FCA or another regulatory agency or under the regulations of the London Stock Exchange plc, in which case the Company shall provide Subscriber with prior written notice of such disclosure to the extent permitted under the preceding subclauses (i) and (ii).

(s)    The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of the Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by the Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company. Holdco or Target or any of their subsidiaries which may have been made or given by any Other Subscriber or other investor or by any agent or employee of any Other Subscriber or other investor, and neither the Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or other investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or any Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber, on the one hand, and any Other Subscriber or other investor, on the other hand, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and any Other Subscriber or other investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements; provided, that it is acknowledged that the Subscriber may be under common management with one or more Other Subscribers.

Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company, Target, Holdco and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

EVERARC HOLDINGS LTD.

By:

Name:
Title:

SK INVICTUS HOLDINGS S.À.R.L.

By:

Name:
Title:

PERIMETER SOLUTIONS, S.A.
(Represented by EverArc Holdings Limited, acting as sole founding shareholder and in the name and on behalf of Perimeter Solutions S.A. which in process of incorporation)

By:

Name:
Title:

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:

Name:	Name:
Title:	Title:

Date: [ ] , 2021

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)
Name in which securities are to be registered (if different)

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No. :	Telephone No. :

Facsimile No. :	Facsimile No. :

Aggregate Number of Acquired Shares subscribed for:

Aggregate Purchase Price: CREST Participant ID No.	$

CREST Member Designation

CREST Member Contact Person Name:

CREST Member Contact Person Tel No:

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Subscription Closing Notice.

Number of Acquired Shares subscribed for and aggregate Purchase Price as of $                    , accepted and agreed to as of this          day of                     , 2021 by:

EVERARC HOLDINGS LTD.

By:
Name:
Title:

SK INVICTUS HOLDINGS S.À.R.L.

By:
Name:
Title:

PERIMETER SOLUTIONS S.A. (Represented by EverArc Holdings Limited, acting as sole founding shareholder and in the name and on behalf of Perimeter Solutions S.A. which is in process of incorporation)

By:
Name:
Title:

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

FOR SUBSCRIBERS IN THE UNITED STATES:

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

  (Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐	We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

  (Please check each of the following subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

  (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company, Target or Holdco or acting on behalf of an affiliate of the Company, Target or Holdco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Securities Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

B.	FOR SUBSCRIBERS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA, AN EEA QUALIFIED INVESTOR OR IF IN THE UNITED KINGDOM:

  (Please check the applicable subparagraphs):

☐We are an EEA Qualified Investor

☐We are a UK Qualified Investor who also (A) is an investment professional within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (B) falls within Article 49(2)(a) to (d) of the Order; or (C) is a person to whom this offer may otherwise lawfully be communicated.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

SCHEDULE B

INVESTOR REPRESENTATION LETTER

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

United States

Re:    Purchase of Ordinary Shares of no par value (the “Securities”) issued by EverArc Holdings Limited (the “Company”)

Ladies and Gentlemen:

In connection with the offer and sale of the Securities to be issued by the Company, we represent, warrant, agree and acknowledge as follows:

1.    No disclosure or offering document has been prepared in connection with the offer and sale of the Securities by either Morgan Stanley & Co. International plc, UBS Securities LLC or any of their respective affiliates (each a “Placement Agent” and collectively, the “Placement Agents”).

2.    (a) We have conducted our own investigation of the Company and the Securities and we have not relied on any statements or other information provided by the Placement Agents concerning the Company or the Securities or the offer and sale of the Securities, (b) we have had access to, and an adequate opportunity to review, financial and other information as we deem necessary to make our decision to purchase the Securities, (c) we have been offered the opportunity to ask questions of the Company and received answers thereto, as we deemed necessary in connection with our decision to purchase the Securities; and (d) we have made our own assessment and have satisfied ourselves concerning the relevant tax and other economic considerations relevant to our investment in the Securities.

3.    Neither of the Placement Agents nor any of their respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to us by the Company.

4.    In connection with the issue and purchase of the Securities, neither Placement Agent has acted as our financial advisor or fiduciary.

5.    We are (x) a qualified institutional buyer (as defined in Rule 144A of the Securities Act of 1933 as amended (the “Securities Act”)), or (y) an accredited investor (as defined in Rule 501 (a)(1), (2), (3), or (7) of the Securities Act). Accordingly, we understand that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

6.    We (i) are an institutional account as defined in FINRA Rule 4512(c), (ii) are a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) have exercised independent judgment in evaluating our participation in the purchase of the Securities. Accordingly, we understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

7.    We are aware that the sale to us is being made in reliance on a private placement exemption from registration under the Securities Act and are acquiring the Securities for our own account or for an account over which we exercise sole discretion for another qualified institutional buyer or accredited investor.

8.    We are able to fend for ourselves in the transactions contemplated herein; have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Securities; and have the ability to bear the economic risks of our prospective investment and can afford the complete loss of such investment.

9.    The Securities have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act, and unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto

10.     We acknowledge that (i) the Company and the Placement Agents currently may have, and later may come into possession of, information regarding the Company that is not known to us and that may be material to a decision to enter into this transaction to purchase the Securities (“Excluded Information”), (ii) we have determined to enter into the this transaction to purchase the Securities notwithstanding our lack of knowledge of the Excluded Information, and (iii) neither the Company nor the Placement Agents shall have liability to us, and we hereby to the extent permitted by law waive and releases any claims we may have against the Company and either of the Placement Agents, with respect to the nondisclosure of the Excluded Information.

11.    We acknowledge that certain information provided to us was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. We acknowledge that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

Very truly yours,

[NAME OF INVESTOR]

By:
Name:
Title:

Date:

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Article 441-8 of the 1915 Law provides that the directors shall not incur any personal obligation by reason of the commitments of the company.

Article 441-9 of the 1915 Law provides that the directors, the members of the management committee and the managing executive officer shall be liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. The directors and members of the management committee shall be jointly and severally liable towards either the company or any third parties for damages resulting from this violation of the 1915 Law or the company’s articles of association. The directors and members of the management committee shall be discharged from such liability in the case of a violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation, as regards members of the board of directors, to the first general meeting and, as regards members of the management committee, during the first meeting of the board of directors after they had acquired knowledge thereof.

Holdco’s articles of association, which will become effective upon completion of the Business Combination, will provide that directors of Holdco are not held personally liable for the indebtedness or other obligations of Holdco. As agents of Holdco, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in Holdco’s articles of association and mandatory provisions of law, every person who is, or has been, a director or officer of Holdco (and his or her heirs, executors and administrators) shall be indemnified by Holdco to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer of Holdco, or, at the request of Holdco, of any other company of which Holdco is a shareholder or creditor and by which he is not entitled to be indemnified, and against amounts paid or incurred by him or her in the settlement thereof. The words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director, officer or shareholder of Holdco (i) against any liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of Holdco or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors of Holdco.

Holdco’s articles of association will provide that the right of indemnification provided by such articles of association shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in such articles of association shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. Holdco shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including directors and officers of Holdco, as Holdco may decide upon from time to time.

In connection with the Business Combination, Holdco will enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that Holdco will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.

Holdco will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of Holdco arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 21. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this prospectus.

Exhibit Index

Exhibit No.	Description

2.1#	Business Combination Agreement, dated as of June 15, 2021, among EverArc Holdings Limited, SK Invictus Intermediate S.à r.l., Perimeter Solutions, SA, EverArc (BVI) Merger Sub Limited and SK Invictus Holdings, S.à r.l. (included as Annex A to this prospectus).

3.1	Articles of Perimeter Solutions, SA.

3.2	Form of Memorandum and Articles of Association of Perimeter Solutions, SA, as they shall be in effect upon Closing (included as Exhibit A to the Business Combination Agreement included as Annex A to this prospectus).

4.1*	Specimen Perimeter Solutions, SA Ordinary Share Certificate.

4.2*	Specimen Perimeter Solutions, SA Warrant Certificate.

4.3	EverArc Holdings Limited Warrant Instrument.

4.4	Form of Perimeter Solutions, SA Warrant Instrument.

5.1*	Opinion of Maples Group.

8.1*	Opinion of Greenberg Traurig, P.A. regarding material U.S. federal income tax matters.

10.1	Form of PIPE Subscription Agreement (included as Annex B to this prospectus).

10.2*	SK Invictus Intermediate S.à r.l. Credit Agreement.

21.1*	List of subsidiaries of Perimeter Solutions, SA.

23.1	Consent of BDO USA, LLP for Perimeter Solutions, SA.

23.2	Consent of BDO USA, LLP for SK Invictus Intermediate S.ÀR.L.

23.3	Consent of Grant Thornton UK LLP.

23.4*	Consent of Greenberg Traurig, P.A.

23.5*	Consent of Maples Group (to be included in Exhibit 5.1).

99.1	Consent of W. Nicholas Howley to be named as a Director.

99.2	Consent of William N. Thorndike, Jr. to be named as a Director.

99.3	Consent of Haitham Khouri to be named as a Director.

99.4	Consent of Edward Goldberg to be named as a Director.

99.5	Consent of Vivek Raj to be named as a Director.

99.6	Consent of Tracy Britt Cool to be named as a Director.

99.7	Consent of Kevin Stein to be named as a Director.

99.8	Consent of Sean Hennessy to be named as a Director.

99.9	Consent of Robert S. Henderson to be named as a Director.

#

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Perimeter Solutions, SA agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; however, Perimeter Solutions, SA may request confidential treatment of omitted items.

*	To be filed by amendment.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G.

That every prospectus (i) that is filed pursuant to paragraph (F) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

I.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

J.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on September 1, 2021.

PERIMETER SOLUTIONS, SA

By:	/s/ Vivek Raj
Name:	Vivek Raj
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vivek Raj, each acting alone, as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-4, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on behalf of Perimeter Solutions, SA:

Signature	Title	Date

/s/ Vivek Raj Vivek Raj	Director	September 1, 2021

/s/ Haitham Khouri Haitham Khouri	Director	September 1, 2021